As filed with the Securities and Exchange Commission on February 1, 2010

Registration No. [                    ]

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE FRONTIER FUND

(a Delaware Statutory Trust)

FRONTIER DIVERSIFIED SERIES; FRONTIER MASTERS SERIES;

FRONTIER LONG/SHORT COMMODITY SERIES; FRONTIER DYNAMIC SERIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	6799	38-6815533
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Equinox Fund Management, LLC 1660 Lincoln Street, Suite 100 Denver, Colorado 80264 (303) 837-0600 (Address and telephone number of registrant’s principal executive offices)

Robert J. Enck, President & Chief Executive Officer

Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

(303) 837-0600

(Name, address and telephone number of agent for service)

Copies to:

Michael F. Griffin, Esq.

Arnold & Porter LLP

399 Park Avenue

New York, New York 10022 (212) 715-1136

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Series of Securities to be Registered	Maximum Aggregate Number of Securities to be Offered*	Proposed Maximum Aggregate Offering†	Amount of Registration Fee‡
Frontier Diversified Series-1	5,040,093	$476,843,225	$33,998.92
Frontier Diversified Series-2	5,219,190	$499,267,684	$35,597.79
Frontier Diversified Series-3	10,259,283	N/A	$0.00
Frontier Dynamic Series-1	306,403	$28,302,454	$2,017.96
Frontier Dynamic Series-2	437,888	$40,854,908	$2,912.95
Frontier Dynamic Series-3	744,291	N/A	$0.00
Frontier Long/Short Commodity Series-1	9,004	$1,000,000	$71.30
Frontier Long/Short Commodity Series-3	9,004	N/A	$0.00
Frontier Long/Short Commodity Series-1a	539,877	$53,485,601	$3,813.52
Frontier Long/Short Commodity Series-2a	925,817	$92,683,506	$6,608.33
Frontier Long/Short Commodity Series-3a	1,465,694	N/A	$0.00
Frontier Masters Series-1	1,199,200	$112,616,837	$8,029.58
Frontier Masters Series-2	1,881,410	$178,564,643	$12,731.66
Frontier Masters Series-3	3,080,610	N/A	$0.00

Total Units of Beneficial Interest	31,117,764	$1,483,618,857	$105,782.02

*	Class 1 and Class 2 Units of a particular Series which reach the Service Fee Limit will be classified as Class 3 Units of such Series at such time for administrative purposes, and Class 1a and Class 2a Units of a particular Series which reach the Service Fee Limit will be classified as Class 3a Units of such Series at such time for administrative purposes, as described in the Prospectus.

†	Except as otherwise described below, the proposed maximum aggregate offering for the Class 1 Units, Class 1a Units, Class 2 Units and Class 2a Units of each Series to be registered has been calculated assuming that all Units are sold at the Net Asset Value per Unit of such Series as of January 22, 2010. Class 1 Units of the Frontier Long/Short Commodity Series registered herein will be issued only as rebates to current holders of such Units to effect a reduction in applicable service fees payable by Limited Owners whose aggregate purchases meet specified threshold amounts and are not available for new or additional subscription.

N/A is entered in the table for the proposed maximum aggregate offering for certain Class 3 Units and Class 3a Units for which no registration fee is payable because they are issuable only in exchange for other Units being registered at the same time.

‡	The amount of the registration fee for each of the Frontier Diversified Series, Frontier Masters Series, Frontier Long/Short Commodity Series-1a, Frontier Long/Short Commodity Series-2a and Frontier Dynamic Series of Units was calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above, at the rate of $71.30 per million dollars of registered securities.

No registration fee is payable for the Class 3 Units of each of the Frontier Diversified Series, Frontier Masters Series, Frontier Dynamic Series, or Frontier Long Only Commodity Series in reliance upon Rule 457(i) under the Securities Act, because such Class 3 Units will be issued only in exchange for Class 1 Units and Class 2 Units of such Series which are being registered at the same time.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Commission under the Securities Act, the form of prospectus herein also relates to Units registered under the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-155800) declared effective on May 26, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE FRONTIER FUND

	Minimum Number of Units to be Sold during the Initial Offering Period†	Maximum Number of Units to be Offered	Price to the Public Per Unit‡	Lifetime Maximum Service Fees*	Proceeds to The Frontier Fund**
Frontier Diversified Series-1	N/A	5,671,609	Net Asset Value	9.0%	100%
Frontier Diversified Series-2	N/A	5,219,624	Net Asset Value	9.0%	100%
Frontier Diversified Series-3	N/A	N/A	N/A	N/A	N/A
Frontier Masters Series-1	N/A	2,027,508	Net Asset Value	9.0%	100%
Frontier Masters Series-2	N/A	2,006,145	Net Asset Value	9.0%	100%
Frontier Masters Series-3	N/A	N/A	N/A	N/A	N/A
Frontier Long/Short Commodity Series-1a	N/A	1,128,952	Net Asset Value	9.0%	100%
Frontier Long/Short Commodity Series-2a	N/A	1,117,224	Net Asset Value	9.0%	100%
Frontier Long/Short Commodity Series-3a	N/A	N/A	N/A	N/A	N/A
Frontier Dynamic Series-1	N/A	1,229,123	Net Asset Value	9.0%	100%
Frontier Dynamic Series-2	N/A	685,012	Net Asset Value	9.0%	100%
Frontier Dynamic Series-3	N/A	N/A	N/A	N/A	N/A

		19,155,197

†	The Initial Offering Period for each of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series ended in July 2009. Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series are offered as of each day of each week and will continue to be offered until the maximum amount of such Series Units are registered or sold.

‡	During the Continuous Offering Period, Units may be purchased, and, subject to certain restrictions, Units of one Series may be exchanged for Units of another Series, at the then-current Net Asset Value per Unit of the applicable Series.

*	Each Series of Units, except for the Frontier Long/Short Commodity Series, is offering Units designated as Class 1 Units and Class 2 Units. The Frontier Long/Short Commodity Series is offering Units designated as Class 1a Units and Class 2a Units. Class 1 Units, Class 1a Units, Class 2 Units and Class 2a Units will be classified as Class 3 Units or Class 3a Units of each Series, as applicable, in certain circumstances which are described herein. The Selling Agents will receive with respect to all Class 1 Units and Class 1a Units sold by them, an initial service fee of up to 2.0% of the purchase price of your Units and annual on-going service fees of up to 2.0% of the Net Asset Value of your Units, subject to the Service Fee Limit, as further described herein (with such service fees potentially totaling 9.0% of the purchase price of your Units depending on the length of time you remain an investor in the Trust). The initial service fee is prepaid to the Managing Owner by each Series, and paid to the selling agents by the Managing Owner in full upon the sale of the respective Unit. The Managing Owner may pay certain Selling Agents customary on-going service fees for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services of up to 0.5% annually of the net asset value of each Class 2 or Class 2a Unit (of which 0.25% will be charged to Limited Owners) sold, subject to the Service Fee Limit (with such service fees potentially totaling 9.0% of the purchase price of your Units depending on the length of time you remain an investor in the Trust). Such service fees, when aggregated with other underwriting expenses, is estimated at 9.3690% of the aggregate offering proceeds. Please refer to “Plan of Distribution” on page 87 of this Prospectus for additional information regarding the terms of underwriting compensation payable in connection with this offering of Units.

**	During the Continuous Offering Period for each Series, the proceeds will be turned over to such Series for trading. Because Equinox Fund Management, LLC is responsible for payment of the organization and offering expenses of The Frontier Fund, except for the initial service fee, if any, 100% of the proceeds raised during the Continuous Offering Period will be initially available for each Series’ trading activities.

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Currently, Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series are being offered as of each day of each week and will continue to be offered until the maximum amount of each such Series’ Units which are registered are sold. The Managing Owner may terminate the Continuous Offering Period at any time.

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The Selling Agents, including Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, will use their “best efforts” to sell Units. This means that the Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.

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The Units of each Series are speculative securities and their purchase involves a high degree of risk. You should consider all risk factors before investing in any Series of The Frontier Fund. Please refer to “Risk Factors” beginning on page 17 of this Prospectus. Specifically, you should be aware that:

–  Futures, forward and options trading is volatile and highly leveraged

–  Past performance is not necessarily indicative of future results

–  Each Series will rely on its Trading Advisors for success

–  You could lose a substantial portion, or even all, of your investment

–  Your annual tax liability is anticipated to exceed cash distributions to you

–  If you redeem all or a portion of your Class 1 or Class 1a Units of any Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of up to 2.0% of the purchase price of the Units being redeemed

–  Transfers are restricted; no market exists or is expected to exist for the Units of any Series

•	The Frontier Fund is not a mutual fund and is not subject to regulation under the Investment Company Act of 1940, as amended.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus is February 1, 2010.

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Each Series of Units of The Frontier Fund will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments, including one or more swap contracts. Each Series is being separately offered, and the assets of each Series will be separately valued.

Series:	Units of Beneficial Interest:	Trading Advisors and Other Programs:	Programs and Allocations:
Frontier Diversified	10,891,233

Major Commodity Trading Advisors

Cantab Capital Partners LLP

Graham Capital Management, L.P.

Quantitative Investment Management, LLC

QuantMetrics Capital Management LLC

Tiverton Trading, Inc.

Winton Capital Management Ltd.

Other Major Reference Programs

Non-Major Commodity Trading

Advisors and Other Non-Major

Reference Programs

CCP Quantitative Fund Aristarchus Program

K4D-15 Program

Global Program

QM Futures Program

Discretionary Trading Methodology Program

Diversified Program

Transtrend B.V. —Diversified Trend

Program —Enhanced Risk/USD

Various Programs

Frontier Masters	4,033,653	Major Commodity Trading Advisors Cantab Capital Partners LLP Tiverton Trading, Inc. Winton Capital Management Ltd. Other Major Reference Programs	CCP Quantitative Fund Aristarchus Program Discretionary Trading Methodology Program Diversified Program Transtrend B.V. —Diversified Trend Program —Enhanced Risk/USD
Frontier Long/Short Commodity	2,246,176

Major Commodity Trading Advisors

Beach Horizon LLP

Global Advisors (Jersey) Limited

Mesirow Financial Commodities Management, LLC

Red Oak Commodity Advisors, Inc.

Rosetta Capital Management, LLC

Skyline Management, Inc.

Non-Major Commodity Trading Advisors

			Horizon Program Global Commodity Systematic Strategy Absolute Return Strategy Fundamental Trading Program Rosetta Trading Program Grains Trading Program Various Programs

Frontier Dynamic	1,983,135	Major Reference Programs

FX Concepts Inc. —Global Currency Program

Graham Capital Management, L.P. – K4D-15 Program

Harmonic Capital Partners LLP — Currency Program

Quantitative Investment Management, LLC— Global Program

Transtrend B.V. —Diversified Trend Program —Enhanced Risk/USD

Winton Capital Management Ltd. – Diversified Program

		Other Non-Major Reference Programs	Various Programs

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You may purchase additional Units of each Series in which you have invested, exchange your Units in one Series for Units of equivalent value in another Series that has also commenced trading, each such transaction, an Exchange, or redeem your Units on a daily basis, subject to certain limitations described in this Prospectus. Exchanges will be available between the respective Classes 1 of the various Series, between the respective Classes 2 of the various Series and between the respective Classes 3 of the various Series. However, Exchanges will not be allowed from Class 1 to Class 2 or vice versa, and Exchanges will not be allowed from Class 1 or Class 2 to Class 3 or vice versa. In addition, you will be allowed to Exchange your Units in one Series only for Units of another Series which is registered for sale in your State and only if there is a sufficient number of registered Units of the Series being exchanged into.

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In general, your minimum initial subscription is $1,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum initial subscription requirements. Your minimum initial purchase in any one Series is $1,000, and, if you are an existing Limited Owner, you will be able to purchase additional Units in increments of $100. If you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then you have no minimum on the amount of additional Units that may be purchased. Higher minimum subscription requirements apply to Texas residents.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 75 THROUGH 82 AS WELL AS IN THE APPENDICES ATTACHED TO THIS PROSPECTUS FOR EACH SERIES OF UNITS AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT IN THE SUPPLEMENT TO THIS PROSPECTUS FOR EACH INDIVIDUAL SERIES.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT AT PAGES 17 THROUGH 33.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

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You should rely only on the information contained in this Prospectus or incorporated by reference which legally forms a part of the Prospectus. We have not authorized anyone to provide you with information that is different.

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This Prospectus is in two parts: a disclosure document and a statement of additional information attached as Part II to this Prospectus, or the Statement of Additional Information. These parts are bound together, and both parts contain important information.

•	This Prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

•	There is no guarantee that information in this Prospectus is correct as of any time after the date appearing on the cover.

•

The Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act, as amended, and is not subject to the regulations under the Investment Company Act.

•	This Prospectus must be accompanied by a recent monthly report of the Trust.

•	The Selling Agents of the Trust must deliver any supplemented or amended Prospectus issued by the Trust.

•

You may not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles in the case of individuals; or readily marketable securities in the case of entities) in any Series of Units of the Trust, or in the Trust as a whole.

Page
EXHIBITS:
Exhibit A—Amended and Restated Declaration of Trust and Trust Agreement	A-1
Exhibit B—Subscription Information	B-1
Exhibit C—Form of Exchange Request	C-1
Exhibit D—Form of Redemption Request	D-1
Exhibit E—Request for Additional Subscription	E-1
Exhibit F—Application for Transfer of Ownership / Re-registration Form	F-1
Exhibit G—Privacy Notice	G-1

Under Separate Cover:

Subscription Agreement

SUMMARY OF THE PROSPECTUS

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including the appendix for the relevant Series, the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in any Series of Units. This Prospectus is intended to be used beginning                     , 2010.

The Trust	The Frontier Fund, or the Trust, was formed as a Delaware statutory trust on August 8, 2003, with separate series, or each, a Series, of units of beneficial interest, or the Units. Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The principal offices of the Trust and Equinox Fund Management, LLC, or the Managing Owner, are located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, and their telephone number is (303) 837-0600. See “Trust Agreement.” The Trust is a multi-advisor commodity pool as described in Commodity Futures Trading Commission, or CFTC, Regulation § 4.10(d)(2).

The Series	The Trust’s Units are being offered in four (4) separate and distinct Series: Frontier Diversified Series, Frontier Masters Series, Frontier Long/Short Commodity Series and Frontier Dynamic Series. Such four offered Series are sometimes referred to collectively in this Prospectus as the Frontier Series. The Units of each of the Frontier Series will be separated into three classes, or each, a Class, of Units. The Trust has issued additional Series of Units in the past, including Series for which Units remain outstanding, which are sometimes referred to in this Prospectus as the Legacy Series. The Trust also may issue additional Series of Units in the future. The Trust, with respect to each Series, will:

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engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments, including one or more swap contracts, or, Swaps, and may, from time to time, engage in cash and spot transactions;

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invest funds, directly or indirectly, in one or more trading vehicles, or each, a Trading Company, organized as limited liability companies. The assets of each Trading Company are segregated from each other Trading Company. Each Trading Company will have one-year renewable contracts with one or more independent commodity trading advisors, or each, a Trading Advisor, that will manage all or a portion of such Trading Company’s assets and make the trading decisions with respect to the assets of each Series invested in such Trading Company. Certain Trading Companies may also invest certain of their assets in other Trading Companies, or each a Lower Tier Trading Company, in which investors other than the Trust may also invest, directly or indirectly;

•	maintain a portion of such Series’ assets at the Trust level for cash management;

•	maintain separate, distinct records for such Series, and account for its assets separately from the other Series and the other Trust assets;

•	calculate the net assets, or the Net Asset Value, of its Units separately from the other Series;

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have an investment objective of increasing the value of your Units over the long term (capital appreciation), while controlling risk and volatility, and offering exposure to the investment programs of particular Trading Advisors; and

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offer and/or issue Units of the Frontier Diversified Series, Frontier Masters Series, and Frontier Dynamic Series in three Classes—Class 1, Class 2 and Class 3—and offer and/or issue Units of the Frontier Long/Short Commodity Series in three Classes—Class 1a, Class 2a and Class 3a.

Class 1 Units, Class 2 Units,

Class 1a Units and Class 2a Units	•	Investors who purchase Class 1 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series, as well as investors who purchase

Class 1a Units of the Frontier Long/Short Commodity Series will be charged an initial service fee for the benefit of Selling Agents selling such Units for bona fide transactions and an annual on-going service fee for the benefit of Selling Agents selling such Units for on-going services provided to the Trust and the Limited Owners by the Selling Agents. Investors who redeem all or a portion of their Class 1 Units of any Series or Class 1a Units of the Frontier Long/Short Commodity Series during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee. See “Fees and Expenses—Charges to be paid by Limited Owners” for a description of the applicable initial and on-going service fees and redemption fees.

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Class 2 Units and Class 2a Units may only be offered to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (arrangements commonly referred to as “wrap-accounts”). There are no redemption fees associated with the Class 2 Units and Class 2a Units.

Class 3 Units and Class 3a Units	Class 1 Units and Class 2 Units of any Series will be classified as Class 3 Units of such Series, and Class 1a and Class 2a Units of the Frontier Long/Short Commodity Series will be classified as Class 3a Units of such Series, for administrative purposes as of any Business Day when the Managing Owner determines that the Service Fee Limit with respect to such Units has been reached as of such Business Day, or it anticipates that the Service Fee Limit applicable to such Units will be reached during the following Business Day. The Service Fee Limit applicable to each Unit sold pursuant to this Prospectus is reached when (i) the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit or (ii) if earlier, the aggregate underwriting compensation (determined in accordance with Rule 2310 of the conduct rules of the Financial Industry Regulatory Authority, Inc., or FINRA) paid in respect of such Unit totals 10% of the purchase price of such Unit. There are no service fees or redemption fees associated with the Class 3 Units and Class 3a Units.

Class 3 and Class 3a Units have been registered under federal and state laws solely to support this automatic Service Fee Limit administrative procedure, and the Trust will maintain the registration of Class 3 and Class 3a Units as may be necessary from time to time to continue to support this automatic Service Fee Limit administrative procedure. Class 3 and Class 3a Units may be issued only pursuant to this automatic Service Fee Limit administrative procedure. Accordingly, no sales of, or exchanges relating to, Class 3 or Class 3a Units will be permitted or available, and nothing in the Prospectus should be read to allow any such sales or exchanges.

Frontier Diversified Series	The Managing Owner will allocate the assets allocable to the Frontier Diversified Series Units, or the Frontier Diversified Series Assets, among at least seven Trading Advisors, at least one of which at any time will be a discretionary trader, and trading programs. The Trading Advisors with respect to the Frontier Diversified Series Assets are Cantab Capital Partners LLP, or Cantab, Graham Capital Management, L.P., or Graham, Quantitative Investment Management, LLC, or QIM, QuantMetrics Capital Management LLP, or QuantMetrics, Tiverton Trading Inc., or Tiverton, Winton Capital Management Ltd., or Winton, and one or more Trading Advisors designated as “non-major commodity trading advisors” to the Frontier Diversified Series. The Managing Owner anticipates that between ten percent (10%) and fifteen percent (15%) of the Frontier Diversified Series Assets will be allocated to each Trading Advisor designated as a “major commodity trading advisor” in relation to such Series and that less than ten percent (10%) of the Frontier Diversified Series Assets will be allocated to each Trading Advisor described as a “non-major commodity trading advisor” in relation to such Series. The actual allocation of the Frontier Diversified Series Assets will vary based upon the relative trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. The Frontier Diversified Series will generally employ notional equity up to 140% of the net asset value of the Frontier Diversified Series in allocating to the selected trading programs, although notional equity may exceed this amount from time to time. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs also may be used in the future. To employ the trading strategies directed by the Trading Advisors to the Frontier Diversified Series, the Managing Owner will allocate a portion of the Frontier Diversified Series Assets to a Trading Company established primarily for the Frontier Diversified Series, a Trading Company established primarily for the Balanced Series (which is one of the Legacy Series), a Trading Company established primarily for Frontier Long/Short Commodity Series and Trading Companies managed by Cantab, Graham, Tiverton and Winton, respectively.

A portion of the Frontier Diversified Series Assets may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments, currently including a Swap that references a fund managed by Transtrend B.V. pursuant to its Diversified Trend Program - Enhanced Risk/USD. Such Swaps will be entered into by the Trading Company established primarily for the Frontier Diversified Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by such Trading Company, and Transtrend will not be a Trading Advisor to the Frontier Diversified Series by reason of the investments in any such Swaps. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Frontier Diversified Series.

See the appendix for the Frontier Diversified Series Units attached to Part I of this Prospectus, or the Frontier Diversified Series Appendix.

Frontier Masters Series	The Managing Owner will allocate the assets allocable to the Frontier Masters Series Units, or the Frontier Masters Series Assets, among three to five Trading Advisors, at least one of which at any time will be a discretionary trader. The Trading Advisors with respect to the Frontier Masters Series Assets are Cantab, Tiverton and Winton. The Managing Owner anticipates that approximately twenty-five percent (25%) of the Frontier Masters Series’ assets will be allocated to each of the Trading Advisors and the major reference programs discussed below. The actual allocation of the Frontier Masters Series Assets will vary based upon the relative trading performance of the Trading Advisors and the major reference programs and the Managing Owner’s asset allocation activities and may be tactically rebalanced by the Managing Owner at any time. When tactical re-balancing occurs, it is generally expected to remain within the range of approximately 20% to 35% of the Master Series Assets per advisor although the Managing Owner may, at its sole discretion, exceed these parameters for any reason at any time. In addition, the Frontier Masters Series will generally employ notional equity up to 125% of the net asset value of the Frontier Masters Series in allocating to the selected trading programs, although notional equity may exceed this amount from time to time. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs may be used in the future. To employ the trading strategies directed by the Trading Advisors to the Frontier Masters Series, the Managing Owner will allocate a portion of the Frontier Masters Series Assets to a Trading Company managed by Tiverton, a Trading Company managed by Cantab and a Trading Company managed by Winton.

A portion of the Frontier Masters Series Assets may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments, currently including a Swap that references a fund managed by Transtrend pursuant to its Diversified Trend Program - Enhanced Risk/USD. Such Swaps will be entered into by the Trading Company established primarily for the Frontier Masters Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by it, and

Transtrend will not be a Trading Advisor to the Frontier Masters Series by reason of the investments in any such Swaps. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Frontier Masters Series.

See the appendix for the Frontier Masters Series Units attached to Part I of this Prospectus, or the Frontier Masters Series Appendix.

Frontier Long/Short Commodity Series	The current Trading Advisors with respect to the assets allocable to the Frontier Long/Short Commodity Series Units, or the Frontier Long/Short Commodity Series Assets, are Beach Horizon LLP, or Beach, Global Advisors (Jersey) Limited, or Global Advisors, Mesirow Financial Commodities Management, LLC, or Mesirow, Red Oak Commodity Advisors, Inc, or Red Oak, Rosetta Capital Management, LLC, or Rosetta, and Skyline Management, Inc. d.b.a. Strategic Ag Trading, or Strategic Ag, and a group of non-major commodity trading advisors to the Frontier Long/Short Commodity Series. The Managing Owner anticipates that between ten percent (10%) and twenty percent (20%) of the Frontier Long/Short Commodity Series Assets will be allocated to each Trading Advisor designated as a “major commodity trading advisor” that is trading in such Series and less than ten percent (10%) of the Frontier Long/Short Commodity Series Assets will be allocated to each Trading Advisor designated as a “non-major commodity trading advisor.” The actual allocation of Frontier Long/Short Commodity Series Assets will vary based upon the relative trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. In addition, the Frontier Long/Short Commodity Series will generally employ notional equity up to 140% of the net asset value of the Frontier Long/Short Commodity Series in allocating to the selected trading programs, although notional equity may exceed this amount from time to time. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs also may be used in the future. To employ the trading strategies directed by the Trading Advisors to the Frontier Long/Short Commodity Series, the Managing Owner will allocate a portion of the Frontier Long/Short Commodity Series Assets to a Trading Company established primarily for the Frontier Long/Short Commodity Series and a Trading Company established primarily for the Balanced Series.

See the appendix for the Frontier Long/Short Commodity Series Units attached to Part I of this Prospectus, or the Frontier Long/Short Commodity Series Appendix.

The Frontier Long/Short Commodity Series was originally designated as the Long/Short Commodity Series and redesignated as the Frontier Long/Short Commodity Series on or about May 26, 2009. Class 1 Units and Class 2 Units in the Frontier Long/Short Commodity Series were previously offered by the Trust. References in this Prospectus to the Frontier Long/Short Commodity Series are to Class 1a and Class 2a Units of such Series, unless otherwise indicated.

Frontier Dynamic Series	The assets allocable to the Frontier Dynamic Series Units, or the Frontier Dynamic Series Assets, may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps which reference one or more managed futures programs selected by the Managing Owner and a proprietary trading platform. The allocations among the managed futures programs referenced by the Swaps will be reviewed, and may be modified, on a monthly basis, utilizing a constrained optimization procedure intending to maximize the expected rate of return and minimize drawdowns on the portfolio. In general, the Managing Owner anticipates that the exposure of the Frontier Dynamic Series Assets to any one reference program typically will not exceed twenty-five percent (25%) of the Frontier Dynamic Series Assets. The actual allocation of the Frontier Dynamic Series Assets will vary based upon the relative trading performance of the reference programs and the optimization procedure. The Frontier Dynamic Series will generally employ notional equity of up to 150% of the net asset value of the Frontier Dynamic Series in allocating to Swaps that reference the selected trading programs, although notional equity may exceed this amount from time to time. Depending upon the algorithms that direct the allocations among the managed futures programs in the Frontier Dynamic Series, de-levering could occur down to

67% of the assets allocable to the Frontier Dynamic Series Assets. Other or additional trading programs also may be referenced in the future. The Managing Owner allocates a portion of the Frontier Dynamic Series Assets to the Trading Company established primarily for the Frontier Dynamic Series.

A portion of the Frontier Dynamic Series Assets may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments, to obtain exposure to reference programs or funds managed by FX Concepts Inc., or FX Concepts, pursuant to its Global Currency Program, by Graham pursuant to its K4D-15 Program, by Harmonic Capital Partners LLP, or Harmonic, pursuant to its Currency Program, by QIM pursuant to its Global Program, by Transtrend pursuant to its Diversified Trend Program - Enhanced Risk/USD and by Winton Capital Management Ltd., or Winton, pursuant to its Diversified Program, through a Swap that references such programs or funds. Such Swap will be entered into by the Trading Company established primarily for the Frontier Dynamic Series. Such Trading Company will not own any of the investments referenced by any Swap entered into by it, and FX Concepts, Graham, Harmonic, QIM, Transtrend and Winton will not be Trading Advisors to the Frontier Dynamic Series by reason of the investments in any such Swaps. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Frontier Dynamic Series.

See the appendix for the Frontier Dynamic Series Units attached to Part I of this Prospectus, or the Frontier Dynamic Series Appendix.

Previously Offered Series	The Trust has previously offered Units in other Series: Balanced Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Frontier Long/Short Commodity Series (Class 1 and Class 2), Managed Futures Index Series, Winton Series, Winton/Graham Series and Dunn Series. The Dunn Series ceased trading in October 2007. Each of the other previously offered Series continues to trade, but the Managing Owner determined to cease offering Units of such Series for new investment during the latter half of 2009.

Appendices	The Frontier Diversified Series Appendix, the Frontier Masters Series Appendix, the Frontier Long/Short Commodity Series Appendix and the Frontier Dynamic Series Appendix are individually referred to in the abstract as an Appendix and collectively referred to as the Appendices.

Investment Risks	UNITS OF EACH SERIES ARE SPECULATIVE SECURITIES AND AN INVESTMENT IN ANY SERIES OF THE TRUST INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD BE AWARE THAT:

•	Certain of the Series have limited performance histories;

•

With respect to all Series, the Trading Advisors may use additional trading programs that are not identified in this Prospectus and the Managing Owner may appoint additional or replacement Trading Advisors that are not identified in this Prospectus, in each case without the approval of the holders of Units of such Series;

•	Purchasers of Class 1 Units or Class 1a Units of any Series will have to pay a redemption fee with respect to Units redeemed during the first twelve (12) months after purchase;

•	The incentive nature of the compensation to be paid to the Trading Advisors may encourage the Trading Advisors to take riskier or more speculative positions;

•

Futures, forward and options trading is speculative, volatile and highly leveraged. Due to the volatile nature of the commodities markets and the high degree of leverage to be employed by the Trust, a relatively small change in the price of a contract can cause significant losses for the Trust.

•	The Trading Advisors’ programs may not perform for each Series as they have performed in the past;

•	Each of the Trust’s Series relies on its Trading Advisors for success;

•	The above statements relating to Trading Advisors also apply to the trading advisors whose programs are referenced by Swaps;

•	There is no guarantee that the Trust, with respect to any Series, will meet its intended objective; accordingly, you could lose a substantial portion, or even all, of your investment;

•	Your annual tax liability may exceed cash distributions to you;

•

Substantial expenses will be incurred by the investors in each Series, regardless of the performance of that Series. We estimate that each Series will have to achieve minimum net trading profits and interest income ranging from 2.16% to 5.54% (with the specific percentage varying from Series to Series) each year for investors in Units of such Series to break-even on their investments;

•	Transfers of Units are restricted. No trading market exists or is expected to exist for the Units of any Series;

•

Actual and potential conflicts of interest exist among the Managing Owner and the Trading Advisors. The full attention and efforts of the Managing Owner and the Trading Advisors will not be devoted to the activities of the Trust. The Managing Owner and some of the Trading Advisors may have business arrangements between them that do not directly relate to the Trust’s business. In addition, the Managing Owner may have business arrangements between it and investment funds or trading advisors referenced by one or more Swaps that do not directly relate to the Trust’s business, and the Managing Owner may act as the investment manager of investment funds referenced by Swaps entered into by one or more of the Trading Companies. The Managing Owner and the Trading Advisors may trade in commodities for their own accounts. Similar conflicts of interest may exist with respect to advisors referenced by Swaps. The Managing Owner does not intend to effect any distributions by the Trust, thus increasing the management fees payable to it and the Trading Advisors;

•	You will have limited voting rights and no control over the Trust’s business; and

•	Unless the Series in which you invest is successful—and we cannot assure you that it will be—it will not provide your portfolio with beneficial diversification.

The Trustee	Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the Trust’s sole trustee. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

The Managing Owner	Equinox Fund Management, LLC is a limited liability company formed in the state of Delaware in June 2003. The Managing Owner is the Trust’s and each Series’ commodity pool operator, or CPO, and will administer the business and affairs of each Series (excluding commodity trading decisions, except in certain limited, and essentially emergency, situations). See “Actual and Potential Conflicts of Interest.” The Managing Owner will make a contribution to Series of the Trust necessary to maintain at least a 1% interest in the aggregate profits and losses of all Series at all times. See “Managing Owner’s Commitments—Minimum Purchase Commitment” and “Managing Owner’s Commitments—Net Worth Commitment.” Under the Trust Agreement, the Managing Owner has agreed to accept liability for the obligations of each Series that exceed that Series’ net assets. See “Trust Agreement.” The Managing Owner is responsible for the selection, retention and termination of the Trading Advisors on behalf of each Series and has delegated such responsibility to one of its principals, The Bornhoft Group Corporation.

The Clearing Brokers	UBS Securities LLC, or UBS Securities, and Newedge USA, LLC (formerly Fimat USA, LLC), or Newedge, act as futures clearing brokers for certain of the Trading

Companies, or the Futures Clearing Brokers. Deutsche Bank AG London, or Deutsche Bank, and, to a lesser extent, Newedge, serve as the foreign exchange counterparties, or the FX Counterparties, for certain Trading Companies which trade over-the-counter, or OTC, foreign currencies. The Futures Clearing Brokers and the FX Counterparties are collectively referred to as the Clearing Brokers. The Clearing Brokers will execute and clear the futures, options and OTC foreign currency transactions, as applicable, and perform certain administrative services for each Trading Company.

The Selling Agents	Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, acts as a selling agent of the Trust, or Selling Agent. The Managing Owner also appoints other broker-dealers that are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are members of FINRA as Selling Agents to assist in the making of offers and sales of Units and provide customary on-going services to the Trust and its Limited Owners for commodities related brokerage services. The Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.

Liabilities You Assume	Although the Managing Owner has unlimited liability for any obligations of a Series that exceed that Series’ net assets, your investment in a Series is part of the assets of that Series, and it will therefore be subject to the risks of that Series’ trading. You cannot lose more than your investment in any Series in which you invest, and you will not be subject to the losses or liabilities of any Series in which you have not invested. We have received an opinion of counsel that each Series shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Trust Act. See “Trust Agreement—Liabilities” for a more complete explanation.

Limitation of Liabilities	The debts, liabilities, obligations, claims and expenses of a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

Who May Subscribe	An investment in the Trust is speculative and involves a high degree of risk. The Trust is not suitable for all investors. The Managing Owner offers the Trust as a diversification opportunity for an investor’s investment. An investment in the Trust should represent only a limited portion of your overall portfolio. To subscribe in the Units of any Series:

•

You must have at a minimum (1) a net worth (exclusive of your home, home furnishings and automobiles) of at least $250,000 or (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. A significant number of states impose on their residents substantially higher suitability standards than the minimums described above. Before investing, you should review the minimum suitability requirements for your state of residence which are described in “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached as Exhibit B to the Statement of Additional Information. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the Units is suitable for you;

•	You may not invest more than 10% of your net worth, exclusive of your home, furnishings and automobiles, in any Series or combination of Series;

•

IRAs, Keogh plans covering no common law employees and employee benefit plans not subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, may not invest more than 10% of the subscriber’s and their participants’ net worth (exclusive of home, home furnishings and automobiles) in any Series or combination of Series.

	•	Employee benefit plans subject to ERISA are subject to special suitability requirements and may not invest more than 10% of their assets in any Series or combination of Series.

See “Who May Subscribe” beginning on page 82 of this Prospectus.

What You Must Understand Before You Subscribe	You should not subscribe for Units unless you understand:

	•	the fundamental risks and possible financial hazards of the investment;

•	the trading strategies to be followed in the Series in which you will invest;

•	the tax consequences of this investment;

•	that if you decide to sell securities to subscribe for Units, you may have income tax consequences from that sale;

•	the fees and expenses to which you will be subject; and

•	your rights and obligations as a Limited Owner.

See “Risk Factors,” “Fees and Expenses,” “Federal Income Tax Consequences” and the Appendix attached to this Prospectus for the Series of Units of which you wish to invest.

Your Minimum Subscription and Unit Pricing	Minimum required subscriptions and Unit prices are as follows:

Your minimum initial subscription is $1,000 and your minimum initial purchase in any one Series is $1,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum initial subscription requirements;

During the Continuous Offering Period, each Series’ Units will be offered and sold at their daily Net Asset Value, and existing Limited Owners will be able to purchase additional Units in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum additional subscription requirements;

If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan, an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000;

No front-end sales charges or selling commissions will be charged to any Series of Units; and

No Series’ Net Asset Value will be diluted by the Trust’s organization and offering expenses.

How to Subscribe	To subscribe for any Series’ Units:

You will be required to complete and submit to the Trust a Subscription Agreement.

Any subscription may be rejected in whole or in part by the Managing Owner for any reason.

Initial Offering Period	The Units of the Frontier Diversified Series, Frontier Masters Series, Frontier Dynamic Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series were offered for an initial offering period of limited duration, or the Initial Offering Period. The Initial Offering Period for the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series ended in July 2009.

Continuous Offering Period	We will offer Units in the Frontier Diversified Series, Frontier Dynamic Series and

Frontier Masters Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series as of each Business Day of each week and will continue to offer Units in each such Series until the maximum amount of such Series’ Units which are registered are sold, such period being referred to as the Continuous Offering Period. The Managing Owner may terminate the Continuous Offering Period at any time.

Subscription Effective Dates During Continuous Offering Period	The effective date of all accepted subscriptions during the Continuous Offering Period, whether you are a new subscriber to a Series, or an existing Limited Owner in a Series who is purchasing additional Units of such Series or exchanging Units in one Series for Units in a different Series, will generally be the date two (2) Business Days after the day on which your Subscription Agreement or Exchange Request is received by the Managing Owner. A Subscription Agreement or Exchange Request received by the Managing Owner after 4:00 PM Eastern Standard Time or Eastern Daylight Time, as applicable, or Eastern Time, will be deemed to be received on the immediately following Business Day for purposes of the foregoing. Business Day means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law or executive order to close. The Managing Owner in its sole and absolute discretion may change such notice requirement upon written notice to you, subject to compliance with the North American Securities Administrators Association, or NASAA, Guidelines for Registration of Commodity Pool Programs, or the NASAA Guidelines.

Segregated Accounts/Interest Income	Except for that portion of each Trading Company’s assets used as margin to maintain that Trading Company’s forward currency contract or Swap positions and that portion of each Series’ assets held at the Trust level for cash management from time to time, the proceeds of the offering for each Series will be deposited in cash in segregated accounts in the name of each relevant Trading Company at the Clearing Brokers in accordance with CFTC segregation requirements. The Clearing Brokers credit each Trading Company with 80%-100% of the interest earned on its average net assets (other than those assets held in the form of U.S. Government securities) on deposit with the Clearing Brokers each week. In an attempt to increase interest income earned, the Managing Owner also may invest non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits.

With respect to the Frontier Diversified Series, Frontier Masters Series, Frontier Long/Short Commodity Series and Frontier Dynamic Series, twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust for the benefit of such Series. Interest income is currently estimated at 2.31% per annum, before any payment of interest income to the Managing Owner.

Organization and Offering Expenses	The Managing Owner is responsible for the payment of all of the ordinary expenses associated with the organization of the Trust and the offering of each Series of Units, except for the initial service fee, if any, and no Series will be required to reimburse these expenses. As a result, 100% of each Series’ offering proceeds will be initially available for that Series’ trading activities. See “The Structure of the Trust—Overview of the Series” and “Fees and Expenses.”

Summary Table of Fees and Expenses Associated with Each Class of the Frontier Series of Units Sold Pursuant to this Prospectus

	Amount of Expense†
	Frontier Diversified Series-1			Frontier Diversified Series-2‡			Frontier Diversified Series-3††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	7.50		0.75	7.50		0.75	7.50		0.75
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	25.00	N/A	*	25.00	N/A	*	25.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	31.40		3.14	31.40		3.14	31.40		3.14
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00

	Amount of Expense†
	Frontier Masters Series-1			Frontier Masters Series-2‡			Frontier Masters Series-3††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	30.80		3.08	30.80		3.08	30.80		3.08
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00

	Amount of Expense†
	Frontier Long/Short Commodity Series-1a			Frontier Long/Short Commodity Series-2a‡			Frontier Long/Short Commodity Series-3a††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	29.40		2.94	29.40		2.94	29.40		2.94
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00

	Amount of Expense†
	Frontier Dynamic Series-1			Frontier Dynamic Series-2‡			Frontier Dynamic Series-3††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	32.10		3.21	32.10		3.21	32.10		3.21
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00

†	The dollar value for each fee and expense presented is calculated on the basis of a $1,000 investment in the Trust.
‡	Class 2 Units may be offered only to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements are commonly referred to as “wrap-accounts”).
††	Class 1 Units, Class 1a Units, Class 2 Units and Class 2a Units will be classified as Class 3 Units or Class 3a Units, as applicable, for administrative purposes after the Service Fee Limit with respect to such Units has been reached, as further described herein.
*	Because the incentive fee is based upon New High Net Trading Profits, which will vary from period to period and may not be generated during some (or even all) periods, it is impossible to estimate a dollar value for such fee.

**	Interest income is currently estimated at 2.31% per annum, before any payment of interest income to the Managing Owner. Twenty percent (20%) of interest income earned per annum by the Trust with respect to each Series will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum will be retained by the Trust.
***	The amount of brokerage commissions and investment and trading fees and expenses to be incurred will vary on a Series by Series basis. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Trading Advisors, the total amount of brokerage commissions and investment and trading fees and expenses varies from Series to Series based upon, among other things, the trading frequency of such Series’ Trading Advisor or Trading Advisors and the types of instruments traded. The aggregate amount paid by each Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually. The amount of such fee varies by Series. The estimates presented in the table above are prepared using historical data on the Trading Advisors’ trading activities.

Fees and Expenses	Charges to be paid by the Trust with respect to each Class of the Frontier Series of Units sold pursuant to this Prospectus include:

•

Each Series will pay to the Managing Owner a monthly management fee equal to a certain percentage of each Series’ Net Asset Value. For the actual percentage of the Net Asset Value of a Series payable to the Managing Owner as a management fee, please see the Appendix for such Series. The Managing Owner will pay all or a portion of such management fees to the Trading Advisors for such Series;

•

Each Series will pay to the Managing Owner an incentive fee equal to a certain percentage (between 20% and 25%) of profits (net of certain fees and expenses) generated by each Trading Advisor for such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The Managing Owner will pay all or a portion of such incentive fees to the Trading Advisors for such Series;

•

The Trust, with respect to each Series, currently pays the Clearing Brokers and the Managing Owner amounts totaling approximately 2.94% to 3.14% of each Series’ Net Asset Value annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such Series’ trading activities. The aggregate amount paid varies from Series to Series based on various factors, including, without limitation, the frequency of trading by each Series’ Trading Advisors. The current estimated aggregate amount for each Series is included in the break even analysis for each Series set forth in the Appendix to this Prospectus for such Series. The Clearing Brokers receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees and pit brokerage fees. The Clearing Brokers’ brokerage commissions currently average approximately $3.00 per round-turn trade. The aggregate amount paid by each Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually. The amount of such fee varies by Series;

•

Twenty percent (20%) of interest income earned per annum by the Trust with respect to each Series will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum will be retained by the Trust;

•

The Trust, with respect to Class 1, Class 2, Class 1a and Class 2a Units of each Series sold pursuant to this Prospectus, will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such Units. Such due diligence and custodial fees and expenses are expected to total approximately 0.12% of the Net Asset Value of such Units on an annual basis; and

•	The Trust will pay all extraordinary fees and expenses.

Charges to be paid by the Managing Owner include:

•	Routine operational, administrative and other expenses;

•	Initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements to certain Selling Agents;

•

Certain Selling Agents may be paid customary on-going service fees for certain administrative services of up to 0.50% annually of the Net Asset Value of the Class 2 and Class 2a Units of each Series sold pursuant to this Prospectus (of which 0.25% will be charged to Limited Owners); and

•	Expenses incurred in connection with the organization of the Trust.

Fees to be charged to the Limited Owners include:

•

With respect to the Class 1 Units of each Series and Class 1a Units of the Frontier Long/Short Commodity Series, as compensation, the Selling Agents will receive an initial service fee of up to two percent (2.0%) of the purchase price;

•

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Frontier Diversified Series, Frontier Masters Series or Frontier Dynamic Series or Class 1a Units of the Frontier Long/Short Commodity Series, investors who purchased Class 1 Units or Class 1a Units of such Series, as applicable, will be charged an annual on-going service fee of up to two percent (2.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units or Class 1a Units of such Series, as applicable, for on-going services provided to the Trust and the Limited Owners by the Selling Agents. The on-going service fee with respect to the Class 1 Units of the Frontier Diversified Series, Frontier Dynamic Series, and Frontier Masters Series and Class 1a Units of the Frontier Long/Short Commodity Series will continue only until such Units are classified as Class 3 Units or Class 3a Units of such Series, as applicable;

•

Investors who purchase Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series will be charged an on-going service fee of 0.25% annually of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling such Class 2 Units or Class 2a Units, for on-going services provided to the Trust and the Limited Owners by such Selling Agents. The on-going service fee with respect to the Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 2a Units of the Frontier Long/Short Commodity Series will continue only until such Units are classified as Class 3 Units or Class 3a Units of such Series, as applicable;

•

Investors who redeem all or a portion of their Class 1 Units of the Frontier Diversified Series, Frontier Masters Series or Frontier Dynamic Series, or Class 1a Units of the Frontier Long/Short Commodity Series, during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee of up to two percent (2.0%) of the purchase price of any Units redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee relating to such Units; and

•	There are no initial service fees or redemption fees associated with the Class 2 Units, Class 2a Units, Class 3 Units or Class 3a Units.

Respective Break-Even Amounts for Each Series	The following summary displays the estimated amount of all fees and expenses that are anticipated to be incurred by an investor who subscribes for any Class of any Frontier Series of Units sold pursuant to this Prospectus or by an investor whose Class 1 Units, Class 2 Units, Class 1a Units or Class 2a Units of any such Series are classified as Class 3 Units or Class 3a Units of such Series during the first twelve months following the date of such subscription or classification, as applicable. In each case, the total estimated cost and expense load is expressed as a percentage of $1,000, the amount of the minimum investment in the Trust (applicable to all subscribers other than IRAs, Plans, employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations).

•	Frontier Diversified Series-1: 4.60% (or $46.00 for each $1,000 invested);

•	Frontier Diversified Series-2: 2.41% (or $24.10 for each $1,000 invested);

•	Frontier Diversified Series-3: 2.16% (or $21.60 for each $1,000 invested);

•	Frontier Masters Series-1: 5.54% (or $55.40 for each $1,000 invested);

•	Frontier Masters Series-2: 3.60% (or $36.00 for each $1,000 invested);

•	Frontier Masters Series-3: 3.35% (or $33.50 for each $1,000 invested);

•	Frontier Long/Short Commodity Series-1a: 5.21% (or $52.10 for each $1,000 invested);

•	Frontier Long/Short Commodity Series-2a: 3.46% (or $34.60 for each $1,000 invested);

•	Frontier Long/Short Commodity Series-3a: 3.21% (or $32.10 for each $1,000 invested);

•	Frontier Dynamic Series-1: 5.53% (or $55.30 for each $1,000 invested);

•	Frontier Dynamic Series-2: 3.73% (or $37.30 for each $1,000 invested);

•	Frontier Dynamic Series-3: 3.48% (or $34.80 for each $1,000 invested)

Transfer of Units	The Trust Agreement restricts the transferability and assignability of the Units of each Series. There is not now, nor is there expected to be, a primary or secondary trading market for the Units of any Series.

Exchange Privilege	Once trading commences for the Series in which you have invested, you may exchange your Units of such Series for Units of another Series that has also commenced trading. Exchanges will be available between the respective Classes 1 of the various Series, between the respective Classes 2 of the various Series and between the respective Classes 3 of the various Series. However, Exchanges will not be allowed from Class 1 to Class 2 or vice versa, and Exchanges will not be allowed from Class 1 or Class 2 to Class 3 or vice versa. You will be allowed to Exchange your Units in one Series for Units of another Series only if Units of the Series being exchanged into are currently being offered for sale and are registered for sale in your State and only if there are a sufficient number of registered Units of the Series being exchanged into. An Exchange of Units will be treated as a redemption of Units of one Series (with the related tax consequences) and the immediate purchase of Units of another Series. See “Federal Income Tax Consequences.” No redemption fee will be charged on a Unit being redeemed (exchanged out of) in an Exchange of a Class 1 Unit or Class 1a Unit of one Series for a Class 1 Unit or Class 1a Unit of another Series during the first twelve (12) months after the purchase of the Unit being redeemed (exchanged out of), and no initial service fee will be charged on a Class 1 Unit or Class 1a Unit being purchased (exchanged into) in any Exchange. Upon any Exchange, each Unit being purchased (exchanged into) will be subject to annual on-going service fees of up to 2.0% (in the case of Class 1 and Class 1a Units) or 0.50% (in the case of Class 2 and Class 2a Units), and your new Units will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) Units.

Exchanges are made at the applicable Series’ then-current Net Asset Value per Unit (which includes, among other things, any accrued but unpaid incentive fee due to the Managing Owner) at the close of business, or the Valuation Point, on each day immediately preceding the day on which your Exchange will become effective. An Exchange will be effective on the day which occurs at least two (2) Business Days after the Managing Owner receives your Exchange Request. An Exchange Request received by the Managing Owner after 4:00 PM Eastern Time on any Business Day will be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to you, subject to compliance under the NASAA Guidelines. The Managing Owner, in its sole and absolute discretion, may reject any Exchange request. See “Trust Agreement—Exchange Privilege.”

Redemption of Units	Once trading commences for the Series in which you have invested, Units you own in such Series may be redeemed, in whole or in part, on a daily basis. You may redeem your Units on the Business Day falling one (1) Business Day after the Managing Owner’s receipt of a redemption request, or a Redemption Date. A request for redemption received by the Managing Owner after 4:00 PM Eastern Time on any Business Day will be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you, subject to compliance with the NASAA Guidelines. Redemptions are made at the applicable Series’ then-current Net Asset Value per Unit (which includes, among other things, any accrued but unpaid incentive fee due to the Managing Owner) on the Valuation Point of the first Business Day following the Business Day on which your redemption request is timely received. If you redeem all or a portion of your Class 1 Units of any Series or your Class 1a Units of the Frontier Long/Short Commodity Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of up to 2.0% of the purchase price of any Units redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. Redemption fees will be paid to the Managing Owner. See “Trust Agreement—Redemption of Units.” No redemption fee will be charged upon the Exchange of a Class 1 Unit in one Series for a Class 1 Unit in another Series.

Distributions	The Managing Owner will make distributions to you at its discretion. Because the Managing Owner does not presently intend to make on-going distributions, your income tax liability for the profits of Units in any Series in which you have invested will, in all likelihood, exceed any distributions you receive from that Series. See “Federal Income Tax Consequences.”

Income Tax Consequences	We have obtained an opinion of counsel to the effect that the Trust will be treated as a partnership for U.S. federal, or Federal, income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, or the Code, the Trust will not be a publicly traded partnership treated as a corporation. See “Federal Income Tax Consequences—The Trust’s Tax Status.”

As long as the Trust is treated as a partnership for Federal income tax purposes, the Trust will not be subject to Federal income tax. Instead, as a Limited Owner, you generally will be taxed on an amount equal to your allocable share of the income generated by the Series in which you have purchased Units (whether or not any cash is distributed to you). Your ability to deduct losses and expenses allocated to you may be subject to significant limitations. Special tax risks apply with respect to tax-exempt Limited Owners, foreign investors and others. The tax laws applicable to the Trust and an investment in Units of each Series are subject to change and to differing interpretations. For a more complete discussion of tax risks relating to this investment, see “Risk Factors—Tax and ERISA Risks” and “Federal Income Tax Consequences.” We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership, and disposition of Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

Reports and Accounting	As of the end of each month and as of the end of each Fiscal Year, we will furnish you with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the Securities and Exchange Commission, or SEC, that has jurisdiction over the activities of the Trust. You also will be provided with appropriate information to permit you (on a timely basis) to file your Federal and state income tax returns with respect to your Units.

Fiscal Year	The Trust’s fiscal year ends on December 31 on each year.

Financial Information	Financial information concerning the Trust and the Managing Owner is set forth in “Index to Certain Financial Information.”

Glossary of Terms	See the “Glossary of Terms” in the Statement of Additional Information for the definitions of certain key terms used in this Prospectus.

Organizational Charts	The following organizational charts illustrate the structure of the Trust, each of the Frontier Series and the service providers as of the date of this Prospectus. The particular Trading Companies in which the assets of each Series are invested may vary from time to time.

RISK FACTORS

The Trust is engaged in a high-risk business. An investment in the Units of each Frontier Series is very speculative. You should make an investment in one or more of the Series only after consulting with independent, qualified sources of investment and tax advice and only if your financial condition will permit you to bear the risk of a total loss of your investment. You should consider an investment in the Units only as a long-term investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading, which are discussed in this Prospectus in the Statement of Additional Information below, in the section captioned “Futures Markets.”

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the Prospectus, before you decide whether to purchase any Units of the Frontier Series. Any of the following risks and uncertainties could materially adversely affect the Trust, its trading activities, operating results, financial condition and Net Asset Value and therefore could negatively impact the value of your investment. The information contained herein does not constitute investment, legal or tax advice. You should not invest in the Units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which the Trading Advisors trade are highly volatile, which could cause substantial losses and may cause you to lose your entire investment.

Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in the Units of any Series should such Series’ trading positions suddenly turn unprofitable. The profitability of any Series depends primarily on the ability of its Trading Advisors to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

•	changes in interest rates;

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	natural disasters, such as hurricanes;

•	changing supply and demand relationships;

•	changes in balances of payments and trade;

•	U.S. and international rates of inflation and deflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events; and

•	changes in philosophies and emotions of market participants.

The Trading Advisors’ technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the Trading Advisors.

In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Options trading can be more volatile and expensive than futures trading and may cause large losses.

Certain Trading Advisors may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. For example, the assessment of near-term market volatility—which is directly reflected in the price of outstanding options—can be of much greater significance in trading options than it is in many long-term futures strategies. If market volatility is incorrectly predicted, the use of options can be extremely expensive.

The trading on behalf of each Series will be highly leveraged, which means that sharp declines in prices could lead to large losses.

Because the amount of margin funds necessary to be deposited with a Futures Clearing Broker to enter into a futures, forward contract or option position is typically about 2% to 10% of the total value of the contract, each Trading Advisor may take positions on behalf of a Series with face values equal to several times such Series’ Net Asset Value. These low margin requirements provide a large amount of leverage;. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. If severe short-term price declines occur, such declines could force the liquidation of open positions with large losses. Leverage is normally monitored through the margin-to-equity ratio employed by each Trading Advisor. Under normal circumstances, the Trading Advisors will vary between a 10% to 30% margin-to-equity ratio.

Futures, forward and options trading may be illiquid and may cause large losses.

Although each Series generally will purchase and sell actively traded contracts, orders may not be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable “daily price fluctuation limits,” “speculative position limits” or market disruptions. If market illiquidity or disruptions occur, major losses could result. Some Trading Advisors have encountered illiquid situations in the past and may encounter others in the future.

Options are volatile and inherently leveraged, and sharp movements in prices could cause the Trust to incur large losses.

Certain Trading Advisors may use options on futures contracts, forward contracts or commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted. In addition, OTC options present risks in addition to those associated with exchange-traded options, as discussed immediately below.

Exchanges of futures for physicals may adversely affect performance.

Certain Trading Advisors may engage in exchanges of futures for physicals for client accounts. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties. If a Trading Advisor engaging in exchanges of futures for physicals were prevented from such trading as a result of regulatory changes, the performance of client accounts of such Trading Advisor could be adversely affected.

Cash flow needs may cause positions to be closed which may cause substantial losses.

Certain Trading Advisors may trade options on futures. Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not marked-to-market daily, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

The Trading Companies may enter into Swaps and similar transactions which may create risks.

Swaps are not traded on exchanges and are not subject to the same type of government regulation as exchange markets. As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions.

The swap markets are “principals’ markets,” in which performance with respect to a Swap is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse. As a result, each Trading Company is subject to the risk of the inability or refusal to perform with respect to Swaps on the part of the counterparties. There are no limitations on daily price movements in Swaps. Speculative position limits are not applicable to Swaps, although the counterparties to Swaps may limit the size or duration of positions as a consequence of credit considerations. Participants in the swap markets are not required to make continuous markets in the Swaps they trade. Participants could refuse to quote prices for Swaps or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

In the case of any Swap that references a fund or program managed by a trading advisor, certain or all of the risks disclosed in this Prospectus in relation to the Trading Advisors also may apply, indirectly, in relation to the relevant Series’ investment in such Swap.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

A portion of each Series’ assets may be used to trade OTC commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities, or Swaps or spot contracts. OTC contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act, as amended, or the CE Act, in connection with this trading activity by any Trading Advisor. The markets for OTC contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose a Series in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

Each Series also faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case the applicable Series could suffer significant losses on these contracts.

Your investment could be illiquid.

A Trading Advisor may not always be able to liquidate its commodity interest positions at the desired time or price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the Trading Advisors will acquire for each Series increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

Also, there is not likely to be a secondary market for the Units. While the Units have redemption rights and Exchange rights, there are restrictions. For example, transfers of Units are permitted only with the prior written consent of the Managing Owner and provided that conditions specified in the Trust Agreement are satisfied.

Redemptions may be temporarily suspended.

The Managing Owner may suspend temporarily any redemption for some or all Series for up to 30 days if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would materially advantage one investor over another investor). The Managing Owner anticipates suspending redemptions only under extreme circumstances, such as a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. During any suspension of redemptions, a redeeming Limited Owner invested in a Series for which redemptions were suspended would remain subject to market risk with respect to such Series.

New exchange-traded commodity interest contracts, including security futures, are characterized by a higher degree of illiquidity and volatility, which may subject investors in those contracts to increased losses.

Certain Trading Advisors may trade futures contracts that are relatively newly developed, including security futures contracts. Traditionally, only those commodity interest contracts approved by the CFTC may be traded on U.S. futures exchanges. Likewise, foreign regulatory authorities are typically required to authorize the trading of new commodity interest contracts on foreign exchanges. Periodically, the CFTC or other foreign regulatory authorities may designate additional contracts as approved contracts. If any of the Trading Advisors determine that it is appropriate to trade in a new contract, they may do so on behalf of the Series for which they trade. Because these contracts will be new, the trading strategies of the Trading Advisors may not be applicable to, or advisable for, these contracts. The markets in new contracts, moreover, have been historically both illiquid and highly volatile for some period of time after the contract begins trading. These contracts therefore present significant risk potential.

The above risks are particularly applicable to the markets for security futures contracts. Security futures contracts are a relatively new class of financial instruments that allow the trading of futures contracts on individual U.S. equity securities or on narrow-based stock indices, which are indices made up of a small group of stocks that allow an investor to take a position in a concentrated area of the equities market. Security futures contracts have only been trading in the United States since November 2002, and the markets for these contracts generally have been characterized by very limited volumes when compared to futures markets generally. As a result, a Trading Advisor that trades security futures contracts could at times find it difficult to buy or sell a security futures contract at a favorable price, which could result in losses to the applicable Series.

Certain Trading Advisors may purchase and sell single stock futures contracts and other security futures products. A single stock future obligates the seller to deliver (and the purchaser to take delivery of) a specified equity security to settle the futures transaction. Other security futures products include “narrow-based” stock index futures contracts (in general, contracts based on the value of nine or fewer securities in a specific market or industry sector, such as energy, health care or banking) and futures contracts based on exchange-traded funds that are designed to track the value of broader stock market indices (such as the Dow Jones Industrial Average or the NASDAQ 100 Index). Single stock futures and other security futures products are relatively illiquid and trade on a limited number of exchanges. The margin required with respect to single stock futures (usually at least 20% of the face value of the contract) generally is higher than the margin required with respect to other types of futures contracts (in some cases as low as 2% of the face value of the contract). The resulting lower level of leverage available to the Trading Advisors with respect to security futures products may adversely affect the respective Trading Company’s performance. Security futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure. In addition, although the Clearing Brokers will be required to segregate the Trading Company’s trades, positions and funds from those of each Clearing Broker itself as required by CFTC regulations, the insurance provided to securities customers by the Securities Investor Protection Corporation, or the SIPC, will not be applicable to the Trading Company’s security futures positions because SIPC protection does not apply to futures accounts.

An investment in the Trust may not diversify an overall portfolio and portfolio risk may be increased.

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, the results of each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If, however, a Series does not perform in a non-correlated manner with respect to the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the Units. The Units may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Units at the same time losses on your other investments are increasing. You should therefore not consider the Units to be a hedge against losses in your core stock and bond portfolios.

Trading in international markets creates exposure to credit and regulatory risk.

A substantial portion of the Trading Advisors’ trades are expected to take place on markets or exchanges outside the United States. There is no limit to the amount of assets of any Series that may be committed to trading on foreign markets. The risk of loss in trading foreign futures and options on futures contracts can be substantial. Participation in foreign futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these foreign markets, in contrast to U.S. exchanges, are so-called principals’ markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

Some foreign markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, the NFA or any domestic exchange regulates activities on any foreign boards of trade or exchanges (such as the execution, delivery and clearing of transactions) or has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable foreign laws. Similarly, the rights of market participants, in the event of the insolvency or bankruptcy of a foreign market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, there is less legal and regulatory protection than that available domestically.

Additionally, trading on foreign exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities are subject to foreign exchange risk.

The price of any foreign futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, if changes in the value of the local currency relative to the U.S. Dollar occur, then such changes may cause losses even if the contract traded is profitable.

International trading may cause exposure to losses resulting from foreign exchanges that are less developed or less reliable than U.S. exchanges.

Some foreign exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Trading Advisors may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Trading Advisors base their strategies may not be as reliable or accessible as it is in the United States. As a result, Trading Advisors entering into transactions on foreign exchanges may incur losses on behalf of the applicable Series.

Trading Risks

There are disadvantages to making trading decisions based on technical analysis.

Many of the Trading Advisors may base their trading decisions on trading strategies that use mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend- following trading strategy will be profitable in the future.

There are disadvantages to making trading decisions based on fundamental analysis.

Certain Trading Advisors will base their decisions on trading strategies which utilize in whole or in part fundamental analysis of underlying market forces. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular commodity interest in order to predict future prices. Such analysis may not result in profitable trading because certain Trading Advisors may not have knowledge of all factors affecting supply and demand or may incorrectly interpret the information they do have. Furthermore, prices may often be affected by unrelated or unexpected factors and fundamental analysis may not enable the Trading Advisor to determine whether its previous decisions were incorrect in sufficient time to avoid substantial losses. In addition, fundamental analysis assumes that commodity markets are inefficient— i.e., that commodity prices do not always reflect all available information—which some market analysts dispute.

The risk management approaches of one or all of the Trading Advisors may not be fully effective, and a Series may incur losses.

The mechanisms employed by each Trading Advisor to monitor and manage the risks associated with its trading activities on behalf of the Series for which it trades may not succeed in mitigating all identified risks. Even if a Trading Advisor’s risk management approaches are fully effective, it cannot anticipate all risks that it may face. If one or more of the Trading Advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, the Series for which it trades may suffer losses.

Increased competition from other systematic traders could reduce the Trading Advisors’ profitability.

There has been a dramatic increase in the amount of assets managed pursuant to trading systems like those that some of the Trading Advisors may employ. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of some or all Series by preventing the Trading Advisors from effecting transactions at the desired prices. It may become more difficult for the Trading Advisors to implement their trading strategies if other commodity trading advisors, or CTAs, using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as the Trading Advisors.

Discretionary decision-making may result in missed opportunities or losses.

Because each of the Trading Advisors’ strategies involves some discretionary aspects in addition to their technical factors, certain Trading Advisors may occasionally use discretion in investing the assets of a Series. For example, the Trading Advisors often use discretion in selecting contracts and markets to be followed. In exercising such discretion, such Trading Advisor may take positions opposite to those recommended by the Trading Advisor’s trading system or signals. Discretionary decision making may also result in a Trading Advisor’s failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so. Furthermore, such use of discretion may not enable the Series to avoid losses, and in fact, such use of discretion may cause the Series to forego profits which it may have otherwise earned had such discretion not been used.

Speculative position limits and daily price fluctuation limits may force the alteration of trading decisions which may cause a Series to forego profitable trades or strategies.

The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular Trading Advisor and its principals are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular Trading Advisor’s trading decisions or force liquidation of certain futures or options on futures positions. If one or more of the Trading Advisors must take either of these actions, one or more Series may be required to forego profitable trades or strategies.

Increases in assets under management of any of the Trading Advisors may affect trading decisions and may cause losses.

In general, none of the Trading Advisors intends to limit the amount of additional equity that it may manage, and each will continue to seek major new accounts. The more equity a Trading Advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Accordingly, future increases in equity under management may require a Trading Advisor to modify its trading decisions for a Series because it cannot deploy all the assets in the commodities which it desires to trade. Furthermore, if the Trading Advisors for a Series cannot manage any additional allocation from the Trust, the Managing Owner may add additional Trading Advisors for such Series who may have less experience or less favorable performance than the existing Trading Advisors.

Factors beyond a Trading Advisor’s control may cause a Trading Advisor to deviate from its trading program or strategy.

Economic, market and other conditions may cause a Trading Advisor to deviate from its stated trading program or strategy. There can be no guarantee that any Trading Advisor would alert the Managing Owner to such a change.

The use of multiple Trading Advisors may result in offsetting or opposing trading positions and may also require one Trading Advisor to fund the margin requirements of another Trading Advisor.

The use of multiple Trading Advisors for each Series may result in developments or positions that adversely affect such Series’ Net Asset Value. For example, because the Trading Advisors trading for each Series will be acting independently, such Series could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The Trading Advisors also may compete, from time to time, for the same trades or other transactions, increasing the cost to such Series of making trades or transactions or causing some of them to be foregone altogether. Even though the margin requirements resulting from each Trading Advisor’s trading for any such Series ordinarily will be met from such Trading Advisor’s allocated net assets of such Series, a Trading Advisor for one of such Series may incur losses of such magnitude that such Series is unable to meet margin calls from the allocated net assets of such Trading Advisor. If losses of such magnitude were to occur, the Clearing Brokers for the Trading Company or Trading Companies in which such Series invests its assets may require liquidations and contributions from the allocated net assets of another Trading Advisor for such Series.

The Trading Advisors’ trading programs bear some similarities and, therefore, may lessen the benefits of having multiple Trading Advisors for each Series.

Each Trading Advisor has, over time, developed and modified the program it will use in trading. Nevertheless, the Trading Advisors’ trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple Trading Advisors for each Series. For example, in periods where one Trading Advisor experiences a draw-down, it is possible that these similarities will cause the other Trading Advisors to also experience a draw-down.

Each Series other than the Frontier Dynamic Series relies on its Trading Advisors for success, and if a Trading Advisor’s trading is unsuccessful, the Series may incur losses.

The Trading Advisors for each Series (other than the Frontier Dynamic Series which invests in Swaps) will make the commodity trading decisions for that Series. Therefore, the success of each Series largely depends on the judgment and ability of the Trading Advisors. A Trading Advisor’s trading for any Series may not prove successful under all or any market conditions. If a Trading Advisor’s trading is unsuccessful, the applicable Series may incur losses. Similarly, the success of the Frontier Dynamic Series (and, to a somewhat lesser extent, each other Frontier Series that invests in Swaps from time to time) largely depends on the judgment and ability of the commodity trading advisors whose trading programs referenced by Swaps in which such Series invests.

The Trading Advisors or their trading strategies may not continually serve the Series which may put such Series at a disadvantage or incur losses for such Series.

It is possible that (i) any Trading Advisor, the Managing Owner, the Trust or any Trading Company will exercise its rights to terminate an Advisory Agreement under certain conditions, (ii) the Advisory Agreement with any Trading Advisor, once it expires, will not be renewed on the same terms as the current Advisory Agreement for that Trading Advisor, or (iii) if assets of any Series allocated to a particular Trading Advisor are reallocated to a new or different Trading Advisor, the new or different Trading Advisor will not manage such assets on terms as favorable to such Series as those negotiated with the Trading Advisor to which such assets were previously allocated, and the Managing Owner may charge such Series incentive fees based on the performance of the Trading Advisor managing the reallocated assets even though the Series has not recouped the losses sustained by the previous Trading Advisor.

Each Trading Advisor’s past performance record is inconsistent, and the Trading Advisor’s trading for a Series could be similarly inconsistent and incur losses.

The performance records of each Trading Advisor reflect significant variations in profitability from period to period. It is possible that a Trading Advisor’s trading for the Series will similarly vary from period to period, resulting in losses to such Series.

Each Trading Advisor advises other clients and may achieve more favorable results for its other accounts.

Each of the Trading Advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future. A Trading Advisor may vary the trading strategies applicable to the Series for which it trades from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the Series for which it trades. Consequently, the results any Trading Advisor achieves for the Series for which it trades may not be similar to those achieved for other accounts managed by the Trading Advisor or its affiliates at the same time. Moreover, it is possible that those other accounts managed by the Trading Advisor or its affiliates may compete with the Series for which it trades for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than the Series for which it trades.

A Trading Advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing the account of the Series for which it trades. Because records with respect to other accounts are not accessible to investors in the Units, investors will not be able to determine if any Trading Advisor is favoring other accounts.

The Trading Advisors’ positions may be concentrated from time to time, which may render each Series susceptible to larger losses than if the positions were more diversified.

One or more of the Trading Advisors may from time to time cause a Series to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to such Series than if such Series’ assets had been spread among a wider number of instruments.

Markets or positions may be correlated and may expose a Series to significant risk of loss.

Different markets traded or individual positions held by a Series of Units may be highly correlated to one another at times. Accordingly, a significant change in one such market or position may affect other such markets or positions. The Trading Advisors cannot always predict correlation. Correlation may expose such Series of Units both to significant risk of loss and significant potential for profit.

Turnover in each Series’ portfolio may be high which could result in higher brokerage commissions and transaction fees and expenses.

Each Trading Advisor will make certain trading decisions on the basis of short-term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to “whip-saw” market conditions and result in one or more Series incurring substantial brokerage commissions and other transaction fees and expenses.

Operating Risks

Past performance is not necessarily indicative of future performance.

The Managing Owner has selected each Trading Advisor to manage the assets of each Series because each Trading Advisor performed well through the date of its selection. You must consider, however, the uncertain significance of past performance, and you should not rely to a substantial degree on the Trading Advisors’ or the Managing Owner’s records to date for predictive purposes. You should not assume that any Trading Advisor’s future trading decisions will create profit, avoid substantial losses or result in performance for the Series comparable to that Trading Advisor’s or to the Managing Owner’s past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not under-perform the past performance records included in their prospectuses.

Because you and other investors will acquire, exchange and redeem Units at different times, you may experience a loss on your Units even though the Series in which you have invested as a whole is profitable and even though other investors in that Series experience a profit. The past performance of any Series may not be representative of each investor’s investment experience in it.

Likewise, you and other investors will invest in different Series managed by different Trading Advisors. Each Series’ assets are valued and accounted for separately from every other Series.

Consequently, the past performance of one Series has no bearing on the past performance of another Series. You cannot, for example, consider the Frontier Diversified Series’ past performance in deciding whether to invest in any other Series.

There is no “principal protection” feature, and you could lose your entire investment.

The Trust is not guaranteed as to principal, so you are not assured of any minimum return. Therefore, you could lose your entire investment (including any undistributed profits), in addition to losing the use of your subscription funds for the period you maintain an investment in any Series.

The Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series have limited performance histories on which to evaluate an investment in any such Series.

While the previously offered Series has several years of performance history, the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series have limited performance histories upon which to evaluate your investment in such Series. Although past performance is not necessarily indicative of future results, if any such Series had a longer performance history, such performance history might provide you with more information on which to base your investment decision for such Series. As such Series have limited performance histories, you will have to make your decision to invest in any such Series without such possibly useful information.

Each Series is charged substantial fees and expenses regardless of profitability.

Each Series is charged brokerage charges, OTC dealer spreads and related transaction fees and expenses and management fees in all cases regardless of whether any Series’ activities are profitable. In addition, the Managing Owner charges each Series an incentive fee based on a percentage of trading profits generated by each Trading Advisor for such Series and the Managing Owner pays all or a portion of such incentive fees to the Trading Advisors for such Series. As a result of the fact that incentive fees are calculated on a Trading Advisor by Trading Advisor basis and each Series allocates assets to multiple Trading Advisors, it is possible that substantial incentive fees may be paid out of the net assets of a Series during periods in which such Series has no net trading profits or in which such Series actually loses money, because incentive fees payable with respect to one or more particular Trading Advisors may be owed as a result of net trading profits from such Trading Advisor’s trading activities even though the Series has no net trading profits or actually loses money over the period. In addition, each Series must earn trading profits and interest income sufficient to cover these fees and expenses in order for it to be profitable. See “Fees and Expenses.”

Differing levels of fees received may create an incentive for the Managing Owner to favor certain Series over others.

The Managing Owner charges the various Series differing levels of fees. This may create an incentive for the Managing Owner to favor certain Series over other Series in, among other things, the amount of time and effort spent managing any given Series and the selection of Trading Advisors for a given Series.

The Managing Owner and its principals may maintain differing levels of beneficial ownership among the different Series.

The Managing Owner and its principals may maintain differing levels of beneficial ownership among the various Series of the Trust. Such varying levels of beneficial ownership may create an incentive for the Managing Owner and/or its principals to favor one Series over another in the amount of time and effort spent managing the Series or in the decisions made for the Series.

You may not be able to purchase Class 2 Units or Class 2a Units unless you have a particular relationship with a Selling Agent or if Class 2 Units or Class 2a Units are not available for purchase.

In order to purchase Class 2 Units or Class 2a Units of any Series, you must have an arrangement with a Selling Agent where you directly compensate such Selling Agent for services rendered in connection with investments, including an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). If you do not have such an arrangement with a Selling Agent, then you will only be able to purchase Class 1 Units or Class 1a Units in any Series, which will result in you being charged higher service fees.

Whether you have such an arrangement with a Selling Agent will depend on your relationship with such Selling Agent. Neither the Trust nor the Managing Owner has any control over the type of arrangement you have with a Selling Agent.

In addition, the Class 2 Units and Class 2a Units represent only a small portion of the total amount of Units which are currently registered with the SEC for sale by the Trust. Therefore, even if you have such an arrangement with a Selling Agent, Class 2 Units or Class 2a Units may not be available to you for purchase.

The Trust may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing agreements between the Clearing Brokers and the Trading Companies generally are terminable by the Clearing Brokers once the Clearing Broker has given the Trading Company the required notice. Upon termination of a clearing agreement, the Managing Owner may be required to renegotiate that agreement or make other arrangements for obtaining services if the Trust intends to continue trading in commodity interest contracts at its present level of capacity. The services of the Clearing Brokers may not be available, or even if available, these services may not be available on the terms as favorable as those contained in the expired or terminated clearing agreements.

Likewise, upon termination of any of the Advisory Agreements entered into among the Trust, the Managing Owner and/or the relevant Trading Company and each Trading Advisor, the Managing Owner or the relevant Trading Company may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular Trading Advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified CTAs, and the Managing Owner may not be able to retain replacement or additional Trading Advisors on acceptable terms. This could result in losses to one or more Series and/or the inability of one or more Series to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute Trading Advisors are retained by the Managing Owner on behalf of one or more Series, the fee structures of the new or additional arrangements may not be as favorable to the affected Series as are those currently in place. See “Fees and Expenses.”

The incentive fees could be an incentive to the Trading Advisors to make riskier investments.

Each Trading Advisor employs a speculative strategy and the Managing Owner pays each Trading Advisor incentive fees based on the trading profits earned by it for the applicable Series. Accordingly, each of the Trading Advisors has a financial incentive to make investments that are riskier than might be made if a Series’ assets were managed by a Trading Advisor that did not receive performance-based compensation. For example, if an investment earns large amounts of trading profits, then the Managing Owner will pay the Trading Advisor making such an investment a larger incentive fee. Therefore, a Trading Advisor may decide to make an investment with potential for large amounts of trading profits, despite the fact that such investment may have a high degree of risk. If the investment is unsuccessful, the Series could incur losses. Conversely, a Trading Advisor that does not receive any performance-based incentive fees might not make such a risky investment. See “Fees and Expenses.”

You have limited rights, and you cannot prevent the Trust from taking actions which could cause losses.

Pursuant to the Trust Agreement, you will exercise no control over the Trust’s day-to-day business. Therefore, the Trust may take certain actions and enter into certain transactions or agreements of which you have no approval. For example, the Trust may retain a Trading Advisor for a Series in which you are invested, and such Trading Advisor may ultimately incur losses for the Series. As a Limited Owner, you have no ability to determine or influence the hiring, retention or firing of such Trading Advisor. However, certain actions, such as termination or dissolution of a Series, may be taken, or approved, upon the affirmative vote of Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Units owned by the Managing Owner and its affiliates). See “Trust Agreement.”

It is unlikely that you could establish a basis for liability against a Trading Advisor, a Clearing Broker or a Swap Counterparty.

Each Trading Advisor, each Clearing Broker and each Swap counterparty acts only as a trading advisor, clearing broker or swap counterparty, respectively, to the applicable Series and/or Trading Company. None of these parties acts in such capacity to you. Therefore, you have no contractual privity with the Trading Advisors, the Clearing Brokers or any Swap counterparty. Due to this lack of contractual privity, you will likely not be able to establish a basis for liability against a Trading Advisor, a Clearing Broker or any Swap counterparty.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Net Asset Value of a Series.

If a substantial number of requests for redemption of Units in a Series are received by the Trust during a relatively short period of time, such Series may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in such Series’ trading positions before the time that the applicable Trading Advisors’ trading strategies would dictate liquidation. If this were to occur, it could affect adversely the Net Asset Value per Unit of such Series and each Class within such Series, not only for Limited Owners redeeming units but also for nonredeeming Limited Owners. Your redemption price for Units in a Series is based on the Net Asset Value per Unit of such Series, which value could be less than the initial price you paid for your Units.

Reserves for contingent liabilities may be established upon redemption, and the Trust may withhold a portion of your redemption amount.

The Trust may find it necessary upon redemption by you to set up a reserve for undetermined or contingent liabilities and withhold a certain portion of your redemption amount. This could occur, for example, in the event some of the positions of the Series in which you were invested were illiquid, if there are any assets which cannot be properly valued on the redemption date, or if there is any pending transaction or claim by or against the Trust involving or which may affect your book capital account or your obligations that cannot, in the sole judgment and discretion of the Managing Owner, be then ascertained. See “Trust Agreement.”

Conflicts of interest exist in the structure and operation of the Trust.

A number of actual and potential conflicts of interest exist in the operation of the Trust’s business. The Managing Owner, the Trading Advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Trust’s business, which also presents the potential for numerous conflicts of interest with the Trust.

As a result of these and other relationships, parties involved with the Trust have a financial incentive to act in a manner other than in the best interests of the Trust and its Limited Owners. The Managing Owner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the Managing Owner will resolve these conflicts on which investors can rely in ensuring that the Trust is treated equitably.

Trading Company Allocations

More than one Series may invest in a single Trading Company to access a particular Trading Advisor. While the assets of certain Trading Companies are traded by only one Trading Advisor, the assets of certain other Trading Companies, which are utilized by one or more Series, are traded by multiple Trading Advisors. If a particular Trading Advisor accessed through such a Trading Company were to incur losses in excess of the amounts allocated to such Trading Advisor, the remaining assets of the Trading Company (including assets not allocated to such Trading Advisor), would be available to offset such losses. As a result, any Series invested in that Trading Company would bear such losses in proportion to their allocation to such Trading Company.

The failure or bankruptcy of one of its Futures Clearing Brokers, banks or other custodians could result in a substantial loss of one or more Series’ assets.

Under CFTC regulations, a futures commission merchant, or FCM, maintains customers’ assets in a bulk segregated account. If a Futures Clearing Broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that Futures Clearing Broker’s bankruptcy. In that event, the Futures Clearing Broker’s customers, such as one or more Trading Companies which utilize such Futures Clearing Broker, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all that Futures Clearing Broker’s customers. Each Series also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

Other institutions such as banks will have custody of the assets of the Trust. Such institutions may encounter financial difficulties that impair the Trust’s operating capabilities or capital position. The Managing Owner will attempt to limit the Trust’s deposits and transactions to well-capitalized institutions in an effort to mitigate such risks, but there can be no assurance that even a well-capitalized, major institution will not become bankrupt.

You will not be able to review any Series’ holdings on a daily basis, and you may suffer unanticipated losses.

The Trading Advisors make trading decisions on behalf of the assets of each Series other than the Frontier Dynamic Series. While the Trading Advisors receive daily trade confirmations from the Clearing Brokers of each transaction entered into on behalf of each Series for which they manage the trading of, each Series’ trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in the Units does not offer investors the same transparency that a personal trading account offers in that you will not have access to detailed information concerning the positions held on behalf of any Series. As a result, you may suffer unanticipated losses as a result of the Series’ portfolio holdings.

The Trust could terminate before you achieve your investment objective causing potential loss of your investment or upsetting your investment portfolio.

Unforeseen circumstances, including substantial losses or withdrawal of the Trust’s Managing Owner, could cause the Trust to terminate before its stated termination date of December 31, 2053. The Trust’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Trust is not a regulated investment company and thus is subject to different protections than a regulated investment company.

The Trust is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment adviser.

Litigation could result in substantial additional expenses.

The Trust could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the Managing Owner or the Trading Advisors. If this happens, the Trust will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful which could result in losses to your investment.

Dilution could occur as a result of the initial service fee and/or on-going service fee.

Investors who subscribe for larger amounts of Units will pay initial service fees and/or on-going service fees at reduced levels. The reduction of the initial service fee and/or on-going service fee will be effectuated through the issuance of additional Units to such investors. If such additional Units are issued to such investors, the dilution of the other investors in such Series will result. Therefore, effectively, the other owners of Units of such Series will bear the cost of the reduction of the initial service fees and/or on-going service fees for the larger Unit owners because they will receive a smaller portion of the profits earned by such Series. See “Fees and Expenses—Charges to be Paid by Limited Owners.”

The Managing Owner is leanly staffed and relies heavily on its key personnel to manage the Trust’s trading activities. The loss of such personnel could adversely affect the Trust.

In managing and directing the day-to-day activities and affairs of the Trust, the Managing Owner relies heavily on its principals. The Managing Owner is leanly staffed, although there are back-up personnel for every key function. If any of its key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the Trust.

In addition, under the operating agreement of the Managing Owner, Mr. Bornhoft’s ability to serve as the Chief Investment Officer of the Managing Owner is dependent upon certain factors. If Mr. Bornhoft ceases to be the Chief Investment Officer of the Managing Owner, the Trust could be adversely affected.

The Managing Owner places significant reliance on the Trading Advisors and their key personnel and the loss of such personnel could adversely affect a Series.

The Managing Owner relies on the Trading Advisors to achieve trading gains for each Series, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of the Trust’s assets. The Trading Advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute the trading transactions. The loss of the services of any Trading Advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that Trading Advisor’s ability to manage its trading activities successfully or may cause the Trading Advisor to cease operations entirely, either of which, in turn, could negatively impact one or more Series’ performance. Each of the Trading Advisors is wholly (or majority-) owned and controlled, directly or indirectly, by single individuals who have major roles in developing, refining and implementing the Trading Advisor’s trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these Trading Advisors’ operation, and could result in their ceasing operations entirely, which could adversely affect the value of your investment.

The Managing Owner may terminate, replace and/or add Trading Advisors in its sole discretion which may disrupt trading, adversely affecting the Net Asset Value of a Series.

The Managing Owner may terminate, substitute or retain Trading Advisors on behalf of each Series in its sole discretion. The addition of a new Trading Advisor and/or the removal of one of the current Trading Advisors may cause disruptions in trading as assets are reallocated and new Trading Advisors transition over, which may have an adverse effect on the Net Asset Value of the affected Series.

The Managing Owner’s allocation of the Trust’s assets among Trading Advisors may result in less than optimal performance by the Trust.

The Managing Owner may reallocate assets among the Trading Advisors for each Series upon termination of a Trading Advisor or retention of a new Trading Advisor or at the commencement of any month. Consequently, the net assets for such Series may be allocated among the Trading Advisors in a different manner than the currently anticipated allocation. The Managing Owner’s allocation of assets of any such Series will directly affect the profitability of the trading of such Series, possibly in an adverse manner. For example, a Trading Advisor for a Series may experience a high rate of return but may be managing only a small percentage of the net assets of such Series. In this case, the Trading Advisor’s performance could have a minimal effect on the Net Asset Value of such Series.

Third parties may infringe or otherwise violate a Trading Advisor’s intellectual property rights or assert that a Trading Advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may obtain and use a Trading Advisor’s intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a Trading Advisor’s proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each Trading Advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a Trading Advisor or claim that the Trading Advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a Trading Advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trading Advisor is successful and regardless of the merits, may result in significant costs, divert its resources from the management of the Series’ assets, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of each Series depends on the ability of the personnel of its Trading Advisors to accurately implement their trading systems, and any failure to do so could subject a Series to losses on such transactions.

The Trading Advisors’ computerized trading systems rely on the Trading Advisors’ personnel to accurately process the systems’ outputs and execute the transactions called for by the systems. In addition, each Trading Advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each Trading Advisor’s systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the Trading Advisors’ systems and executing transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

A Series may experience substantial losses on transactions if the computer or communications systems of its Trading Advisors fail.

Each Trading Advisor’s trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any Trading Advisor’s computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a Trading Advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Trading Advisors’, the Managing Owner’s and the Trust’s reputations, increased operational expenses and diversion of technical resources.

Each Trading Advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

Each Trading Advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Trading Advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect the Trading Advisor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Trust’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a Trading Advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the Trading Advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Trading Advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

If a Trading Advisor, or third parties on which a Trading Advisor depends, fail to upgrade computer and communications systems, the Trust’s financial condition could be harmed.

The development of complex communications and new technologies may render the existing computer and communication systems supporting the Trading Advisors’ trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, the Clearing Brokers and the executing brokers used by the Trading Advisors. As a result, if these third parties upgrade their systems, the Trading Advisors will need to make corresponding upgrades to continue effectively its trading activities. The Trust’s future success will depend on each Trading Advisor’s and third parties’ ability to respond to changing technologies on a timely and cost-effective basis.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities, pandemics or natural disasters could disrupt trading activity and materially affect profitability.

The operations of the Managing Owner, the Trading Advisors, the Trust, the exchanges, brokers and counterparties with which the Managing Owner, the Trading Advisors and the Trust do business, and the markets in which the Managing Owner, the Trading Advisors and the Trust do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Ongoing wars and other disputes among nations, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to present such risks. Additionally, a serious pandemic, such as avian influenza, or a natural disaster, such as a hurricane, could severely disrupt the global economy.

If any of the Trading Advisors are unable to attract and retain qualified employees, its ability to conduct trading activities may be adversely affected.

Each Series’ future success and growth depends on each Trading Advisor’s ability to attract and retain employees that fit into its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any Trading Advisor is unable to attract and retain qualified personnel, its ability to successfully execute its trading strategies may be diminished.

Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect the Trust.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. With respect to traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

Tax and ERISA Risks

You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in the Trust. Tax consequences may differ for different investors, and you could be affected by changes in the tax laws.

Your tax liability may exceed distributions to you.

Cash is distributed to Limited Owners at the sole discretion of the Managing Owner, and the Managing Owner does not currently intend to make any such distribution. Nevertheless, you will be taxed each year on your share of the Trust’s income and gain allocable to the Series of Units in which you invest, regardless of whether you redeem any Units or receive any cash distributions from the Trust.

You could owe taxes on your share of the Trust’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for Federal income tax purposes. Interest income and other ordinary income earned generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of ordinary income for a calendar year even if the Series in which you hold Units reports a net trading loss for that year. Also, your ability to deduct particular operating expenses allocable to your Series may be subject to limitations for purposes of calculating your Federal and/or state and local income tax liability.

You may be taxed on gains that the Trust never realizes.

Because a substantial portion of the Trust’s open positions are “marked-to-market” at the end of each year, some of your tax liability for each year will be based on unrealized gains that the Trust may never actually realize.

Partnership treatment is not assured, and if the Trust is not treated as a Partnership, you could suffer adverse tax consequences.

The Managing Owner has obtained an opinion of counsel to the effect that the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, will not be a publicly traded partnership treated as a corporation. The Managing Owner believes it is likely, but not certain, that the Trust will meet this income test. The Trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service, or the Service, concerning its tax treatment. An opinion of counsel is not binding on the Service or the courts and is subject to any changes in applicable tax laws.

If the Trust were to be treated as a corporation for Federal income tax purposes: the net income of the Trust would be taxed at corporate income tax rates, thereby substantially reducing its distributable cash; you would not be allowed to deduct losses of the Trust; and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of the Trust and would be taxable as such. See “Federal Income Tax Consequences.”

There is the possibility of a tax audit which could result in additional taxes to you.

The Trust’s tax returns may be audited by a taxing authority, and an audit could result in adjustments to the Trust’s returns. If an audit results in an adjustment, you may be compelled to file amended returns and to pay additional taxes plus interest and penalties.

The investment of Benefit Plan Investors may be limited or prohibited if any or all of the Series (or Class of any Series) are deemed to hold plan assets or if the Trading Advisors have pre-existing fiduciary relationships with certain investing Benefit Plan Investors.

Special considerations apply to investments in the Trust by individual retirement accounts, pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans whether or not subject to ERISA or Section 4975 of the Code, each a Plan, a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity, or such entities together with ERISA Plans, Benefit Plan Investors. While the assets of any Series (and Class of any Series) are intended not to constitute plan assets with respect to any Benefit Plan Investors, the United States Department of Labor, or the DOL, or a court could disagree. If the DOL were to find that the assets of some or all of the Series (or Class of any Series) are plan assets, the Managing Owner and the Trading Advisors to such Series (or Class) would be fiduciaries, and certain transactions in the Trust could be prohibited. For example, if the Trust were deemed to hold plan assets, the Trading Advisors may have to refrain from directing certain transactions that are currently contemplated. Furthermore, whether or not the Trust is deemed to hold plan assets, if a Benefit Plan Investor has certain pre-existing relationships with the Managing Owner, one or more Trading Advisors, the Selling Agents or a Clearing Broker, investment in a Series may be limited or prohibited. In the event that, for any reason, the assets of any Series (or Class of any Series) might be deemed to be “plan assets”, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to, but without the consent of any Limited Owner, to mandatorily redeem Units held by any Limited Owner that is a Benefit Plan Investor. See “ERISA Considerations” and “Restrictions Affecting Benefit Plan Investors.”

Foreign investors may face exchange rate risk and local tax consequences.

Foreign investors should note that the Units are denominated in U.S. Dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease.

Regulatory Risks

Government regulations may change and adversely affect the Trust.

Considerable regulatory attention has been focused on publicly distributed partnerships, and, in particular, on “commodity pools” such as the Trust. In addition, tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks’ attempts to influence exchange rates. Moreover, recent financial crises have resulted in substantial legislation and regulatory activity, which is likely to impact certain of the financial markets in which the various Series invest. In the current environment, you must recognize the possibility that future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any Series of the Trust or the overall operation of the Trust.

Failure of the Trust’s other counterparties may result in losses to the Trust.

The Trust may be unable to recover any of its assets in the event of the bankruptcy of any unregulated or OTC counterparty with whom it trades. Such inability to recover the Trust’s assets may result in losses to your investment.

CFTC registrations could be terminated which could adversely affect the Trust or a Series.

If the CE Act registrations or NFA memberships of the Managing Owner or the registered Trading Advisors were no longer effective, these entities would not be able to act for the Trust. If the Managing Owner or a registered Trading Advisor were unable to act for the Trust or a Series, it could adversely affect the Trust or such Series.

For example, if the Managing Owner’s registration as a commodity pool operator, or CPO, under the CE Act or the Managing Owner’s membership as a CPO with the NFA were suspended, revoked or terminated, unless there were at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated, the Trust will be required to dissolve.

Likewise, if a registered Trading Advisor’s registration as a CTA under the CE Act or such Trading Advisor’s membership in such capacity as a CTA with the NFA were suspended, revoked or terminated, such Trading Advisor may be removed as a trading advisor for the applicable Series. The Managing Owner would then either terminate the Series or hire another CTA to act as Trading Advisor for such Series.

The Trust and the Managing Owner have been represented by unified counsel, and you will not benefit from further review of this offering by independent counsel.

In connection with this offering, the Trust and the Managing Owner (as well as one of the selling agents) have been represented by unified counsel, and the offering and this Prospectus have only been reviewed by such unified counsel. To the extent that the Trust, the Managing Owner or you could benefit by further independent review, such benefit will not be available.

Although the foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options. You should read this entire Prospectus before determining to subscribe for Units.

STRUCTURE OF THE TRUST

The Trust was formed on August 8, 2003, as a Delaware statutory trust and may issue separate Series of Units of the Trust pursuant to the Delaware Statutory Trust Act, as amended, or the Trust Act. The Trust’s office in the State of Delaware is c/o Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805. The Trust’s principal office is c/o Equinox Fund Management, LLC, 1660 Lincoln Street, Suite 100, Denver, Colorado 80264.

The Trust is a multi-advisor commodity pool as described in CFTC Regulation § 4.10(d)(2).

Purchasers of Units will become limited owners of the Trust, or Limited Owners. The Trust Act provides that, except as otherwise provided in the amended and restated declaration of trust and trust agreement of the Trust, or the Trust Agreement, unitholders in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The Trust Agreement confers substantially the same limited liability, and contains substantially the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. Pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of a Series in excess of that Series’ assets. Limited Owners do not have any such liability. See “The Trust Agreement—Liabilities.”

Overview of the Series

The Trust’s Units are being offered in four (4) separate Series: Frontier Diversified Series, Frontier Masters Series, Frontier Long/Short Commodity Series (Class 1a and Class 2a) and Frontier Dynamic Series. The Trust has previously offered Units in other Series: Balanced Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Frontier Long/Short Commodity Series (Class 1 and Class 2), Managed Futures Index Series, Winton Series, Winton/Graham Series and Dunn Series. The Dunn Series ceased trading in October 2007. Each of the other previously offered Series continues to trade, but the Managing Owner determined to cease offering Units of such Series for new investment during the latter half of 2009.

The Trust, with respect to the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series, will offer and/or issue Units in three separate Classes—Class 1, Class 2 and Class 3. The Trust, with respect to the Frontier Long/Short Commodity Series, will offer and/or issue Units in three separate Classes—Class 1a, Class 2a and Class 3a. The Trust, with respect to each Series, will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments, including Swaps, and may, from time to time, engage in cash and spot transactions. It is expected that between 10% and 30% of each Series’ assets normally will be invested in one or more Trading Companies to be committed as margin for trading positions, but from time to time these percentages may be substantially more or less. The remainder of each Series’ assets will be held at the Trust level for cash management. See “Trading Limitations and Policies.”

Class 1 Units and Class 2 Units of any Series will be classified as Class 3 Units of such Series, and Class 1a and Class 2a Units of the Frontier Long/Short Commodity Series will be classified as Class 3a Units of such Series for administrative purposes as of any Business Day when the Managing Owner determines that the Service Fee Limit with respect to such Units has been reached as of such Business Day, or it anticipates that the Service Fee Limit applicable to such Units will be reached during the following Business Day. The Service Fee Limit applicable to each Unit sold pursuant to this Prospectus is reached when (i) the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit or (ii) if earlier, the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such Unit totals 10% of the purchase price of such Unit. There are no service fees or redemption fees associated with the Class 3 Units and Class 3a Units.

Class 3 and Class 3a Units have been registered under federal and state laws solely to support this automatic Service Fee Limit administrative procedure, and the Trust will maintain the registration of Class 3 and Class 3a Units as may be necessary from time to time to continue to support this automatic Service Fee Limit administrative procedure. Class 3 and Class 3a Units may be issued only pursuant to this automatic Service Fee Limit administrative procedure. Accordingly, no sales of, or exchanges relating to, Class 3 or Class 3a Units will be permitted or available, and nothing in the Prospectus should be read to allow any such sales or exchanges. In addition, no sales of, or exchanges relating to, Units of any Class of any Series will be permitted or available unless the Units to be acquired are registered for sale in the state of residence of the prospective purchaser.

The Trust currently utilizes more than ten different Trading Companies. A portion of the assets of each Series have been or will be invested in more than one Trading Company. A portion of the assets of multiple Series may be invested in a single Trading Company. The management and investment of the assets of each Trading Company varies. The assets of certain Trading Companies are traded by only one Trading Advisor, while the assets of certain other Trading Companies, are traded by multiple Trading Advisors. Certain of the Trading Companies may also invest in Swaps. The investment of the assets of each respective Series among the Trading Companies as of the date of this Prospectus are depicted in the organizational chart beginning on page 16. From time to time, a Trading Company in which one or more Series are invested may also seek to gain exposure to a Trading Advisor by investing in one or more Lower Tier Trading Companies, whose members may include investors other than the Trust and other Trading Companies. The Trading Advisors were selected based upon the Managing Owner’s evaluation of each Trading Advisor’s past performance, trading portfolios and strategies, as well as how each Trading Advisor’s performance, portfolio and strategies complement and differ from those of the other Trading Advisors. Except with respect to that portion of each Series’ assets held at the Trust level for cash management purposes, the Managing Owner will invest the balance of the proceeds from the offering of the Units of the Frontier Diversified Series, Frontier Masters Series, Class 1a and Class 2a of the Frontier Long/Short Commodity Series and Frontier Dynamic Series in the applicable Trading Companies for each such Series and all such proceeds will initially be available for commodities trading purposes. Except with respect to that portion of each Series’ assets held at the Trust level for cash management purposes from time to time, the balance of the additional capital raised from such Series during the Continuous Offering of Units will continue to be invested in the relevant Trading Companies. The Trading Advisors are not affiliated with the Trust, the Trustee or the Managing Owner. If a Trading Advisor’s trading reaches a level where certain position limits restrict its trading, such Trading Advisor will modify its trading instructions for the Series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. None of the Trading Advisors nor any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future. For a summary of the Advisory Agreements entered into with each Trading Advisor, see “Advisory Agreements.”

With respect to each Series, the Managing Owner may employ leverage at two possible levels. First, the Managing Owner may strategically employ notional equity at the overall portfolio level by strategically allocating an amount of assets to the Trading Advisors in excess of such Series’ net assets, thereby increasing the overall leverage of such Series’ portfolio. Second, the Managing Owner may allocate notional equity among various Trading Advisors that employ varying amounts of leverage within their individual trading programs. See the Frontier Diversified Series Appendix, Frontier Masters Series Appendix, Frontier Long/Short Commodity Series Appendix and Frontier Dynamic Series Appendix, as applicable.

For a description of each Series’ Trading Advisors and their principals, as well as a general description of the trading strategies and trading portfolios each such Trading Advisor will employ in its trading on behalf of the Trust, the past performance of such Trading Advisors, the Break-Even Analysis for each Series and the management fees and incentive fees to be charged to each Series of Units, see the Appendix for such Series. The descriptions in such Appendices were derived by the Managing Owner principally from information provided by each Trading Advisor. Because the Trading Advisors’ trading programs are proprietary, the descriptions in each Appendix are of necessity general in nature.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Trust. All statements other than statements of historical facts included in this Prospectus may constitute forward-looking statements. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate,” “foresee,” “continue,” “plan” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the Trust’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Although the Managing Owner believes that the expectations and underlying assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations or underlying assumptions ultimately will prove to have been correct. Important factors that could cause actual results to differ materially from projected or forecasted results or stated expectations are disclosed in this Prospectus, including under the heading “Risk Factors.”

You should not place undue reliance on any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Managing Owner or any other person that the objective and expectations of the Fund will be achieved. Except as expressly required by the Federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

TRADING LIMITATIONS, POLICIES AND SWAPS

The following limitations and policies are applicable to the Trust as a whole and to each Series individually. The application of these limitations and policies will be identical for all Series of the Trust and each Trading Advisor. A Trading Advisor sometimes may be prohibited from taking positions for a Series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The Managing Owner will monitor compliance with the trading limitations and policies set forth below, and it may impose such additional restrictions upon the trading activities of any Trading Advisor (through modification of the limitations and policies) as it, in good faith, deems appropriate and in the best interests of each Series, subject to the terms of the applicable Advisory Agreement. See “Advisory Agreements.”

The Managing Owner will not approve a material change in the following trading limitations and policies for any Series without obtaining the prior written approval of Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of such Series (excluding Units owned by the Managing Owner and its affiliates). However, without obtaining such approval, the Managing Owner may impose additional limitations on the trading or investment activities of each Series or on the types of instruments in which a Trading Advisor can invest if the Managing Owner determines that additional limitations are necessary to assure that 90% of the Trust’s income is Qualifying Income or are in the best interests of a Series.

Trading Limitations

No Series of the Trust will: (i) engage in pyramiding its commodities positions (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the deposit on margin (or its equivalent) with respect to the initiation or maintenance of the Series’ commodities and swap positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each Series of the Trust is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the Managing Owner or its affiliates, or permit the Managing Owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition; (iv) permit any Trading Advisor to share in any portion of the commodity brokerage fees paid by a Series of the Trust; (v) commingle its assets with the property of another person, except as permitted by law; or (vi) permit the churning of its commodity accounts.

The Trust, with respect to each Series, will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

Subject to the foregoing limitations, each Trading Advisor has agreed to abide by the trading policies of the Series of the Trust, which currently are as follows:

(1) Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

(2) Stop or limit orders may, in a Trading Advisor’s discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, no assurance can be given that the Clearing Brokers will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

(3) A Trading Advisor generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

(4) A Trading Advisor, on behalf of the applicable Trading Company, may occasionally make or accept delivery of a commodity including, without limitation, currencies. A Trading Advisor also may engage in “EFP” transactions (i.e., an exchange of futures for physical transaction, as permitted on the relevant exchange) involving currencies and metals and other commodities. Any Trading Company that constitutes an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the CE Act) may engage in Swaps, including through which it obtains exposure to reference programs or funds managed by commodity trading advisors.

(5) A Trading Advisor may, from time to time, employ trading techniques such as spreads, straddles and conversions.

(6) A Trading Advisor will not initiate open futures or option positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the applicable Series’ Net Asset Value for any one commodity or in excess of 66% of the applicable Series’ Net Asset Value for all commodities combined. Under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the Managing Owner may be required to commit assets of a Series as margin in excess of the foregoing limits and in such case the Managing Owner will cause the Trading Advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

(7) If a Trading Advisor engages in transactions in forward currency contracts on behalf of a Series other than with or through the Clearing Brokers, it will only engage in such transactions with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for that year, or through a broker-dealer firm whose aggregate balance in its capital, surplus and related accounts is at least $50,000,000. If transactions are effected for a Trading Company in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. The utilization of other forward markets requires the consent of the Managing Owner.

Swaps

In addition to the allocations to the Trading Advisors, certain Series of the Trust will strategically invest a portion or all of their assets in total return Swaps and other derivative contracts and instruments that reference one or more trading programs or funds selected at the direction of the Managing Owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of commodities or other investments representing a particular index. Swaps may also be structured like call options. Each Series’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements.

Swap Counterparties

The Managing Owner follows a procedure in selecting well-established financial institutions which the Managing Owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established, to act as Swap counterparties. The Managing Owner selects Swap counterparties on the basis of the quantitative and qualitative selection criteria established by the Managing Owner from time to time in its sole discretion. The Managing Owner evaluates each prospective Swap counterparty pursuant to the following factors:

•	its reputation, experience and policies;

•	the stability of its business structure and operations;

•	the experience and integrity of its professionals;

•	the quality of its risk management procedures and internal controls;

•	how its business strategy relates to the strategies of the relevant Series;

•	the Swap terms and conditions that it offers;

•	its ability to provide timely and accurate reporting; and

•	such other evaluations and analyses as the Managing Owner may deem appropriate.

Generally, the Swap counterparties will be financial institutions that have, or whose Swap obligations are guaranteed by a parent company that has, a minimum long-term unsecured debt rating of BBB+ from Standard & Poor’s Corporation and Baa1 from Moody’s Investors Services, Inc. at the time of the establishment of the Swap counterparty relationship.

Neither the Trust nor any Series is sponsored, endorsed, sold or promoted by any existing or future Swap counterparty. In addition, no Swap counterparty acts or will act as a Trading Advisor to any Series of the Trust. Investors in any Series which invests in Swaps are not a party to, and do not have any rights with respect to, such Swaps. This Prospectus has not been reviewed or approved by any existing or prospective Swap counterparty.

Swap Documentation; Swap Risks

The documentation for each Swap will be based upon a standard form ISDA Master Agreement (Multicurrency – Cross Border) and Credit Support Annex, with mutually agreed changes. A Trading Company which invests in Swaps on behalf of a Series may pledge a portion of its assets to the Swap counterparty as margin to secure the Trading Company’s obligations under the Swap. The Swap counterparty will have the right to deal with the pledged funds in any manner it chooses subject only to such Trading Company’s right of repayment upon, among other things, fulfillment of all of its obligations under the Swap. The pledged funds may, but are not guaranteed to, bear interest.

Each Swap generally will have a termination date of no more than one (1) year from the date the Swap is entered into, or the Termination Date. Upon the Termination Date, the relevant Trading Company may enter into a new Swap. Each Swap may be terminated by the Swap counterparty prior to the Termination Date in certain circumstances, including (i) a failure of the Trading Company to pay under any Swap (including a failure to pay margin) or certain other breaches on the part of such Trading Company, (ii) the occurrence of certain events of bankruptcy, insolvency or dissolution in relation to such Trading Company or (iii) changes to applicable law which have the effect of subjecting the Swap counterparty to material loss due to the characterization of any payments under the Swap, or of imposing or adversely modifying any material reserve, special deposit or similar requirement against assets or hedges incidental to the Swap, or materially adversely affecting the amount of capital or increasing the amount of regulatory capital required in connection with the Swap.

Payment upon the early termination of a Swap in the event of a default by a Trading Company or upon an early termination event affecting a Trading Company could result in significant losses to the Trading Company in which the assets of such Series will be invested.

Trading Companies which enter into Swaps also face the risk of non-performance by a Swap counterparty. Counterparties to Swaps are generally a single bank or other financial institution rather than a clearing organization backed by a group of financial institutions. As a result, Swap counterparty credit risk may result in significant losses.

THE TRUST AND ITS SERIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY, AND NONE OF THE INFORMATION PRESENTED IN THIS PROSPECTUS HAS BEEN REVIEWED OR APPROVED BY, ANY SWAP COUNTERPARTY. INVESTORS IN ANY SERIES WHICH INVESTS IN SWAPS ARE NOT A PARTY TO, AND DO NOT HAVE ANY RIGHTS WITH RESPECT TO, SUCH SWAPS.

DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

The Trust was formed on August 8, 2003, under the Trust Act. The sole trustee of the Trust is Wilmington Trust Company, which delegated its duty and authority for the management of the business and affairs of the Trust to the Managing Owner and will have limited liability, as set out in the Trust Agreement. See “Fiduciary Responsibilities—Accountability.”

The Managing Owner may be deemed to be, and the Trustee will not be deemed to be, a “Promoter” of the Trust within the meaning of the Securities Act. None of the foregoing persons is an “affiliate” (as that term is used for purposes of the Securities Act) of any of the Trading Advisors. The Managing Owner may be deemed to be a “parent” of the Trust within the meaning of the Federal securities laws.

A brief description of the Trustee, the Managing Owner, and the officers and directors of the Managing Owner, follows:

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the Trust. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is not affiliated with the Managing Owner or any of the Trading Advisors, and the Trustee’s duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Trust Agreement. The Trustee will accept service of legal process upon the Trust in the State of Delaware. See “Trust Agreement—Trustee.” Limited Owners will be notified by the Managing Owner of any change of the Trust’s trustee.

The Managing Owner

Equinox Fund Management, LLC, a Delaware limited liability company formed in June 2003, is the managing owner of the Trust. The Managing Owner became registered under the CE Act as a CPO as of August 6, 2003, and has been a member of the NFA in such capacity since that date. The Managing Owner’s main business office is located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, telephone (303) 837-0600. For a description of the Managing Owner’s responsibilities to the Trust, see “Duties of the Managing Owner.”

The most recent audited consolidated statement of financial condition of the Managing Owner and report of the independent accountants thereon is attached to this Prospectus. See “Index to Certain Financial Information.”

Principals of the Managing Owner

The current officers and directors of the Managing Owner are as follows:

Robert J. Enck is the President and Chief Executive Officer, and a member of the management committee of the Managing Owner, or the Executive Committee. In addition, Mr. Enck has been listed as a principal of the Managing Owner since July 2007. Mr. Enck joined the Managing Owner on March 1, 2007, with more than 20 years of extensive management experience with large, highly regulated health care organizations such as Bristol-Myers Squibb and Quintiles as well as with more entrepreneurial venture capital funded organizations. Most recently, from March 2003 to March 2007, Mr. Enck was the Senior Managing Director of The Hermes Group LLC, an advisory firm that specialized in management advisory services, as well as merger and acquisition-related services. At the Hermes Group, Mr. Enck was a member of the ownership team that acquired Ascendia Brands (formerly Lander Company), a $200 million health and beauty care company. As part of this team, Mr. Enck focused on acquisitions, marketing, outsourcing initiatives and the reverse merger of Lander into a public company. Prior to joining Hermes, from March 2001 to March 2003, Mr. Enck served as a General Manager and Vice President within Quintiles Transnational, a multi-national pharmaceutical services firm with nearly two billion dollars in annual revenues. Mr. Enck joined Quintiles as a result of Quintiles’ acquisition of Beansprout Networks, where Mr. Enck served as CEO. As CEO of Beansprout, Mr. Enck conceived of, and executed, a dramatic refocus of the company and engineered the successful transaction with Quintiles. Prior to joining Beansprout, from September 1998 to March 2001, Mr. Enck was President of Rx Remedy Information Services, a company focused on providing pharmaceutical firms with longitudinal patient-reported health care information. Before that, Mr. Enck was with Summit Medical Systems from January 1994 to September 1998, where he held a number of senior-level positions, including President and General Manager of its subsidiary, Medical Information Systems (MIS), as well as Vice President of Sales and Marketing of parent company, Summit. Mr. Enck joined Summit when it was a private firm and was a member of the management team that grew the business and conducted a successful IPO. Additionally, Mr. Enck served as President of MIS, where he executed its sale to United Healthcare. Earlier, he spent nine years with Bristol-Myers Squibb and held management positions in the areas of managed care, government programs and sales management. Mr. Enck holds a B.S. degree in Natural Sciences from St. John’s University, Collegeville, MN and an MBA in Management from the University of St. Thomas, St. Paul, MN.

Richard E. Bornhoft is the Chairman of the Executive Committee and Chief Investment Officer of the Managing Owner. In addition, Mr. Bornhoft has been listed as a principal and registered as an associated person of the Managing Owner since August 2003. Mr. Bornhoft also is President of The Bornhoft Group Corporation, or The Bornhoft Group, and has been listed as a principal and registered as an associated person of The Bornhoft Group since September 1985 and November 1985, respectively. Mr. Bornhoft is also a principal of Bornhoft Group Securities Corporation, a registered broker/dealer. Mr. Bornhoft was a principal of SectorQuant Capital Management, LLC an investment adviser registered under the Investment Advisers Act from July 2002 until March 2009. Mr. Bornhoft has over 25 years of experience in advising both private and institutional clientele in the alternative investment industry, beginning his career in June 1979. The Bornhoft Group was formed in 1985 as an investment management firm, providing alternative investments (i.e., investments other than long-only investments in publicly-traded stocks, bonds and cash-equivalent securities) to institutions and high net worth investors. Over the past two decades, Mr. Bornhoft has been responsible for the planning and execution of The Bornhoft Group’s business strategy. This responsibility has included such tasks as the design and implementation of the asset allocation, valuation and risk management systems, and the management of client assets into alternative investment products and services. His company has designed and operated managed futures portfolios for approximately 20 pension plans, corporations and banking institutions throughout the world. From March 1990 to June 1997, Mr. Bornhoft was a principal and associated person of Hart-Bornhoft Group, Inc, a registered CTA and CPO. From July 1996 to September 2000, Mr. Bornhoft was a principal and associated person of Covenant Portfolio Management Inc., a registered CTA and CPO, and from December 1997 to March 2001, Mr. Bornhoft was a principal and associated person of Warwick Capital Management, Inc., a registered CTA. From June 1998 to August 2001, Mr. Bornhoft was a principal and associated person of The Bornhoft Advisory Group Corporation, a registered CTA. Prior to forming The Bornhoft Group in September 1985, from February 1983 to August 1985, Mr. Bornhoft was Vice-President of Product Development for the Managed

Account Corporation, an investment-consulting firm that offered managed futures products to its clientele. From June 1979 to August 1985, he held various positions at a guaranteed introducing broker of Geldermann, Inc., a Chicago-based futures brokerage firm and registered FCM, including a Denver branch manager. Additional activities included developing managed futures trading systems and advising client assets in managed futures. He has served on numerous arbitration boards and various committees of certain regulatory and industry organizations and is a frequent speaker at international conferences and symposiums on alternative investments. He has written numerous articles in leading financial publications and is a contributing author to The Handbook of Managed Futures – Performance, Evaluation and Analysis (McGraw-Hill, 1997) and Searching for Alpha – The Quest for Exceptional Investment Performance (Wiley, 2000). Mr. Bornhoft was a founding principal of Morningstar Hedge Inc. He currently holds SEC/FINRA Series 7, 24 and 63 registrations, in addition to a CFTC/NFA Series 3 registration.

Ron S. Montano is the Chief Administration Officer and Secretary of the Managing Owner. In addition, Mr. Montano has been listed as a principal of the Managing Owner since August 2003. Mr. Montano is also the Chief Operations Officer of The Bornhoft Group. Mr. Montano joined the Bornhoft Group in November 1997 and has been listed as a principal thereof since May 1998. Mr. Montano is also a principal of Bornhoft Group Securities Corporation. From June 1998 to August 2001, Mr. Montano was a principal and associated person of The Bornhoft Advisory Group Corporation, a registered CTA. His responsibilities include providing oversight and management to all divisions of The Bornhoft Group companies, managing all personnel activities, and directing marketing campaigns. Mr. Montano draws upon his extensive experience in leadership and management skills during his successful and highly decorated 23-year career in the United States Army/Army Recruiting Command. He achieved the rank of Command Sergeant Major responsible for administrative functions including manpower assessment, relocation and problem solving, training, documentation and community relations. During his tenure, his oversight has included overseeing six recruiting companies and 51 recruiting stations within the New England states territory, and seven companies and 52 recruiting offices and over 300 recruiting sales representatives in Michigan, which was the largest recruiting territory in the United States. He graduated with a degree in Applied Science as well as being selected for and graduated from the United States Army Sergeants Major Academy. Mr. Montano was selected to be directly involved in the United States Army Recruiting Command policy development process. He has been highly decorated for his accomplishments in promoting his assigned territories, which earned him the Army’s coveted “Legion of Merit Award.”

S. Brent Bales is the Chief Financial Officer of the Managing Owner. In addition, Mr. Bales has been listed as a principal of the Managing Owner since August 2003. Mr. Bales is also the Vice President of Finance for The Bornhoft Group. Mr. Bales joined The Bornhoft Group in June 2000 and has been listed as a principal thereof since December 2001. Prior to that, from June 1992 through June 2000, he was employed as the Controller of Colorado Pen Company. Mr. Bales’ responsibilities include supervision of all accounting activities, valuation of client portfolios and monitoring of risk management systems. Mr. Bales has over 25 years of experience in finance, accounting and the operation of businesses, as well as over 15 years of experience in senior management positions with various start-up and developmental businesses. He is a Certified Public Accountant with past experience that includes tenures with Touche Ross & Co. and other corporations with responsibilities that encompassed auditing, revenue and cost accounting, cash management and tax audit representation. Mr. Bales received his Bachelor’s degree in Accounting in 1973 from University of Denver and his Certified Public Accountant certification in 1977.

Executive Committee

The Executive Committee is responsible for the general oversight of the Managing Owner’s business and functions like a board of directors of a corporation. The current members of the Executive Committee are Robert J. Enck, Richard E. Bornhoft, John C. Plimpton and Ajay R. Dravid.

Robert J. Enck—Mr. Enck’s biography appears above under the caption “Officers of the Managing Owner.”

Richard E. Bornhoft—Mr. Bornhoft’s biography appears above under the caption “Officers of the Managing Owner.”

John C. Plimpton is a member of the Executive Committee of the Managing Owner. In addition, Mr. Plimpton has been listed as a principal and registered as an associated person of the Managing Owner since August 2003 and has been a member of the NFA in such capacities as of such date. In November 2002, Mr. Plimpton formed Solon Capital, LLC, or Solon Capital. Solon Capital has been registered under the CE Act as a CPO since December 17, 2002 and became a member of the NFA on June 9, 2003. Mr. Plimpton has been registered under the CE Act as an associated person and listed as a principal of Solon Capital since December 2002 and has been a member of the NFA with Solon Capital in such capacities since June 2003. Mr. Plimpton was a Director of Investments at Willowbridge Associates Inc. from February 1995 through September of 2000 where he was responsible for raising assets and for evaluating investment opportunities in insurance and financial services for

Willowbridge Associates Inc. and its affiliates, including Union Spring Asset Management, Inc. From September 2000 through January 2001, he was employed at Quantitative Financial Strategies Inc. in Stamford, Connecticut. Willowbridge Associates Inc. has been an NFA member and has been registered under the CE Act as a CTA and a CPO since May 3, 1988. Union Spring Asset Management, Inc. has been an NFA member and has been registered under the CE Act as a CTA and a CPO since March 29, 1996. Quantitative Financial Strategies Inc. has been an NFA member and has been registered under the CE Act as a CTA and a CPO since May 17, 1990. From February 2001 through September 2002, he was the Director of Corporate Development for Beacon Management Corporation USA of Princeton, New Jersey. Mr. Plimpton was registered under the CE Act as an associated person of Beacon Management Corporation USA and was a member of the NFA in such capacity but withdrew such registration and membership in August 2004. He holds a B.A. in Economics from the University of Chicago and an MBA in corporate finance and corporate accounting from the William E. Simon School of Management at the University of Rochester. He earned his Chartered Life Underwriter and Chartered Financial Consultant designations from the American College.

Ajay R. Dravid is a member of the Executive Committee of the Managing Owner. Dr. Dravid has been listed as a principal of the Managing Owner since April 2009. Since January 2009, Dr. Dravid has been an adjunct professor of Finance at the Fox School of Business at Temple University. Since June 2006, he has also been a self-employed consultant, including acting as a paid consultant to the Managing Owner. From December 2004 to May 2006, Dr. Dravid was President of Saranac Capital Management LP, a hedge fund, which managed more than $3 billion in hedge fund assets. From August 1993 to November 2004, he was a Managing Director at Salomon Brothers and Citigroup, each of which is an investment bank, where he helped to build and manage the hedge fund businesses and platforms at Salomon Brothers Asset Management (and its successors, Citigroup Asset Management and Citigroup Alternative Investments). He was also involved in the structuring and marketing of funds, portfolio management, quantitative analysis, risk management and client service. Dr. Dravid received his Bachelor’s degree in Physics from the University of Poona (India) in 1973. He received an M.A. in Physics from SUNY at Stony Brook in 1975 and an MBA in Finance and Marketing from the University of Rochester in 1977. He was awarded a Ph.D. in Business by Stanford University in 1990.

The sole members of the Managing Owner are Plimpton Capital, LLC and The Bornhoft Group which have been registered as principals of the Managing Owner since August 2003.

The Bornhoft Group

The overall fund management and asset allocation activities will be performed for the Trust by one of the members of Managing Owner, The Bornhoft Group. The Bornhoft Group has been registered under the CE Act as a CPO and as a CTA since November 1985 and has been a member of the NFA in such capacities as of such date. The principals of The Bornhoft Group are Richard E. Bornhoft, Ron S. Montano, Brian R. Bell, S. Brent Bales and Thomas J. O’Donnell. All asset allocation and trading decisions for The Bornhoft Group are performed by the Investment Committee of The Bornhoft Group, which consists of Messrs. Bornhoft, Bell and Bales. The biographies for Messrs. Bornhoft, Montano and Bales appear above under the caption “Officers of the Managing Owner.” The biography for Messrs. Bell and O’Donnell appears below.

Brian R. Bell is Director of Research for The Bornhoft Group and is responsible for the research and selection of qualified CTAs for various institutional and retail portfolios. Mr. Bell has been involved in the futures industry since May 1987. Mr. Bell joined The Bornhoft Group in April 2005 and has been listed as a principal of The Bornhoft Group since August 2005. Mr. Bell is also involved with CTS Capital Management, LLC, a CTA located in Denver, Colorado, where he manages the trading and research, focusing on a multiple-strategy portfolio approach. Mr. Bell has been listed as a principal and registered as an associated person of CTS Capital Management, LLC since September 2005 and October 2005, respectively, and as a member of the NFA in such capacity since October 2005. Beginning in February 2000, Mr. Bell was President and owner of Custom Trading Solutions, Inc., which developed CTS Studies and BestCommodityCharts.com, technical indicators used with CQG, Inc. and TradeStation products, and marketed them to customers across North and South America, Australia, Asia and Europe. Mr. Bell was listed under the CE Act as a principal of Custom Trading Solutions, Inc. from July 2003 until December 2005, and registered as an associated person in such capacity from April 2004 until December 2005. Custom Trading Solutions, Inc. was registered under the CE Act as a CTA from July 2003 until December 2005, and as an NFA member from April 2004 until December 2005. Mr. Bell also developed and instructed three-day seminars on designing and evaluating mechanical trading systems for major Wall Street clients, including Morgan Stanley, Credit Suisse First Boston, SAC Capital, Greenwich Capital and FX-Concepts. Mr. Bell also provided consulting services to many private and professional traders on the design and evaluation of technical indicators and trading systems. Additionally, he designed proprietary trading system evaluation and optimization algorithms and supporting software. Prior to starting Custom Trading Solutions, Inc. in February 2000, Mr. Bell was a Senior Software Engineer at CQG, Inc. for fourteen years from May 1987 through February 2000, where Mr. Bell conducted technical analysis and trading system research that resulted in many of the features in CQG for Windows. Mr. Bell has published articles in Technical Analysis of Stocks & Commodities and Working

Money Magazine. Mr. Bell earned both his M.S. in Electrical Engineering and his B.S. in Engineering Physics from the University of Colorado. Mr. Bell currently holds a CFTC/NFA Series 3 registration.

Thomas J. O’Donnell III is a Partner of The Bornhoft Group, having joined the firm in November 2009 and has been listed as an NFA associate member of The Bornhoft Group since November 9, 2009. Mr. O’Donnell had a temporary associated person license of The Bornhoft Group from November 9, 2009 to November 30, 2009, and is pending registration as a principal and associated person of The Bornhoft Group since November 9, 2009. Mr. O’Donnell is also a member of The Bornhoft Group’s Investment Committee. His responsibilities include sharing his many years of investment experience and helping institutional investors build better risk adjusted portfolios. Mr. O’Donnell also directs The Bornhoft Group’s institutional marketing campaign and client correspondence activities. In October 2009, Mr. O’Donnell conducted proprietary research on the managed futures industry. Before joining The Bornhoft Group, Mr. O’Donnell was a First Vice President in the Alternative Investments Group of Newedge USA, LLC, an FCM, from May 2007 to September 2009. His primary focus at Newedge was capital introduction between institutional investors and managed futures product providers. He also was involved in educating institutional investors about alternative investments, with specific emphasis on managed futures, global macro, currency and commodity-based hedge fund strategies. Mr. O’Donnell was registered as an associated person and listed as an NFA associate member effective January 2, 2008 through September 30, 2009. He was registered as an associated person and listed as an NFA associate member of Newedge Financial, Inc. effective August 9, 2007 through October 16, 2008, where he was an account executive and First Vice President in the Alternative Investments Group. From December 1995 to April 2007, he was Managing Director of Marketing and Client Services at Chesapeake Capital Corporation, a CTA. He was listed as an NFA associate member as of December 28, 1995 and registered as an associated person of Chesapeake Capital Corporation effective March 13, 1996, until May 11, 2007. From June 1989 to November 1995, he was Program Director with the Virginia Retirement System, or the VRS, one of the largest public pension funds in the United States. At VRS, he was heavily involved in the strategic investment policies and asset allocation decisions and gained extensive experience in traditional and alternative investments. In addition to overseeing their External Global Equity Program, he also was responsible for particular alternative investment programs including the Market Neutral Program and the Managed Futures Program. He helped research and launch the VRS Managed Futures Program in May 1991. The VRS was among the first public pension funds to invest in managed futures. The Bornhoft Group was one of the multi-advisor managed futures firms that the VRS hired at the inception of the VRS Managed Futures Program. Mr. O’Donnell is a frequent speaker at investment conferences on a variety of topics including alternative investments. He received his B.S. in Business Management from Virginia Polytechnic Institute & State University (Virginia Tech) in 1989. He currently holds a CFTC/NFA series 3 and series 30 license registrations.

Established in 1985, The Bornhoft Group (formerly Hart-Bornhoft, Inc.) is one of the oldest asset management firms specializing in alternative investments. The firm structures and actively manages funds and portfolios comprised of performance-oriented portfolio managers for United States and internationally based private and institutional investors. Investments include managed futures, hedge funds, alternative investment indexing, structured notes and portfolio overlays.

The Bornhoft Group has specialized in the identification, research, and management of multi-advisor managed futures portfolios since its inception with cumulative aggregate allocated assets of approximately $1.7 billion to CTAs. Over its history, The Bornhoft Group has also established relationships with over twenty-five (25) U.S. brokerage firms that have sold their commodity and hedge funds.

The Bornhoft Group has a database of over 1,000 alternative investment programs. It began the creation of a proprietary database of advisors as well as proprietary analytical software in 1983. Since this time, the company’s database has evolved to also include commercial information. It has a well-established and tested infrastructure that provides fund administration, accounting, cash management, client services and reporting services for commodity and hedge funds. The development of its proprietary fund administration and valuation systems began in 1989.

The Bornhoft Group has an on-going commitment to the development of alternative investment products.

Past Performance of The Trust

Set forth on the following page is the performance record of trading of the Trust from its inception through November 30, 2009. This performance record does not differentiate between the performance of different Series. An investor in the Trust during any depicted period would not have experienced the depicted performance results.

PAST PERFORMANCE OF THE FRONTIER FUND

The Capsule Performance Table which follows sets forth the actual past performance of all Series of The Frontier Fund during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2009	2008	2007	2006	2005	2004
January	0.87%	0.57%	0.86%	3.04%	-4.90%
February	0.11%	6.72%	-4.03%	-2.36%	-1.15%
March	-1.58%	-0.32%	-2.60%	3.11%	-2.42%
April	-2.21%	-0.66%	2.78%	1.57%	-6.06%
May	1.72%	1.08%	5.57%	-2.16%	2.97%
June	-2.78%	4.89%	1.23%	-1.51%	4.69%
July	-0.80%	-3.11%	-5.93%	-1.36%	-1.58%
August	0.07%	-0.77%	-5.00%	-1.10%	-0.68%
September	2.33%	-0.51%	4.63%	-1.61%	1.53%	-0.60%
October	-0.91%	3.47%	3.21%	0.87%	-0.57%	2.46%
November	3.33%	2.73%	-1.71%	2.04%	7.06%	5.31%
December		2.49%	0.09%	2.74%	-1.19%	-0.61%
Year	-0.03%	17.42%	-1.68%	3.06%	-3.03%	6.60%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Inception of Trading:	September 24, 2004†
Aggregate Gross Capital Subscriptions for The Frontier Fund as of November 30, 2009:	$1,015,915,440.47
Net Asset Value of The Frontier Fund as of November 30, 2009:	$750,946,121.52
Worst Monthly Percentage Draw-down:	-6.06% (April 2005)
Worst peak-to-valley Draw-down:	-14.35% (November 2004 through April 2005)

The Frontier Fund performance table sets forth the actual performance of all Series of The Frontier Fund. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Series of The Frontier Fund.

†	The Winton Series, Currency Series and Dunn Series and Class 1 and Class 2 of the Balanced Series of The Frontier Fund commenced trading on September 24, 2004. The Winton Series was designated as the “Beach Series” until May 2006. The Winton/Graham Series commenced trading on November 22, 2004; until May 2008, it was designated as the “Graham Series.” The Campbell/Graham/Tiverton Series commenced trading on February 14, 2005; until May 2008, it was designated as the “Campbell/Graham Series.” The Long Only Commodity Series commenced trading on March 1, 2006. The Frontier Long/Short Commodity Series commenced trading on March 6, 2006. The Managed Futures Index Series commenced trading on April 25, 2006. Class 1a and Class 2a of the Balanced Series commenced trading on May 1, 2006. The Frontier Diversified Series, the Frontier Masters Series and the Frontier Dynamic Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series commenced trading on June 9, 2009. Therefore, the performance table above includes the performance of the Winton Series, Currency Series and Dunn Series and Class 1 and Class 2 of the Balanced Series from October 2004 forward, the performance of the Winton/Graham Series from December 2004 forward, the performance of the Campbell/Graham/Tiverton Series from March 2005 forward, the performance of the Long Only Commodity Series and Class 1 and Class 2 of the Frontier Long/Short Commodity Series from March 2006 forward, the performance of the Managed Futures Index Series from April 2006 forward, the performance of Class 1a and Class 2a of the Balanced Series from May 2006 forward, and the performance of the Frontier Diversified Series, the Frontier Masters Series and the Frontier Dynamic Series and Class 1a Units and Class 2a Units of the Frontier Long/Short Commodity Series from June 2009 forward. Certain Class 1 Units of the Frontier Long/Short Commodity Series have been classified as Class 3 Units of such Series.

*	Draw-down means losses experienced by the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Past Performance of the Series

For the performance record of trading for the Units of each Class of each Series offered by the Trust pursuant to this Prospectus, please see the Appendix for each Series of the Trust.

Set forth on the following pages is the actual performance record of trading of Series of the Trust which are no longer being offered for new investment. The Dunn Series of Units commenced trading in September 2004, ceased trading on October 15, 2007 and is no longer being offered by the Trust. Each of the Balanced Series, Campbell/Graham/Tiverton Series, Currency Series, Frontier Long/Short Commodity Series (Class 1 and Class 2), Long Only Commodity Series, Managed Futures Index Series, Winton Series and Winton/Graham Series continue to trade, but the Managing Owner determined to cease offering Units of such Series for new investment during the latter half of 2009.

PAST PERFORMANCE OF BALANCED SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Balanced Series is closed to new investment —

Month	2009	2008	2007	2006	2005	2004
January	1.34%	-0.55%	1.20%	3.47%	-4.29%
February	0.33%	7.52%	-4.38%	-2.95%	-1.10%
March	-1.62%	-0.48%	-3.17%	3.62%	-2.11%
April	-2.35%	0.26%	2.77%	1.26%	-5.45%
May	1.73%	1.11%	5.66%	-2.26%	2.83%
June	-2.67%	5.50%	0.59%	-1.77%	4.09%
July	-1.04%	-2.74%	-7.02%	-1.48%	-1.60%
August	0.22%	0.15%	-6.37%	-0.85%	-0.17%
September	1.99%	0.50%	5.13%	-1.75%	0.60%	-0.20%
October	-0.82%	4.13%	3.04%	0.22%	-0.79%	1.57%
November	2.43%	3.39%	-1.96%	2.07%	8.12%	5.62%
December		2.85%	0.54%	2.71%	-0.79%	-0.97%
Year	-0.62%	23.37%	-4.88%	1.99%	-1.37%	6.03%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 1
Inception of Trading of Balanced Series Class 1:	September 24, 2004
Aggregate Gross Capital Subscriptions for Balanced Series Class 1 as of November 30, 2009:	$408,225,744.37
Net Asset Value of Balanced Series Class 1 as of November 30, 2009:	$294,446,134.92
Worst Monthly Percentage Draw-down:	-7.02% (July 2007)
Worst peak-to-valley Draw-down:	-13.76% (April 2006 through August 2007)

The Balanced Series Class 1 performance table sets forth the actual performance of the Balanced Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Balanced Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.68%

•	Management fees: 0.5%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF BALANCED SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Balanced Series is closed to new investment —

Month	2009	2008	2007	2006	2005	2004
January	1.59%	-0.30%	1.47%	3.73%	-4.04%
February	0.56%	7.78%	-4.16%	-2.73%	-0.87%
March	-1.36%	-0.22%	-2.93%	3.89%	-1.85%
April	-2.11%	0.50%	3.03%	1.51%	-5.22%
May	1.98%	1.36%	5.93%	-2.00%	3.20%
June	-2.41%	5.81%	0.82%	-1.53%	4.35%
July	-0.79%	-2.49%	-6.77%	-1.23%	-1.35%
August	0.48%	0.39%	-6.15%	-0.59%	0.09%
September	2.24%	0.76%	5.38%	-1.53%	0.85%	-0.17%
October	-0.58%	4.39%	3.32%	0.49%	-0.54%	1.81%
November	2.69%	3.63%	-1.72%	2.32%	8.39%	5.91%
December		3.13%	0.80%	2.95%	-0.53%	-0.75%
Year	2.15%	27.18%	-1.98%	5.08%	1.76%	6.85%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 2
Inception of Trading of Balanced Series Class 2:	September 24, 2004
Aggregate Gross Capital Subscriptions for Balanced Series Class 2 as of November 30, 2009:	$122,194,945.55
Net Asset Value of Balanced Series Class 2 as of November 30, 2009:	$80,292,161.86
Worst Monthly Percentage Draw-down:	-6.77% (July 2007)
Worst peak-to-valley Draw-down:	-12.50% (June 2007 through August 2007)

The Balanced Series Class 2 performance table sets forth the actual performance of the Balanced Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Balanced Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.68%

•	Management fees: 0.5%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF BALANCED SERIES CLASS 1A

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 1A during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Balanced Series is closed to new investment —

Month	2009	2008	2007	2006	2005	2004
January	1.28%	-0.57%	1.14%	3.46%	-4.30%
February	0.25%	7.50%	-4.35%	-2.96%	-1.11%
March	-1.71%	-0.49%	-3.22%	3.61%	-2.12%
April	-2.36%	0.23%	2.72%	1.25%	-5.46%
May	1.77%	1.10%	5.61%	-2.73%	2.82%
June	-2.71%	5.53%	0.55%	-1.82%	4.08%
July	-1.09%	-2.71%	-7.06%	-1.55%	-1.61%
August	0.16%	0.15%	-6.42%	-0.88%	-0.18%
September	1.94%	0.44%	5.09%	-1.81%	0.59%	-0.21%
October	-0.88%	4.12%	3.01%	0.17%	-0.80%	1.56%
November	2.36%	3.40%	-2.00%	2.00%	8.11%	5.61%
December		2.90%	0.51%	2.67%	-0.80%	-0.98%
Year	-1.15%	23.32%	-5.29%	1.08%	-1.50%	5.98%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 1a
Inception of Trading of Balanced Series Class 1a:	May 1, 2006
Aggregate Gross Capital Subscriptions for Balanced Series Class 1a as of November 30, 2009:	$17,528,176.93
Net Asset Value of Balanced Series Class 1a as of November 30, 2009:	$9,427,793.70
Worst Monthly Percentage Draw-down:	-7.06% (July 2007)
Worst peak-to-valley Draw-down:	-14.76% (April 2006 through August 2007)

The Balanced Series Class 1A performance table sets forth the actual performance of the Balanced Series Class 1A since May 2006 and the pro forma performance of Balanced Series Class 1, adjusted to take into account the fees associated with an investment in Balanced Series Class 1A Units, from September 2004 to April 2006.

Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Balanced Series Class 1A of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 2.58%

•	Management fees: 1.0%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF BALANCED SERIES CLASS 2A

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 2A during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Balanced Series is closed to new investment —

Month	2009	2008	2007	2006	2005	2004
January	1.53%	-0.33%	1.41%	3.72%	-4.05%
February	0.48%	7.77%	-4.20%	-2.74%	-0.88%
March	-1.45%	-0.24%	-2.98%	3.88%	-1.86%
April	-2.12%	0.48%	2.98%	1.50%	-5.23%
May	1.97%	1.34%	5.88%	-2.50%	3.19%
June	-2.46%	5.79%	0.78%	-1.58%	4.34%
July	-0.83%	-2.46%	-6.81%	-1.30%	-1.36%
August	0.42%	0.38%	-6.19%	-0.63%	0.08%
September	2.19%	0.70%	5.35%	-1.58%	0.84%	-0.18%
October	-0.63%	4.39%	3.28%	0.43%	-0.55%	1.80%
November	2.62%	3.64%	-1.76%	2.26%	8.38%	5.90%
December		3.18%	0.77%	2.91%	-0.54%	-0.76%
Year	1.57%	27.06%	-2.47%	4.11%	1.64%	6.79%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 2a
Inception of Trading of Balanced Series Class 2a:	May 1, 2006
Aggregate Gross Capital Subscriptions for Balanced Series Class 2a as of November 30, 2009:	$3,814,043.79
Net Asset Value of Balanced Series Class 2a as of November 30, 2009:	$3,396,933.59
Worst Monthly Percentage Draw-down:	-6.81% (July 2007)
Worst peak-to-valley Draw-down:	-12.58% (June 2007 through August 2007)

The Balanced Series Class 2A performance table sets forth the actual performance of the Balanced Series Class 2A since May 2006 and the performance of Balanced Series Class 2, adjusted to take into account the fees associated with an investment in Balanced Series Class 2A Units from September 2004 to April 2006.

Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Balanced Series Class 2A of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 2.58%

•	Management fees: 1.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF BALANCED SERIES CLASS 3A

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 3A during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Balanced Series is closed to new investment —

Month	2009
January
February
March
April
May
June	-2.64%
July	-0.84%
August	0.43%
September	2.17%
October	-0.63%
November	2.62%
December
Year	1.01%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 3A
Inception of Trading of Balanced Series Class 3A:	June 3, 2009
Aggregate Gross Capital Subscriptions for Balanced Series Class 3A as of November 30, 2009:	$1,124,771.23
Net Asset Value of Balanced Series Class 3A as of November 30, 2009:	$1,136,917.73
Worst Monthly Percentage Draw-down:	-2.64% (June 2009)
Worst peak-to-valley Draw-down:	-3.46% (June 2009 through July 2009)

The Balanced Series Class 3A performance table sets forth the actual performance of the Balanced Series Class 3A since June 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Balanced Series Class 3A of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 2.58%

•	Management fees: 1.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF CAMPBELL/GRAHAM/TIVERTON SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Campbell/Graham/Tiverton Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Campbell/Graham/Tiverton Series is closed to new investment —

Month	2009	2008	2007	2006	2005
January	0.03%	0.32%	0.23%	1.24%
February	0.35%	4.10%	-5.80%	-1.21%	-4.29%
March	-2.99%	0.69%	-3.99%	2.75%	-2.69%
April	-2.93%	-2.44%	4.25%	1.11%	-5.65%
May	1.91%	1.85%	9.12%	-2.90%	2.55%
June	-4.18%	4.52%	4.86%	-0.80%	5.69%
July	0.32%	-3.44%	-8.59%	-1.83%	-0.80%
August	-0.23%	-0.50%	-5.19%	-2.08%	-3.66%
September	3.11%	1.07%	3.03%	-1.09%	4.18%
October	-1.25%	6.84%	5.60%	1.20%	1.00%
November	4.10%	2.82%	-3.91%	1.06%	1.86%
December		3.24%	-2.56%	4.91%	-3.34%
Year	-2.08%	20.28%	-4.54%	2.09%	-5.70%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Campbell/Graham/Tiverton Series Class 1
Inception of Trading of Campbell/Graham/Tiverton Series Class 1:	February 14, 2005
Aggregate Gross Capital Subscriptions for Campbell/Graham/Tiverton Series Class 1 as of November 30, 2009:	$93,473,386.34
Net Asset Value of Campbell/Graham/Tiverton Series Class 1 as of November 30, 2009:	$70,963,746.64
Worst Monthly Percentage Draw-down:	-8.59% (July 2007)
Worst peak-to-valley Draw-down:	-13.33% (June 2007 through August 2007)

Prior to June 2008, the Campbell/Graham/Tiverton Series Class 1 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 1, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Campbell/Graham/Tiverton Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.39%

•	Management fees: 2.50%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF CAMPBELL/GRAHAM/TIVERTON SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Campbell/Graham/Tiverton Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Campbell/Graham/Tiverton Series is closed to new investment —

Month	2009	2008	2007	2006	2005
January	0.27%	0.58%	0.50%	1.50%
February	0.58%	4.34%	-5.59%	-1.00%	-4.15%
March	-2.74%	0.94%	-3.76%	3.01%	-2.44%
April	-2.69%	-2.20%	4.51%	1.33%	-5.45%
May	2.15%	2.11%	9.40%	-2.64%	2.82%
June	-3.93%	4.79%	5.11%	-0.55%	5.95%
July	0.58%	-3.18%	-8.34%	-1.57%	-0.54%
August	0.02%	-0.26%	-4.96%	-1.81%	-3.42%
September	3.37%	1.33%	3.27%	-0.87%	4.44%
October	-1.01%	7.09%	5.90%	1.48%	1.26%
November	4.37%	3.05%	-3.69%	1.31%	2.11%
December		3.51%	-2.31%	5.16%	-3.09%
Year	0.64%	23.90%	-1.63%	5.19%	-3.17%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Campbell/Graham/Tiverton Series Class 2
Inception of Trading of Campbell/Graham/Tiverton Series Class 2:	February 14, 2005
Aggregate Gross Capital Subscriptions for Campbell/Graham/Tiverton Series Class 2 as of November 30, 2009:	$15,537,186.54
Net Asset Value of Campbell/Graham/Tiverton Series Class 2 as of November 30, 2009:	$10,242,687.53
Worst Monthly Percentage Draw-down:	-8.34% (July 2007)
Worst peak-to-valley Draw-down:	-12.89% (June 2007 through August 2007)

Prior to June 2008, the Campbell/Graham/Tiverton Series Class 2 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 2, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Campbell/Graham/Tiverton Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.39%

•	Management fees: 2.50%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF CURRENCY SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Currency Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Currency Series is closed to new investment —

Month	2009	2008	2007	2006	2005	2004
January	-3.07%	-0.47%	0.02%	0.71%	-0.42%
February	-0.51%	3.10%	-2.46%	0.14%	0.67%
March	-2.30%	3.11%	-0.55%	-0.27%	-1.12%
April	-2.73%	-2.78%	3.41%	0.01%	-1.16%
May	0.90%	0.75%	2.15%	-2.05%	0.47%
June	-1.32%	-0.38%	1.57%	0.76%	0.43%
July	-3.40%	0.82%	-0.58%	-0.59%	0.30%
August	-3.31%	-1.53%	-1.95%	2.03%	-0.30%
September	2.30%	-7.24%	0.82%	-1.51%	-0.93%	-0.04%
October	-2.77%	1.41%	2.15%	-0.13%	-3.11%	2.06%
November	-1.24%	-2.26%	-2.45%	2.49%	-0.61%	0.23%
December		1.39%	-2.37%	2.05%	0.87%	0.41%
Year	-16.28%	-4.45%	-0.49%	3.59%	-4.87%	2.67%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Currency Series Class 1
Inception of Trading of Currency Series Class 1:	September 24, 2004
Aggregate Gross Capital Subscriptions for Currency Series Class 1 as of November 30, 2009:	$16,045,261.04
Net Asset Value of Currency Series Class 1 as of November 30, 2009:	$8,245,772.51
Worst Monthly Percentage Draw-down:	-7.24% (September 2008)
Worst peak-to-valley Draw-down:	-24.39% (March 2008 through November 2009)

The Currency Series Class 1 performance table sets forth the actual performance of the Currency Series Class 1. The Currency Series was originally a single-advisor Series designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 1 under C-View as the single advisor. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Currency Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.50%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF CURRENCY SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Currency Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Currency Series is closed to new investment—

Month	2009	2008	2007	2006	2005	2004
January	-2.83%	-0.22%	0.29%	0.97%	-0.17%
February	-0.28%	3.34%	-2.24%	0.37%	0.91%
March	-2.04%	3.37%	-0.31%	-0.01%	-0.87%
April	-2.49%	-2.54%	3.67%	0.24%	-0.93%
May	1.14%	1.00%	2.41%	-1.79%	0.73%
June	-1.05%	-0.13%	1.81%	1.01%	0.68%
July	-3.15%	1.08%	-0.32%	-0.34%	0.55%
August	-3.07%	-1.29%	-1.70%	2.29%	-0.05%
September	2.55%	-6.99%	1.05%	-1.29%	-0.69%	-0.01%
October	-2.53%	1.67%	2.42%	0.14%	-2.86%	2.30%
November	-0.99%	-2.03%	-2.20%	2.75%	-0.36%	0.49%
December		1.67%	-2.12%	2.29%	1.12%	0.67%
Year	-13.94%	-1.53%	2.56%	6.72%	-1.99%	3.47%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Currency Series Class 2
Inception of Trading of Currency Series Class 2:	September 24, 2004
Aggregate Gross Capital Subscriptions for Currency Series Class 2 as of November 30, 2009:	$6,318,254.17
Net Asset Value of Currency Series Class 2 as of November 30, 2009:	$2,306,346.54
Worst Monthly Percentage Draw-down:	-6.99% (September 2008)
Worst peak-to-valley Draw-down:	-20.50% (March 2008 to November 2009)

The Currency Series Class 2 performance table sets forth the actual performance of the Currency Series Class 2. The Currency Series was originally designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 2 under C-View as the single advisor. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Currency Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.50%

•	Management fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF DUNN SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Dunn Series Class 1 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Dunn Series has ceased trading and is closed—

Month	2007	2006	2005	2004
January	-0.72%	-6.61%	-4.09%
February	-12.64%	-2.75%	-6.38%
March	-6.39%	9.19%	-4.61%
April	3.13%	10.42%	-9.08%
May	12.16%	-5.59%	13.53%
June	6.82%	-5.82%	9.61%
July	-18.15%	-3.05%	-4.73%
August	-24.96%	-2.05%	-5.46%
September	14.92%	-2.27%	-5.85%	-5.18%
October	-3.21%	-3.14%	1.74%	9.06%
November		1.83%	3.09%	6.56%
December		(0.61%)	-4.02%	-4.75%
Year	-34.47%	-11.42%	-17.28%	4.96%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Dunn Series Class 1
Inception of Trading of Dunn Series Class 1:	September 24, 2004
Aggregate Gross Capital Subscriptions for Dunn Series Class 1:	$278,793.00
Net Asset Value of Dunn Series Class 1:	$0.00†
Worst Monthly Percentage Draw-down:	-24.96% (August 2007)
Worst peak-to-valley Draw-down:	-57.00% (November 2004 to August 2007)
The Dunn Series Class 1 performance table sets forth the actual performance of the Dunn Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Dunn Series Class 1 of The Frontier Fund. When the Dunn Series ceased trading, these items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, were:

•	Brokerage commissions and investment and trading fees and expenses: 1.34%

•	Management fees: 0.0%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned monthly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited.

†	The Dunn Series Class 1 ceased trading on October 15, 2007 and had no net asset value as of any subsequent month-end.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF DUNN SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Dunn Series Class 2 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Dunn Series has ceased trading and is closed—

Month	2007	2006	2005	2004
January	-0.45%	-6.37%	-3.84%
February	-12.44%	-2.53%	-6.16%
March	-6.16%	9.47%	-4.37%
April	3.39%	10.67%	-8.86%
May	12.45%	-5.33%	13.83%
June	7.08%	-5.59%	9.88%
July	-17.92%	-2.81%	-4.48%
August	-24.76%	-1.80%	-5.22%
September	15.17%	-2.04%	-5.62%	-5.15%
October	-3.08%	-2.88%	2.00%	9.31%
November		2.08%	3.34%	6.84%
December		(0.37%)	-3.79%	-4.51%
Year	-28.81%	-8.74%	-14.77%	5.77%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Dunn Series Class 2
Inception of Trading of Dunn Series Class 2:	September 24, 2004
Aggregate Gross Capital Subscriptions for Dunn Series Class 2:	$2,151,563.86
Net Asset Value of Dunn Series Class 2:	$0.00†
Worst Monthly Percentage Draw-down:	-24.76% (August 2007)
Worst peak-to-valley Draw-down:	-53.29% (November 2004 to August 2007)

The Dunn Series Class 2 performance table sets forth the actual performance of the Dunn Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Dunn Series Class 2 of The Frontier Fund. When the Dunn Series ceased trading, these items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, were:

•	Brokerage commissions and investment and trading fees and expenses: 1.34%

•	Management fees: 0.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned monthly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited.

†	The Dunn Series Class 2 ceased trading on October 15, 2007 and had no net asset value as of any subsequent month-end.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-1

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Frontier Long/Short Commodity Series (Class 1) is closed to new investment—

Month	2009	2008	2007	2006
January	2.66%	4.57%	0.07%
February	-0.37%	4.87%	0.18%
March	1.42%	-1.83%	0.36%	0.96%
April	1.53%	-1.05%	1.24%	2.40%
May	5.40%	-0.39%	-0.89%	-2.22%
June	-2.03%	4.54%	-1.38%	-2.52%
July	0.44%	-3.03%	-2.20%	-0.36%
August	-0.58%	-1.65%	0.28%	-1.83%
September	1.09%	-2.76%	1.95%	-1.61%
October	1.18%	-2.82%	0.38%	4.44%
November	4.12%	-2.35%	-0.82%	1.93%
December		1.34%	1.95%	-0.52%
Year	15.65%	-1.06%	1.04%	0.44%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Long/Short Commodity Series-1
Inception of Trading of Frontier Long/Short Commodity Series-1:	March 6, 2006
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-1 as of November 30, 2009:	$72,963,039.91
Net Asset Value of Frontier Long/Short Commodity Series-1 as of November 30, 2009:	$45,815,971.53
Worst Monthly Percentage Draw-down:	-3.03% (July 2008)
Worst peak-to-valley Draw-down:	-11.99% (June 2008 through November 2008)

The Frontier Long/Short Commodity Series-1 performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

•	Initial service fees and on-going service fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-2

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Frontier Long/Short Only Commodity Series (Class 2) is closed to new investment—

Month	2009	2008	2007	2006
January	2.91%	4.84%	0.33%
February	-0.14%	5.13%	0.41%
March	1.69%	-1.58%	0.61%	1.20%
April	1.79%	-0.81%	1.50%	2.63%
May	5.55%	-0.15%	-0.64%	-1.95%
June	-1.77%	4.81%	-1.14%	-2.28%
July	0.69%	-2.78%	-1.94%	-0.10%
August	-0.32%	-1.42%	0.53%	-1.58%
September	1.33%	-2.50%	2.19%	-1.38%
October	1.43%	-2.57%	0.65%	4.70%
November	4.38%	-2.13%	-0.58%	2.17%
December		1.62%	2.21%	-0.28%
Year	18.76%	1.95%	4.13%	2.93%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Long/Short Commodity Series-2
Inception of Trading of Frontier Long/Short Commodity Series-2:	March 6, 2006
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-2 as of November 30, 2009:	$14,933,869.84
Net Asset Value of Frontier Long/Short Commodity Series-2 as of November 30, 2009:	$15,047,900.70
Worst Monthly Percentage Draw-down:	-2.78% (July 2008)
Worst peak-to-valley Draw-down:	-10.89% (June 2008 through November 2008)

The Frontier Long/Short Commodity Series-2 performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-2. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-3

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-3 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Frontier Long/Short Commodity Series (Class 3) is closed to new investment—

Month	2009
January
February
March
April
May
June	(1.78%)
July	0.69%
August	(0.32%)
September	1.34%
October	1.43%
November	4.38%
December
Year	5.77%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Long/Short Commodity Series-3
Inception of Trading of Frontier Long/Short Commodity Series-3:	May 29, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-3 as of November 30, 2009:	$6,746,852.58
Net Asset Value of Frontier Long/Short Commodity Series-3 as of November 30, 2009:	$6,175,458.42
Worst Monthly Percentage Draw-down:	-1.78% (June 2009)
Worst peak-to-valley Draw-down:	-1.78% (June 2009)

The Frontier Long/Short Commodity Series-3 performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-3. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-3. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF LONG ONLY COMMODITY SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Long Only Commodity Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Long Only Commodity Series is closed to new investment—

Month	2009	2008	2007	2006
January	-5.86%	3.19%	-1.79%
February	-3.63%	12.31%	4.05%
March	3.53%	-4.76%	1.36%	3.82%
April	0.70%	4.39%	-0.92%	5.72%
May	13.48%	2.31%	-1.12%	-0.60%
June	-0.44%	9.85%	0.43%	0.33%
July	2.14%	-9.60%	2.83%	2.87%
August	-1.12%	-6.00%	-4.87%	-6.65%
September	4.25%	-11.13%	8.21%	-8.82%
October	1.08%	-24.11%	6.55%	0.11%
November	2.19%	-8.51%	-4.37%	5.15%
December		-6.54%	5.58%	-5.39%
Year	16.21%	-36.54%	16.07%	-4.55%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Long Only Commodity Series Class 1
Inception of Trading of Long Only Commodity Series Class 1:	March 1, 2006
Aggregate Gross Capital Subscriptions for Long Only Commodity Series Class 1 as of November 30, 2009:	$8,585,434.98
Net Asset Value of Long Only Commodity Series Class 1 as of November 30, 2009:	$3,517,036.36
Worst Monthly Percentage Draw-down:	-24.11% (October 2008)
Worst peak-to-valley Draw-down:	-55.54%% (June 2008 through February 2009)

The Long Only Commodity Series Class 1 performance table sets forth the actual performance of the Long Only Commodity Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Long Only Commodity Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.50%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF LONG ONLY COMMODITY SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Long Only Commodity Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Long Only Commodity Series is closed to new investment—

Month	2009	2008	2007	2006
January	-5.70%	3.36%	-1.61%
February	-3.48%	12.48%	4.21%
March	3.71%	-4.60%	1.53%	4.06%
April	0.87%	4.56%	-0.75%	5.88%
May	13.66%	2.48%	-0.95%	-0.42%
June	-0.27%	10.04%	0.59%	0.49%
July	2.31%	-9.43%	3.01%	3.04%
August	-0.96%	-5.85%	-4.71%	-6.49%
September	4.42%	-10.98%	8.37%	-8.68%
October	1.24%	-23.97%	6.75%	0.29%
November	2.37%	-8.38%	-4.21%	5.33%
December		-6.41%	5.76%	-5.24%
Year	18.34%	-35.28%	18.43%	-2.89%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Long Only Commodity Series Class 2
Inception of Trading of Long Only Commodity Series Class 2:	March 1, 2006
Aggregate Gross Capital Subscriptions for Long Only Commodity Series Class 2 as of November 30, 2009:	$1,612,568.43
Net Asset Value of Long Only Commodity Series Class 2 as of November 30, 2009:	$903,718.96
Worst Monthly Percentage Draw-down:	-23.97% (October 2008)
Worst peak-to-valley Draw-down:	-54.96%% (June 2008 through February 2009)

The Long Only Commodity Series Class 2 performance table sets forth the actual performance of the Long Only Commodity Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Long Only Commodity Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.50%

•	Management fees: 2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF MANAGED FUTURES INDEX SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Managed Futures Index Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Managed Futures Index Series is closed to new investment—

Month	2009	2008	2007	2006
January	-1.55%	5.61%	-0.07%
February	-2.19%	8.71%	-3.70%
March	-2.84%	-3.77%	-3.28%
April	-4.23%	-4.11%	1.56%	2.48%
May	4.15%	0.17%	1.61%	1.51%
June	-2.06%	3.16%	4.79%	-4.47%
July	-0.45%	-7.22%	0.83%	-3.29%
August	-1.19%	3.12%	-5.82%	1.99%
September	-0.93%	-2.46%	4.73%	-2.96%
October	-0.86%	16.07%	2.12%	-0.83%
November	1.41%	8.46%	2.52%	1.66%
December		2.17%	-0.80%	1.01%
Year	-10.45%	31.40%	3.98%	-3.15%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Managed Futures Index Series Class 1
Inception of Trading of Managed Futures Index Series Class 1:	April 25, 2006
Aggregate Gross Capital Subscriptions for Managed Futures Index Series Class 1 as of November 30, 2009:	$3,197,156.50
Net Asset Value of Managed Futures Index Series Class 1 as of November 30, 2009:	$1,854,910.30
Worst Monthly Percentage Draw-down:	-7.22% (July 2008)
Worst peak-to-valley Draw-down:	-13.33% (May 2006 through March 2007)

The Managed Futures Index Series Class 1 performance table sets forth the actual performance of the Managed Futures Index Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Managed Futures Index Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.80%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF MANAGED FUTURES INDEX SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Managed Futures Index Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Managed Futures Index Series is closed to new investment—

Month	2009	2008	2007	2006
January	-1.38%	5.79%	0.12%
February	-2.04%	8.89%	-3.55%
March	-2.68%	-3.60%	-3.12%
April	-4.11%	-3.95%	1.73%	2.63%
May	4.32%	0.34%	1.79%	1.69%
June	-1.89%	3.33%	4.95%	-4.32%
July	-0.28%	-7.04%	1.01%	-3.13%
August	-1.02%	3.25%	-5.66%	2.16%
September	-0.76%	-2.36%	4.89%	-2.81%
October	-0.70%	16.36%	2.31%	-0.66%
November	1.58%	8.35%	2.69%	1.83%
December		2.41%	-0.63%	1.17%
Year	-8.85%	33.79%	6.09%	-1.69%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Managed Futures Index Series Class 2
Inception of Trading of Managed Futures Index Series Class 2:	April 25, 2006
Aggregate Gross Capital Subscriptions for Managed Futures Index Series Class 2 as of November 30, 2009:	$2,283,718.00
Net Asset Value of Managed Futures Index Series Class 2 as of November 30, 2009:	$2,041,737.64
Worst Monthly Percentage Draw-down:	-7.04% (July 2008)
Worst peak-to-valley Draw-down:	-11.88% (May 2006 through March 2007)

The Managed Futures Index Series Class 2 performance table sets forth the actual performance of the Managed Futures Index Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Managed Futures Index Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.80%

•	Management fees: 2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF WINTON SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Winton Series is closed to new investment—

Month	2009	2008	2007	2006
January	0.39%	2.96%	4.12%
February	-0.77%	7.22%	-7.75%
March	-1.90%	-0.86%	-6.03%
April	-3.71%	-2.32%	5.33%
May	-2.60%	0.72%	4.43%
June	-1.74%	4.16%	1.41%
July	-2.01%	-4.33%	-1.90%
August	-0.04%	-2.58%	-1.55%	2.57%
September	2.69%	-1.03%	6.71%	-2.20%
October	-2.17%	3.09%	1.84%	1.24%
November	6.05%	5.17%	1.98%	2.25%
December		2.13%	-0.03%	1.73%
Year	-6.02%	14.56%	7.74%	5.64%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton Series Class 1
Inception of Trading of Winton Series Class 1:	September 24, 2004
Inception of Trading by Winton on behalf of Winton Series Class 1:	August 23, 2006
Aggregate Gross Capital Subscriptions for Winton Series Class 1 as of November 30, 2009:	$62,742,539.11
Net Asset Value of Winton Series Class 1 as of November 30, 2009:	$50,360,553.15
Worst Monthly Percentage Draw-down:	-7.75% (February 2007)
Worst peak-to-valley Draw-down:	-13.31% (January 2007 through March 2007)

The Winton Series Class 1 performance table sets forth the actual performance of the Winton Series Class 1 directed by Winton. Winton commenced trading on behalf of the Winton Series on August 23, 2006. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.91%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF WINTON SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Winton Series is closed to new investment—

Month	2009	2008	2007	2006
January	0.63%	3.23%	4.41%
February	-0.54%	7.48%	-7.53%
March	-1.64%	-0.60%	-5.80%
April	-3.47%	-2.08%	5.60%
May	-2.37%	0.96%	4.69%
June	-1.48%	4.43%	1.65%
July	-1.76%	-4.08%	-1.64%
August	0.21%	-2.34%	-1.30%	2.72%
September	2.94%	-0.77%	6.96%	-1.99%
October	-1.92%	3.36%	2.12%	1.50%
November	6.32%	5.41%	2.24%	2.50%
December		2.41%	0.23%	1.97%
Year	-3.41%	18.07%	11.05%	6.81%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton Series Class 2
Inception of Trading of Winton Series Class 2:	September 24, 2004
Inception of Trading by Winton on behalf of Winton Series Class 2:	August 23, 2006
Aggregate Gross Capital Subscriptions for Winton Series Class 2 as of November 30, 2009:	$9,975,096.50
Net Asset Value of Winton Series Class 2 as of November 30, 2009:	$10,538,378.15
Worst Monthly Percentage Draw-down:	-7.53% (February 2007)
Worst peak-to-valley Draw-down:	-12.89% (January 2007 through March 2007)

The Winton Series Class 2 performance table sets forth the actual performance of the Winton Series Class 2 directed by Winton. Winton commenced trading on behalf of the Winton Series on August 23, 2006. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Winton Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.91%

•	Management fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF WINTON/GRAHAM CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Winton/Graham Series Class 1 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Winton/Graham Series is closed to new investment—

Month	2009	2008	2007	2006	2005	2004
January	-0.10%	1.42%	-1.37%	0.67%	-9.45%
February	0.10%	7.20%	-6.18%	-0.72%	-1.69%
March	-2.63%	2.46%	-3.38%	1.44%	-4.94%
April	-3.06%	-0.39%	5.69%	7.12%	-11.12%
May	0.53%	2.72%	14.51%	-3.37%	1.47%
June	-3.43%	3.28%	4.14%	-1.29%	7.47%
July	-0.16%	-4.49%	-4.25%	-3.18%	-1.90%
August	0.69%	-2.75	-3.45%	-3.73%	-2.63%
September	3.67%	0.37%	4.93%	0.69%	5.57%
October	-2.88%	5.78%	5.19%	1.29%	-1.26%
November	6.77%	3.81%	0.44%	1.74%	2.38%	2.13%
December		1.44%	-2.84%	1.98%	-4.28%	1.41%
Year to date	-0.98%	22.25%	12.20%	2.17%	-19.96%	3.57%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton/Graham Series Class 1
Inception of Trading of Winton/Graham Series Class 1:	November 22, 2004
Aggregate Gross Capital Subscriptions for Winton/Graham Series Class 1 as of November 30, 2009:	$58,225,442.59
Net Asset Value of Winton/Graham Series Class 1 as of November 30, 2009:	$49,326,837.57
Worst Monthly Percentage Draw-down:	-11.12% (April 2005)
Worst peak-to-valley Draw-down:	-26.89% (December 2004 to March 2007)

Prior to June 2008, the Winton/Graham Series Class 1 performance table sets forth the actual performance of the Winton/Graham Series Class 1 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton/Graham Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.57%

•	Management fees: 2.5%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF WINTON/GRAHAM CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Winton/Graham Series Class 2 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

—The Winton/Graham Series is closed to new investment—

Month	2009	2008	2007	2006	2005	2004
January	0.14%	1.68%	-1.10%	0.93%	-9.19%
February	0.33%	7.46%	-5.97%	-0.49%	-1.46%
March	-2.37%	2.73%	-3.14%	1.70%	-4.70%
April	-2.82%	-0.14%	5.96%	7.37%	-10.90%
May	0.77%	2.97%	14.80%	-3.11%	1.74%
June	-3.18%	3.54%	4.39%	-1.05%	7.74%
July	0.10%	-4.25%	-4.00%	-2.93%	-1.67%
August	0.95%	-2.52%	-3.21%	-3.49%	-2.39%
September	3.93%	0.64%	5.18%	0.92%	5.84%
October	-2.64%	6.05%	5.47%	1.56%	-1.01%
November	7.04%	4.05%	0.68%	1.99%	2.64%	2.23%
December		1.72%	-2.59%	2.23%	-4.03%	1.66%
Year to date	1.80%	25.99%	15.64%	5.27%	-17.50%	3.92%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton/Graham Series Class 2
Inception of Trading of Winton/Graham Series Class 2:	November 22, 2004
Aggregate Gross Capital Subscriptions for Winton/Graham Series Class 2 as of November 30, 2009:	$18,621,556.33
Net Asset Value of Winton/Graham Series Class 2 as of November 30, 2009:	$12,749,318.91
Worst Monthly Percentage Draw-down:	-10.90% (April 2005)
Worst peak-to-valley Draw-down:	-24.02% (December 2004 to April 2005)

Prior to June 2008, the Winton/Graham Series Class 2 performance table sets forth the actual performance of the Winton/Graham Series Class 2 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, on-going service fees and interest income of the Winton/Graham Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.57%

•	Management fees: 2.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

DUTIES OF THE MANAGING OWNER

Management of the Trust

The Managing Owner will manage each Series’ business and affairs, but will not (except in certain limited, and essentially emergency, situations) direct the trading activities for any Series. The Managing Owner will be responsible for the renewal of the Advisory Agreements entered into with the various Trading Advisors, as well as for the selection of additional and/or substitute trading advisors. See “Advisory Agreements.” In addition, the Managing Owner selected the Trustee and is responsible for determining whether to retain or replace the Trustee.

The Managing Owner seeks to provide various fund features including, but not limited to:

•	Institutional quality asset allocation with institutional pricing; and

•	Unit Series and Classes available for the institutional investor.

The Managing Owner will be directly responsible for preparing monthly and annual reports to the Limited Owners, filing reports required by the CFTC, the SEC and any other Federal or state agencies or self-regulatory organizations, and calculating the Net Asset Value of each Series and all fees and expenses, if any, to be paid by each Series. The Managing Owner provides suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each Series. The Managing Owner is responsible for selecting the FCMs, OTC foreign exchange counterparties and Swap counterparties for each Trading Company. In managing each Series’ business and affairs, the Managing Owner may contract with, and rely upon, information, research and advice provided by third parties.

Retention of Affiliates

The Managing Owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust and each Series so long as the Managing Owner has made a good faith determination that:

•	the affiliate that it proposes to engage is qualified to perform such services;

•	the terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

•	the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust.

The fees of any such affiliates will be paid by the Managing Owner or an affiliate.

Notification of Decline in Net Asset Value

If the estimated Net Asset Value per Unit of any Series declines, as of the end of any Business Day, to less than 50% of the Net Asset Value per Unit of that Series as of the end of the immediately preceding Valuation Point, then the Managing Owner will notify the Limited Owners of that Series within seven (7) Business Days of such decline. The notice will include a description of the Limited Owners’ voting and redemption rights.

Maximum Contract Term

The Trust or any Series of the Trust is prohibited from entering into any contract with the Managing Owner or its affiliates which has a term of more than one (1) year and which is not terminable by the Trust without penalty upon sixty (60) days’ prior written notice.

Managing Owner Participation in Trust Income and Losses

The Managing Owner participates in the income and losses of each Series in the proportion which its ownership of General Units of such Series bears to the total number of Units of such Series on the same basis as the Limited Owners.

Selection and Replacement of Trading Advisors

The Managing Owner is responsible for the selection, retention and termination of the Trading Advisors on behalf of each Series. The Managing Owner has delegated such responsibility to one of its principals—The Bornhoft Group.

The Bornhoft Group utilizes certain quantitative and qualitative analysis in connection with the identification, evaluation and selection of the Trading Advisors. The Bornhoft Group’s proprietary and commercial analytical software programs and comprehensive trading advisor database provide the quantitative basis for the Trading Advisor selection, portfolio implementation process, and ongoing risk management, monitoring, and review.

In 1983, the principals of The Bornhoft Group began compiling The Bornhoft Group’s proprietary database of the leading United States and internationally based alternative investment programs. Trading advisors are monitored and performance data is entered on a daily, monthly, quarterly or bi-annual basis according to internal ranking systems.

The Bornhoft Group’s research department is continually refining ways to assimilate vast amounts of trading advisor performance data and due-diligence information. The proprietary and commercial database of alternative investment programs is always increasing. Research team members regularly interact with trading advisors throughout the due diligence and monitoring process. Only those programs that have met strict quantitative and qualitative review are considered as potential managers of client assets. Following is a summary of the quantitative and qualitative analysis:

Quantitative Analysis

The Bornhoft Group’s analytical software system applies a variety of statistical measures towards the evaluation of current and historical advisor performance data. Statistical measures include but are not limited to: (1) risk/reward analysis, (2) time window analysis, (3) risk analysis, (4) correlation analysis, (5) statistical overlays and (6) performance cycle analysis.

Qualitative Analysis

Although quantitative analysis statistically identifies the top performing trading advisors, qualitative analysis plays a major role in the Trading Advisor evaluation and final selection process. Each trading advisor in the Bornhoft Group’s top decile universe initially undergoes extensive qualitative review by The Bornhoft Group’s research department, as well as continual monitoring. This analysis generally includes, but is not limited to: (1) preliminary information and due diligence, (2) background review, (3) onsite due diligence, (4) extensive due diligence questionnaires and (5) written review and periodic updates. This information allows a thorough review of each trading advisor’s trading philosophy, trading systems and corporate structure.

Multi-Manager Approach

A multi-manager approach to portfolio management provides diversification of Trading Advisors and access to broader global markets. Multiple Trading Advisors can provide diversification across trading methodologies, trading time horizons, and markets traded. Additionally, multi-manager portfolios tend to provide a greater level of professional management with ongoing risk management and review. The result can be more consistent returns with lower volatility. The overall manager selection, portfolio construction and monitoring process previously stated is depicted in the following chart:

FIDUCIARY RESPONSIBILITIES

Accountability

Pursuant to the Trust Act, the Trustee has delegated to the Managing Owner responsibility for the management of the business and affairs of the Trust and each Series, and it has neither a duty to supervise or monitor the Managing Owner’s performance nor liability for the acts or omissions of the Managing Owner. The Trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Trust Act and to accepting service of process on behalf of the Trust in the State of Delaware. The

Trustee owes no other duties to the Trust or any Series. The Managing Owner is accountable to each Limited Owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. Under the Trust Act, if, in law or equity, the Trustee or the Managing Owner has duties (including fiduciary duties) to the Trust or to the Limited Owners, and liabilities relating to those duties, (i) the Trustee and the Managing Owner shall not be liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the Trustee’s and the Managing Owner’s duties and liabilities may be expanded or restricted by the express provisions of the Trust Agreement. The Managing Owner may not contract away its fiduciary obligations.

Legal Proceedings

If you believe that the Managing Owner has violated its fiduciary duty to the Limited Owners of a Series, you may seek legal relief for yourself or, subject to the satisfaction of certain conditions, may seek on behalf of such Series to recover damages from, or require an accounting by, the Managing Owner. You may have the right to institute legal action on behalf of yourself and all other similarly situated Limited Owners of such Series (a class action) to recover damages from the Managing Owner for violations of fiduciary duties. See “Trust Agreement—Indemnification.” Potential defenses, among others, to any claim by you or another Limited Owner of breach of fiduciary duty include that discretion was reasonably exercised or that the action at issue was contractually authorized. In addition, (i) Limited Owners of a Series may have the right, subject to procedural and jurisdictional requirements, to bring a class action against a Series in Federal court to enforce their rights under the Federal securities and commodities laws; and (ii) Limited Owners of a Series who have suffered losses in connection with the purchase or sale of their Units of that Series may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the antifraud provisions of the Federal securities and commodities laws.

Reparations and Arbitration Proceedings

Limited Owners of a Series also have the right to institute a reparations proceeding before a CFTC administrative law judge against the Managing Owner, which is a registered CPO, the Futures Clearing Brokers, which are registered as FCMs under the CE Act, or those Trading Advisors of such Series that are registered as CTAs under the CE Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis for Liability

Potential investors should be aware, however, that certain provisions in the Advisory Agreements, the Brokerage Agreements and the Trust Agreement generally make it more difficult to establish a basis for liability against any Trading Advisor, any Clearing Broker and the Managing Owner than it would be absent such provisions. For example, each Advisory Agreement gives broad discretion to each Trading Advisor, and each Advisory Agreement, the Brokerage Agreement and the Trust Agreement contain exculpatory and indemnity provisions (see “Advisory Agreement,” “Brokerage Agreement” and “Trust Agreement”). Payment of any indemnity to any person by the Trust or any Series of the Trust pursuant to such provisions would reduce the assets of the Series affected. The Managing Owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

Because the foregoing summary involves developing and changing areas of the law, Limited Owners who believe that the Trustee, the Managing Owner, any Clearing Broker or any Trading Advisor may have violated applicable law should consult with their own counsel as to their evaluation of the status of the law at such time.

MANAGING OWNER’S COMMITMENTS

Minimum Purchase Commitment

So long as the Managing Owner is acting as the Managing Owner of the Trust, it is required to maintain at least a 1% interest in the aggregate capital, profits and losses of all Series and in return will receive Units designated as General Units of the Series in which the Managing Owner invests such funds. The Managing Owner’s investment may be in only one Series, or divided into various Series in any proportion, at the Managing Owner’s discretion. In no event shall such contribution be less than that required by the NASAA Guidelines. The General Units may only be purchased by the Managing Owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the General Units hold the same rights as the Limited Units. The Managing Owner will make such purchases as are necessary to effect this requirement. In addition to the General Units the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Units in any Series as a Limited Owner. See “Plan of Distribution—Initial Offering.” All Units purchased by the Managing Owner are held for investment purposes only and not for resale.

As of December 31, 2009, the Managing Owner owned 1.00% in net asset value of the outstanding Units of the Trust and Richard E. Bornhoft, a principal of the Managing Owner, owned less than 0.01% in net asset value of the outstanding Units of the Trust. Other than Mr. Bornhoft, no principal of the Managing Owner owns any beneficial interest in the Trust, but any of them is free to do so.

Net Worth Commitment

The Managing Owner’s net worth is set forth in its consolidated statements of financial condition on page Fin.-99 and is in excess of the minimum net worth requirements under the NASAA Guidelines. The Managing Owner has agreed that so long as the Managing Owner remains the Managing Owner of the Trust, it will not take or voluntarily permit to be taken any affirmative action to reduce the Managing Owner’s net worth below any regulation-required amounts.

THE CLEARING BROKERS

UBS Securities and Newedge have entered into futures brokerage agreements, or each, a Futures Brokerage Agreement, with the Trading Companies. The Managing Owner, acting as agent for the Trading Companies in which the Frontier Diversified Series invests, has entered into a foreign exchange prime brokerage agreement, or an FX Prime Brokerage Agreement, with Deutsche Bank. In addition, the Managing Owner, acting as agent for the Trading Companies in which the Frontier Diversified Series, Frontier Long/Short Commodity Series and Frontier Masters Series invest, has entered into an FX Prime Brokerage Agreement with Newedge. The Futures Brokerage Agreements and the FX Prime Brokerage Agreements are sometimes collectively referred to in this Prospectus as the Brokerage Agreements. The Managing Owner, in its sole and absolute discretion, may appoint additional or substitute Clearing Brokers for each Trading Company. The actual amount of trading conducted by the Trading Companies through each Clearing Broker is determined periodically by the Managing Owner taking into account such factors as (i) “best execution” of transactions, (ii) historical net prices (after markups, markdowns or other transaction-related compensation) on other transactions, (iii) the execution, clearance and settlement and error-correction capabilities of the Clearing Broker generally and in connection with securities or financial instruments of the types and in the amounts to be bought or sold, (iv) the Clearing Broker’s willingness to commit capital, (v) the Clearing Broker’s reliability and financial stability, (vi) the size of the transaction, (vii) availability of securities to borrow for short sales and (viii) the market for the security or financial instrument. At any given time, it is possible that certain Clearing Brokers are providing brokerage services for some, all or none of the Trading Companies.

UBS Securities

The principal business address of UBS Securities LLC, or UBS Securities, is 677 Washington Boulevard, Stamford, CT 06901. UBS Securities is a futures clearing broker for each Trading Company. UBS Securities is registered as a broker-dealer under the Exchange Act and as an FCM under the CE Act. UBS Securities is a member of FINRA, the NFA and various U.S. futures and securities exchanges.

UBS Securities is the defendant in two purported securities class actions pending in District Court of the Northern District of Alabama, brought by holders of stocks and bonds of HealthSouth, captioned In re HealthSouth Corporation Stockholder, No. CV-03-BE-1501-S and In re HealthSouth Corporation Bondholder Litigation, No. CV-03-BE-1502-S. Both complaints assert liability under the Securities Act.

UBS Securities has been responding to investigations by the SEC and the United States Attorney’s Office for the Eastern District of New York regarding UBS’s valuation of U.S. mortgage-backed securities and derivatives, and compliance with public disclosure rules. These investigations are ongoing.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts, or Massachusetts Securities Division, filed an administrative complaint and notice of adjudicatory proceeding against UBS Securities, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleges, in sum and substance, that UBS Securities has been violating the Massachusetts Uniform Securities Act, or the Massachusetts Act, and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. The complaint seeks a cease and desist order from conduct that violates the Massachusetts Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the complaint.

On June 26, 2008, the Massachusetts Securities Division filed an administrative complaint and notice of adjudicatory proceeding against UBS Securities and UBS Financial Services, Inc., or UBS Financial, captioned In the Matter of UBS

Securities, LLC and UBS Financial Services, Inc., Docket No. 2008-0045, which alleged that UBS Securities and UBS Financial violated the Massachusetts Act in connection with the marketing and sale of auction rate securities.

On July 22, 2008, the Texas State Securities board filed an administrative proceeding against UBS Securities and UBS Financial captioned the Matter of the Dealer Registrations of UBS Financial Services, Inc. and UBS Securities LLC, SOAH Docket No. 312-08-3918, SSB Docket No. 08-IC04, alleging violations of the anti-fraud provision of the Texas Securities Act in connection with the marketing and sale of auction rate securities.

On July 24, 2008, the New York Attorney General, or the NYAG, filed a complaint in Supreme Court of the State of New York against UBS Securities and UBS Financial captioned State of New York v. UBS Securities LLC and UBS Financial Services, Inc., No. 650262/2008, in connection with UBS’s marketing and sale of auction rate securities. The complaint alleges violations of the anti-fraud provisions of New York state statutes and seeks a judgment ordering that the firm buy back auction rate securities from investors at par, disgorgement, restitution and other remedies.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by NASAA to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On August 20, 2008, the Texas proceeding was dismissed and withdrawn. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp., or NHHELCO. The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. The complaint seeks an administrative fine, a cease and desist order, and restitution to NHHELCO. The claim does not impact the global settlement with the SEC, the NYAG and NASAA relating to the marketing and sale of auction rate securities to investors.

Further, UBS Securities, like most full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, FINRA, NYSE and various other regulatory organizations, exchanges and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly discloses to FINRA arbitration awards, disciplinary action and regulatory events. These disclosures are publicly available on FINRA’s website at www.finra.org. Actions with respect to UBS Securities’ FCM business are publicly available on the website of the NFA (http://www.nfa.futures.org).

UBS Securities will act only as clearing broker for each Trading Company and as such will be paid commissions for executing and clearing trades on behalf of each Trading Company. UBS Securities has not passed upon the adequacy or accuracy of this Prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Managing Owner or the Trading Advisors nor participate in the management of the Trust, the Managing Owner or the Trading Companies.

Newedge

Currently, Newedge USA, LLC, or Newedge, is a futures clearing broker for one or more Trading Companies. Newedge Alternative Strategies, Inc., or NAST, and Newedge Group (UK Branch), or Newedge UK, may execute foreign exchange or other OTC transactions with each applicable Trading Company, as principal. Newedge USA and NAST are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries, which comprised the Fimat Group and the Calyon Financial Group of affiliated entities. Newedge USA is registered under the Exchange Act as a broker-dealer and under the CE Act as a FCM and is a member of FINRA and the NFA. Newedge USA is a clearing member of all principal equity, option and futures exchanges located in the United States as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered under the Exchange Act or the CE Act, and is not a member of any exchange. Newedge UK is the UK branch of Newedge Group and provides investment services pursuant to its passporting rights under European Union Banking and Financial Services Directives. As the home state regulator, the Commission Bancaire has the overall responsibility for supervising the business activities of Newedge UK. Newedge UK has to comply with UK financial services law and regulation in relation to conducting business in and from the UK.

Newedge USA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, Illinois 60661, with branch offices in San Francisco, California; New York, New York; Kansas City, Missouri; and Montreal, Canada. Newedge UK is headquartered at 10 Bishops Square, London E1 6EG.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC, and NAST was known as Fimat Alternative Strategies Inc. On September 2, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc., or NFI, formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange, or NYMEX, alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA, NAST or Newedge UK or its principals in the past five years.

Affiliates of Newedge USA may execute transactions opposite the Fund as principal. Neither, Newedge USA, NAST or Newedge UK nor any affiliate, officer, director or employee thereof has passed on the merits of this Prospectus or offering, or give any guarantee as to the performance or any other aspect of the Trust or any Trading Company.

Newedge USA has adopted and implemented an Anti Money Laundering program consistent with its obligations to comply with applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, including Customer Identification Procedures.

Deutsche Bank

Deutsche Bank AG, London Branch is the London branch of Deutsche Bank Aktiengesellschaft (Deutsche Bank AG). Deutsche Bank AG is a stock corporation organized under the laws of the Federal Republic of Germany.

Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. Deutsche Bank AG offers a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of the Trust or the Trading Companies, including the Managing Owner, have other relationships that may create disincentives to act in the best interests of the Trust and its Limited Owners. The Managing Owner may have conflicts of interest in relation to its duties to the Trust. However, the Managing Owner shall, at all times, pay regard to its obligations to act in the best interests of the Trust, and the Managing Owner will ensure that all such potential conflicts of interest are resolved fairly and in the interests of Unit holders.

In evaluating these conflicts of interest, you should be aware that the Managing Owner has a responsibility to investors to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a managing owner of a Delaware statutory trust to other beneficial owners is a developing and changing area of the law and if you have questions concerning the duties of the Managing Owner, you should consult with your counsel. See “Fiduciary Responsibilities.”

Other Activities

Because the Managing Owner and its affiliates may engage from time to time in other activities in the normal course of business, including acting as managing owner to other similar statutory trusts, as CPO of other commodity pools, and as investment manager of other investment funds, the Managing Owner’s and its officers’ and employees’ full efforts will not be devoted to the activities of the Trust. This may create a conflict of interest with respect to the Managing Owner’s and its principals’ and employees’ commitment to the Trust of its resources. The Managing Owner, however, intends to devote sufficient time to Trust activities to properly manage the Trust consistent with its fiduciary duties.

Ancillary Business Arrangements Between the Managing Owner and Certain Trading Advisors

The Managing Owner and some of the Trading Advisors may have business arrangements between them that do not directly relate to the Trust’s business. For example, the Managing Owner or its affiliates may sponsor other investment funds which employ one or more of the Trading Advisors. Furthermore, Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, currently acts as a selling agent for an investment fund allocating assets to Chesapeake Capital, a commodity trading advisor that manages a trading program referenced by a Swap entered into by the Frontier Diversified Series, and may enter into similar arrangements with other Trading Advisors. Such business arrangements may present a disincentive for the Managing Owner to terminate such Trading Advisors even though termination may be in the best interest of the Series for which they trade.

In addition, the Managing Owner may have business arrangements between it and investment funds or trading advisors referenced by one or more Swaps that do not directly relate to the Trust’s business, and the Managing Owner may act as the investment manager of investment funds referenced by Swaps entered into by one or more of the Trading Companies. Such business arrangements may present a disincentive to terminate such a Swap even though termination may be in the best interest of the Series that invests in such Swap.

Trading for Own Account

The officers, directors and employees of the Managing Owner and the Trading Advisors may from time to time trade in commodities for their own accounts. Thus, the Managing Owner and the Trading Advisors may effect transactions for themselves, their officers, directors, employees or customers, agents or correspondents (or employees of such agents or correspondents). These transactions might be effected when similar Series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a Series in bidding or offering on purchases or sales of contracts without knowing that the Series also is so bidding or offering. Although Limited Owners will not be permitted to inspect such persons’ trading records in light of their confidential nature, the Managing Owner will have access to these records.

Management of Other Accounts by the Trading Advisors

The Trading Advisors are permitted, and have specifically indicated their intention, to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals. They will continue to be free to do so, so long as each Trading Advisor’s ability to carry out its obligations and duties to the Trading Company for which it has trading responsibility under an Advisory Agreement is not materially impaired thereby. See “Advisory Agreements.” The Trading Advisors might compete with the Series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used for a Series, and there can be no assurance that any such trades will be consistent with those of the Series, or that the Trading Advisors or their principals will not be the other party to a trade entered into by any Series. In addition, certain affiliates of the Trading Advisors operate commodity pools that may compete with the Series. Pursuant to the Advisory Agreements, each Trading Advisor must treat the Trading Company for which it has trading responsibility equitably and provide the Managing Owner with access to information so that the Managing Owner can be assured of such equitable treatment. Limited Owners, however, have no inspection rights. See “Advisory Agreements.” In addition, because the financial incentives of a Trading Advisor in other accounts managed by it may exceed any incentives payable by a Trading Company, the Trading Advisor might have an incentive to favor those accounts over such Trading Company in trading. The Trading Advisor’s management of other clients’ accounts may increase the level of competition among other clients and a Series for the execution of the same or similar transactions and affect the priority of order entry. All open positions held in the accounts owned or controlled by a Trading Advisor and its principals will be aggregated for purposes of applying speculative position limits in the United States. Thus, a Series might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of that Series’ Trading Advisor or for the Trading Advisor itself, would exceed the applicable speculative position limits.

No Distributions

The Managing Owner has discretionary authority over all distributions made by the Trust. In view of the Trust’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the Managing Owner and the Trading Advisors if the Trust’s assets are not reduced by distributions to the Limited Owners.

Trading Companies

The terms of each Trading Company’s operating agreement are not the result of arm’s-length negotiations. Other pooled investment vehicles sponsored by the Managing Owner or one of its affiliates may access one or more Trading Advisors by investing in the Trading Company that allocates assets to such Trading Advisors and, as a result, may become parties to such operating agreement. The Managing Owner may have a conflict of interest between its duty to act in the best interests of each Series and its pecuniary interest in the promotion and success of such other pooled investment vehicles.

Selling Agents

The Selling Agents, including Bornhoft Group Securities Corporation, may receive prepaid initial service fees and on-going service fees with respect to Units sold by them. Therefore, they may have a conflict of interest in advising investors whether to purchase or redeem Units. Since the Managing Owner is affiliated with Bornhoft Group Securities Corporation, the Managing Owner has a pecuniary interest in selecting Bornhoft Group Securities Corporation as a Selling Agent, thereby increasing the compensation payable to its affiliate.

In addition, there exists a conflict when your Selling Agent advises you to Exchange your Units for Units of a different Series because your new Units will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) Units, thereby potentially resulting in additional compensation to your Selling Agent.

Exchange Committees and Industry Associations

Officers, directors and employees of the Managing Owner, the Trading Advisors, the Clearing Brokers and their respective affiliates from time to time may serve on various committees and boards of U.S. futures exchanges and the NFA and assist in making rules and policies of those exchanges and the NFA. In such capacities they have a fiduciary duty to the exchanges on which they serve and the NFA and are required to act in the best interests of such organizations, even if such action may be adverse to the interests of the Trust.

Incentive Fees

The incentive fee arrangement between each Series of Units, the Managing Owner and the Trading Advisors may create an incentive for the Trading Advisors to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.

Because the Managing Owner charges each Series an incentive fee which it uses to pay the Trading Advisor or Trading Advisors for such Series, it has a conflict of interest between its duty to act in the best interests of each Series and its pecuniary interest in selecting Trading Advisors which charge lower rates of incentive fees, therefore increasing the portion of the incentive fees retained by the Managing Owner. A similar conflict of interest exists in relation to the management fees charged by the Managing Owner.

Unified Counsel

In connection with this offering, the Trust, the Managing Owner and one of the Selling Agents, Bornhoft Group Securities Corporation, have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available.

PROJECTED TWELVE-MONTH “BREAK-EVEN” ANALYSIS

THE PROJECTED TWELVE MONTH BREAK-EVEN ANALYSIS FOR EACH CLASS OF FRONTIER SERIES OF UNITS SOLD PURSUANT TO THIS PROSPECTUS IS SET FORTH IN THE APPENDIX TO THIS PROSPECTUS FOR SUCH SERIES OF UNITS.

FEES AND EXPENSES

Summary Table of Fees and Expenses

The fees and expenses associated with each Class of the Frontier Series of Units sold pursuant to this Prospectus are summarized below.

	Amount of Expense†
	Frontier Diversified Series-1			Frontier Diversified Series-2‡			Frontier Diversified Series-3††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	7.50		0.75	7.50		0.75	7.50		0.75
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	25.00	N/A	*	25.00	N/A	*	25.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	31.40		3.14	31.40		3.14	31.40		3.14
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00

	Amount of Expense†
	Frontier Masters Series-1			Frontier Masters Series-2‡			Frontier Masters Series-3††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	30.80		3.08	30.80		3.08	30.80		3.08
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00

	Amount of Expense†
	Frontier Long/Short Commodity Series-1a			Frontier Long/Short Commodity Series-2a‡			Frontier Long/Short Commodity Series-3a††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	29.40		2.94	29.40		2.94	29.40		2.94
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00

	Amount of Expense†
	Frontier Dynamic Series-1			Frontier Dynamic Series-2‡			Frontier Dynamic Series-3††
	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	2.50		0.25	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	18.50		1.85	18.50		1.85	18.50		1.85
Brokerage Commissions and Investment and Trading Fees and Expenses***	32.10		3.21	32.10		3.21	32.10		3.21
Due Diligence and Custodial Fees and Expenses	1.20		0.12	1.20		0.12	0.00		0.00
†	The dollar value for each fee and expense presented is calculated on the basis of a $1,000 investment in the Trust.

‡	Class 2 Units may be offered only to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements are commonly referred to as “wrap-accounts”).
††	Class 1 Units, Class 1a Units, Class 2 Units and Class 2a Units will be classified as Class 3 Units or Class 3a Units, as applicable, after the Service Fee Limit with respect to such Units has been reached, as further described herein.
*	Because the incentive fee is based upon New High Net Trading Profits, which will vary from period to period and may not be generated during some (or even all) periods, it is impossible to estimate a dollar value for such fee.
**	Interest income is currently estimated at 2.31% per annum, before any payment of interest income to the Managing Owner. Twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust.
***	The amount of brokerage commissions and investment and trading fees and expenses to be incurred will vary on a Series by Series basis. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Trading Advisors, the total amount of brokerage commissions and investment and trading fees and expenses varies from Series to Series based upon, among other things, the trading frequency of such Series’ Trading Advisor or Trading Advisors and the types of instruments traded. The aggregate amount paid by each Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually. The estimates presented in the table above are prepared using historical data on the Trading Advisors’ trading activities.

Charges to Be Paid by the Trust

Charges to be paid by the Trust with respect to each Class of the Frontier Series of Units sold pursuant to this Prospectus are described below.

Management Fee

Each Series of Units will pay to the Managing Owner a monthly management fee equal to a certain percentage of such Series’ Net Asset Value. The Managing Owner may pay all or a portion of such management fees to the Trading Advisors for such Series and may retain a portion of such management fees, in each case between 0% and 0.5% of such Series’ Net Asset Value on an annualized basis. For the actual percentage of the assets of a Series payable to the Managing Owner as a management fee, please see the Appendix for such Series. The Managing Owner will reimburse any of the Series of the Trust for any management fees charged to such Series in excess of the 6% annual limit on “net asset fees” payable to the Managing Owner pursuant to Section IV.C.1 of the NASAA Guidelines.

Management fees are accrued on a daily basis. For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series will be determined before reduction for any management fees accrued, incentive fees accrued or extraordinary fees and expenses accrued as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued during or as of such day-end. Monthly management fees are paid by each Series in two installments—a prorated mid-month payment based upon the estimated Net Asset Value of the Series for the month, and a second payment following the end of the month based upon the final calculation of the Series’ Net Asset Value for the month. For a description of the calculation of the Net Asset Value of a Series, please see “Summary of Agreements—Trust Agreement—Net Asset Value.”

Investments in Units made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged no management fees or management fees at reduced rates.

Incentive Fee

Each Series will pay to the Managing Owner a monthly or quarterly incentive fee of a certain percentage (between 20% and 25%) of “New High Net Trading Profits” generated by each Trading Advisor for such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter, or each, an Incentive Measurement Date calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that for any given period a Series may pay incentive fees to one or more Trading Advisors while such Series as a whole experiences losses. Incentive fees are accrued on a daily basis. The Managing Owner will pay all or a portion of such incentive fees to the Trading Advisors for such Series and may retain a portion of such incentive fees equal to or less than 10% of the New High Net Trading Profits. For the actual percentage of the New High Net Trading Profits of a Series payable to the Managing Owner as an incentive fee, please see the Appendix for such Series.

For example, if you invest in a Series that is charged a quarterly incentive fee of 20% of “New High Net Trading Profits” with respect to a Trading Advisor for such Series and such Series achieves “New High Net Trading Profits” of $100,000 with respect to such Trading Advisor in a quarter, such Series will pay to the Managing Owner an incentive fee of

$20,000 with respect to such Trading Advisor for such quarter. The Managing Owner will then pay all or a portion of such amount to such Trading Advisor.

“New High Net Trading Profits” (for purposes of calculating the Managing Owner’s incentive fees) will be computed with respect to each Trading Advisor as of each Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such Trading Advisor or, with respect to the first incentive fee payable for such Trading Advisor, since the commencement of trading by such Trading Advisor, or the Incentive Measurement Period. New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from the Trading Advisor’s trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged for brokerage commissions, exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with such Trading Advisor’s trading activities and any on-going service fees (relating to Class 2 Units and Class 2a Units) for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the “Carryforward Loss” (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, then such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in assets allocated to the Trading Advisor. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor bears to the then current amount of allocated assets managed by the Trading Advisor prior to giving effect to such reduction in the allocated assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits will be generated only to the extent that the Trading Advisor’s cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by the Trading Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, then the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date in respect of the withdrawn assets, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude additions to the Trading Advisor’s allocated assets in an Incentive Measurement Period, reductions in such Trading Advisor’s allocated assets during an Incentive Measurement Period, as well as losses, if any, associated with reductions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Each Series maintains a uniform Net Asset Value of the Series per Unit. The “Net Asset Value of a Series per Unit” is determined by dividing the Net Asset Value of the Series by the number of Units of the Series outstanding on the date of calculation.

Whenever an incentive fee is payable to the Managing Owner by a Series, each outstanding Unit of the Series owned by each Limited Owner effectively is charged a proportionate amount of such incentive fee. Units of each Series will be subscribed for at different times and at different prices per Unit (i.e., the respective Net Asset Values of the Series per Unit on the relevant subscription dates). Consequently, not every Unit of a Series outstanding at the time of an incentive fee payment to the Managing Owner by the Series may have participated equally in the gains that gave rise to the incentive fee. The Trust’s method of calculating and paying incentive fees thus creates certain distortions. The extent of such distortions will depend on a variety of factors, including: the times at which Units of a Series are subscribed for; the Net Asset Value of the Series per Unit at such times; the amount of any Carryforward Loss at such times; the timing of the Series’ trading profits and losses generated by each different Trading Advisor for the Series; and the amounts of the subscriptions.

If an incentive fee accrual with respect to a particular Trading Advisor for a Series is in effect at the time when particular Units of such Series are subscribed for (due to net profits from such Trading Advisor’s activities prior to the applicable subscription day), the Net Asset Value of the Series per Unit at such time reflects such accrual. In the event the net losses from such Trading Advisor’s trading after the subscription date exceed such prior net profits, the incentive fee accrual is “reversed” and such reversal is credited to all Units of the Series equally, including the Units which were purchased at a Net Asset Value of the Series per Unit that fully reflected such accrual. As a result, the Net Asset Value of the Series per Unit of Units outstanding prior to that subscription date will be lower than it would have been had no new Units of the Series been purchased on the subscription date because the reversal of the incentive fee accrual would otherwise have accrued to the exclusive benefit of the previously outstanding Units.

In addition, in the event of profits following significant additions to a Series’ capital (i.e., through additional Units of the Series being purchased by Limited Owners) at a time when one or more Trading Advisors for the Series has a Carryforward Loss, an incentive fee may be payable by the Series even though the Net Asset Value of the Series per Unit is below the Net Asset Value of the Series per Unit at which certain existing Limited Owners purchased their Units. Due to the Carryforward Loss, a new Limited Owner might experience a significant increase in the value of its recently purchased Units although trading for the relevant Series may not have been profitable.

Each quarterly incentive fee generally is paid to the Managing Owner in two installments. The first installment is paid during the last month of the quarter for which the incentive fee is payable and is determined by the Managing Owner by applying a discount to the amount of the then accrued incentive fees, if any. The second installment is paid following the final calculation of the applicable New High Net Trading Profits, if any, for such quarter. In the event no incentive fee is payable or the amount of the first installment exceeds the amount of the incentive fee payable based on such final calculation, the Managing Owner will refund the amount (or part thereof) previously paid as a first installment to the applicable series, with interest. In addition, monthly incentive fees payable for the third month of a calendar quarter generally are paid in two installments as described above.

Investments in Units made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged no incentive fees or incentive fees at reduced rates.

Interest Income

Twenty percent (20%) of interest income earned per annum by the Trust with respect to each Series will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum will be retained by the Trust.

Subject to compliance with the 6% annual limit on “net asset fees” payable to the Managing Owner pursuant to Section IV.C.1 of the NASAA Guidelines and assuming the classification of interest income as a net asset fee, to the extent that the receipt of such 20% of interest income earned by any such Series or Class, when aggregated with the management fees and any other applicable net asset fees paid to the Managing Owner, does or would exceed the 6% annual limit on “net asset fees,” such excess interest income would be paid by the Managing Owner to the Clearing Brokers.

Currently, the Trust has invested approximately $372 million in structured time deposits in a time deposit investment account with U.S. Bank N.A. Pursuant to the Time Deposit Account Agreement, or the TDA Agreement, the time deposits earn a guaranteed fixed interest rate and will mature six months from the date that assets are deposited in the account and are subject to automatic six-month rollovers until the fifth anniversary of the applicable deposit date. Generally, withdrawals made from the account prior to the six-month anniversary of the deposit date will require the Trust to pay an amount equal to the penalties, losses, costs, expenses, damages and other charges as are incurred by the bank as a result of its breaking such deposits and withdrawals made from the account between the six-month anniversary of the deposit date and the fifth anniversary thereof will require the Trust to pay an early withdrawal penalty to U.S. Bank N.A., that declines over such period, and ranges from 22.5 basis points to 5.0 basis points of amounts withdrawn. Additional excess cash assets that are not invested in such structured time deposit under the TDA Agreement currently are principally invested in U.S. Treasury bills which are held in account(s) for the Trust at U.S. Bank N.A.

Brokerage Commissions and Investment and Trading Fees and Expenses

The Trust, with respect to each Frontier Series, currently pays the Clearing Brokers and the Managing Owner amounts totaling approximately 2.94% to 3.14% of each Series’ Net Asset Value annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such Series’ trading activities. The aggregate amount paid varies from Series to Series based on various factors, including, without limitation, the frequency of trading by each Series’ Trading Advisors. The current estimated aggregate amount for each Series is included in the break-even analysis for each Series set forth in the Appendix to this Prospectus for such Series. The Clearing Brokers receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees and pit brokerage fees. The Clearing Brokers’ brokerage commissions currently average approximately $3.00 per round-turn trade. The aggregate amount paid by each Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually. The amount of such fee varies by Series. The exact amount of brokerage commissions, exchange fees, NFA fees, give up fees, pit brokerage fees and transaction related fees and expenses which will be incurred by each Series can be difficult to estimate and will depend upon a number of factors including the nature and frequency of the market opportunities presented, the size of the transactions, the degree of leverage employed and the transaction rates in effect from time to time.

Indirect Fees and Expenses

A portion of each Series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable and generally will not be enumerated explicitly in confirms or other transaction documentation.

Due Diligence Fees and Custodial Fees and Expenses

The Trust, with respect to Class 1, Class 2, Class 1a and Class 2a Units of each Series sold pursuant to this Prospectus, will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such Units. Such due diligence and custodial fees and expenses are expected to total approximately 0.12% of the Net Asset Value of such Units on an annual basis. Pursuant to FINRA Rule 2310, the Managing Owner will require full itemized documentation of any claimed due diligence expenditure incurred by third-party broker-dealers (including any Selling Agent) to review the business, financial statements, transactions and investments of the Trust and the Series to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the financial stability and experience of the Managing Owner, the Trading Advisors and their respective personnel, and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

Extraordinary Fees and Expenses

The Trust shall pay all extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses (as described under “Charges to be Paid by the Managing Owner or its Affiliates”) will not be deemed extraordinary expenses and will be paid by the Managing Owner. Any fees and expenses imposed on the Trust due to the status of an individual shall be paid by such individual or the Trust, not the Managing Owner. Except as otherwise set forth in this Prospectus, all Trust expenses which are specific to a particular Series of Units (including any Legacy Series) will be allocated to such Series. All general expenses of the Trust not paid by the Managing Owner will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

Charges to Be Paid by the Managing Owner

The Managing Owner is responsible for the payment of the following charges and will not be reimbursed by the Trust therefor:

Routine Operational, Administrative and Other Ordinary Expenses.

All of the Trust’s routine operational, administrative and other ordinary expenses including, but not limited to, accounting and computer services, administrative and back office services, technology and processing services, on-going offering fees and expenses, filing fees, printing, mailing and duplication costs for each Series, will be paid by the Managing Owner. The Managing Owner also is responsible for all routine legal, auditing and other expenses of third-party service providers to each Series, including the Trustee.

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The Managing Owner may pay to certain Selling Agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements. Such fees and expense reimbursements are expected to total approximately $155,000 (0.0202% of the aggregate offering proceeds).

Class 2 and Class 2a – On-going Service Fees

The Managing Owner may pay certain Selling Agents customary on-going service fees for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services, as described below, of up to 0.5% annually of the NAV of each Class 2 or Class 2a Unit (of which 0.25% will be charged to Limited Owners). The on-going service fee with respect to the Class 2 Units of each Series and Class 2a Units of the Frontier Long/Short Commodity Series shall continue only until such Units are classified as Class 3 Units or Class 3a Units of such Series, as applicable.

Organization and Offering Expenses

All expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period and Continuous Offering Period for each Series (except for the initial service fees, if applicable) shall be paid by the Managing Owner, and investors in the Trust shall not be responsible for any such expenses.

The Managing Owner will not allocate to the Trust or any Series of the Trust, the indirect expenses of the Managing Owner.

Charges to be Paid by Limited Owners

Charges to be paid by Limited Owners with respect to the Units of the Frontier Series sold pursuant to this Prospectus are described below.

Service Fees—General

The Managing Owner has selected the Selling Agents to assist in the making of offers and sales of Units and provide customary on-going services provided to the Trust and its Limited Owners for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units of such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services which may be requested by Limited Owners.

This offering of Units is being made in compliance with FINRA Rule 2310. The maximum amount of underwriting compensation in connection with this offering, from whatever source (including, without limitation, all fees and expenses paid by the Managing Owner associated with wholesaling and such other fees and expenses as are set forth under “Plan of Distribution–Items of Compensation Pursuant to FINRA Rule 2310”), that will be paid to FINRA members in connection with this offering will not exceed ten percent (10%) of the offering proceeds of the Units. In particular, all payments to Selling Agents who are FINRA members and their associated persons that constitute underwriting compensation will comply with the limitations set forth in FINRA Rule 2310(b)(4)(B)(ii).

Class 1 and Class 1a – Initial Service Fee

The initial service fee for the first year after the sale of the Units in bona fide transactions will be prepaid to the Managing Owner in an amount equal to up to 2.0% of the amount contributed with respect to the Class 1 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and the Class 1a Units of the Frontier Long/Short Commodity Series. The prepaid initial service fee for Units of each Series will be amortized monthly at an annual rate of up to 2.0% of the average daily Net Asset Value of the purchased Units. The Managing Owner will pay the initial service fee in full to the Selling Agents that sold the respective Units in bona fide transactions. The initial Net Asset Value of your investment in Units will not be reduced by the payment of the initial service fee to the Selling Agent by the Managing Owner. Each Series of Class 1 Units and Class 1a Units pays a monthly initial service fee to the Managing Owner at an annualized rate of up to 2.0% of the average daily Net Asset Value of the Units of such Series. Since the Managing Owner is paying the initial service fee in full upon the sale of the respective Units and is being reimbursed therefor by the Trust monthly in arrears over the following 12 months based upon a corresponding percentage of Net Asset Value, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in Net Asset Value of such Units over the following 12 months.

Class 1 and Class 1a – On-going Service Fee

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series or Class 1a Units of the Frontier Long/Short Commodity Series, the Managing Owner will also charge for the benefit of the Selling Agents selling such Class 1 Units or Class 1a Units, as applicable, a monthly or quarterly on-going service fee of up to 2.0% annually of the Net Asset Value of each Class 1 Unit or Class 1a Unit, as applicable, sold by them for on-going services provided to the Trust and its Limited Owners by the Selling Agents. The on-going service fee with respect to the Class 1 Units of the Frontier Diversified Series, Frontier Dynamic Series, and Frontier Masters Series or Class 1a Units of the Frontier Long/Short Commodity Series will continue only until such Units are classified as Class 3 Units or Class 3a Units of such Series, as applicable. Monthly on-going service fees are paid by each Series in two installments—a prorated mid-month payment based upon the estimated Net Asset Value of the Series for the month, and a second payment following the end of the month based upon the final calculation of the Series’ Net Asset Value for the month.

Class 1 and Class 1a – Calculation of Service Fee

The initial service fee and on-going service fee for Class 1 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 1a Units of the Frontier Long/Short Commodity Series will be calculated according to the following scale:

Aggregate Amount of Investment in Class 1 Units or Class 1a Units:	Percentage:
$0 – $499,999	2.00%
$500,000 – $999,999	1.25%
$1,000,000 and above	0.80%*

*	Investors who purchase at least $1,000,000 in Class 1 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series or Class 1a Units of the Frontier Long/Short Commodity Series may also receive a rebate from the Managing Owner of up to 0.25% of the purchase price of such investors’ Units which would otherwise be paid as brokerage commissions and investment and trading fees and expenses.

The calculation of the initial service fee for incremental Unit purchases is based on the aggregate amount of Units held by an investor at the time of each Unit purchase. For example, if you purchase $250,000 in Class 1 Units of the Frontier Diversified Series in one month, the applicable Selling Agent will receive an initial service fee of 2.00% of the purchase price of such Units. If you then purchase an additional $300,000 in Class 1 Units of the Frontier Diversified Series three months later, the Selling Agent will receive an initial service fee of 1.25% of the purchase price of such Units. If you then purchase $500,000 in Class 1 Units of the Frontier Diversified Series five months later, the Selling Agent will receive an initial service fee of 0.80% of the purchase price of such Units.

The calculation of the on-going service fee payable after the initial 12 months of each purchase has expired is based upon the Net Asset Value of the aggregate amount of Units in Class 1 or Class 1a, as applicable, at the end of such 12 month period(s) with respect to each Series. Using the above example (assuming no redemption of Units has occurred), one year after the second Unit purchase of $300,000, the on-going service fee will be calculated at a rate of 1.25% of the Net Asset Value of the cumulative $550,000 investment. Finally, one year after the third Unit purchase of $500,000, the on-going service fee will be calculated at a rate of 0.80% of the Net Asset Value of the entire investment of $1,050,000.

The reduced rate of the initial service fee and on-going service fee based upon incremental Unit purchases is used to purchase additional Units of the relevant Series in your name if you are entitled to the benefit of such reduced rate of the initial service fee and on-going service fee.

Class 2 and Class 2a—No Initial Service Fee

Class 2 Units and Class 2a Units may only be offered to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). Investors who purchase Class 2 Units or Class 2a Units will be charged no initial service fee on such Class 2 Units or Class 2a Units.

Class 2 and Class 2a—On-going Service Fee

Investors who purchase Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series will be charged an on-going service fee of 0.25% annually of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling such Class 2 Units or Class 2a Units, for on-going services provided to the Trust and the Limited Owners by such Selling Agents. The on-going service fee with respect to the Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 2a Units of the Frontier Long/Short Commodity Series shall continue only until such Units are classified as Class 3 Units or Class 3a Units of such Series, as applicable. Monthly on-going service fees are paid by each Series in two installments—a prorated mid-month payment based upon the estimated Net Asset Value of the Series for the month, and a second payment following the end of the month based upon the final calculation of the Series’ Net Asset Value for the month.

Investors who purchase at least $1,000,000 in Class 2 Units of any Series or Class 2a Units of the Frontier Long/Short Commodity Series may also receive a rebate from the Managing Owner of up to 0.25% of the purchase price of such investors’ Units which would otherwise be paid as brokerage commissions and investment and trading fees and expenses.

Class 3 and Class 3a—Service Fee

Class 3 Units and Class 3a Units will not be charged any initial or on-going service fees.

Other Service Fees

None of Schwab, Fidelity or NFS receives any initial service fees, but do receive on-going service fees for administrative services, as described above. None of the Selling Agents, Schwab, Fidelity or NFS receives any service fees with respect to Class 3 Units or Class 3a Units.

Service Fee Limit Applicable to Exchanged Units

For information regarding the service fees charged following Exchanges, see “SUMMARY OF AGREEMENTS—Trust Agreement—Exchange Privilege.”

Redemption Fees—Class 1 and Class 1a Only

If you redeem all or a portion of your Class 1 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series or Class 1a Units of the Frontier Long/Short Commodity Series sold pursuant to this Prospectus during the first twelve (12) months following the effective date of their purchase, then you will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which you purchased the Units. Such redemption fees are paid to the Managing Owner to reimburse it for the then unamortized portion of the prepaid initial service fee calculated at the highest applicable rate.

There are no redemption fees for Class 2 Units, Class 2a Units, Class 3 Units or Class 3a Units of any Series.

In the event that an investor acquires Units at more than one closing date, the early redemption fee will be calculated on a “first-in, first-out” basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of Class 1 Units or Class 1a Units of any Series, as applicable, that are being exchanged for Class 1 Units or Class 1a Units in any other Series, respectively. See “Trust Agreement—Exchange Privilege.” Redemption fees do not reduce Net Asset Value or New High Net Trading Profits for any purpose, except in relation to the amount which Limited Owners receive upon redemption.

The Managing Owner believes that the fee structure of the Trust described above complies with sections IV.C.1, IV.C.2 and IV.C.3 of the NASAA Guidelines.

If you subscribe for additional Class 1 Units or Class 1a Units at a date subsequent to the date of your initial investment in Class 1 Units or Class 1a Units, respectively, and if such additional subscription entitles you to a reduced rate of the initial service fee and on-going service fee, then the redemption fee applicable to you will be applied at the highest rate of the initial service fee and on-going service fee applicable to your initial investment in Class 1 Units or Class 1a Units, respectively.

WHO MAY SUBSCRIBE

Investor Suitability

The Selling Agents selling Units of the Trust are obligated to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Investors should not purchase Units with the expectation of tax benefits in the form of losses or deductions. See “Tax and ERISA Risks—Your Tax Liability May Exceed Distributions to You.” If losses accrue to a Series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See “Federal Income Tax Consequences.”

By accepting subscriptions on behalf of Plans, the Trust is not, nor are the Managing Owner, the Trading Advisors or any other party, representing that this investment meets any or all of the relevant legal requirements for investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his attorney and financial advisors as to the propriety of this investment in light of the particular Plan’s circumstances and current tax law.

Subscriptions for the purchase of the Units are subject to the following conditions:

Minimum Purchases

- Minimum Initial Subscription:	$1,000; no minimum for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations; the initial subscription for Units may be in any one or a combination of Series, although the minimum purchase for any single Series is $1,000.†

- Additional Purchases:	$100 increments; no minimum for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations.†

†	If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan, an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Net Worth and Income Requirements

The net worth and/or net asset requirements set forth below under “Subscriber Category Requirements” may be lower than those applicable under the securities laws of the State of the subscriber’s residency. The requirements of each State are set forth under the caption “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached as Exhibit B to the Statement of Additional Information.

The Managing Owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum number of Units.

Subscriber Category Requirements

Subscribers (other than pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code, or collectively, Plans) must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of $70,000 and an annual gross income of $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any Series or in all Series combined.

Subscribers that are IRAs or Keogh plans covering no common law employees or employee benefit plans not subject to ERISA (for example, government plans) and their participants must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any Series or in all Series combined.

Subscribers that are employee benefit plans subject to ERISA (for example, generally qualified pension plans, profit sharing plans, and Keogh plans and welfare benefit plans, such as group insurance plans, or other fringe benefit plans, not including IRAs or Keogh plans which cover no common law employees or government plans) must:

Have net assets of at least $250,000;

AND

Have an aggregate investment in any Series or in all Series combined that does not exceed 10% of its assets.

In the case of a sale to a fiduciary account, the income and net worth standards described above shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

The fiduciary of an employee benefit plan subject to ERISA should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Trust’s Series.

Fundamental Knowledge

Each subscriber should make sure that it understands, among other things: (i) the fundamental risks and possible financial hazards of the investment; (ii) the trading strategies to be followed in the Series in which it will invest; (iii) that transferability of the Units is restricted; (iv) that the Managing Owner will manage and control each Series’ and the Trust’s business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a Limited Owner; (vii) the redemption and exchange rights that apply; and (viii) the Trust’s structure, including each Series’ fees. In addition, the Managing Owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

Units may not be purchased with the assets of an ERISA Plan if the Trustee, the Managing Owner, the Trading Advisor or any of their respective affiliates (a) is an employer maintaining or contributing to such ERISA Plan, or (b) has investment discretion over the investment of the assets of the ERISA Plan. See “ERISA Considerations.” An investment in any Series of the Trust is not suitable for Charitable Remainder Annuity Trusts or Charitable Remainder Unit Trusts.

ERISA Considerations

Before authorizing an investment in the Trust, fiduciaries of Plans should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state law, if applicable, (b) whether such investment in the Trust by the Plan satisfies the prudence and diversification requirements of ERISA and governing state law, if applicable, taking into account the overall investment policy of the Plan, the composition of the Plan’s portfolio, and all terms of the investment, (c) whether such fiduciaries have authority to make such investment in the Trust under the applicable Plan investment policies and governing instruments, (d) rules relating to the periodic valuation of Plan assets and the delegation of control over or responsibility for “plan assets” under ERISA or governing state law, if applicable, and (e) prohibitions under ERISA, the Code, and/or governing state law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA (both “Parties in Interest”) or governing state law, if applicable.

DOL regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, or the Plan Asset Regulation, sets forth guidelines to determine when an investment in an entity, such as the Trust, by a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity, or such entities together with ERISA Plans, Benefit Plan Investors, will cause the assets of such entity to be treated as “plan assets.” If the Trust were deemed to hold “plan assets”, it is likely, among other things, that (a) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the ERISA Plan’s investment in the Trust would be subject to ERISA’s fiduciary duty rules with respect to the assets held by the Trust, (b) the Managing Owner and the Trading Advisors would become fiduciaries or Parties in Interest of Benefit Plan Investors that invest in the Trust, and (c) Trust transactions could constitute prohibited transactions under ERISA and the Code.

Under the Plan Asset Regulation, unless an exception applies, if a Benefit Plan Investor makes an equity investment in an entity such as the Trust, the Benefit Plan Investor’s assets include both the interest in the Trust and an undivided interest in each of the underlying assets of the Trust. Under an exception contained in the Plan Asset Regulation, the assets of an entity will not be deemed to be “plan assets” of investing Benefit Plan Investors if, after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, or the Less Than 25% Exception. Under Section 3(42) of ERISA, a Benefit Plan Investor that is an entity (and not itself an ERISA Plan) is considered to hold “plan assets” only to the extent of the percentage of its equity held by Benefit Plan Investors. For purposes of determining compliance with the Less Than 25% Exception, any interest held by a person that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such person, is disregarded.

Under an exception contained in the Plan Asset Regulation, if the Units in a Series (including a separate Class) were to qualify as “publicly offered securities” (as defined in the Plan Asset Regulation), the Trust’s assets would not be deemed to be “plan assets” by reason of an Benefit Plan Investor’s acquisition or holding of such Units. For the Units in a Series (including a separate Class) to be considered publicly offered, they must be “widely held,” “freely transferable” and must satisfy certain registration requirements under Federal securities laws. Under the Plan Asset Regulation, a class of securities is considered “widely held” if it is owned by 100 or more investors who are independent of the issuer and of one another. Whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Plan Asset Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Plan Asset Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for Federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a Trust to insure against reclassification of the Trust under Section 7704 of the Code (which did not exist when the Plan Asset Regulation was adopted) for Federal income tax purposes.

The Trust intends to restrict investment in and transfer of each Series (including each separate Class) so that the value of interests held by Benefit Plan Investors complies with the Less Than 25% Exception until the Series (including each separate Class) has more than 150 investors and is otherwise intended to constitute publicly offered securities. Accordingly, no Benefit Plan Investor may be admitted to a Series (or Class of any Series), and no other transfer (including an Exchange or redemption) of Units of the Series (or Class of such Series) by a non-Benefit Plan Investor shall be permitted, if after giving effect thereto, the assets of the Series (or Class of such Series) would include assets of any Benefit Plan Investor. Certain ownership and transfer restrictions (including mandatory transfer and calls for redemption of Units held by Benefit Plan Investors) may also be imposed. Once a Series (including a separate Class) has 150 investors and is otherwise intended to constitute a publicly offered security within the meaning of the Plan Asset Regulation, the Trust does not intend to monitor the participation of Benefit Plan Investors to determine whether the Less Than 25% Exception is met. Accordingly, there can be no assurance that the Trust will not be deemed to hold plan assets to the extent that Benefit Plan Investors have invested in one or more Series (or Classes).

Under ERISA and Section 4975 of the Code, investment in a Series by a Benefit Plan Investor which has a pre-existing relationship with a party affiliated with the Trust, such as the Managing Owner, the Selling Agents, or any affiliates thereof, could, in certain circumstances, be viewed as a prohibited transaction. Accordingly, the Managing Owner has determined that, for any Benefit Plan Investors’ assets with respect to which it believes it is a fiduciary, neither the Managing Owner, the Selling Agents nor any affiliate will recommend an investment in the Units of a Series, nor will it or any affiliate allocate to a Series any Benefit Plan Investors’ assets over which they have discretionary control. There can be no assurances, however, that an investment in the Trust by a Benefit Plan Investor will not be a prohibited transaction under ERISA or the Code.

The Trust’s acceptance of a subscription with respect to a Plan is in no respect a representation by the Trust or any other person that the investment meets all relevant legal requirements with respect to investments by the Plan or that the investment is appropriate for the Plan. Any prospective investor in the Trust that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or foreign law that may apply with respect to an investment in the Trust by such investor.

In the event that, for any reason, the assets of any Series (or a Class of Series) might be deemed to be “plan assets”, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to, but without the consent of any Limited Owner, to mandatorily redeem Units held by any Limited Owner that is a Benefit Plan Investor. See “Trust Agreement—Redemption of Units.”

All ERISA Plans subject to Title I of ERISA, or Title I Plans, are required to file annual reports on Form 5500 with the DOL setting forth, among other things, the fair market value of all Plan assets as of the close of the Plan’s fiscal year and certain information regarding direct and indirect compensation payable to persons who are deemed to be direct or indirect service providers to investing Title I Plans. For purposes of the direct and indirect compensation reporting requirements under Schedule C of Form 5500, the disclosures in this Prospectus are intended, to the extent permitted under DOL applicable guidance, to satisfy the alternative reporting option for “eligible indirect compensation”, in addition to serving the other purposes for which this Prospectus was created. Filing the annual report with DOL is the responsibility of the Title I Plan sponsor. Title I Plan sponsors should contact the Trust if they require additional information to complete their filings.

FIDUCIARIES OF BENEFIT PLAN INVESTORS THAT ARE PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISERS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN THE TRUST, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN OR FUND AND CURRENT APPLICABLE LAW.

Discretionary Accounts

In compliance with FINRA Rules, the Trust will not sell Units to discretionary accounts without the prior specific written approval of the customer.

Compliance with Anti-Money Laundering Laws

To satisfy the Trust’s, the Managing Owner’s and the Selling Agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the Subscription Agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The Managing Owner and the Selling Agents reserve the right to request additional information from subscribers as either of the Managing Owner or a Selling Agents, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the Trust, each subscriber agrees to provide this information upon request.

HOW TO SUBSCRIBE

To subscribe for Units, you must:

•	complete a Subscription Agreement if you are a new or existing Subscriber to the Series being purchased or complete an Addition Form if you are an existing Subscriber to the Series being purchased;

•	complete an Exchange Request (Exhibit C to the Statement of Additional Information) if you are exchanging Units in one Series for Units of one or more other Series;

•	deliver the Subscription Agreement, Addition Form or Exchange Request, as applicable, to your Selling Agent in a timely manner; and

•	meet established suitability standards.

Subscriptions (as well as redemptions and Exchanges) may be made on-line in the future. Prospective investors desiring information on such on-line subscription, redemption or Exchange methods should contact the Managing Owner.

Ways to Subscribe

•	Individual or Joint Tenant:

Individual accounts are owned by one person. Joint accounts can have two or more owners.

•	Gifts or transfers to a minor – UGMA or UTMA:

An individual can gift up to $11,000 per year per person without paying Federal gift tax. Depending on state law, you can establish a custodial account under the Uniform Gifts to Minors Act, or UGMA, or the Uniform Transfers to Minors Act, or UTMA.

•	Trust:

The subscribing trust must be established before an account can be opened.

•	Business or Organization:

Corporations, partnerships, associations or other groups.

•	Plans:

Pension, profit-sharing, stock bonus, individual retirement accounts, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

When a Subscription Becomes Final

THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. Proceeds for subscriptions which have been rejected by the Managing Owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Subscriptions will not be final or binding on any subscriber until the Managing Owner has been in receipt of subscriber’s Subscription Agreement or Exchange Request for at least two (2) Business Days. Except as set forth below, all subscriptions will be irrevocable by the subscriber. If a subscription is rejected by the Managing Owner, in whole or in part, for any reason, the subscription funds, or applicable portion thereof, will be returned promptly to the payor of such funds. Any interest earned on subscriptions which have been accepted by the Trust will be retained by the Trust for the benefit of all investors in such Series. All accepted subscribers will receive written confirmation of the purchase of Units in any Series of the Trust.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in the Trust, you must make representations and warranties in the Subscription Agreement and power of attorney. The representations and warranties enable the Managing Owner to determine whether you are qualified to invest in the Trust. The representations and warranties relate to:

•	your eligibility to invest in the Trust, including legal age, net worth, annual income, investment objectives and investment experience;

•	your representative capacity;

•	information provided by you;

•	information received by you;

•	investments made on behalf of Plans; and

•	your compliance with applicable anti-money laundering laws.

In the Subscription Agreement, you are also required to represent that you received the final Prospectus five (5) Business Days prior to the date of your Subscription Agreement. We are prohibited from selling Units to you until five (5) Business Days after you receive the final Prospectus. If you did not receive the final Prospectus five (5) Business Days in advance, you have the right to withdraw your subscription.

PLAN OF DISTRIBUTION

Initial Offering

The Initial Offering Period for each of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 1a and Class 2a of the Frontier Long/Short Commodity Series ended in July 2009, and each of such Series commenced operations on June 9, 2009.

Offering Size

The maximum number of Units in each Series that can be sold during the Initial Offering Period and the Continuous Offering Period is:

•	Frontier Diversified Series – 10,891,233 Units

•	Frontier Masters Series – 4,033,653 Units

•	Frontier Long/Short Commodity Series (Class 1a and Class 2a) – 2,246,176 Units

•	Frontier Dynamic Series – 1,984,135 Units

Minimum Subscription Requirements

Units are being offered for a minimum initial subscription of $1,000 per subscriber; however, any investment made on behalf of a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, has no minimum initial subscription. A subscriber may purchase Units in any one or a combination of

Series, although the minimum purchase for any single Series is $1,000. If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Continuous Offering Period

During the Continuous Offering Period for each Series, each Series’ Units will be offered on a daily basis at the Series’ Net Asset Value per Unit as of the Valuation Point immediately preceding the subscription effective date. Additional Units may be purchased in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum additional subscription requirements. A Subscriber’s Subscription Agreement must be received by the Managing Owner at its principal office on a timely basis by 4:00 PM Eastern Time on any Business Day. A Subscription Agreement received by the Managing Owner after 4:00 PM Eastern Time on any Business Day will be deemed to be received on the immediately following Business Day. Generally, qualifying Subscribers will be admitted as Limited Owners as of the date two Business Days following the Trust’s receipt of both the Subscriber’s fully completed Subscription Agreement and sufficient funds by check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or via wire transfer. In the event that sufficient funds are not received, the Managing Owner may, in its sole discretion, reject the subscription. Once received, funds will be deposited in the applicable Series’ account at U.S. Bank National Association, Denver, Colorado. During the period from the deposit of such funds into the applicable Series’ account and the Managing Owner’s determination to accept or reject the subscription (which may be expected to last two to five days in ordinary course but could be longer), the funds will be subject to risk of loss. Interest, if any, earned on such funds will accrue for the benefit of the Limited Owners of the applicable Series. Funds for subscriptions which have been rejected by the Managing Owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Once the daily Net Asset Value per Unit is determined, a confirmation of each accepted subscription will be sent to subscribers.

Because the Managing Owner will be responsible for payment of the Trust’s organization and offering expenses, except for the initial service fee, if any, 100% of the proceeds of the offering of the Units of the Frontier Series sold pursuant to this Prospectus will be initially available for each Series’ trading activities.

Subscription Effective Dates

The effective date of all accepted subscriptions during the Continuous Offering Period, whether you are a new subscriber to a Series, or an existing Limited Owner in a Series who is purchasing additional Units of such Series or exchanging Units in one Series for Units in a different Series (see “Exchange Privilege”), will generally be the date two (2) Business Days following the day on which your Subscription Agreement is received on a timely basis (by 4:00 PM Eastern Time). A Subscription Agreement received by the Managing Owner after 4:00 PM Eastern Time on any Business Day will be deemed to be received on the immediately following Business Day for purposes of the foregoing.

Calculation of Number of Units Purchased

During the Initial Offering Period for a Series, the number of Units of such Series of Units that an investor receives will be calculated by dividing the amount of the investor’s total subscription by one hundred (100). During the Continuous Offering Period for a Series, the number of Units of such Series of Units that an investor receives will be calculated by dividing the amount of the investor’s total subscription by the Series’ Net Asset Value per Unit as of the Valuation Point immediately preceding the subscription effective date. Fractional Units of up to five (5) decimal places will be issued by the Trust. All Units will be held in book-entry form and will not be certificated.

The Selling Agents

Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, acts as a Selling Agent. The Managing Owner also appoints other broker-dealers that are registered under the Exchange Act and are members of FINRA as Selling Agents to assist in the making of offers and sales of Units and provide customary on-going services to the Trust and its Limited Owners for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units of such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services which may be requested by Limited Owners. The Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered. As compensation for their services, Selling Agents receive service fees, as described below.

Other Arrangements with FINRA Member Firms

Pursuant to an agreement with Fidelity Brokerage Services LLC, or Fidelity, and National Financial Services LLC, or NFS, Fidelity and NFS provide certain administrative services with respect to Limited Owners whose Units are recorded in the Fidelity transaction processing and record-keeping system and carried in NFS securities brokerage accounts on behalf of Fidelity or correspondents of NFS. These administrative services include transaction processing, recordkeeping, the preparation and distribution of periodic account statements, providing Limited Owners with access to current account information regarding their Units, assisting with purchase and redemption requests and responding to Limited Owners inquiries. As compensation for these administrative services, Fidelity and NFS receive service fees, as described below.

Pursuant to an agreement with Charles Schwab & Co., Inc., or Schwab, Schwab makes Units available to Schwab customers for purchase and redemption through Schwab’s Alternative Investment Services platform and will provide certain administrative services to Limited Owners whose Units are carried in securities brokerage accounts at Schwab. These administrative services include Alternative Investment Services platform listing and operating services, transaction processing, recordkeeping, account reconciliation, the preparation and distribution of periodic account statements, assisting with purchase, redemption and transfer requests and responding to Limited Owners inquiries. As compensation for these administrative services, Schwab receives service fees, as described below.

Limitation on Underwriting Compensation

This offering of Units is being made in compliance with FINRA Rule 2310. The maximum amount of underwriting compensation in connection with this offering, from whatever source (including, without limitation, all fees and expenses paid by the Managing Owner associated with wholesaling), that will be paid to FINRA members in connection with this offering will not exceed ten percent (10%) of the offering proceeds of the Units.

Service Fees

With respect to the Class 1 Units of the Frontier Diversified Series, Frontier Masters and Frontier Dynamic Series, as well as the Class 1a Units of the Frontier Long/Short Commodity Series, the Selling Agents will receive an initial service fee. The initial service fee is prepaid to the Managing Owner by each Series, and paid to the selling agents by the Managing Owner in the month following sale. After the expiration of twelve (12) months following the purchase of Class 1 Units of any Series or Class 1a Units of the Frontier Long/Short Commodity Series, investors who purchased Class 1 Units or Class 1a Units, as applicable, of such Series will be charged an annual on-going service fee for the benefit of Selling Agents selling such Units, subject to certain limitations as further described herein.

Investors who purchase Class 2 Units of the Frontier Diversified Series, Frontier Masters and Frontier Dynamic Series or Class 2a Units of the Frontier Long/Short Commodity Series will be charged no initial service fee, but Selling Agents selling Class 2 Units or Class 2a Units may receive an on-going service fee.

None of Schwab, Fidelity or NFS receives any initial service fees, but do receive on-going service fees for administrative services, as described above. None of the Selling Agents, Schwab, Fidelity or NFS receives any service fees with respect to Class 3 Units or Class 3a Units.

Upon any Exchange, each Unit being purchased (exchanged into) will be subject to annual on-going service fees of up to 2.0% (in the case of Class 1 and Class 1a Units) or 0.50% (in the case of Class 2 and Class 2a Units), and your new Units will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) Units.

The amounts of such service fees vary by Series, and are subject to certain limitations. See “Charges to be Paid by Limited Owners.”

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The Managing Owner may pay to certain Selling Agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements. Such fees and expense reimbursements are expected to total approximately $155,000 (0.0085% of the aggregate offering proceeds).

Wholesaling Arrangements

The Managing Owner may contract with registered broker-dealers that are members of FINRA to act as wholesalers on behalf of the Managing Owner. Wholesalers market the Trust to broker-dealers that are existing or potential Selling Agents. Currently, the Managing Owner maintains an agreement with Bornhoft Group Securities Corporation, or BGSC, an affiliate of the Managing Owner to provide wholesaling services in connection with this offering. Such wholesaling services include the implementation and operation of a program (i) to identify and solicit registered broker-dealers which are members of FINRA to act as Selling Agents for the Trust, (ii) to coordinate the Trust’s marketing and distribution efforts with existing and prospective Selling Agents, (iii) to inform and educate Selling Agents and their registered representatives with respect to the terms of the offering of Units, the Trust’s managed futures investment strategies, material aspects of the Trust’s operations, and subscription and redemption procedures, and (iv) to assist the Managing Owner in the preparation of presentations and promotional material for existing and prospective Selling Agents. The Managing Owner estimates that wholesaling fees and expenses payable to BGSC in connection with this offering will total approximately $6,460,500 (or approximately 0.35% of the aggregate offering proceeds). Such fees will be paid by the Managing Owner and are not expenses of the Trust.

Effective January 13, 2010, BGSC entered into a settlement with FINRA with respect to certain alleged violations of NASD Rule 2710. As part of the settlement, FINRA made findings that BGSC violated NASD Rule 2710 in failing to file with FINRA certain information concerning wholesaling arrangements and the wholesaling fees and expenses related to the distributions of four public offerings of Units of the Trust. The wholesaling fees and expenses were paid by the Trust’s Managing Owner. Although the wholesaling fees were disclosed, in part, in the financial statements included in three of four of the Trust’s prospectuses, FINRA found that BGSC failed to provide appropriate disclosures regarding the wholesaling fees, expenses and reimbursements in the appropriate sections of all four prospectuses. BGSC accepted and consented to the entry of FINRA’s foregoing findings without admitting or denying such findings. Also, as part of the settlement, BGSC consented to sanctions of censure and a $100,000 fine.

Please see the chart that follows on the next page for additional information regarding items of compensation paid to FINRA members pursuant to FINRA Rule 2310.

Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the maximum estimated amounts thereof in respect of the offering of the Units pursuant to this Prospectus, payable to members of FINRA pursuant to FINRA Rule 2310 on a Series by Series basis.

Item of Compensation	Frontier Diversified Series-1 Frontier Masters Series-1 Frontier Long/Short Commodity Series-1a Frontier Dynamic Series-1	Frontier Diversified Series-2 Frontier Masters Series-2 Frontier Long/Short Commodity Series-2a Frontier Dynamic Series-2
Initial Service Fee	2.0% of the purchase price of each Unit sold by the Selling Agent	N/A
On-Going Service Fee (charged to Limited Owners)	2.0% per annum of the Net Asset Value of each Unit sold by the Selling Agent, subject to the Service Fee Limit	0.25% per annum of the Net Asset Value of each Unit sold by the Selling Agent, subject to the Service Fee Limit
On-Going Service Fee (payable by Managing Owner without reimbursement by the Trust)	N/A	Up to 0.25% per annum of the Net Asset Value of each Unit sold by the Selling Agent, subject to the Service Fee Limit
Maximum Aggregate Initial and On-Going Service Fee	9.0% of the aggregate offering proceeds; maximum estimated aggregate amount of $164,277,786
Maximum Service Fees payable to Charles Schwab & Co., Inc., and/or Fidelity Brokerage Services LLC and National Financial Services LLC*

9.0% of the aggregate offering proceeds;

maximum estimated aggregate amount of $164,277,786

Paid by the Managing Owner in lieu of, and not in addition to, Initial and On-Going Service Fees otherwise payable to Selling Agents

Offering Expenses: Salaries of Registered Representatives of BGSC (including Wholesalers)**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $3,322,118 (0.1820% of the aggregate offering proceeds)
Offering Expenses: Ordinary Course Expense Reimbursement to Wholesalers**	Paid by the Managing Owner without reimbursement from the Trust; maximum aggregate amount of $42,847 (0.0023% of the aggregate offering proceeds)
Offering Expenses: Sales Seminars**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $851,946 (0.0467% of the aggregate offering proceeds)
Offering Expenses: Legal Expenses of BGSC**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $82,500 (0.0045% of the aggregate offering proceeds)
Offering Expenses: Travel, Marketing and Software Support to Wholesalers**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $1,705,297 (0.0934% of the aggregate offering proceeds)
Offering Expenses: Direct Payroll Expenses of Wholesalers**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $455,792 (0.0250% of the aggregate offering proceeds)
Account Start-Up, Platform Access, Account Maintenance, and Technology Fees and Expense Reimbursements Paid to Selling Agents***	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $155,000 (0.0085% of the aggregate offering proceeds)
Offering Expenses: Due Diligence and Custodial Fees****	0.12% per annum of the Net Asset Value of each Unit, maximum estimated aggregate amount of $120,000 (0.0066% of the aggregate offering proceeds)
Maximum Estimated Aggregate Amount of all Items of Compensation Payable Under FINRA Rule 2310	9.3690% of the aggregate offering proceeds; maximum estimated aggregate amount of $171,013,286

*	Schwab and/or Fidelity will receive annual on-going service fees of (i) 0.25% of the net asset value of each Class 2 Unit of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 2a Unit of the Frontier Long/Short Commodity Series, which will be charged to the Limited Owners of such Units, and (ii) up to an additional 0.25% of the net asset value of each Class 2 Unit of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 2a Unit of the Frontier Long/Short Commodity Series, which will be paid by the Managing Owner without reimbursement by the Trust, subject in each case to the Service Fee Limit. On-going service fee payments to Schwab and/or Fidelity would be payable in lieu of, and not in addition to, service fees payable to Selling Agents.
**	The Managing Owner, not the Trust, will compensate broker-dealers from its own funds subject to the limitations of FINRA Rule 2310, for all salaries and expenses of any wholesalers, including BGSC. Such expenses are expected to include payments for sales conferences, marketing costs, travel expenses and legal expenses incurred in connection with FINRA’s review of the plan of distribution. Under no circumstances will the maximum compensation paid to the Selling Agents and wholesalers (and any other broker-dealers, if applicable), including initial service fees, on-going service fees and various other fees and expense reimbursements exceed 10% of the aggregate offering proceeds of the Units sold pursuant to this Prospectus.

***	The Managing Owner, not the Trust, will compensate various Selling Agents from its own funds subject to the limitations of FINRA Rule 2310, for these fees and expense reimbursements.

****	This amount does not include bona fide due diligence expenses not considered underwriting compensation payable under FINRA Rule 2310.

The amounts of underwriting compensation included above are estimated.

No items of compensation within the meaning of FINRA Rule 2310 will be paid with respect to Class 3 Units and Class 3a Units.

SEGREGATED ACCOUNTS

Following the commencement of trading for any Series, except for that portion of Trading Company’s assets that is deposited as margin to maintain forward currency contract and Swap positions and that portion of each Series’ assets held at the Trust level for cash management, the proceeds of the offering for each Series will be deposited in cash in segregated accounts in the name of each Trading Company in which such Series invests, which are maintained at the Clearing Brokers in accordance with requirements of the CE Act and the regulations thereunder, which means that assets will be maintained either on deposit with the Clearing Brokers or, for margin purposes, with the various exchanges on which the Trading Company’s assets are permitted to trade. Assets also may be maintained on deposit in U.S. banks. Assets will not be maintained in foreign banks. The Managing Owner will not commingle the property of any Series with the property of another person. The Trust will not loan funds to any other person or entity, nor will assets from one Series be loaned to another Series.

SUMMARY OF AGREEMENTS

ADVISORY AGREEMENTS

Except with respect to the Frontier Dynamic Series, there are Advisory Agreements among the Trust, the Trading Companies in which the Trust is a member, the Managing Owner and certain of the Trading Advisors for each Series pursuant to which the Managing Owner has delegated to each such Trading Advisor discretion and responsibility to trade commodities for such Series through such Trading Companies. In addition, certain of these Trading Companies are also invested in Lower Tier Trading Companies that have entered into their own Advisory Agreements, to which neither the Trust nor the Managing Owner is a party. The Trading Advisor will place trades based on its agreed-upon trading approach, or the Trading Approach, which is described in the Appendix for such Series attached to this Prospectus, and each Trading Advisor has agreed that at least 90% of the annual gross income and gains if any, generated by its Trading Approach will be from buying and selling commodities or futures, forwards and options on commodities. All trading is subject to the Trust’s Trading Limitations and Policies which are described under the heading “Trading Limitations and Policies.” Except with respect to the Frontier Dynamic Series, each Trading Advisor will be allocated a portion of the proceeds from the offering of Units during the Initial Offering and Continuous Offering Periods for the Series.

The Advisory Agreements will be effective for one year and will be renewed automatically for additional one (1)-year terms unless terminated. Each Advisory Agreement with a Trading Advisor will terminate automatically (i) upon the termination of the Trust; or (ii) if, as of the end of any Business Day, the assets allocated to the Trading Advisor decline by 50% or more from the value of the allocated assets (a) as of the first day of the Advisory Agreement, or (b) as of the first day of any calendar year, as adjusted on an on-going basis by (A) any decline(s) in the allocated assets caused by distributions, exchanges, redemptions, permitted reallocations and withdrawals, and (B) additions to the allocated assets caused by additional allocations to the Trading Advisor’s management.

Each Advisory Agreement also may be terminated at the sole discretion of the Managing Owner at any time upon at least one (1) day’s prior written notice to a Trading Advisor, or for cause on less than one (1) day’s prior written notice, in the event that: (i) the Managing Owner determines in good faith following consultation appropriate under the circumstances with the Trading Advisor that the Trading Advisor is unable to use its agreed upon Trading Approach to any material extent, as such Trading Approach may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of the Trust; (ii) the Trading Advisor’s registration, if required, as a CTA under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed; (iii) the Managing Owner determines in good faith that the Trading Advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (A) the Trading Limitations and Policies, or (B) the Trading Advisor’s Trading Approach; (iv) there is an unauthorized assignment of the Advisory Agreement by the Trading Advisor; (v) the Trading Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach or its business goodwill, in each instance without the consent of the Managing Owner; (vi) any of the key principals of the Trading Advisor, if any, are not in control of the

Trading Advisor’s trading activities for the Trading Company; (vii) the Trading Advisor becomes bankrupt or insolvent; or (viii) for any other reason if the Managing Owner determines in good faith that the termination is essential for the protection of the Trust, the Trading Company and the assets of the Series, including, without limitation, a good faith determination by the Managing Owner that such Trading Advisor has breached a material obligation to the Trust or the Trading Company under the relevant Advisory Agreement.

Each Trading Advisor also generally has the right to terminate the Advisory Agreement in its discretion at any time for cause upon ten (10) days’ written notice to each of the Trust, the Trading Company and the Managing Owner, appropriate under the circumstances, in the event (i) of the receipt by the Trading Advisor of an opinion of independent counsel satisfactory to the Trading Advisor and the Trust that by reason of the Trading Advisor’s activities with respect to the Trust and the Trading Company, the Trading Advisor is required to register as an investment adviser under the Advisers Act, and it is not so registered; (ii) the registration of the Managing Owner as a CPO under the CE Act, or its membership with the NFA in such capacity, is revoked, suspended, terminated or not renewed; (iii) the Managing Owner imposes additional trading limitation(s) which the Trading Advisor does not agree to follow in its trading of the allocated assets; or the Managing Owner overrides trading instructions; (iv) if the assets allocated to the Trading Advisor decrease, for any reason, to less than a specified amount, which varies depending on the applicable Series, as the result of redemptions, reallocations or extraordinary expenses, but not trading losses, as of the close of business on any Business Day; (v) the Managing Owner elects to have the Trading Advisor use a different Trading Approach and the Trading Advisor objects; (vi) there is an unauthorized assignment of the Advisory Agreement by the Trust or the Managing Owner; or (vii) other good cause is shown and the written consent of the Managing Owner is obtained (which shall not unreasonably be withheld).

The business of each Trading Advisor is to manage commodity trading accounts. In addition to the trading management services each Trading Advisor provides for a Trading Company, each Trading Advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools). Each Trading Advisor may use the same Trading Approach and other information it uses in trading the allocated assets, so long as the Trading Advisor’s ability to carry out its obligations and duties pursuant to the Advisory Agreement is not materially impaired thereby.

No Trading Advisor will accept additional capital for commodities management if doing so would have a reasonable likelihood of resulting in the Trading Advisor’s having to modify materially its agreed upon Trading Approach in a manner that might reasonably be expected to have a material adverse effect on the Series for which it has trading responsibility; the foregoing will not, however, prohibit a Trading Advisor from accepting additional funds if to do so will require only routine adjustments to its trading patterns in order to comply with speculative position limits or daily trading limits.

Each Trading Advisor and its principals, officers, directors, members, managers, shareholders, partners, employees and affiliates, or Principals and Affiliates, also are permitted to trade for their own accounts so long as their trading does not materially impair the Trading Advisor’s ability to carry out its obligations and duties to the Trust. Each Trading Advisor will, upon reasonable request, permit the Managing Owner to review at the Trading Advisor’s offices such trading records that the Managing Owner may reasonably request for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered by the Trading Advisor for other accounts managed by the Trading Advisor.

No Trading Advisor shall be liable to the Managing Owner, the Trust, the Trustee, the Trading Company or the Limited Owners, or any of their respective successors or assigns under this Agreement for any act or failure to act taken or omitted in good faith in a manner reasonably believed to be in, or not opposed to the best interests of the Trust and the Trading Company if such act or failure to act did not constitute a breach of the Advisory Agreement, misconduct or negligence on the part of the Trading Advisor.

In any threatened, pending or completed action, arbitration, claim, demand, dispute, lawsuit or other proceeding, or each, a Proceeding, to which a Trading Advisor was or is a party or is threatened to be made a party arising out of or in connection with the respective Advisory Agreement or the management of the Trust’s or Trading Company’s assets by such Trading Advisor or the offering and sale of Units, the Managing Owner and the Trading Company will indemnify and hold harmless such Trading Advisor and its Principals and Affiliates against any loss, liability, damage, cost, expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them in connection with such Proceeding if such Trading Advisor acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trust and the Trading Company and provided that its conduct did not constitute negligence, misconduct, or a breach of the Advisory Agreement; provided, however, that no indemnification shall be available from the Managing Owner if such indemnification is prohibited by Section 4.6(c) of the Trust Agreement. The termination of any Proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Trading Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Trust.

In addition, each Trading Advisor will indemnify and hold harmless the Managing Owner, the Trust, the Trustee, the Trading Company and each of their respective Principals and Affiliates against any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them (i) as a result of a breach of any representation, warranty or agreement of such Trading Advisor made in the Advisory Agreement or (ii) as a result of act or omission of such Trading Advisor relating to the Trust or the Trading Company if there has been a final judicial or regulatory determination that such act or failure to act constituted a breach of the Advisory Agreement, misconduct or negligence on the part of the Trading Advisor; provided, however that such final judicial or regulatory determination shall not be required in the event of a settlement of any Proceeding with the prior written consent of the Trading Advisor.

The Lower Tier Trading Companies have entered into similar agreements with the Trading Advisors to those Trading Companies. The Trust is not a party to those agreements, and those agreements do not provide any contractual rights to the Trust or the relevant Series. In addition, the automatic termination provision described above has been eliminated in the Advisory Agreements with the Lower Tier Trading Companies except for automatic termination in the event that the assets allocated to the Trading Advisor decline by 50% or more from the value of the allocated assets as of the first day of the Advisory Agreement.

Certain Trading Advisors and Lower Tier Trading Companies may enter into Advisory Agreements that contain terms different from those described above and from the terms of the forms of Advisory Agreements attached as exhibits to the Trust’s registration statements covering the Series of Units on Form S-1, as amended.

BROKERAGE AGREEMENTS

Each of the Clearing Brokers has entered into Brokerage Agreements with some or all of the Trading Companies. As a result each Clearing Broker (i) acts as the Trading Companies’ executing and clearing broker, (ii) acts as custodian of the Trading Companies’ assets, (iii) assists with foreign currency, (iv) assists the Managing Owner in the performance of its administrative functions for the Trading Companies, and (v) performs such other services for the Trading Companies as the Managing Owner may from time to time request.

As executing and clearing brokers for each of the Trading Companies, the Clearing Brokers receive each Trading Advisor’s orders for trades. Generally, when the Trading Advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the Trust engages in back-to-back principal trades with the Clearing Brokers in order to carry out the Trading Advisor’s instructions. In back-to-back currency transactions, a Clearing Broker, as principal, arranges bank lines of credit and contracts to make or to take future delivery of specified amounts of the currency at the negotiated price. The Clearing Broker, again as principal, in turn contracts with each Trading Company to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, such Clearing Broker acts in the best interests of the Trading Company.

Confirmations of all executed trades for each Series are given to the Trading Company by the Clearing Brokers. The Brokerage Agreements incorporate each Clearing Brokers’ standard customer agreement and related documents, which generally include provisions that (i) all funds, commodities and open or cash positions carried for each Trading Company will be held as security for that Trading Company’s obligations to the Clearing Broker; (ii) the margins required to initiate or maintain open positions will be as from time to time established by the Clearing Brokers and may exceed exchange minimum levels; and (iii) each Clearing Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Trading Company.

As custodian of the Trading Companies’ assets, the Clearing Brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by each Trading Company during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Trading Company on behalf of each Series of the Trust.

Administrative functions provided by the Clearing Brokers for each Trading Company include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between it and the Trading Company is in effect, each Clearing Broker will not charge the Trading Company a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee. See “Fees and Expenses.”

Each Futures Brokerage Agreement is non-exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. Each UBS Securities Futures Brokerage Agreement is terminable by any Trading Company or UBS Securities without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change in such Trading Company’s financial position, in which case only prior written notice is required to terminate the UBS Securities Brokerage Agreement). Each Newedge Futures Brokerage Agreement is terminable by any Trading Company or Newedge at any time upon thirty (30) days prior written notice provided that it may only be terminated by a Trading Company if such Trading Company has no liabilities or open positions which could give rise to subsequent liabilities and it may only be terminated by Newedge if such termination will not affect any transactions entered into and will not relieve Newedge of any obligations in connection with any debt or credit balance or other liability or obligation incurred prior to the termination (unless where certain events of default occur Newedge may terminate the Newedge Futures Brokerage Agreement). The Deutsche Bank FX Prime Brokerage Agreement is terminable by the Managing Owner or Deutsche Bank without penalty upon twenty (20) Business Days prior written notice (unless where certain events of default occur, in which case the Deutsche Bank FX Prime Brokerage Agreement may be terminated immediately at the time of such occurrence). The Swap Agreements are terminable by either party thereto upon twenty (20) days’ notice where certain events of default occur.

The Futures Brokerage Agreement with UBS Securities provides that neither UBS Securities nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by any Trading Company other than as a result of UBS Securities negligence or reckless or intentional misconduct or breach of such agreement.

The Futures Brokerage Agreement with Newedge provides that Newedge shall not be liable for any loss, liability, damage or expense to any Trading Company other than as a result of Newedge’s gross negligence, willful misconduct or fraud.

The FX Prime Brokerage Agreement with Deutsche Bank provides that Deutsche Bank shall not be liable for any loss, fees or expenses to any Trading Company which has retained Deutsche Bank resulting from any error or discrepancy in any information provided by Deutsche Bank.

SELLING AGENT AGREEMENT

Each of the Selling Agents will enter into a selling agent agreement, or each, a Selling Agent Agreement, with the Trust and the Managing Owner pertaining to one or more Series. As a result, each Selling Agent will act as a selling agent for the Trust on a “best efforts” basis.

Each Selling Agent, in recommending to any person the purchase or sale of Units, will use commercially reasonable efforts to determine the suitability and appropriateness of an investment in the Units, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments and the prospective purchaser’s financial situation and needs, and any other information known by the Selling Agent through the review of its offeree questionnaire completed by such prospective purchaser and maintain in the Selling Agent’s files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser for at least six years.

Pursuant to the Selling Agent Agreement, each Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, each Selling Agent has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. Each Selling Agent has agreed that it will comply fully with all the terms of FINRA Rule 2310 in connection with the offer and sale of Units and will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

Each Selling Agent Agreement will be terminated at the conclusion of the Continuous Offering Period with respect to each Series covered thereunder. Prior to the conclusion of the Continuing Offering Period, each Selling Agent Agreement may be terminated by the Selling Agent, at the Selling Agent’s option, by giving thirty (30) days’ notice to the Trust and the Managing Owner, in the event (i) there is, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which, in the judgment of the Selling Agent, renders it inadvisable to proceed with the offer and sale of the Units; (ii) the Registration Statement and/or the Prospectus is not amended promptly after written request by the Selling Agent for it to be so amended because an event has occurred which, in the opinion of counsel for the Selling Agent, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading; (iii) any of the conditions specified in Section 7 of the Selling Agent Agreement are not fulfilled when and as required by the Selling Agent Agreement to be fulfilled; (iv) there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the Selling Agent, in its discretion, that such limitations would materially impede the Trust’s trading activities or make the offering or delivery of the Units impossible or impractical; or (v) there is a declaration of a banking moratorium by Federal, New York or Delaware authorities. In addition, each Selling Agent Agreement may be terminated with respect to a Series by written agreement among the parties to the Selling Agent Agreement.

The Selling Agent shall not be liable to the Trust, the Trustee or the Managing Owner for any act or omission to act of the Selling Agent in connection with the performance of services under the Selling Agent Agreement, if such act or omission to act on the part of the Selling Agent or its Principals or Affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the Selling Agent contained in the Selling Agent Agreement.

The Managing Owner and the Trust will indemnify and hold harmless the Selling Agent and its Principals and Affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement, or Losses, to which the Selling Agent or its Principals and Affiliates may become subject arising out of or in connection with the Selling Agent Agreement, the transactions contemplated thereby or the fact that the Selling Agent is or was a selling agent of the Trust arising out of or based upon (i) any untrue statement of material fact contained in the Selling Agent Agreement, the Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof, or the Documents, (ii) any omission from the Documents of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of any representation, warranty, covenant or agreement made by the Managing Owner or the Trust in the Selling Agent Agreement, except to the extent that any such Losses arise out of, relate to, or are based upon the Selling Agent’s failure to meet the standard of liability applicable to it under the Selling Agent Agreement.

The Selling Agent agrees to indemnify and hold harmless the Trust, the Trustee and the Managing Owner and the Principals and Affiliates of the Trustee and the Managing Owner from and against all Losses incurred by any of them arising out of or based upon the Selling Agent’s failure to meet the standard of liability set forth in the Selling Agent Agreement.

Certain Selling Agents may enter into Selling Agent Agreements that contain terms different from those described above and from the forms of Selling Agent Agreements attached as exhibits to the Trust’s registration statements covering the Series of Units on Form S-1, as amended.

TRUST AGREEMENT

The rights and duties of the Trustee, the Managing Owner and the Limited Owners are governed by provisions of the Trust Act and by the Trust Agreement which is attached as Exhibit A to the Statement of Additional Information. The key features of the Trust Agreement which are not discussed elsewhere in the Prospectus are outlined below, but reference is made to the Trust Agreement for complete details of all of its terms and conditions.

Trustee

Wilmington Trust Company is the Trustee of the Trust and serves as the Trust’s sole trustee in the State of Delaware. The Trustee is permitted to resign upon sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee will be compensated by the Managing Owner or its affiliates, and the Trustee will be indemnified by the Managing Owner against any Expenses (as defined in the Trust Agreement) it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such Expenses result from the negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to retain the Trustee or replace the Trustee with a new trustee.

Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and the assets of the Trustee are not subject to issuer liability under the Federal securities laws for the information contained in this Prospectus and under Federal and state law with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee’s liability in connection with the issuance and sale of the Units, and with respect to the Trust’s obligations under the Units, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. See “The Trustee” under “Description of The Trust, Trustee, Managing Owner and Affiliates.”

Management Responsibilities of the Managing Owner

Under the Trust Agreement, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the “tax matters partner” for purposes of the Code. The Limited Owners will have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the Trust Agreement. See “Termination,” “Election or Removal of Managing Owner,” “Exercise of Rights by Limited Owners” and “Amendments and Meetings” under this heading. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where Limited Owners having Units representing at least a majority of the Net Asset Value of all Series (not including Units held by the Managing Owner) have notified the Managing Owner that the Managing Owner is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

Transfer of Units

Subject to compliance with suitability standards imposed by the Trust, applicable Federal securities and state “Blue Sky” laws (See “Who May Subscribe.”) and the rules of other governmental authorities, the Units may be assigned at your election, upon notice to the Managing Owner on a form acceptable to the Managing Owner. The Managing Owner shall refuse to recognize an assignment only if necessary, in its judgment, to maintain the treatment of the Trust as a partnership for Federal income tax purposes or to preserve the characterization or treatment of Series income or loss and upon receipt of an opinion of counsel supporting its conclusion. The Managing Owner will exercise this right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized and that the assignor or transferor continues to be recognized as a beneficial owner of Series Units for all purposes, including the payment of any cash distribution. Notwithstanding the foregoing, and except for certain situations set forth in the Trust Agreement, no assignment may be made if such assignment would result in (a) a contravention of the NASAA Guidelines, as adopted in any state where the proposed assignor and assignee reside, including the current restriction that generally prohibits transfers or assignments of Units in one or more Series valued at less than (i) $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) or transfers or assignments of Units in such amounts as would result in your or permitted assignees’ having an aggregate investment in all Series of less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) and (ii) $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations), unless the proposed transfer relates to your aggregate Units in all Series or unless the proposed transfer is a transfer by gifts, inheritance, intrafamily transfer, family dissolution or a transfer to affiliates; or (b) the aggregate total of Units transferred in a twelve-month period equaling forty-nine percent (49%) or more of the outstanding Units (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The Trust Agreement provides that the Managing Owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

Assignments to (i) your ancestors or descendants, (ii) the personal representative or heir of a deceased Limited Owner, (iii) the trustee of a trust to which you are a beneficiary or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, shall be effective as of the Business Day immediately following the Business Day in which the Managing Owner receives the written instrument of assignment. Assignments or transfers of Units to any other person shall be effective on the next succeeding Business Day, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least two (2) Business Days.

An assignee may become a substituted Limited Owner only with the written consent of the Managing Owner, which consent may be withheld in the Managing Owner’s sole and absolute discretion as described above. Upon receipt by the Managing Owner of (i) a duly executed and acknowledged, written instrument of assignment, (ii) an opinion of the Trust’s independent counsel, rendered upon the Managing Owner’s request, that such assignment will not jeopardize the Trust’s tax classification as a partnership and that the assignment will not violate the Trust Agreement or the Trust Act and (iii) such other documents as the Managing Owner deems necessary or desirable to effect such substitution, the Managing Owner may accept the assignee as a substituted Limited Owner. A permitted assignee who does not become a substituted Limited Owner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to receive any information on or an account of the Series’ transactions or to inspect the books of the Series. Under the Trust Agreement an assigning Limited Owner is not released from its liability to the Trust for any amounts for which he may be liable under the Trust Agreement (see “Redemption of Units” and “Liabilities” under this heading), whether or not the assignee to whom he has assigned Units becomes a substituted Limited Owner. All Limited Owners are responsible for all costs relating to the assignment or transfer or their own Units.

Exchange Privilege

Once trading has commenced for the Series in which you have invested, you may exchange your Units of such Series for Units of another Series that has also commenced trading. Exchanges will be available between the respective Classes 1 of the various Series, between the respective Classes 2 of the various Series and between the respective Classes 3 of the various Series. However, Exchanges will not be allowed from Class 1 to Class 2 or vice versa, and Exchanges will not be allowed from Class 1 or Class 2 to Class 3 or vice versa. You will be allowed to Exchange your Units in one Series only for Units of another Series only if Units of the Series being exchanged into are registered for sale in your State and only if there are a sufficient number of registered Units of the Series being exchanged into. An Exchange will be treated as a redemption of Units in one Series and an immediate purchase of Units of another Series. No redemption fee will be charged on a Unit being redeemed (exchanged out of) in an Exchange of a Class 1 Unit or Class 1a Unit of one Series for a Class 1 Unit or Class 1a Unit of another Series during the first twelve (12) months after the purchase of the Unit being redeemed (exchanged out of), and no initial service fee will be charged on a Class 1 Unit or Class 1a Unit being purchased (exchanged into) in any Exchange. Instead, upon any such Exchange of Class 1 Units or Class 1a Units, each Unit being purchased (exchanged into) will be subject to the annual on-going service fees of up to two percent (2.0%) of the Net Asset Value of a Class 1 Unit or Class 1a Unit that normally apply after the expiration of twelve (12) months following the purchase of the Unit. Upon any Exchange, each Unit being purchased (exchanged into) will be subject to annual on-going service fees of up to 2.0% (in the case of Class 1 and Class 1a Units) or 0.50% (in the case of Class 2 and Class 2a Units), and your new Units will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) Units. Each Unit purchased in an Exchange will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit of the new Series as of the Valuation Point immediately preceding the date upon which notice of the Exchange, or the Exchange Request, is provided to the Managing Owner. An exchanging Limited Owner may realize a taxable gain or loss in connection with the Exchange. See “Federal Income Tax Consequences.”

Each Exchange is subject to satisfaction of the conditions governing redemption on the applicable day. The Net Asset Value of Units to be exchanged, as well as the Units to be acquired, on the applicable Valuation Point may be higher or lower than it is on the date that the Exchange Request is submitted due to the potential fluctuation in the Net Asset Value per Unit of each Series. In addition, see “Redemption of Units.” To effect an Exchange, an Exchange Request must be submitted to the Managing Owner on a timely basis (i.e., by 4:00 PM Eastern Time on a Business Day at least two (2) Business Days prior to the day on which the Exchange is to become effective). An Exchange Request received by the Managing Owner after 4:00 PM Eastern Time will be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you, subject to compliance with the NASAA Guidelines. The Managing Owner, in its sole and absolute discretion, may reject any Exchange request. You must request an Exchange on the Exchange Request form attached as Exhibit C to the Statement of Additional Information.

Redemption of Units

Units or any portion thereof held by the Limited Owners (or any assignee thereof) may be redeemed on the Business Day of the week falling one (1) Business Day after the Managing Owner’s receipt of a redemption request, or a Redemption Date. A request for redemption received by the Managing Owner after 4:00 PM Eastern Time on any Business Day will be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you, subject to compliance with the NASAA Guidelines. Except as set forth below, Units will be redeemed at a redemption price equal to 100% of the Net Asset Value per Unit of the applicable Series, calculated as of the Valuation Point immediately preceding the relevant Redemption Date. Accordingly, Limited Owners bear the risk of any decline in Net Asset Value from the date notice of intent to redeem is given until the Valuation Point.

If you redeem all or a portion of your Class 1 Units of the Frontier Diversified Series, Frontier Masters Series or Frontier Dynamic Series or Class 1a Units of the Frontier Long/Short Commodity Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of up to 2.0% of Net Asset Value at which they are redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. Such redemption fees are paid to the Managing Owner.

In the event that the estimated Net Asset Value per Unit of a Series, after adjustment for distributions, as of the close of business of any Business Day is less than 50% of the Net Asset Value per Unit of a Series as of the last Valuation Point (i.e., the close of business of the immediately preceding Business Day), a special redemption period shall be established, Limited Owners will be given notice of such event within seven (7) Business Days of such occurrence. Trading in such Series shall be temporarily suspended during such special redemption period. In addition, the twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day shall be deemed a special redemption date.

The Net Asset Value per Unit upon redemption on any date also will reflect all accrued expenses for which the applicable Series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and will be reduced by such Unit’s pro rata portion of any expenses or losses incurred by the Series resulting from such redeeming Limited Owner (and his assignee, if any) unrelated to the Series’ business, as well as the Limited Owner’s liabilities for certain Series taxes, if any, or for liabilities resulting from violations of the transfer provisions in the Trust Agreement. Limited Owners shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units shall be redeemed, unless payment for the redeemed Units is made within that seven-Business Day period, in which case notice shall not be required. Except as otherwise provided in the Trust Agreement, in the case of extraordinary circumstances, payment normally shall be made within seven (7) Business Days following the Redemption Date. You may revoke your intention to redeem before the Redemption Date by written instruction to the Managing Owner.

All timely requests for redemption in proper form will be honored and the applicable Series’ commodity positions will be liquidated to the extent necessary to effect such redemptions. The Managing Owner may suspend temporarily any redemption if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would advantage one investor over another investor). The Managing Owner may also temporarily suspend redemptions in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions would last a maximum of thirty (30) days. The right to obtain redemption also is contingent upon the Series’ having property sufficient to discharge its liabilities on the date of redemption. In the event that a Series has insufficient assets net of liabilities to satisfy all requests for redemption, redemption requests will be processed in a “First-In, First-Out” order. Redemption requests of investors affiliated with the Trust, the Managing Owner, a Trading Advisor or their respective affiliates will not receive favorable treatment over non-affiliated investors. It is also contingent upon timely receipt by the Managing Owner of a request for redemption in the form attached as Exhibit D to the Statement of Additional Information (or any other form approved by the Managing Owner). Redemption requests may be mailed or otherwise delivered to the Managing Owner.

The Trust Agreement provides that the Managing Owner also has the right mandatorily to redeem, upon two (2) days’ prior notice acknowledged by you, Units of any Limited Owner if (a) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any holder of Units to be deemed to be holding “plan assets” under ERISA; (b) there is an unauthorized assignment or transfer pursuant to the Trust Agreement; or (c) in the event that any transaction would or might violate any law or regulation or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption).

Termination

Unless earlier dissolved, the term of the Trust and each Series in the Trust shall expire on December 31, 2053. The Trust or, as the case may be, any Series shall also be dissolved upon the occurrence of any of the following events:

(a) The filing of a certificate of dissolution or the revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, each of the foregoing, an Event of Withdrawal, unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Trust or (ii) within 90 days of an Event of Withdrawal, all the remaining holders of Units, or Unitholders, in each Series agree in writing to continue the business of the Trust and to select, as of the date of such Event of Withdrawal, one or more successor managing owners. Within 120 days of any Event of Withdrawal, if action is not taken pursuant to (i) or (ii) and the Trust and each Series are dissolved, Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (without regard for Units held by the Managing Owner or its affiliates) may elect to continue the business of the Trust and each Series by forming a new statutory trust, or the Reconstituted Trust, on the same terms and provisions set forth in the Trust Agreement. Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such election is made, all Limited Owners will be bound thereby and continue as Limited Owners of the Reconstituted Trust;

(b) The occurrence of any event that makes the continued existence of the Trust or any Series in the Trust unlawful, as the case may be;

(c) With respect to a Series, the failure to sell the Subscription Minimum of such Series to subscribers during the Initial Offering Period;

(d) The suspension, revocation or termination of the Managing Owner’s registration as a CPO under the CE Act or membership as a CPO with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated;

(e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt;

(f) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series’ termination;

(g) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Units held by the Managing Owner or an Affiliate) vote to dissolve the Trust, with 90 days’ prior written notice to the Managing Owner; or

(h) The decline of the Net Asset Value of a Series by 50% or more from the Net Asset Value of the Series (i) as of the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional contributions to capital.

A Series may also dissolve, in the discretion of the Managing Owner, upon the determination of the Managing Owner that the Series’ aggregate Net Asset Value in relation to the operating expenses of the Series makes it unreasonable or imprudent to continue the business of the Series. The Managing Owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve any Series in the Trust.

Upon dissolution of the Trust or a Series, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the Unitholders. To the extent the Trust or the Series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all Series are terminated, the Trust will terminate.

The Trust Agreement provides that the death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of a Limited Owner will not terminate or dissolve the Series (unless such Limited Owner is the sole Limited Owner of the Trust) or the Trust and that the legal representatives of such Limited Owner have no right to withdraw or value his, her or its Units except by redemption of Units pursuant to the Trust Agreement.

Net Asset Value

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Series shall include any unrealized profit or loss on open commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non- United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Series commodity brokerage account shall be accrued at least daily.

(d) The amount of any distribution made pursuant to Article VI of the Trust Agreement shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value of a Series per Unit” means the Net Asset Value of a Series divided by the number of Units of the Series outstanding on the date of calculation.

Reports and Accounting

The Trust maintains its books on the accrual basis. The financial statements of each Series in the Trust will be prepared in accordance with accounting principles generally accepted in the United States of America and will be audited at least annually by independent certified public accountants selected by the Managing Owner, in its sole discretion. The Managing Owner shall submit any information, including but not limited to reports and statements required to be distributed to Limited Owners, required to be filed with any official or agency of a state in which Units of the Trust are registered to such official or agency. Each Limited Owner is furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require. A current annual report of the Trust and its various Series is attached to this Prospectus starting at page Fin.-59, and current monthly reports for a Series accompany this Prospectus to all new subscribers after trading in such Series commences. The CFTC requires that an annual report be provided not later than one hundred and twenty (120) days after the end of each fiscal year or the permanent cessation of trading as defined in the CE Act, whichever is earlier and set forth, among other matters:

(1) the Net Asset Value of the Series and the Net Asset Value per Unit per Series or the total value of your interest in the Trust, in either case, as of the end of the year in question and the preceding year;

(2) a Statement of Financial Condition as of the close of the fiscal year and, if applicable, the preceding fiscal year;

(3) Statements of Income (Loss) and Changes in Limited Owners’ Capital during the fiscal year and, to the extent applicable, the previous two fiscal years; and

(4) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

The CFTC also requires that an unaudited monthly report be distributed to each Limited Owner within thirty (30) days of the end of each month containing information presented in the form of a Statement of Income (Loss) and a Statement of Changes in Net Asset Value.

The Statement of Income (Loss) must set forth, among other matters:

(1) the total amount of realized net gain or loss on commodity interest positions liquidated during the month;

(2) the change in unrealized net gain or loss on commodity interest positions during the month;

(3) the total amount of net gain or loss from all other transactions in which a Series is engaged; and

(4) the total amounts of management fees, advisory fees, brokerage fees and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month.

The Statement of Changes in Net Asset Value must itemize the following:

(1) the Net Asset Value of the Series as of the beginning and end of the month;

(2) the total amount representing redemptions of Units during the month;

(3) the total net income or loss of the Series during the month; and

(4) the Net Asset Value per Unit or the total value of your interest in the Trust as of the end of the month.

The monthly report also is required to describe any other material business dealings between the Trust, the Managing Owner, the Trading Advisors, the Clearing Brokers, the Selling Agents or any affiliate of any of the foregoing.

Limited Owners also will be furnished with such additional information as the Managing Owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

Net Asset Value is calculated for each Business Day as required. Upon request, the Managing Owner will make available to any Limited Owner the Net Asset Value per Unit for a Series. Each Limited Owner will be notified of any decline in the Net Asset Value per Unit of a Series to less than fifty percent (50%) of the Net Asset Value per Unit as of the last Valuation Point. Included in such notification will be a description of the Limited Owners’ voting and redemption rights. See “Redemption of Units.”

In addition, the Managing Owner will furnish you with tax information in a form which may be utilized in the preparation of your Federal income tax returns which is anticipated to be distributed no later than March 15 of each year.

The books and records maintained by the Trust will be kept for eight (8) fiscal years at its principal office. The Limited Owners have the right to obtain information about all matters affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest in the Trust, and to have access at all times during normal business hours to the Trust’s books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The Managing Owner will maintain (at the Managing Owner’s principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, all Unitholders; a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of each Series’ Federal, state and local income tax returns and reports, if any; a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth herein; and, for the six (6) most recent years, copies of any effective written Trust Agreements, Subscription Agreements and any financial statements of the Trust. Such information will be made available at reasonable times for inspection and copying by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust during ordinary business hours. The Managing Owner will furnish a copy of the list of Limited Owners to you or your representative within ten days of a request therefor for any purpose reasonably related to your interest as a Limited Owner in the Trust (including, without limitation, matters relating to your voting rights under the Trust Agreement or the exercise of your rights under Federal proxy laws) upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that if you are requesting such list, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the Managing Owner at least ten (10) Business Days prior written notice for such inspection or copying by you or your authorized attorney or agent. Each Limited Owner will be notified of any material change in the Advisory Agreements, any change of Trustee or in the compensation of any party within seven (7) Business Days thereof and will be provided with a description of any material effect on the Units such changes may have.

Distributions

Other than as limited by the Trust Agreement, the Managing Owner has sole discretion in determining the amount and frequency of distributions. However, you have the right to redeem a portion or all of your Units in accordance with the redemption procedures contained in the Trust Agreement. See “Redemption of Units.” In the event any type of distribution is declared, each Unitholder will receive an amount of such distribution in proportion to the interest in the Series held by him, as of the record date of distribution. Any distribution shall become a liability of the Series for purposes of calculating Net Asset Value as of the date of its declaration until it is paid. See “Federal Income Tax Consequences—Cash Distributions, Redemptions and Exchanges of Units” for the income tax effect of such distributions.

Sharing of Profits and Losses

Each investor in a Series has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units of the Series. For the purposes of an Investor’s book capital account, at the end of each Business Day, the amount of any increase or decrease in the Net Asset Value per Unit from the preceding Business Day is credited to or charged against the book capital account of each investor for that Series.

For purposes of an Investor’s tax capital account, all items of income, gain, loss and deduction of each Series will be allocated among holders of the Units of such Series at the end of each fiscal year of the Trust. The allocation will be made as follows: First, all items that arise other than from a disposition of Series assets will be allocated among the Limited Owners based on their respective book capital accounts as of the days on which such items arose. Second, each Series’ aggregate recognized gain, if any, shall be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units. Third, each Series’ remaining aggregate recognized gain, if any, shall be allocated among the Limited Owners whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all Unitholders in proportion to their respective book capital account balances. Each Series’ aggregate recognized loss, if any, shall then be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Series’ aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all Unitholders who were Unitholders in proportion to their respective book capital account balances. Notwithstanding the foregoing, loss will not be allocated to a Unit (and instead will be allocated to the Managing Owner) to the extent that allocating such loss to such Unit would cause the book capital account balance of such Unit to be reduced below zero.

Liabilities

Liability of Series

The Trust is formed in a manner such that each the Trust, with respect to each Series, will be liable only for obligations attributable to such Series and Limited Owners will not be subject to the losses or liabilities of any Series in which they have not invested. In the event that any creditor or Limited Owner of Units in any particular Series asserted against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Limited Owner would only be able to recover money from that particular Series and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations, indebtedness, expenses, interests and claims, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Series will be enforceable only against the assets of that Series and against the Managing Owner and its assets, and not against any other Series or the Trust generally or any of their respective assets. The assets of any particular Series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under Section 3804(a) of the Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular Series will be enforceable only against the assets of such series and not against the trust generally.

In furtherance of the Inter-Series Limitation on Liability, the Managing Owner will use its best efforts to ensure that every party, including the Limited Owners, the Trustee and all parties providing goods or services to the Trust, any Series or the Managing Owner on behalf of the Trust or any Series, will consent in writing, or a Written Consent, to: (i) the Inter-Series Limitation on Liability with respect to such party’s Claims or Units; (ii) voluntarily reduce the priority of its Claims against and Units of the Trust or any Series or their respective assets, such that its Claims and Units are junior in right of repayment to all other parties’ Claims against and Units of the Trust or any Series or their respective assets, except that (a) Units in the particular Series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Series, will not be junior in right of repayment, but will receive repayment from the assets of such particular Series (but not from the assets of any other Series or the Trust generally) equal to the treatment received by all other creditors and Limited Owners that dealt with such Series and (iii) a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any other Series.

Limited Owner Liability

Your capital contribution is subject to the risks of the each Series’ trading and business. The Trust Act provides that, except to the extent otherwise provided in the Trust Agreement, you shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. No similar statutory or other authority limiting statutory or business trust beneficial owner liability exists in many other states. As a result, to the extent that you or the Trust is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject you to liability. To guard against this risk, the Trust Agreement (i) provides for indemnification to the extent of the Series’ assets of any Limited Owner against claims of liability asserted against such Limited Owner solely because he or it is a beneficial owner of the Trust; and (ii) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the applicable Series provided that the omission of such disclaimer is not intended to create personal liability for any Unitholder. Thus, subject to the exceptions set forth in the Trust Agreement and described below, your risk of incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust or the applicable Series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the Managing Owner has agreed in the Trust Agreement for the benefit of the Limited Owners and any third parties that it will be liable for all obligations of the Trust in excess of the Trust’s assets as if it were the general partner of a limited partnership.

In addition, while, as stated above, a Limited Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust’s profits, the Trust Agreement provides that you may incur liability (i) in the event the Trust is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of Trust income, in which case such Unitholder shall be liable for the repayment of such amounts plus interest thereon, (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of your obligations or liabilities unrelated to the Trust’s business (iii) to indemnify the Trust and each Unitholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your Unit in violation of the Trust Agreement, and (iv) if the Subscription Agreement you delivered in connection with your purchase of Units contains misstatements.

Moreover, the Trust Agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against you with respect to amounts distributed to you or amounts received by you upon redemption of Units unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the Limited Owners. Except as provided under Delaware law and by the Trust Agreement, each Unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Trust’s assets will be the obligation of the Managing Owner.

Election or Removal of Managing Owner

The Managing Owner may be removed on reasonable prior written notice by Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner). The Trust Agreement provides that the Managing Owner may voluntarily withdraw as managing owner of the Trust provided that it gives the Limited Owners one hundred twenty (120) days’ prior written notice and its withdrawal as Managing Owner is approved by Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner). The Trust Agreement provides that if the Managing Owner elects to withdraw as Managing Owner to the Trust and it is the sole Managing Owner, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the Trust. If the Managing Owner withdraws as managing owner and the Limited Owners or remaining Managing Owners elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. The Trust Agreement further provides that in the event of the withdrawal of the Managing Owner, the Managing Owner shall be entitled to redeem its General Units in each Series of the Trust at their Net Asset Value as of the next permissible Redemption Date. See “Trust Agreement—Management Responsibilities of the Managing Owner.”

Alternatively, the Trust Agreement provides that if the Trust is dissolved as a result of an Event of Withdrawal (as defined in Article XIII of the Trust Agreement) of a Managing Owner, then within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the managing Owner) may elect to form a new statutory trust on the same terms as set forth in the Trust Agreement and continue the business of the Trust and elect a new managing owner.

Exercise of Rights by Limited Owners

Limited Owners holding Units representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Units held by the Managing Owner and its affiliates) must approve any material change in a Series’ trading policies, which change will not be effective without such approval. See “Trading Limitations and Policies.” In addition, Limited Owners holding Units representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Units held by the Managing Owner and its affiliates) may vote to adopt amendments to the Trust Agreement proposed by the Managing Owner or by Limited Owners holding Units representing at least ten percent (10%) of the Net Asset Value of a Series. See “Amendments and Meetings.” Additionally, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its affiliates) may vote to (i) terminate and dissolve the Series upon ninety (90) days’ prior notice to the Managing Owner, (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, (iv) approve the voluntary withdrawal of the Managing Owner and elect a successor managing owner in the event the Managing Owner is the sole managing owner of the Trust, (v) approve the termination of any agreement between the Trust and the Managing Owner or its affiliates for any reason, without penalty, and (vi) approve a material change in the trading policies of the Trust or a Series, and, in the case of (iii) and (v) on sixty (60) days’ prior written notice.

Indemnification

The Trust Agreement provides that with respect to any action in which the Managing Owner or any of its affiliates is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each Series of the Trust, provided that (1) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of the Trust Agreement on the part of the Managing Owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of each Series of the Trust. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner. The Trust Agreement further provides that any such indemnification of the Managing Owner or any of its affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the Trust Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the Managing Owner may be paid by each Series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the Managing Owner or an affiliate on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Owner undertakes to repay the advanced funds to each Series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the Managing Owner or its affiliates is permitted for liabilities or expenses arising under Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Owner or its affiliates, the Managing Owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

In any claim for indemnification in actions involving alleged Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The Trust Agreement also provides that with respect to any action taken by the Managing Owner as “tax matters partner,” including consenting to an audit, the Trust shall indemnify and hold harmless the Managing Owner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

Amendments and Meetings

The Trust Agreement may be amended in certain respects by a vote of the Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (which excludes the Units of the Managing Owner), either pursuant to a written vote or at a duly called meeting of the Limited Owners. An amendment may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to ten percent (10%) of the Net Asset Value of each affected Series. Unitholders will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the Managing Owner will call any annual meetings of the Limited Owners.

The Managing Owner may, without the consent of the Limited Owners, make amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or to surrender any right or power of the Managing Owner, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, or correct or supplement any provision of the Trust Agreement which may be inconsistent with any other provision of the Trust Agreement or this Prospectus, or make any other provisions with respect to matters or questions arising under the Trust Agreement or this Prospectus which will not be inconsistent with the provisions of the Trust Agreement or this Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no such amendment shall be adopted unless the amendment is not adverse to the interests of the Limited Owners, is consistent with the Managing Owner’s management of the Trust pursuant to Section 3806 of the Trust Act, does not affect the allocation of profits and losses to them or among them, and does not adversely affect the limited liability status of the Limited Owners or the status of the Trust as a partnership for Federal income tax purposes. The Managing Owner further may, without the consent of the Limited Owners, amend the provisions of the Trust Agreement relating to the allocations among Limited Owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for Federal income tax purposes.

Meetings of the Trust may be called by the Managing Owner. In addition, meetings will be called upon receipt by the Managing Owner of a written request signed by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series. Thereafter, the Managing Owner shall give written notice to all Limited Owners, by certified mail within fifteen (15) days after such receipt, of such meeting and its purpose. Such meeting must be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the Limited Owners holding Units of the percentage required to approve any such action if a meeting were held.

Fiscal Year

The Trust’s fiscal year shall begin on January 1 of each year and end on December 31 of each year, except that the fiscal year in which the Trust terminates shall end on the date of termination of the Trust.

Lower Tier Trading Company Operating Agreements

The members of each Lower Tier Trading Company, including one or more Trading Companies (as well as one or more other investment funds), have entered into an operating agreement, or Operating Agreement, that governs the operation of such Lower Tier Trading Company. Each Lower Tier Trading Company is established as a Delaware series limited liability company, and, as a result, subject to the right of the Manager (as defined below) in its discretion to allocate general liabilities, expenses, costs, charges or reserves as provided in the Operating Agreement, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series should be enforceable against the assets of such series only, and not against the assets (i) of the Lower Tier Trading Company generally or (ii) of any other series, and, except as otherwise provided in the Operating Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lower Tier Trading Company generally or any other series thereof should be enforceable against the assets of such series. In addition, except as otherwise provided in each Operating Agreement, a member of any series shall not have any personal liability whatsoever to the Lower Tier Trading Company or any of the creditors of the Lower Tier Trading Company for the debts, liabilities, or other obligations of such series beyond the member’s capital contributions allocated to such series and any allocated and undistributed profits relating to such series.

Pursuant to the terms of each Operating Agreement, The Bornhoft Group Corporation will serve as manager of each Lower Tier Trading Company, or Manager, and, subject to the limitations contained in each Operating Agreement, shall have full, exclusive and complete control of the management, operations and policies of the Lower Tier Trading Company and its affairs and shall make all decisions affecting its affairs. Neither the Trust nor the Managing Owner will have any such control over any Lower Tier Trading Company.

Pursuant to each Operating Agreement, the Manager and its affiliates shall not be liable to the Lower Tier Trading Company or to its members for any act or failure to act taken or omitted by it in good faith and in a manner reasonably believed to be in or not opposed to the best interests of such Lower Tier Trading Company if such act or failure to act did not constitute negligence, willful misconduct or a breach of fiduciary obligations. In any Proceeding to which the Manager and/or any of its affiliates, or each, a Manager Indemnified Party, was or is a party or is threatened to be made a party by reason of the fact that it is or was the manager of the Lower Tier Trading Company, or is or was affiliated with the Manager, the Lower Tier Trading Company shall indemnify, defend, and hold harmless such Manager Indemnified Party from and against any loss, liability, damage, cost, expense (including, without limitation, attorneys’ and accountants’ fees and expenses incurred in defense of any Proceedings), judgments and amounts paid in settlement, or collectively, Manager Losses, incurred by it if such Manager Indemnified Party acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Lower Tier Trading Company and, provided that the omission, act or conduct that was the basis for such Manager Losses did not constitute willful misconduct, negligence or a breach of fiduciary obligations on the part of the Manager Indemnified Party.

Subject to the other provisions of each Operating Agreement and in compliance with applicable laws, a member of a series may withdraw some or all amounts from its capital account relating to a series as of the close of business on any Business Day with one Business Day’s prior written notice to the Manager.

Pursuant to each Operating Agreement, the Lower Tier Trading Company will be dissolved upon the earlier of: (a) a designated termination date; (b) upon the insolvency or bankruptcy of the Lower Tier Trading Company; (c) at the election of the Manager upon 60 days notice to the members; (d) upon the resignation, retirement, adjudication of bankruptcy or insolvency, dissolution or withdrawal of the Manager; or (e) at the election by the members together with the consent of the Manager.

FEDERAL INCOME TAX CONSEQUENCES

The following constitutes the opinion of Arnold & Porter LLP and summarizes the material Federal income tax consequences of the purchase, ownership and disposition of Units of the Trust.

This opinion is based on current law, which is subject to change (including retroactive changes) or to possible differing interpretations. It is not intended as a complete analysis of all potential Federal income tax considerations relating to your purchase, ownership and disposition of Units, and does not address all aspects of taxation that may be relevant to you in light of your individual circumstances (including the effect of any foreign, state or local tax laws). Unless otherwise expressly indicated, this opinion is addressed and applies only to Limited Owners who are individuals who are citizens or residents of the United States and is not addressed to corporate Limited Owners or to certain other types of Limited Owners subject to special treatment under Federal income tax laws (such as persons not citizens or residents of the United States, tax-exempt entities, partnerships or other pass-through entities, or dealers in commodities).

We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership and disposition of Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

U.S. Treasury Circular 230 Notice

The tax discussion contained in this Prospectus was not intended or written to be used, and cannot be used, for the purpose of avoiding Federal tax penalties. This discussion was written to support the promotion or marketing of the transactions or matters addressed in this Prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

The Trust’s Tax Status

In the opinion of Arnold & Porter LLP, counsel to the Trust and the Managing Owner, (i) the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, the Trust will not be a publicly traded partnership treated as a corporation, and (ii) the discussion set forth in this Prospectus under the heading “Federal Income Tax

Consequences” correctly summarizes the material Federal income tax consequences as of the date of this Prospectus to potential U.S. Limited Owners of the purchase, ownership and disposition of Units of the Trust.

You should be aware, however, that the opinion of Arnold & Porter LLP is subject to the qualifications and assumptions set forth in the opinion and in this Prospectus, is based on facts described in this Prospectus, relies on certain certifications of the Managing Owner and is based upon current legislative, judicial and administrative interpretations of existing Federal income tax law. In addition, the opinion represents counsel’s legal judgment and is not binding on the Service or the courts.

Taxation of the Trust’s Profits and Losses

You must pay tax on your distributable share of the Trust’s income and gains for each year even if the Trust does not make any cash distributions to you.

The Trust generally will allocate the income, gains and losses of each Series on a daily basis among Limited Owners who hold Units of the Series as described above. If you redeem any Units in a Series or exchange Units in one Series for Units of another Series, however, you will be allocated a disproportionate amount of the Series’ gains and losses if necessary to increase your adjusted tax basis in the redeemed or exchanged Units to the value of those Units. This will have the effect of causing you to recognize a tax gain or tax loss equal to the appreciation or depreciation in the redeemed or exchanged Units. Your adjusted tax basis in your Units generally equals the amount that you paid for the Units increased by income or gains allocated to you with respect to the Units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the Units.

Character of the Trust’s Income, Gains and Losses

Interest

Interest earned by the Trust, as well as interest earned on subscription funds on deposit with the Escrow Agent during the Initial Offering Period for any Series, will be ordinary income.

Bonds and Other Securities

Gains and losses from dispositions and short sales of bonds and other securities by the Trust generally will be capital gains and losses. Such capital gains or losses will be long term if the Trust has held the bonds or other securities for more than one year.

Options and Futures Contracts

Certain options and futures contracts, known as “Section 1256 contracts,” are subject to special tax rules. Section 1256 contracts include certain futures contracts, options and foreign currency contracts. Section 1256 contracts that remain open on the last business day of a tax year are marked to market, and gain or loss is recognized for tax purposes as if the contracts had been sold on that day at fair market value.

Gain or loss attributable to Section 1256 contracts is generally treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss, regardless of how long they were held. However, gain or loss with respect to dealer equity options or dealer securities futures contracts allocable to limited partners is treated entirely as short-term capital gain or loss. The Service has ruled that specific categories of market makers that satisfy quotation-related criteria will be treated as dealers in securities futures contracts for purposes of this exception to the general rule of Section 1256. To the extent that the Trust recognizes gain or loss with respect to dealer equity options or dealer securities futures contracts, such gain or loss that is allocated to you would be treated as short-term capital gain or loss.

Gain or loss is not recognized with respect to an option or futures contract that is not a Section 1256 contract until the option is exercised, the sale is made pursuant to the futures contract, or the option or futures contract is sold, exchanged, lapses or is terminated. Gain or loss attributable to non-Section 1256 contracts will generally be short-term capital gain or loss because the Trust generally will hold such contracts for less than one year.

Income Tax Rates

Short-term capital gains and ordinary income of the Trust that are allocated to you (such as interest, net gain on capital assets held one year or less, and 40% of the gain on Section 1256 contracts) will be taxed at a maximum Federal rate of 35% under current law. Long-term capital gains of the Trust that are allocated to you (such as net gain on capital assets held more than one year and 60% of the gain on Section 1256 contracts) generally will be taxed at a maximum Federal rate of 15% under current law.

Deductibility of Losses

Your ability to deduct losses allocated to you by the Trust is limited by several rules. You may deduct Trust losses only to the extent of your adjusted tax basis in your Units. You may deduct losses only to the extent of your “at-risk” amount, which is calculated in a manner that is similar to the calculation of your adjusted tax basis, except that the “at risk” amount does not include any amount borrowed on a nonrecourse basis by you or the Trust or from someone with an interest in the Trust.

You may deduct capital losses only to the extent of your short-term or long-term capital gains for the year, plus $3,000 ($1,500 if you are married and you and your spouse file separate returns). You may thus not be able to deduct all of the losses the Trust allocates to you in the year in which those losses are allocated. You may also be required in any year to pay taxes on your share of the Trust’s interest income even though the Trust allocated losses to you in excess of that interest income.

You generally may not carry back capital losses to offset gains in prior years. You may, however, generally elect to carry back losses realized from trading in Section 1256 contracts to each of the three preceding years as an offset against Section 1256 contract gains in those years.

Capital losses that you cannot deduct in any year are carried over indefinitely to future years.

Passive-Activity Loss Rules and Their Effect on the Treatment of Income and Loss

The Trust’s trading activities will not be a “passive activity.” Therefore, the passive activity loss rules will not result in any tax losses of the Trust attributable to those trading activities being nondeductible (but such losses may be subject to other deductibility limitations described in this summary, such as the limitation on deductibility of capital losses discussed above). Similarly, your share of the Trust’s gains from trading activities will not constitute passive income and may not be offset by your losses from passive activities.

Organizational and Syndication Expenses

The Managing Owner will pay, without reimbursement, all costs related to the organization of the Trust and the offering of Units, except for the initial service fee, if any. Therefore, no deductions for organizational expenses will pass through to you. The Service may take the position that certain expenses the Trust allocates to you as deductible expenses are non-deductible syndication expenses. Syndication expenses (i.e., expenses related to the issuance or marketing of Units) are not deductible and may not be amortized, even though such expenses will reduce Net Asset Value if paid by the Trust.

Cash Distributions, Redemptions and Exchanges of Units

You will not be taxed on any cash distributions or partial redemption payments from the Trust until the aggregate amount you receive exceeds your adjusted tax basis in all of your Units. If you receive distributions or redemption payments in excess of your adjusted tax basis, you will recognize gain equal to the excess. Tax rules do not permit recognition of a loss upon a partial redemption of your Units. If you receive a cash payment in complete redemption of all of your Units, you will recognize gain or loss for Federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your Units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending on whether you held the Units for more than one year. Exchanges will be treated as redemptions followed by the purchase of Units in the new Series for Federal income tax purposes, with the fair market value of the Units received in the exchange treated as the amount of the redemption payment. Similar tax consequences would follow from the classification of Class 1 and Class 2 Units of a particular Series which reach the Service Fee Limit as Class 3 Units of such Series and from the classification of Class 1a and Class 2a Units of a particular Series which reach the Service Fee Limit as Class 3a Units of such Series.

Limitation on Deductibility of Investment Advisory Expenses

You are subject to certain limitations on your ability to deduct investment advisory expenses because those expenses are characterized for Federal tax purposes as miscellaneous itemized deductions. The Trust intends to treat management and advisory fees and certain other Trust expenses as fully deductible business expenses for Federal income tax purposes. The

Service may, however, characterize such expenses as investment advisory expenses or, alternatively, assert that such expenses should be capitalized.

Limitation on Deductibility of Investment Interest

You may deduct investment interest (including your share of the Trust’s investment interest) only to the extent of your net investment income. Investment interest includes interest on indebtedness allocable to property held for investment. Net investment income does not include net long-term capital gain unless you elect to treat that gain as ordinary income rather than capital gain. Investment interest expense that cannot be deducted because of this limitation may be carried over to the following taxable year.

Fund Audit Procedures

The Service audits Trust-related items at the Trust level rather than at the Limited Owner level. The Managing Owner acts as “tax matters partner” with the authority to determine the Trust’s responses to an audit. If an audit results in an adjustment, you may be required to pay additional taxes, interest and penalties.

Tax Shelter Regulations

Regulations applicable to tax shelters may require the Trust to maintain a list of the names and taxpayer identification numbers of Limited Owners who are U.S. persons, which may be subject to disclosure to the Service upon its request. In addition, the regulations may require each such Limited Owner to make certain annual disclosures to the Service with respect to an investment in the Trust. Published guidance on these regulations indicates that the tax shelter disclosure requirements should not apply with respect to a loss transaction where the loss arises from certain “mark-to-market” provisions of the Code. The Managing Owner expects that some or all of the investments made by the Trust will satisfy this exception, but there can be no assurance that the tax shelter regulations are not otherwise applicable to you. Significant penalties may be imposed for failure to make the required disclosures of investment in tax shelters to the Service.

Tax-Exempt Limited Owners

Based on the expected income and activities of the Trust, a tax-exempt U.S. Limited Owner generally should not be required to pay tax on its share of income or gains of the Trust so long as it is not treated as using borrowed funds in connection with its purchase of Units.

Foreign Limited Owners

A non-resident alien individual or foreign corporation not otherwise engaged in a United States trade or business and not a commodity dealer should not be deemed to be engaged in a U.S. trade or business solely as a result of the purchase of Units of the Trust. Capital gains and interest earned by the Trust and allocated to such a foreign Limited Owner will, as a general rule, not be subject to Federal income or withholding tax, provided the foreign Limited Owner satisfies applicable certification requirements. However, capital gains and interest earned by the Trust may be subject to tax in other jurisdictions in which the foreign Limited Owner is subject to taxation. Certain interest income that the Trust might earn that is allocated to a foreign Limited Owner may be subject to a 30% (or lower treaty rate) Federal withholding tax.

PRIVACY POLICIES

Non-public personal information received by the Trust and the Managing Owner with respect to investors who are natural persons, including the information provided to the Trust by such investors in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Trust and the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the auditors and the legal advisors of the Trust. The Trust and the Managing Owner may disclose such nonpublic personal information as required by law. See “Exhibit G – Privacy Notice.”

LEGAL MATTERS

Legal matters in connection with this offering have been passed upon for the Trust and the Managing Owner by Arnold & Porter LLP, 399 Park Avenue, New York, New York 10022. Certain legal matters relating to Delaware law have been passed upon for the Trust and the Managing Owner by Richards, Layton & Finger, P.A., One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801. Arnold & Porter LLP acts as counsel generally for the Managing Owner and advises the Managing Owner with respect to its responsibilities as Managing Owner of, and with respect to matters relating to, the Trust. Arnold & Porter LLP also represents Bornhoft Group Securities Corporation, one of the Selling Agents, and certain affiliates of the Managing Owner and Bornhoft Group Securities Corporation from time to time in various matters, and it is expected they will continue to represent such entities in the future. In acting as counsel to the Trust and the Managing Owner, Arnold & Porter LLP has not represented and will not represent investors in the Trust. No independent counsel has been retained to represent investors in the Trust. In assisting in the preparation of this Prospectus, Arnold & Porter LLP has relied upon information provided to it by the Trust and the Managing Owner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey  & Pullen, LLP is the Trust’s independent registered public accounting firm.

ADDITIONAL INFORMATION

Information concerning the Trust and its operations, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk, is set forth in the Trust’s most recent annual report on Form 10-K as filed with the SEC. The Trust hereby specifically incorporates by reference into this Prospectus the Trust’s most recent annual report on Form 10-K and all other reports filed by the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such most recent annual report on Form 10-K. Upon written or oral request, the Trust will provide to each person, including any beneficial owner of Units, to whom a Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this Prospectus but not delivered with the Prospectus. The Trust will provide such reports or documents at no cost to the requester. If you would like copies of such reports, please contact the Managing Owner at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, telephone number (303) 837-0600. In addition, such reports may be accessed via the Trust’s website at http://www.thefrontierfund.com.

The Trust has filed with the SEC in Washington, D.C. one or more registration statements covering the Series of Units on Form S-1, as amended, or the Registration Statement, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits attached to the Registration Statement (e.g., the Selling Agreement, the Escrow Agreement and the Brokerage Agreements). A copy of the Registration Statement has also been provided to the NFA in Chicago, Illinois. The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries. Reference is made to the Registration Statement, including the exhibits attached thereto, for further information with respect to the Trust and each Series’ securities. The Trust also files annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC. The public may read and copy any materials that the Trust files with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet database, called EDGAR, that contains reports and other certain information regarding issuers that file electronically with the SEC (such as the Trust). The registration statement and other reports filed by the Trust are also available on the EDGAR database, which may be accessed through the SEC’s website at http://www.sec.gov and contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

Prospective investors are encouraged to contact their Selling Agent if they would like to obtain further information about the offering described in this Prospectus. The Selling Agent will provide to the prospective investor any documents related to the offering which are requested by the prospective investor free of charge.

EXPERTS

The consolidated financial statements of each of the Trust and the Trading Companies as of December 31, 2008 and 2007 and for the years ending December 31, 2008, 2007 and 2006 appearing in this Prospectus have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which reports express an unqualified opinion, and are included in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated statements of financial condition of the Managing Owner as of December 31, 2008 and 2007 appearing in this Prospectus have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which report expresses an unqualified opinion, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The statements referred to under “Federal Income Tax Consequences” have been reviewed by Arnold & Porter LLP and are included in reliance upon their authority as experts in tax law in the United States.

INDEX TO

CERTAIN FINANCIAL INFORMATION

(1)	The Trust holds up to 100% of the equity interests in the various Trading Companies, which are the trading vehicles established for the various Series of Units of the Trust. In the financial statements of the Trust, Trading Companies in which a Series has a majority equity interest are consolidated by such Series, and investments in Trading Companies in which a Series does not have a controlling or majority interest are accounted for under the equity method of accounting and are carried in the statement of financial condition of such Series at fair value. In addition, financial statements of each of the unconsolidated Trading Companies are included in accordance with Rule 3-09 of Regulation S-X under the Securities Act of 1933, as amended. Although not required pursuant to Rule 3-09 of Regulation S-X under the Securities Act of 1933, financial statements of each consolidated Trading Company of the Trust are also included in the interest of providing a more complete presentation.

The Frontier Fund

Statements of Financial Condition

September 30, 2009 (Unaudited) and December 31, 2008

	Frontier Diversified Series (1)		Frontier Dynamic Series (1)		Frontier Long/Short Commodity Series
	9/30/2009	12/31/2008	9/30/2009	12/31/2008	9/30/2009	12/31/2008
	(Unaudited)		(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$14,790,336	$—	$699,529	$—	$1,353,178	$—
U.S. Treasury securities, at fair value	5,260,038	—	3,019,383	—	8,886,927	10,554,571
Custom time deposits	25,157,828	—	14,441,173	—	42,504,591	42,008,320
Certificates of deposit	—	—	—	—	—	10,923,009
Receivable from futures commission merchants	—	—	—	—	47,198,942	—
Open trade equity	—	—	—	—	—	10,753,763
Swap contracts	10,036,654	—	11,401,259	—	—	—
Investments in unconsolidated trading companies	1,856,353	—	—	—	1,233,271	—
Prepaid service fees—Class 1	95,813	—	4,402	—	76,347	266,272
Interest receivable	24,060	—	13,811	—	40,649	159,949
Receivable from related parties	25,254	—	—	—	—	9,162
Other assets	—	—	640	—	—	11,333

Total Assets	$57,246,336	$—	$29,580,197	$—	$101,293,905	$74,686,379

LIABILITIES & OWNERS’ CAPITAL

LIABILITIES
Payable to other Series	$—	$—	$—	$—	$—	$4,856,404
Payable to futures commission merchants	—	—	—	—	—	1,508,493
Open trade deficit	—	—	—	—	5,707,759	—
Inter-series payables	34,826,151	—	29,126,036	—	—	—
Pending owner additions	2,773,181	—	8,000	—	20,500	129,636
Owner redemptions payable	—	—	—	—	28,717	—
Incentive fees payable to Managing Owner	85,313	—	—	—	309,053	39,178
Management fees payable to Managing Owner	17,273	—	—	—	162,510	21,889
Interest fees payable to Managing Owner	11,600	—	6,205	—	15,062	329
Trading fees payable to Managing Owner	69,241	—	37,714	—	17,909	2,699
Trailing service fees payable to Managing Owner	191	—	—	—	50,917	5,319
Payables to related parties	2,133	—	—	—	19,001	249,809
Other liabilities	7,139	—	7,364	—	2,327	16,172

Total Liabilities	37,792,222	—	29,185,319	—	6,333,755	6,829,928

OWNERS’ CAPITAL
Non-Controlling Interests	—	—	—	—	27,712,627	10,124,156
Managing Owner Units—Class 1	27,212	—	26,553	—	—	—
Managing Owner Units—Class 1a	—	—	—	—	27,108	—
Managing Owner Units—Class 2	177,305	—	26,699	—	1,047,337	933,708
Managing Owner Units—Class 2a	—	—	—	—	27,249	—
Limited Owner Units—Class 1	10,448,019	—	225,822	—	45,829,180	46,525,406
Limited Owner Units—Class 1a	—	—	—	—	305,087	—
Limited Owner Units—Class 2	8,801,578	—	115,804	—	13,546,448	10,273,181
Limited Owner Units—Class 2a	—	—	—	—	260,437	—
Limited Owner Units—Class 3	—	—	—	—	6,204,677	—

Total Owners’ Capital	19,454,114	—	394,878	—	94,960,150	67,856,451

Total Liabilities and Owner’s Capital	$57,246,336	$—	$29,580,197	$—	$101,293,905	$74,686,379

Units Outstanding
Class 1	105,862	—	2,614	—	415,810	463,448
Class 1a	N/A	N/A	N/A	N/A	3,370	N/A
Class 2	90,237	—	1,468	—	119,056	102,552
Class 2a	N/A	N/A	N/A	N/A	2,903	N/A
Class 3	N/A	N/A	N/A	N/A	50,618	N/A

Net Asset Value per Unit
Class 1	$98.95	N/A	$96.56	$—	$110.22	$100.39
Class 1a	N/A	N/A	N/A	N/A	$98.57	N/A
Class 2	$99.50	N/A	$97.09	$—	$122.58	$109.28
Class 2a	N/A	N/A	N/A	N/A	$99.09	N/A
Class 3	N/A	N/A	N/A	N/A	$122.58	N/A

(1)	The Frontier Diversified Series and Frontier Dynamic Series began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Financial Condition

September 30, 2009 (Unaudited) and December 31, 2008

	Frontier Masters Series (1)		Balanced Series		Campbell/Graham/Tiverton Series
	9/30/2009	12/31/2008	9/30/2009	12/31/2008	9/30/2009	12/31/2008
	(Unaudited)		(Unaudited)		(Unaudited)
ASSETS

Cash and cash equivalents	$4,761,984	$—	$6,778,642	$17,181,551	$2,183,680	$4,943,881
U.S. Treasury securities, at fair value	3,459,933	—	25,209,114	43,042,540	10,280,937	9,371,661
Custom time deposits	16,548,246	—	120,570,714	104,125,017	49,171,895	39,748,693
Certificates of deposit	—	—	—	34,091,481	—	12,866,065
Receivable from futures commission merchants	—	—	46,467,881	37,015,384	—	5,221,709
Open trade equity	—	—	24,770,538	23,149,527	—	—
Swap contracts	9,636,598	—	51,300,320	53,072,356	—	—
Investments in unconsolidated trading companies	1,204,624	—	39,610,131	19,528,370	21,036,365	8,559,112
Inter-series receivables	—	—	104,726,495	14,679,460	—	—
Prepaid service fees—Class 1	39,470	—	1,057,623	793,431	138,616	180,639
Interest receivable	15,826	—	115,307	492,171	47,025	112,684
Receivable from related parties	6,192	—	135,686	213,555	1,376	—
Other assets	—	—	962	55,234	748	—

Total Assets	$35,672,873	$—	$420,743,413	$347,440,077	$82,860,642	$81,004,444

LIABILITIES & OWNERS’ CAPITAL

LIABILITIES

Open trade deficit	$—	$—	$—	$—	$—	$111,526
Inter-series payables	27,683,889	—	—	—	—	—
Pending owner additions	1,047,160	—	—	1,966,385	—	136,277
Owner redemptions payable	—	—	588,662	287,672	40,887	—
Incentive fees payable to Managing Owner	—	—	1,075,207	1,857,583	205,702	488,067
Management fees payable to Managing Owner	34,521	—	100,975	16,398	130,668	25,665
Interest fees payable to Managing Owner	7,146	—	211,451	63,212	76,539	16,616
Trading fees payable to Managing Owner	44,792	—	81,078	21,319	21,274	5,334
Trailing service fees payable to Managing Owner	271	—	248,181	60,329	89,325	23,635
Payables to related parties	146	—	—	14,451	—	27,118
Other liabilities	1,801	—	1,928	139,642	547	14,050

Total Liabilities	28,819,726	—	2,307,482	4,426,991	564,942	848,288

OWNERS’ CAPITAL
Non-Controlling Interests	—	—	16,211,186	9,330,079	—	2,391,227
Managing Owner Units—Class 1	27,037	—	—	—	—	—
Managing Owner Units—Class 1a	—	—	—	224	—	—
Managing Owner Units—Class 2	42,234	—	4,066,733	3,612,130	295,021	302,878
Managing Owner Units—Class 2a	—	—	149,502	120,378	—	—
Limited Owner Units—Class 1	4,246,584	—	302,366,242	256,550,829	71,804,566	69,957,155
Limited Owner Units—Class 1a	—	—	10,129,451	8,135,941	—	—
Limited Owner Units—Class 2	2,537,292	—	81,511,366	63,497,532	10,196,113	7,504,896
Limited Owner Units—Class 2a	—	—	3,335,654	1,765,973	—	—
Limited Owner Units—Class 3a	—	—	665,797	—	—	—

Total Owners’ Capital	6,853,147	—	418,435,931	343,013,086	82,295,700	80,156,156

Total Liabilities and Owner’s Capital	$35,672,873	$—	$420,743,413	$347,440,077	$82,860,642	$81,004,444

Units Outstanding
Class 1	43,468	—	2,469,306	2,049,590	681,952	632,847
Class 1a	N/A	N/A	92,753	72,586	N/A	N/A
Class 2	26,090	—	600,468	471,143	86,759	62,893
Class 2a	N/A	N/A	28,845	15,552	N/A	N/A
Class 3a	N/A	N/A	5,511	—	N/A	N/A

Net Asset Value per Unit
Class 1	$98.32	N/A	$122.45	$125.17	$105.29	$110.54
Class 1a	N/A	N/A	$109.21	$112.09	N/A	N/A
Class 2	$98.87	N/A	$142.52	$142.44	$120.92	$124.14
Class 2a	N/A	N/A	$120.82	$121.30	N/A	N/A
Class 3a	N/A	N/A	$120.82	N/A	N/A	N/A

(1)	The Frontier Masters Series began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Financial Condition

September 30, 2009 (Unaudited) and December 31, 2008

	Currency Series		Long Only Commodity Series		Managed Futures Index Series
	9/30/2009	12/31/2008	9/30/2009	12/31/2008	9/30/2009	12/31/2008
	(Unaudited)		(Unaudited)		(Unaudited)
ASSETS

Cash and cash equivalents	$375,590	$—	$229,088	$—	$315,330	$400,351
U.S. Treasury securities, at fair value	3,045,397	3,770,011	614,075	1,241,289	490,562	140,111
Custom time deposits	14,565,593	12,616,208	2,937,010	2,425,332	2,346,270	1,630,221
Certificates of deposit	—	3,506,438	—	440,781	—	488,470
Receivable from futures commission merchants	477,496	670,927	—	—	—	—
Open trade equity	24,236	12,810	—	—	—	—
Swap contracts	6,479,642	9,122,121	639,797	836,554	—	—
Investments in unconsolidated trading companies	—	—	—	—	1,117,433	770,967
Prepaid service fees—Class 1	772	33,974	2,993	11,435	6,971	8,848
Interest receivable	13,930	83,036	2,809	18,659	2,244	2,502
Receivable from related parties	438	444	—	63,133	39	—
Other assets	230	12,627	—	95	53	1,220

Total Assets	$24,983,324	$29,828,596	$4,425,772	$5,037,278	$4,278,902	$3,442,690

LIABILITIES & OWNERS’ CAPITAL

LIABILITIES

Payable to other Series	$—	$279,582	$—	$983,248	$—	$—
Inter-series payables	13,090,419	14,679,460	—	—	—	—
Pending owner additions	—	10,000	—	—	—	30,000
Owner redemptions payable	18,306	—	—	—	5,615	—
Incentive fees payable to Managing Owner	2,171	—	—	—	—	—
Management fees payable to Managing Owner	7,787	2,260	4,562	4,167	7,232	5,102
Interest fees payable to Managing Owner	23,467	4,708	1,505	1,493	1,494	1,318
Trading fees payable to Managing Owner	6,981	2,039	1,771	1,665	1,777	1,276
Trailing service fees payable to Managing Owner	9,686	1,235	4,807	3,943	2,132	1,597
Payables to related parties	—	2,527	57	—	—	346
Other liabilities	165	—	25	289	7	—

Total Liabilities	13,158,982	14,981,811	12,727	994,805	18,257	39,639

OWNERS’ CAPITAL
Managing Owner Units—Class 2	612,951	687,357	122,978	110,092	269,806	77,559
Limited Owner Units—Class 1	9,277,783	11,900,185	3,528,604	3,254,226	2,021,313	2,266,977
Limited Owner Units—Class 2	1,933,608	2,259,243	761,463	678,155	1,969,526	1,058,515

Total Owners’ Capital	11,824,342	14,846,785	4,413,045	4,042,473	4,260,645	3,403,051

Total Liabilities and Owner’s Capital	$24,983,324	$29,828,596	$4,425,772	$5,037,278	$4,278,902	$3,442,690

Units Outstanding
Class 1	110,617	123,719	45,543	46,285	17,169	17,151
Class 2	26,127	26,959	10,643	10,587	17,739	8,132

Net Asset Value per Unit
Class 1	$83.87	$96.19	$77.48	$70.31	$117.73	$132.18
Class 2	$97.47	$109.30	$83.10	$74.46	$126.24	$139.70

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Financial Condition

September 30, 2009 (Unaudited) and December 31, 2008

	Winton Series		Winton/Graham Series
	9/30/2009	12/31/2008	9/30/2009	12/31/2008
	(Unaudited)		(Unaudited)
ASSETS

Cash and cash equivalents	$1,663,120	$1,283,671	$1,519,887	$10,000,528
U.S. Treasury securities, at fair value	9,869,092	12,899,592	8,634,882	1,424,286
Custom time deposits	47,202,114	45,207,225	41,299,106	26,043,287
Certificates of deposit	—	14,085,571	—	8,675,748
Receivable from futures commission merchants	—	9,653,595	16,159,866	—
Open trade equity	—	2,158,369	1,361,413	—
Investments in unconsolidated trading companies	3,322,573	—	2,536,697	4,342,658
Prepaid service fees—Class 1	—	89,142	250,218	365,708
Interest receivable	45,141	54,314	39,496	157,574
Receivable from related parties	—	64,844	8,284	20,000
Other assets	781	—	624	—

Total Assets	$62,102,821	$85,496,323	$71,810,473	$51,029,789

LIABILITIES & OWNERS’ CAPITAL

LIABILITIES

Pending owner additions	$—	$—	$—	$710,128
Owner redemptions payable	45,030	—	108,949	—
Incentive fees payable to Managing Owner	—	—	256,842	76,168
Management fees payable to Managing Owner	89,324	17,845	108,377	12,020
Interest fees payable to Managing Owner	58,962	12,314	59,460	15,101
Trading fees payable to Managing Owner	18,085	4,462	16,368	2,204
Trailing service fees payable	69,115	17,576	35,200	5,634
Payables to related parties	472	25,597	—	5,124
Other liabilities	22,370	35,858	416	8,181

Total Liabilities	303,358	113,652	585,612	834,560

OWNERS’ CAPITAL
Non-Controlling Interests	—	11,355,645	8,577,592	—
Managing Owner Units—Class 1	—	1,304	—	—
Managing Owner Units—Class 2	453,954	277,935	55,013	56,315
Limited Owner Units—Class 1	51,465,175	62,282,355	49,794,837	35,760,835
Limited Owner Units—Class 2	9,880,334	11,465,432	12,797,419	14,378,079

Total Owners’ Capital	61,799,463	85,382,671	71,224,861	50,195,229

Total Liabilities and Owner’s Capital	$62,102,821	$85,496,323	$71,810,473	$51,029,789

Units Outstanding
Class 1	435,704	477,605	448,829	307,804
Class 2	79,664	83,855	100,063	109,779

Net Asset Value per Unit
Class 1	$118.12	$130.41	$110.94	$116.18
Class 2	$129.72	$140.04	$128.44	$131.49

The accompanying notes are an integral part of these statements.

The Frontier Fund

Condensed Schedule of Investments

September 30, 2009 (Unaudited)

	Frontier Diversified Series		Frontier Dynamic Series		Frontier Long/Short Commodity Series		Frontier Masters Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value

LONG FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$571,839	0.60%	$—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	73,158	0.08%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	6,928,606	7.30%	—	0.00%
Crude Oil, Light 12/1/2009 (Number of Contracts: 791)	—	0.00%	—	0.00%	3,363,910	3.54%	—	0.00%
Various energy futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	—	0.00%	—	0.00%	31,453	0.03%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	148,420	0.16%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	(742,366)	-0.78%	—	0.00%
Coffee @ CSCE Settling 3/1/2010 (Number of Contracts: 417)	—	0.00%		0.00%	(1,430,831)	-1.51%	—	0.00%
Various soft futures contracts (Far East)	—	0.00%	—	0.00%	(6,202)	-0.01%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	46,493	0.05%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	150,693	0.16%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	(2,954)	0.00%	—	0.00%

Total Long Futures Contracts	$—	0.00%	$—	0.00%	$9,132,219	9.62%	$—	0.00%

LONG OPTIONS *	$—	0.00%	$—	0.00%	62,538	0.07%	$—	0.00%

LONG CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT FUTURES CONTRACTS

Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$(313,868)	-0.33%	$—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	(12,524,752)	-13.19%	—	0.00%
Crude Oil, Light 11/1/2009 (Number of Contracts: 791)	—	0.00%	—	0.00%	(3,456,870)	-3.64%	—	0.00%
Various interest rates futures contracts (US)	—	0.00%	—	0.00%	(68,891)	-0.07%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	(936,950)	-0.99%	—	0.00%
Coffee @ CSCE Settling 12/1/2009 (Number of Contracts: 587)	—	0.00%	—	0.00%	2,498,419	2.63%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	(470)	0.00%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	$—	0.00%	$—	0.00%	$(14,803,382)	-15.59%	$—	0.00%

SHORT OPTIONS *	$—	0.00%	$—	0.00%	$(99,134)	-0.10%	$—	0.00%

SHORT CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

Total Open Trade Equity	$—		$—		$(5,707,759)	-6.00%	$—

SWAPS (1)	$10,036,654	51.59%	$11,401,259	2887.29%	$—	0.00%	$9,636,598	140.62%

U.S. TREASURY SECURITIES

FACE VALUE		Fair Value		Fair Value		Fair Value		Fair Value
$36,500,000.00	US Treasury Note 3.875% due 02/15/2013 (Cost $38,125,391) (2)	2,619,396	13.46%	1,503,594	380.77%	4,425,516	4.66%	1,722,979	25.14%
$36,700,000.00	US Treasury Note 4.000% due 02/15/2015 (Cost $38,016,039) (2)	2,640,642	13.57%	1,515,789	383.86%	4,461,411	4.70%	1,736,954	25.35%

		$5,260,038	27.03%	$3,019,383	764.63%	$8,886,927	9.36%	$3,459,933	50.49%

*	Except for those items disclosed, no individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.
(2)	Assets have been allocated to Series based on net assets which include inter-Series investments. Percentages are computed using net assets excluding inter-Series investments.

The accompanying notes are an integral part of these statements.

Additional Disclosure on U.S. Government Securities	Face Value	Face Value	Face Value	Face Value
US Treasury Note 3.875% due 02/15/2013	2,437,356	1,399,099	4,117,957	1,603,237
US Treasury Note 4.000% due 02/15/2015	2,450,712	1,406,765	4,140,521	1,612,022

	4,888,068	2,805,864	$8,258,478	3,215,259

	Cost	Cost	Cost	Cost
US Treasury Note 3.875% due 02/15/2013	2,545,895	1,461,402	4,301,334	1,674,632
US Treasury Note 4.000% due 02/15/2015	2,538,593	1,457,211	4,288,997	1,669,828

	5,084,488	2,918,613	$8,590,331	3,344,460

The Frontier Fund

Condensed Schedule of Investments

September 30, 2009 (Unaudited)

	Balanced Series		Campbell/Graham/Tiverton Series		Currency Series		Long Only Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS *

Various base metals futures contracts (U.S.)	$11,052,660	2.64%	$—	0.00%	$—	0.00%	$—	0.00%
Various base metals futures contracts (Far East)	(49,930)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (U.S.)	555,621	0.13%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	866,874	0.21%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	386,612	0.09%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	79,176	0.02%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	1,279,493	0.31%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	128,636	0.03%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	2,553,680	0.61%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (U.S.)	769,785	0.18%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Europe)	192,432	0.05%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	(77,571)	-0.02%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	106,482	0.02%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	43,408	0.01%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$17,887,359	4.27%	$—	0.00%	$—	0.00%	$—	0.00%

LONG OPTIONS *	$16,334,807	3.90%	$—	0.00%	$881	0.01%	$—	0.00%

LONG CURRENCY FORWARDS *	$4,951,868	1.18%	$—	0.00%	$155,363	1.31%	$—	0.00%

SHORT FUTURES CONTRACTS *

Various base metals futures contracts (U.S.)	$(9,027,108)	-2.16%	$—	0.00%	$—	0.00%	$—	0.00%
Various currency futures contracts (US)	(12,110)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	(1,509)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	(1,116,974)	-0.27%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	(36,139)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	27,136	0.01%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(15,783)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	(785,492)	-0.19%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (U.S.)	(25,961)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%		0.00%		0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	23,575	0.01%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	(1,008)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	63,833	0.02%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	$(10,907,538)	-2.61%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT OPTIONS *	$(2,748,027)	-0.66%	$—	0.00%	$367	0.00%	$—	0.00%

SHORT CURRENCY FORWARDS *	$(747,931)	-0.18%	$—	0.00%	$(132,375)	-1.12%	$—	0.00%

Total Open Trade Equity	$24,770,538	5.92%	$—	0.00%	$24,236	0.20%	$—	0.00%

SWAPS (1)	$51,300,320	12.26%	$—	0.00%	$6,479,642	54.80%	$639,797	14.50%

U.S. TREASURY SECURITIES

FACE VALUE		Fair Value		Fair Value		Fair Value		Fair Value
$36,500,000.00	US Treasury Note 3.875% due 02/15/2013 (Cost $38,125,391 )	12,553,646	3.00%	5,119,706	6.22%	1,516,548	12.83%	305,797	6.93%
$36,700,000.00	US Treasury Note 4.000% due 02/15/2015 (Cost $38,016,039 )	12,655,468	3.02%	5,161,231	6.27%	1,528,849	12.93%	308,278	6.99%

		$25,209,114	6.02%	$10,280,937	12.49%	$3,045,397	25.76%	$614,075	13.92%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

The accompanying notes are an integral part of these statements.

Additional Disclosure on U.S. Government Securities	Face Value	Face Value	Face Value	Face Value
US Treasury Note 3.875% due 02/15/2013	11,681,207	4,763,902	1,411,153	284,545
US Treasury Note 4.000% due 02/15/2015	11,745,214	4,790,006	1,418,885	286,105

	23,426,421	$9,553,908	$2,830,038	$570,650

	Cost	Cost	Cost	Cost
US Treasury Note 3.875% due 02/15/2013	12,201,386	4,976,045	1,473,993	297,217
US Treasury Note 4.000% due 02/15/2015	12,166,390	4,961,772	1,469,766	296,364

	24,367,776	$9,937,817	$2,943,759	$593,581

The Frontier Fund

Condensed Schedule of Investments

September 30, 2009 (Unaudited)

	Managed Futures Index Series		Winton Series		Winton/Graham Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS

Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$(41,391)	-0.06%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	2,638	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	15,465	0.02%
Various energy futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	—	0.00%	—	0.00%	28,688	0.04%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	387,982	0.54%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	(38,426)	-0.05%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	76,930	0.11%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	121,125	0.17%
Various soft futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	104,773	0.15%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	9,172	0.01%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	(9,354)	-0.01%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	(18,330)	-0.03%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	(130,643)	-0.18%

Total Long Futures Contracts	$—	0.00%	$—	0.00%	$508,629	0.71%

LONG OPTIONS *	$—	0.00%	$—	0.00%	$—	0.00%

LONG CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$(65,112)	-0.09%

SHORT FUTURES CONTRACTS

Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$(30,643)	-0.04%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	2,488	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	(48)	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	(156,618)	-0.22%
Various interest rates futures contracts (US)	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	(2,422)	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	4,510	0.01%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	218,825	0.31%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	28,870	0.04%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	$—	0.00%	$—	0.00%	$64,962	0.09%

SHORT OPTIONS *	$—	0.00%	$—	0.00%	$—	0.00%

SHORT CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$852,934	1.20%

Total Open Trade Equity	$—	0.00%	$—	0.00%	$1,361,413	1.91%

SWAPS (1)	$—	0.00%	$—	0.00%	$—	0.00%

U.S. TREASURY SECURITIES

FACE VALUE		Fair Value		Fair Value		Fair Value
$36,500,000.00	US Treasury Note 3.875% due 02/15/2013 (Cost $38,125,391)	244,290	5.73%	4,914,615	7.95%	4,300,002	6.04%
$36,700,000.00	US Treasury Note 4.000% due 02/15/2015 (Cost $38,016,039)	246,272	5.78%	4,954,477	8.02%	4,334,880	6.09%

		$490,562	11.51%	$9,869,092	15.97%	$8,634,882	12.13%

*	Except for those items disclosed, no individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

The accompanying notes are an integral part of these statements.

Additional Disclosure on U.S. Government Securities	Face Value	Face Value	Face Value
US Treasury Note 3.875% due 02/15/2013	227,313	4,573,065	4,001,166
US Treasury Note 4.000% due 02/15/2015	228,558	4,598,123	4,023,090

	$455,871	$9,171,188	$8,024,256

	Cost	Cost	Cost
US Treasury Note 3.875% due 02/15/2013	237,435	4,776,709	4,179,343
US Treasury Note 4.000% due 02/15/2015	236,755	4,763,008	4,167,356

	$474,190	$9,539,717	$8,346,699

The Frontier Fund

Condensed Schedule of Investments

December 31, 2008

	Balanced Series		Winton Series		Campbell/Graham/Tiverton Series		Currency Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$(12,295,591)	-3.68%	$(61,704)	-0.08%	$(16,604)	-0.02%	$—	0.00%
Various base metals futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (U.S.)	729,987	0.22%	706,944	0.95%	16,123	0.02%	—	0.00%
Various currency futures contracts (Canada)	6,889	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	38,129	0.01%	8,268	0.01%	1,315	0.00%	—	0.00%
Various currency futures contracts (Far East)	11,609	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	(742,136)	-0.22%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	(144,841)	-0.04%	595,492	0.80%	(80,680)	-0.10%	—	0.00%
Various interest rates futures contracts (Canada)	25,302	0.01%	57,298	0.08%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	400,577	0.12%	1,120,595	1.52%	152,684	0.20%	—	0.00%
Various interest rates futures contracts (Far East)	214,448	0.06%	210,136	0.29%	38,094	0.05%	—	0.00%
Various precious metals futures contracts (U.S.)	760,620	0.23%	—	0.00%	3,340	0.00%	—	0.00%
Various soft futures contracts (U.S.)	1,450,205	0.43%	8,930	0.01%	290	0.00%	—	0.00%
Various soft futures contracts (Europe)	155,590	0.05%	51,098	0.07%	2,660	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	119,055	0.04%	935	0.00%	2,274	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	34,898	0.01%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	133,008	0.03%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$(9,102,251)	-2.73%	$2,697,992	3.65%	$119,496	0.15%	$—	0.00%

LONG OPTIONS *	$19,791,432	5.93%	$—	0.00%	$—	0.00%	$—	0.00%

LONG CURRENCY FORWARDS *	$119,914	0.04%	$—	0.00%	$148,701	0.19%	$(53,532)	-0.36%

SHORT FUTURES CONTRACTS *

Various base metals futures contracts (U.S.)	$15,978,874	4.79%	$501,985	0.68%	$41,677	0.04%	$—	0.00%
Various currency futures contracts (US)	117,766	0.04%	(456,100)	-0.62%	625	0.00%	—	0.00%
Various currency futures contracts (Canada)	(9,283)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	37,430	0.01%	—	0.00%	(5,097)	-0.01%	—	0.00%
Various currency futures contracts (Far East)	(36,957)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	830,528	0.25%	109,091	0.15%	(7,363)	-0.01%	—	0.00%
Various interest rates futures contracts (U.S.)	(340,369)	-0.10%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	(2,139)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(26,077)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(58,831)	-0.02%	(3,652)	0.00%	(1,075)	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	(172,610)	-0.05%	(11,840)	-0.02%	(4,930)	-0.01%	—	0.00%
Various soft futures contracts (U.S.)	(841,206)	-0.25%	(628,657)	-0.85%	(83,229)	-0.10%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	(1,171)	0.00%	—	0.00%		0.00%
Various soft futures contracts (Europe)	(56,202)	-0.02%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	(25,725)	-0.01%	(22,255)	-0.03%	(290)	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	(4,155)	-0.01%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	(24,304)	-0.01%	(22,869)	-0.03%	(5,296)	-0.01%	—	0.00%
Various stock index futures contracts (Far East)	(18,424)	-0.01%	—	0.00%	(4,799)	-0.01%	—	0.00%

Total Short Futures Contracts	$15,352,471	4.60%	$(539,623)	-0.73%	$(69,777)	-0.09%	$—	0.00%

SHORT OPTIONS *	$(3,378,636)	-1.01%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT CURRENCY FORWARDS *	$366,597	0.11%	$—	0.00%	$(309,946)	-0.39%	$66,342	0.45%

Total Open Trade Equity	$23,149,527	6.94%	$2,158,369	2.92%	$(111,526)	-0.14%	$12,810	0.09%

SWAPS (1)	$53,072,356	15.91%	$—	0.00%	$—	0.00%	$9,122,121	62.73%

U.S. TREASURY SECURITIES

FACE VALUE		Fair Value		Fair Value		Fair Value		Fair Value
$36,500,000.00	US Treasury Note 3.875% due 02/15/2013 (Cost $38,125,391)	21,217,648	6.36%	6,358,802	8.59%	4,619,723	5.94%	1,858,412	12.51%
$36,700,000.00	US Treasury Note 4.000% due 02/15/2015 (Cost $38,016,039)	21,824,892	6.54%	6,540,790	8.84%	4,751,938	6.11%	1,911,599	12.88%

		$43,042,540	12.90%	$12,899,592	17.43%	$9,371,661	12.05%	$3,770,011	25.39%

Certificate of Deposits

FACE VALUE		Fair Value		Fair Value		Fair Value		Fair Value
$85,000,000.00	Certificate of Deposits 2.19% due 09/15/2009 (Cost $85,000,000)	$34,091,481	10.22%	$14,085,571	19.03%	$12,866,065	16.54%	$3,506,438	23.62%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

The accompanying notes are an integral part of these statements.

Additional Disclosure on U.S. Government Securities	Face Value	Face Value	Face Value	Face Value
US Treasury Note 3.875% due 02/15/2013	19,098,065	5,801,607	4,111,522	1,652,416
US Treasury Note 4.000% due 02/15/2015	19,202,712	5,833,397	4,134,051	1,661,471

	$38,300,778	$11,635,004	$8,245,573	$3,313,887

	Cost	Cost	Cost	Cost
US Treasury Note 3.875% due 02/15/2013	19,948,526	6,059,960	4,294,613	1,726,000
US Treasury Note 4.000% due 02/15/2015	19,891,310	6,042,579	4,282,295	1,721,050

	$39,839,836	$12,102,539	$8,576,908	$3,447,050

The Frontier Fund

Condensed Schedule of Investments

December 31, 2008

	Winton/Graham Series		Long Only Commodity Series		Long/Short Commodity Series		Managed Futures Index Series
	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS

Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$99,628	-10.21%	$—	0.00%
Silver @ Comex Settling 5/1/2009 (Number of Contracts: 647)	—	0.00%	—	0.00%	(2,997,465)	5.19%	—	0.00%
Silver @ Comex Settling 7/1/2009 (Number of Contracts: 1,096)	—	0.00%	—	0.00%	3,008,100	5.21%	—	0.00%
Silver @ Comex Settling 12/1/2009 (Number of Contracts: 736)	—	0.00%	—	0.00%	2,138,080	3.70%	—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	166,320	0.29%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	(522,392)	-0.90%	—	0.00%
Various energy futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	—	0.00%	—	0.00%	(391)	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	342,510	0.59%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	248,808	0.43%	—	0.00%
Sugar #11 Settling 7/1/2009 (Number of Contracts: 459)	—	0.00%	—	0.00%	(1,403,438)	-2.43%	—	0.00%
Various soft futures contracts (Far East)	—	0.00%	—	0.00%	(35)	0.00%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	100,872	0.18%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	377	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$—	0.00%	$—	0.00%	$1,180,974	2.05%	$—	0.00%

LONG OPTIONS *	$—	0.00%	$—	0.00%	285,120	0.49%	$—	0.00%

LONG CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT FUTURES CONTRACTS

Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$132,765	0.23%	$—	0.00%
Silver @ Comex Settling 3/1/2009 (Number of Contracts: 2,054)	—	0.00%	—	0.00%	10,272,220	17.79%	—	0.00%
Silver @ Comex Settling 9/1/2009 (Number of Contracts: 356)	—	0.00%	—	0.00%	(1,034,180)	-1.79%	—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	(29,640)	-0.05%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	(1,329,703)	-2.30%	—	0.00%
Various interest rates futures contracts (US)	—	0.00%	—	0.00%	(234)	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	408,296	0.71%	—	0.00%
Coffee @ CSCE Settling 3/1/2009 (Number of Contracts 740)	—	0.00%	—	0.00%	1,345,875	2.32%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	(12,545)	-0.02%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	$—	0.00%	$—	0.00%	$9,752,854	16.89%	$—	0.00%

SHORT OPTIONS *	$—	0.00%	$—	0.00%	$(465,185)	-0.80%	$—	0.00%

SHORT CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

Total Open Trade Equity	$—	0.00%	$—	0.00%	$10,753,763	18.63%	$—	0.00%

SWAPS (1)	$—	0.00%	$836,554	20.69%	$—	0.00%	$—	0.00%

U.S. TREASURY SECURITIES

FACE VALUE		Fair Value		Fair Value		Fair Value		Fair Value
$36,500,000.00	US Treasury Note 3.875% due 02/15/2013 (Cost $38,125,391)	702,096	1.40%	611,888	15.14%	5,202,833	9.01%	69,067	2.03%
$36,700,000.00	US Treasury Note 4.000% due 02/15/2015 (Cost $38,016,039)	722,190	1.44%	629,401	15.57%	5,351,738	9.27%	71,044	2.09%

		$1,424,286	2.84%	$1,241,289	30.71%	$10,554,571	18.28%	$140,111	4.12%

Certificate of Deposits

FACE VALUE		Fair Value		Fair Value		Fair Value		Fair Value
$85,000,000.00	Certificate of Deposits 2.19% due 09/15/2009 (Cost $85,000,000)	$8,675,748	17.28%	$440,781	10.90%	$10,923,009	18.92%	$488,470	14.35%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

The accompanying notes are an integral part of these statements.

Additional Disclosure on U.S. Government Securities	Face Value	Face Value	Face Value	Face Value
US Treasury Note 3.875% due 02/15/2013	465,088	569,909	4,750,169	51,223
US Treasury Note 4.000% due 02/15/2015	467,636	573,032	4,776,197	51,504

	$932,724	$1,142,941	$9,526,366	$102,727

	Cost	Cost	Cost	Cost
US Treasury Note 3.875% due 02/15/2013	485,799	595,288	4,961,700	53,504
US Treasury Note 4.000% due 02/15/2015	484,406	593,581	4,947,469	53,351

	$970,204	$1,188,869	$9,909,169	$106,855

The Frontier Fund

Statements of Operations

For the Three Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Frontier Diversified Series (1) (Unaudited)		Frontier Dynamic Series (1) (Unaudited)		Frontier Long/Short Commodity Series (Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Investment Income:
Interest—net	$173,574	$—	$129,833	$—	$292,640	$262,117

Total Income	173,574	—	129,833	—	292,640	262,117

Expenses:
Incentive Fees	103,872	—	—	—	394,978	215,120
Management Fees	61,573	—	—	—	756,119	522,660
Service Fees—Class 1	37,029	—	19,136	—	355,681	383,515
Trading Fees	238,385	—	175,705	—	84,684	74,726

Total Expenses	440,859	—	194,841	—	1,591,462	1,196,021

Investment gain/(loss)—net	(267,285)	—	(65,008)	—	(1,298,822)	(933,904)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	—	—	—	—	53,306,171	2,449,546
Net change in open trade equity	—	—	—	—	(51,160,135)	(4,358,191)
Net unrealized gain/(loss) on swap contracts	129,598	—	8,640	—	—	—
Net unrealized gain/(loss) on U.S. Treasury securities	44,283	—	28,009	—	65,992	403,667
Trading commissions	—	—	—	—	(819,160)	(306,310)
Earnings in investments in inter-series payables	(451,702)	—	26,501	—	—	—
Equity in earnings/(loss) from trading companies	693,855	—	—	—	266,024	—

Net gain/(loss) on investments	416,034	—	63,150	—	1,658,892	(1,811,288)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$148,749	$—	$(1,858)	$—	$360,070	$(2,745,192)

Less: Operations attributable to Non-controlling interests	—	—	—	—	(424,637)	1,604,993

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS ATTRIBUTABLE TO CONTROLLING INTERESTS	$148,749	$—	$(1,858)	$—	$784,707	$(4,350,185)

NET INCOME/(LOSS) PER UNIT
Class 1	$0.84	N/A	$(0.51)	N/A	$1.04	$(8.17)
Class 1a	N/A	N/A	N/A	N/A	$1.04	N/A
Class 2	$1.29	N/A	$(0.09)	N/A	$2.06	$(7.91)
Class 2a	N/A	N/A	N/A	N/A	$1.45	N/A
Class 3	N/A	N/A	N/A	N/A	$2.07	N/A

(1)	The Frontier Diversified Series and Frontier Dynamic Series began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Three Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Frontier Masters (1) (Unaudited)		Balanced Series (Unaudited)		Campbell/Graham/Tiverton Series (Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Investment Income:
Interest—net	$127,057	$—	$304,459	$196,535	$70,057	$50,305

Total Income	127,057	—	304,459	196,535	70,057	50,305

Expenses:
Incentive Fees	—	—	1,617,711	1,136,659	218,702	121,505
Management Fees	114,063	—	258,424	320,409	577,342	516,447
Service Fees—Class 1	22,973	—	2,346,679	1,664,320	537,325	448,880
Trading Fees	173,101	—	426,936	469,193	101,597	104,899

Total Expenses	310,137	—	4,649,750	3,590,581	1,434,966	1,191,731

Investment gain/(loss)—net	(183,080)	—	(4,345,291)	(3,394,046)	(1,364,909)	(1,141,426)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	—	—	(173,572)	(5,135,240)	—	(29,190,201)
Net change in open trade equity	—	—	11,495,083	3,400,142	—	27,382,678
Net unrealized gain/(loss) on swap contracts	(191,513)	—	463,817	1,096,125	—	—
Net unrealized gain/(loss) on U.S. Treasury securities	28,097	—	268,598	1,697,797	76,368	419,574
Trading commissions	—	—	(440,022)	(201,029)	—	(33,578)
Earnings in investments in inter-series receivables	—	—	141,506	(1,256,626)	—	—
Earnings in investments in inter-series payables	(222,585)	—	—		—	—
Equity in earnings/(loss) from trading companies	651,946	—	220,063	(1,501,740)	3,933,641	87,138

Net gain/(loss) on investments	265,945	—	11,975,473	(1,900,571)	4,010,009	(1,334,389)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$82,865	$—	$7,630,182	$(5,294,617)	$2,645,100	$(2,475,815)

Less: Operations attributable to Non-controlling interests	—	—	2,478,828	(38,902)	—	(573,067)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS ATTRIBUTABLE TO CONTROLLING INTERESTS	$82,865	$—	$5,151,354	$(5,255,715)	$2,645,100	$(1,902,748)

NET INCOME/(LOSS) PER UNIT
Class 1	$0.35	N/A	$1.39	$(2.43)	$3.26	$(2.91)
Class 1a	N/A	N/A	$1.07	$(2.21)	N/A	N/A
Class 2	$0.79	N/A	$2.68	$(1.77)	$4.63	$(2.39)
Class 2a	N/A	N/A	$2.09	$(1.54)	N/A	N/A
Class 3	N/A	N/A	$2.08	N/A	N/A	N/A

(1)	The Frontier Masters Series began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Three Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Currency Series (Unaudited)		Long Only Commodity Series (Unaudited)		Managed Futures Index Series (Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Investment Income:
Interest—net	$21,513	$15,163	$19,060	$31,699	$19,088	$8,831

Total Income	21,513	15,163	19,060	31,699	19,088	8,831

Expenses:
Management Fees	38,751	41,643	13,603	21,859	21,711	9,295
Service Fees—Class 1	72,949	94,503	17,712	31,286	10,670	7,293
Trading Fees	31,210	35,478	5,423	8,742	5,491	2,323

Total Expenses	142,910	171,624	36,738	61,887	37,872	18,911

Investment gain/(loss)—net	(121,397)	(156,461)	(17,678)	(30,188)	(18,784)	(10,080)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	(103,475)	66,774	—	—	—	—
Net realized gain/(loss) on swap contracts	—	142,148	152,294	(2,035,103)	—	—
Net change in open trade equity	32,902	(63,121)	—	—	—	—
Net unrealized gain/(loss) on swap contracts	(892,495)	(2,686,817)	—	—	—	—
Net unrealized gain/(loss) on U.S. Treasury securities	22,748	188,362	4,481	48,689	3,933	12,510
Earnings in investments in inter-series payables	506,280	1,256,626	—	—	—	—
Equity in earnings/(loss) from trading companies	—	—	—	—	(86,313)	(126,040)

Net gain/(loss) on investments	(434,040)	(1,096,028)	156,775	(1,986,414)	(82,380)	(113,530)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(555,437)	$(1,252,489)	$139,097	$(2,016,602)	$(101,164)	$(123,610)

NET INCOME/(LOSS) PER UNIT
Class 1	$(3.91)	$(8.21)	$2.35	$(35.13)	$(3.08)	$(7.36)
Class 2	$(3.77)	$(8.37)	$2.75	$(36.25)	$(2.65)	$(7.25)

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Three Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Winton Series (Unaudited)		Winton/Graham Series (Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Investment Income:
Interest—net	$53,124	$54,392	$55,724	$20,175

Total Income	53,124	54,392	55,724	20,175

Expenses:
Incentive Fees	—	68,029	256,842	(4,296)
Management Fees	328,132	309,407	438,658	169,037
Service Fees—Class 1	387,216	459,437	367,929	153,363
Trading Fees	76,757	77,496	76,851	33,823

Total Expenses	792,105	914,369	1,140,280	351,927

Investment gain/(loss)—net	(738,981)	(859,977)	(1,084,556)	(331,752)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	—	(4,411,169)	4,142,722	—
Net change in open trade equity	—	(5,110,363)	1,987,351	—
Net unrealized gain/(loss) on U.S. Treasury securities	54,429	459,506	58,162	179,143
Trading commissions	—	(38,011)	(156,002)	—
Equity in earnings/(loss) from trading companies	1,101,443		492,187	(1,635,848)

Net gain/(loss) on investments	1,155,872	(9,100,037)	6,524,420	(1,456,705)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$416,891	$(9,960,014)	$5,439,864	$(1,788,457)

Less: Operations attributable to Non-controlling interests	—	(4,169,514)	2,782,172	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS ATTRIBUTABLE TO CONTROLLING INTERESTS	$416,891	$(5,790,500)	$2,657,692	$(1,788,457)

NET INCOME/(LOSS) PER UNIT
Class 1	$0.68	$(9.90)	$4.49	$(7.58)
Class 2	$1.72	$(9.52)	$6.14	$(7.57)

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Nine Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Frontier Diversified Series (1) (Unaudited)		Frontier Dynamic Series (1) (Unaudited)		Frontier Long/Short Commodity Series (Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Investment Income:
Interest—net	$208,849	$—	$160,028	$—	$936,679	$681,270

Total Income	208,849	—	160,028	—	936,679	681,270

Expenses:
Incentive Fees	145,898	—	—	—	1,660,433	1,458,260
Management Fees	74,811	—	—	—	2,056,185	1,155,599
Service Fees—Class 1	42,281	—	23,633	—	1,083,458	963,659
Trading Fees	287,854	—	218,030	—	259,232	164,841

Total Expenses	550,844	—	241,663	—	5,059,308	3,742,359

Investment gain/(loss)—net	(341,995)	—	(81,635)	—	(4,122,629)	(3,061,089)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	—	—	15	—	41,623,183	(8,102,626)
Net change in open trade equity	—	—	—	—	(20,647,197)	21,219,824
Net unrealized gain/(loss) on swap contracts	(243,013)	—	(873,506)	—	—	—
Net unrealized gain/(loss) on U.S. Treasury securities	102,544	—	77,722	—	(299,932)	187,885
Trading commissions	—	—	—	—	(1,827,550)	(773,889)
Earnings in investments in inter-series payables	173,849	—	873,964	—	—	—
Equity in earnings/(loss) from trading companies	456,353	—	—	—	233,271	—

Net gain/(loss) on investments	489,733	—	78,195	—	19,081,775	12,531,194

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$147,738	$—	$(3,440)	$—	$14,959,146	$9,470,105

Less: Operations attributable to Non-controlling interests	—	—	—	—	8,757,728	9,516,808

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS ATTRIBUTABLE TO CONTROLLING INTERESTS	$147,738	$—	$(3,440)	$—	$6,201,418	$(46,703)

NET INCOME/(LOSS) PER UNIT
Class 1	$(1.05)	N/A	$(3.44)	N/A	$9.83	$2.92
Class 1a	N/A	N/A	N/A	N/A	$(1.43)	N/A
Class 2	$(0.50)	N/A	$(2.91)	N/A	$13.30	$5.59
Class 2a	N/A	N/A	N/A	N/A	$(0.91)	N/A
Class 3	N/A	N/A	N/A	N/A	$(0.12)	N/A

(1)	The Frontier Diversified Series and Frontier Dynamic Series began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Nine Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Frontier Masters Series(1) (Unaudited)		Balanced Series (Unaudited)		Campbell/Graham/Tiverton Series (Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Investment Income:
Interest—net	$155,405	$—	$707,619	$1,030,977	$267,239	$236,839

Total Income	155,405	—	707,619	1,030,977	267,239	236,839

Expenses:
Incentive Fees	9,073	—	5,567,945	8,755,231	216,562	1,157,276
Management Fees	139,150	—	1,115,570	1,094,981	1,677,638	1,301,201
Service Fees—Class 1	27,199	—	6,776,656	4,768,834	1,606,061	1,297,045
Trading Fees	212,853	—	1,489,970	1,455,128	319,092	298,574

Total Expenses	388,275	—	14,950,141	16,074,174	3,819,353	4,054,096

Investment gain/(loss)—net	(232,870)	—	(14,242,522)	(15,043,197)	(3,552,114)	(3,817,257)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	—	—	7,833,223	18,096,994	(1,617,478)	(21,610,207)
Net realized gain/(loss) on swap contracts	—	—	—	(1,429,946)	—	—
Net change in open trade equity	—	—	(1,580,619)	18,541,312	(760,231)	28,274,595
Net unrealized gain/(loss) on swap contracts	(381,111)	—	(1,772,033)	11,895,301	—	—
Net unrealized gain/(loss) on U.S. Treasury securities	75,024	—	(2,012,107)	575,879	(405,814)	129,849
Trading commissions	—	—	(1,023,480)	(1,111,955)	(99,835)	(111,822)
Earnings in investments in inter-series receivables	—	—	(2,952,965)	(1,039,282)	—	—
Earnings in investments in inter-series payables	316,111	—	—	—	—	—
Equity in earnings/(loss) from trading companies	304,624	—	6,916,896	8,044,771	1,327,034	2,739,024

Net gain/(loss) on investments	314,648	—	5,408,915	53,573,074	(1,556,324)	9,421,439

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$81,778	$—	$(8,833,607)	$38,529,877	$(5,108,438)	$5,604,182

Less: Operations attributable to Non-controlling interests	—	—	(1,443,690)	9,664,065	(1,336,526)	1,820,727

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS ATTRIBUTABLE TO CONTROLLING INTERESTS	$81,778	$—	$(7,389,917)	$28,865,812	$(3,771,912)	$3,783,455

NET INCOME/(LOSS) PER UNIT
Class 1	$(1.68)	N/A	$(2.72)	$11.58	$(5.25)	$5.56
Class 1a	N/A	N/A	$(2.88)	$10.28	N/A	N/A
Class 2	$(1.13)	N/A	$0.08	$15.66	$(3.22)	$8.48
Class 2a	N/A	N/A	$(0.48)	$13.20	N/A	N/A
Class 3a	N/A	N/A	$(1.15)	N/A	N/A	N/A

(1)	The Frontier Masters Series began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Nine Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Currency Series (Unaudited)		Long Only Commodity Series (Unaudited)		Managed Futures Index Series (Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Investment Income:
Interest—net	$56,439	$68,817	$55,508	$91,076	$51,136	$20,959

Total Income	56,439	68,817	55,508	91,076	51,136	20,959

Expenses:
Management Fees	120,235	124,129	38,594	61,241	56,805	21,635
Service Fees—Class 1	236,328	259,902	50,304	88,818	31,533	16,797
Trading Fees	110,991	87,451	15,413	24,493	14,694	5,406

Total Expenses	467,554	471,482	104,311	174,552	103,032	43,838

Investment gain/(loss)—net	(411,115)	(402,665)	(48,803)	(83,476)	(51,896)	(22,879)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	(190,562)	88,091	—	—	—	—
Net realized gain/(loss) on swap contracts	—	1,047,794	510,253	(364,033)	—	—
Net change in open trade equity	7,757	(70,306)	—	—	—	—
Net unrealized gain/(loss) on swap contracts	(2,642,481)	(2,686,817)	—	—	—	—
Net unrealized gain/(loss) on U.S. Treasury securities	(140,507)	100,440	(18,199)	21,612	(18,568)	5,153
Earnings in investments in inter-series payables	1,589,041	1,039,282	—	—	—	—
Equity in earnings/(loss) from trading companies	—	—	—	—	(324,097)	(2,211)

Net gain/(loss) on investments	(1,376,752)	(481,516)	492,054	(342,421)	(342,665)	2,942

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(1,787,867)	$(884,181)	$443,251	$(425,897)	$(394,561)	$(19,937)

NET INCOME/(LOSS) PER UNIT
Class 1	$(12.32)	$(4.95)	$7.17	$(2.45)	$(14.45)	$2.17
Class 2	$(11.83)	$(3.06)	$8.64	$(0.83)	$(13.46)	$3.79

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Nine Months Ended September 30, 2009 (Unaudited) and 2008 (Unaudited)

	Winton Series		Winton/Graham Series
	(Unaudited)		(Unaudited)
	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Investment Income:
Interest—net	$296,808	$240,620	$199,524	$47,920

Total Income	296,808	240,620	199,524	47,920

Expenses:
Incentive Fees	(21,347)	1,835,567	251,038	465,834
Management Fees	1,049,242	813,951	1,093,344	294,043
Service Fees—Class 1	1,249,973	1,231,078	1,031,526	283,959
Trading Fees	255,442	203,317	207,959	58,787

Total Expenses	2,533,310	4,083,913	2,583,867	1,102,623

Investment gain/(loss)—net	(2,236,502)	(3,843,293)	(2,384,343)	(1,054,703)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	(4,684,999)	(2,007,569)	4,592,315	—
Net change in open trade equity	(3,608,807)	(2,370,507)	2,233,216	—
Net unrealized gain/(loss) on U.S. Treasury securities	(361,497)	74,383	(286,546)	153,000
Trading commissions	(36,659)	(83,458)	(229,556)	—
Equity in earnings/(loss) from trading companies	316,100	6,927,252	(3,259,357)	953,158

Net gain/(loss) on investments	(8,375,862)	2,540,101	3,050,072	1,106,158

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(10,612,364)	$(1,303,192)	$665,729	$51,455

Less: Operations attributable to Non-controlling interests	(4,066,993)	(2,339,606)	3,081,608	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS ATTRIBUTABLE TO CONTROLLING INTERESTS	$(6,545,371)	$1,036,414	$(2,415,879)	$51,455

NET INCOME/(LOSS) PER UNIT
Class 1	$(12.29)	$3.95	$(5.24)	$9.26
Class 2	$(10.32)	$6.91	$(3.05)	$12.78

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September, 2009 (Unaudited)

	Frontier Diversified Series (1)					Frontier Dynamic Series (1)
	Class 1	Class 1	Class 2	Class 2	Total	Class 1	Class 1	Class 2	Class 2	Total
	Managing Owner	Limited Owners	Managing Owner	Limited Owners		Managing Owner	Limited Owners	Managing Owner	Limited Owners

Owners’ Capital, January 1, 2009	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Sale of Units	27,500	10,382,812	177,500	8,718,564	19,306,376	27,500	226,618	27,500	116,700	398,318
Redemption of Units	—	—	—	—	—	—	—	—	—	—
Contributions	—	—	—	—	—	—	—	—	—	—
Distributions	—	—	—	—	—	—	—	—	—	—
Net increase/(decrease) in Owners’ Capital resulting from operations	(288)	65,207	(195)	83,014	147,738	(947)	(796)	(801)	(896)	(3,440)

Owners’ Capital, September 30, 2009	$27,212	$10,448,019	$177,305	$8,801,578	$19,454,114	$26,553	$225,822	$26,699	$115,804	$394,878

Owners’ Capital—Units, January 1, 2009	—	—	—	—	—	—	—	—	—	—

Sale of Units	275	105,587	1,782	88,455	196,099	275	2,339	275	1,193	4,082
Redemption of Units	—	—	—	—	—	—	—	—	—	—

Owners’ Capital—Units, September 30, 2009	275	105,587	1,782	88,455	196,099	275	2,339	275	1,193	4,082

Net asset value per unit at start of operations		$100.00		$100.00			$100.00		$100.00

Change in net asset value per unit for three months ended June 30, 2009		(1.89)		(1.79)			(2.93)		(2.82)

Net asset value per unit at June 30, 2009		$98.11		$98.21			$97.07		$97.18

Change in net asset value per unit for three months ended September 30, 2009		0.84		1.29			(0.51)		(0.09)

Net asset value per unit at September 30, 2009		$98.95		$99.50			$96.56		$97.09

(1)	The Frontier Diversified Series and Dynamic Series began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2009 (Unaudited)

	Frontier Long/Short Commodity Series
	Class 1	Class 2		Class 3 (1)	Class 1a (2)	Class 1a (2)	Class 2a (2)	Class 2a (2)	Non-Controlling Interests	Total
	Limited Owners	Managing Owner	Limited Owners	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners

Owners’ Capital, January 1, 2009	$46,525,406	$933,708	$10,273,181	$—	$—	$—	$—	$—	$10,124,156	$67,856,451

Sale of Units	7,034,013	—	3,221,195	6,696,779	27,500	303,039	27,500	259,500		17,569,526
Redemption of Units	(12,427,347)	—	(1,365,434)	(462,935)		—		—		(14,255,716)
Contributions	—	—	—			—		—	40,000,000	40,000,000
Distributions	—	—	—			—		—	(31,169,257)	(31,169,257)
Operations attributable to Non-controlling interests									8,757,728	8,757,728
Net increase/(decrease) in Owners’ Capital resulting from operations attributable to controlling interests	4,697,108	113,629	1,417,506	(29,167)	(392)	2,048	(251)	937		6,201,418

Owners’ Capital, September 30, 2009	$45,829,180	$1,047,337	$13,546,448	$6,204,677	$27,108	$305,087	$27,249	$260,437	$27,712,627	$94,960,150

Owners’ Capital—Units, January 1, 2009	463,448	8,544	94,008	—	—	—	—	—	—	566,000

Sale of Units	66,714	—	28,148	54,425	275	3,095	275	2,628		155,560
Redemption of Units	(114,352)	—	(11,644)	(3,807)	—	—	—	—		(129,803)

Owners’ Capital—Units, September 30, 2009	415,810	8,544	110,512	50,618	275	3,095	275	2,628	—	591,757

Net asset value per unit at January 1, 2009 or start of operations	$100.39		$109.28	$122.70		$100.00		$100.00

Change in net asset value per unit for three months ended March 31, 2009	3.75		4.92	—		—		—

Net asset value per unit at March 31, 2009	$104.14		$114.20	$122.70		$100.00		$100.00

Change in net asset value per unit for three months ended June 30, 2009	5.04		6.32	(2.19)		(2.47)		(2.36)

Net asset value per unit at June 30, 2009	$109.18		$120.52	$120.51		$97.53		$97.64

Change in net asset value per unit for three months ended September 30, 2009	1.04		2.06	2.07		1.04		1.45

Net asset value per unit at September 30, 2009	$110.22		$122.58	$122.58		$98.57		$99.09

(1)	Long/Short Series Class 3 began trading operations on May 30, 2009
(2)	Long/Short Series Class 1a and 2a began trading operations on June 9, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September, 2009 (Unaudited)

	Frontier Masters Series (1)					Balanced Series
	Class 1	Class 1	Class 2	Class 2	Total	Class 1	Class 1a
	Managing Owner	Limited Owners	Managing Owner	Limited Owners		Limited Owners	Managing Owner	Limited Owners

Owners’ Capital, January 1, 2009	$—	$—	$—	$—	$—	$256,550,829	$224	$8,135,941

Sale of Units	27,500	4,203,162	42,500	2,498,207	6,771,369	75,390,578	—	3,813,107
Redemption of Units	—	—	—	—	—	(22,615,409)	(221)	(1,535,910)
Change in control of ownership—Trading Companies	—	—	—	—	—	—	—	—
Contributions	—	—	—	—	—	—	—	—
Distributions	—	—	—	—	—	—	—	—
Operations attributable to Non-controlling interests
Net increase/(decrease) in Owners’ Capital resulting from operations	(463)	43,422	(266)	39,085	81,778	(6,959,756)	(3)	(283,687)

Owners’ Capital, September 30, 2009	$27,037	$4,246,584	$42,234	$2,537,292	$6,853,147	$302,366,242	$—	$10,129,451

Owners’ Capital—Units, January 1, 2009	—	—	—	—	—	2,049,590	2	72,584

Sale of Units	275	43,193	427	25,663	69,558	603,206	—	34,111
Redemption of Units	—	—	—	—	—	(183,490)	(2)	(13,942)

Owners’ Capital—Units, September 30, 2009	275	43,193	427	25,663	69,558	2,469,306	—	92,753

Net asset value per unit at January 1, 2009						$125.17		$112.09

Change in net asset value per unit for three months ended March 31, 2009						0.04		(0.23)

Net asset value per unit at March 31, 2009 or start of operations		$100.00		$100.00		$125.21		$111.86

Change in net asset value per unit for three months ended June 30, 2009		(2.03)		(1.92)		(4.15)		(3.72)

Net asset value per unit at June 30, 2009		$97.97		$98.08		$121.06		$108.14

Change in net asset value per unit for three months ended September 30, 2009		0.35		0.79		1.39		1.07

Net asset value per unit at September 30, 2009		$98.32		$98.87		$122.45		$109.21

	Balanced Series
	Class 2		Class 2a		Class 3a (2)	Non-Controlling Interests	Total
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Limited Owners
Owners’ Capital, January 1, 2009	$3,612,130	$63,497,532	$120,378	$1,765,973	$—	$9,330,079	$343,013,086

Sale of Units	460,000	25,457,174	30,000	1,772,212	687,282		107,610,353
Redemption of Units	—	(7,317,608)	—	(184,699)	(24,851)		(31,678,698)
Change in control of ownership—Trading Companies	—	—	—	—	—	350,058	350,058
Contributions	—	—	—	—	—	10,212,897	10,212,897
Distributions	—	—	—	—	—	(2,238,158)	(2,238,158)
Operations attributable to Non-controlling interests						(1,443,690)	(1,443,690)
Net increase/(decrease) in Owners’ Capital resulting from operations attributable to controlling interests	(5,397)	(125,732)	(876)	(17,832)	3,366		(7,389,917)

Owners’ Capital, September 30, 2009	$4,066,733	$81,511,366	$149,502	$3,335,654	$665,797	$16,211,186	$418,435,931

Owners’ Capital—Units, January 1, 2009	25,359	445,784	992	14,560	—	—	2,608,871

Sale of Units	3,176	177,866	245	14,604	5,718		838,926
Redemption of Units	—	(51,717)	—	(1,556)	(207)		(250,914)

Owners’ Capital—Units, September 30, 2009	28,535	571,933	1,237	27,608	5,511	—	3,196,883

Net asset value per unit at January 1, 2009		$142.44		$121.30
Change in net asset value per unit for three months ended March 31, 2009		1.10		0.65

Net asset value per unit at March 31, 2009 or start of operations		$143.54		$121.95	$121.97
Change in net asset value per unit for three months ended June 30, 2009		(3.70)		(3.22)	(3.23)

Net asset value per unit at June 30, 2009		$139.84		$118.73	$118.74
Change in net asset value per unit for three months ended September 30, 2009		2.68		2.09	2.08

Net asset value per unit at September 30, 2009		$142.52		$120.82	$120.82

(1)	The Frontier Masters Series began trading operations on June 9, 2009
(2)	Balanced Series Class 3a began trading operations on June 4, 2009

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2009 (Unaudited)

	Campbell/Graham/Tiverton Series					Currency Series
	Class 1	Class 2		Non-Controlling Interests	Total	Class 1	Class 2		Total
	Limited Owners	Managing Owner	Limited Owners			Limited Owners	Managing Owner	Limited Owners

Owners’ Capital, January 1, 2009	$69,957,155	$302,878	$7,504,896	$2,391,227	$80,156,156	$11,900,185	$687,357	$2,259,243	$14,846,785

Sale of Units	10,892,203	—	4,025,676		14,917,879	551,301	—	82,125	633,426
Redemption of Units	(5,522,023)	—	(1,093,173)		(6,615,196)	(1,698,922)	—	(169,080)	(1,868,002)
Change in control of ownership—Trading Companies	—	—	—	(4,388,979)	(4,388,979)	—	—	—	—
Contributions	—	—	—	4,400,000	4,400,000	—	—	—	—
Distributions	—	—	—	(1,065,722)	(1,065,722)	—	—	—	—
Operations attributable to Non-controlling interests				(1,336,526)	(1,336,526)
Net increase/(decrease) in Owners’ Capital resulting from operations attributable to controlling interests	(3,522,769)	(7,857)	(241,286)		(3,771,912)	(1,474,781)	(74,406)	(238,680)	(1,787,867)

Owners’ Capital, September 30, 2009	$71,804,566	$295,021	$10,196,113	$—	$82,295,700	$9,277,783	$612,951	$1,933,608	$11,824,342

Owners’ Capital—Units, January 1, 2009	632,847	2,439	60,454	—	695,740	123,719	6,289	20,670	150,678

Sale of Units	101,491	—	32,911		134,402	6,056	—	787	6,843
Redemption of Units	(52,386)	—	(9,045)		(61,431)	(19,158)	—	(1,619)	(20,777)

Owners’ Capital—Units, September 30, 2009	681,952	2,439	84,320	—	768,711	110,617	6,289	19,838	136,744

Net asset value per unit at January 1, 2009	$110.54		$124.14			$96.19		$109.30

Change in net asset value per unit for three months ended March 31, 2009	(2.91)		(2.37)			(5.56)		(5.55)

Net asset value per unit at March 31, 2009	$107.63		$121.77			$90.63		$103.75

Change in net asset value per unit for three months ended June 30, 2009	(5.60)		(5.48)			(2.85)		(2.51)

Net asset value per unit at June 30, 2009	$102.03		$116.29			$87.78		$101.24

Change in net asset value per unit for three months ended September 30, 2009	3.26		4.63			(3.91)		(3.77)

Net asset value per unit at September 30, 2009	$105.29		$120.92			$83.87		$97.47

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2009 (Unaudited)

	Long Only Commodity Series				Managed Futures Index Series
	Class 1	Class 2		Total	Class 1	Class 2		Total
	Limited Owners	Managing Owner	Limited Owners		Limited Owners	Managing Owner	Limited Owners

Owners’ Capital, January 1, 2009	$3,254,226	$110,092	$678,155	$4,042,473	$2,266,977	$77,559	$1,058,515	$3,403,051

Sale of Units	409,118	—	86,800	495,918	708,699	200,000	1,071,138	1,979,837
Redemption of Units	(481,572)	—	(87,025)	(568,597)	(720,251)	—	(7,431)	(727,682)
Contributions	—	—	—	—	—	—	—	—
Distributions	—	—	—	—	—	—	—	—
Net increase/(decrease) in Owners’ Capital resulting from operations	346,832	12,886	83,533	443,251	(234,112)	(7,753)	(152,696)	(394,561)

Owners’ Capital, September 30, 2009	$3,528,604	$122,978	$761,463	$4,413,045	$2,021,313	$269,806	$1,969,526	$4,260,645

Owners’ Capital—Units, January 1, 2009	46,285	1,479	9,108	56,872	17,151	555	7,577	25,283

Sale of Units	6,182	—	1,231	7,413	5,862	1,582	8,084	15,528
Redemption of Units	(6,924)	—	(1,175)	(8,099)	(5,844)	—	(59)	(5,903)

Owners’ Capital—Units, September 30, 2009	45,543	1,479	9,164	56,186	17,169	2,137	15,602	34,908

Net asset value per unit at January 1, 2009	$70.31		$74.46		$132.18		$139.70

Change in net asset value per unit for three months ended March 31, 2009	(4.27)		(4.18)		(8.50)		(8.37)

Net asset value per unit at March 31, 2009	$66.04		$70.28		$123.68		$131.33

Change in net asset value per unit for three months ended June 30, 2009	9.09		10.07		(2.87)		(2.44)

Net asset value per unit at June 30, 2009	$75.13		$80.35		$120.81		$128.89

Change in net asset value per unit for three months ended September 30, 2009	2.35		2.75		(3.08)		(2.65)

Net asset value per unit at September 30, 2009	$77.48		$83.10		$117.73		$126.24

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2009 (Unaudited)

	Winton Series						Winton/Graham Series
	Class 1		Class 2			Total	Class 1	Class 2			Total
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Non- Controlling Interests		Limited Owners	Managing Owner	Limited Owners	Non- Controlling Interests

Owners’ Capital, January 1, 2009	$1,304	$62,282,355	$277,935	$11,465,432	$11,355,645	$85,382,671	$35,760,835	$56,315	$14,378,079	$—	$50,195,229

Sale of Units	—	220,835	200,000	—		420,835	20,167,922	—	360,401		20,528,323
Redemption of Units	(1,165)	(5,358,998)	—	(742,864)		(6,103,027)	(4,094,963)	—	(1,565,441)		(5,660,404)
Change in control of ownership - Trading Companies	—	—	—	—	(13,830,805)	(13,830,805)	—	—	—	2,258,238	2,258,238
Contributions	—	—	—	—	8,850,000	8,850,000	—	—	—	6,600,000	6,600,000
Distributions	—	—	—	—	(2,307,847)	(2,307,847)	—	—	—	(3,362,254)	(3,362,254)
Operations attributable to Non-controlling interests					(4,066,993)	(4,066,993)				3,081,608	3,081,608
Net increase/(decrease) in Owners’ Capital resulting from operations attributable to controlling interests	(139)	(5,679,017)	(23,981)	(842,234)		(6,545,371)	(2,038,957)	(1,302)	(375,620)		(2,415,879)

Owners’ Capital, September 30, 2009	$—	$51,465,175	$453,954	$9,880,334	$—	$61,799,463	$49,794,837	$55,013	$12,797,419	$8,577,592	$71,224,861

Owners’ Capital—Units, January 1, 2009	10	477,595	1,985	81,870	—	561,460	307,804	428	109,351	—	417,583

Sale of Units	—	1,804	1,514	—		3,318	178,132	—	2,732		180,864
Redemption of Units	(10)	(43,695)	—	(5,705)		(49,410)	(37,107)	—	(12,448)		(49,555)

Owners’ Capital—Units, September 30, 2009	—	435,704	3,499	76,165	—	515,368	448,829	428	99,635	—	548,892

Net asset value per unit at January 1, 2009		$130.41		$140.04			$116.18		$131.49

Change in net asset value per unit for three months ended March 31, 2009		(2.98)		(2.18)			(3.06)		(2.50)

Net asset value per unit at March 31, 2009		$127.43		$137.86			$113.12		$128.99

Change in net asset value per unit for three months ended June 30, 2009		(9.99)		(9.86)			(6.67)		(6.69)

Net asset value per unit at June 30, 2009		$117.44		$128.00			$106.45		$122.30

Change in net asset value per unit for three months ended September 30, 2009		0.68		1.72			4.49		6.14

Net asset value per unit at September 30, 2009		$118.12		$129.72			$110.94		$128.44

The accompanying notes are an integral part of these statements.

The Frontier Fund

Notes to Financial Statements

As of September 30, 2009 (Unaudited)

1. Organization

The Frontier Fund (the “Trust”), was formed as a Delaware statutory trust on August 8, 2003, with separate Series of Units. The Trust’s term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The Trust is a multi-advisor commodity pool as described in Commodity Futures Trading Commission, or CFTC Regulation § 4.10(d)(2).

The Trust has eleven (11) separate and distinct Series of Units issued and outstanding: Frontier Diversified Series, Frontier Dynamic Series, Frontier Long/Short Commodity Series, Frontier Masters Series, Balanced Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Managed Futures Index Series, Winton Series and Winton/Graham Series (each a “Series” and collectively, the “Series”). The Trust may issue additional Series of Units. The Units of each Series are separated into three or six sub-classes of Units. The Trust, with respect to each Series:

•

engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies), options contracts and other derivative instruments (including swap contracts) may, from time to time, engage in cash and spot transactions;

•

allocates funds to an affiliated limited liability trading company or companies (“Trading Company”). Except as otherwise described in these notes, each Trading Company has one-year renewable contracts with its own independent commodity trading advisor(s), or each, a Trading Advisor, that will manage all or a portion of such Trading Company’s assets, make the trading decisions for the assets of each Series vested in such Trading Company. Each Trading Company will segregate its assets from any other Trading Company;

•	maintains separate, distinct records for each Series, and accounts for the assets of each Series separately from the other Series.

•	calculates the Net Asset Value (“NAV”) of its Units for each Series separately from the other Series;

•

has an investment objective of increasing the value of each Series’ Units over the long term (capital appreciation), while controlling risk and volatility; further, to offer exposure to the investment programs of individual Trading Advisors and to specific instruments (currencies); and

•

maintains each Series of Units in three or six sub-classes—Class 1, Class 1a, Class 2, Class 2a, Class 3, and Class 3a. Investors who have purchased Class 1 or Class 1a Units of any Series are charged a service fee of up to three percent (3.0%) annually of the NAV of each Unit purchased, for the benefit of Selling Agents selling such Class 1 or Class 1a Units. The initial service fee, which is amortized monthly at an annual rate of up to three percent (3.0%) of the average daily NAV of Class 1 or Class 1a of such Series, is prepaid to Equinox Fund Management, LLC (the “Managing Owner”) by each Series, and paid to the selling agents by the Managing Owner in the month following sale; provided, however, that investors who redeem all or a portion of their Class 1 or Class 1a Units of any Series during the first twelve (12) months following the effective date of their purchase are subject to a redemption fee of up to three percent (3.0%) of the NAV at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. With respect to Class 2 and Class 2a Units of any Series, the Managing Owner pays an ongoing service fee to Selling Agents of up to one half percent (0.5%) annually of the NAV of each Class 2 or Class 2a Unit (of which 0.25% will be charged to Limited Owners holding Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series) sold until such Class 2 or Class 2a Units which are subject to the fee limitation are reclassified as Class 3 or Class 3a Units of the applicable Series for administrative purposes. The Managing Owner may also pay Selling Agents certain additional fees and expenses for administrative and other services rendered and expenses incurred by such Selling Agents.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

•	All payments made to Selling Agents who are members of the Financial Industry Regulatory

Authority, Inc. (“FINRA”) and their associated persons that constitute underwriting compensation will be subject to the limitations set forth in Rule 2310(b)(4)(B)(ii) (formerly Rule 2810(b)(4)(B)(ii)) of the Conduct Rules of FINRA

(“Rule 2310”). An investor’s Class 1 Units or Class 2 Units of any Series, or Class 1a Units or Class 2a Units of the Frontier Long/Short Commodity Series or

Balanced Series will be classified as Class 3 Units of such Series, or Class 3a Units of the Frontier Long/Short Commodity Series or Balanced Series, as applicable when the Managing Owner determines that the fee limitation set forth in Rule 2310 with respect to such Units has been reached or will be reached. No service fees are paid with respect to Class 3 or Class 3a Units.

•

Units of any Class in a Series may be redeemed, in whole or in part, on a daily basis, at the then current NAV per Unit for such Series on the day of the week after the date the Managing Owner is in receipt of a redemption request for at least one (1) Business Day to be received by the Managing Owner prior to 4:00 PM in New York.

As of September 30, 2009, the total Units outstanding of each Series of the Trust was 196,099 with respect to the Frontier Diversified Series, 4,082 with respect to the Frontier Dynamic Series, 591,757 with respect to the Frontier Long/Short Commodity Series, 69,558 with respect to the Frontier Masters Series, 3,196,883 with respect to the Balanced Series, 768,711 with respect to the Campbell/Graham/Tiverton Series, 136,744 with respect to the Currency Series, 56,186 with respect to the Long Only Commodity Series, 34,908 with respect to the Managed Futures Index Series, 515,368 with respect to the Winton Series, and 548,892 with respect to the Winton/Graham Series. As of September 30, 2009, the Trust, with respect to the Frontier Diversified Series, Frontier Dynamic Series, Frontier Masters Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Managed Futures Index Series, Winton Series and Winton/Graham Series separates Units into three separate Classes – Class 1, Class 2, and Class 3. The Trust, with respect to the Balanced Series, and Frontier Long/Short Commodity Series separates Units into six separate Classes – Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a. It is expected that between 10% and 30% of each Series’ assets normally will be invested in one or more Trading Companies to be committed as margin for trading positions, but from time to time these percentages may be substantially more or less. The remainders of each Series’ assets are maintained at the Trust level for cash management.

As of September 30, 2009, each of the Frontier Dynamic Series, Long Only Commodity Series, Managed Futures Index Series and Winton Series has invested a portion of its assets in a single Trading Company, and a single Trading Advisor manages 100% of the assets invested in each such Trading Company, except the Trading Company for the Frontier Dynamic Series and for the Long Only Commodity Series allocate assets only to Swaps. The Currency Series invests a portion of its assets in a single Trading Company, which allocates assets to one Trading Advisor and one Swap. The Frontier Long/Short Commodity Series invests its assets in a single Trading Company and has multiple Trading Advisors that manage the assets invested in such Trading Company. Each of the Frontier Diversified Series, Frontier Masters Series, Balanced Series, Campbell/Graham/Tiverton Series, and Winton/Graham Series has invested a portion of its assets in several different Trading Companies and has multiple Trading Advisors that manage the assets invested in such Trading Companies. Trading Advisors are responsible for the trading decisions of the respective Trading Companies for which they trade. It is expected that between 10% and 30% of each Series’ assets normally will be invested in one or more Trading Companies to be committed as margin for trading positions but from time to time these percentages may be substantially more or less. The remainders of each Series’ assets are maintained at the Trust level for cash management. Each of the respective Series has invested monies into pooled cash management assets which include purchases of certificates of deposit, custom time deposits and U.S. Treasury securities. Each Series’ ownership in these investments is based on its percentage ownership in the pooled cash management assets on the reporting date.

2. Significant Accounting Policies

The following are the significant accounting policies of the Trust.

Basis of Presentation—The financial statements of each Series of the Trust included herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Effective September 15, 2009, references to GAAP have changed due to the adoption of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 105, Generally Accepted Accounting Principles.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Consolidation—The Series, through investing in the Trading Companies, authorize certain Trading Advisors to place trades and manage assets at pre-determined investment levels. The Trading Companies were organized by the Managing Owner for the purpose of investing in securities and derivative instruments, and have no operating income or expenses, except for trading income and expenses, all of which is allocated to the Series. Trading Companies in which a Series has a majority equity interest are consolidated by such Series. Investments in Trading Companies in which a Series does not have a controlling or majority interest are carried in the statement of financial condition of such Series at fair value. Fair value represents the proportionate share of the equity of a Series in a Trading Company.

The consolidated financial statements of the Frontier Diversified Series include the assets, liabilities and earnings of its wholly-owned trading company, Frontier Trading Company X, LLC.

The consolidated financial statements of the Frontier Dynamic Series include the assets, liabilities and earnings of its wholly-owned trading company, Frontier Trading Company XII, LLC.

The consolidated financial statements of the Frontier Long/Short Commodity Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company VII, LLC.

The consolidated financial statements of the Frontier Masters Series include the assets, liabilities and earnings of its wholly-owned trading company, Frontier Trading Company XI, LLC.

The consolidated financial statements of the Balanced Series include the assets, liabilities and earnings of its majority owned Trading Companies, Frontier Trading Company I, LLC, Frontier Trading Company VI, LLC, Frontier Trading Company IX, LLC and Frontier Trading Company XIII, LLC as well as earnings of Frontier Trading Company II, LLC through May 28, 2009.

The consolidated financial statements of the Currency Series include the assets, liabilities and earnings of its wholly owned trading company, Frontier Trading Company III, LLC.

The consolidated financial statements of the Long Only Commodity Series include the assets, liabilities and earnings of its wholly-owned trading company, Frontier Trading Company VIII, LLC.

The consolidated financial statements of the Winton/Graham Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company V, LLC.

The consolidated financial statements of Campbell/Graham/Tiverton Series included earnings of its majority-owned trading company, Frontier Trading Company V, LLC, through April 2009.

Cash and Cash Equivalents—Cash and cash equivalents include cash and overnight investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less. The Trust maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits. Aggregate interest income from all sources, including assets held at clearing brokers, up to two percentage points of the aggregate percentage yield (annualized) is paid to the Managing Owner by the Balanced Series (Class 1 and Class 2 only), Campbell/Graham/Tiverton Series, Currency Series, Winton Series and Winton/Graham Series. For the Frontier Diversified Series, Frontier Dynamic Series, Frontier Long/Short Commodity Series, Frontier Masters Series, Balanced Series (Class 1a, Class 2a and Class 3a only), Long Only Commodity Series and Managed Futures Index Series, 20% of the total interest allocated to each Series is paid to the Managing Owner. Any excess is accrued as income allocated to these Series in proportion to their daily NAV, excluding non-controlling interests and including the effects of inter-Series advances.

Certificates of Deposit—Certificates of deposit include interest-bearing instruments issued by U.S Bank National Association, have maturities greater than three months and interest is paid at maturity. Certificates of Deposit are allocated to each Series based on their percentage ownership in the pooled cash management assets on the reporting date. The Certificates of Deposits matured on September 15, 2009 and were not renewed. The Trust valued the

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

certificates of deposit at face value plus accrued interest, which approximates fair value, and reports these instruments as Level 2 inputs under FASB ASC 820 formerly recognized as SFAS 157, Fair Value Measurements and Disclosures.

Custom Time Deposits—Custom time deposits are structured deposit agreements with U.S. Bank National Association that earn a guaranteed fixed interest rate between 2.17% and 3.75% and will mature six months from the deposit date and are subject to automatic six-month rollovers through October 2013. Interest is paid monthly or at least every six months. Unscheduled withdrawals will be subject to certain penalties and other costs up to 1.0% of the amount deposited if withdrawn within the first six months from the deposit date. Custom time deposits were purchased on September 15, 2009, October 30, 2008 and October 21, 2008. The withdrawal fee is set at 0.225% for the period from six months to one year subsequent to the deposit date and decreases by .05% increments for each year thereafter through the maturity date. Custom time deposits are allocated to each Series based on their percentage ownership in the pooled cash management assets as of the reporting date. The Trust values the custom time deposits at face value plus accrued interest as it is considered a deposit account under paragraph 7.23 of the Investment Company Audit Guide, and accordingly, this deposit is not subject to FASB ASC 820.

Payable to Other Series—Each of the Series has invested monies into pooled cash management assets from which purchases were made for certificates of deposit, custom time deposits and U.S. Treasury securities. Each Series’ ownership in these investments is based on its percentage ownership in the pooled cash management assets on the date of their purchase, except that a portion of these investments were allocated to the Frontier Diversified Series, the Frontier Dynamic Series and the Frontier Masters Series in proportion to and as a part of the inter-series advance from Balanced Series upon the commencement of trading for such Series. Because these investments were fixed, subsequent withdrawals of cash from these pooled cash management assets by some Series has resulted in a negative cash position or a “Payable to Other Series.” These payables will be settled with either an additional investment in the cash management pool by the Series with the deficiency of cash, or when the underlying investments are liquidated, or both.

Receivable From Futures Commission Merchants—The Trust deposits assets with a broker subject to CFTC regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such broker. The Trust earns interest income on its assets deposited with the broker.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires the Managing Owner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition—Futures, options on futures, forward and swap contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with FASB ASC 815, Derivatives and Hedging.

Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. For U.S. Treasury Securities, interest is recognized in the period earned and the instruments are marked-to-market daily based on third party information. Certificates of Deposit and Custom Time Deposits are valued at face value plus accrued interest and the interest income is recognized in the period earned. Transaction costs are recognized as incurred and reflected separately in the Statement of Operations.

Allocation of Earnings—Each Series of the Trust maintains three or six classes of Units—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a). All classes have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that fees charged to a Class or Series differ as described below. Revenues, expenses (other than expenses attributable to a specific class), and realized and unrealized trading profits and losses of each Series are allocated daily to Class 1, Class 1a, Class 2, Class 2a, Class 3 and Class 3a Units based on each Class’ respective owners’ capital balances.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Each Series allocates funds to an affiliated Trading Company, or Companies, of the Trust. Each Trading Company allocates all of its daily trading profits or losses to the Series in proportion to each Series’ ownership interest in the Trading Company, adjusted on a daily basis. As of September 30, 2009, the value of all open contracts and cash held at clearing brokers is similarly allocated to the Series in proportion to each Series’ funds allocated to the Trading Company, or Companies.

Inter-Series Receivables/Payables—The Balanced Series, for the purposes of diversification of investments and trading advisors through the other Series’ access to trading companies in which the Balanced Series does not have a direct interest, advances funds to the Currency Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series. The amount of the funds advanced by the Balanced Series to each of the Currency Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series participates on a pari passu basis with the Class 2 Units of such investee Series. The Balanced Series and investee Series reflect the changes in values of these investments as “Earnings in investments in inter-series receivables/payables” in the Statement of Operations. The Balanced Series is subject to the same allocations of income and fees as the Limited Owners of such Series. As a result of fees charged by the investee Series, fees are not charged by the Balanced Series on the capital allocated to advances in affiliated Series, and the Managing Owner monitors such allocations so that aggregate fees of the investee Series on the Balanced Series advances do not exceed the allowable fees of the Balanced Series as provided in the Trust’s Prospectus. Pertaining to interest credited to the investee Series, interest is not credited to the Balanced Series on the capital allocated to its inter-series advances to avoid the duplication of interest.

Foreign Currency Transactions—The Trust’s functional currency is the U.S. Dollar, however, it transacts business in currencies other than the U.S. Dollar. Assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. Dollars are reported in income.

Investments and Swaps—The Trust records investment transactions on trade date and all investments are recorded at fair value in its financial statements, with changes in fair value reported as a component of realized and unrealized gains/(losses) on investments in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price. At September 30, 2009 all investments in futures and forward contracts were based on quoted market prices. The valuation of investments in swap contracts (“Swaps”) involves estimates.

Estimates—The Managing Owner may make judgments that can frequently require estimates about matters that are inherently uncertain. The Managing Owner provides a good faith estimate of the daily NAV for each Series based on such uncertain information. The Managing Owner’s good faith estimates of each Series’ NAV is published daily by the Trust and is used for subscriptions, redemptions and exchanges of all Trust Units, and such Unit transactions are final and not subject to subsequent adjustment unless the estimate of NAV varies from the actual NAV by more than one percent (1.0%) of the actual NAV as described within the Prospectus.

Income Taxes—The Trust applies the provisions of FASB ASC 740 Income Taxes (“ASC 740”), which provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Trust’s financial statements to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Trust’s level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current year. The Managing Owner has concluded there is no tax expense, interest or penalties to be recorded by the Trust for the periods ended September 30, 2009 and December 31, 2008. The 2005 through 2008 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

In the opinion of the Managing Owner, (i) the Trust is treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust constitutes “qualifying income” within the meaning of Section 7704(d) of the Code, the Trust is not a publicly traded partnership treated as a corporation, and (ii) the discussion set forth in the Prospectus under the heading “Federal Income Tax Consequences” correctly summarizes the material Federal income tax consequences as of the date of the Prospectus to potential U.S. Limited Owners of the purchase, ownership and disposition of Units of the Trust.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Fees and Expenses—All management fees, incentive fees, and service fees of the Trust are paid to the Managing Owner. Additionally, the trading fees are paid to the Managing Owner. It is the responsibility of the Managing Owner to pay all Trading Advisor management and incentive fees, Selling Agent Service fees and all other operating expenses and continuing offering costs of the Trust.

Service Fees—The Trust maintains each Series of Units in three or six sub-classes—Class 1, Class 1a, Class 2, Class 2a, Class 3, and Class 3a. Investors who have purchased Class 1 or Class 1a Units of any Series are charged a service fee of up to three percent (3.0%) annually of the NAV of each Unit purchased, for the benefit of Selling Agents selling such Class 1 or Class 1a Units. The initial service fee, which is amortized monthly at an annual rate of up to three percent (3.0%) of the average daily NAV of Class 1 or Class 1a of such Series, is prepaid to Equinox Fund Management, LLC (the “Managing Owner”) by each Series, and paid to the selling agents by the Managing Owner in the month following sale; provided, however, that investors who redeem all or a portion of their Class 1 or Class 1a Units of any Series during the first twelve (12) months following the effective date of their purchase are subject to a redemption fee of up to three percent (3.0%) of the NAV at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. With respect to Class 2 and Class 2a Units of any Series, the Managing Owner pays an ongoing service fee to Selling Agents of up to one half percent (0.5%) annually of the NAV of each Class 2 or Class 2a Unit (of which 0.25% will be charged to Limited Owners holding Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series) sold until such Class 2 or Class 2a Units which are subject to the fee limitation are reclassified as Class 3 or Class 3a Units of the applicable Series for administrative purposes. The Managing Owner may also pay Selling Agents certain additional fees and expenses for administrative and other services rendered and expenses incurred by such Selling Agents.

All payments made to Selling Agents who are members of FINRA and their associated persons that constitute underwriting compensation will be subject to the limitations set forth in Rule 2310. An investor’s Class 1 Units or Class 2 Units of any Series, or Class 1a Units or Class 2a Units of the Frontier Long/Short Commodity Series or Balanced Series will be classified as Class 3 Units of such Series, or Class 3a Units of the Frontier Long/Short Commodity Series or Balanced Series, as applicable, when the Managing Owner determines that the fee limitation set forth in Rule 2310 with respect to such Units has been reached or will be reached. No service fees are paid with respect to Class 3 or Class 3a Units.

These service fees are part of the offering costs of the Trust, which include registration and filing fees, legal and blue sky expenses, accounting and audit, printing, marketing support and other offering costs which are born by the Managing Owner. With respect to the service fees, the initial service fee (for the first 12 months) relating to a purchase of Class 1 and Class 1a Units by an investor is prepaid by the Managing Owner to the relevant selling agent in the month following such purchase and is reimbursed for such payment by the Series monthly in arrears in an amount based upon a corresponding percentage of NAV, calculated daily. Consequently, the Managing Owner bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in NAV over the following 12 months.

Pending Owner Additions—Funds received for new subscriptions and for additions to existing owner interests are recorded as capital additions at the NAV per unit of the second business day following receipt.

Statement of Cash Flows—In April 2009, the FASB issued ASC 230—formerly recognized as Statement of Financial Accounting Standards No. 102, Statements of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale. The Trust has elected not to provide statements of cash flows as permitted by FASB ASC 230.

Recently Adopted Accounting Pronouncements—In June 2009, the FASB issued ASC 105, formerly recognized as SFAS No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles, the guidance of which was incorporated in ASC 105-10 Generally Accepted Accounting Principles (“GAAP”) – Overall. Effective September 15, 2009, the FASB ASC will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) are also sources of authoritative GAAP for SEC registrants pursuant to federal securities laws. On the effective date of this guidance, the FASB ASC will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the ASC will become non-authoritative. This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105 did not impact the Trust’s or the Series’ financial positions or results of operations.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

In April 2009, the FASB issued ASC 820, formerly recognized as Fair Value Measurements and Disclosures. FASB ASC 820 requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This guidance is effective for interim and annual periods ending after June 15, 2009. The Trust adopted this standard effective April 1, 2009, the results of which are disclosed in Note 3 Fair Value Measurements.

In December 2007, the FASB issued ASC 805-10 Business Combinations – Overall (“ASC 805-10”), formerly recognized as SFAS No. 141 (revised 2007), Business Combinations (SFAS 141(R)) and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Review Bulletin (“ARB”) No. 51 (SFAS 160), the provisions of which have been incorporated in ASC 810 Business Combinations – Overall and FASB ASC 805-20 (“ASC 805-20) Business Combinations – Identifiable Assets and Liabilities, and Any Noncontrolling Interest. ASC 805-10 will significantly change current practices regarding business combinations. Among the more significant changes, ASC 805-10 expands the definition of a business and a business combination; requires the acquirer to recognize the assets acquired, liabilities assumed and noncontrolling interests (including goodwill), measured at fair value at the acquisition date; requires acquisition-related expenses and restructuring costs to be recognized separately from the business combination; requires assets acquired and liabilities assumed from contractual and non-contractual contingencies to be recognized at their acquisition date fair values with subsequent changes recognized in earnings; and requires in-process research and development to be capitalized at fair value as an indefinite-lived intangible asset. ASC 805-20 will change the accounting and reporting for minority interests, reporting them as equity separate from the parent entity’s equity, as well as requiring expanded disclosures. ASC 805-10 and ASC 805-20 are effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of ASC 805-10 and ASC 805-20 required consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest.

In March 2008, the FASB issued ASC 815, Derivatives and Hedging (“ASC 815”), formerly recognized as SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities including how and why an entity uses derivative instruments, how an entity accounts for derivative instruments; and related hedged items and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. ASC 815 became effective beginning January 1, 2009. The provisions of ASC 815 are effective prospectively for the Trust’s consolidated financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Refer to Note 8 Derivative Instruments and Hedging Activities.

In April 2009, the FASB issued ASC 825, Financial Instruments (“ASC 825”), formerly recognized as Financial Staff Position (“FSP”) No. 107-1 and Accounting Principles Board (“APB”) 28-1 (FSP No. 107-1 and APB 28-1), Interim Disclosures about Fair Value of Financial Instruments. ASC 825 requires disclosures of fair value for any financial instruments not currently reflected at fair value on the balance sheet for all interim periods. ASC 825 enhances consistency in financial reporting by increasing the frequency of fair value disclosures and is effective for interim and annual periods ending after June 15, 2009. The Trust, however, has been applying fair value to all financial instruments on either daily or weekly frequency to meet the daily valuation requirement of the Trust to deliver a daily per unit net asset value, thus these provisions did not have a material impact on the Trust’s consolidated financial statements.

In May 2009, the FASB issued ASC 855, Subsequent Events. The objective of this guidance is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this guidance sets forth:

1.	The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements;

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and

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As of September 30, 2009 (Unaudited)

3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this guidance, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Trust adopted this standard effective April 1, 2009 and has and will make the appropriate disclosures, as required under ASC 855.

Recently Issued Accounting Pronouncements—In June 2009, the FASB issued ASC 860, Transfers and Servicing (“ASC 860”) formerly recognized as to SFAS No. 166, Accounting for Transfers of Financial Assets. ASC 860 requires more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. ASC 860 eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets and requires additional disclosure. This Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The recognition and measurement provisions of this Statement shall be applied to transfers that occur on or after the effective date. The Trust intends to adopt ASC 860 for the period beginning January 1, 2010, and it anticipates that it will not have a material effect.

In applying these policies, the Managing Owner may make judgments that may require estimates about matters that are inherently uncertain.

Reclassification—Certain amounts in the financial statements have been reclassified to conform to the 2009 presentation.

3. Fair Value Measurements

Effective January 1, 2008, the Trust adopted ASC 820. ASC 820 provides clarification that when a quoted price in an active market for the identical asset or liability is not available, a reporting entity is required to measure fair value using certain techniques. ASC 820 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of an asset or liability. ASC 820 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset or liabilities, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Trust uses the following methodologies to value instruments within its financial asset portfolio at fair value:

Trading Securities. These instruments include U.S. Treasury Securities and Open Trade Equity Positions (Futures Contracts and Currency Forwards) that are actively traded on public markets with quoted pricing for corroboration. U.S. Treasury Securities, Futures Contracts, and Currency Forward are reported at fair value using Level 1 inputs. Trading Securities instruments further include Open Trade Equity that are quoted prices for identical or similar assets that are not traded on active markets. Trading Options are reported at fair value using Level 2 inputs.

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Swap Contracts. Certain Swap Contracts are reported utilizing Level 2 inputs. These Swap Contracts are reported at fair value based on daily reports from the swap counterparty that may be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency. Other Swap Contracts are reported utilizing Level 3 Inputs. These Swap Contracts are reported at fair value based upon returns/values that are provided on less than a daily frequency from the swap counterparty, require additional internal financial modeling to develop pricing, and these swaps may not be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency.

Investment in Unconsolidated Trading Companies. This investment represents the fair value of the allocation of net assets, consisting of futures, forwards and options, to each respective Series relative to its trading allocations to unconsolidated Trading Companies.

The Trust, under the same management as the Trading Companies, has the benefit of full look through to the assets underlying the positions listed in the following table as “Investment in Unconsolidated Trading Companies”, and as such maintains this line item as the same Level 1 input as all the underlying positions on the financial statements of the Trading Companies.

The following table summarizes the instruments that comprise the Trust’s financial asset portfolio, by Series, measured at fair value on a recurring basis as of September 30, 2009, segregated by the level of valuation inputs within the fair value hierarchy utilized to measure fair value:

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

September 30, 2009	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value

Frontier Diversified Series
Swap Contracts			$10,036,654	$10,036,654
Investment in Unconsolidated Trading Companies	$1,856,353			1,856,353
U.S. Treasury Securities	5,260,038			5,260,038
Frontier Dynamic Series
Swap Contracts			11,401,259	11,401,259
U.S. Treasury Securities	3,019,383			3,019,383
Frontier Long Short Commodity Series
Open Trade Equity	(5,671,163)	(36,596)		(5,707,759)
Investment in Unconsolidated Trading Companies	1,233,271			1,233,271
U.S. Treasury Securities	8,886,927			8,886,927
Frontier Masters Series
Swap Contracts			9,636,598	9,636,598
Investment in Unconsolidated Trading Companies	1,204,624			1,204,624
U.S. Treasury Securities	3,459,933			3,459,933
Balanced Series
Open Trade Equity	11,183,758	13,586,780		24,770,538
Swap Contracts			51,300,320	51,300,320
Investment in Unconsolidated Trading Companies	39,610,131			39,610,131
U.S. Treasury Securities	25,209,114			25,209,114
Campbell/Graham/Tiverton Series
Investment in Unconsolidated Trading Companies	21,036,365			21,036,365
U.S. Treasury Securities	10,280,937			10,280,937
Currency Series
Open Trade Equity	22,988	1,248		24,236
Swap Contracts			6,479,642	6,479,642
U.S. Treasury Securities	3,045,397			3,045,397
Long Only Commodity Series
Swap Contracts		639,797		639,797
U.S. Treasury Securities	614,075			614,075
Managed Futures Index Series
Investment in Unconsolidated Trading Companies	1,117,433			1,117,433
U.S. Treasury Securities	490,562			490,562
Winton Series
Investment in Unconsolidated Trading Companies	3,322,573			3,322,573
U.S. Treasury Securities	9,869,092			9,869,092
Winton/Graham Series
Open Trade Equity	1,361,413			1,361,413
Investment in Unconsolidated Trading Companies	2,536,697			2,536,697
U.S. Treasury Securities	8,634,882			8,634,882

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

December 31, 2008	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value

Balanced Series
Open Trade Equity	$6,736,731	$16,412,796		$23,149,527
Swap Contracts			53,072,356	53,072,356
Investment in Unconsolidated Trading Companies	19,528,370			19,528,370
U.S. Treasury Securities	43,042,540			43,042,540
Certificate of Deposits		34,091,481		34,091,481
Winton Series
Open Trade Equity	2,158,369			2,158,369
U.S. Treasury Securities	12,899,592			12,899,592
Certificate of Deposits		14,085,571		14,085,571
Campbell/Graham/Tiverton Series
Open Trade Equity	(111,526)			(111,526)
Investment in Unconsolidated Trading Companies	8,559,112			8,559,112
U.S. Treasury Securities	9,371,661			9,371,661
Certificate of Deposits		12,866,065		12,866,065
Currency Series
Open Trade Equity	12,810			12,810
Swap Contracts			9,122,121	9,122,121
U.S. Treasury Securities	3,770,011			3,770,011
Certificate of Deposits		3,506,438		3,506,438
Winton/Graham Series
Investment in Unconsolidated Trading Companies	4,342,658			4,342,658
U.S. Treasury Securities	1,424,286			1,424,286
Certificate of Deposits		8,675,748		8,675,748
Long Only Series
Swap Contracts		836,554		836,554
U.S. Treasury Securities	1,241,289			1,241,289
Certificate of Deposits		440,781		440,781
Long Short Series
Open Trade Equity	10,933,828	(180,065)		10,753,763
U.S. Treasury Securities	10,554,571			10,554,571
Certificate of Deposits		10,923,009		10,923,009
Managed Futures Index Series
Investment in Unconsolidated Trading Companies	770,967			770,967
U.S. Treasury Securities	140,111			140,111
Certificate of Deposits		488,470		488,470

The changes in Level 3 assets measured at fair value on a recurring basis are summarized in the following tables. Swap Contract asset gains and losses (realized/unrealized) included in earnings are classified in “realized and unrealized gain (loss) on investments – net unrealized gain/(loss) on swap contracts” on the consolidated statement of operations. During the three months and nine months ended September 30, 2009, all identified Level 3 assets are components of the Frontier Diversified Series, Frontier Dynamic Series, Frontier Masters Series, Balanced Series and the Currency Series.

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Swap Contracts	Frontier Diversified Series	Frontier Dynamic Series	Frontier Masters Series
	For The Three Months Ended September 30, 2009	For The Three Months Ended September 30, 2009	For The Three Months Ended September 30, 2009
Balance of recurring Level 3 assets as of June 30, 2009	$4,627,389	$11,392,619	$6,810,402
Total gains or losses (realized/unrealized):
Included in earnings-realized	—	—	—
Included in earnings-unrealized	129,598	8,640	(191,513)
Purchases, sales, issuances, and settlements, net	5,279,667	—	3,017,709
Transfers in and/or out of Level 3	—	—	—

Balance of recurring Level 3 assets as of September 30, 2009	$10,036,654	$11,401,259	$9,636,598

Swap Contracts	Balanced Series	Currency Series
	For The Three Months Ended September 30, 2009	For The Three Months Ended September 30, 2009
Balance of recurring Level 3 assets as of June 30, 2009	$50,836,503	$7,372,137
Total gains or losses (realized/unrealized):
Included in earnings-realized	—	—
Included in earnings-unrealized	463,817	(892,495)
Included in other comprehensive income	—	—
Purchases, sales, issuances, and settlements, net	—	—
Transfers in and/or out of Level 3	—	—

Balance of recurring Level 3 assets as of September 30, 2009	$51,300,320	$6,479,642

Swap Contracts	Frontier Diversified Series	Frontier Dynamic Series	Frontier Masters Series
	For The Nine Months Ended September 30, 2009	For The Nine Months Ended September 30, 2009	For The Nine Months Ended September 30, 2009
Balance of recurring Level 3 assets as of January 1, 2009	$—	$—	$—
Total gains or losses (realized/unrealized):
Included in earnings-realized	—	—	—
Included in earnings-unrealized	(243,013)	(873,506)	(381,111)
Included in other comprehensive income	—	—	—
Purchases, sales, issuances, and settlements, net	10,279,667	12,274,765	10,017,709
Transfers in and/or out of Level 3	—	—	—

Balance of recurring Level 3 assets as of September 30, 2009	$10,036,654	$11,401,259	$9,636,598

Swap Contracts	Balanced Series	Currency Series
	For The Nine Months Ended September 30, 2009	For The Nine Months Ended September 30, 2009

Balance of recurring Level 3 assets as of January 1, 2009	$53,072,353	$9,122,123
Total gains or losses (realized/unrealized):
Included in earnings-realized	—	—
Included in earnings-unrealized	(1,772,033)	(2,642,481)
Included in other comprehensive income	—	—
Purchases, sales, issuances, and settlements, net	—	—
Transfers in and/or out of Level 3	—	—

Balance of recurring Level 3 assets as of September 30, 2009	$51,300,320	$6,479,642

4. Swaps

In addition to authorizing Trading Advisors to manage pre-determined investment levels of futures and forward contracts, certain Series of the Trust will strategically invest a portion or all of their assets in total return Swaps, selected at the direction of the Managing Owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of securities.

Each Series’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements. For the Balanced Series, Currency Series, Frontier Diversified Series and Frontier Masters Series, the Swaps serve to diversify the investment holdings of each Series and to provide access to programs and advisors that would not be otherwise available to the Series, and are not used for hedging purposes.

The Managing Owner follows a procedure in selecting well-established financial institutions which the Managing Owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established to act as swap counterparties. The procedure includes due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of the relationship, and quarterly ongoing review during the

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

relationship, to ensure that counterparties meet the Managing Owner’s minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies. As of September 30, 2009, approximately 11.5% of the Trust’s assets were deposited with over-the-counter counterparties in order to initiate and maintain Swaps.

The Balanced Series, Currency Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series strategically invest assets in one or more Swaps linked to certain underlying investments or indices at the direction of the Managing Owner. The Trading Company in which the assets of these Series will be invested will not own any of the investments or indices referenced by any Swap entered into by these Series. In addition, neither the swap counterparty to the Trading Company of these Series nor any advisor referenced by any such Swap is a Trading Advisor to these Series.

The Long Only Commodity Series, through the Trading Company in which the assets of the Long Only Commodity Series have been allocated, have entered into various Swaps with one or more swap counterparties. The Swaps enable the Long Only Commodity Series to earn returns similar to returns (less the fees and expenses of the Long Only Commodities Series, including the expenses associated with the Swaps) of the Reuters/Jefferies CRB Index (the “RJ/CRB Index”), and the Jefferies Commodity Performance Index (the “JCPI”). Specifically, the Trading Company, which will hold the assets allocable to the Long Only Commodity Series, will enter into Swaps linked to the RJ/CRB Index and the JCPI at the direction of the Managing Owner.

The Trust has invested in the following Swaps as of September 30, 2009:

	Option Basket Balanced Series	Option Basket Currency Series	Reuters/Jefferies CRB Index	Jefferies Commodity Performance Index

Series:	Balanced	Currency	Long Only	Long Only

Counterparty	Company A	Company B	Company C	Company C

Notional Amount	$112,958,718	$20,979,642	$2,250,000	$2,250,000

Termination Date	November 6, 2012	July 26, 2013	February 26, 2010	February 26, 2010

Investee Returns	Total Return	Total Return	Total Return	Total Return

Realized Gain/(Loss) on Option/Swap Contracts	$—	$—	$265,186	$245,067

Unrealized Gain / (Loss) on Option/Swap Contracts	$(1,882,690)	$(2,642,481)	$—	$—

Fair value of Swap Contracts at 09/30/2009	$51,300,320	$6,479,642	$318,194	$321,603

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

	Option Basket Frontier Diversified Series	Option Basket Frontier Dynamic Series	Total Returns Swap Frontier Masters Series

Series:	Frontier Diversified	Frontier Dynamic	Frontier Masters

Counterparty	Company D	Company E	Company F

Notional Amount	$27,218,501	$28,491,909	$9,742,916

Termination Date	June 10, 2014	June 10, 2014	June 10, 2014

Investee Returns	Total Return	Total Return	Total Return

Realized Gain/(Loss) on Option/Swap Contracts	$—	$—	$—

Unrealized Gain / (Loss) on Option/Swap Contracts	$(243,013)	$(873,506)	$(381,111)

Fair value of Swap Contracts at 09/30/2009	$10,036,654	$11,401,259	$9,636,598

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

5. Investments in Unconsolidated Trading Companies

The following table summarizes the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Frontier Long/Short Commodity Series, Managed Futures Index Series, Frontier Diversified Series, and Frontier Masters Series investments in unconsolidated Trading Companies as of September 30, 2009, and December 31, 2008. These investments represent cash and open trade equity invested in the Trading Companies by each Series and cumulative trading profits or losses allocated to each Series by the Trading Companies. Trading Companies allocate trading profits or losses on the basis of the proportion of each Series’ capital allocated for trading to each respective Trading Company, which bears no relationship to the amount of cash invested by a Series in the Trading Company.

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

	As of September 30, 2009		As of December 31, 2008
Trading Company	Percentage of Series Net Assets Invested in Trading Co.	Fair Value	Percentage of Series Net Assets Invested in Trading Co.	Fair Value
Balanced Series—
Frontier Trading Company II LLC and Frontier Trading Company VII, LLC	9.47%	$39,610,131	5.85%	$19,528,370

Winton Series—
Frontier Trading Company II LLC	5.38%	$3,322,573	—	$—

Campbell/Graham/Tiverton Series—
Frontier Trading Company I LLC, Frontier Trading Company V LLC and Frontier Trading Company VI LLC	25.56%	$21,036,365	11.01%	$8,559,112

Winton/Graham Series—
Frontier Trading Company II LLC	3.56%	$2,536,697	8.65%	$4,342,658

Frontier Long/Short Commodity Series—
Frontier Trading Company XIII, LLC	1.30%	$1,233,271	—	$—

Managed Futures Index Series—
Frontier Trading Company IX, LLC	26.23%	$1,117,433	22.66%	$770,967

Frontier Diversified Series—
Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC and Frontier Trading Company VII, LLC	3.42%	$1,856,353	—	$—

Frontier Masters Series—
Frontier Trading Company I LLC and Frontier Trading Company II LLC	3.49%	$1,204,624	—	$—

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Frontier Long/Short Commodity Series, Managed Futures Index Series, Frontier Diversified Series and Frontier Masters Series equity in earnings from Trading Companies for the three months ended September 30, 2009, and 2008.

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
Trading Company	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)

Balanced Series—
Frontier Trading Company II LLC	$(10,224)	$(655,732)	$1,276,175	$610,219	$(11,241)	$(1,212,751)	$(1,882,741)	$(3,106,733)

Frontier Trading Company VII, LLC	(545,362)	39,899,274	(39,744,068)	(390,156)	(173,863)	3,001,894	(1,223,038)	1,604,993

Total	$(555,586)	$39,243,542	$(38,467,893)	$220,063	$(185,104)	$1,789,143	$(3,105,779)	$(1,501,740)

Winton Series—
Frontier Trading Company II LLC	$(16,030)	$(898,583)	$2,016,056	$1,101,443	—	—	—	—

Campbell/Graham/ Tiverton Series—
Frontier Trading Company I LLC	$(12,413)	$(582,464)	$549,157	$(45,720)	$(12,006)	$1,190,705	$(304,010)	$874,689
Frontier Trading Company V LLC	(71,763)	1,844,101	958,366	2,730,704	—	—	—	—

Frontier Trading Company VI LLC	(9,764)	37,136	1,221,285	1,248,657	(7,497)	918,043	(1,698,097)	(787,551)

Total	$(93,940)	$1,298,773	$2,728,808	$3,933,641	$(19,503)	$2,108,748	$(2,002,107)	$87,138

Winton/Graham Series—
Frontier Trading Company II, LLC	$(8,935)	$(610,875)	$1,111,997	$492,187	$—	$—	$—	$—

Frontier Trading Company V LLC	—	—	—	—	(17,622)	(13,167,968)	11,549,742	(1,635,848)

Total	$(8,935)	$610,875	$1,111,997	$492,187	$(17,622)	$(13,167,968)	$11,549,742	$(1,635,848)

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Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Frontier Long/Short Series—

Frontier Trading Company XIII, LLC–	$(2,617)	$(5,415)	$274,056	$266,024	—	—	—	—
Frontier Diversified Series—

Frontier Trading Company I LLC	$(25,344)	$(7,402)	$455,543	$422,797	—	—	—	—
Frontier Trading Company II LLC	(973)	(54,619)	126,120	70,528	—	—	—	—
Frontier Trading Company V LLC	(1,273)	33,738	19,003	51,468	—	—	—	—
Frontier Trading Company VI LLC	(1,102)	12,372	140,845	152,115	—	—	—	—
Frontier Trading Company VII, LLC	(50,306)	3,315,379	(3,299,554)	(34,481)

Frontier Trading Company XIII, LLC	$(313)	15,519	16,222	31,428	—	—	—	—

Total	$(79,311)	$3,314,987	$(2,541,821)	$693,855	—	—	—	—

Frontier Masters Series—
Frontier Trading Company I LLC	$(14,224)	$(63,434)	$567,498	$489,840	—	—	—	—
Frontier Trading Company II LLC	(1,938)	(86,439)	250,483	162,106	—	—	—	—

Total	$(16,162)	$(149,873)	$817,981	$651,946	—	—	—	—

Managed Futures Index Series—
Frontier Trading Company IX, LLC	$(3,313)	$(65,852)	$(17,148)	$(86,313)	$(1,178)	$(63,140)	$(61,722)	$(126,040)

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Frontier Long/Short Commodity Series, Managed Futures Index Series, Frontier Diversified Series and Frontier Masters Series equity in earnings from Trading Companies for the nine months ended September 30, 2009, and 2008.

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
Trading Company	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)

Balanced Series—
Frontier Trading Company II LLC	$(23,472)	$(2,656,602)	$872,349	$(1,807,725)	$(27,064)	$(426,033)	$(1,018,940)	$(1,472,037)

Frontier Trading Company VII, LLC	(1,219,711)	25,863,431	(15,919,099)	8,724,621	(458,471)	(1,676,142)	11,651,421	9,516,808

Total	$(1,243,183)	$23,206,829	$(15,046,750)	$6,916,896	$(485,535)	$(2,102,175)	$10,632,481	$8,044,771

Winton Series—
Frontier Trading Company II LLC	$(23,033)	$(2,361,228)	$2,700,361	$316,100	$(38,401)	$6,765,536	$200,117	$6,927,252

Campbell/Graham/ Tiverton Series—
Frontier Trading Company I LLC	$(46,889)	$2,417,043	$(3,636,680)	$(1,266,526)	$(15,017)	$1,323,763	$79,205	$1,387,951
Frontier Trading Company V LLC	(106,342)	2,059,182	1,095,206	3,048,046	—	—	—	—

Frontier Trading Company VI LLC	(21,615)	(1,336,451)	903,580	(454,486)	(25,348)	596,068	780,353	1,351,073

Total	$(174,846)	$3,139,774	$(1,637,894)	$1,327,034	$(40,365)	$1,919,831	$859,558	$2,739,024

Winton/Graham Series—
Frontier Trading Company II LLC	$(20,399)	$(2,705,362)	$802,930	$(1,922,831)	$—	$—	$—	$—

Frontier Trading Company V LLC	(46,668)	(892,742)	(397,116)	(1,336,526)	(40,869)	(11,090,962	12,084,989	953,158

Total	$(67,067)	$(3,598,104)	$405,814	$(3,259,357)	$(40,869)	$(11,090,962)	$12,084,989	$953,158

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Frontier Long/Short Series—

Frontier Trading Company XIII, LLC	$(5,776)	$(58,816)	$297,863	$233,271	—	—	—	—

Frontier Diversified Series—
Frontier Trading Company I LLC	$(30,082)	$(73,518)	$246,565	$142,965	—	—	—	—
Frontier Trading Company II LLC	(1,208)	(110,535)	211,913	100,170
Frontier Trading Company V LLC	(1,531)	25,408	9,685	33,562	—	—	—	—
Frontier Trading Company VI LLC	(1,366)	(88,709)	205,196	115,121	—	—	—	—
Frontier Trading Company VII, LLC	(62,761)	990,987	(895,119)	33,107	—	—	—	—

Frontier Trading Company XIII, LLC	(313)	15,519	16,222	31,428	—	—	—	—

Total	$(97,261)	$759,152	$(205,538)	$456,353	—	—	—	—

Frontier Masters Series—
Frontier Trading Company I LLC	$(18,100)	$(81,406)	$178,140	$78,634	—	—	—	—
Frontier Trading Company II LLC	(2,426)	(202,376)	430,792	225,990	—	—	—	—

Total	$(20,526)	$(283,782)	$608,932	$304,624	—	—	—	—

Managed Futures Index Series—
Frontier Trading Company IX, LLC	$(7,510)	$(260,261)	$(56,326)	$(324,097)	$(3,335)	$61,154	$(60,030)	$(2,211)

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

The statements of financial condition as of September 30, 2009, and December 31, 2008, for the unconsolidated Trading Companies are as follows:

Statements of Financial Condition—September 30, 2009	Frontier Trading Company II LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX, LLC	Frontier Trading Company XIII, LLC

Cash held at futures commission merchants	$14,310,085	$9,501,199	$1,380,043	$4,821,271

Open trade equity	5,105,956	2,808,808	4,116	910,012

Total assets	$19,416,041	$12,310,007	$1,384,159	$5,731,283

Members’ equity	$19,416,041	$12,310,007	$1,384,159	$5,731,283

Statements of Financial Condition—December 31, 2008	Frontier Trading Company V LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX, LLC

Cash held at futures commission merchants	$5,221,709	$6,271,352	$1,794,715
Open trade equity	(111,526)	109,880	203,419

Total assets	$5,110,183	$6,381,232	$1,998,134

Members’ equity	$5,110,183	$6,382,232	$1,998,134

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

The statements of income for the three and nine months ended September 30, 2009 for the unconsolidated Trading Companies are as follows:

Statements of Income—For the Three Months Ended September 30, 2009	Frontier Trading Company II LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX, LLC	Frontier Trading Company XIII, LLC

Interest income	$(17)	$392	$1,151	$—
Net realized gain (loss) on investments, less commissions	(2,344,349)	76,341	(138,585)	(8,999)
Change in open trade equity	4,780,831	2,973,249	(44,297)	838,460

Net income (loss)	$2,436,465	$3,049,982	$(181,731)	$829,461

Statements of Income—For the Nine Months Ended September 30, 2009	Frontier Trading Company II LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX, LLC	Frontier Trading Company XIII, LLC

Interest income	$11,216	$8,808	$4,089	$—
Net realized gain (loss) on investments, less commissions	(10,338,765)	(3,586,528)	(743,101)	(178,729)
Change in open trade equity	2,986,998	2,698,878	(199,302)	910,012

Net income (loss)	$(7,340,551)	$(878,842)	$(938,314)	$731,283

6. Transactions with Affiliates

The Managing Owner contributes funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of all Series and in return will receive units designated as general units in the Series in which the Managing Owner invests such funds. The general units may only be purchased by the Managing Owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the general units hold the same rights as the limited units. The Managing Owner is required to maintain at least a 1% interest (“Minimum Purchase Commitment”) in the aggregate capital, profits and losses of all Series so long as it is acting as the Managing Owner of the Trust. Such contribution was made by the Managing Owner before trading commenced for the Trust and will be maintained throughout the existence of the Trust, and the Managing Owner will make such purchases as are necessary to effect this requirement. Additionally, the Managing Owner agreed with certain regulatory bodies to maintain a 1% interest specifically in the Balanced Series Class 1a Units and Balanced Series Class 2a Units, aggregated, and each of the Long Only Commodity Series, Frontier Long/Short Commodity Series, Managed Futures Index Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series. The 1% interest in these specific Series is included in computing the Minimum Purchase Commitment in aggregate capital. In addition to the General Units the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Units in any Series as a Limited Owner. Principals of the Managing Owner or affiliates are allowed to own beneficial interests in the Trust, as well. All Units purchased by the Managing Owner are held for investment purposes only and not for resale. The Managing Owner may make purchases or redemptions at any time on the same terms as any Limited Owner. The Trust has and will continue to have certain relationships with the Managing Owner and its affiliates.

The Balanced Series, in order to make investments in the Currency Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series, advances funds to such Series, for the purpose of investing in the respective Trading Company for such Series on behalf of the Balanced Series.

The following table summarizes the Balanced Series advances to and reductions from the Currency Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series of the Trust for the nine months ending September 30, 2009.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Balanced Series

Summary by Quarter

2009

	Currency Series	Frontier Diversified Series	Frontier Dynamic Series	Frontier Masters Series	Total
Inter-series receivables January 1, 2009	$14,679,460	$—	$—	$—	$14,679,460
Additions during period	—	—	—	—	—
Reduction during period	—	—	—	—	—
Earnings in investments in Inter-Series Receivables	(745,512)	—	—	—	(745,512)

Inter-series receivables March 31, 2009	$13,933,948	$—	$—	$—	$13,933,948
					—
Additions during period	—	35,000,000	30,000,000	28,000,000	93,000,000
Reduction during period	—	—	—	—	—
Earnings in investments in Inter-Series Receivables	(337,249)	(625,551)	(847,463)	(538,696)	(2,348,959)

Inter-series receivables June 30, 2009	$13,596,699	$34,374,449	$29,152,537	$27,461,304	$104,584,989

Additions during period	—	—	—	—	—
Reduction during period	—	—	—	—	—
Earnings in investments in Inter-Series Receivables	(506,280)	451,702	(26,501)	222,585	141,506

Inter-series receivables September 30, 2009	$13,090,419	$34,826,151	$29,126,036	$27,683,889	$104,726,495

Each Series of Units pays to the Managing Owner a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series, Frontier Long/Short Commodity Series Class 1a and Class 2a, Managed Futures Index Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series, 2.5% for the Winton/Graham Series and Campbell/Graham/Tiverton Series, and 3.5% for the Frontier Long/Short Commodity Series Class 1 and Class 2. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series.

In connection with each Series’ trading activities, each Series of Units pays to the Managing Owner a monthly trading fee of up to 0.75% of such Series’ NAV annually.

Some Series pay to the Managing Owner an incentive fee of a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Frontier Long/Short Commodity Series may each employ multiple Trading Advisors, these Series will pay the Managing Owner a monthly incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series or the Frontier Long/Short Commodity Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while each of these Series as a whole experiences losses. The incentive fee is 25% for the Balanced Series and the Frontier Diversified Series and 20% for the Winton Series Currency Series, Winton/Graham Series Campbell/Graham/Tiverton Series, Frontier Long/Short Commodity Series, Frontier Dynamic Series and Frontier Masters Series. There is no incentive fee for the Long Only Commodity Series or the Managed Futures Index Series. The Managing Owner may pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series.

In addition, with respect to Class 1 and Class 1a Units of each Series, as applicable, the Series pays monthly or quarterly to the Managing Owner a service fee at an annualized rate, as described in more detail above, which the Managing Owner pays to selling agents of the Trust.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

The following table summarizes fees earned by the Managing Owner for the three and nine months ended September 30, 2009.

Series: Three Months	Management Fee	Trading Fee	Incentive Fee	Service Fee

Frontier Diversified	$61,573	$238,385	$103,872	$37,029
Frontier Dynamic	—	175,075	—	19,136
Frontier Long/Short Commodity	756,119	84,684	394,978	355,681
Frontier Masters	114,063	173,101	—	22,973
Balanced	258,424	426,936	1,617,711	2,346,679
Campbell/Graham/Tiverton	577,342	101,597	218,702	537,325
Currency	38,751	31,210	—	72,949
Long Only Commodity	13,603	5,423	—	17,712
Managed Futures Index	21,711	5,491	—	10,670
Winton	328,132	76,757	—	387,216
Winton/Graham	438,658	76,851	256,842	367,929

Series: Nine Months	Management Fee	Trading Fee	Incentive Fee	Service Fee

Frontier Diversified	$74,811	$287,854	$145,898	$42,281
Frontier Dynamic	—	218,030	—	23,633
Frontier Long/Short Commodity	2,056,185	259,232	1,660,433	1,083,458
Frontier Masters	139,150	212,853	9,073	27,199
Balanced	1,115,570	1,489,970	5,567,945	6,776,656
Campbell/Graham/Tiverton	1,677,638	319,092	216,562	1,606,061
Currency	120,235	110,991	—	236,328
Long Only Commodity	38,594	15,413	—	50,304
Managed Futures Index	56,805	14,694	—	31,533
Winton	1,049,242	255,442	(21,347)	1,249,973
Winton/Graham	1,093,344	207,959	251,038	1,031,526

The following table summarizes fees payable to the Managing Owner as of September 30, 2009.

Series:	Management Fee	Trading Fee	Incentive Fee	Service Fee

Frontier Diversified	$17,273	$69,241	$85,313	$191
Frontier Dynamic	—	37,714	—	—
Frontier Long/Short Commodity	162,510	17,909	309,053	50,917
Frontier Masters	34,521	44,792	—	271
Balanced	100,975	81,078	1,075,207	248,181
Campbell/Graham/Tiverton	130,668	21,274	205,702	89,325
Currency	7,787	6,981	2,171	9,686
Long Only Commodity	4,562	1,771	—	4,807
Managed Futures Index	7,232	1,777	—	2,132
Winton	89,324	18,085	—	69,115
Winton/Graham	108,377	16,368	256,842	35,200

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

With respect to the service fees, the initial service fee (for the first 12 months) relating to a sale of the Units is prepaid by the Managing Owner by each Series, and paid to the selling agents by the Managing Owner in the month following the sale. Since the Managing Owner is prepaying the initial service fee for the first year and is being reimbursed for such payment by the Series monthly in arrears based upon a corresponding percentage of NAV, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof which may result from variations in NAV over the following 12 months. For the nine months ended September 30, 2009, due to variations in NAVs, amounts paid or payable to the Managing Owner for the difference in monthly service fees from the prepaid initial service fees was $32,160 for the Balanced Series, $7,637 for the Campbell/Graham/Tiverton Series, $874 for the Managed Futures Index Series, $8,724 for the Winton Series, $2,136 for the Diversified Series and $345 for the Masters Series. For the nine months ended September 30, 2009, amounts received or receivable from the Managing Owner for the difference in monthly service fees from prepaid initial service fees was $6,370 for the Winton/Graham Series, $3,880 from the Frontier Long/Short Commodity Series, $4,211 for the Currency Series, $7 for the Masters Series and $5,279 from the Long Only Commodity Series.

Aggregate interest income from all sources, including assets held at clearing brokers, up to 2% (annualized) is paid to the Managing Owner by the Balanced Series (Class 1 and Class 2 only), Campbell/Graham/Tiverton Series, Currency Series, Winton Series, and Winton/Graham Series. In addition, if interest rates fall below 0.75% (calculated daily based on each Series’ NAV), the Managing Owner will be paid the difference between the Trust’s annualized interest income allocated to the foregoing Series and 0.75%. For the Frontier Diversified Series, Frontier Dynamic Series, Frontier Long/Short Commodity Series, Frontier Masters Series, Balanced Series (Class 1a and Class 2a only), Long Only Commodity Series and Managed Futures Index Series, 20% of the total interest allocated to each Series is paid to the Managing Owner. During the nine months ended September 30, 2009, the Trust paid $7,959,941 of such interest income to the Managing Owner.

The Managing Owner pays to The Bornhoft Group Corporation, an affiliate of the Trust, a monthly fee of 0.25% (annualized) of the NAV of the Trust, for services in connection with the daily valuation of each Series and Class. The amount paid under this agreement was $1,275,479 for the nine months ended September 30, 2009. Additionally, The Bornhoft Group Corporation provides office space to the Managing Owner, prorates office expenses, and advances certain direct expenses on behalf of the Managing Owner. Under this agreement, the Managing Owner reimbursed The Bornhoft Group Corporation $340,784 for the nine months ended September 30, 2009.

Solon Capital, LLC, an affiliate of the Trust, provides product development and marketing services. For these services, the Managing Owner paid Solon Capital, LLC, $2,295,863 for the nine months ended September 30, 2009.

Equinox Distributors, Inc. (“EDI”), a wholly owned subsidiary of the Managing Owner, served as wholesaler of the Trust until the termination of the agreement to provide such wholesaling services on April 21, 2009. Its results are consolidated with the results of the Managing Owner. On April 21, 2009, Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, entered into an agreement to provide wholesaling services to the Trust.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

7. Financial Highlights

The following information presents the financial highlights of the Trust for the three months ended September 30, 2009 and 2008. This data has been derived from information presented in the financial statements.

	Balanced					Winton		Campbell/Graham/Tiverton
	Class 1	Class 1a	Class 2	Class 2a	Class 3a	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2009	$121.06	$108.14	$139.84	$118.73	$118.74	$117.44	$128.00	$102.03	$116.29
Net operating results:
Interest income	0.09	0.08	0.11	0.09	0.09	0.10	0.11	0.09	0.10
Expenses	(1.60)	(1.43)	(0.80)	(0.68)	(0.68)	(1.64)	(0.83)	(1.90)	(1.31)
Net gain/(loss) on investments, net of non-controlling interests	2.90	2.42	3.38	2.68	2.67	2.22	2.44	5.08	5.83
Net income	1.39	1.07	2.68	2.09	2.08	0.68	1.72	3.26	4.63
Net asset value, September 30, 2009	$122.45	$109.21	$142.52	$120.82	$120.82	$118.12	$129.72	$105.29	$120.92

Ratios to average net assets (3)
Net investment gain/(loss)	-5.03%	-5.03%	-2.01%	-2.01%	-1.00%	-5.32%	-2.29%	-8.65%	-4.96%
Expenses before incentive fees	3.72%	3.72%	0.69%	0.69%	0.34%	5.67%	2.63%	7.76%	4.07%
Expenses after incentive fees	5.34%	5.34%	2.31%	2.31%	1.16%	5.67%	2.63%	9.07%	5.38%
Total return before incentive fees (2)	1.53%	1.35%	2.28%	2.14%	2.93%	0.55%	1.31%	4.17%	5.05%
Total return after incentive fees (2)	1.13%	0.95%	1.87%	1.73%	2.52%	0.55%	1.31%	3.84%	4.72%

	Currency		Winton/Graham		Frontier Long/Short
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2	Class 3	Class 1a	Class 2a
Per unit operating performance (1)
Net asset value, June 30, 2009	$87.78	$101.24	$106.45	$122.30	$109.18	$120.52	$120.51	$97.53	$97.64
Net operating results:
Interest income	0.15	0.17	0.10	0.11	0.49	0.56	0.36	0.39	0.52
Expenses	(1.12)	(0.56)	(2.15)	(1.55)	(2.88)	(2.35)	(1.52)	(2.31)	(2.20)
Net gain/(loss) on investments, net of non-controlling interests	(2.94)	(3.38)	6.55	7.58	3.43	3.85	3.23	2.96	3.13
Net income	(3.91)	(3.77)	4.49	6.14	1.04	2.06	2.07	1.04	1.45
Net asset value, September 30, 2009	$83.87	$97.47	$110.94	$128.44	$110.22	$122.58	$122.58	$98.57	$99.09

Ratios to average net assets (3)
Net investment gain/(loss)	-4.63%	-1.59%	-7.72%	-4.68%	-9.37%	-6.13%	-3.07%	-4.68%	-3.07%
Expenses before incentive fees	5.33%	2.30%	6.40%	3.37%	8.70%	5.47%	2.73%	4.35%	2.73%
Expenses after incentive fees	5.33%	2.30%	8.08%	5.05%	11.27%	8.03%	4.02%	5.63%	4.02%
Total return before incentive fees (2)	-4.73%	-3.89%	4.60%	5.31%	1.66%	2.41%	3.08%	2.74%	1.77%
Total return after incentive fees (2)	-4.73%	-3.89%	4.18%	4.89%	1.02%	1.77%	2.44%	2.10%	1.13%

	Long Only		Managed Futures Index		Frontier Diversified		Frontier Dynamic		Frontier Masters
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2009	$75.13	$80.35	$120.81	$128.89	$98.11	$98.21	$97.07	$97.18	$97.97	$98.08
Net operating results:
Interest income	0.33	0.38	0.52	0.56	2.94	2.94	59.35	59.60	6.56	6.58
Expenses	(0.71)	(0.37)	(1.34)	(0.79)	(8.14)	(6.85)	(94.51)	(80.66)	(16.86)	(14.88)
Net gain/(loss) on investments, net of non-controlling interests	2.73	2.75	(2.26)	(2.41)	6.04	5.20	34.65	20.97	10.65	9.09
Net income	2.35	2.75	(3.08)	(2.65)	0.84	1.29	(0.51)	(0.09)	0.35	0.79
Net asset value, September 30, 2009	$77.48	$83.10	$117.73	$126.24	$98.95	$99.50	$96.56	$97.09	$98.32	$98.87

Ratios to average net assets (3)
Net investment gain/(loss)	-1.43%	0.00%	-2.77%	-0.74%	-10.58%	-7.92%	-72.54%	-43.26%	-21.12%	-16.95%
Expenses before incentive fees	2.65%	1.22%	4.51%	2.49%	12.98%	10.32%	194.96%	165.68%	34.57%	30.40%
Expenses after incentive fees	2.65%	1.22%	4.51%	2.49%	16.55%	13.89%	194.96%	165.68%	34.57%	30.40%
Total return before incentive fees (2)	2.22%	2.23%	-2.55%	-2.08%	4.12%	4.53%	-0.72%	-1.13%	3.93%	5.00%
Total return after incentive fees (2)	2.22%	2.23%	-2.55%	-2.08%	2.34%	2.75%	-0.72%	-1.13%	3.93%	5.00%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of non-controlling interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Three Months Ended September 30, 2008

	Balanced				Winton
	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2008	$115.47	$103.39	$129.43	$110.21	$127.68	$135.04
Net operating results:
Interest income	0.08	0.07	0.09	0.08	0.09	0.10
Expenses	(1.66)	(1.48)	(0.90)	(0.77)	(1.68)	(0.82)
Net gain/(loss) on investments, net of non-controlling interests	(0.85)	(0.80)	(0.96)	(0.85)	(8.31)	(8.80)
Net income	(2.43)	(2.21)	(1.77)	(1.54)	(9.90)	(9.52)
Net asset value, September 30, 2008	$113.04	$101.18	$127.66	$108.67	$117.78	$125.52

Ratios to average net assets (3)
Net investment gain/(loss)	-5.52%	-5.52%	-2.52%	-2.52%	-5.22%	-2.21%
Expenses before incentive fees	4.15%	4.15%	1.15%	1.15%	5.14%	2.14%
Expenses after incentive fees	5.81%	5.81%	2.81%	2.81%	5.52%	2.52%
Total return before incentive fees (2)	-1.66%	-1.71%	-0.90%	-0.82%	-8.09%	-7.32%
Total return after incentive fees (2)	-2.08%	-2.13%	-1.31%	-1.24%	-8.19%	-7.42%

	Campbell/Graham/Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2008	$100.37	$111.07	$103.92	$116.31	$111.88	$124.72
Net operating results:
Interest income	0.08	0.08	0.10	0.12	0.07	0.08
Expenses	(1.85)	(1.23)	(1.31)	(0.60)	(1.54)	(0.82)
Net gain/(loss) on investments, net of non-controlling interests	(1.13)	(1.24)	(7.01)	(7.89)	(6.12)	(6.83)
Net income	(2.91)	(2.39)	(8.21)	(8.37)	(7.58)	(7.57)
Net asset value, September 30, 2008	$97.46	$108.68	$95.71	$107.94	$104.30	$117.15

Ratios to average net assets (3)
Net investment gain/(loss)	-7.19%	-4.19%	-4.66%	-1.66%	-5.45%	-2.46%
Expenses before incentive fees	6.76%	3.76%	5.06%	2.06%	5.79%	2.80%
Expenses after incentive fees	7.49%	4.49%	5.06%	2.06%	5.73%	2.74%
Total return before incentive fees (2)	-2.80%	-1.90%	-8.20%	-9.80%	-6.65%	-5.25%
Total return after incentive fees (2)	-2.99%	-2.09%	-8.20%	-9.80%	-6.63%	-5.24%

	Long Only		Long/Short		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2008	$143.47	$150.46	$112.56	$120.69	$110.12	$115.46
Net operating results:
Interest income	0.55	0.57	0.47	0.51	0.47	0.49
Expenses	(1.15)	(0.55)	(2.28)	(1.58)	(1.15)	(0.65)
Net gain/(loss) on investments, net of non-controlling interests	(34.52)	(36.27)	(6.36)	(6.84)	(6.68)	(7.09)
Net income	(35.13)	(36.25)	(8.17)	(7.91)	(7.36)	(7.25)
Net asset value, September 30, 2008	$108.34	$114.21	$104.39	$112.78	$102.76	$108.21

Ratios to average net assets (3)
Net investment gain/(loss)	-1.93%	0.06%	-6.66%	-3.67%	-2.55%	-0.55%
Expenses before incentive fees	3.68%	1.69%	6.98%	3.98%	4.31%	2.31%
Expenses after incentive fees	3.68%	1.69%	8.41%	5.42%	4.31%	2.31%
Total return before incentive fees (2)	-27.99%	-28.06%	-7.13%	-5.91%	-5.89%	-7.00%
Total return after incentive fees (2)	-27.99%	-28.06%	-7.49%	-6.27%	-5.89%	-7.00%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of non-controlling interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

The following information presents the financial highlights of the Trust for the nine months ended September 30, 2009 and 2008. This data has been derived from information presented in the financial statements.

	Balanced					Winton		Campbell/Graham/Tiverton
	Class 1	Class 1a	Class 2	Class 2a	Class 3a	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2008 or beginning of operations	$125.17	$112.09	$142.44	$121.30	$121.97	$130.41	$140.04	$110.54	$124.14
Net operating results:
Interest income	0.23	0.20	0.26	0.22	0.22	0.54	0.59	0.35	0.39
Expenses	(5.36)	(4.79)	(2.99)	(2.54)	(2.51)	(5.09)	(2.55)	(5.24)	(3.26)
Net gain/(loss) on investments, net of non-controlling interests	2.41	1.71	2.82	1.84	1.14	(7.74)	(8.36)	(0.36)	(0.36)
Net income	(2.72)	(2.88)	0.08	(0.48)	(1.15)	(12.29)	(10.32)	(5.25)	(3.22)
Net asset value, September 30, 2009	$122.45	$109.21	$142.52	$120.82	$120.82	$118.12	$129.72	$105.29	$120.92

Ratios to average net assets (3)
Net investment gain/(loss)	-5.58%	-5.58%	-2.58%	-2.58%	-5.88%	-4.98%	-1.98%	-6.96%	-3.59%
Expenses before incentive fees	3.90%	3.90%	0.90%	0.90%	2.05%	5.61%	2.61%	7.05%	3.68%
Expenses after incentive fees	5.83%	5.83%	2.83%	2.83%	6.43%	5.57%	2.57%	7.45%	4.08%
Total return before incentive fees (2)	-0.94%	-1.41%	1.28%	0.80%	2.21%	-10.23%	-7.90%	-5.23%	-2.56%
Total return after incentive fees (2)	-2.38%	-2.85%	-0.16%	-0.65%	0.77%	-10.19%	-7.86%	-5.53%	-2.86%

	Currency		Winton/Graham		Frontier Long/Short
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2	Class 3	Class 1a	Class 2a
Per unit operating performance (1)
Net asset value, December 31, 2008 or beginning of operations	$96.19	$109.30	$116.18	$131.49	$100.39	$109.28	$122.70	$100.00	$100.00
Net operating results:
Interest income	0.38	0.44	0.37	0.42	1.52	1.71	1.12	1.21	1.62
Expenses	(3.55)	(1.78)	(5.33)	(3.30)	(8.85)	(7.27)	(4.75)	(7.05)	(6.86)
Net gain/(loss) on investments, net of non-controlling interests	(9.15)	(10.48)	(0.28)	(0.18)	17.15	18.85	3.51	4.41	4.33
Net income	(12.32)	(11.83)	(5.24)	(3.05)	9.83	13.30	(0.12)	(1.43)	(0.91)
Net asset value, September 30, 2009	$83.87	$97.47	$110.94	$128.44	$110.22	$122.58	$122.58	$98.57	$99.09

Ratios to average net assets (3)
Net investment gain/(loss)	-4.77%	-1.77%	-6.03%	-3.04%	-9.48%	-6.39%	-14.53%	-9.48%	-6.39%
Expenses before incentive fees	5.34%	2.34%	5.92%	2.92%	7.96%	4.87%	11.07%	7.96%	4.87%
Expenses after incentive fees	5.34%	2.34%	6.48%	3.48%	11.45%	8.36%	19.01%	11.45%	8.36%
Total return before incentive fees (2)	-14.01%	-11.62%	-4.01%	-2.36%	12.67%	13.95%	1.70%	4.38%	3.29%
Total return after incentive fees (2)	-14.01%	-11.62%	-4.43%	-2.78%	10.06%	11.34%	-0.91%	1.77%	0.68%

	Long Only		Managed Futures Index		Frontier Diversified		Frontier Dynamic		Frontier Masters
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2008 or beginning of operations	$70.31	$74.46	$132.18	$139.70	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Net operating results:
Interest income	0.93	1.05	1.55	1.64	4.41	4.42	153.15	134.74	22.70	22.42
Expenses	(1.97)	(1.02)	(4.01)	(2.30)	(12.59)	(10.76)	(245.77)	(183.58)	(59.55)	(52.09)
Net gain/(loss) on investments, net of non-controlling interests	8.21	8.61	(11.99)	(12.81)	7.14	5.84	89.19	45.93	35.17	28.54
Net income	7.17	8.64	(14.45)	(13.46)	(1.05)	(0.50)	(3.44)	(2.91)	(1.68)	(1.13)
Net asset value, September 30, 2009	$77.48	$83.10	$117.73	$126.24	$98.95	$99.50	$96.56	$97.09	$98.32	$98.87

Ratios to average net assets (3)
Net investment gain/(loss)	-1.48%	0.04%	-2.67%	-0.67%	-26.57%	-20.53%	-171.22%	-102.60%	-52.92%	-43.14%
Expenses before incentive fees	2.80%	1.29%	4.37%	2.36%	30.88%	24.84%	454.30%	385.68%	83.62%	73.84%
Expenses after incentive fees	2.80%	1.29%	4.37%	2.36%	40.87%	34.83%	454.30%	385.68%	85.52%	75.74%
Total return before incentive fees (2)	7.80%	8.36%	-11.11%	-8.29%	6.02%	6.53%	-1.58%	-2.40%	5.42%	6.70%
Total return after incentive fees (2)	7.80%	8.36%	-11.11%	-8.29%	2.90%	3.41%	-1.58%	-2.40%	4.82%	6.11%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of non-controlling interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Nine Months Ended September 30, 2008

	Balanced				Winton
	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2007	$101.46	$90.90	$112.00	$95.47	$113.83	$118.61
Net operating results:
Interest income	0.43	0.39	0.48	0.41	0.45	0.47
Expenses	(7.19)	(6.43)	(5.28)	(4.51)	(8.04)	(5.57)
Net gain/(loss) on investments, net of non-controlling interests	18.34	16.32	20.46	17.30	11.54	12.01
Net income	11.58	10.28	15.66	13.20	3.95	6.91
Net asset value, September 30, 2008	$113.04	$101.18	$127.66	$108.67	$117.78	$125.52

Ratios to average net assets (3)
Net investment gain/(loss)	-8.28%	-8.28%	-5.26%	-5.26%	-8.31%	-5.31%
Expenses before incentive fees	4.33%	4.33%	1.31%	1.31%	5.07%	2.07%
Expenses after incentive fees	8.81%	8.81%	5.79%	5.79%	8.80%	5.80%
Total return before incentive fees (2)	13.97%	13.72%	16.36%	14.51%	3.56%	8.32%
Total return after incentive fees (2)	10.62%	10.37%	13.00%	11.16%	0.77%	5.53%

	Campbell/Graham/Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2007	$91.90	$100.20	$100.66	$111.00	$95.04	$104.37
Net operating results:
Interest income	0.36	0.39	0.55	0.61	0.29	0.33
Expenses	(6.33)	(4.59)	(4.01)	(1.89)	(7.34)	(5.58)
Net gain/(loss) on investments, net of non-controlling interests	11.53	12.68	(1.49)	(1.79)	16.31	18.04
Net income	5.56	8.48	(4.95)	(3.06)	9.26	12.78
Net asset value, September 30, 2008	$97.46	$108.68	$95.71	$107.94	$104.30	$117.15

Ratios to average net assets (3)
Net investment gain/(loss)	-8.31%	-5.30%	-4.50%	-1.48%	-8.93%	-5.98%
Expenses before incentive fees	6.38%	3.36%	5.21%	2.20%	5.69%	2.74%
Expenses after incentive fees	8.81%	5.80%	5.21%	2.20%	9.30%	6.35%
Total return before incentive fees (2)	7.56%	9.80%	-6.04%	-13.94%	3.26%	2.24%
Total return after incentive fees (2)	5.74%	7.98%	-6.04%	-13.94%	0.56%	-0.46%

	Long Only		Long/Short		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2007	$110.79	$115.04	$101.47	$107.19	$100.59	$104.42
Net operating results:
Interest income	1.76	1.82	1.51	1.62	1.45	1.52
Expenses	(3.54)	(1.71)	(8.62)	(6.60)	(3.48)	(1.96)
Net gain/(loss) on investments, net of non-controlling interests	(0.67)	(0.94)	10.02	10.57	4.20	4.23
Net income	(2.45)	(0.83)	2.92	5.59	2.17	3.79
Net asset value, September 30, 2008	$108.34	$114.21	$104.39	$112.78	$102.76	$108.21

Ratios to average net assets (3)
Net investment gain/(loss)	-1.89%	0.11%	-8.76%	-5.75%	-2.53%	-0.52%
Expenses before incentive fees	3.77%	1.76%	6.63%	3.62%	4.33%	2.33%
Expenses after incentive fees	3.77%	1.76%	10.62%	7.62%	4.33%	2.33%
Total return before incentive fees (2)	-4.23%	-30.58%	2.99%	2.21%	-1.60%	-0.45%
Total return after incentive fees (2)	-4.23%	-30.58%	0.00%	-0.78%	-1.60%	-0.45%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of non-controlling interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

8. Derivative Instruments and Hedging Activities

The Trust’s primary business is to engage in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies), options contracts and other derivative instruments (including swap contracts). It does not enter into or hold positions for hedging purposes as defined under ASC 815. The detail of the fair

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

value of the Trust’s derivatives by instrument type as of September 30, 2009 and December 31, 2008 is included in the Condensed Schedules of Investments. See note 4 for further disclosure related to the Trust’s positions in swap contracts.

For the nine months ended September 30, 2009, the monthly average of futures contracts bought for the Trust was approximately 118,700 and sold for the Trust was approximately 114,800. The following table summarizes the trading revenue for the three months and nine months ended September 30, 2009 approximately by sector:

Realized Trading Revenue from Futures and Forwards and Options for the Three Months Ended September 30, 2009 (1)

Type of contract	Frontier Long/Short Series	Balanced Series	Currency Series	Winton/Graham Series

Metals	$3,712,916	$412,579	$—	$557,289
Currencies	271,636	(171,014)	(103,475)	(367,998)
Energies	46,822,429	(680,213)	—	(968,939)
Agriculturals	2,183,737	(174,313)	—	425,314
Interest rates	(141,718)	(1,271,066)	—	(1,479,451)
Stock indices	457,171	1,710,455	—	5,976,507

Realized trading income/(loss)(2)	$53,306,171	$(173,572)	$(103,475)	$4,142,722

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Realized Trading Revenue from Futures and Forwards and Options for the Nine Months Ended September 30, 2009 (1)

Type of contract	Frontier Dynamic Series	Frontier Long/Short Series	Balanced Series	Campbell/Graham/ Tiverton Series

Metals	—	$14,703,688	$(15,145,761)	$(523,662)
Currencies	$15	1,327,231	5,263,619	1,073,618
Energies	—	17,716,577	(15,384,679)	(185,872)
Agriculturals	—	5,083,309	10,551,983	(1,331,375)
Interest rates	—	269,751	(27,683,526)	(249,380)
Stock indices	—	2,522,627	50,231,587	(400,807)

Realized trading income/(loss)(2)	$15	$41,623,183	$7,833,223	$(1,617,478)

Type of contract	Currency Series	Winton Series	Winton/Graham Series

Metals	—	$(349,440)	$336,567
Currencies	(190,562)	(2,603,191)	446,430
Energies	—	(447,390)	(1,592,428)
Agriculturals	—	(12,665)	(599,144)
Interest rates	—	(558,286)	(2,399,818)
Stock indices	—	(714,027)	8,400,708

Realized trading income/(loss)(2)	$(190,562)	$(4,684,999)	$4,592,315

(1)	The Frontier Diversified Series, Frontier Masters Series and Managed Futures Index Series participate in trading activities through equity in earnings/(loss) from trading companies. The Long Only Commodity Series participates in trading activities through realized gain/(loss) on swap contracts. Campbell/Graham/Tiverton Series deconsolidated Frontier Trading Company V LLC as of April 23, 2009, and thereafter participates in trading activities through equity in earnings/(loss) from trading companies. Winton Series deconsolidated Frontier Trading Company II LLC as of May 28, 2009, and thereafter participates in trading activities through equity in earnings/(loss) from Frontier Trading Company II LLC.
(2)	In the Statements of Operations under Net realized gain/(loss) on futures and forwards.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

Net Change in Open Trade Equity from Futures and Forwards and Options for the Three Months Ended September 30, 2009 (1)

Type of contract	Frontier Long/Short Series	Balanced Series	Currency Series	Winton/Graham Series

Metals	$(2,321,541)	$5,088,525	—	$39,998
Currencies	124,871	1,396,165	32,902	1,337,836
Energies	(46,210,400)	(438,636)	—	(51,500)
Agriculturals	(3,205,966)	2,452,611	—	423,249
Interest rates	(51,203)	3,137,589	—	490,810
Stock indices	504,104	(141,171)	—	(253,042)

Unrealized trading income/(loss)(2)	$(51,160,135)	$11,495,083	$32,902	$1,987,351

Net Change in Open Trade Equity from Futures and Forwards

for the Nine Months Ended September 30, 2009 (1)

Type of contract	Frontier Long/Short Series	Balanced Series	Campbell/Graham/ Tiverton Series

Metals	$(15,266,759)	$(1,313,660)	$86,477
Currencies	(141,274)	(2,502,114)	(970,417)
Energies	(4,420,641)	(364,540)	121,454
Agriculturals	(1,321,448)	1,497,641	(150,188)
Interest rates	117,652	344,151	246,961
Stock indices	385,273	757,903	(94,518)

Unrealized trading income/(loss)(2)	$(20,647,197)	$(1,580,619)	$(760,231)

Type of contract	Currency Series	Winton Series	Winton/Graham Series

Metals	—	$(2,294,483)	$(16,595)
Currencies	7,757	1,977,629	1,780,673
Energies	—	(60,860)	(119,397)
Agriculturals	—	1,048,578	468,525
Interest rates	—	(4,484,327)	288,675
Stock indices	—	204,656	(168,665)

Unrealized trading income/(loss)(2)	$7,757	$(3,608,807)	$2,233,216

(1)	The Frontier Diversified Series, Frontier Masters Series and Managed Futures Index Series participate in trading activities through equity in earnings/(loss) from trading companies. The Long Only Commodity Series participates in trading activities through realized gain/(loss) on swap contracts. Campbell/Graham/Tiverton Series deconsolidated Frontier Trading Company V LLC as of April 23, 2009, and thereafter participates in trading activities through equity in earnings/(loss) from trading companies. Winton Series deconsolidated Frontier Trading Company II LLC as of May 28, 2009, and thereafter participates in trading activities through equity in earnings/(loss) from Frontier Trading Company II LLC.
(2)	In the Statements of Operations under Net change in open trade equity.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

9. Trading Activities and Related Risks

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commission Merchants (each, an “FCM”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the Statement of Financial Condition, may result in future obligation or loss in excess of the amount paid by the Series for a particular investment. Each Trading Company expects to trade in futures, options, forward and swap contracts and will therefore be a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions held by a Trading Company in respect of any Series at the same time, and if the Trading Advisor(s) of such Trading Company are unable to offset such futures interests positions, such Trading Company could lose all of its assets and the holders of Units of such Series would realize a 100% loss. The Managing Owner will seek to minimize market risk through real-time monitoring of open positions and the level of diversification of each Trading Advisor’s portfolio. It is anticipated that any Trading Advisor’s margin-to-equity ratio will typically not exceed approximately 35% although the actual ratio could be higher or lower from time to time.

In addition to market risk, trading futures, forward and swap contracts entails credit risk in that a counterparty will not be able to meet its obligations to a Trading Company. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions. Some non-U.S. exchanges, in contrast to U.S. exchanges, are principals’ markets in which performance is the responsibility only of the individual counterparty with whom the Trading Company has entered into the transaction, and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

In the case of forward contracts traded on the interbank market and swaps, neither is traded on exchanges. The counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. The Managing Owner expects the Trading Advisors to trade only with those counterparties which it believes to be creditworthy. All positions of each Trading Company will be valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to any Trading Company.

The Managing Owner has established procedures to actively monitor and minimize market and credit risks. The Limited Owners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

10. Indemnifications

The Trust has entered into agreements, which provide for the indemnification of futures clearing brokers, currency trading companies, and commodity trading advisors, among others, against losses, costs, claims and liabilities arising from the performance of their individual obligations under such agreements, except for gross negligence or bad faith. The Trust has had no prior claims or payments pursuant to these agreements. The Trust’s individual maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. However, based on experience the Trust expects the risk of loss to be remote.

The Frontier Fund

Notes to Financial Statements—(Continued)

As of September 30, 2009 (Unaudited)

11. Subsequent Events

The Trust has evaluated the need to disclose events subsequent to the balance sheet date through November 12, 2009 and have the following events to report:

None.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders

The Frontier Fund

We have audited the accompanying statements of financial condition, including the condensed schedule of investments, of Balanced Series, Winton Series, Currency Series, Campbell/Graham/Tiverton Series (formerly Campbell/Graham Series), Winton/Graham Series (formerly Graham Series), Long Only Commodity Series, Long/Short Commodity Series and the Managed Futures Index Series of The Frontier Fund (collectively, the “Trust”) as of December 31, 2008 and 2007, and the related statements of operations and changes in owners’ capital for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Balanced Series, Winton Series, Currency Series, Campbell/Graham/Tiverton Series (formerly Campbell/Graham Series), Winton/Graham Series (formerly Graham Series), Long Only Commodity Series, Long/Short Commodity Series and the Managed Futures Index Series of The Frontier Fund as of December 31, 2008 and 2007, and the results of their operations and changes in owners’ capital for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting procedures.

We were not engaged to examine management’s assertion about the effectiveness of the Trust’s internal control over financial reporting as of December 31, 2008 included in the accompanying Report on Management’s Assessment of Internal Control over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

March 23, 2009

The Frontier Fund

Statements of Financial Condition

December 31, 2008 and 2007

	Balanced Series		Winton Series		Campbell/Graham/ Tiverton Series
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2008	12/31/2007
ASSETS
Cash and cash equivalents	$17,181,551	$176,009,417	$1,283,671	$41,692,931	$4,943,881	$35,416,683
U.S. Treasury securities, at fair value	43,042,540	—	12,899,592	—	9,371,661	—
Custom time deposits	104,125,017	—	45,207,225	—	39,748,693	—
Certificates of deposit	34,091,481	—	14,085,571	—	12,866,065	—
Receivable from futures commission merchants	37,015,384	52,225,010	9,653,595	—	5,221,709	12,761,730
Open trade equity	23,149,527	1,941	2,158,369	—	—	—
Swap contracts	53,072,356	47,241,455	—	—	—	—
Investments in unconsolidated trading companies	19,528,370	4,238,348	—	4,637,121	8,559,112	18,353,523
Inter-series receivables	14,679,460	4,535,784	—	—	—	—
Prepaid service fees—Class 1	793,431	357,855	89,142	278,573	180,639	164,924
Interest receivable	492,171	—	54,314	—	112,684	—
Receivable from related parties	213,555	18,836	64,844	105,754	—	—
Other assets	55,234	238,781	—	64,709	—	69,613

Total Assets	$347,440,077	$284,867,427	$85,496,323	$46,779,088	$81,004,444	$66,766,473

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Open trade deficit	$—	$—	$—	$—	$111,526	$96,655
Pending owner additions	1,966,385	228,977	—	214,912	136,277	156,300
Owner redemptions payable	287,672	278,974	—	9,759	—	19,506
Incentive fees payable to Managing Owner	1,857,583	1,487,150	—	327,608	488,067	—
Management fees payable to Managing Owner	16,398	122,882	17,845	64,860	25,665	116,741
Interest fees payable to Managing Owner	63,212	375,955	12,314	66,029	16,616	92,401
Trading fees payable to Managing Owner	21,319	158,231	4,462	16,215	5,334	29,681
Trailing service fees payable to Managing Owner	60,329	398,386	17,576	10,242	23,635	98,746
Payables to related parties	14,451	354,403	25,597	8,179	27,118	1,305
Other liabilities	139,642	252,579	35,858	22,123	14,050	28,680

Total Liabilities	4,426,991	3,657,537	113,652	739,927	848,288	640,015

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	9,330,079	23,625,044	11,355,645	—	2,391,227	4,775,554
OWNERS’ CAPITAL
Managing Owner Units—Class 1	224	182	1,304	1,138	—	—
Managing Owner Units—Class 2	3,732,508	2,918,791	277,935	235,392	302,878	244,457
Limited Owner Units—Class 1	264,686,770	210,379,066	62,282,355	35,663,122	69,957,155	55,530,902
Limited Owner Units—Class 2	65,263,505	44,286,807	11,465,432	10,139,509	7,504,896	5,575,545

Total Owners’ Capital	333,683,007	257,584,846	74,027,026	46,039,161	77,764,929	61,350,904

Total Liabilities, Minority Interests and Owners’ Capital	$347,440,077	$284,867,427	$85,496,323	$46,779,088	$81,004,444	$66,766,473

Units Outstanding
Class 1	2,049,590	2,018,003	477,605	313,310	632,847	604,239
Class 1a	72,586	62,032	N/A	N/A	N/A	N/A
Class 2	471,143	410,311	83,855	87,473	62,893	58,085
Class 2a	15,552	13,110	N/A	N/A	N/A	N/A
Net Asset Value per Unit
Class 1	$125.17	$101.46	$130.41	$113.83	$110.54	$91.90
Class 1a	$112.09	$90.90	N/A	N/A	N/A	N/A
Class 2	$142.44	$112.00	$140.04	$118.61	$124.14	$100.20
Class 2a	$121.30	$95.47	N/A	N/A	N/A	N/A

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Financial Condition

December 31, 2008 and 2007

	Currency Series		Winton/Graham Series		Long Only Commodity Series
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2008	12/31/2007
ASSETS
Cash and cash equivalents	$—	$12,715,131	$10,000,528	$3,077,061	$—	$4,275,935
U.S. Treasury securities, at fair value	3,770,011	—	1,424,286	—	1,241,289	—
Custom time deposits	12,616,208	—	26,043,287	—	2,425,332	—
Certificates of deposit	3,506,438	—	8,675,748	—	440,781
Receivable from futures commission merchants	670,927	1,539,788	—	—	—	—
Open trade equity	12,810	34,703	—	—	—	—
Swap contracts	9,122,121	822,068	—	—	836,554	768,028
Investments in unconsolidated trading companies	—	—	4,342,658	4,775,554	—	—
Prepaid service fees—Class 1	33,974	33,387	365,708	12,215	11,435	5,101
Interest receivable	83,036	—	157,574	—	18,659	—
Receivable from related parties	444	86,190	20,000	70,739	63,133	—
Other assets	12,627	933	—	19,655	95	2,917

Total Assets	$29,828,596	$15,232,200	$51,029,789	$7,955,224	$5,037,278	$5,051,981

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Payable to cash management pool	$279,582	$—	$—	$—	$983,248	$—
Inter-series payables	14,679,460	4,535,784	—	—	—	—
Pending owner additions	10,000	15,612	710,128	18,400	—	—
Owner redemptions payable	—	30,627	—	—	—	5,192
Incentive fees payable to Managing Owner	—	—	76,168	1,063	—	—
Management fees payable to Managing Owner	2,260	10,354	12,020	15,307	4,167	5,441
Interest fees payable to Managing Owner	4,708	22,752	15,101	11,584	1,493	3,016
Trading fees payable to Managing Owner	2,039	8,354	2,204	3,062	1,665	2,175
Trailing service fees payable to Managing Owner	1,235	9,645	5,634	10,180	3,943	5,968
Payables to related parties	2,527	1,652	5,124	902	—	121
Other liabilities	—	5,414	8,181	25,743	289	—

Total Liabilities	14,981,811	4,640,194	834,560	86,241	994,805	21,913

OWNERS’ CAPITAL
Managing Owner Units—Class 2	687,357	513,938	56,315	44,700	110,092	170,094
Limited Owner Units—Class 1	11,900,185	9,791,812	35,760,835	6,060,207	3,254,226	4,730,889
Limited Owner Units—Class 2	2,259,243	286,256	14,378,079	1,764,076	678,155	129,085

Total Owners’ Capital	14,846,785	10,592,006	50,195,229	7,868,983	4,042,473	5,030,068

Total Liabilities and Owners’ Capital	$29,828,596	$15,232,200	$51,029,789	$7,955,224	$5,037,278	$5,051,981

Units Outstanding
Class 1	123,719	97,273	307,804	63,767	46,285	42,701
Class 2	26,959	7,209	109,779	17,331	10,587	2,601
Net Asset Value per Unit
Class 1	$96.19	$100.66	$116.18	$95.04	$70.31	$110.79
Class 2	$109.30	$111.00	$131.49	$104.37	$74.46	$115.04

(1)	All remaining Dunn Series investors were redeemed on October 15, 2007

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Financial Condition

December 31, 2008 and 2007

	Long/Short Commodity Series		Managed Futures Index Series
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
ASSETS
Cash and cash equivalents	$—	$28,837,629	$400,351	$332,995
U.S. Treasury securities, at fair value	10,554,571	—	140,111	—
Custom time deposits	42,008,320	—	1,630,221	—
Certificates of deposit	10,923,009	—	488,470
Receivable from futures commission merchants	—	21,539,642	—	—
Open trade equity	10,753,763	—	—	—
Swap contracts	—	—	—	—
Investments in unconsolidated trading companies	—	—	770,967	634,400
Prepaid service fees—Class 1	266,272	150,263	8,848	1,742
Interest receivable	159,949	—	2,502	—
Receivable from related parties	9,162	91,720	—	—
Other assets	11,333	—	1,220	2,110

Total Assets	$74,686,379	$50,619,254	$3,442,690	$971,247

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Payable to cash management pool	$4,856,404	$—	$—	$—
Payable to futures commission merchants	1,508,493	—	—	—
Open trade deficit	—	11,151,267	—	—
Pending owner additions	129,636	49,444	30,000	10,000
Owner redemptions payable	—	26,075	—	—
Incentive fees payable to Managing Owner	39,178	214,878	—	—
Management fees payable to Managing Owner	21,889	102,236	5,102	1,261
Interest fees payable to Managing Owner	329	21,286	1,318	622
Trading fees payable to Managing Owner	2,699	15,692	1,276	315
Trailing service fees payable to Managing Owner	5,319	37,752	1,597	680
Payables to related parties	249,809	2,986	346	36
Other liabilities	16,172	7,654	—	884

Total Liabilities	6,829,928	11,629,270	39,639	13,798

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	10,124,156	4,238,348	—	—
OWNERS’ CAPITAL
Managing Owner Units—Class 2	933,708	374,050	77,559	294,572
Limited Owner Units—Class 1	46,525,406	31,092,746	2,266,977	621,740
Limited Owner Units—Class 2	10,273,181	3,284,840	1,058,515	41,137

Total Owners’ Capital	57,732,295	34,751,636	3,403,051	957,449

Total Liabilities, Minority Interests and Owners’ Capital	$74,686,379	$50,619,254	$3,442,690	$971,247

Units Outstanding
Class 1	463,448	306,425	17,151	6,181
Class 2	102,552	34,136	8,132	3,215
Net Asset Value per Unit
Class 1	$100.39	$101.47	$132.18	$100.59
Class 2	$109.28	$107.19	$139.70	$104.42

The accompanying notes are an integral part of these statements.

The Frontier Fund

Condensed Schedule of Investments

December 31, 2008

	Balanced Series		Winton Series		Campbell/Graham/ Tiverton Series		Currency Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$(12,295,591)	-3.68%	$(61,704)	-0.08%	$(16,604)	-0.02%	$—	0.00%
Various base metals futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (U.S.)	729,987	0.22%	706,944	0.95%	16,123	0.02%	—	0.00%
Various currency futures contracts (Canada)	6,889	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	38,129	0.01%	8,268	0.01%	1,315	0.00%	—	0.00%
Various currency futures contracts (Far East)	11,609	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	(742,136)	-0.22%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	(144,841)	-0.04%	595,492	0.80%	(80,680)	-0.10%	—	0.00%
Various interest rates futures contracts (Canada)	25,302	0.01%	57,298	0.08%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	400,577	0.12%	1,120,595	1.52%	152,684	0.20%	—	0.00%
Various interest rates futures contracts (Far East)	214,448	0.06%	210,136	0.29%	38,094	0.05%	—	0.00%
Various precious metals futures contracts (U.S.)	760,620	0.23%	—	0.00%	3,340	0.00%	—	0.00%
Various soft futures contracts (U.S.)	1,450,205	0.43%	8,930	0.01%	290	0.00%	—	0.00%
Various soft futures contracts (Europe)	155,590	0.05%	51,098	0.07%	2,660	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	119,055	0.04%	935	0.00%	2,274	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	34,898	0.01%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	133,008	0.03%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$(9,102,251)	-2.73%	$2,697,992	3.65%	$119,496	0.15%	$—	0.00%

LONG OPTIONS *	$19,791,432	5.93%	$—	0.00%	$—	0.00%	$—	0.00%

LONG CURRENCY FORWARDS *	$119,914	0.04%	$—	0.00%	$148,701	0.19%	$(53,532)	-0.36%

SHORT FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$15,978,874	4.79%	$501,985	0.68%	$41,677	0.04%	$—	0.00%
Various currency futures contracts (US)	117,766	0.04%	(456,100)	-0.62%	625	0.00%	—	0.00%
Various currency futures contracts (Canada)	(9,283)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	37,430	0.01%	—	0.00%	(5,097)	-0.01%	—	0.00%
Various currency futures contracts (Far East)	(36,957)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	830,528	0.25%	109,091	0.15%	(7,363)	-0.01%	—	0.00%
Various interest rates futures contracts (U.S.)	(340,369)	-0.10%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	(2,139)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(26,077)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(58,831)	-0.02%	(3,652)	0.00%	(1,075)	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	(172,610)	-0.05%	(11,840)	-0.02%	(4,930)	-0.01%	—	0.00%
Various soft futures contracts (U.S.)	(841,206)	-0.25%	(628,657)	-0.85%	(83,229)	-0.10%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	(1,171)	0.00%	—	0.00%		0.00%
Various soft futures contracts (Europe)	(56,202)	-0.02%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	(25,725)	-0.01%	(22,255)	-0.03%	(290)	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	(4,155)	-0.01%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	(24,304)	-0.01%	(22,869)	-0.03%	(5,296)	-0.01%	—	0.00%
Various stock index futures contracts (Far East)	(18,424)	-0.01%	—	0.00%	(4,799)	-0.01%	—	0.00%

Total Short Futures Contracts	$15,352,471	4.60%	$(539,623)	-0.73%	$(69,777)	-0.09%	$—	0.00%

SHORT OPTIONS *	$(3,378,636)	-1.01%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT CURRENCY FORWARDS *	$366,597	0.11%	$—	0.00%	$(309,946)	-0.39%	$66,342	0.45%

Total Open Trade Equity	$23,149,527	6.94%	$2,158,369	2.92%	$(111,526)	-0.14%	$12,810	0.09%

SWAPS (1)	$53,072,356	15.91%	$—	0.00%	$—	0.00%	$9,122,121	62.73%

	Balanced Series		Winton Series		Campbell/Graham/ Tiverton Series		Currency Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
U.S. TREASURY SECURITIES

FACE VALUE	Fair Value		Fair Value		Fair Value		Fair Value
$36,500,000.00 US Treasury Note 3.875% due 02/15/2013 (Cost $38,125,391)	21,217,648	6.36%	6,358,802	8.59%	4,619,723	5.94%	1,858,412	12.51%
$36,700,000.00 US Treasury Note 4.000% due 02/15/2015 (Cost $38,016,039)	21,824,892	6.54%	6,540,790	8.84%	4,751,938	6.11%	1,911,599	12.88%

	$43,042,540	12.90%	$12,899,592	17.43%	$9,371,661	12.05%	$3,770,011	25.39%

Certificate of Deposits

FACE VALUE	Fair Value		Fair Value		Fair Value		Fair Value
$85,000,000.00 Certificate of Deposits 2.19% due 09/15/2009 (Cost $85,000,000)	$34,091,481	10.22%	$14,085,571	19.03%	$12,866,065	16.54%	$3,506,438	23.62%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

Additional Disclosure on U.S. Government Securities	Face Value	Face Value	Face Value	Face Value
US Treasury Note 3.875% due 02/15/2013	19,098,065	5,801,607	4,111,522	1,652,416
US Treasury Note 4.000% due 02/15/2015	19,202,712	5,833,397	4,134,051	1,661,471

	$38,300,778	$11,635,004	$8,245,573	$3,313,887

	Cost	Cost	Cost	Cost
US Treasury Note 3.875% due 02/15/2013	19,948,526	6,059,960	4,294,613	1,726,000
US Treasury Note 4.000% due 02/15/2015	19,891,310	6,042,579	4,282,295	1,721,050

	$39,839,836	$12,102,539	$8,576,908	$3,447,050

The accompanying notes are an integral part of these statements.

	Winton/Graham Series		Long Only Commodity Series		Long/Short Commodity Series		Managed Futures Index Series
	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$99,628	-10.21%	$—	0.00%
Silver @ Comex Settling 5/1/2009 (Number of Contracts: 647)	—	0.00%	—	0.00%	(2,997,465)	5.19%	—	0.00%
Silver @ Comex Settling 7/1/2009 (Number of Contracts: 1,096)	—	0.00%	—	0.00%	3,008,100	5.21%	—	0.00%
Silver @ Comex Settling 12/1/2009 (Number of Contracts: 736)	—	0.00%	—	0.00%	2,138,080	3.70%	—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	166,320	0.29%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	(522,392)	-0.90%	—	0.00%
Various energy futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	—	0.00%	—	0.00%	(391)	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	342,510	0.59%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	248,808	0.43%	—	0.00%
Sugar #11 Settling 7/1/2009 (Number of Contracts: 459)	—	0.00%	—	0.00%	(1,403,438)	-2.43%	—	0.00%
Various soft futures contracts (Far East)	—	0.00%	—	0.00%	(35)	0.00%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	100,872	0.18%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	377	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$—	0.00%	$—	0.00%	$1,180,974	2.05%	$—	0.00%

LONG OPTIONS *	$—	0.00%	$—	0.00%	285,120	0.49%	$—	0.00%

LONG CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$132,765	0.23%	$—	0.00%
Silver @ Comex Settling 3/1/2009 (Number of Contracts: 2,054)	—	0.00%	—	0.00%	10,272,220	17.79%	—	0.00%
Silver @ Comex Settling 9/1/2009 (Number of Contracts: 356)	—	0.00%	—	0.00%	(1,034,180)	-1.79%	—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	(29,640)	-0.05%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	(1,329,703)	-2.30%	—	0.00%
Various interest rates futures contracts (US)	—	0.00%	—	0.00%	(234)	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	408,296	0.71%	—	0.00%
Coffee @ CSCE Settling 3/1/2009 (Number of Contracts 740)	—	0.00%	—	0.00%	1,345,875	2.32%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	(12,545)	-0.02%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	$—	0.00%	$—	0.00%	$9,752,854	16.89%	$—	0.00%

SHORT OPTIONS *	$—	0.00%	$—	0.00%	$(465,185)	-0.80%	$—	0.00%

SHORT CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

Total Open Trade Equity	$—	0.00%	$—	0.00%	$10,753,763	18.63%	$—	0.00%

SWAPS (1)	$—	0.00%	$836,554	20.69%	$—	0.00%	$—	0.00%

	Winton/Graham Series		Long Only Commodity Series		Long/Short Commodity Series		Managed Futures Index Series
	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
U.S. TREASURY SECURITIES

FACE VALUE	Fair Value		Fair Value		Fair Value		Fair Value
$36,500,000.00 US Treasury Note 3.875% due 02/15/2013 (Cost $38,125,391)	702,096	1.40%	611,888	15.14%	5,202,833	9.01%	69,067	2.03%
$36,700,000.00 US Treasury Note 4.000% due 02/15/2015 (Cost $38,016,039)	722,190	1.44%	629,401	15.57%	5,351,738	9.27%	71,044	2.09%

	$1,424,286	2.84%	$1,241,289	30.71%	$10,554,571	18.28%	$140,111	4.12%

Certificate of Deposits

FACE VALUE	Fair Value		Fair Value		Fair Value		Fair Value
$85,000,000.00 Certificate of Deposits 2.19% due 09/15/2009 (Cost $85,000,000)	$8,675,748	17.28%	$440,781	10.90%	$10,923,009	18.92%	$488,470	14.35%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

Additional Disclosure on U.S. Government Securities	Face Value	Face Value	Face Value	Face Value

US Treasury Note 3.875% due 02/15/2013	465,088	569,909	4,750,169	51,223
US Treasury Note 4.000% due 02/15/2015	467,636	573,032	4,776,197	51,504

	$932,724	$1,142,941	$9,526,366	$102,727

	Cost	Cost	Cost	Cost
US Treasury Note 3.875% due 02/15/2013	485,799	595,288	4,961,700	53,504
US Treasury Note 4.000% due 02/15/2015	484,406	593,581	4,947,469	53,351

	$970,204	$1,188,869	$9,909,169	$106,855

The accompanying notes are an integral part of these statements.

The Frontier Fund

Condensed Schedule of Investments

December 31, 2007

	Balanced Series		Currency Series		Campbell/Graham Series		Long/Short Commodity Series			Long Only Commodity Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value		% of Net Asset Value	Value	% of Net Asset Value

LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(1,365,548)	-0.53%	$—	0.00%	$(46,995)	-0.08%	$78,655		0.23%	$—	0.00%
Various currency futures contracts (US)	(23,181)	-0.01%	—	0.00%	5,213	0.01%	(29,520)		-0.08%	—	0.00%
Various currency futures contracts (Canada)	16,808	0.01%		0.00%	—	0.00%	—		0.00%		0.00%
Various currency futures contracts (Europe)	87,760	0.03%	—	0.00%	(8,656)	-0.01%	—		0.00%	—	0.00%
Various currency futures contracts (Far East)	24,523	0.01%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various energy futures contracts (US)	1,056,350	0.41%	—	0.00%	23,239	0.04%	2,390,287		6.88%	—	0.00%
Various interest rates futures contracts (US)	19,323	0.01%	—	0.00%	1,922	0.00%	52,718		0.15%	—	0.00%
Various interest rates futures contracts (Canada)	(8,845)	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various interest rates futures contracts (Europe)	123,859	0.05%	—	0.00%	4,554	0.01%	—		0.00%	—	0.00%
Various interest rates futures contracts (Far East)	13,569	0.01%	—	0.00%	39,259	0.06%	—		0.00%	—	0.00%
Various precious metals futures contracts (US)	610,450	0.24%	—	0.00%	440	0.00%	68,860		0.20%	—	0.00%
Various soft futures contracts (US)	2,125,453	0.83%	—	0.00%	(1,859)	0.00%	2,321,450		6.68%	—	0.00%
Various soft futures contracts (Europe)	(2,648)	0.00%	—	0.00%	(3,802)	-0.01%	—		0.00%	—	0.00%
Various soft futures contracts (Canada)	2,547	0.00%	—	0.00%		0.00%	—		0.00%		0.00%
Various stock index futures contracts (US)	35,587	0.01%	—	0.00%	(2,020)	0.00%	(61,188)		-0.18%	—	0.00%
Various stock index futures contracts (Canada)	105,241	0.04%	—	0.00%		0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (Europe)	627,236	0.24%	—	0.00%	(6,130)	-0.01%	—		0.00%	—	0.00%
Various stock index futures contracts (Far East)	808	0.00%	—	0.00%	(988)	0.00%	—		0.00%	—	0.00%

Total Long Futures Contracts	3,449,292	1.35%	—	0.00%	4,177	0.01%	4,821,262		13.88%	—	0.00%

LONG CURRENCY FORWARDS	(2,100,578)	-0.82%	120	0.00%	107,869	0.18%	—		0.00%	—	0.00%

LONG SWAPS / OPTIONS (2)	47,241,455	18.34%	822,068	7.76%	—	0.00%	—		0.00%	768,028	15.27%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	761,622	0.30%	—	0.00%	95,072	0.15%	(2,648,030)		-7.62%	—	0.00%
Various currency futures contracts (US)	(1,054,649)	-0.41%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various currency futures contracts (Europe)	50,981	0.02%		0.00%	(3,312)	-0.01%	—		0.00%	—	0.00%
Various currency futures contracts (Far East)	(12,008)			0.00%	—	0.00%	—		0.00%		0.00%
Various energy futures contracts (US)	(373,088)	-0.14%		0.00%	(28,300)	-0.05%	(7,884,832)		-22.69%	—	0.00%
Various interest rates futures contracts (US)	(2,109)	0.00%	—	0.00%	(6,547)	-0.01%	4,219		0.01%	—	0.00%
Various interest rates futures contracts (Canada)	(35,042)	-0.01%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various interest rates futures contracts (Europe)	395,456	0.15%	—	0.00%	(9,568)	-0.02%	—		0.00%	—	0.00%
Various interest rates futures contracts (Far East)	110,505	0.04%	—	0.00%	(1,029)	0.00%	—		0.00%	—	0.00%
Various precious metals futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various soft futures contracts (US)	(406,176)	-0.16%	—	0.00%	—	0.00%	(5,344,761)		-15.38%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (US)	(774,960)	-0.30%	—	0.00%	7,815	0.01%	(99,125)		-0.29%	—	0.00%
Various stock index futures contracts (Europe)	(3,046)	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (Far East)	40,782	0.02%	—	0.00%	—	0.00%	—		0.00%	—	0.00%

Total Short Futures Contracts	(1,301,732)	-0.49%	—	0.00%	54,131	0.07%	(15,972,529)		-45.97%	0	0.00%

SHORT CURRENCY FORWARDS	(45,041)	-0.02%	34,583	0.33%	(262,832)	-0.43%	—		0.00%	—	0.00%

Total Open Trade Equity	$47,243,396 (1)	18.38%	$856,771	8.09%	$(96,655)	-0.17%	$(11,151,267	)(1)	-32.09%	768,028	15.27%

(1)	The Long/Short Commodity Series consolidates the assets of Frontier Trading Company VII which includes the open trade equity of two traders whose trading results are primarily allocated to the Balanced Series. The combined open trade deficit of these two traders is ($11,521,659). This deficit is reflected as a component of Investment in unconsolidated trading companies for the Balanced Series.
(2)	See Notes to Financial Statements, Note 3.
*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2008, 2007 and 2006

	Balanced Series (1)			Winton Series (2)
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Investment Income:
Interest—net	$1,613,778	$6,823,418	$4,254,855	$316,243	$563,371	$36,215

Total Income	1,613,778	6,823,418	4,254,855	316,243	563,371	36,215

Expenses:
Incentive Fees	14,614,847	9,634,890	3,470,255	1,859,948	687,066	71,573
Management Fees	1,429,568	1,463,113	802,912	1,170,160	445,408	13,628
Service Fees—Class 1	6,607,802	6,903,826	5,329,865	1,693,985	475,010	18,222
Trading Fees	1,958,781	1,653,104	833,258	292,355	111,329	3,413

Total Expenses	24,610,998	19,654,933	10,436,290	5,016,448	1,718,813	106,836

Investment gain/(loss)—net	(22,997,220)	(12,831,515)	(6,181,435)	(4,700,205)	(1,155,442)	(70,621)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	33,159,098	18,024,499	7,996,421	7,399,048	—	—
Net realized gain/(loss) on option / swap contracts	361,511	1,674,698	—	—	—	—
Net change in open trade equity	31,443,123	(5,946,236)	5,195,082	630,441	—	—
Net unrealized gain/(loss) on option / swap contracts	20,742,953	(4,294,443)	1,603,390	—	—	—
Net realized gain on U.S. Treasury securities	800,494	—	—	146,719	—	—
Net unrealized gain on U.S. Treasury securities	3,401,799	—	—	824,019	—	—
Trading commissions	(1,350,615)	(2,989,829)	(1,407,917)	(103,097)	—	—
Net change in inter-series receivables	(856,324)	632,098	996,839	—	—	—
Equity in earnings/(loss) from trading company	12,793,730	(2,311,769)	(44,543)	6,927,252	4,995,445	400,995

Net gain/(loss) on investments	100,495,769	4,789,018	14,339,272	15,824,382	4,995,445	400,995

Minority interests in net income of consolidated trading subsidiaries	(17,340,210)	(5,141,096)	(3,662,154)	(2,669,563)	—	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$60,158,339	$(13,183,593)	$4,495,683	$8,454,614	$3,840,003	$330,374

NET INCOME/(LOSS) PER UNIT
Class 1	$23.71	$(5.20)	$2.08	$16.58	$8.18	$5.65
Class 1a	$21.19	$(5.07)	$(4.03)	N/A	N/A	N/A
Class 2	$30.44	$(2.24)	$5.51	$21.43	$11.80	$6.81
Class 2a	$25.83	$(2.41)	$(2.12)	N/A	N/A	N/A

(1)	The Balanced Series 1a and 2a of the Trust commenced trading operations on May 1, 2006.
(2)	The Beach Series was renamed the Winton Series in May, 2006. (See Note 1.)

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2008, 2007 and 2006

	Campbell/Graham/Tiverton Series			Currency Series
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Investment Income:
Interest—net	$331,073	$1,614,470	$1,263,221	$122,102	$435,431	$418,503

Total Income	331,073	1,614,470	1,263,221	122,102	435,431	418,503

Expenses:
Incentive Fees	2,999,275	1,025,208	319,952	—	—	19,672
Management Fees	1,818,096	1,351,587	1,159,057	164,428	106,645	134,963
Service Fees—Class 1	1,793,780	1,592,284	1,102,685	350,360	256,106	121,492
Trading Fees	401,798	377,049	245,176	130,222	95,794	80,183

Total Expenses	7,012,949	4,346,128	2,826,870	645,010	458,545	356,310

Investment gain/(loss)—net	(6,681,876)	(2,731,658)	(1,563,649)	(522,908)	(23,114)	62,193

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	(16,480,430)	1,718,484	127,728	234,616	(8,104)	27,040
Net realized gain/(loss) on option / swap contracts	—	—	—	1,047,794	135,100	900,226
Net change in open trade equity	30,023,621	(341,386)	504,120	780	(28,482)	14,008
Net unrealized gain/(loss) on swap contracts	—	—	—	(2,877,879)	—	—
Net realized gain on U.S. Treasury securities	180,450	—	—	114,432	—	—
Net unrealized gain on U.S. Treasury securities	839,011	—	—	355,696	—	—
Trading commissions	(145,539)	(42,272)	(111,438)	—	—	—
Net change in inter-series payables	—	325,800	(572,529)	856,324	(188,597)	(697,187)
Equity in earnings/(loss) from trading company	9,751,678	69,672	3,279,772	—	—	—

Net gain/(loss) on investments	24,168,791	1,730,298	3,227,653	(268,237)	(90,083)	244,087

Minority interests in net income of consolidated trading subsidiaries	(4,734,727)	(1,334,826)	(520,410)	—	—	(22,289)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL	$12,752,188	$(2,336,186)	$1,143,594	$(791,145)	$(113,197)	$283,991

NET INCOME/(LOSS) PER UNIT
Class 1	$18.64	$(4.37)	$1.97	$(4.47)	$(0.50)	$3.50
Class 2	$23.94	$(1.66)	$5.03	$(1.70)	$2.77	$6.81

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2008, 2007 and 2006

	Winton/Graham Series			Long Only Commodity Series (1)
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Investment Income:
Interest—net	$100,204	$206,887	$422,496	$112,372	$509,099	$231,248

Total Income	100,204	206,887	422,496	112,372	509,099	231,248

Expenses:
Incentive Fees	876,892	170,704	—	—	—	—
Management Fees	505,597	216,609	414,945	75,213	171,913	76,017
Service Fees—Class 1	508,438	163,270	175,339	107,713	88,731	27,656
Trading Fees	101,035	42,979	83,423	30,079	68,726	30,577

Total Expenses	1,991,962	593,562	673,707	213,005	329,370	134,250

Investment gain/(loss)—net	(1,891,758)	(386,675)	(251,211)	(100,633)	179,729	96,998

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	—	—	—	—	—	—
Net realized gain/(loss) on option / swap contracts	—	—	—	(2,684,087)	1,729,289	(643,705)
Net change in open trade equity	—	—	—	—	—	—
Net realized gain on U.S. Treasury securities	155,060	—	—	27,185	—	—
Net unrealized gain on U.S. Treasury securities	509,595	—	—	60,003	—	—
Trading commissions	—	—	—	—	—	—
Net change in inter-series payables	—	(76,140)	(12,370)	—	(1,184,019)	227,966
Equity in earnings/(loss) from trading company	5,611,603	1,334,826	520,410	—	—	—

Net gain/(loss) on investments	6,276,258	1,258,686	508,040	(2,596,899)	545,270	(415,739)

Minority interests in net income of consolidated trading subsidiaries	—	—	—	—	—	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL	$4,384,500	$872,011	$256,829	$(2,697,532)	$724,999	$(318,741)

NET INCOME/(LOSS) PER UNIT
Class 1	$21.14	$10.34	$1.80	$(40.48)	$15.34	$(4.55)
Class 2	$27.12	$14.12	$4.52	$(40.58)	$17.91	$(2.87)

(1)	The Long Only Commodity Series of the Trust commenced trading operations February 24, 2006.

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2008, 2007 and 2006

	Long/Short Commodity Series (1)			Managed Futures Index Series (1)
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Investment Income:
Interest—net	$921,454	$1,051,098	$883,143	$35,362	$165,165	$285,909

Total Income	921,454	1,051,098	883,143	35,362	165,165	285,909

Expenses:
Incentive Fees	1,569,879	728,853	263,124	—	—	—
Management Fees	1,703,437	1,027,170	724,741	33,826	87,109	140,606
Service Fees—Class 1	1,327,950	800,073	299,596	26,950	11,883	3,692
Trading Fees	243,105	140,750	110,800	8,454	21,638	35,292

Total Expenses	4,844,371	2,696,846	1,398,261	69,230	120,630	179,590

Investment gain/(loss)—net	(3,922,917)	(1,645,748)	(515,118)	(33,868)	44,535	106,319

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	(18,291,792)	15,057,205	618,199	—	(353,098)	(681,466)
Net realized gain/(loss) on option / swap contracts	—	—	—	—	—	—
Net change in open trade equity	31,013,453	(14,220,168)	398,400	—	(224,977)	429,002
Net realized gain on U.S. Treasury securities	228,920	—	—	6,580	—	—
Net unrealized gain on U.S. Treasury securities	712,591	—	—	33,810	—	—
Trading commissions	(1,075,686)	(1,070,911)	(194,308)	—	(22,129)	(34,148)
Net change in inter-series payables	—	—	(110,951)	—	490,858	168,232
Equity in earnings/(loss) from unconsolidated trading company	—	—	—	661,280	109,775	—

Net gain/(loss) on investments	12,587,486	(233,874)	711,340	701,670	429	(118,380)

Minority interests in net income of consolidated trading subsidiaries	(11,001,043)	2,311,769	66,832	—	—	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL Resulting From Operations	$(2,336,474)	$432,147	$263,054	$667,802	$44,964	$(12,061)

NET INCOME/)LOSS) PER UNIT
Class 1	$(1.08)	$1.05	$0.42	$31.59	$3.84	$(3.25)
Class 2	$2.09	$4.26	$2.93	$35.28	$5.99	$(1.57)

(1)	The Long/Short Commodity Series and the Managed Future Index Series of the Trust commenced trading operations February 24, 2006.

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2008, 2007 and 2006

	Balanced Series (1)
	Class 1		Class 1a		Class 2		Class 2a
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2006	$—	$114,741,316	$—	$—	$1,087	$21,223,825	$—	$—
Sale of Units	—	122,409,181	200	4,133,343	1,700,000	27,713,245	50,000	596,000
Redemption of Units	—	(15,376,421)	—	—	(1,000,000)	(2,680,487)	—	—
Net increase in Owners’ Capital resulting from operations	—	2,785,824	(8)	70,330	10,384	1,613,347	(1,058)	16,864

Owners’ Capital, December 31, 2006	—	224,559,900	192	4,203,673	711,471	47,869,930	48,942	612,864

Sale of Units	—	45,063,047	—	2,453,374	2,200,000	10,161,842	30,000	769,760
Redemption of Units	—	(53,164,207)	—	(758,846)	—	(13,809,185)	—	(184,318)
Net (decrease) in Owners’ Capital resulting from operations	—	(11,717,992)	(10)	(259,883)	(71,325)	(1,108,691)	(297)	(25,395)

Owners’ Capital, December 31, 2007	—	204,740,748	182	5,638,318	2,840,146	43,113,896	78,645	1,172,911

Sale of Units	—	53,227,589	—	2,242,824	—	17,553,242	20,000	586,073
Redemption of Units	—	(46,971,227)	—	(1,099,001)	—	(9,274,267)	—	(345,411)
Net (decrease) in Owners’ Capital resulting from operations	—	45,553,719	42	1,353,800	771,984	12,104,661	21,733	352,400

Owners’ Capital, December 31, 2008	$—	$256,550,829	$224	$8,135,941	$3,612,130	$63,497,532	$120,378	$1,765,973

Owner’s Capital—Units, January 1, 2006	—	1,097,178	—	—	10	195,206	—	—
Sale of Units	—	1,154,601	2	43,800	15,163	248,045	500	6,261
Redemption of Units	—	(146,324)	—	—	(8,945)	(24,240)	—	—

Owners’ Capital—Units, December 31, 2006	—	2,105,455	2	43,800	6,228	419,011	500	6,261

Sale of Units	—	431,921	—	26,140	19,131	90,124	324	7,986
Redemption of Units	—	(519,373)	—	(7,910)	—	(124,183)	—	(1,961)

Owners’ Capital—Units, December 31, 2007	—	2,018,003	2	62,030	25,359	384,952	824	12,286

Sale of Units	—	460,090	—	21,617	—	134,511	168	5,372
Redemption of Units	—	(428,503)	—	(11,063)	—	(73,679)	—	(3,098)

Owners’ Capital—Units, December 31, 2008	—	2,049,590	2	72,584	25,359	445,784	992	14,560

Net asset value per unit at January 1, 2006		$104.58		$100.00		$108.73		$100.00
Change in net asset value per unit for year ended December 31, 2006		2.08		(4.03)		5.51		(2.12)

Net asset value per unit at December 31, 2006		$106.66		$95.97		$114.24		$97.88
Change in net asset value per unit for year ended December 31, 2007		(5.20)		(5.07)		(2.24)		(2.41)

Net asset value per unit at December 31, 2007		$101.46		$90.90		$112.00		$95.47
Change in net asset value per unit for year ended December 31, 2008		23.71		21.19		30.44		25.83

Net asset value per unit at December 31, 2008		$125.17		$112.09		$142.44		$121.30

(1)	The Balanced Series Classes 1a and 2a of the Trust commenced trading operations on April 26, 2006

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2008, 2007 and 2006

	Winton Series (1)				Campbell/Graham/Tiverton Series
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2006	$—	$2,047,247	$1,163	$177,143	$—	$21,561,490	$968	$2,845,588
Sale of Units	1,000	1,037,201	310,000	91,900	—	29,197,231	2,025,000	3,340,314
Redemption of Units	—	(3,014,437)	(101,309)	(232,637)	—	(2,795,559)	—	(1,125,145)
Net increase in Owners’ Capital resulting from operations	57	285,856	18,928	25,533	—	880,152	79,094	184,348

Owners’ Capital, December 31, 2006	1,057	355,867	228,782	61,939	—	48,843,314	2,105,062	5,245,105

Sale of Units	—	34,289,489	410,000	8,918,823	—	16,528,939	—	1,454,351
Redemption of Units	—	(1,381,913)	(500,000)	(184,886)	—	(7,450,850)	(2,000,000)	(1,038,831)
Net increase (decrease) in Owners’ Capital resulting from operations	81	2,399,679	96,610	1,343,633	—	(2,390,501)	139,395	(85,080)

Owners’ Capital, December 31, 2007	1,138	35,663,122	235,392	10,139,509	—	55,530,902	244,457	5,575,545

Sale of Units	—	25,445,441	—	—	—	15,128,511	—	2,039,851
Redemption of Units	—	(5,428,009)	—	(484,181)	—	(12,047,193)	—	(1,459,332)
Net increase (decrease) in Owners’ Capital resulting from operations	166	6,601,801	42,543	1,810,104	—	11,344,935	58,421	1,348,832

Owners’ Capital, December 31, 2008	$1,304	$62,282,355	$277,935	$11,465,432	$—	$69,957,155	$302,878	$7,504,896

Owner’s Capital—Units, January 1, 2006	—	18,290	10	1,523	—	228,642	10	29,386
Sale of Units	10	9,014	3,086	831	—	308,998	20,656	33,661
Redemption of Units	—	(23,936)	(954)	(1,774)	—	(30,296)	—	(11,553)

Owners’ Capital—Units, December 31, 2006	10	3,368	2,142	580	—	507,344	20,666	51,494

Sale of Units	—	322,603	4,210	86,620	—	175,604	—	14,394
Redemption of Units	—	(12,671)	(4,367)	(1,712)	—	(78,709)	(18,227)	(10,242)

Owners’ Capital—Units, December 31, 2007	10	313,300	1,985	85,488	—	604,239	2,439	55,646

Sale of Units	—	208,113	—	—	—	151,684	—	18,316
Redemption of Units	—	(43,818)	—	(3,618)	—	(123,076)	—	(13,508)

Owners’ Capital—Units, December 31, 2008	10	477,595	1,985	81,870	—	632,847	2,439	60,454

Net asset value per unit at January 1, 2006		$100.00		$100.00		$94.30		$96.83
Change in net asset value per unit for the year ended December 31, 2006		5.65		6.81		1.97		5.03

Net asset value per unit at December 31, 2006		$105.65		$106.81		$96.27		$101.86
Change in net asset value per unit for year ended December 31, 2007		8.18		11.80		(4.37)		(1.66)

Net asset value per unit at December 31, 2007		$113.83		$118.61		$91.90		$100.20
Change in net asset value per unit for year ended December 31, 2008		$16.58		$21.43		$18.64		$23.94

Net asset value per unit at December 31, 2008		$130.41		$140.04		$110.54		$124.14

(1)	The Winton Series began trading on August 11, 2006. (See Note 1.)

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2008, 2007 and 2006

	Currency Series				Winton/Graham Series
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2006	$—	$276,762	$2,059,895	$6,019	$—	$5,642,080	$857	$1,771,747
Sale of Units	—	6,559,790	—	457,300	—	1,316,260	391,309	115,787
Redemption of Units	—	(176,893)	(2,075,000)	(5,237)	—	(1,137,106)	—	(316,931)
Net increase (decrease) in Owners’ Capital resulting from operations	—	232,232	31,794	19,965	—	170,103	(2,251)	88,977

Owners’ Capital, December 31, 2006	—	6,891,891	16,689	478,047	—	5,991,337	389,915	1,659,580

Sale of Units	—	4,092,276	1,000,000	127,954	—	1,274,358	—	24,016
Redemption of Units	—	(1,073,104)	(500,000)	(328,550)	—	(1,786,900)	(400,000)	(155,334)
Net increase (decrease) in Owners’ Capital resulting from operations	—	(119,251)	(2,751)	8,805	—	581,412	54,785	235,814

Owners’ Capital, December 31, 2007	—	9,791,812	513,938	286,256	—	6,060,207	44,700	1,764,076

Sale of Units	—	4,569,653	400,000	2,203,875	—	28,257,833	—	11,442,834
Redemption of Units	—	(1,825,220)	(217,000)	(85,384)	—	(1,559,841)	—	(199,080)
Net increase (decrease) in Owners’ Capital resulting from operations	—	(636,060)	(9,581)	(145,504)	—	3,002,636	11,615	1,370,249

Owners’ Capital, December 31, 2008	$—	$11,900,185	$687,357	$2,259,243	$—	$35,760,835	$56,315	$14,378,079

Owner’s Capital—Units, January 1, 2006	—	2,834	20,311	59	—	68,058	10	20,666
Sale of Units	—	67,111	—	4,407	—	15,803	4,310	1,318
Redemption of Units	—	(1,819)	(20,157)	(49)	—	(13,128)	—	(3,595)

Owners’ Capital—Units, December 31, 2006	—	68,126	154	4,417	—	70,733	4,320	18,389

Sale of Units		39,538	8,825	1,135		13,874	—	236
Redemption of Units	—	(10,391)	(4,349)	(2,973)	—	(20,840)	(3,892)	(1,722)

Owners’ Capital—Units, December 31, 2007	—	97,273	4,630	2,579	—	63,767	428	16,903

Sale of Units	—	44,605	3,669	18,851	—	258,465	—	94,026
Redemption of Units	—	(18,159)	(2,010)	(760)	—	(14,428)	—	(1,578)

Owners’ Capital—Units, December 31, 2008	—	123,719	6,289	20,670	—	307,804	428	109,351

Net asset value per unit at January 1, 2006		$97.66		$101.42		$82.90		$85.73
Change in net asset value per unit for the year ended December 31, 2006		3.50		6.81		1.80		4.52

Net asset value per unit at December 31, 2006		$101.16		$108.23		$84.70		$90.25
Change in net asset value per unit for the year ended December 31, 2007		(0.50)		2.77		10.34		14.12

Net asset value per unit at December 31, 2007		$100.66		$111.00		$95.04		$104.37
Change in net asset value per unit for the year ended December 31, 2008		(4.47)		(1.70)		21.14		27.12

Net asset value per unit at December 31, 2008		$96.19		$109.30		$116.18		$131.49

(1)	The Dunn Series ceased trading on October 12, 2007. (See Note 1.)
(2)	Balance as of October 12, 2007

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2008, 2007 and 2006

	Long Only Commodity Series (1)				Long/Short Commodity Series (1)
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2006	$—	$—	$—	$—	$—	$—	$—	$—
Sale of Units	—	4,836,308	51,000	229,659	—	19,594,958	241,000	2,457,810
Redemption of Units	—	(229,384)	—	(131,977)	—	(305,331)	—	(75,414)
Net increase (decrease) in Owners’ Capital resulting from operations	—	(285,460)	(3,368)	(29,913)	—	188,968	8,285	65,801

Owners’ Capital, December 31, 2006	—	4,321,464	47,632	67,769	—	19,478,595	249,285	2,448,197

Sale of Units	—	1,304,399	100,000	96,183	—	18,002,305	111,000	1,206,261
Redemption of Units	—	(1,584,773)	—	(47,605)	—	(6,675,705)	—	(500,449)
Net increase (decrease) in Owners’ Capital resulting from operations	—	689,799	22,462	12,738	—	287,551	13,765	130,831

Owners’ Capital, December 31, 2007	—	4,730,889	170,094	129,085	—	31,092,746	374,050	3,284,840

Sale of Units	—	2,036,429	—	1,058,317	—	28,403,530	557,000	7,696,603
Redemption of Units	—	(1,356,931)	—	(27,878)	—	(10,999,764)	—	(340,236)
Net increase (decrease) in Owners’ Capital resulting from operations	—	(2,156,161)	(60,002)	(481,369)	—	(1,971,106)	2,658	(368,026)

Owners’ Capital, December 31, 2008	$—	$3,254,226	$110,092	$678,155	$—	$46,525,406	$933,708	10,273,181

Owner’s Capital—Units, January 1, 2006	—	—	—	—	—	—	—	—
Sale of Units	—	47,568	490	2,054	—	197,098	2,422	24,537
Redemption of Units	—	(2,292)	—	(1,356)	—	(3,132)		(753)

Owners’ Capital—Units, December 31, 2006	—	45,276	490	698	—	193,966	2,422	23,784

Sale of Units	—	13,507	989	884	—	179,408	1,068	11,627
Redemption of Units	—	(16,082)	—	(460)	—	(66,949)	—	(4,765)

Owners’ Capital—Units, December 31, 2007	—	42,701	1,479	1,122	—	306,425	3,490	30,646

Sale of Units	—	16,745	—	8,208	—	263,538	5,054	66,341
Redemption of Units	—	(13,161)	—	(222)	—	(106,515)	—	(2,979)

Owners’ Capital—Units, December 31, 2008	—	46,285	1,479	9,108	—	463,448	8,544	94,008

Net asset value per unit at January 1, 2006		$100.00		$100.00		$100.00		$100.00
Change in net asset value per unit for the year ended December 31, 2006		(4.55)		(2.87)		0.42		2.93

Net asset value per unit at December 31, 2006		$95.45		$97.13		$100.42		$102.93
Change in net asset value per unit for the year ended December 31, 2007		15.34		17.91		$1.05		$4.26

Net asset value per unit at December 31, 2007		$110.79		$115.04		$101.47		$107.19

Change in net asset value per unit for the year ended December 31, 2008		(40.48)		(40.58)		(1.08)		2.09

Net asset value per unit at December 31, 2008		$70.31		$74.46		$100.39		$109.28

(1)	The Long Only Commodity Series and the Long/Short Commodity Series of the Trust commenced trading operations on February 24, 2006

The accompanying notes are an integral part of these statements.

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2008, 2007 and 2006

	Managed Futures Index Series (1)
	Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2006	$—	$—	$—	$—
Sale of Units	—	602,781	51,000	2,500
Redemption of Units	—	(91,491)		—
Net increase (decrease) in Owners’ Capital resulting from operations	—	(11,220)	(859)	18

Owners’ Capital, December 31, 2006	—	500,070	50,141	2,518

Sale of Units	—	264,820	230,000	39,900
Redemption of Units	—	(174,964)	—	—
Net increase (decrease) in Owners’ Capital resulting from operations	—	31,814	14,431	(1,281)

Owners’ Capital, December 31, 2007	—	621,740	294,572	41,137

Sale of Units	—	1,620,857	—	889,180
Redemption of Units	—	(416,360)	(300,000)	(15,877)
Net increase (decrease) in Owners’ Capital resulting from operations	—	440,740	82,987	144,075

Owners’ Capital, December 31, 2008	$—	$2,266,977	$77,559	$1,058,515

Owner’s Capital—Units, January 1, 2005	—	—	—	—
Sale of Units	—	6,120	509	26
Redemption of Units	—	(951)	—	—

Owners’ Capital—Units, December 31, 2006	—	5,169	509	26

Sale of Units	—	2,843	2,312	368
Redemption of Units	—	(1,831)	—	—

Owners’ Capital—Units, December 31, 2007	—	6,181	2,821	394

Sale of Units	—	14,749	—	7,317
Redemption of Units	—	(3,779)	(2,266)	(134)

Owners’ Capital—Units, December 31, 2008	—	17,151	555	7,577

Net asset value per unit at January 1, 2006		$100.00		$100.00
Change in net asset value per unit for the year ended December 31, 2006		(3.25)		(1.57)

Net asset value per unit at December 31, 2006		$96.75		$98.43
Change in net asset value per unit for the year ended December 31, 2007		$3.84		$5.99

Net asset value per unit at December 31, 2007		$100.59		$104.42

Change in net asset value per unit for the year ended December 31, 2008		31.59		35.28

Net asset value per unit at December 31, 2008		$132.18		$139.70

(1)	The Managed Futures Index Series of the Trust commenced trading operations on February 24, 2006

The accompanying notes are an integral part of these statements.

The Frontier Fund

Notes to Financial Statements

As of December 31, 2008 and December 31, 2007

1. Organization and Purpose

The Frontier Fund (the “Trust”), was formed as a Delaware statutory trust on August 8, 2003, with separate Series of Units. Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The Trust is a multi-advisor commodity pool as described in Commodity Futures Trading Commission, or CFTC Regulation § 4.10(d)(2).

The Trust offers eight (8) separate and distinct Series: Balanced Series, Winton Series, Currency Series, Winton/Graham Series, Campbell/ Graham/Tiverton Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series (each, a “Series” and collectively, the “Series”). The Trust may issue additional Series of Units. The Units of each Series are separated into two sub-classes of Units (except for the Balanced Series which are separated into four sub-classes of Units, of which Class 1a and Class 2a are currently inactive). The Trust, with respect to each Series:

•

engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies), options contracts and other derivative instruments (including swap contracts) may, from time to time, engage in cash and spot transactions;

•

allocates funds to a subsidiary limited liability trading company or companies (“Trading Company”). Each Trading Company has one-year renewable contracts with its own independent commodity trading advisor(s), or each, a Trading Advisor, that will manage all or a portion of such Trading Company’s assets, make the trading decisions for the assets of each Series vested in such Trading Company (other than the Long Only Commodity Series which invests only in Swaps referencing two indexes). Each Trading Company will segregate its assets from any other Trading Company;

•	maintains separate, distinct records for each Series, and accounts for the assets of each Series separately from the other Series and the other Trust assets;

•	calculates the Net Asset Value (“NAV”) of its Units separately from the other Series;

•

has an investment objective of increasing the value of each Series’ Units over the long term (capital appreciation), while controlling risk and volatility; further, to offer exposure to the investment programs of individual Trading Advisors and to specific instruments (currencies); and

•

offers each Series of Units in two sub-classes—Class 1 and Class 2 (except for the Balanced Series, which has four sub-classes—Class 1, Class 1a, Class 2 and Class 2a). Investors who purchase Class 1 or Class 1a Units of any Series are charged a service fee of up to three percent (3.0%) annually of the NAV of each Unit purchased, for the benefit of Selling Agents selling such Class 1 or Class 1a Units. Equinox Fund Management, LLC (the “Managing Owner”), prepays the initial service fee which is amortized monthly at an annual rate of three percent (3.0%) of the average daily NAV of Class 1 or Class 1a of such Series; provided, however, that investors who redeem all or a portion of their Class 1 or Class 1a Units of any Series during the first twelve (12) months following the effective date of their purchase are subject to a redemption fee of up to three percent (3.0%) of the NAV at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. Investors who purchase Class 2 or Class 2a Units of any Series are charged no initial or ongoing service fee. However, the Managing Owner may pay the Selling Agents an on-going service fee for certain administrative services. Any such payments by the Managing Owner will not be subject to reimbursement by the Limited Owners.

•

Units of any Class in a Series may be redeemed, in whole or in part, on a daily basis, at the then current NAV per Unit for such Series on the day of the week after the date the Managing Owner is in receipt of a redemption request for at least one (1) Business Day to be received by the Managing Owner prior to 4:00 PM in New York. Redemption of Class 1 Units of any Series, which have been held by the Unit holder for less than twelve (12) full months, will be subject to a redemption fee of up to three percent (3.0%) of the value of such Units being redeemed. Redemption fees are payable to Equinox Fund Management, LLC as Managing Owner of the Trust.

As of September 24, 2004, the Trust commenced operations for the Balanced Series, the Winton Series (formerly the Beach Series), the Currency Series and the Dunn Series. The Winton/Graham Series commenced operations as of November 19, 2004. The Campbell/Graham/Tiverton Series commenced operations on February 11, 2005. The Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series commenced operations on February 11, 2006. On May 1, 2006, two new classes of the Balanced Series commenced operations: Balanced Series 1a, and Balanced Series 2a.

The Continuous Offering Period of the Dunn Series was terminated by the Managing Owner in February 2006. On October 15, 2007 the remaining outstanding Units in the Dunn Series were redeemed, and the remaining net assets of the Dunn Series were distributed to the holders of those Units.

2. Significant Accounting Policies

The following are the significant accounting policies of the Trust.

Basis of Presentation—The financial statements of each Series of the Trust included herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Consolidation—The Series, through investing in subsidiary limited liability Trading Company or Companies), authorize certain Trading Advisors to place trades and manage assets at pre-determined investment levels. The Trading Companies were organized by the Managing Owner for the purpose of investing in securities and derivative instruments, and have no operating income or expenses, except for trading income and expenses, all of which is allocated to the Series. Only Series of the Trust can invest in a Trading Company. Trading Companies in which a Series has a majority equity interest are consolidated by such Series. Investments in Trading Companies in which a Series does not have a controlling or majority interest are carried in the statement of financial condition of such Series at fair value. Fair value represents the proportionate share of the equity of a Series in a Trading Company.

The consolidated financial statements of the Balanced Series include the assets, liabilities and earnings of its wholly-owned and majority owned Trading Companies, Frontier Trading Company I LLC, Frontier Trading Company VI LLC and Frontier Trading Company IX, LLC.

The consolidated financial statements of the Winton Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company II LLC.

The consolidated financial statements of the Currency Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company III LLC.

The consolidated financial statements of the Campbell/Graham/Tiverton Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company V LLC.

The consolidated financial statements of the Long/Short Commodity Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company VII, LLC.

The consolidated financial statements of the Long Only Commodity Series include the assets, liabilities and earnings of its wholly-owned trading company, Frontier Trading Company VIII, LLC.

Cash and Cash Equivalents—Cash and cash equivalents include cash and overnight investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less. The Trust maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Trust does not believe it is exposed to any significant credit risk. Aggregate interest income from all sources, including assets held at clearing brokers, up to 2% (annualized) is paid to the Managing Owner by the Balanced Series (Class 1 and Class 2 only), Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series. For the Balanced Series (Class 1a and Class 2a only), Long Only Commodity Series, Long/Short Commodity Series and the Managed Futures Index Series, 20% of the total interest allocated to each Series is paid to the Managing Owner. Any excess is accrued as income allocated to all Series in proportion to their daily NAV.

Certificates of Deposit—Certificates of deposit include interest-bearing instruments issued by U.S Bank National Association, with maturities greater than three months and interest paid at maturity. Certificates of Deposit are allocated to each Series based on their percentage ownership in the pooled cash management assets on the date of the asset purchase. The Trust values the certificates of deposit at fair value (face value plus interest receivable) and reports these instruments as Level 2 inputs under SFAS 157, Fair Value Measurements.

Custom Time Deposits—Custom time deposits are structured deposit agreements with U.S. Bank National Association that earn a guaranteed fixed interest rate of 3.75% and will mature six months from the deposit date and be subject to automatic six-month rollovers through October 2013. Interest is paid monthly or at least every six months. Unscheduled withdrawals will be subject to certain penalties and other costs up to 1.0% of the amount deposited if withdrawn within the first six months from the deposit date. The withdrawal fee is set a 0.225% for the period from six months to one year subsequent to the deposit date and decreases by .05% increments for each year thereafter through the maturity date. Custom time deposits are allocated to each Series based on their percentage ownership in the pooled cash management assets on the date of the asset purchase. The Trust values the custom time deposits at face value plus accrued interest as it is considered a deposit account under paragraph 7.23 of the Investment Company Audit Guide, and accordingly, this deposit is not subject to fair value measurements under SFAS 157.

Cash held at Futures Commission Merchants—The Trust deposits assets with a broker subject to CFTC Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such broker. The Trust earns interest income on its assets deposited with the broker.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires the Managing Owner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition—Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39—”Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. For U.S Treasury Securities, interest is recognized in the period earned and the instruments are marked-to-market daily based on third party information. Certificates of Deposit and Custom Time Deposits are valued at cost and the interest income is recognized in the period earned. Transaction costs are recognized as occurred and reflected separately in the Statement of Operations.

Allocation of Earnings—Each Series of the Trust offers two classes of Units—Class 1 and Class 2 (except for the Balanced Series, which offers four classes of Units—Class 1, Class 1a, Class 2 and Class 2a). All classes have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class 1 or Class 1a Units of each Series bear certain expenses related to the servicing of such Units. Revenues, expenses (other than expenses attributable to a specific class), and realized and unrealized trading profits and losses of each Series are allocated daily to Class 1, Class 1a, Class 2 and Class 2a Units based on each Class’ relative owners’ capital balance. U.S. Treasuries, Certificates of Deposit and Custom Time Deposits are allocated to each Series based on their percentage ownership in the cash management pool on the date of the asset purchase.

Each Series allocates funds to a subsidiary Trading Company, or Companies, of the Trust. Each Trading Company allocates all of its daily trading profits or losses to the Series in proportion to each Series’ ownership interest in the Trading Company, adjusted on a daily basis. As of December 31, 2008, the value of all open contracts and cash held at clearing brokers is similarly allocated to the Series in proportion to each Series’ funds allocated to the Trading Company, or Companies.

Inter-Series Receivables/Payables—The Balanced Series, in order to make investments in the Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series, for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The Balanced Series and investee Series reflect the changes in values of these investments as “Net change in inter-series receivables/payables” in the Statement of Operations.

Foreign Currency Transactions—The Trust’s functional currency is the U.S. Dollar, however, it transacts business in currencies other than the U.S. Dollar. Assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. Dollars are reported in income currently.

Investments and Swaps—The Trust records investment transactions on trade date and all investments are recorded at fair value in its financial statements, with changes in fair value reported as a component of realized and unrealized gains (losses) on investments in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price. At December 31, 2008 all investments in futures and forward contracts were based on quoted market prices. The valuation of investments in swap contracts (“Swaps”) involve estimates.

The Managing Owner may make judgments that can frequently require estimates about matters that are inherently uncertain. The Managing Owner provides a good faith estimate of the daily NAV for each Series based on such uncertain information. The Managing Owner’s good faith estimates of each Series’ NAV is published daily by the Trust and is used for subscriptions, redemptions and exchanges of all Trust Units, and such Unit transactions are final and not subject to subsequent adjustment unless the estimate of NAV varies from the actual NAV by more than one percent (1.0%) of the actual NAV as described within the Prospectus.

The Balanced Series, in order to make investments from time to time in the Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The amount of the funds advanced by the Balanced Series to each of the Campbell/Graham/Tiverton Series, Currency Series,

Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series participates on a pari passu basis with the Class 2 Units of such investee Series. The Balanced Series reflects the change in value of these investments as “Net change in inter-series receivables” in the Statement of Operations. The Balanced Series is subject to the same allocations of income and fees as the Limited Owners of such Series. As a result of fees charged by the investee Series, fees are not charged by the Balanced Series on the capital allocated to investments in affiliated Series, and the Managing Owner monitors such allocations so that aggregate fees of the investee Series on the Balanced Series investments do not exceed the allowable fees of the Balanced Series as provided in the Trust’s Prospectus.

Income Taxes— The Trust applies the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Trust’s financial statements to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Trust’s level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current year. The Managing Owner has concluded there is no tax expense, interest or penalties to be recorded by the Trust for the years ended December 31, 2008 and 2007. The 2005 through 2008 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

In the opinion of the Managing Owner, (i) the Trust is treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust constitutes “qualifying income” within the meaning of Section 7704(d) of the Code, the Trust is not a publicly traded partnership treated as a corporation, and (ii) the discussion set forth in the Prospectus under the heading “Federal Income Tax Consequences” correctly summarizes the material Federal income tax consequences as of the date of the Prospectus to potential U.S. Limited Owners of the purchase, ownership and disposition of Units of the Trust.

Fees and Expenses—All management fees, incentive fees, and service fees of the Trust are paid to the Managing Owner. Additionally, the trading fees are paid to the Managing Owner. It is the responsibility of the Managing Owner to pay all Trading Advisor management and incentive fees, as well as all other operating expenses and continuing offering costs of the Trust.

Service Fees—Each Series pays monthly to the Managing Owner a service fee at an annualized rate of up to 3.0% (2.0% for the Long Only Commodity Series and the Managed Futures Index Series) of the NAV of Class 1 of the Series, accrued daily, which the Managing Owner pays to selling agents of the Trust. These service fees are part of the offering costs of the Trust, which include registration and filing fees, legal and blue sky expenses, accounting and audit, printing, marketing support and other offering costs which are born by the Managing Owner.

With respect to the service fees, the initial service fee (for the first 12 months) relating to a purchase of Units by an investor is prepaid by the Managing Owner to the relevant selling agent in the month following such purchase and is reimbursed therefor by the Series monthly in arrears in an amount based upon a corresponding percentage of NAV, calculated daily. Consequently, the Managing Owner bears the risk and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in NAV over the following 12 months.

Pending Owner Additions—Funds received for new subscriptions and for additions to existing owner interests are recorded as capital additions at the NAV per unit of the second business day following receipt.

Statement of Cash Flows— The Trust has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, Statements of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Recently Adopted Accounting Pronouncements—In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements. This statement emphasizes that fair value is a market-based measurement and should be determined based on assumptions that a market participant would use when pricing an asset or liability. This statement clarifies that market participant assumptions should include assumptions about risk as well as the effect of a restriction on the sale or use of an asset. Additionally, this statement establishes a fair value hierarchy that provides the highest priority to quoted prices in active markets and the lowest priority to unobservable data. This statement was effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 on January 1, 2008 did not have a material effect on the Trust’s financial statements. (See Note 3 – Fair Value Measurements).

In April 2007, the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for those instruments in the Consolidated Statements of Financial Condition. In addition, FIN 39-1 permits offsetting of fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The Trust’s adoption of FIN 39-1 on January 1, 2008 did not have a material impact on the Trust’s Financial Statements.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB Statement No. 51 (“SFAS 160”), to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 is effective on January 1, 2009 and is not expected to have a significant impact on the Trust’s financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosure about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS No. 133 and generally increases the level of desegregations that will be required in an entity’s financial statements. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, or the Trust’s first quarter ending March 31, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.

In October 2008, the FASB issued Staff Positions No. 157-3, Determining the Fair Value of a Financial Asset When the Market is Not Active (“FSP 157-3”). FSP 157-3 provides an illustrative example of how to determine the fair value of financial instruments in an inactive market. FSP 157-3 does not change the fair value measurement principles set forth in SFAS 157. Since adopting SFAS 157 in January 2008, the Trust’s process for determining the fair value of its investments has been, and continues to be, consistent with the guidance provided in FSP 157-3. As a result, the adoption of FSP 157-3 did not affect the Trust’s process for determining the fair value of its investments and did not have a material impact on the Trust’s results of operations.

In applying these policies, the Managing Owner may make judgments that may require estimates about matters that are inherently uncertain.

Reclassification— Certain amounts in the financial statements have been reclassified to conform to the 2008 presentation.

3. Fair Value Measurements

Effective January 1, 2008, the Trust adopted the provisions of SFAS No. 157, “Fair Value Measurements,” for financial assets. The Trust utilizes valuation techniques that are consistent with the market approach per the requirement of SFAS 157. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The Trust applies the valuation techniques in a consistent manner for each asset. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the assets. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the financial asset based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the financial asset based on the best information available in the circumstances. In addition, the Trust monitors counterparty credit risk and incorporates any identified risk factors when assigning input levels to underlying financial assets or liabilities. In that regard SFAS 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical financial assets and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Trust uses the following methodologies to value instruments within its financial asset portfolio at fair value:

Trading Securities. These instruments include U.S. Treasury Securities and Open Trade Equity Positions (Futures Contracts and Currency Forwards) that are actively traded on public markets with quoted pricing for corroboration. U.S. Treasury Securities, Futures Contracts, and Currency Forward are reported at fair value using Level 1 inputs. Trading Securities instruments further include Open Trade Equity that are quoted prices for identical or similar assets that are not traded on active markets. Trading Options are reported at fair value using Level 2 inputs

Swap Contracts. Certain Swap Contracts are reported utilizing Level 2 inputs. These Swap Contracts are reported at fair value based on daily reports from the swap counterparty that may be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency. Other Swap Contracts are reported utilizing Level 3 Inputs. These Swap Contracts are reported at fair value based upon returns/values that are provided on less than a daily frequency from the swap counterparty, require additional internal financial modeling to develop pricing, and these swaps may not be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency.

Certificates of Deposit. These instruments are time deposits with maturities of nine months issued by a banking institution. Management values the certificates of deposit at face value plus accrued interest and reports these instruments as Level 2 inputs. Certificates of Deposit are allocated to each Series based on their percentage ownership in the pooled cash management assets on the date of the asset purchase.

Investment in Unconsolidated Trading Companies. This investment represents the fair value of the allocation of net assets, consisting of futures, forwards and options, to each respective Series relative to its trading allocations to unconsolidated Trading Companies.

The following table summarizes the instruments that comprise the Trust’s financial asset portfolio, by Series, measured at fair value on a recurring basis as of December 31, 2008, segregated by the level of valuation inputs within the fair value hierarchy utilized to measure fair value. The Trust, under the same management as the Trading Companies, has the benefit of full look through to the assets underlying the positions listed in the following table as “Investment in Unconsolidated Trading Companies”, and as such maintains this line item as the same Level 1 input as all of the underlying positions on the financial statements of the Trading Companies.

December 31, 2008	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Balanced Series
Open Trade Equity	$6,736,731	$16,412,796	$—	$23,149,527
Swap Contracts	—	—	53,072,356	53,072,356
Investment in Unconsolidated Trading Companies	19,528,370			19,528,370
U.S. Treasury Securities	43,042,540	—	—	43,042,540
Certificate of Deposits		34,091,481		34,091,481
Winton Series
Open Trade Equity	2,158,369	—	—	2,158,369
U.S. Treasury Securities	12,899,592	—	—	12,899,592
Certificate of Deposits		14,085,571		14,085,571
Campbell/Graham/Tiverton Series
Open Trade Equity	(111,526)	—	—	(111,526)
Investment in Unconsolidated Trading Companies	8,559,112			8,559,112
U.S. Treasury Securities	9,371,661	—	—	9,371,661
Certificate of Deposits		12,866,065		12,866,065
Currency Series
Open Trade Equity	12,810			12,810
Swap Contracts	—	—	9,122,121	9,122,121
U.S. Treasury Securities	3,770,011	—	—	3,770,011
Certificate of Deposits		3,506,438		3,506,438
Winton/Graham Series
Investment in Unconsolidated Trading Companies	4,342,658			4,342,658
U.S. Treasury Securities	1,424,286	—	—	1,424,286
Certificate of Deposits		8,675,748		8,675,748
Long Only Series
Swap Contracts	—	836,554	—	836,554
U.S. Treasury Securities	1,241,289	—	—	1,241,289
Certificate of Deposits		440,781		440,781
Long Short Series
Open Trade Equity	10,933,828	(180,065)	—	10,753,763
U.S. Treasury Securities	10,554,571	—	—	10,554,571
Certificate of Deposits		10,923,009		10,923,009
Managed Futures Index Series
Investment in Unconsolidated Trading Companies	770,967			770,967
U.S. Treasury Securities	140,111	—	—	140,111
Certificate of Deposits		488,470		488,470

The changes in Level 3 assets measured at fair value on a recurring basis are summarized in the following tables. Swap Contract asset gains and losses (realized/unrealized) included in earnings are classified in “realized and unrealized gain (loss) on investments – net unrealized gain/(loss) on swap contracts” on the consolidated statement of operations. During the twelve months ended December 31, 2008 all identified level three assets are components of both the Balanced Series and the Currency Series.

Swap Contracts	Balanced Series	Currency Series
	For The Twelve Months Ending December 31, 2008	For The Twelve Months Ending December 31, 2008
Balance of recurring Level 3 assets as of January 1, 2008	$47,241,455	$—
Total gains or losses (realized/unrealized):
Included in earnings-realized	361,511	—
Included in earnings-unrealized	20,742,964	(2,877,879)
Purchases, sales, issuances, and settlements, net	(15,273,574)	12,000,000
Transfers in and/or out of Level 3	—	—

Balance of recurring Level 3 assets as of December 31, 2008	$53,072,356	$9,122,121

4. Swaps

In addition to authorizing Trading Advisors to manage pre-determined investment levels of futures and forward contracts, certain Series of the Trust will strategically invest a portion or all of their assets in total return Swaps, selected at the direction of the Managing Owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of securities.

Each Series’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements. For the Balanced Series, Campbell/Graham/Tiverton Series and Currency Series the Swaps serve to diversify the investment holdings of each Series and to provide access to programs and advisors that would not be otherwise available to the Series, and are not used for hedging purposes.

The Managing Owner follows procedures in selecting financial institutions to act as Swap counterparties. The procedures include due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of relationship, and quarterly ongoing review during the relationship, to ensure that counterparties meet the Managing Owners’ minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies. Approximately 9% of the Trust’s assets are deposited with over-the-counter counterparties in order to initiate and maintain swap contracts.

The Balanced Series, Campbell/Graham/Tiverton Series and Currency Series strategically invest assets in one or more Swaps linked to certain underlying investments or indices, at the direction of the Managing Owner. The Trading Company in which the assets of these Series will be invested will not own any of the investments or indices referenced by any Swap entered into by these Series. In addition, the swap counterparty to the Trading Company of these Series is not a Trading Advisor to these Series.

The Long Only Commodity Series, through the Trading Company in which the assets of the Long Only Commodity Series have been allocated, have entered into various Swaps with one or more swap counterparties. The Swaps enable the Long Only Commodity Series to earn returns similar to returns (less the fees and expenses of the Long Only Commodities Series, including the expenses associated with the Swaps) of the Reuters/Jefferies CRB Index (the “RJ/CRB Index”), and the Jefferies Commodity Performance Index (the “JCPI”). Specifically, the Trading Company, which will hold the assets allocable to the Long Only Commodity Series, will enter into Swaps linked to the RJ/CRB Index and the JCPI at the direction of the Managing Owner.

The Trust has invested in the following Swaps as of December 31, 2008:

	Option Basket Balanced Series	Option Basket Currency Program	Reuters/Jefferies CRB Index	Jefferies Commodity Performance Index
	Balanced	Currency	Long Only	Long Only
Series:
Counterparty	Company A	Company B	Company C	Company C
Notional Amount	$101,715,457	$25,015,994	$2,200,000	$2,200,000
Termination Date	November 6, 2012	January 26, 2013	February 27, 2009	February 27, 2009
Investee Returns	Total Return	Total Return	Total Return	Total Return

Realized Gain / (Loss)	$—	$—	$(1,371,769)	$(1,312,318)

Unrealized Gain / (Loss)	$20,742,953	$(2,877,879)	$—	$—

Fair Value 12/31/2008	$53,072,356	$9,122,121	$430,720	$405,834

5. Investments in Unconsolidated Trading Companies

The following tables summarize the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series and Managed Futures Index Series investments in unconsolidated trading companies as of and for the year ended December 31, 2008.

Trading Company	Percentage of Net Assets	Fair Value	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company II and VII, LLC	5.85%	$19,528,370	$(670,137)	$(3,093,773)	$16,557,640	$12,793,730

Campbell/Graham/Tiverton Series—
Frontier Trading Company I and VI LLC	11.01%	$8,559,112	$(56,395)	$4,501,544	$5,306,529	$9,751,678

Winton/Graham Series—
Frontier Trading Company II and V LLC	8.65%	$4,342,658	$(57,944)	$(7,581,309)	$13,250,856	$5,611,603

Managed Futures Index Series—
Frontier Trading Company IX, LLC	22.66%	$770,967	$(4,196)	$706,836	$(41,360)	$661,280

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Winton/Graham Series and Managed Futures Index Series investments in unconsolidated trading companies as of and for the year ended December 31, 2007.

Trading Company	Percentage of Net Assets	Fair Value	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company VII, LLC	1.65%	$4,238,348	$(735,368)	$9,809,155	$(11,385,556)	$(2,311,769)

Winton Series—
Frontier Trading Company II LLC	10.07%	$4,637,121	$(98,797)	$6,756,630	$(1,662,388)	$4,995,445

Campbell/Graham/Tiverton Series—
Frontier Trading Company VI LLC	29.92%	$18,353,523	$(204,311)	$5,277,036	$(5,003,053)	$69,672

Winton/Graham Series—
Frontier Trading Company V LLC	60.69%	$4,775,554	$(42,272)	$1,718,484	$(341,386)	$1,334,826

Managed Futures Index Series—
Frontier Trading Company IX, LLC	66.26%	$634,400	$(2,636)	$101,276	$11,135	$109,775

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series and Winton/Graham Series investments in unconsolidated trading companies as of and for the year ended December 31, 2006.

Trading Company	Percentage of Net Assets	Fair Value	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company VII, LLC	0.02%	$78,056	$(19,731)	$514,152	$(538,964)	$(44,543)

Winton Series—
Frontier Trading Company II LLC	54.93%	$355,763	$(16,982)	$1,035,567	$(617,590)	$400,995

Campbell/Graham/Tiverton Series—
Frontier Trading Company VI LLC	70.82%	$50,785,796	$(222,930)	$397,155	$3,105,547	$3,279,772

Winton/Graham Series—
Frontier Trading Company V LLC	89.87%	$7,226,062	$(111,438)	$127,728	$504,120	$520,410

The condensed statements of financial condition and statements of income as of and for the years ended December 31, 2008, 2007 and 2006 for the unconsolidated trading companies are as follows:

Condensed Statement of Financial Condition—December 31, 2008	Frontier Trading Company V, LLC	Frontier Trading Company VI, LLC	Frontier Trading Company IX, LLC
	(Unaudited)	(Unaudited)	(Unaudited)
Cash held at futures commodities merchants	$5,221,709	$6,271,352	$1,794,715
Open trade equity	(111,526)	109,880	203,419
Swaps/Options	—	—	—

Total assets	$5,110,183	$6,381,232	$1,998,134

Members’ Equity	$5,221,709	$6,381,232	$1,988,134

Condensed Statement of Income—For the
Year Ended December 31, 2008
Interest income	$278,151	$344,098	$63,692
Net realized gain on investments, less commissions	(16,625,970)	1,377,864	3,737,713
Change in open trade equity	30,023,621	3,382,479	153,103

Net income	$13,675,802	$5,104,441	$3,954,508

Condensed Statement of Financial Condition—December 31, 2007	Frontier Trading Company II, LLC	Frontier Trading Company V, LLC	Frontier Trading Company VI, LLC	Frontier Trading Company IX, LLC
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash held at futures commodities merchants	$9,924,146	$12,761,730	$13,863,217	$2,576,122
Open trade equity	970,867	(96,656)	(1,481,122)	50,316
Swaps/Options	—	—	14,912,063	—

Total assets	$10,895,013	$12,665,074	$27,294,158	$2,626,438

Members’ Equity	$10,895,013	$12,665,074	$27,294,158	$2,626,438

Condensed Statement of Income—For the
Year Ended December 31, 2007
Interest income	$434,402	$653,524	$813,618	$92,235
Net realized gain on investments, less commissions	17,491,808	7,504,459	(7,192,697)	942,262
Change in open trade equity	(452,160)	(1,673,135)	(6,352,783)	(378,687)

Net income	$17,474,050	$6,484,848	$(12,731,862)	$655,810

Condensed Statement of Financial Condition—December 31, 2006	Frontier Trading Company II, LLC	Frontier Trading Company V, LLC	Frontier Trading Company VI, LLC
	(Unaudited)	(Unaudited)	(Unaudited)
Cash held at futures commodities merchants	$7,018,159	$13,938,010	$16,383,004
Open trade equity	1,422,913	1,576,367	39,486,041

Total assets	$8,441,072	$15,514,377	$55,869,045

Members’ Equity	$8,441,072	$15,514,377	$55,869,045

Condensed Statement of Income—For the Year Ended December 31, 2006
Interest income	$213,384	$345,944	$487,539
Net realized gain on investments, less commissions	8,473,473	200,390	(787,064)
Change in open trade equity	(2,090,380)	1,479,234	6,111,319

Net income	$6,596,477	$2,025,568	$5,811,794

6. Transactions with Affiliates

Equinox Fund Management LLC contributes funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of all Series and in return will receive units designated as general units in the Series in which the Managing Owner invests such funds. The general units may only be purchased by the Managing Owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the general units hold the same rights as the limited units. The Managing Owner is required to maintain at least a 1% interest (the “Minimum Purchase Commitment”) in the aggregate capital, profits and losses of all Series so long as it is acting as the Managing Owner of the Trust. Such contribution was made by the Managing Owner before trading commenced for the Trust and will be maintained throughout the existence of the Trust, and the Managing Owner will make such purchases as are necessary to effect this requirement. Additionally, during 2006, the Managing Owner agreed with certain regulatory bodies to maintain a 1% interest specifically in the Balanced Series Class 1a Units and the Balanced Series Class 2a Units, aggregated, and each of the Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series. The 1% interest in these specific Series is included in computing the Minimum Purchase Commitment in aggregate capital. In addition to the General Units the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Units in any Series as a limited owner (“Limited Owner”). All Units purchased by the Managing Owner are held for investment purposes only and not for resale.

On September 30, 2008, the Managing Owner exchanged $217,000 from the Currency Series, Class 2 for an identical amount in the Long/Short Commodity Series, Class 2. On November 17, 2008, the Managing Owner invested $10,000 in the Balanced Series, Class 2a, $400,000 in the Currency Series, Class 2, $140,000 in the Long/Short Commodity Series, Class 2 and $300,000 in the Managed Futures Index Series, Class 2. On December 30, 2008, the Managing Owner invested $10,000 in the Balanced Series, Class 2a and $200,000 in the Long/Short Commodity Series, Class 2.

On March 29, 2007, the Managing Owner invested $30,000 in the Balanced Series, Class 2a, $100,000 in the Long Only Commodity Series, Class 2, $30,000 in the Long/Short Commodity Series, Class 2 and $410,000 in the Winton Series, Class 2. On April 30, 2007, the Managing Owner invested $30,000 in the Managed Futures Index Series, Class 2. On June 27, 2007, the Managing Owner invested $80,000 in the Long/Short Commodity Series, Class 2. On this same date, the Managing Owner exchanged $1.0 million from the Campbell/Graham/Tiverton Series, Class 2 for an identical amount in the Currency Series, Class 2, $1.0 million from the Campbell/Graham/Tiverton Series, Class 2 for an identical amount in the Balanced Series, Class 2 and $400,000 from the Winton/Graham Series, Class 2 for an identical amount in the Balanced Series, Class 2. On October 15, 2007, the Managing Owner redeemed $578 of the remaining interest in the Dunn Series, Class 2. On October 25, 2007, the

Managing Owner invested $1,000 in the Long/Short Commodity Series, Class 2. On this same date, the Managing Owner exchanged $500,000 from the Winton Series, Class 2 for $300,000 in the Balanced Series, Class 2 and $200,000 in the Managed Futures Index Series, Class 2. Also on October 25, 2007, the Managing Owner exchanged $500,000 from the Currency Series, Class 2 for an identical amount in the Balanced Series, Class 2.

The Managing Owner may make purchases or redemptions at any time on the same terms as any Limited Owner.

On February 28, 2008, Mr. Bornhoft, Chief Investment Officer, exchanged $3,000 from the Winton/Graham Series, Class 2 for an identical amount in the Balanced Series, Class 2. On May 7, 2008, Mr. Bornhoft redeemed $4,000 from the Long Only Commodity Series, Class 2. On October 23, 2008, Mr. Bornhoft redeemed $1,100 from the Currency Series, Class 2.

On March 29, 2007, Mr. Bornhoft exchanged $12,658 from the Dunn Series, Class 2 for an identical amount in the Long Only Commodity Series, Class 2 and $2,594 from the Winton/Graham Series, Class 2 for an identical amount in the Long Only Commodity Series, Class 2. On June 1, 2007 Mr. Bornhoft invested $2,630 in the Long Only Commodity Series, Class 2.

Mr. Bornhoft may make purchases or redemptions at any time on the same terms as any Limited Owner. No other principal of the Managing Owner or affiliates own any beneficial interest in the Trust but are allowed to do so.

The Balanced Series, in order to make investments in the Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series, for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The Balanced Series and investee Series reflect the changes in values of these investments as “Net change in inter-series receivables/payables” in the Statement of Operations. The Balanced Series is subject to the same allocations of income and fees as the Limited Owners of such Series. As a result of fees charged by the investee Series, fees are not charged by the Balanced Series on the capital allocated to investments in affiliated Series, and the Managing Owner monitors such allocations so that aggregate fees of the investee Series on the Balanced Series investments do not exceed the allowable fees of the Balanced Series as provided in the Trust’s Prospectus.

The following table summarizes the Balanced Series advances to and reductions from other Series of the Trust as of December 31, 2008.

Currency Series

Summary by Quarter

2008

Amount of investment January 1, 2008	$4,535,784
Additions during period	—
Reduction during period	—
Earnings in investments in Inter-Series Receivables	299,184

Total investment as of March 31, 2008	$4,834,968

Additions during period	—
Reduction during period	—

Earnings in investments in Inter-Series Receivables	(81,840)

Total investment as of June 30, 2008	$4,753,128

Additions during period	11,000,000
Reduction during period	—
Earnings in investments in Inter-Series Receivables	(1,256,626)

Total investment as of September 30, 2008	$14,496,502
Additions during period	—

Reduction during period	—
Earnings in investments in Inter-Series Receivables	182,958

Total investment as of December 31, 2008	$14,679,460

As sponsoring Management Company of the Trust, the Managing Owner has agreed to bear the organization and offering costs of the Trust. These costs were $3,823,773 in 2008 and $4,242,194 in 2007.

Each Series of Units pays to the Managing Owner a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, 2.5% for the Winton/Graham Series and Campbell/Graham/Tiverton Series, and 3.5% for the Long/Short Commodity Series. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series.

Each Series pays to the Managing Owner a monthly trading fee (the “FCM Fee”) equal to 1/12th of 0.50% of such Series’ NAV, calculated daily.

Some Series pay to the Managing Owner an incentive fee of a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series may each employ multiple Trading Advisors, these Series will pay the Managing Owner a monthly incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series or the Long/Short Commodity Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while each of these Series as a whole experiences losses. The incentive fee is 25% for the Balanced Series and 20% for the Winton Series Currency Series, Winton/Graham Series Campbell/Graham/Tiverton Series and Long/Short Commodity Series. There is no incentive fee for the Long Only Commodity Series or the Managed Futures Index Series. The Managing Owner may pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series.

In addition, each Series pays monthly to the Managing Owner a service fee at an annualized rate of up to 3.0% (2.0% for the Long Only Commodity Series and the Managed Futures Index Series) of the NAV of Class 1 of the Series, which the Managing Owner pays to selling agents of the Trust.

The following table summarizes fees incurred to the Managing Owner for the twelve months ended December 31, 2008

Series:	Management Fee	Trading Fee	Incentive Fee	Service Fee
Balanced	$1,429,568	$1,958,781	$14,614,847	$6,607,802
Winton	1,170,160	292,355	1,859,948	1,693,985
Campbell/Graham/Tiverton	1,818,096	401,798	2,999,275	1,793,780
Currency	164,428	130,222	—	350,360
Winton/Graham	505,597	101,035	876,892	508,438
Long Only Commodity	75,213	30,079	—	107,713
Long/Short Commodity	1,703,437	243,105	1,569,879	1,327,950
Managed Futures Index	33,826	8,454	—	26,950

The following table summarizes fees payable to the Managing Owner as of December 31, 2008
Series:	Management Fee	Trading Fee	Incentive Fee	Service Fee
Balanced	$16,398	$21,319	$1,857,583	$60,329
Winton	17,845	4,462	(64,844)	17,576
Campbell/Graham/Tiverton	25,665	5,334	488,067	23,635
Currency	2,260	2,039	—	1,235
Winton/Graham	12,020	2,204	76,168	5,634
Long Only Commodity	4,167	1,665	—	3,943
Long/Short Commodity	21,889	2,699	39,178	5,319
Managed Futures Index	5,102	1,276	—	1,597

With respect to the service fees, the initial service fee (for the first 12 months) relating to a purchase of Units by an investor is prepaid by the Managing Owner to the relevant selling agent in the month following such purchase and is reimbursed therefore by the Series monthly in arrears in an amount based upon a corresponding percentage of NAV, calculated daily. Consequently, the Managing Owner bears the risk and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in NAV over the following 12 months. For the 12 months ended December 31, 2008, amounts received or receivable from the Managing Owner for the difference in monthly service fees from the prepaid initial service fees was $3,708 for the Long Only Commodity Series and $3,528 for the Long/Short Commodity Series. For the twelve months ended December 31, 2008, amounts paid or owing the Managing Owner for the difference in monthly service fees from prepaid initial service fees were $80,575 for the Balanced Series, $934 for the Currency Series, $26,063 for the Winton/Graham Series, $32,417 for the Campbell/Graham/Tiverton Series, $1,263 for the Managed Futures Index Series and $55,902 for the Winton Series.

Aggregate interest income from all sources, including assets held at clearing brokers, up to 2% (annualized) is paid to the Managing Owner by the Balanced Series (Class 1 and Class 2 only), Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series. For the Balanced Series (Class 1a and Class 2a only), Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, 20% of the total interest allocated to each Series is paid to the Managing Owner. During the twelve months ended December 31, 2008, the Trust paid $8,268,510 of such interest income to the Managing Owner.

The Managing Owner pays to The Bornhoft Group Corporation, an affiliate of the Trust, a monthly fee of 0.25% (annualized) of the NAV of the Trust, for services in connection with the daily valuation of each Series and Class. For these services the Managing Owner paid The Bornhoft Group Corporation $1,259,529 in 2008.

Additionally, The Bornhoft Group Corporation provides office space to the Managing Owner, prorates office expenses, and advances certain direct expenses on behalf of the Managing Owner. Under this agreement, the Managing Owner reimbursed The Bornhoft Group Corporation $477,612 for these expenses in 2008.

Solon Capital, LLC, an affiliate of the Trust, provides product development and marketing services. For these services, the Managing Owner paid Solon Capital, LLC, $2,261,442 in 2008.

Equinox Distributors, Inc. a wholly owned subsidiary of the Managing Owner, serves as wholesaler of the Trust by marketing to broker/dealer organizations. Its results are consolidated with the Managing Owner.

7. Financial Highlights

The following information presents the financial highlights of the Fund for the year ended December 31, 2008. This data has been derived from the information presented in the financial statements.

	Balanced				Winton
	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2008	$101.46	$90.90	$112.00	$95.47	$113.83	$118.61
Net operating results:
Interest income	0.66	0.59	0.74	0.64	0.58	0.61
Expenses	(10.74)	(9.64)	(8.29)	(7.10)	(9.75)	(6.39)
Net gain/(loss) on investments, net of minority interests	33.79	30.23	37.99	32.29	25.76	27.21
Net income	23.71	21.19	30.44	25.83	16.58	21.43
Net asset value, December 31, 2008	$125.17	$112.09	$142.44	$121.30	$130.41	$140.04
Ratios to average net assets (3)
Net investment gain/(loss)	-9.01%	-9.01%	-6.00%	-6.00%	-7.46%	-4.45%
Expenses before incentive fees	4.25%	4.25%	1.24%	1.24%	5.17%	2.17%
Expenses after incentive fees	9.60%	9.60%	6.60%	6.60%	7.93%	4.92%
Total return before incentive fees (2)	26.70%	27.09%	30.22%	29.64%	14.47%	19.34%
Total return after incentive fees (2)	21.35%	21.73%	24.86%	24.29%	11.71%	16.58%

	Campbell/Graham/ Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2008	$91.90	$100.20	$100.66	$111.00	$95.04	$104.37
Net operating results:
Interest income	0.50	0.54	0.93	1.03	0.45	0.53
Expenses	(10.78)	(8.52)	(5.27)	(2.48)	(9.94)	(7.80)
Net gain/(loss) on investments, net of minority interests	28.92	31.92	(0.12)	(0.25)	30.63	34.39
Net income/(loss)	18.64	23.94	(4.47)	(1.70)	21.14	27.12
Net asset value, December 31, 2008	$110.54	$124.14	$96.19	$109.30	$116.18	$131.49
Ratios to average net assets (3)
Net investment gain/(loss)	-10.45%	-7.43%	-4.30%	-1.29%	-8.86%	-5.87%
Expenses before incentive fees	6.39%	3.38%	5.21%	2.21%	5.57%	2.57%
Expenses after incentive fees	10.96%	7.94%	5.21%	2.21%	9.29%	6.29%
Total return before incentive fees (2)	23.65%	26.87%	-5.46%	-9.14%	21.42%	24.61%
Total return after incentive fees (2)	19.09%	22.31%	-5.46%	-9.14%	17.70%	20.89%

	Long Only Commodity		Long/Short Commodity		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2008	$110.79	$115.04	$101.47	$107.19	$100.59	$104.42
Net operating results:
Interest income	2.13	2.04	1.91	2.03	2.09	2.21
Expenses	(4.27)	(1.91)	(10.47)	(7.75)	(4.76)	(2.64)
Net gain/(loss) on investments, net of minority interests	(38.33)	(40.71)	7.48	7.81	34.27	35.71
Net income/(loss)	(40.48)	(40.58)	(1.08)	2.09	31.59	35.28
Net asset value, December 31, 2008	$70.31	$74.46	$100.39	$109.28	$132.18	$139.70
Ratios to average net assets (3)
Net investment gain/(loss)	-1.89%	0.12%	-8.07%	-5.06%	-2.36%	-0.36%
Expenses before incentive fees	3.75%	1.75%	6.80%	3.80%	4.20%	2.20%
Expenses after incentive fees	3.75%	1.75%	9.87%	6.86%	4.20%	2.20%
Total return before incentive fees (2)	-40.10%	-85.29%	-1.40%	-2.11%	32.74%	39.54%
Total return after incentive fees (2)	-40.10%	-85.29%	-4.46%	-5.17%	32.74%	39.54%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

The following information presents the financial highlights of the Fund for the year ended December 31, 2007. This data has been derived from information presented in the financial statements.

	Balanced				Winton
	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2007	$106.66	$95.97	$114.24	$97.88	$105.65	$106.81
Net operating results:
Interest income	2.52	2.26	2.74	2.34	2.64	2.70
Expenses	(7.83)	(7.02)	(5.13)	(4.38)	(9.03)	(5.95)
Net gain/(loss) on investments, net of minority interests	0.11	(0.32)	0.14	(0.37)	14.58	15.06
Net income/(loss)	(5.20)	(5.07)	(2.24)	(2.41)	8.18	11.80
Net asset value, December 31, 2007	$101.46	$90.90	$112.00	$95.47	$113.83	$118.61
Ratios to average net assets (3)
Net investment gain/(loss)	-6.87%	-6.87%	-2.84%	-2.84%	-7.94%	-3.95%
Expenses before incentive fees	5.53%	5.53%	1.49%	1.49%	7.22%	3.23%
Expenses after incentive fees	10.14%	10.14%	6.11%	6.11%	11.21%	7.22%
Total return before incentive fees (2)	-1.79%	-1.55%	1.04%	1.28%	18.06%	23.26%
Total return after incentive fees (2)	-5.24%	-5.00%	-2.41%	-2.17%	15.07%	20.28%

	Campbell/Graham/Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2007	$96.27	$101.86	$101.16	$108.23	$84.70	$90.25
Net operating results:
Interest income	2.58	2.76	4.81	5.25	2.48	2.51
Expenses	(7.27)	(4.71)	(5.33)	(2.44)	(7.77)	(5.23)
Net gain/(loss) on investments, net of minority interests	0.32	0.29	0.02	(0.04)	15.63	16.84
Net income/(loss)	(4.37)	(1.66)	(0.50)	2.77	10.34	14.12
Net asset value, December 31, 2007	$91.90	$100.20	$100.66	$111.00	$95.04	$104.37
Ratios to average net assets (3)
Net investment gain/(loss)	-6.60%	-2.57%	-0.68%	3.35%	-7.96%	-4.02%
Expenses before incentive fees	7.92%	3.90%	6.93%	2.91%	8.61%	4.68%
Expenses after incentive fees	10.23%	6.21%	6.93%	2.91%	11.68%	7.75%
Total return before incentive fees (2)	-2.80%	2.56%	-1.40%	0.75%	12.78%	17.82%
Total return after incentive fees (2)	-4.52%	0.84%	-1.40%	0.75%	10.48%	15.52%

	Long Only Commodity		Long/Short Commodity		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2007	$95.45	$97.13	$100.42	$102.93	$96.75	$98.43
Net operating results:
Interest income	10.95	11.42	3.53	3.68	22.39	23.57
Expenses	(7.16)	(5.40)	(9.38)	(6.65)	(16.67)	(15.52)
Net gain/(loss) on investments, net of minority interests	11.56	11.89	6.89	7.22	(1.87)	(2.06)
Net income	15.34	17.91	1.05	4.26	3.84	5.99
Net asset value, December 31, 2007	$110.79	$115.04	$101.47	$107.19	$100.59	$104.42
Ratios to average net assets (3)
Net investment gain/(loss)	5.11%	7.79%	-7.82%	-3.80%	7.94%	10.63%
Expenses before incentive fees	9.67%	6.98%	9.27%	5.25%	23.17%	20.49%
Expenses after incentive fees	9.67%	6.98%	12.54%	8.53%	23.17%	20.49%
Total return before incentive fees (2)	15.62%	18.55%	3.53%	7.15%	5.38%	11.13%
Total return after incentive fees (2)	15.62%	18.55%	1.08%	4.70%	5.38%	11.13%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized
(4)	The Dunn Series ceased trading operation on October 12, 2007

The following information presents the financial highlights of the Fund for the year ended December 31, 2006. This data has been derived from information presented in the financial statements.

	Balanced			Winton
	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2006	$104.58	$100.00	$108.73	$100.00	$100.00	$100.00
Net operating results:
Interest income	2.09	0.84	2.16	1.98	3.45	2.33
Expenses	(5.64)	(3.32)	(2.59)	(2.38)	(10.51)	(5.70)
Net gain/(loss) on investments, net of minority interests	5.63	(1.55)	5.94	(1.72)	12.71	10.18
Net income/(loss)	2.08	(4.03)	5.51	(2.12)	5.65	6.81
Net asset value, December 31, 2006	$106.66	$95.97	$114.24	$97.88	$105.65	$106.81
Ratios to average net assets
Net investment gain/(loss)	-3.38%	-2.44%	-0.41%	0.87%	-6.36%	-4.52%
Expenses before incentive fees	3.73%	3.89%	0.76%	0.58%	3.30%	1.47%
Expenses after incentive fees	5.35%	4.65%	2.38%	1.34%	9.48%	7.65%
Total return before incentive fees (2)	4.14%	0.28%	7.29%	0.92%	17.28%	27.87%
Total return after incentive fees (2)	2.02%	0.00%	5.11%	0.70%	16.84%	23.33%

	Campbell/Graham/Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2006	$94.30	$96.83	$97.66	$101.42	$82.90	$85.73
Net operating results:
Interest income	2.40	2.61	2.28	2.79	2.21	2.31
Expenses	(6.06)	(3.57)	(4.17)	(1.56)	(5.09)	(2.73)
Net gain/(loss) on investments, net of minority interests	5.63	5.99	5.39	5.58	4.68	4.94
Net income	1.97	5.03	3.50	6.81	1.80	4.52
Net asset value, December 31, 2006	$96.27	$101.86	$101.16	$108.23	$84.70	$90.25
Ratios to average net assets
Net investment gain/(loss)	-3.92%	-0.95%	-1.82%	1.15%	-3.44%	-0.47%
Expenses before incentive fees	5.86%	2.88%	4.30%	1.34%	6.08%	3.11%
Expenses after incentive fees	6.52%	3.54%	4.43%	1.46%	6.08%	3.11%
Total return before incentive fees (2)	3.10%	2.53%	5.30%	6.94%	2.32%	2.67%
Total return after incentive fees (2)	2.10%	2.01%	5.17%	6.72%	2.32%	2.67%

	Long Only Commodity		Long/Short Commodity		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2006	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Net operating results:
Interest income	3.66	3.83	3.65	3.70	3.56	3.65
Expenses	(3.63)	(1.77)	(7.38)	(4.61)	(4.08)	(2.24)
Net gain/(loss) on investments, net of minority interests	(4.58)	(4.93)	4.15	3.84	(2.73)	(2.98)
Net income/(loss)	(4.55)	(2.87)	0.42	2.93	(3.25)	(1.57)
Net asset value, December 31, 2006	$95.45	$97.13	$100.42	$102.93	$96.75	$98.43
Ratios to average net assets
Net investment gain/(loss)	0.03%	1.98%	-3.80%	-0.90%	-0.54%	1.42%
Expenses before incentive fees	3.64%	1.69%	6.21%	3.32%	4.23%	2.27%
Expenses after incentive fees	3.64%	1.69%	7.51%	4.61%	4.23%	2.27%
Total return before incentive fees (2)	-4.51%	-2.66%	-1.65%	1.90%	-7.46%	-1.70%
Total return after incentive fees (2)	-4.51%	-2.66%	-2.43%	-0.74%	-7.46%	-1.70%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.

8. Trading Activities and Related Risks

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commission Merchants (each, an “FCM”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the Statement of Financial Condition, may result in future obligation or loss in excess of the amount paid by the Series for a particular investment. Each Trading Company expects to trade in futures, options, forward and swap contracts and will therefore be a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions held by a Trading Company in respect of any Series at the same time, and if the Trading Advisor(s) of such Trading Company are unable to offset such futures interests positions, such Trading Company could lose all of its assets and the holders of Units of such Series would realize a 100% loss. The Managing Owner will seek to minimize market risk through real-time monitoring of open positions and the level of diversification of each Trading Advisor’s portfolio. It is anticipated that any Trading Advisor’s margin-to-equity ratio will typically not exceed approximately 35% although the actual ratio could be higher or lower from time to time.

In addition to market risk, trading futures, forward and swap contracts entails credit risk in that a counterparty will not be able to meet its obligations to a Trading Company. The counterparty for futures contracts traded in the

United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions. Some non-U.S. exchanges, in contrast to U.S. exchanges, are principals’ markets in which performance is the responsibility only of the individual counterparty with whom the Trading Company has entered into the transaction, and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

In the case of forward contracts traded on the interbank market and swaps, neither is traded on exchanges. The counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. The Managing Owner expects the Trading Advisors to trade only with those counterparties which it believes to be creditworthy. All positions of each Trading Company will be valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to any Trading Company.

The unrealized gain (loss) on open futures contracts, options and forwards is comprised of the following:

	Futures Contracts, Options and Forwards
	2008	2007	2006
Gross Unrealized Gains	$88,343,756	$23,009,450	$27,229,898
Gross Unrealized (Losses)	(52,380,814)	(34,220,728)	(13,517,509)

Net Unrealized Gain (Loss)	$35,962,942	($11,211,278)	$13,712,389

The Managing Owner has established procedures to actively monitor and minimize market and credit risks. The Limited Owners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

9. Indemnifications

The Trust has entered into agreements, which provide for the indemnification of futures clearing brokers, currency trading companies, and commodity trading advisers, among others, against losses, costs, claims and liabilities arising from the performance of their individual obligations under such agreements, except for gross negligence or bad faith. The Trust has had no prior claims or payments pursuant to these agreements. The Trust’s individual maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. However, based on experience the Trust expects the risk of loss to be remote.

10. Subsequent Events

None.

Equinox Fund Management, LLC and Subsidiary

Consolidated Statements of Financial Condition

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$520,977	$7,029,529
Investments in The Frontier Fund	7,457,426	6,179,881
Accounts receivable	1,964	1,964
Due from affiliates	4,030,280	2,944,511
Other current assets	262,174	212,245

Total current assets	12,272,821	16,368,130
FURNITURE, FIXTURE, EQUIPMENT AND INFORMATION SYSTEMS
Furniture, fixtures and equipment	96,996	96,996
Information systems	198,855	64,734

	295,851	161,730
Accumulated depreciation	(121,676)	(102,281)

Net property and equipment	174,175	59,449

OTHER ASSETS	48,750	48,750

Total Assets	$12,495,746	$16,476,329

LIABILITIES & MEMBERS’ CAPITAL
LIABILITIES
Deferred service fee revenue	$1,923,531	$2,025,859
Accounts payable	6,332,458	10,320,428
Accrued expenses	575,394	400,401
Due to affiliates	286,383	252,359

Total liabilities	9,117,766	12,999,047

MEMBERS’ CAPITAL (Note 5)
Non-controlling interest	225,622	—
Capital contributions—Class A (accumulated, undeclared, distributions of $2,907,300 and $2,465,150, respectively)	5,381,000	5,381,000
Capital contributions—Class B	2,603,146	2,603,146
Capital distributions	(2,473,700)	(2,108,700)
Accumulated deficit	(2,358,088)	(2,398,164)

Total members’ capital	3,377,980	3,477,282

Total liabilities and members’ capital	$12,495,746	$16,476,329

See Notes to Consolidated Statements of Financial Condition.

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

Note 1.    Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the Trust), a Delaware Statutory Trust, which consists of the Frontier Diversified Series, Frontier Masters Series, Frontier Long/Short Commodity Series, Frontier Dynamic Series, Balanced Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Managed Futures Index Series, Winton Series, and Winton/Graham Series (collectively, the Series).

The Company has three classes of capital investors, as defined in the Operating Agreement of Equinox Fund Management, LLC (the Agreement).

•	“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

•

“Class B Member” shall mean that entity, as defined in the Agreement, which makes the start-up capital contributions to the Company. Profits and losses will be allocated to this member until start-up capital is recovered.

•	“Class C Member” shall mean that entity, as defined in the Agreement, issued Class C membership interests in exchange for services rendered.

As of September 30, 2009 and December 31, 2008, the only active classes of capital investors are Class A and Class B.

Equinox Distributors, Inc. (EDI), a wholly-owned subsidiary of the Company commenced operations on January 1, 2008 to provide wholesaling support services to the Trust. As of May 11, 2009, Equinox Distributors, Inc.’s’ operations were transferred to an affiliated organization, Bornhoft Group Securities Corporation (BGSC).

BGSC is a Colorado corporation formed on February 11, 1988. BGSC conducts business as a broker-dealer in securities. BGSC’s operations consist of marketing limited partnership interests in private commodity pool and investment partnerships for an entity affiliated with the Company. In addition, BGSC deals in mutual funds and insurance related products. The Company consolidates BGSC as a variable interest entity.

The Company began consolidating BGSC as a variable interest entity for financial statement presentation effective May 7, 2009. BGSC is an affiliate under common ownership with the Company. A variable interest was created in BGSC during 2009 due to certain transactions with related parties. Financial information of BGSC at September 30, 2009 consisted of assets, liabilities and members’ equity of $675,523, $234,269 and $441,254 respectively.

BGSC operates under the provisions of Paragraph (k)(1) of Rule 15c-3 of the Securities Exchange Act of 1934 and accordingly, is exempt from the remaining provisions of that rule. Essentially, the requirements of Paragraph (k)(1) provide that the Company does not hold customer funds or securities or owe money or securities to customers.

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

A summary of the Company’s significant accounting policies is as follows:

Basis of Presentation: The financial statements of the Company included herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Effective September 15, 2009, references to GAAP have changed due to the adoption of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 105, Generally Accepted Accounting Principles.

Principles of consolidation: The accompanying consolidated statements of financial condition include the accounts of EDI and BGSC. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of consolidated statement of financial condition in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all highly-liquid instruments with original maturities of 90 days or less to be cash and cash equivalents.

Investment transactions and valuation: The Company accounts for its investments in the Series of the Trust under the fair value method of accounting. Transactions are recorded on a trade date basis and the Company recognizes it’s pro rata share of the earnings or losses of the respective Series as of the end of each calendar quarter. Because the Series publish a daily net asset value and the carrying value of the Company’s investments is adjusted accordingly, such investments are at fair value.

Furniture, fixtures, and equipment and information systems: Furniture, fixtures & equipment are recorded at cost and depreciated on the double declining balance method over useful lives ranging from five to seven years. Information systems consist of hardware and capitalized software recorded at cost and depreciated on the double declining balance method over five years. Maintenance and repair costs are charged to expense as incurred. This Company capitalizes qualifying computer software costs, which are principally incurred during the application development stage, and amortize them over the software’s estimated useful life. Costs associated with the development of internal use software totaling $109,114 was capitalized for the nine months ended September 30, 2009. No costs associated with the development of internal use software were capitalized during 2008. When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Impairment of long-lived assets: The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairment losses have been identified or recorded during the nine and twelve months ending September 30, 2009 and December 31, 2008, respectively.

Income taxes: The Company’s income and losses are included in the income tax returns of its members. Accordingly, the financial statements contain no provision for payment or refund of federal or state income taxes.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of investments in the Trust, receivables and prepaid expenses which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Deferred service fee revenues: The Company receives each month an amount from the Trust equal to twelve months of service fees calculated upon new Class 1 investments in the Trust. The service fees are earned ratably over the year, and the unearned portion is recorded as deferred service fee revenues. (See Note 4)

Recently Issued Accounting Pronouncements: In July 2006, the FASB issued ASC 740, Income Tax (“ASC 740”). ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In December 2008, the FASB provided for a deferral of the effective date of ASC 740 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected this deferral and accordingly will be required to adopt ASC 740 in its 2009 annual financial statements. Prior to adoption of ASC 740, the Company will continue to evaluate its uncertain tax positions and related income tax contingencies under ASC 450, Contingencies. SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated. An analysis of the impact of ASC 740 is not yet complete; however, upon adoption, the Company expects to record an adjustment to reduce opening retained earnings by an amount which is not material to its financial statements. Management is currently assessing the impact of ASC 740 on its consolidated statement of financial condition and has not yet determined if the adoption of ASC 740 will have a material effect on its statements of financial condition.

In June 2009, the FASB issued ASC 860, Transfers and Servicing (“ASC 860”). ASC 860 requires more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. ASC 860 eliminates the concept of a qualifying special purpose entity, changes the requirements for recognizing financial assets and requires additional disclosure. This Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The recognition and measurement provisions of this Statement shall be applied to transfers that occur on or after the effective date. The Company intends to adopt ASC 860 for the period beginning January 1, 2010, and it anticipates that it will not have a material effect. In applying these policies, the Company may make judgments that may require estimates about matters that are inherently uncertain.

In June 2009, the FASB issued ASC 810, Consolidation (“ASC 810”). The provisions of ASC 810 amends certain requirements of ASC 450, Contingencies (“ASC 450”), to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. This Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company is currently assessing the impact of the adoption of ASC 810 on the Company’s statements of financial condition.

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

Note 2.    Fair Value Measurements

The Company uses the following hierarchy in determining fair value measurements for applicable assets and liabilities.

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company’s investments in the Trust (see Note 3) are reported at fair value using Level 1 inputs based upon the published daily net asset value of the Trust’s separate Series.

Note 3.    Investments in the Trust

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment is in unregistered capital units. The Company has an investment of $7,457,426 and the Trust’s aggregate level of registered units was $715,957,445 as of September 30, 2009. Therefore the Company maintains a 1.03% ownership level of the registered Capital balance as of September 30, 2009. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1% interest in the capital of Long Only Commodity Series, Frontier Long/Short Commodity Series and Managed Futures Index Series, as well as the aggregate capital of Balanced Series Classes 1a and 2a. Investments in the Series of the Trust at September 30, 2009 and December 31, 2008 are presented below:

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

		Information of the Investee Series of The Frontier Fund as of and for the Nine Months Ended September 30, 2009
Series	Investment Value As of 30-Sep-09	Assets	Liabilities	Total Owners’ Capital	Non-Controlling Interest	Total Owner’s Capital net of Non-Controlling Interest	Equinox % of Ownership	Results of Operations
Balanced Series	$4,216,234	$420,743,413	$2,307,482	$418,435,931	$16,211,186	$402,224,745	1.05%	$(7,389,917)
Winton Series	453,954	62,102,821	303,358	61,799,463	—	61,799,463	0.73%	(6,545,371)
Campbell/Graham/Tiverton Series	295,021	82,860,642	564,942	82,295,700	—	82,295,700	0.36%	(3,771,912)
Currency Series	612,951	24,983,324	13,158,982	11,824,342	—	11,824,342	5.18%	(1,787,867)
Winton/Graham Series	55,013	71,810,473	585,612	71,224,861	8,577,592	62,647,269	0.09%	(2,415,879)
Long Only Commodity Series	125,713	4,425,772	12,727	4,413,045	—	4,413,045	2.85%	443,251
Frontier Long/Short Commodity Series	1,101,694	101,293,905	6,333,755	94,960,150	27,712,627	67,247,523	1.64%	6,201,418
Managed Futures Index Series	269,806	4,278,902	18,257	4,260,645	—	4,260,645	6.33%	(394,561)
Frontier Diversified Series	204,517	57,246,336	37,792,222	19,454,114	—	19,454,114	1.05%	147,738
Frontier Dynamic Series	53,252	29,580,197	29,185,319	394,878	—	394,878	13.49%	(3,440)
Frontier Masters Series	69,271	35,672,873	28,819,726	6,853,147	—	6,853,147	1.01%	81,778

	$7,457,426	$894,998,658	$119,082,382	$775,916,276	$52,501,405	$723,414,871	1.0309%	$(15,434,762)

		Information of the Investee Series of The Frontier Fund as of and for the Twelve Months Ended December 31, 2008
Series	Investment Value As of 31-Dec-08	Assets	Liabilities	Total Owners’ Capital	Non-Controlling Interest	Total Owner’s Capital net of Non-Controlling Interest	Equinox % of Ownership	Results of Operations
Balanced Series	$3,732,732	$347,440,077	$4,426,991	$343,013,086	$9,330,079	$333,683,007	1.12%	$60,158,339
Winton Series	279,239	85,496,323	113,652	85,382,671	11,355,645	74,027,026	0.38%	8,454,614
Campbell/Graham/Tiverton Series	302,878	81,004,444	848,288	80,156,156	2,391,227	77,764,929	0.39%	12,752,188
Currency Series	687,357	29,549,014	14,702,229	14,846,785	—	14,846,785	4.63%	(791,145)
Winton/Graham Series	56,315	51,029,789	834,560	50,195,229	—	50,195,229	0.11%	4,384,500
Long Only Commodity Series	110,092	4,054,030	11,557	4,042,473	—	4,042,473	2.72%	(2,697,532)
Long/Short Commodity Series	933,709	69,829,975	12,097,680	57,732,295	—	57,732,295	1.62%	(2,336,474)
Managed Futures Index Series	77,559	3,442,690	39,639	3,403,051	—	3,403,051	2.28%	667,802

	$6,179,881	$671,846,342	$33,074,596	$638,771,746	$23,076,951	$615,694,795	1.00%	$80,592,292

The Company is the Trust’s Managing Owner, as defined. The Company is not required to consolidate the financial statements of the Trust, as the Trust’s Managing Owner, as defined, has kick-out rights.

Note 4.    Related Party Transactions

The Company invested or withdrew funds from the Trust during the nine months ending September 30, 2009 and twelve months ending December 31, 2008 as presented below:

Investments/Withdrawals	September 30, 2009	December 31, 2008
Aggregate investments	$1,275,000	$977,000
Aggregate withdrawals	1,386	517,000

Management fees: Each Series of the Trust, except Frontier Dynamic Series, pays to the Company a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, .075% for the Frontier Diversified Series, 2.0% for the Frontier Masters Series and Frontier Long/Short Commodity Series Classes 1a, 2a and 3a, 2.5% for the Campbell/Graham/Tiverton Series and Winton/Graham Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, and 3.5% for the Frontier Long/Short Commodity Series Classes 1, 2, and 3.

Trading fees: Each Series pays to the Company a monthly trading equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the trading fee is 0.75% for the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Winton Series, Currency Series, Long Only Commodity Series, Managed Futures Index Series, and Long/Short Commodity Series Classes 1, 2, and 3 The annual rate of the trading fee is 2.25% for the Frontier Diversified Series, Frontier Dynamic Series, Frontier Masters Series, and Frontier Long/Short Commodity Series Classes 1a, 2a, and 3a.

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

Incentive fees: In addition, each Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series, Currency Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, and Frontier Long/Short Commodity Series employ multiple trading advisors, these Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Balanced and Frontier Diversified Series and 20% for the Winton, Currency, Campbell/Graham/Tiverton, Winton/Graham, Masters, and Frontier Long/Short Commodity Series (all classes). There is no incentive fee for the Long Only Commodity Series or Managed Futures Index Series. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance.

Interest fees: Up to two percentage points (annualized) of aggregate return of interest income of Balanced Series Classes 1 and 2, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, and Winton/Graham Series, from all sources, including assets held at clearing brokers, is paid to the Company. Up to 20% of the aggregate interest of Balanced Series Classes 1a and 2a, Long Only Commodity Series, Frontier Long/Short Commodity Series (all classes), Managed Futures Index Series, Frontier Diversified Series, Frontier Dynamic Series, and Frontier Masters Series is paid to the Company.

Service fees: With respect to Class 1 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 3.0%, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. Since the Company is prepaying the initial service fee for the first year and is being reimbursed therefore by the Series monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and the upside potential of any difference between the amount of the initial service fee prepaid and the amount of the reimbursement thereof as a result of variations in net asset value. With respect to Class 2 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 0.25%, which the Company pays to the selling agents of the Trust. With respect to Class 1 and 2 of each Series, the Series pays monthly to the Company a custodial and due diligence fee at an annualized rate of up to 0.12%, which the Company pays to the selling agent of the Trust.

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

Amounts due from (to) the Trust, as described above, as of September 30, 2009 and December 31, 2008 are presented below:

Fee Type	September 30, 2009	December 31, 2008
Management fees	$689,329	$98,861
Incentive fees	2,068,289	2,393,652
Interest fees	534,891	115,090
Initial service fees	69,314	97,497
Trailing service fees	332,721	170,952
Class 2 Broker Service Fees	7,967	—
Prepaid service fee adjustment	(4,120)	18,676
Trading fees	331,889	49,783

Total	$4,030,280	$2,944,511

The Bornhoft Group Corporation, an affiliate of the Company, provides services to the Company in connection with the daily valuation of each Series and class of the Trust. For these services the Company pays The Bornhoft Group Corporation a fee of 0.25% (annualized) of the net asset value of the Trust, calculated daily. Additionally, The Bornhoft Group Corporation provides office space to the Company, prorates office expenses, and advances certain direct expenses on behalf of the Company. As of September 30, 2009 and December 31, 2008, accounts payable and accrued expenses due to The Bornhoft Group Corporation were $10,450 and $13,914, respectively.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of September 30, 2009 and December 31, 2008, accounts payable and accrued expenses due to Solon Capital were $263,610 and $231,906, respectively.

The Trust, an affiliate of the Company, pays fees, as described above, to the Company for management and operations of the Trust, as Managing Owner. Additionally, the Trust pays fees to the Company due to third parties related to commodity trading advisor fees and broker/dealer fees that are disbursed by the Company. As of September 30, 2009 and December 31, 2008, there were no amounts due to the Trust resulting from an advance of subsequent month fees.

Note 5.    Members’ Capital

Capital contributions among the three Classes (see Note 1) shall be treated in accordance with the provisions of Section 3 “Capital Contribution Capital Accounts” of the Agreement. Distributions of capital and profits of the Company shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the Agreement, which provides priority of distribution of available cash as follows:

a.	“Class A Minimum Return Threshold” as defined in the Agreement.

b.	Return of Class B Member capital.

c.	Profits to Class B and C Members.

Class A Minimum Return Threshold is an amount equal to a simple, non-compounded return of twenty percent (20%) per calendar year (prorated for any partial calendar year) on the Class A Member’s Capital Account Balance

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

reduced by an amount equal to the distributions made to the Class A Member during such calendar year. The total Class A Minimum Return Threshold distributions that were accumulated and undeclared as of September 30, 2009 and December 31, 2008 were $2,907,300 and $2,465,150, respectively.

Distributions of Capital or profits may only be made upon authorization by the Management Committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in the Trust [see Note 3] and minimum Total Members’ Capital), working capital requirements, and Reserves as defined in the Agreement.

A Put Option is provided in the Agreement for the Class A Member to cause the Company to purchase all or part of the Class A Membership Interest, subject to terms and conditions including the Company’s requirement of maintenance of necessary funds described above.

In 2003, the Company was initially capitalized by Plimpton Capital with $1,756,000 of Class A Member Capital and $1,026,000 of Class B Member Capital. On September 23, 2004, Plimpton Capital, LLC invested an additional $3,250,000 in Class A and $1,250,000 in Class B. On October 6, 2004, Plimpton Capital invested an additional $452,146 in Class B, and on October 7, 2004, another $250,000 in Class B. There was a reallocation of $375,000 of Class B Member Capital to Class A Member Capital during the twelve months ending December 31, 2007. There were no additional capital contributions to any class during the nine months ending September 30, 2009, and the twelve months ending December 31, 2008, respectively.

The Company made distributions of $82,700 to Class B Members during the twelve months ending December 31, 2007. The Company reclassified the $82,700 distribution for 2007 from Class B Members to Class A Members under the “Class A Minimum Return Threshold” provision, as defined in the Agreement, in 2008. The Company made distributions of $365,000 and $2,026,000 to Class A Members under the Class A Minimum Return Threshold provision during the nine months ending September 30, 2009, and the year ending December 31, 2008, respectively.

Note 6.     Trading Activities and Related Risks

The Company, through its investments in the Trust, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Company is exposed to both market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts requires margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of the swap transactions in which it engages. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options, the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

The Company is exposed to concentrations of credit risk. The Company maintains cash at one financial institution. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per bank. The Company’s cash balance on deposit as of September 30, 2009, exceeded the balance insured by the FDIC.

Note 7.    Idemnifications

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 8.     Net Capital Requirements

BGSC is subject to the Securities and Exchange Commission Uniform Net Capital Rule (“SEC Rule 15c3-1”), which requires the maintenance of minimum net capital and requires the ratio of aggregate indebtness to net capital, both as defined, shall not exceed 15 to 1. SEC Rule 15c3-1 also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital would exceed 10 to 1. As of September 30, 2009, BGSC had net capital and net capital requirements of $22,153 and $5,000, respectively. BGSC’s net capital ratio (aggregate indebtedness to net capital) was 2.42 to 1.

Equinox Fund Management, LLC and Subsidiary

Notes to Consolidated Statements of Financial Condition

Note  9.      Subsequent Events

The Company has evaluated the needs to disclose events subsequent to statement of financial condition date through the date the statements of financial condition were issued, January 15, 2010. The Company recorded a liability in the amount of $100,000 related to a condition that existed as of September 30, 2009. This amount is included in the Accounts Payable line on the statement of financial condition.

INDEPENDENT AUDITOR’S REPORT

To the Executive Committee of the Managing Owner

Equinox Fund Management, LLC and Subsidiary

Denver, Colorado

We have audited the accompanying consolidated statements of financial condition of Equinox Fund Management, LLC and Subsidiary (collectively, the Company) as of December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

In our opinion, the consolidated statements of financial condition referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

April 6, 2009

Equinox Fund Management, LLC and Subsidiary

Consolidated Statements of Financial Condition

December 31, 2008 and 2007

	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,029,529	$1,011,915
Investments in The Frontier Fund	6,179,881	4,797,315
Accounts receivable	1,964	—
Due from affiliates	2,944,511	4,001,144
Other current assets	212,245	141,418

Total current assets	16,368,130	9,951,792

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment	96,996	88,162
Information systems	64,734	50,014

	161,730	138,176
Accumulated depreciation	(102,281)	(74,083)

Net property and equipment	59,449	64,093

OTHER ASSETS	48,750	—

Total assets	$16,476,329	$10,015,885

LIABILITIES AND MEMBERS’ CAPITAL

LIABILITIES
Deferred service fee revenue	$2,025,859	$1,214,497
Accounts payable	10,320,428	3,681,374
Accrued expenses	400,401	344,292
Due to affiliates	252,359	321,693

Total liabilities	12,999,047	5,561,856

MEMBERS’ CAPITAL (Note 5)
Capital contributions—Class A (accumulated, undeclared, distributions of $2,465,100 and $3,414,950, respectively)	5,381,000	5,381,000
Capital contributions—Class B	2,603,146	2,603,146
Capital distributions	(2,108,700)	(82,700)
Accumulated deficit	(2,398,164)	(3,447,417)

Total members’ capital	3,477,282	4,454,029

Total liabilities and members’ capital	$16,476,329	$10,015,885

See Notes to Consolidated Statements of Financial Condition.

Equinox Fund Management, LLC

Notes to Statements of Financial Condition

As of December 31, 2008 and 2007

Note 1.    Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the Trust), a Delaware Statutory Trust, which consists of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series (collectively, the Series).

The Company has three classes of capital investors, as defined in the Operating Agreement of Equinox Fund Management, LLC (the Agreement).

•	“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

•

“Class B Member” shall mean that entity, as defined in the Agreement, which makes the start-up capital contributions to the Company. Profits and losses will be allocated to this member until start-up capital is recovered.

•	“Class C Member” shall mean that entity, as defined in the Agreement, issued Class C membership interests in exchange for services rendered.

As of December 31, 2008 and 2007, the only active classes of capital investors are Class A and Class B.

On December 21, 2007, a new corporation was formed, Equinox Distributors, Inc., a Delaware Corporation. Equinox Distributors commenced operations on January 1, 2008 to provide wholesaling support services to the Trust.

A summary of significant accounting policies is as follows:

Basis of presentation: The consolidated statements of financial condition as of December 31, 2008 and 2007, and the accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of consolidation: The accompanying consolidated statements of financial condition include the accounts of Equinox Distributors, Inc., a wholly-owned subsidiary of the Company. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of the consolidated statements of financial condition in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all highly-liquid instruments with original maturities of 90 days or less to be cash equivalents.

Investment transactions and valuation: The Company accounts for its investments in the Series of the Trust under the fair value method of accounting. Transactions are recorded on a trade date basis and the Company recognizes it’s pro rata share of the earnings or losses of the respective Series as of the end of each calendar quarter. Because the Series publish a daily net asset value and the carrying value of the Company’s investments is adjusted accordingly, such investment is at fair value.

Furniture, fixtures, information systems and equipment: Furniture, fixtures & equipment are recorded at cost and depreciated on the double declining balance method over useful lives ranging from five to seven years. Information systems consist of hardware and capitalized software recorded at cost and depreciated on the double declining balance method over five years. Maintenance and repair costs are charged to expense as incurred. When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Impairment of long-lived assets: The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairment losses have been identified or recorded during the year ending December 31, 2008 and 2007, respectively.

Income taxes: The Company is classified as a partnership for federal income tax purposes. As a partnership for federal income tax purposes, the Company will not incur federal income tax liability. Items of partnership income, gains, loss and deduction will pass through to members as partners in the Company. Therefore, no federal income tax provision is required.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of Investments in the Frontier Fund, short-term receivables and prepaid expenses, which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Deferred service fee revenues: The Company receives each month an amount from the Trust equal to twelve months of service fees calculated upon new Class 1 investments in the Trust. The service fees are earned ratably over the year, and the unearned portion is recorded as deferred service fee revenues. (See Note 4)

Reclassification: Certain accounts in the prior year financial statements have been reclassified to conform to the current year presentation.

Recently adopted accounting pronouncements: In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 became effective for the Company on January 1, 2008 and did not impact its statements of financial condition.

Recent accounting pronouncements: In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected this deferral and accordingly will be required to adopt FIN 48 in its 2009 annual financial statements. Prior to adoption of FIN 48, the Company will continue to evaluate its uncertain tax positions and related income tax contingencies under SFAS No. 5, Accounting for Contingencies. SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated. An analysis of the impact of FIN 48 is not yet complete; however, upon adoption, the Company expects to record an adjustment to reduce opening retained earnings by an amount which is not material to its financial statements. Management is currently assessing the impact of FIN 48 on its consolidated statements of financial condition and has not yet determined if the adoption of FIN 48 will have a material effect on its statements of financial condition.

Note 2.    Fair Value Measurements

Effective January 1, 2008, the Company adopted the provisions of SFAS No. 157, Fair Value Measurements, for financial assets and liabilities. The Company utilizes valuation techniques that are consistent with the market approach per the requirement of SFAS 157. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The Company applies the valuation techniques in a consistent manner for each asset. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the assets. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the financial asset based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the financial asset based on the best information available in the circumstances. In addition, the Company monitors counterparty credit risk and incorporates any identified risk factors when assigning input levels to underlying financial assets or liabilities. In that regard, SFAS 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical financial assets and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company’s Investments in The Frontier Fund (see Note 3) are reported at fair value using Level 1 inputs based upon the published daily net asset value of the Trust’s separate Series.

Note 3.    Investments in The Frontier Fund

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1% interest in the capital of Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, as well as the aggregate capital of Balanced Series Classes 1a and 2a. Investments in the Series of the Trust at December 31, 2008 and 2007 are presented below:

Series	Investment Value as of December 31, 2008	Information of the Investee Series of the Trust as of and for the Year Ended December 31, 2008
		Assets	Liabilities and Minority Interests	Total Owners’ Capital	Equinox % of Ownership	Results of Operations
Balanced Series	$3,732,732	$347,440,077	$13,757,070	$333,683,007	1.12%	$60,158,339
Winton Series	279,239	85,496,323	11,469,297	74,027,026	0.38%	8,454,614
Campbell/Graham/Tiverton Series	302,878	81,004,444	3,239,515	77,764,929	0.39%	12,752,188
Currency Series	687,357	29,549,014	14,702,229	14,846,785	4.63%	(791,145)
Winton/Graham Series	56,315	51,029,789	834,560	50,195,229	0.11%	4,384,500
Long Only Commodity Series	110,092	4,054,030	11,557	4,042,473	2.72%	(2,697,532)
Long/Short Commodity Series	933,709	69,829,975	12,097,680	57,732,295	1.62%	(2,336,474)
Managed Futures Index Series	77,559	3,442,690	39,639	3,403,051	2.28%	667,802

	$6,179,881	$671,846,342	$56,151,547	$615,694,795	1.00%	$80,592,292

Series	Investment Value as of December 31, 2007	Information of the Investee Series of the Trust as of and for the Year Ended December 31, 2007
		Assets	Liabilities and Minority Interests	Total Owners’ Capital	Equinox % of Ownership	Results of Operations
Balanced Series	$2,918,973	$284,867,427	$27,282,581	$257,584,846	1.13%	$(13,183,593)
Winton Series	236,530	46,779,088	739,927	46,039,161	0.51%	3,840,003
Campbell/Graham Series	244,457	66,766,473	5,415,569	61,350,904	0.40%	(2,336,186)
Currency Series	513,938	15,232,200	4,640,194	10,592,006	4.85%	(113,197)
Graham Series	44,700	7,955,224	86,241	7,868,983	0.57%	872,011
Long Only Commodity Series	170,094	5,051,981	21,913	5,030,068	3.38%	724,999
Long/Short Commodity Series	374,050	50,619,254	15,867,618	34,751,636	1.08%	432,147
Managed Futures Index Series	294,573	971,247	13,798	957,449	30.77%	44,964

	$4,797,315	$478,242,894	$54,067,841	$424,175,053	1.13%	$(9,718,852)

The Company is the Trust’s Managing Owner, as defined. The Company is not required to consolidate the financial statements of the Trust under Emerging Issue Task Force Issue 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (EITF 04-5), as the Trust’s Managing Owner, as defined, has kick-out rights.

Note 4.    Related Party Transactions

The Company invested or withdrew funds from the Trust during the years ending December 31, 2008 and 2007, respectively, as presented below:

Investments/Withdrawals	2008	2007
Aggregate investments	$977,000	$4,081,000
Aggregate withdrawals	517,000	3,400,578

Management fees: Each Series of the Trust pays to the Company a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 2.5% for the Campbell/Graham/Tiverton and Winton/Graham Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, and 3.5% for the Long/Short Commodity Series. The Company pays all or a portion of such management fees to the trading advisor(s) for such Series.

Trading fees: Each Series pays to the Company a monthly trading fee up to a maximum annual rate of 0.75% of such Series’ assets, calculated on a daily basis.

Incentive fees: In addition, each Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series, Currency Series, Campbell/Graham/Tiverton, Winton/Graham and Long/Short Commodity Series employ multiple trading advisors, these series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Balanced Series and 20% for the Winton, Currency, Campbell/Graham/Tiverton, Winton/Graham and Long/Short Commodity Series. There is no incentive fee for the Long Only Commodity Series or Managed Futures Index Series. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance.

Interest fees: Up to two percentage points (annualized) of aggregate return of interest income of Balanced Series Classes 1 and 2, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, and Winton/Graham Series, from all sources, including assets held at clearing brokers, is paid to the Company. Up to 20% of the aggregate interest of Balanced Series Classes 1a and 2a, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series is paid to the Company.

Service fees: With respect to Class 1 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 3.0%, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. Since the Company is prepaying the initial service fee for the first year and is being reimbursed therefore by the Series monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and the upside potential of any difference between the amount of the initial service fee prepaid and the amount of the reimbursement thereof as a result of variations in net asset value.

Accounts receivable from the Trust, as described above, as of December 31, 2008 and 2007 are presented below:

Fee Type	2008	2007
Management fees	$98,861	$439,082
Incentive fees	2,393,652	2,030,699
Interest fees	115,090	593,646
Initial service fees	97,497	136,048
Trailing service fees	170,952	571,598
Prepaid service fee adjustment	18,676	(3,653)
Trading fees	49,783	233,724

Total	$2,944,511	$4,001,144

Bornhoft Group Securities Corporation, an affiliate of the Company, is paid service fees when it acts as a selling agent. Service fees payable to Bornhoft Group Securities Corporation as of December 31, 2008 and 2007 were $427 and $3,033, respectively.

The Bornhoft Group Corporation, an affiliate of the Company, provides services to the Company in connection with the daily valuation of each Series and class of the Trust. For these services the Company pays The Bornhoft Group Corporation a fee of 0.25% (annualized) of the net asset value of the Trust, calculated daily. Additionally, The Bornhoft Group Corporation provides office space to the Company, prorates office expenses, and advances certain direct expenses on behalf of the Company. As of December 31, 2008 and 2007, accounts payable and accrued expenses due to The Bornhoft Group Corporation were $13,914 and $30,810, respectively.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of December 31, 2008 and 2007, accounts payable and accrued expenses due to Solon Capital were $231,906 and $287,850, respectively.

The Company pays Equinox Distributors Inc, a wholly owned subsidiary, a monthly fee of 0.38% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with wholesaling services for the Trust to the broker/dealer community.

The Trust, an affiliate of the Company, pays fees, as described above, to the Company for management and operations of the Trust, as Managing Owner. Additionally, the Trust pays fees to the Company due to third parties related to commodity trading advisor fees and broker/dealer fees that are disbursed by the Company. As of December 31, 2008 and 2007, there were no amounts due to the Trust resulting from an advance of subsequent month fees.

Note 5.    Members’ Capital

Capital contributions among the three Classes (see Note 1) shall be treated in accordance with the provisions of Section 3 “Capital Contribution Capital Accounts” of the Agreement. Distributions of capital and profits of the Company shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the Agreement, which provides priority of distribution of available cash as follows:

a.	“Class A Minimum Return Threshold” as defined in the Agreement.

b.	Return of Class B Member capital.

c.	Profits to Class B and C Members.

Class A Minimum Return Threshold is an amount equal to a simple, non-compounded return of twenty percent (20%) per calendar year (prorated for any partial calendar year) on the Class A Member’s Capital Account Balance reduced by an amount equal to the distributions made to the Class A Member during such calendar year. The total Class A Minimum Return Threshold distributions that were accumulated and undeclared as of December 31, 2008 and 2007 were $2,465,100 and $3,414,950, respectively.

Distributions of capital or profits may only be made upon authorization by the Management Committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in the Trust [see Note 3] and minimum Total Members’ Capital), working capital requirements, and Reserves as defined in the Agreement.

A Put Option is provided in the Agreement for the Class A Member to cause the Company to purchase all or part of the Class A Membership Interest, subject to terms and conditions including the Company’s requirement of maintenance of necessary funds described above.

In 2003, the Company was initially capitalized by Plimpton Capital with $1,756,000 of Class A Member Capital and $1,026,000 of Class B Member Capital. On September 23, 2004, Plimpton Capital, LLC invested an additional $3,250,000 in Class A and $1,250,000 in Class B. On October 6, 2004, Plimpton Capital invested an additional $452,146 in Class B, and on October 7, 2004, another $250,000 in Class B. There was a reallocation of $375,000 of Class B Member Capital to Class A Member Capital during the year ending December 31, 2007. There were no additional capital contributions to any class during the year ending December 31, 2008.

The Company made distributions of $82,700 to Class B Members during the year ending December 31, 2007. The Company reclassified the $82,700 distribution for 2007 from Class B Members to Class A Members under the “Class A Minimum Return Threshold” provision, as defined in the Agreement, in 2008. The Company made a distribution of $2,026,000 to Class A Members under the Class A Minimum Return Threshold provision during the year ending December 31, 2008.

Note 6.     Trading Activities and Concentrations of Credit Risk

The Company, through its investments in the Trust, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Company is exposed to both market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts requires margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain Series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of the swap transactions in which it engages. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options, the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

The Company is exposed to concentrations of credit risk. The Company maintains cash at one financial institution. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per bank. The Company’s cash balance on deposit as of December 31, 2008, exceeded the balance insured by the FDIC.

Note 7.    Indemnifications

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Frontier Fund,

as sole member of the Trading Companies

We have audited each of the accompanying statements of financial condition, including the condensed schedule of investments, of Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company IV LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, and Frontier Trading Company IX, LLC (collectively, the “Trading Companies”) as of December 31, 2008 and 2007, and the related statements of operations and changes in members’ equity for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the management of the Frontier Fund. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, each of the financial statements referred to above present fairly, in all material respects, the financial position of Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company IV LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, and Frontier Trading Company IX, LLC as of December 31, 2008 and 2007, and the results of their operations and changes in members’ equity for each of the three years in the period ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

March 23, 2009

The Trading Companies of the Frontier Fund

Statements of Financial Condition

December 31, 2008 and 2007

	Frontier Trading Company I LLC		Frontier Trading Company II LLC		Frontier Trading Company III LLC
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2008	12/31/2007
ASSETS
Receivable from futures commission merchants	28,949,317	25,861,525	9,653,595	9,924,146	670,927	1,539,788
Open trade equity	22,836,227	461,880	2,158,369	970,867	12,810	34,703
Swap contracts	53,072,356	32,329,392	—	—	9,122,121	822,068

Total Assets	$104,857,900	$58,652,797	$11,811,964	$10,895,013	$9,805,858	$2,396,559

MEMBERS’ EQUITY
MEMBERS’ EQUITY	104,857,900	58,652,797	11,811,964	10,895,013	9,805,858	2,396,559

Total Members’ Equity	$104,857,900	$58,652,797	$11,811,964	$10,895,013	$9,805,858	$2,396,559

	Frontier Trading Company V LLC		Frontier Trading Company VI LLC		Frontier Trading Company VII, LLC
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2008	12/31/2007
ASSETS

Receivable from futures commission merchants	5,221,709	12,761,730	6,271,352	13,863,217	—	21,539,642
Open trade equity	—	—	109,880	—	10,753,763	—
Swap contracts	—	—	—	14,912,063	—	—

Total Assets	$5,221,709	$12,761,730	$6,381,232	$28,775,280	$10,753,763	$21,539,642

LIABILITIES & MEMBERS’ EQUITY
LIABILITIES
Payable to futures commission merchants	$—	$—	$—	$—	$1,508,493	$—
Open trade deficit	111,526	96,656	—	1,481,122	—	11,151,267

Total Liabilities	111,526	96,656	—	1,481,122	1,508,493	11,151,267

MEMBERS’ EQUITY	5,110,183	12,665,074	6,381,232	27,294,158	9,245,270	10,388,375

Total Liabilities and Members’ Equity	$5,221,709	$12,761,730	$6,381,232	$28,775,280	$10,753,763	$21,539,642

	Frontier Trading Company VIII, LLC		Frontier Trading Company IX, LLC
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
ASSETS
Receivable from futures commission merchants	—	—	1,794,715	2,576,122
Open trade equity	—	—	203,419	50,316
Swap contracts	836,554	768,028	—	—

Total Assets	$836,554	$768,028	$1,998,134	$2,626,438

MEMBERS’ EQUITY
MEMBERS’ EQUITY	836,554	768,028	1,998,134	2,626,438

Total Liabilities and Members’ Equity	$836,554	$768,028	$1,998,134	$2,626,438

The accompanying notes are an integral part of these statements.

The Trading Companies of the Frontier Fund

Condensed Schedule of Investments

December 31, 2008

	Frontier Trading Company I LLC		Frontier Trading Company II LLC		Frontier Trading Company III LLC		Frontier Trading Company V LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS*
Various base metals futures contracts (US)	$(12,284,337)	-11.72%	$(61,704)	-0.52%	$—	0.00%	$(16,604)	-0.31%
Various currency futures contracts (US)	711,287	0.68%	706,944	5.97%	—	0.00%	16,123	0.30%
Various currency futures contracts (Canada)	6,889	0.01%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	40,525	0.04%	8,268	0.07%	—	0.00%	1,315	0.03%
Various currency futures contracts (Far East)	12,768	0.01%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(742,136)	-0.71%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (US)	(148,731)	-0.14%	595,492	5.04%	—	0.00%	(80,680)	-1.58%
Various interest rates futures contracts (Canada)	22,811	0.02%	57,298	0.49%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	216,792	0.21%	1,120,595	9.49%	—	0.00%	152,684	2.99%
Various interest rates futures contracts (Far East)	41,496	0.04%	210,136	1.78%	—	0.00%	38,094	0.75%
Various precious metals futures contracts (US)	757,370	0.72%	—	0.00%	—	0.00%	3,340	0.06%
Various soft futures contracts (US)	1,449,530	1.38%	8,930	0.08%	—	0.00%	290	0.01%
Various soft futures contracts (Europe)	155,590	0.15%	51,098	0.43%	—	0.00%	2,660	0.05%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	119,055	0.11%	935	0.01%	—	0.00%	2,274	0.04%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	22,204	0.02%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	130,840	0.12%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$(9,488,047)	-9.05%	$2,697,992	22.84%	$—	0.00%	$119,496	2.34%

LONG OPTIONS *	$19,791,432	18.87%	$—	0.00%	$—	0.00%	$—	0.00%

LONG CURRENCY FORWARDS*	$(263,822)	-0.25%	$—	0.00%	$(53,532)	-0.55%	$148,701	2.91%

SHORT FUTURES CONTRACTS*
Various base metals futures contracts (US)	$15,995,032	15.25%	$501,985	4.25%	$—	0.00%	$41,676	0.81%
Various currency futures contracts (US)	117,866	0.11%	(456,100)	-3.86%	—	0.00%	625	0.01%
Various currency futures contracts (Canada)	(9,283)	-0.01%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	37,430	0.04%	—	0.00%	—	0.00%	(5,097)	-0.10%
Various currency futures contracts (Far East)	(36,957)	-0.04%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	844,015	0.80%	109,090	0.92%	—	0.00%	(7,363)	-0.14%
Various interest rates futures contracts (US)	(340,369)	-0.32%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(26,077)	-0.02%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(8,694)	-0.01%	(3,652)	-0.03%	—	0.00%	(1,075)	-0.02%
Various precious metals futures contracts (US)	(172,610)	-0.16%	(11,840)	-0.10%	—	0.00%	(4,930)	-0.10%
Various soft futures contracts (US)	(871,584)	-0.82%	(628,657)	-5.32%	—	0.00%	(83,229)	-1.63%
Various soft futures contracts (Canada)	—	0.00%	(1,171)	-0.01%	—	0.00%	—	0.00%
Various soft futures contracts (Europe)	(56,202)	-0.05%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(2,748)	0.00%	(22,255)	-0.19%	—	0.00%	(290)	-0.01%
Various stock index futures contracts (Canada)	—	0.00%	(4,154)	-0.04%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	(11,011)	-0.01%	(22,869)	-0.19%	—	0.00%	(5,296)	-0.10%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	(4,798)	-0.09%

Total Short Futures Contracts	$15,458,808	14.74%	$(539,623)	-4.57%	$—	0.00%	$(69,777)	-1.37%

SHORT OPTIONS *	$(3,378,636)	-3.22%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT CURRENCY FORWARDS*	$716,492	0.69%	$—	0.00%	$66,342	0.68%	$(309,946)	-6.07%

Total Open Trade Equity	$22,836,227	21.78%	$2,158,369	18.27%	$12,810	0.13%	$(111,526)	-2.19%

SWAPS (1)	$53,072,356	50.61%	$—	0.00%	$9,122,121	93.03%	$—	0.00%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

The accompanying notes are an integral part of these statements.

	Frontier Trading Company VI LLC		Frontier Trading Company VII, LLC		Frontier Trading Company VIII, LLC		Frontier Trading Company IX, LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$6,568	0.10%	$99,628	1.08%	$—	0.00%	$(17,822)	-0.89%
Silver @ Comex Settling 5/1/2009 (Number of Contracts: 647)	—	0.00%	(2,997,465)	-32.42%	—	0.00%	—	0.00%
Silver @ Comex Settling 7/1/2009 (Number of Contracts: 1,096)	—	0.00%	3,008,100	32.54%	—	0.00%	—	0.00%
Silver @ Comex Settling 12/1/2009 (Number of Contracts: 736)	—	0.00%	2,138,080	23.13%	—	0.00%	—	0.00%
Various currency futures contracts (US)	—	0.00%	166,320	1.80%	—	0.00%	18,700	0.94%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	(2,396)	-0.04%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	(1,158)	-0.06%
Various energy futures contracts (US)	—	0.00%	(522,392)	-5.65%	—	0.00%	—	0.00%
Various interest rates futures contracts (US)	(88,266)	-1.37%	(391)	0.00%	—	0.00%	92,156	4.62%
Various interest rates futures contracts (Canada)	2,491	0.04%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	115,648	1.81%	—	0.00%	—	0.00%	68,137	3.41%
Various interest rates futures contracts (Far East)	147,684	2.32%	—	0.00%	—	0.00%	25,269	1.26%
Various precious metals futures contracts (US)	3,250	0.05%	342,510	3.70%	—	0.00%	—	0.00%
Various soft futures contracts (US)	—	0.00%	(2,558,068)	-27.67%	—	0.00%	675	0.03%
Sugar #11 Settling 7/1/2009 (Number of Contracts 459)	—	0.00%	1,403,438	15.17%	—	0.00%	—	0.00%
Various soft futures contracts (Far East)	—	0.00%	(35)	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	100,873	1.09%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	376	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	13,693	0.21%	—	0.00%	—	0.00%	(1,001)	-0.05%
Various stock index futures contracts (Far East)	2,168	0.03%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$200,840	3.15%	$1,180,974	12.77%	$—	0.00%	$184,956	9.26%

LONG OPTIONS*	$—	0.00%	$285,120	3.08%	$—	0.00%	$—	0.00%

LONG CURRENCY FORWARDS*	$424,574	6.65%	$—	0.00%	$—	0.00%	$92,907	4.65%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	(34,197)	-0.54%	$(2,475,835)	-26.78%	$—	0.00%	$18,041	0.90%
Silver @ Comex Settling 3/1/2009 (Number of Contracts: 2,102)	—	0.00%	10,812,460	116.95%	—	0.00%
Silver @ Comex Settling 9/1/2009 (Number of Contracts: 356)	—	0.00%	1,034,180	11.19%	—	0.00%
Various currency futures contracts (US)	(100)	0.00%	(29,640)	-0.32%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(13,490)	-0.21%	(1,329,703)	-14.38%	—	0.00%	—	0.00%
Various interest rates futures contracts (US)	—	0.00%	(234)	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	(2,139)	-0.03%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(50,137)	-0.79%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (US)	—	0.00%	(148,204)	-1.60%	—	0.00%	30,377	1.52%
Coffee @ CSCE Settling 3/1/2009 (Number of Contracts: 1,111)	—	0.00%	1,902,375	20.57%	—	0.00%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(27,338)	-0.43%	(12,545)	-0.14%	—	0.00%	4,360	0.22%
Various stock index futures contracts (Europe)	(10,846)	-0.17%	—	0.00%	—	0.00%	(2,446)	-0.12%
Various stock index futures contracts (Far East)	(18,424)	-0.29%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	$(156,670)	-2.46%	$9,752,854	105.49%	$—	0.00%	$50,332	2.52%

SHORT OPTIONS*	$—	0.00%	$(465,185)	-5.02%	$—	0.00%	$—	0.00%

SHORT CURRENCY FORWARDS*	$(358,864)	-5.62%	$—	0.00%	$—	0.00%	$(124,776)	-6.23%

Total Open Trade Equity	$109,880	1.72%	$10,753,763	116.32%	$—	0.00%	$203,419	10.18%

SWAPS (1)	$—	0.00%	$—	0.00%	$836,554	100.00%	$—	0.00%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

The accompanying notes are an integral part of these statements.

The Trading Companies of the Frontier Fund

Condensed Schedule of Investments

December 31, 2007

	Frontier Trading Company I LLC		Frontier Trading Company II LLC		Frontier Trading Company III LLC		Frontier Trading Company V LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(296,085)	-0.50%	$(750,925)	-6.89%	$—	0.00%	$(46,995)	-0.37%
Various currency futures contracts (US)	(1,881)	0.00%	(170,950)	-1.57%	—	0.00%	5,213	0.04%
Various currency futures contracts (Canada)	16,808	0.03%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	76,877	0.13%	43,498	0.40%	—	0.00%	(8,656)	-0.07%
Various currency futures contracts (Far East)	7,187	0.01%	17,336	0.16%	—	0.00%	—	0.00%
Various energy futures contracts (US)	339,042	0.58%	436,155	4.00%	—	0.00%	23,239	0.18%
Various interest rates futures contracts (US)	33,680	0.06%	(53,497)	-0.49%	—	0.00%	1,922	0.02%
Various interest rates futures contracts (Canada)	(4,235)	-0.01%	(4,610)	-0.04%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	1,772	0.00%	(12,044)	-0.11%	—	0.00%	4,554	0.04%
Various interest rates futures contracts (Far East)	(117,265)	-0.20%	132,985	1.22%	—	0.00%	39,259	0.31%
Various precious metals futures contracts (US)	84,180	0.14%	380,950	3.50%	—	0.00%	440	0.00%
Various soft futures contracts (US)	1,299,271	2.22%	755,306	6.93%	—	0.00%	(1,859)	-0.01%
Various soft futures contracts (Europe)	(1,792)	0.00%	(856)	-0.01%	—	0.00%	(3,802)	-0.03%
Various soft futures contracts (Canada)	—	0.00%	2,547	0.02%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	232,252	0.40%	(102,551)	-0.94%	—	0.00%	(2,020)	-0.02%
Various stock index futures contracts (Canada)	89,362	0.15%	15,879	0.15%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	108,920	0.17%	100,550	0.92%	—	0.00%	(6,130)	-0.05%
Various stock index futures contracts (Far East)	5,117	0.01%	(4,309)	-0.04%	—	0.00%	(988)	-0.01%

Total Long Futures Contracts	1,873,210	3.19%	785,464	7.21%	—	0.00%	4,177	0.03%

LONG CURRENCY FORWARDS	0	0.00%	—	0.00%	120	0.01%	107,869	0.85%

LONG SWAPS / OPTIONS	32,329,392	55.12%	—	0.00%	822,068	34.30%	—	0.00%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	138,659	0.24%	415,456	3.81%	—	0.00%	95,072	0.75%
Various currency futures contracts (US)	(1,028,111)	-1.75%	(26,538)	-0.24%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	44,459	0.08%	6,522	0.06%	—	0.00%	(3,312)	-0.03%
Various currency futures contracts (Far East)	(679)	0.00%	(11,329)	-0.10%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(120,010)	-0.20%	(60,210)	-0.55%	—	0.00%	(28,300)	-0.22%
Various interest rates futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	(6,547)	-0.05%
Various interest rates futures contracts (Canada)	—	0.00%	(1,672)	-0.02%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	478,146	0.82%	(18,832)	-0.17%	—	0.00%	(9,568)	-0.08%
Various interest rates futures contracts (Far East)	29,196	0.05%	2,298	0.02%	—	0.00%	(1,029)	-0.01%
Various precious metals futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (US)	(299,754)	-0.51%	(120,292)	-1.10%	—	0.00%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(692,455)	-1.18%	—	0.00%	—	0.00%	7,815	0.06%
Various stock index futures contracts (Europe)	34,204	0.06%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	5,015	0.01%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	(1,411,330)	-2.38%	185,403	1.71%	—	0.00%	54,131	0.42%

SHORT CURRENCY FORWARDS	0	0.00%	—	0.00%	34,583	1.44%	(262,833)	-2.07%

Total Open Trade Equity	$32,791,272	55.93%	$970,867	8.92%	$856,771	35.75%	$(96,656)	-0.77%

No individual futures, forwards and option on futures contract position constituted greater than 5 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.

	Frontier Trading Company VI LLC		Frontier Trading Company VII, LLC		Frontier Trading Company VIII, LLC		Frontier Trading Company IX, LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(12,033)	-0.04%	$78,655	0.76%	$—	0.00%	$(306,507)	-11.67%
Various currency futures contracts (US)	136,888	0.50%	(29,520)	-0.28%	—	0.00%	12,763	0.49%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	(32,615)	-0.12%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	250,679	0.92%	2,390,287	23.01%	—	0.00%	30,475	1.16%
Various interest rates futures contracts (US)	37,546	0.14%	52,718	0.51%	—	0.00%	1,594	0.06%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	99,151	0.36%	—	0.00%	—	0.00%	34,980	1.33%
Various interest rates futures contracts (Far East)	42	0.00%	—	0.00%	—	0.00%	(2,193)	-0.08%
Various precious metals futures contracts (US)	109,030	0.40%	68,860	0.66%	—	0.00%	36,290	1.38%
Various soft futures contracts (US)	—	0.00%	2,321,450	22.34%	—	0.00%	70,876	2.70%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%		0.00%	—	0.00%
Various stock index futures contracts (US)	(80,963)	-0.30%	(61,188)	-0.59%	—	0.00%	(13,152)	-0.50%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%		0.00%	—	0.00%
Various stock index futures contracts (Europe)	420,866	1.54%	—	0.00%	—	0.00%	(3,100)	-0.12%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	928,591	3.40%	4,821,262	46.41%	—	0.00%	(137,974)	-5.25%

LONG CURRENCY FORWARDS	(2,073,646)	-7.60%	—	0.00%	—	0.00%	4,162	0.16%

LONG SWAPS / OPTIONS	14,912,063	54.63%	—	0.00%	768,028	100.00%	—	0.00%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	12,514	0.05%	(2,648,030)	-25.49%	—	0.00%	194,993	7.42%
Various currency futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(188,998)	-0.69%	(7,884,832)	-75.90%	—	0.00%	(3,870)	-0.15%
Various interest rates futures contracts (US)	(2,109)	-0.01%	4,219	0.04%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	(33,370)	-0.12%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(58,471)	-0.21%	—	0.00%	—	0.00%	(5,388)	-0.21%
Various interest rates futures contracts (Far East)	84,194	0.31%	—	0.00%	—	0.00%	(5,182)	-0.20%
Various precious metals futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (US)	—	0.00%	(5,344,761)	-51.45%	—	0.00%	13,870	0.53%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(77,695)	-0.28%	(99,125)	-0.95%	—	0.00%	(4,810)	-0.18%
Various stock index futures contracts (Europe)	(34,838)	-0.13%	—	0.00%	—	0.00%	(2,412)	-0.09%
Various stock index futures contracts (Far East)	35,767	0.13%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	(263,006)	-0.95%	(15,972,529)	-153.75%	—	0.00%	187,201	7.12%

SHORT CURRENCY FORWARDS	(73,061)	-0.26%	—	0.00%	—	0.00%	(3,073)	-0.12%

Total Open Trade Equity	$13,430,941	49.22%	$(11,151,267)	-107.34%	$768,028	100.00%	$50,316	1.91%

No individual futures, forwards and option on futures contract position constituted greater than 5 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these statements.

The Trading Companies of the Frontier Fund

Statements of Operations

For The Years Ended December 31, 2008, 2007 and 2006

	Frontier Trading Company I LLC			Frontier Trading Company II LLC			Frontier Trading Company III LLC
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Investment Income:
Interest-net	$601,820	$1,000,475	$399,825	$329,722	$434,402	$213,384	$45,295	$132,464	$98,990

Total Income	601,820	1,000,475	399,825	329,722	434,402	213,384	45,295	132,464	98,990

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	13,956,522	(621,375)	3,400,339	19,921,443	17,879,093	8,755,911	234,616	(8,104)	27,040
Net realized gain/(loss) on option / swap contracts	—	—	—	—	—	—	1,047,794	135,100	900,226
Net change in open trade equity	29,141,961	2,928,523	151,686	1,187,477	(452,160)	(2,090,380)	780	(28,482)	14,008
Net unrealized gain/(loss) on option / swap contracts	20,742,953	(899,872)	—	—	—	—	(2,877,879)	—	—
Trading commissions	(1,144,572)	(2,155,318)	(722,652)	(174,481)	(387,285)	(282,438)	—	—	—

Net gain/(loss) on investments	62,696,864	(748,042)	2,829,373	20,934,439	17,039,648	6,383,093	(1,594,689)	98,514	941,274

NET INCREASE IN MEMBERS’ EQUITY RESULTING FROM OPERATIONS	$63,298,684	$252,433	$3,229,198	$21,264,161	$17,474,050	$6,596,477	$(1,549,394)	$230,978	$1,040,264

	Frontier Trading Company V LLC			Frontier Trading Company VI LLC			Frontier Trading Company VII, LLC (1)
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Investment Income:
Interest-net	$278,151	$653,524	$345,944	$344,098	$813,618	$487,539	$213,312	$135,889	$118,855

Total Income	278,151	653,524	345,944	344,098	813,618	487,539	213,312	135,889	118,855

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	(16,480,431)	7,697,156	485,089	2,913,449	(5,247,587)	(2,247,370)	(18,291,792)	15,057,205	664,214
Net realized gain/(loss) on option / swap contracts	—	—	—	361,511	1,674,698	—	—	—	—
Net change in open trade equity	30,023,621	(1,673,135)	1,479,234	1,591,022	(6,352,783)	6,111,319	31,013,453	(14,220,168)	438,221
Net unrealized gain/(loss) on option / swap contracts	—	—	—	—	(3,394,571)	1,603,390	—	—	—
Trading commissions	(145,539)	(192,697)	(284,699)	(105,639)	(225,237)	(143,084)	(1,075,687)	(1,070,911)	(195,424)

Net gain/(loss) on investments	13,397,651	5,831,324	1,679,624	4,760,343	(13,545,480)	5,324,255	11,645,974	(233,874)	907,011

NET INCREASE/(DECREASE) IN MEMBERS’ EQUITY RESULTING FROM OPERATIONS	$13,675,802	$6,484,848	$2,025,568	$5,104,441	$(12,731,862)	$5,811,794	$11,859,286	$(97,985)	$1,025,866

	Frontier Trading Company VIII, LLC (1)			Frontier Trading Company IX, LLC (1)
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Investment Income:
Interest-net	$17,439	$88,729	$34,500	$63,692	$92,235	$49,412

Total Income	17,439	88,729	34,500	63,692	92,235	49,412

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	—	—	—	3,766,733	1,001,958	(681,466)
Net realized gain/(loss) on option/swap contracts	(2,684,087)	1,729,289	(643,705)	—	—	—
Net change in open trade equity	—	—	—	153,103	(378,687)	429,002
Trading commissions	—	—	—	(29,020)	(59,696)	(34,148)

Net gain/(loss) on investments	(2,684,087)	1,729,289	(643,705)	3,890,816	563,575	(286,612)

NET INCREASE/(DECREASE) IN MEMBERS’ EQUITY RESULTING FROM OPERATIONS	$(2,666,648)	$1,818,018	$(609,205)	$3,954,508	$655,810	$(237,200)

(1)	Trading Companies VII, VIII and IX commenced trading operations on February 24, 2006.

The accompanying notes are an integral part of these statements.

The Trading Companies of the Frontier Fund

Statements of Changes in Members’ Equity

For the Years Ended December 31, 2008, 2007 and 2006

	Frontier Trading Company I LLC	Frontier Trading Company II LLC	Frontier Trading Company III LLC
Members’ Equity, January 1, 2006	$10,125,362	$7,132,409	$894,640
Capital Contributed	20,120,000	8,530,961	2,093,478
Capital Distributed	(15,432,927)	(13,818,775)	(1,015,856)
Net Increase in Members’ Equity Resulting From Operations	3,229,198	6,596,477	1,040,264

Members’ Equity, December 31, 2006	$18,041,633	$8,441,072	$3,012,526

Capital Contributed	102,070,000	6,550,000	1,138,420
Capital Distributed	(61,711,269)	(21,570,109)	(1,985,365)
Net Increase in Members’ Equity Resulting From Operations	252,433	17,474,050	230,978

Members’ Equity, December 31, 2007	$58,652,797	$10,895,013	$2,396,559

Capital Contributed	30,500,000	21,120,000	12,588,268
Capital Distributed	(47,593,581)	(41,467,210)	(3,629,575)
Net Increase in Members’ Equity Resulting From Operations	63,298,684	21,264,161	(1,549,394)

Members’ Equity, December 31, 2008	$104,857,900	$11,811,964	$9,805,858

	Frontier Trading Company V LLC	Frontier Trading Company VI LLC	Frontier Trading Company VII, LLC (1)
Members’ Equity, January 1, 2006	$5,116,543	$6,855,771	$—
Capital Contributed	14,940,000	50,350,000	8,080,000
Capital Distributed	(6,567,734)	(7,148,520)	(4,339,742)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	2,025,568	5,811,794	1,025,866

Members’ Equity, December 31, 2006	$15,514,377	$55,869,045	$4,766,124

Capital Contributed	3,350,000	20,501,800	14,750,000
Capital Distributed	(12,684,151)	(36,344,826)	(9,029,764)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	6,484,848	(12,731,861)	(97,985)

Members’ Equity, December 31, 2007	$12,665,074	$27,294,158	$10,388,375

Capital Contributed	4,200,000	6,163,032	11,350,000
Capital Distributed	(25,430,693)	(32,180,399)	(24,352,391)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	13,675,802	5,104,441	11,859,286

Members’ Equity, December 31, 2008	$5,110,183	$6,381,232	$9,245,270

	Frontier Trading Company VIII, LLC (1)	Frontier Trading Company IX, LLC (1)
Members’ Equity, January 1, 2006	$—	$—
Capital Contributed	5,222,261	2,550,000
Capital Distributed	(3,806,583)	(153,937)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	(609,205)	(237,200)

Members’ Equity, December 31, 2006	$806,473	$2,158,863

Capital Contributed	7,584,341	100,000
Capital Distributed	(9,440,804)	(288,235)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	1,818,018	655,810

Members’ Equity, December 31, 2007	$768,028	$2,626,438

Capital Contributed	10,286,986	800,000
Capital Distributed	(7,551,812)	(5,382,812)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	(2,666,648)	3,954,508

Members’ Equity, December 31, 2008	$836,554	$1,998,134

(1)	Trading Companies VII, VIII and IX commenced trading operations on February 24, 2006.

The accompanying notes are an integral part of these statements.

The Frontier Fund Trading Companies

Notes to Financial Statements

As of December 31, 2008, and December 31, 2007

1. Organization and Purpose

These financial statements and related notes pertain to the following companies: Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company IV LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC and Frontier Trading Company IX, LLC (the “Trading Companies”).

The Frontier Fund (the “Trust”), was formed as a Delaware statutory trust on August 8, 2003, with separate Series of Units (the “Series”). Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The Trust is a multi-advisor commodity pool as described in Commodity Futures Trading Commission, or CFTC Regulation § 4.10(d)(2).

All capital of the Trading Companies is provided by the Series and there are no other investors in the Trading Companies.

Each Trading Company authorizes certain Trading Advisors to place trades and manage assets at pre-determined investment levels. The Trading Companies were organized for the purpose of investing in securities and derivative instruments, and have no operating income or expenses, except for trading income and expenses. Trading Companies in which a Series has a majority equity interest are consolidated by such Series. Equity interest is defined as Trading Level, which is the aggregate amount of predetermined investment levels which all Trading Advisors in the Trading Company have been authorized to trade, plus the accumulated profit or loss in the accounts. Investments in Trading Companies in which a Series does not have a controlling or majority interest are accounted for under the equity method and are carried in the statement of financial condition of such Series at fair value. Fair value represents the investment in the Trading Company and the proportionate share of the Trading Company’s income or loss.

The following table details the percentage equity interest of each Series in each Trading Company as of December 31, 2008 and December 31, 2007.

The Frontier Fund

Equity Percentage Control of Trading Companies by Series

December 31, 2008

	Trading Company
Series	I	II	III	V	VI	VII	VIII	IX
Balanced	88.82%	26.22%			57.03%	17.05%		66.27%
Winton		60.31%
Currency			100.00%
Winton/Graham		13.47%		41.64%
Campbell/Graham/Tiverton	11.18%			58.36%	42.97%
Long/Only Commodity							100.00%
Long/Short Commodity						82.95%
Managed Futures Index								33.73%

	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

The Frontier Fund

Equity Percentage Control of Trading Companies by Series

December 31, 2007

	Trading Company
Series	I	II	III	V	VI	VII	VIII	IX
Balanced	100.00%	54.03%			68.76%	25.15%		93.72%
Winton		45.97%
Currency			100.00%
Dunn
Winton/Graham				18.81%
Campbell/Graham/Tiverton				81.19%	31.24%
Long/Only Commodity							100.00%
Long/Short Commodity						74.85%
Managed Futures Index								6.28%

	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

The Trading Companies engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions. A brief description of the Trust’s main types of investments is set forth below:

•	A futures contract is a standardized contract traded on an exchange that calls for the future delivery of a specified quantity of a commodity at a specified time and place.

•

A forward contract is an individually negotiated contract between principals, not traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

•

An option on a futures contract, forward contract or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.

•	A swap contract generally involves an exchange of a stream of payments between the contracting parties. Swap contracts generally are not uniform and not exchange-traded.

•

A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.

2. Significant Accounting Policies

The following are the significant accounting policies of the Trading Companies.

Basis of Presentation—The financial statements of each Trading Company included herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The Trading Companies have elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102 Statements of Cash Flows—Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Cash held at Futures Commission Merchants—the Trading Companies deposit assets with a broker subject to CFTC Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such broker. The Trading Companies earn interest income on its assets deposited with the broker.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Trading Companies to make estimates and assumptions that affect amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition—Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the Statement of Operations as a Net change in open trade equity, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39—”Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the Statement of Operations. Market value of exchange-traded contracts is based upon exchange settlement prices. Market value of non-exchange-traded contracts is based on third party quoted dealer values on the interbank market.

Distribution of Earnings— Each Trading Company distributes all of its daily trading profits or losses to the Series in proportion to each Series’ ownership interest in the Trading Company, adjusted on a daily basis. As of December 31, 2008, the value of all open contracts and cash held at clearing brokers is similarly allocated to the Series in proportion to each Series’ funds allocated to the Trading Company, or Companies.

Foreign Currency Transactions—The Trading Companies functional currency is the U.S. Dollar, however, it transacts business in currencies other than the U.S. Dollar. Assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. Dollars are reported in income currently.

Investments and Swaps—The Trading Companies records investment transactions on trade date and all investments are recorded at fair value in its financial statements, with changes in fair value reported as a component of realized and unrealized gains (losses) on investments in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price. At December 31, 2008 all investments in futures and forward contracts were based on quoted market prices. The valuation of investments in swap contracts (“Swaps”) involve estimates.

Income Taxes—No provision for income taxes has been made in these financial statements as the results of operations of the Trading Companies are consolidated with the Trust for income tax purposes. Each Limited Owner of the Trust is individually responsible for reporting income or loss based on their respective share of the Trust’s income and expenses as reported for income tax purposes. In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation N. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109. This Interpretation clarifies the accounting and financial statement reporting for uncertainty in Income taxes recognized by prescribing a recognition threshold and measurement attributable for a tax position taken or expected to be taken in a tax return. The Interpretation was originally effective for fiscal years beginning after December 15, 2006; however, on February 1, 2008, FASB issued Staff Position No. FIN 48-2, which deferred the effective date to annual financial statements for fiscal years beginning after December 15, 2007 for nonpublic companies. The adoption of FIN 48 was effective for the Trading Companies on January 1, 2007, and did not impact the Trading Companies’ financial position or results of operations.

Fees and Expenses—The Trading Companies incur no expenses other than trading commissions resulting from normal trading activity. All operating expenses such as legal, accounting, etc. are paid for, without reimbursement, by Equinox Fund Management, LLC, the managing owner of the Trust.

Recently Adopted Accounting Pronouncements—In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements. This statement emphasizes that fair value is a market-based measurement and should be determined based on assumptions that a market participant would use when pricing an asset or liability. This statement clarifies that market participant assumptions should include assumptions about risk as well as the effect of a restriction on the sale or use of an asset. Additionally, this statement establishes a fair value hierarchy that provides the highest priority to quoted prices in active markets and the lowest priority to unobservable data. This statement was effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 on January 1, 2008 did not have a material effect on the Trading Companies’ financial statements. (See Note 3 – Fair Value Measurements).

In April 2007, the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for those instruments in the Consolidated Statements of Financial Condition. In addition, FIN 39-1 permits offsetting of fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The Trading Companies’ adoption of FIN 39-1 on January 1, 2008 did not have a material impact on the Trading Companies’ Financial Statements.

Recently Issued Accounting Pronouncements

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosure about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS No. 133 and generally increases the level of desegregations that will be required in an entity’s financial statements. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, or the Trading Companies’ first quarter ending March 31, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations of the Trading Companies.

In October 2008, the FASB issued Staff Positions No. 157-3, Determining the Fair Value of a Financial Asset When the Market is Not Active (“FSP 157-3”). FSP 157-3 provides an illustrative example of how to determine the fair value of financial instruments in an inactive market. FSP 157-3 does not change the fair value measurement principles set forth in SFAS 157. Since adopting SFAS 157 in January 2008, the Trading Companies’ process for determining the fair value of its investments has been, and continues to be, consistent with the guidance provided in FSP 157-3. As a result, the adoption of FSP 157-3 did not affect the Trading Companies’ process for determining the fair value of its investments and did not have a material impact on the Trading Companies’ results of operations.

In applying these policies, the Managing Owner may make judgments that may require estimates about matters that are inherently uncertain.

3. Fair Value Measurements

Effective January 1, 2008, the Trading Companies adopted the provisions of SFAS No. 157, “Fair Value Measurements,” for financial assets. The Trading Companies utilize valuation techniques that are consistent with the market approach per the requirement of SFAS 157. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The Trading Companies apply the valuation techniques in a consistent manner for each asset. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the assets. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the financial asset based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the financial asset based on the best information available in the circumstances. In addition, the Frontier Trading Companies monitor counterparty credit risk and incorporates any identified risk factors when assigning input levels to underlying financial assets or liabilities. In that regard SFAS 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical financial assets and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Trading Companies use the following methodologies to value instruments within its financial asset portfolio at fair value:

Trading Securities. These instruments include Open Trade Equity Positions (Futures Contracts and Currency Forwards) that are actively traded on public markets with quoted pricing for corroboration. Futures Contracts and Currency Forward are reported at fair value using Level 1 inputs. Trading Securities instruments further include Open Trade Equity that are quoted prices for identical or similar assets that are not traded on active markets. Trading Options are reported at fair value using Level 2 inputs

Swap Contracts. Certain Swap Contracts are reported utilizing Level 2 inputs. These Swap Contracts are reported at fair value based on daily reports from the swap counterparty that may be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency. Other Swap Contracts are reported utilizing Level 3 Inputs. These Swap Contracts are reported at fair value based upon returns/values that are provided on less than a daily frequency from the swap counterparty, require additional internal financial modeling to develop pricing, and these swaps may not be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency.

The following table summarizes the instruments that comprise the Trading Companies’ financial asset portfolio, by Company, measured at fair value on a recurring basis as of December 31, 2008, segregated by the level of valuation inputs within the fair value hierarchy utilized to measure fair value:

December 31, 2008	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Frontier Trading Company I LLC
Open Trade Equity	6,423,431	16,412,796	—	22,836,227
Swap Contracts	—	—	53,072,356	53,072,356
Frontier Trading Company II LLC
Open Trade Equity	2,158,369	—	—	2,158,369
Frontier Trading Company III LLC
Open Trade Equity	12,810	—	—	12,810
Swap Contracts	—	—	9,122,121	9,122,121
Frontier Trading Company V LLC
Open Trade Equity	(111,526)			(111,526)
Frontier Trading Company VI LLC
Open Trade Equity	109,880	—	—	109,880
Frontier Trading Company VII, LLC
Open Trade Equity	10,753,763	—	—	10,753,763
Frontier Trading Company VIII, LLC
Swap Contracts	—	836,554	—	836,554
Frontier Trading Company IX, LLC
Open Trade Equity	235,288	(31,869)	—	203,419

The changes in Level 3 assets measured at fair value on a recurring basis are summarized in the following tables. Swap Contract asset gains and losses (realized/unrealized) included in earnings are classified in “realized and unrealized gain (loss) on investments – net unrealized gain/(loss) on swap contracts” on the consolidated statement of operations. During the twelve months ended December 31, 2008 all identified level three assets are components of both the Frontier Trading Company I and the Frontier Trading Company III.

Swap Contracts	Frontier Trading Company I	Frontier Trading Company III
	For The Twelve Months Ending December 31, 2008	For The Twelve Months Ending December 31, 2008
Balance of recurring Level 3 assets as of January 1, 2008	$32,329,392	$—
Total gains or losses (realized/unrealized):
Included in earnings-realized	—	—
Included in earnings-unrealized	20,742,964	(2,877,879)
Purchases, sales, issuances, and settlements, net	—	12,000,000
Transfers in and/or out of Level 3	—	—

Balance of recurring Level 3 assets as of December 31, 2008	$53,072,356	$9,122,121

4. Swaps

In addition to authorizing Trading Advisors to manage pre-determined investment levels of futures and forward contracts, certain Trading Companies of the Trust will strategically invest a portion or all of their assets in total return Swaps, selected at the direction of management. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped”

between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of securities.

Each Trading Companies’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements.

Management follows a procedure in selecting well-established financial institutions which management, in its sole discretion, considers to be reputable, reliable, financially responsible and well established, to act as Swap counterparties. The procedure includes due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of relationship, and quarterly ongoing review during the relationship, to ensure that counterparties meet the managements’ minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies.

Frontier Trading Company I LLC and Frontier Trading Company III LLC strategically invest assets in one or more Swaps linked to certain underlying investments or indices, at the direction of management. The Trading Company in which the assets of these Series will be invested will not own any of the investments or indices referenced by any Swap entered into by these Series. In addition, the swap counterparty to the Trading Company of these Series is not a Trading Advisor to these Trading Companies.

Frontier Trading Company VIII, LLC has entered into various Swaps with one or more swap counterparties. The Swaps earn returns similar to returns of the Reuters/Jefferies CRB Index (the “RJ/CRB Index”), and the Jefferies Commodity Performance Index (the “JCPI”).

The Trading Companies have invested in the following Swaps as of December 31, 2008:

	Option Basket Balanced Series	Option Basket Currency Program	Reuters/ Jefferies CRB Index	Jefferies Commodity Performance Index
Trading Company:	I	III	VIII	VIII
Counterparty	Company A	Company B	Company C	Company C
Notional Amount	$101,715,457	$25,015,994	$2,200,000	$2,200,000
Termination Date	November 6, 2012	January 26, 2013	February 27, 2009	February 27, 2009
Investee Returns	Total Return	Total Return	Total Return	Total Return

Realized Gain	$—	$—	$(1,371,769)	$(1,312,318)

Unrealized Gain/(Loss)	$20,742,953	$(2,877,879)	$—	$—
Fair Value 12/31/2008	$53,072,356	$9,122,121	$430,720	$405,834

5. Financial Highlights

The following information presents the financial highlights of the Trading Companies for the years ended December 31, 2008, 2007 and 2006.

	For the Years Ended December 31, 2008, 2007 and 2006
	Frontier Trading Company I LLC			Frontier Trading Company II LLC			Frontier Trading Company III LLC
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Net Investment Gain (2)	0.91%	3.27%	4.05%	2.40%	4.57%	3.02%	1.70%	5.13%	4.46%
Total Return (3)	124.05%	-13.81%	-11.82%	265.68%	244.46%	136.53%	24.52%	-1.13%	46.88%

	Frontier Trading Company V LLC			Frontier Trading Company VI LLC			Frontier Trading Company VII, LLC (1)
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Net Investment Gain (2)	2.23%	5.36%	4.85%	1.80%	2.26%	4.47%	2.22%	3.23%	3.03%
Total Return (3)	190.02%	52.24%	-23.67%	4.77%	-38.78%	-11.44%	96.66%	-167.03%	-5.57%

	Frontier Trading Company VIII, LLC (1)			Frontier Trading Company IX, LLC (1)
	12/31/2008	12/31/2007	12/31/2006	12/31/2008	12/31/2007	12/31/2006
Net Investment Gain (2)	2.16%	5.31%	4.12%	2.45%	4.71%	3.53%
Total Return (3)	-101.56%	234.06%	-77.05%	301.40%	32.30%	-17.68%

(1)	Trading Companies VII, VIII and IX commenced trading operations on February 24, 2006.
(2)	Ratio of net investment gain to average members’ equity, annualized. Net investment gain is “Interest-net”, only, as there are no expenses included with the Trading Companies.
(3)	Total returns have not been annualized.

6. Trading Activities and Related Risks

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commodities Merchants (each, an “FCM”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the Statement of Financial Condition, may result in future obligation or loss in excess of the amount paid by the Series for a particular investment. Each Trading Company expects to trade in futures, options, forward and swap contracts and will therefore be a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions held by a Trading Company in respect of any Series at the same time, and if the Trading Advisor(s) of such Trading Company are unable to offset such futures interests positions, such Trading Company could lose all of its assets and the holders of Units of such Series would realize a 100% loss. Management will seek to minimize market risk through real-time monitoring of open positions and the level of diversification of each Trading Advisor’s portfolio. It is anticipated that any Trading Advisor’s margin-to-equity ratio will typically not exceed approximately 35% although the actual ratio could be higher or lower from time to time.

In addition to market risk, trading futures, forward and swap contracts entails credit risk in that a counterparty will not be able to meet its obligations to a Trading Company. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions. Some non-U.S. exchanges, in contrast to U.S. exchanges, are principals’ markets in which performance is the responsibility only of the individual counterparty with whom the Trading Company has entered into the transaction, and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

In the case of forward contracts traded on the interbank market and swaps, neither is traded on exchanges. The counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Management expects the Trading Advisors to trade only with those counterparties which it believes to be creditworthy. All positions of each Trading Company will be valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to any Trading Company.

The unrealized gain (loss) on open futures contracts, options and forwards is comprised of the following:

	Futures Contracts, Options and Forwards
	2008	2007	2006
Gross Unrealized Gains	$88,343,756	$23,009,450	$27,229,898
Gross Unrealized (Losses)	(52,380,814)	(34,220,728)	(13,517,509)

Net Unrealized Gain (Loss)	$35,962,942	($11,211,278)	$13,712,389

Management has established procedures to actively monitor and minimize market and credit risks. Investors in units of the Frontier Fund Series bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

7. Indemnifications

The Trust has entered into agreements, which provide for the indemnification of futures clearing brokers, currency trading companies, and commodity trading advisers, among others, against losses, costs, claims and liabilities arising from the performance of their individual obligations under such agreements, except for gross negligence or bad faith. The Trust has had no prior claims or payments pursuant to these agreements. The Trust’s individual maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. However, based on experience the Trust expects the risk of loss to be remote.

8. Subsequent Events

None.

FRONTIER DIVERSIFIED SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

FRONTIER DIVERSIFIED SERIES-1 UNITS

FRONTIER DIVERSIFIED SERIES-2 UNITS

Major Commodity Trading Advisors:

Cantab Capital Partners LLP

Graham Capital Management, L.P.

Quantitative Investment Management, LLC

QuantMetrics Capital Management LLP

Tiverton Trading, Inc.

Winton Capital Management Ltd.

Other Major Reference Programs (Swaps):

Transtrend B.V.

Non-Major Commodity Trading Advisors

Other Non-Major Reference Programs (Swaps)

This Frontier Diversified Series Appendix is dated February 1, 2010.

THE FRONTIER FUND

FRONTIER DIVERSIFIED SERIES-1 UNITS

FRONTIER DIVERSIFIED SERIES-2 UNITS

This Frontier Diversified Series Appendix to the prospectus, dated February 1, 2010, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Frontier Diversified Series Units. Capitalized terms used in this Frontier Diversified Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Frontier Diversified Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Frontier Diversified Series Units will be issued in three (3) Classes. The Frontier Diversified Series Units in Class 1 (as described in the Prospectus) are designated as “Frontier Diversified Series-1 Units,” the Frontier Diversified Series Units in Class 2 (as described in the Prospectus) are designated as “Frontier Diversified Series-2 Units,” and the Frontier Diversified Series Units in Class 3 (as described in the Prospectus) are designated as “Frontier Diversified Series-3 Units.” The Trust is offering Frontier Diversified Series-1 Units and Frontier Diversified Series-2 Units pursuant to the Prospectus and this Frontier Diversified Series Appendix. Frontier Diversified Series-3 Units are not being offered for new investment. Instead, Frontier Diversified Series-1 Units and Frontier Diversified Series-2 Units will be automatically classified as Frontier Diversified Series-3 Units for administrative purposes under certain circumstances described in the Prospectus, unless earlier redeemed or exchanged for another Series of Units by the holder thereof. Prospective purchasers of Frontier Diversified Series-1 Units and Frontier Diversified Series-2 Units should carefully review the Prospectus and this Frontier Diversified Series Appendix before determining to purchase such Units.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Frontier Diversified Series Units and in return will receive Units designated as General Units in such Series.

TRADING ADVISORS

The Managing Owner will allocate the assets allocable to the Frontier Diversified Series Units, or the Frontier Diversified Series Assets, among at least seven Trading Advisors, at least one of which at any time will be a discretionary trader, and trading programs. The initial Trading Advisors with respect to the Frontier Diversified Series Assets are Battalion Capital Management, LLC, or Battalion, a New Jersey limited liability company, Beach Horizon LLP, or Beach Horizon, a United Kingdom limited liability partnership, Campbell & Company, Inc., or Campbell, a Maryland corporation, Cantab Capital Partners LLP, or Cantab, a United Kingdom limited liability partnership, Dighton Capital CTA Limited, or Dighton, a corporation formed under the laws of the Cayman Islands, Doherty Advisors, LLC, or Doherty, a Delaware limited liability company, Emil Van Essen LLC, or Emil Van Essen, an Illinois limited liability company, Graham Capital Management, L.P., or Graham, a Delaware limited partnership, Mesirow Financial Commodities Management, LLC, or Mesirow, an Illinois limited liability company, Quantitative Investment Management, LLC, or QIM, a Virginia limited liability company, QuantMetrics Capital Management LLP, or QuantMetrics, a United Kingdom limited liability partnership, Revolution Capital Management, LLC, or Revolution, a Colorado limited liability company, Tiverton Trading Inc., or Tiverton, a Washington corporation, and Winton Capital Management Ltd., or Winton, a United Kingdom company.

To employ the trading strategies directed by the Trading Advisors to the Frontier Diversified Series, the Managing Owner will allocate a portion of the Frontier Diversified Series Assets to one or more trading vehicles, or each, a Trading Company, to be used as margin or its equivalent. A portion of the Frontier Diversified Series Assets currently are invested in a Trading Company established primarily for the Frontier Diversified Series, a Trading Company established primarily for Balanced Series, a Trading Company established primarily for Frontier Long/Short Commodity Series and Trading Companies managed by Cantab, Graham Tiverton and Winton, respectively. The particular Trading Companies in which the Frontier Diversified Series Assets are invested, and the percentage of the Frontier Diversified Series Assets so invested, will vary from time to time. The remainder of the Frontier Diversified Series Assets will be held at the Trust level for cash management.

The Trust may allocate ten percent (10%) or more of the Frontier Diversified Series Assets to each of Cantab, Graham, QIM, QuantMetrics, Tiverton and Winton. Each of Battalion, Beach Horizon, Campbell, Dighton, Doherty, Emil Van Essen, Mesirow and Revolution will manage less than 10% of the Frontier Diversified Series Assets and, accordingly, is not considered a “major commodity trading advisor.” For information regarding Beach Horizon and Mesirow, please see the Frontier Long/Short Commodity Series Appendix which accompanies the Prospectus. See Part II of the Prospectus for summary information regarding Battalion, Campbell, Dighton, Doherty, Emil Van Essen, and Revolution, including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage. Information regarding the remaining Trading Advisors to the Frontier Diversified Series is set forth in this Appendix. A portion of the Frontier Diversified Series Assets may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments linked to certain

Frontier Diversified App. - 2

underlying investments, at the direction of the Managing Owner, including a Swap that references a fund managed pursuant to the Diversified Trend Program - Enhanced Risk/USD trading program managed by Transtrend B.V., a Dutch limited liability company, or Transtrend. Such Swaps will be entered into by the Trading Company established primarily for the Frontier Diversified Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by such Trading Company, and Transtrend will not be a Trading Advisor to the Frontier Diversified Series by reason of the investments in any such Swaps. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Frontier Diversified Series. Accordingly, neither Transtrend nor any Swap counterparty is required to be registered under the CE Act as a CTA or to be a member of the NFA solely as a result of being referenced by a Swap. The Frontier Diversified Series may also commit less than 10% of its assets as initial margin, or its equivalent, to obtain exposure to reference funds managed by each of Amplitude Capital LLP, or Amplitude, and Capital Fund Management, S.A., or CFM, and TG Capital Management LLC, or TGC, through one or more Swaps that reference such programs. See Part II of the Prospectus for summary information regarding Amplitude, CFM and TGC including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage.

In preparing the descriptions of the Trading Advisors and their respective trading programs in this Frontier Diversified Series Appendix, the Managing Owner has relied upon information provided to it by such Trading Advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services. In addition, in preparing the description of Transtrend in this Frontier Diversified Series Appendix, the Managing Owner has relied upon information provided to it. The information received relating to Transtrend may not be identical to the information provided by the CTAs registered under the CE Act which act as Trading Advisors to the Frontier Diversified Series of the Trust.

Frontier Diversified App. - 3

FRONTIER DIVERSIFIED SERIES UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Frontier Diversified Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 0.75% of the Net Asset Value of the Frontier Diversified Series (approximately 0.75% annually). The Managing Owner will pay a portion of such management fees to the Trading Advisors. Management fees are accrued on a daily basis.

Incentive Fees

The Frontier Diversified Series Units will pay to the Managing Owner a monthly or quarterly incentive fee of 25% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. The Managing Owner will pay a portion of such incentive fees to the relevant Trading Advisors. See “RISK FACTORS - Each Series pays substantial fees and expenses regardless of profitability” in the Prospectus.

Initial Allocations

In general, the Managing Owner anticipates allocations to the Trading Advisors to the Frontier Diversified Series to vary between two percent (2%) and fifteen percent (15%) of the Frontier Diversified Series Assets. In addition, the Managing Owner anticipates that between ten percent (10%) and fifteen percent (15%) of such assets will be allocated to each Trading Advisor designated as a “major commodity trading advisor.” The actual allocation of the Frontier Diversified Series Assets will vary based upon the relative trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. The Frontier Diversified Series anticipates employing notional equity up to 140% of the net asset value of the Frontier Diversified Series in allocating to the selected trading programs, although notional equity may exceed this amount from time to time.

The following table sets forth certain of the markets in which the Trading Advisors that will receive allocations of the Frontier Diversified Series Assets may trade on behalf of client accounts. Not all markets are part of each Trading Advisor’s program. Each Trading Advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the Trust. The diversification summary below is based on long-term averages as of November 30, 2009.

Frontier Diversified App. - 4

Diversification Summary

The Frontier Fund—THE FRONTIER DIVERSIFIED SERIES

Frontier Diversified Series Trading Advisors:	Program	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Major Advisors:
Cantab Capital Partners LLP	CCP Quantitative Fund Aristarchus Program	40%	15%	10%	10%	15%	10%	100%
Graham Capital Management, L.P.	K4D 15 Program	26%	36%	20%	3%	10%	5%	100%
Quantitative Investment Management, LLC	Global	23%	19%	38%	6%	13%	1%	100%
QuantMetrics Capital Management LLP	QM Futures	13%	7%	73%	1%	2%	4%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology Program	30%	26%	1%	21%	10%	12%	100%
Winton Capital Management Ltd.*	Diversified	25%	21%	20%	15%	13%	6%	100%
Non-Major Advisors	N/A	14%	14%	28%	6%	24%	14%	100%
Other Reference Programs	Transtrend B.V. - Diversified Trend Program - Enhanced Risk/USD	22%	38%	14%	7%	13%	6%	100%
Frontier Diversified Series	N/A	21%	20%	25%	9%	16%	9%	100%
*	These figures are based on the Winton Futures Fund projected risk of the current trading system and represents Winton’s projected long term risk breakdown and is based on historic market volatilities over the last 10 years.

Frontier Diversified App. - 5

Frontier Diversified App. - 6

FRONTIER DIVERSIFIED SERIES CLASS 1, CLASS 2 AND CLASS 3 UNITS

PROJECTED TWELVE MONTH BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor who subscribes for Frontier Diversified Series-1 Units or Frontier Diversified Series-2 Units or by an investor whose Frontier Diversified Series-1 Units or Frontier Diversified Series-2 Units are classified as Frontier Diversified Series-3 Units during the first twelve months following the date of such subscription or classification, as applicable. The total estimated cost and expense load of Frontier Diversified Series-1 Units, Frontier Diversified Series-2 Units and Frontier Diversified Series-3 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust for Frontier Diversified Series-1 Units and Frontier Diversified Series-2 Units. Although the Managing Owner has used actual data and good faith estimates in preparing this table, the actual expenses associated with an investment in the Frontier Diversified Series Units may differ.

	Frontier Diversified Series-1		Frontier Diversified Series-2		Frontier Diversified Series-3
	Amount—$	Amount—%	Amount—$	Amount—%	Amount—$	Amount—%
Initial Selling Price(1)	$1,000	100%	$1,000	100%	$1,000	100%
Syndication and Selling Expense(2)	$0	0%	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%	$0	0%
Management Fee(4)	$7.50	0.75%	$7.50	0.75%	$7.50	0.75%
Service Fee(5)	$20.00	2.00%	$2.50	0.25%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$31.40	3.14%	$31.40	3.14%	$31.40	3.14%
Incentive Fee(7)	$4.40	0.44%	$0	0%	$0	0%
Less Interest income(8)	($18.50)	(1.85%)	($18.50)	(1.85%)	($18.50)	(1.85%)
Due Diligence and Custodial Fees and Expenses	$1.20	0.12%	$1.20	0.12%	$0	0%
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit(9)	$46.00	4.60%	$24.10	2.41%	$21.60	2.16%

Notes

(1)	The initial selling price per Unit for Frontier Diversified Series-1 and Frontier Diversified Series-2 is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations), and the costs and expenses set forth in the table are the costs and expenses associated with a minimum investment of $1,000. There is no minimum investment for Frontier Diversified Series-3 Units, which are not offered for new investment and are issued upon the classification of Frontier Diversified Series-1 Units or Frontier Diversified Series-2 Units as Frontier Diversified Series-3 Units for administrative purposes under certain circumstances described in the Prospectus.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Frontier Diversified Series-1 Units and Frontier Diversified Series-2 Units during the Initial Offering Period will be paid by the Managing Owner without reimbursement.

(3)	The Managing Owner will pay for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.0625% (0.75% annually) of the Net Asset Value of the Frontier Diversified Series Units, which it will use to pay all management fees payable to the Trading Advisors.

(5)

With respect to Frontier Diversified Series-1 Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 2.0% of the subscription amount of each subscription for Frontier Diversified Series-1 Units sold by them. The initial service fee will be prepaid by the Managing Owner. If an investor redeems all or a portion of its Frontier Diversified Series-1 Units during the first twelve (12) months following the effective date of purchase, it will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Unit at any time equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Unit, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 2.0%. Consequently, the table does not include a separate entry for the redemption fee. With respect to Frontier Diversified Series-2 Units, the Managing Owner may pay certain Selling Agents customary on-going service fees up to 0.25% annually of the Net Asset Value of each Frontier

Frontier Diversified App. - 7

Diversified Series-2 Unit sold by them for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services.

(6)	The Trust will pay the Clearing Brokers and the Managing Owner approximately 3.14% of the Net Asset Value of the Frontier Diversified Series Units annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up-fees and other investment and trading fees and expenses charged in connection with the Frontier Diversified Series’ trading activities. The aggregate amount paid by the Trust with respect to the Frontier Diversified Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually.

(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 2% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 2% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.

(8)	Interest income allocable to the Frontier Diversified Series Units (after payment of a portion thereof to the Managing Owner as hereinafter described) is currently estimated at 1.85%. Twenty percent (20%) of interest income earned per annum by the Trust on the Frontier Diversified Series Assets will be paid to the Managing Owner. The remaining eighty percent (80%) of interest income earned per annum by the Trust on such assets will be retained by the Trust.

(9)	A portion of the Frontier Diversified Series Assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which will be individually negotiated by the parties and priced by the counterparty and may include fees and expenses that will be accounted for in the pricing under the applicable contract. Such fees and expenses will be indirect and embedded and, accordingly, are not included in the table.

Frontier Diversified App. - 8

PAST PERFORMANCE OF FRONTIER DIVERSIFIED SERIES-1

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Series-1 during the period covered by the table.

Month	2009
January
February
March
April
May
June	-1.89%
July	-0.74%
August	0.31%
September	1.29%
October	0.08%
November	1.41%
December
Year	0.43%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Diversified Series-1
Inception of Trading of Frontier Diversified Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Series-1 as of November 30, 2009:	$27,589,492.24
Net Asset Value of Frontier Diversified Series-1 as of November 30, 2009:	$28,992,372.57
Worst Monthly Percentage Draw-down:	-1.89% (June 2009)
Worst peak-to-valley Draw-down:	-2.62% (June 2009 through July 2009)

The Frontier Diversified Series-1 performance table sets forth the actual performance of the Frontier Diversified Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Diversified Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 0.75%

•	Initial service fees and on-going service fees: 2.00%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Diversified App. - 9

PAST PERFORMANCE OF FRONTIER DIVERSIFIED SERIES-2

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Series-2 during the period covered by the table.

Month	2009
January
February
March
April
May
June	-1.79%
July	-0.59%
August	0.46%
September	1.45%
October	0.22%
November	1.57%
December
Year	1.28%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Diversified Series-2
Inception of Trading of Frontier Diversified Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Series-2 as of November 30, 2009:	$18,993,495.08
Net Asset Value of Frontier Diversified Series-2 as of November 30, 2009:	$21,034,564.91
Worst Monthly Percentage Draw-down:	-1.79% (June 2009)
Worst peak-to-valley Draw-down:	-2.37% (June 2009 through July 2009)

The Frontier Diversified Series-2 performance table sets forth the actual performance of the Frontier Diversified Series-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Diversified Series-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 0.75%

•	On-going service fees: 0.25%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Diversified App. - 10

CANTAB

Background of Cantab

Cantab Capital Partners LLP was formed in January 2006 by Dr. Ewan Kirk and Mr. Erich Schlaikjer. Its offices are located at Daedalus House, Station Road, Cambridge, CB1 2RE, United Kingdom. Cantab has been registered under the CE Act as a CTA and has been a member of the NFA since June 12, 2008. Prior to registration with the NFA, Cantab was engaged in research activities until March 2007, when it began trading pursuant to its CCP Quantitative Fund Aristarchus Program, formerly the “CCP Quantitative Fund Archimedes Program.”

Principals of Cantab

Dr. Ewan Kirk (Chief Executive Officer)

Former head of the Goldman Sachs Fixed Income, Currency, Commodity and Equity Quantitative Strategies group. As the Partner in charge of a group of 110 mathematicians, physicists, statisticians and programmers, Dr. Kirk oversaw and drove the development of the highly respected and profitable quantitative group. Dr. Kirk joined Goldman Sachs, the investment bank, in the commodity strategy group in May 1992 and spent 8 years in the commodity business developing trading algorithms, quantitative models and trading systems before becoming a partner in October 2000 and managing the group until leaving Goldman Sachs in January 2005. Dr. Kirk was between employment from February 2005 to January 2006, when he co-founded Cantab. Dr. Kirk has been listed as a principal of Cantab since April 8, 2008 and registered as an associated person of Cantab since June 12, 2008.

Erich Schlaikjer (Chief Technology Officer)

Former Managing Director and Chief Technology Officer for the European Strategies group at Goldman Sachs, the investment bank, from September 1987 to January 2005. Mr. Schlaikjer was personally responsible for designing and building many of the analysis tools which are currently in use at Goldman Sachs. At Cantab, Mr. Schlaikjer runs the team of programmers which designs and builds the analytical tools and infrastructure which enable the mathematicians to develop, test and implement algorithmic trading rules. Mr. Schlaikjer has worked extensively in the FX and Equity markets. Mr. Schlaikjer was between employment from January 2005 to January 2006, when he co-founded Cantab. Mr. Schlaikjer has been listed as a principal of Cantab since June 10, 2008 and registered as an associated person of Cantab since June 12, 2008.

Chris Pugh (Chief Operating Officer)

Former Chief Operating Officer for KBC Alternative Investment Management (“KBC”), an investment management firm, from December 2000 through March 2006, Mr. Pugh was one of the founding members of KBC’s hedge fund, assisting it in its growth from $50 million in 2001 to a peak of $5 billion in 2005. Mr. Pugh was responsible for the operational and financial infrastructure at KBC. Prior to his career at KBC, from September 1995 to December 2000 Mr. Pugh was the Head of Special Projects at D. E. Shaw & Co., an investment management firm. Chris joined Cantab in March 2006. Mr. Pugh has been listed as a principal of Cantab since April 29, 2008 and registered as an associated person of Cantab since June 12, 2008.

Other Principals of Cantab

Goldman Sachs & Co., Inc., the investment bank, has been listed as a principal of Cantab since April 1, 2008. Goldman Sachs has a profit share in the operations of Cantab, but has no other involvement in the operation of Cantab.

CANTAB TRADING STRATEGY

Cantab believes that statistically rigorous and robust analysis of markets identifies sources of returns which persist due to inefficiencies and the behavior of market participants.

Cantab uses a strict methodology to postulate these sources of returns initially and then test the hypothesis using real world data out of sample. Cantab’s systematic strategies are un-tuned and are predominately parameter free.

Cantab takes a strictly quantitative approach to all aspects of trading. Strategy selection, portfolio construction, execution and risk control are all specified by algorithmic and systematic processes.

Frontier Diversified App. - 11

The Strategies

By combining proprietary algorithms with macroeconomic state variables such as the carry or risk premium Cantab has created stable alpha generating strategies.

By executing a correlated basket of futures and options, Cantab creates precise risk return profiles for each strategy which enhances the performance of the strategies.

Robust out of sample testing, large consistent data sets and flexible, efficient and rigorous tools are essential in identifying these sources of return and creating the appropriate strategies to capture the return.

Portfolio Construction

Although simple fixed weighting portfolios perform well, by creating a dynamically weighted VAR constrained portfolio, attractive risk profiles can be created. Cantab’s proprietary portfolio algorithms allow Cantab to not only construct an optimal portfolio but to also adapt the portfolio construction in various market states.

CANTAB MARKETS TRADED

Cantab concentrates on the FX, Commodity, Rates and Futures markets and implements their approach through the spot, forward and volatility markets.

Frontier Diversified App. - 12

PAST PERFORMANCE OF CANTAB

The Capsule Performance Table which follows presents the performance results of the CCP Quantitative Fund Aristarchus Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CCP Quantitative Fund Aristarchus Program

Month	2009	2008	2007
January	-1.54%	7.41%
February	1.65%	7.48%
March	-5.86%	-1.76%	1.82%
April	-6.15%	3.90%	3.71%
May	1.03%	5.88%	-0.25%
June	-3.36%	-1.84%	-1.61%
July	0.16%	1.66%	0.40%
August	-0.65%	1.14%	-7.48%
September	5.16%	1.11%	10.10%
October	1.22%	2.95%	6.83%
November	2.79%	6.58%	-1.23%
December		6.43%	1.99%
Year	-6.01%	48.68%	14.06%

Name of CTA:	Cantab Capital Partners LLP
Name of Portfolio:	CCP Quantitative Fund Aristarchus Program
Inception of Trading by CTA:	March 2007
Inception of Trading of the Portfolio:	March 2007
Number of Accounts Open:	10
Total Assets Managed by CTA:	$870 million
Total Assets Traded According to the Program:	$865 million
Worst Monthly Percentage Draw-down:	-7.48% (August 2007)
Worst Peak-to-Valley Draw-down:	-14.16% (February 2009 to August 2009)
Number of Profitable Accounts That Have Opened and Closed:	2
Range of Returns Experienced by Profitable Accounts:	4.9% - 7.0%
Number of Unprofitable Accounts That Have Opened and Closed:	1
Range of Returns Experienced by Unprofitable Accounts:	-18.30%

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Diversified App. - 13

GRAHAM

Background of Graham

Graham was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a CPO and CTA under the CE Act and a member of the NFA on July 27, 1994.

As of November 1, 2009 Graham has approximately 160 employees and manages assets of over $5 billion. Graham maintains its main business office at 40 Highland Avenue, Rowayton, CT 06853. Graham’s telephone number is 203-899-3400.

Graham is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. Graham offers clients a broad array of quantitative and discretionary global macro trading programs that trade in one or more of those markets as well as strategies that combine two or more of the trading programs. Graham’s quantitative trading programs or models produce trading signals on a largely automated basis when applied to market data. In Graham’s discretionary trading programs, trades are determined subjectively on the basis of its traders’ assessment of market conditions rather than through application of an automated system.

Principals

Kenneth G. Tropin is the Chairman and the founder of Graham. He became an associated person and principal of Graham effective July 27, 1994. Mr. Tropin has developed the majority of the firm’s core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital. Mr. Tropin founded Graham in May 1994 utilizing an initial trading program he developed while he was between employment from October 1993 until May 1994. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., from March 1989 to September 1993, a CPO and CTA, during which time the assets under management grew from approximately $200 million to approximately $1.2 billion. He was an associated person of John W Henry & Company Inc. from April 1989 to September 1993, and a principal from April 1989 to June 1994; an associated person and principal of JWH Investments Inc., a CTA, from June 1991 to September 1993 where he served as President and Chief Executive Officer; and an associated person and principal of Henry John W & Company from November 1992 to November 1993 where he served as President. Mr. Tropin also served as Chairman of Global Capital Management Limited, a CPO where he was an associated person and principal from May 1990 to September 1993, and as President of Westport Capital Management Corporation, a CPO where he was an associated person and principal from September 1990 to September 1993. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, an investment bank, where he began in February 1982 as Director of Managed Futures and in October 1984 assumed the role of Director of Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter Management Corporation, a CPO for which he served as associated person and principal from August 1984 to July 1985 and as principal from November 1985 to March 1989. In June 1987 Mr. Tropin was appointed President of Dean Witter Futures and Currency Management Inc., a CTA (currently d.b.a. Morgan Stanley Futures & Currency Management Inc.). From January 1984 to March 1989, Mr. Tropin served as an associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated); from August 1984 as an associated person and from July 1988 as a principal of VK Capital Inc. (d.b.a. Morgan Stanley Futures & Currency Management Inc.) until March 1989. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980s.

Paul Sedlack is Chief Executive Officer and the General Counsel of Graham. He became an associated person of Graham effective November 20, 1998 and a principal on August 21, 1998. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 until June 1993 and was resident in Coudert’s Singapore office from 1988 to 1989. From June 1993 until June 1995, Mr. Sedlack was associated with the law firm, Sutherland Asbill and Brennan LLP. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries from June 1995. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an MBA in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Robert E. Murray is the Chief Operating Officer of Graham and is responsible for the management and oversight of client services, quantitative trading and technology and risk management at Graham. He became an associated person and principal of Graham effective June 27, 2003. Prior to joining Graham, Mr. Murray held positions of increasing responsibility from January 1985 until June 2003 at various entities at the investment bank Morgan Stanley (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a CPO that grew to $2.3 billion in assets under

Frontier Diversified App. - 14

management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a CTA). During his time at Morgan Stanley, Mr. Murray was a principal of Demeter Management Corporation from June 1995 to June 2003, an associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated) from March 1997 to June 2003, and a principal of VK Capital Inc. (d.b.a. Morgan Stanley Futures & Currency Management Inc.) from August 1993 to October 2003. Mr. Murray is currently a member of the Board of Directors of the NFA and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider is an Executive Vice President and the Chief Trader of Graham. He became an associated person of Graham effective September 12, 1994 and a principal on November 30, 1995. He is responsible for managing Graham’s quantitative futures and foreign exchange trade execution, including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with independent executing brokers and FCMs. Mr. Schneider was between employment from September 1993 to December 1993. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a CTA in Dallas, Texas, where he was ultimately Chief Trader, Vice President and principal responsible for 24-hour trading execution, compliance and accounting. Mr. Schneider was an associated person of ELM from June 1985 until September 1993, and a principal from August 1989 until September 1993. He was an associated person of K2 Capital Management Inc., a CTA and CPO, from July 1993 to September 1993. He was an associated person of GCTC Financial Services Inc., an introducing broker, from May 1985 to May 1986 and an associated person of Tucker International Inc., a CTA, from June 1986 to December 1986. He was an associated person of Stotler and Company, a futures commission merchant, from October 1984 to June 1985. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a CTA in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis until joining Graham in June 1994. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive MBA from the University of Texas at Austin in 1997.

Robert G. Griffith is an Executive Vice President of Graham, responsible for evaluating and implementing research-related initiatives. He became an associated person and principal of Graham effective March 8, 1996. Prior to joining Graham, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Jeff Baisley, C.P.A., is the Chief Financial Officer of Graham. He became an associated person of Graham effective March 17, 2008 and a principal on April 8, 2008. Prior to joining Graham as its Manager of Financial Reporting in March 2004, he was Vice President in Global Equity Derivatives Accounting at RBC Dominion Securities, an investment bank, from June 2001 until March 2004. From February 2001 to June 2001, Mr. Baisley was a consultant for Robert Half & Associates, a financial recruiting firm, during which time he was the Controller of Division for a large telecommunications company. He was Director of Perseus Debt Opportunity Fund at Perseus Capital LLC, a merchant bank and private equity fund, from August 2000 to January 2001. In July 2000, he was between employment. Mr. Baisley held positions of increasing responsibility at UBS Warburg AG, an investment bank, from March 1996 to June 2000, including Business Manager for Distressed Debt Trading. Prior to UBS, he was an Assistant Vice President in the Firm Trading Accounting Department of Lehman Brothers, an investment bank, from June 1993 to February 1996. Mr. Baisley began his career at Ernst & Young, an accounting firm, where he worked from September 1991 to June 1993, as Staff Auditor. He received his B.S. in accounting from Fordham University in 1991.

Fred J. Levin is the Chief Economist and a Senior Discretionary Trader of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. He became an associated person of Graham effective December 8, 1999 and a principal on March 11, 2000. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc., a bond trading firm, from August 1998 to March 1999. He was between employment in July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital, an investment management firm. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil, an oil trading firm. From September 1982 to March 1988, Mr. Levin was the chief economist for North American Investment Bank at Citibank. From September 1970 to September 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

William Pertusi is the Risk Manager of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. He became an associated person of Graham effective July 24, 2006 and a principal on November 28, 2006. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. From July 2002 to July 2004, he was employed as a Portfolio Manager at SAC specializing in Mortgage Backed Securities. Mr. Pertusi was an associated

Frontier Diversified App. - 15

person of SAC from June 2003 to June 2006 and a principal from June 2003 to May 2005. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc.,an investment bank, including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998, he worked at Lehman as Senior Vice President holding positions in sales, trading and risk management. Mr. Pertusi was an associated person of Lehman from May 1992 to February 1998 and from May 1999 to July 2002. Mr. Pertusi worked at Credit Suisse First Boston, the investment bank, as a Director from February 1998 through November 1998. He was an associated person of Credit Suisse Securities USA LLC from January 1988 to June 1990 and from July 1998 to November 1998. He was between employment from November 1998 until March 1999. He held the position of Vice President in fixed income sales at Salomon Brothers Inc., an investment bank, from June 1990 to January 1992; and Assistant Vice President in fixed income sales at The First Boston Corporation, an investment bank, from June 1987 through June 1990. Mr. Pertusi was an associated person of Salomon Brothers Inc. from September 1990 to January 1992. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an MBA from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox is Director of Research of Graham. He registered as an associated person of Graham effective November 10, 2000 and became listed as a principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several quantitative trading programs. In May 2005 he joined Graham’s Research Department, and in October 2005 he was appointed Co-Associate Director of Research. Mr. Fox was appointed Director of Research in April 2007. Mr. Fox was between employment from April 1998 until August 2000. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a CPO and CTA, concluding as the director of research. Mr. Fox was an associated person of JWH Investments Inc., a CTA, from November 1991 to March 1997 and an associated person of JWH Investment Management Inc., a CTA and CPO, from November 1996 to April 1998. He was an associated person of John W. Henry & Company Inc. from October 1991 to April 1998 and a principal from January 1996 to April 1998. He was an associated person of Westport Capital Management Corporation, a CPO, from October 1992 to April 1998 and a principal from December 1997 to April 1998 overseeing its research efforts. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is Chief Legal Officer and a principal of Graham. He was registered as an associated person of Graham effective April 16, 2004 and listed as a principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D. degree, Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Brent Donnelly is a discretionary trader of Graham, specializing in foreign currency markets. He became an associated person of Graham effective June 1, 2009 and a principal effective November 30, 2009. Prior to joining Graham in March 2009, Mr. Donnelly worked as a trader at Barclays Capital, an investment bank, where he was employed from September 2008 to February 2009. Prior to transitioning to Barclays, Mr. Donnelly was a trader for Lehman Brothers Inc., an investment bank, from April 2006 to September 2008. Mr. Donnelly was a trader for RBC Capital Markets, an investment bank, from July 2003 to April 2006.

Gavin Gilbert is a discretionary trader of Graham, specializing in fixed income markets. He became an associated person and principal of Graham effective June 24, 2008. Prior to joining Graham in March 2008, Mr. Gilbert was senior trader at Brevan Howard Asset Management, an investment management firm, where he was employed from April 2004 to March 2008. During March 2004, Mr. Gilbert was between employment. From April 2002 to February 2004, Mr. Gilbert was a trader for D.E. Shaw & Co. LLC, an investment management firm. Mr. Gilbert was Associate Director in Euro Government Bonds for Barclays Capital, an investment bank, from November 2000 to March 2002. Mr. Gilbert was between employment from April 2000 to November 2000. From March 1997 to April 2000, Mr. Gilbert was a trader for Renaissance Capital, an investment bank.

Sanjeev Gupta is a discretionary trader of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 20, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a CTA, and Vega Asset Management USA LLC, an investment management firm, from June 2002 to April 2007. Mr. Gupta was an associated person of Proxima from May 2004 to March 2007 and a principal from May 2004 to August 2004 and from January 2005 to November 2005.

Frontier Diversified App. - 16

Mr. Gupta was an associated person of Vega from October 2003 to July 2004 and from October 2005 to April 2006. From June 1992 to May 2002, Mr. Gupta held positions of increasing responsibility at Banco Santander, trading fixed income and foreign exchange, concluding as Senior Vice President. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an MBA from The Wharton School of the University of Pennsylvania in May 1992.

Britton Holland is a discretionary trader of Graham, specializing in the energy commodity markets. He became an associated person of Graham effective April 6, 2005 and a principal on April 27, 2005 and a Branch Office Manager on April 23, 2008. Prior to joining Graham in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation, an energy distributor. From August 1998 to April 2002, he was employed in various groups at Duke Energy, ranging from Risk Management to Term Deal Origination, before moving to its Financial Trading group until February 2004. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Steven H. Jacolow is a discretionary trader of Graham specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an associated person of Graham effective February 15, 2007 and a principal on June 5, 2007. Prior to joining Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. In January 2002 Mr. Jacolow founded Mermaid Investments which served as a trading manager for Cunningham Asset Management, an investment management firm in London, from November 2002 until February 2004. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. Mr. Jacolow was also an associated person and principal from October 1996 to October 1997 for Chilbolton Investments Inc., a registered CPO and CTA during that period. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. Mr. Jacolow was self employed from June 1995 to March 1996 and was employed by as a trader by Moore Capital Management, an investment management firm, in March 1993. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a CTA. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and a MBA in Accounting from Rutgers University in 1989.

Peter Jepsen is a discretionary trader of Graham, specializing in global macro markets with a focus on fixed income and currencies. He became an associated person of Graham effective June 12, 2006 and a principal on June 22, 2006. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management, an investment management firm, in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York, an investment management firm. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. Mr. Jepsen was a principal and portfolio manager of BT Asset Management, Inc., a CTA, from September 2000 until January 2002. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan is a discretionary trader of Graham, specializing in long/short credit strategies. He became an associated person and principal of Graham effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining Graham in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. He was between employment from February 1999 to May 1999. Mr. Keelan worked as a Trader for RAIF, an investment management firm, from November 1998 through January 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch Pierce Fenner and Smith, the investment bank, and an associated person from January 1996 until September 1996. Mr. Keelan received a MBA in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Jon Tiktinsky is a discretionary trader of Graham, specializing in the U.S. fixed income markets. He became an associated person of Graham effective May 23, 2008 and a principal on May 30, 2008. Prior to joining Graham in May 2008, Mr. Tiktinsky held positions of increasing responsibility, including Managing Director, Head of U.S. Treasury Dealership, at RBS Greenwich Capital, an investment bank, where he was employed from July 2004 to March 2008. Mr. Tiktinsky was President and Founder of Hulls Farm Capital LLC, an investment management firm, from February 2002 to June 2004. He was an associated person and principal of Hulls

Frontier Diversified App. - 17

Farm Capital LLC from August 2002 to May 2005. From January 2001 to December 2001, Mr. Tiktinsky served as a managing director for Dresdner, Kleinwort & Wasserstein, an investment bank. Mr. Tiktinksy was between employment during the months of April 2008 and January 2002. From February 1989 to December 2000, Mr. Tiktinsky held positions of increasing responsibility at Donaldson, Lufkin and Jenrette, an investment bank, concluding as Managing Director, Head of Government Bond Dealership. Mr. Tiktinsky received his B.A. in economics from Colgate University in 1982.

Marwan Younes is a discretionary trader of Graham, specializing in the commodities markets. He became an associated person of Graham effective April 18, 2008 and a principal on May 1, 2008. Prior to joining Graham in November 2007, Mr. Younes worked as an associate in the commodities department of the investment bank Morgan Stanley in New York from July 2006 to October 2007. Before joining Morgan Stanley, Mr. Younes was on sabbatical during June 2006. Mr. Younes attained his engineering degree in May 2006 from École Nationale Supérieure de Techniques Avancées, or ENSTA, in Paris, France where he was enrolled from September 2002 through May 2006. In May 2006, Mr. Younes also received his Masters of Science in Financial Engineering from Columbia University where he was enrolled from July 2005 to May 2006. During his enrollment at ENSTA, Mr. Younes completed a corporate internship at the Paris, France office of the investment bank Lazard Frères where he worked as an analyst in the Equities and Capital Markets Department from July 2004 through June 2005.

KGT, Inc. and KGT Investment Partners, L.P. became registered as principals of Graham on July 27, 1994.

Graham will manage its allocation from the proceeds of the sale of Frontier Diversified Series Units pursuant to its K4D- 15 Program (formerly the K4 Program at 150% Leverage), which is a diversified portfolio of foreign exchange, global interest rates, stock and commodity futures.

GRAHAM TRADING POLICIES

Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and Swaps. Graham may engage in EFP (exchange for physical) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties. Graham has complete flexibility in the instruments and markets in which it may invest.

At standard leverage, Graham’s systems like its K4 strategy normally will commit between 10% and 30% of an account’s equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%, except as described below. Since the K4D-15 Program is being traded at 1.5 times standard leverage, its initial margin requirements over time are expected to average 20% to 30%. Margins required to initiate or maintain open positions are established by brokerage firms selected by Graham clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

Graham reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s actions will enhance performance.

Graham also expects to develop additional trading systems and strategies and to modify the systems currently in use over time. As one example of such efforts, Graham has incorporated a proprietary multi-factor leverage model within each of its trend-following programs to adjust the program’s exposure to key market sectors systematically based on proprietary factors that assess the potential for prices to trend in the near term. Graham believes strongly in the importance of research and development activities and particularly in the development of new trading strategies. Graham intends to add new trading strategies to its investment programs as well as to modify the systems currently in place in such programs in its ongoing efforts to keep pace with changing market conditions and it anticipates that the constellation of trading strategies comprising each investment program will continue to grow and evolve over time. The decision to add or subtract systems or strategies from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

In connection with its programs’ quantitative trading, Graham may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation. In unusual or emergency market conditions, Graham may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where Graham believes, in its

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sole discretion, that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s discretionary actions in these programs will enhance performance.

GRAHAM TRADING PROGRAM

The K4D-15 Program has been built around a Graham trend system developed in 1998 that commenced trading operations in January 1999. The K4D-15 Program utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 90 to 100 global markets. K4’s systems are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

In addition to the trend system at its base, each Graham quantitative investment program has added substantial other trading strategies developed by Graham’s research department. Other trading strategies developed by Graham research and added to Graham investment programs include not only a broad array of trend systems with varying time horizons, but also counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all. Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions. In addition, Graham may include as a part of any investment program discretionary trading strategies that, unlike Graham’s systematic trading strategies, determine trades subjectively on the basis of a Graham trader’s personal assessment of trading data and trading experience.

GRAHAM MARKETS TRADED

Graham trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. Graham conducts on-going research regarding expanding the number of markets it can trade to further its objective of portfolio diversification. From time to time, Graham adds to or deletes markets from its portfolios as on-going research and future market conditions warrant. Graham may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on Graham’s views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

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PAST PERFORMANCE OF GRAHAM

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

K4D-15 Program (Formerly K4 Program at 150% Leverage)

Month	2009	2008	2007	2006	2005	2004
January	0.62%	1.77%	-1.35%	1.07%	-10.16%	0.71%
February	1.89%	7.49%	-6.23%	-0.42%	-0.91%	7.57%
March	-4.53%	1.35%	-3.63%	1.54%	-4.43%	-0.04%
April	-2.26%	0.91%	7.17%	6.95%	-11.10%	-9.79%
May	4.63%	3.04%	14.25%	-2.78%	2.05%	-2.48%
June	-4.89%	4.63%	6.23%	-0.83%	8.55%	-5.07%
July	3.29%	-5.39%	-3.00%	-2.47%	-1.87%	-5.02%
August	1.91%	-2.24%	-3.60%	-3.28%	-1.73%	-0.18%
September	4.54%	2.54%	4.37%	1.02%	5.49%	0.22%
October	-2.57%	11.75%	6.82%	1.96%	-1.05%	6.67%
November	6.33%	4.03%	-0.79%	2.33%	3.08%	5.66%
December		1.99%	-2.52%	2.54%	-3.09%	3.76%
Year	8.52%	35.62%	16.91%	7.45%	-15.79%	0.53%

THE TABLE SET FORTH ABOVE HAS NOT BEEN ADJUSTED TO REFLECT THE FEES AND EXPENSES OF THE FRONTIER DIVERSIFIED SERIES. THE PRO FORMA COMPOSITE PERFORMANCE TABLES WHICH PRECEDE THIS TABLE SHOW THE SAME PERFORMANCE DATA AS SET FORTH ABOVE BUT CONTAIN PRO FORMA ADJUSTMENTS TO REFLECT THE WINTON/GRAHAM SERIES FEE STRUCTURE. ACCORDINGLY, SUCH TABLES ARE MORE REPRESENTATIVE OF THE PERFORMANCE OF THIS PROGRAM HAD GRAHAM TRADED IT FOR THE TRUST, DURING THE TIME PERIOD COVERED.

Name of CTA:	Graham Capital Management, L.P.
Name of Trading Program:	K4D-15 Program (formerly K4 Program at 150% Leverage)
Inception of Trading by CTA:	February 2, 1995
Inception of Trading in the Program:	June 1, 1999
Number of Accounts Open:	11
Total Assets Managed by CTA:	$5,306,549,000
Total Assets Traded According to the Program:	$1,433,560,000
Worst Monthly Percentage Draw-down:	April 2005 / 11.10%
Worst Peak-to-Valley Draw-down:	February 2004 through April 2005 / 29.87%
Number of Profitable Accounts Both Opened and Closed within period 1/1/2004 to 11/1/2009:	0
Range of Net Lifetime Returns for Such Accounts:	N/A
Number of Unprofitable Accounts Both Opened and Closed within period 1/1/2004 to 11/1/2009:	0
Range of Net Lifetime Returns for Such Accounts:	N/A

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

See Notes to Performance Information Below

(1)	The reporting of “total assets” managed by Graham or traded according to a particular program reflects the notional funding of accounts. Clients direct Graham to trade their accounts at a specific notional level of trading and it is not the practice of Graham to require clients to disclose how they fund their brokerage account. Accordingly, Graham generally cannot determine the amount of cash committed to client accounts.

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(2)	The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, “net income” represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year’s initial index.

(3)	Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

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QIM

Background of QIM

QIM is a Virginia limited liability corporation formed on April 27, 2003. QIM has been registered under the CE Act as a CTA since January 16, 2004 and as a CPO since April 1, 2005. QIM became a member of the NFA on January 16, 2004. QIM’s address is Quantitative Investment Management LLC, 401 East Market Street, Suite 104, Charlottesville, VA 22902.

Principals of QIM

Jaffray Woodriff

Mr. Woodriff has 22 years experience trading financial markets using proprietary quantitative models that he has developed. Mr. Woodriff co-founded QIM in April 2003 to offer the Global Program to outside clients. He guides all aspects of QIM’s business and is chiefly responsible for the constant innovation and improvement of the models and techniques that underlie QIM’s predictions, trading, and risk management.

In April 2000, Mr. Woodriff and Michael Geismar began managing their own money with Mr. Woodriff’s short-term, market-neutral equities program. This led them to co-found a broker-dealer, DHR LLC. In October 2002, Mr. Woodriff also co-founded Biomind, a bioinformatics consulting and software firm. Mr. Woodriff graduated from the University of Virginia with a B.S. in Business in 1991. Mr. Woodriff has been registered as an associated person and listed as a principal of QIM since January 2004.

Paul McKee, Ph.D.

Dr. McKee joined QIM in January 2005, and became Chief Technology Officer in March 2009. Dr. McKee’s responsibilities include managing developers and other technical staff, developing QIM’s broad technical strategy and assisting with maintenance and development of predictive code.

Before joining QIM, Dr. McKee was a research physicist at the University of Virginia from September 2000 to October 2004. His research was primarily conducted at Department of Energy particle accelerator facilities in Newport News, Virginia, and Stanford University, California. Dr. McKee graduated from Georgetown University in 1990 with a B.S. in Physics and a minor in Computer Science, from the University of Virginia in 1995 with an M.A. in Physics, and from the University of Virginia in 2000 with a Ph.D. in Nuclear Physics. Dr. McKee has been registered as an associated person of QIM since February 17, 2009 and listed as a principal of QIM since March 3, 2009. Dr. McKee was between employment from November 2004 through December 2004.

Michael Geismar

Mr. Geismar co-founded QIM in April 2003 with Mr. Woodriff after 18 months of successfully trading their proprietary accounts. As the head of trading for QIM, he implements the firm’s investment models and oversees its portfolio management. Mr. Geismar also manages investor relations and QIM’s general business affairs.

In February 2000, Mr. Geismar joined Mr. Woodriff, assisting in the development of an equities investment program that led the two to co-found DHR LLC. Mr. Geismar graduated from the University of Virginia in 1994 with a BA in Mathematics and a minor in Statistics. Mr. Geismar has been registered as an associated person and listed as a principal of QIM since November 2005 and January 2004, respectively.

Greyson Williams

Mr. Williams co-founded QIM in April 2003 after joining Mr. Woodriff and Mr. Geismar as a consultant to DHR in December 2002. He serves as an analyst, assists in statistical analysis and the development of predictive and risk models, and manages the internal databases and in-house software development.

Mr. Williams has spent the past twelve years specializing in the collection, management, analysis, and application of financial information and market data. He worked as an analyst in the Bank Mergers & Acquisitions department at SNL Securities LC from August 1997 until July 2000, serving as Director of Banking M&A Research from May 1999 until his departure. In December 2000, Mr. Williams co-founded VW Capital LLC, a firm created to map complex merger terms into programmatic models for interfacing with real-time market data. In October 2002, he founded Jobe Analytics & Consulting, Ltd., a financial information management consulting firm. Mr. Williams graduated from the University of Virginia in 1995 with a BA in English and a minor in Art

Frontier Diversified App. - 22

History. Mr. Williams has been registered as an associated person and listed as a principal of QIM January since November 2005 and January 2004, respectively.

Ryan Vaughan

Ryan serves as Chief Compliance Officer in addition to coordinating the accounting and legal affairs of the company. Prior to joining QIM in September 2005, Ryan spent nine years working in financial and corporate management. From September 2002 through February 2004, he served as a Financial Consultant for UBS Financial Services and from February 2004 through September 2005 he was an Investment Advisor for Blue Ridge Planning Services LLC. Ryan graduated from the University of Virginia in 1993 with a B.S. in Commerce, from the University of Georgia in 1995 with an MBA in Finance and Economics and earned the Chartered Financial Analyst (CFA) designation in 2003. Mr. Geismar has been registered as an associated person and listed as a principal of QIM since June 2006 and October 2006, respectively.

QIM will conduct its trading for its allocation from the Frontier Diversified Series through a Trading Company pursuant to QIM’s Global Program.

THE TRADING APPROACH

Background

Jaffray Woodriff has spent the past 22 years developing proprietary quantitative models for use in predicting price movements in a wide variety of markets. The success of these models owes largely to Mr. Woodriff’s life work of inventing mathematical formulas and employing them in creating better approaches to quantitative prediction. Mr. Woodriff has successfully managed client accounts as a CTA and also has spent two years trading on a Wall Street proprietary desk. In December of 2001, Mr. Woodriff and Mr. Geismar began to manage a proprietary futures account using the Global Program methodology. In October 2003, after successfully managing this account for almost two years, Mr. Woodriff and Mr. Geismar decided to offer the Global Program to clients.

Predictive Modeling

Financial markets are not entirely efficient. Numerous small inefficiencies exist and can be exploited through the prudent use of robust quantitative analysis and predictive technologies.

QIM currently employs numerous quantitative trading models that utilize pattern recognition to predict all types of price movements. All models are tested across massive data sets that expose them to a gamut of market, economic, and political environments, as well as a wide range of time frames and interactions. Only those models that prove to be the most robust, statistically significant, and conceptually diverse are used in actual trading. The resultant system of models offers reliable signals that guide market timing and trade allocation.

Risk Management

Balanced diversification is made available by trading 26 global futures contracts. Risk allocations are based on the correlation of each contract to the overall portfolio.

QIM applies sophisticated risk management procedures that take into account the price, size, volatility, liquidity, and inter-relationships of the contracts traded. On the portfolio level, account risk is monitored on a daily basis to target a specific standard deviation of daily returns. For both the Global and Ultra Programs, this is equivalent to 12% annualized volatility

During significant draw-downs in equity, QIM reduces market exposure by scaling back the overall leverage.

Trading

The execution of QIM’s trading strategy is systematic. All facets of the predictive models, risk management, and trade allocation are fully automated. However, discretion plays a role in the evolution of the trading system over time as QIM does seek improvements to the trading strategy.

In addition to the abundance of technologies driving the daily trading, QIM’s staff evaluates every market in which it trades on a daily basis and monitors numerous other factors, including, but not limited to: volume and open interest, news, correlation pairings, cash prices, opening calls, slippage and volatility.

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The trading is discretionary in that final decisions are made, and systems occasionally overridden, based on the full set of information that has been compiled. That being said, the trading system is overridden very rarely and only in extraordinary circumstances.

Sectors Traded

The QIM Global Program trades in the following sectors: Currencies, Stock Indices, Interest Rates, Energies, and Metals.

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PAST PERFORMANCE OF QIM

The following summary performance information reflects the composite performance results for QIM’s Global Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Program

Month	2009	2008	2007	2006	2005	2004
January	6.29%	-7.77%	1.65%	1.04%	-0.39%	1.12%
February	-0.17%	5.17%	1.37%	1.46%	-1.68%	4.24%
March	-2.32%	3.62%	5.50%	0.92%	4.48%	-9.11%
April	4.38%	2.08%	1.32%	-2.17%	7.19%	-0.51%
May	3.69%	5.70%	-4.03%	5.12%	2.94%	2.91%
June	-0.75%	-1.63%	0.94%	-2.57%	-2.17%	1.37%
July	1.82%	-1.92%	2.05%	2.05%	0.62%	0.93%
August	0.78%	3.41%	7.66%	-0.26%	0.80%	0.15%
September	1.40%	3.02%	1.09%	-1.52%	0.98%	6.18%
October	-2.51%	-2.53%	3.98%	2.37%	0.56%	6.41%
November	2.12%	2.33%	3.02%	0.21%	1.94%	10.89%
December		0.68%	1.15%	-1.28%	3.08%	-1.66%
Year	15.33%	11.94%	28.41%	5.23%	19.54%	23.83%

Name of CTA:	Quantitative Investment Management LLC
Name of Trading Program:	Global Program
Date CTA Began Trading Client Accounts:	October 2003
Date CTA Begin Trading This Program:	October 2003
Number of Client Accounts in This Program:	35
Client Assets Under Management in All Programs:	$1,589,720,000 Actual
$3,745,330,000 Nominal
Client Assets Under Management in This Program:	$1,589,720,000 Actual
$3,745,330,000 Nominal
Largest Monthly Percentage Draw-down:	-9.11% in March 2004
Largest Peak-to-Valley Draw-down:	-9.57% in March 2004 – April 2004
Number of Accounts Closed:	15 Profitable +3.42% - +36.00%
0 Unprofitable

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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QUANTMETRICS

Background of QuantMetrics

QuantMetrics was formed in March 2003 by Dr. Mushtaq Shah and Mr. James Fowler. Its offices are located at 1 Red Place, W1K 6PL London, United Kingdom. QuantMetrics has been registered under the CE Act as a CTA and has been a member of the NFA since April 2006.

Principals of QuantMetrics

Dr. Mushtaq Shah

Dr. Mushtaq Shah is a founding partner of QuantMetrics. Dr. Shah, together with James Fowler, is responsible for all trading and money management decisions made by QuantMetrics. Dr. Shah has been listed as a principal with QuantMetrics since April 27, 2006.

Dr. Shah obtained a first class degree in Econometrics and Mathematical Economics from the London School of Economics in June 1985. He obtained an M.Phil in Economics from Cambridge University in June 1986 and a PhD in Financial Econometrics from the London School of Economics in June 1994.

Dr. Shah worked for UBS Securities Ltd, an investment bank, as European Economic Analyst from September 1986 to August 1989 and then for Goldman Sachs International, an investment bank as an Executive Director: Quantitative Analyst/Proprietary Trader until April 1994. Dr. Shah was between employment in May 1994. From June 1994 until May 1996 Dr. Shah worked for NationsBank Europe PLC, an investment bank, as a Senior Quantitative Analyst/Equity Proprietary Trader. From June 1996 to April 1999, Dr. Shah was a Director at Credit Suisse First Boston, an investment bank, where he was the head of convertible trading. Dr. Shah was between employment from May 1999 through August 1999. From September 1999 until March 2003 Dr. Shah worked for Equinox Capital Management Ltd., an alternative asset management firm, where he was Head of Research and where he and Mr. Fowler managed a multi strategy equity arbitrage hedge fund. In March 2003, Dr. Shah and Mr. Fowler founded QuantMetrics.

Mr. James Fowler

Mr. Fowler obtained a Masters in Engineering from Oxford University in June 1997 after which he worked for Credit Suisse First Boston, with Dr. Shah as a proprietary trader in the Equity Derivatives and Convertibles Group.

Mr. Fowler left Credit Suisse in April 1999, to work as a trader for Och-Ziff Capital Management, an alternative asset management firm, until August 1999 before returning to the UK to work with Dr. Shah at Equinox Capital Management in August 1999 where he was a Portfolio Manager for the multi strategy fund, the Eclipse 1 Fund. In March 2003, Mr. Fowler left Equinox Capital Management Ltd. to co-found QuantMetrics. Mr. Fowler became registered as an associated person and listed as a principal and NFA associate member of QuantMetrics effective April 27, 2006, April 11, 2006, and April 27, 2006, respectively.

QuantMetrics Ltd.

QuantMetrics Ltd. became registered as a principal of QuantMetrics on March 1, 2006.

QUANTMETRICS TRADING STRATEGY

The QM Directional Strategy

The QM Directional Strategy is a quantitative directional futures program. The program aims to provide investors with long-term capital appreciation by realising short-term gains.

The investment approach identifies and captures market inefficiencies using statistical and econometric models. The program employs a collection of very short-term futures trading strategies with holding periods ranging from 1 minute to 1 day. As the program selectively chooses the timing of trades, it is ideally positioned to benefit from price shocks. Disciplined risk management is built into each trading algorithm, with time stops and stop losses strictly adhered to.

The program is unhedged but benefits from cross-market diversification. The markets traded include stock index futures, fixed income futures, currency futures, metals futures and energy futures.

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The QM Premier Strategy

The QM Premier Strategy is a quantitative market neutral index futures strategy. The program aims to provide investors with long-term capital appreciation by realising short-term gains. The investment approach identifies and captures market inefficiencies using statistical and econometric models.

The strategy employs a collection of high frequency futures trading strategies with holding periods ranging from 1 minute to 1 day. As the strategy selectively chooses the timing of trades, it is ideally positioned to benefit from price shocks.

Disciplined risk management is built into each trading algorithm, with time stops and stop losses strictly adhered to.

The QM Futures Program

The QM Futures Trading Program is a combination of the QM Directional and the QM Premier strategies.

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PAST PERFORMANCE OF QUANTMETRICS

The Capsule Performance Table which follows presents the performance results of the QM Futures Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

QM Futures Program

Month	2009	2008	2007	2006	2005	2004
January	0.02%	4.03%	2.41%	0.07%	1.57%	1.50%
February	1.23%	1.43%	2.92%	0.51%	(0.18%)	1.72%
March	1.11%	(0.76%)	3.49%	0.35%	1.03%	4.82%
April	0.34%	0.78%	0.43%	0.87%	3.22%	2.05%
May	0.54%	2.44%	1.79%	2.43%	(0.17%)	3.33%
June	0.28%	5.12%	2.55%	1.54%	(0.93%)	(0.56%)
July	0.81%	0.10%	1.38%	2.27%	2.30%	1.42%
August	0.36%	1.63%	0.86%	0.98%	3.73%	1.56%
September	(0.04%)	(0.48%)	2.36%	0.81%	1.39%	2.74%
October	0.23%	2.54%	(0.01%)	0.93%	1.04%	1.66%
November	0.60%	3.20%	2.48%	1.39%	1.07%	0.02%
December		0.72%	1.66%	0.34%	0.32%	0.81%
Year	5.61%	22.63%	24.68%	13.20%	15.26%	23.10%

Name of CTA:	QuantMetrics Capital Management LLP
Name of Portfolio:	QM Futures Program
Inception of Trading by CTA:	March 2004
Inception of Trading of the Portfolio:	March 2004
Number of Accounts Open:	17 (9 Premier, 8 Directional)
Total Assets Managed by CTA:	$1.31 billion
Total Assets Traded According to the Program:	$1,080mm ($867mm, Premier $213mm Directional)
Worst Monthly Percentage Draw-down:	-0.93% June 2005
Worst Peak-to-Valley Draw-down:	-1.10% April 2005 to June 2005
Number of Profitable Accounts That Have Opened and Closed:	5
Range of Returns Experienced by Profitable Accounts:	7.21% to 103.29% (accounts still open)
3.52% to 31.23% (accounts closed)
Number of Unprofitable Accounts That Have Opened and Closed:	0
Range of Returns Experienced by Unprofitable Accounts:	N/A

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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TIVERTON

Background of Tiverton

Tiverton is a Washington corporation that engages in the management of commodity trading accounts for qualified investors pursuant to its trading methodology. Tiverton became registered as a CPO and CTA under the CE Act in August 29, 2005. Tiverton is also a member of the NFA. Tiverton’s principal place of business is located at 201 South Biscayne Blvd., Suite 2840, Miami, Florida, 33131.

Principals of Tiverton

Grenville Craig

Grenville Craig is the President of Tiverton. Grenville Craig started trading futures for investment accounts in 1977 when he joined Commodities Corporation, or CC, a CTA and CPO. Mr. Craig served in various capacities including Senior Vice President and as a member of the Management Policy committee, and was a principal of such firm from July 1980 to May 1983. Mr. Craig left CC in September 1989. In August 1984 he founded Tiverton Trading Inc., a predecessor company of Tiverton, which managed proprietary and client accounts and pools independently of Commodities Corporation. Mr. Craig was a principal of Tiverton Trading Inc. from August 1984 to December 1993 and its associated person from May 1986 to December 1993. In September 1989 Mr. Craig founded Princeton Paris Research Corporation, a CTA and CPO. He was a principal and associated person of Princeton Paris Research Corporation from June 1990 to March 1991 and from April 1992 to July 1998. He was also a principal and associated person of Tiverton Trading Ltd., a CTA and CPO, from August 1995 to December 1998. Since January 1994 Mr. Craig has been the President of Leeward Services Corp., a company through which he conducted his own investment activities and through which he hired others to assist him. In December 2009, Mr. Craig became registered as an associated person and listed as an NFA associate member and principal of Tiverton Trading, a CTA and CPO. He is the President of Tiverton Trading.

Mr. Craig’s research interests focus predominantly upon the “macro-economic” markets, the metals, financial futures, and currencies.

Mr. Craig graduated from Harvard College cum laude in 1963, from MIT’s Sloan School of Management in 1968, and received a PhD from Yale University in Economics in 1977.

Mr. Craig became a principal and associated person of Tiverton in August 2005. He participates in the trading decisions for Tiverton, as well as selects and supervises other persons at Tiverton so engaged.

Justin Wicks

Justin Wicks is a Portfolio Manager and Manager of Operations of Tiverton. He has been successfully trading proprietary assets for Leeward Services Corp. and Tiverton since February 2001 and, as a Portfolio Manager of Tiverton, will have responsibility for a portion of Tiverton’s client assets. Mr. Wicks also oversees all agricultural commodity research and the daily management of Tiverton’s office. Mr. Wicks became registered as an associated person and listed as an NFA associate member of Tiverton Trading in December 2009. Mr. Wicks is a director at Tiverton Trading. Mr. Wicks has been actively employed within the futures markets since 1995. Mr. Wicks joined Tiverton in February 2005 and became a registered associated person of Tiverton in August 2005 and listed as a principal in January 2008. Mr. Wicks worked for Leeward Services Corp from January 1999 to February 2005, first as an analyst and Trading Assistant to Mr. Craig and later rising to the position of an Associate Trader. During June 1995 to October 1997 Mr. Wicks worked for Finacor Vendome, a major French derivatives brokerage house, on the MATIF Exchange in Paris. Mr. Wicks graduated with a B.A. in History from King’s College, University of London in 1995.

Sandra Craig

Sandra Craig is a principal of Tiverton but is not involved in its operations.

Tiverton will conduct its trading for its allocation from the Frontier Diversified Series and Frontier Masters Series Units through a Trading Company pursuant to Tiverton’s Discretionary Trading Methodology Program.

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TIVERTON INVESTMENT STRATEGY

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton pursues this objective by primarily trading in commodity interests, which includes, without limiting the foregoing, futures contracts, forward contracts and options thereon.

Tiverton’s trades a client’s assets in accordance with its trading methodology, which generally has the following characteristics:

Fundamental. Tiverton may base its trading decisions on “fundamental” analysis. Such analysis attempts to examine the underlying factors which affect the supply and demand and hence the price of a commodity.

Technical. The methodology may also use “technical” analysis based on the theory that a study of the markets themselves provides a means of anticipating price movements. This approach examines, for example, trend lines, support and resistance points, retracement levels, moving averages, volatility levels, volume, open interest levels and other statistical indicators.

Risk Management. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology.

TIVERTON’S DISCRETIONARY TRADING METHODOLOGY

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton relies on a combination of fundamental and technical analysis in making trading decisions, with the objective of participating in major price moves in the markets traded.

Substantial positions are not normally taken in a direction believed to be counter to the primary trend of the market. The technical approach focuses on price charts and variables such as open interest, over bought/over sold indicators, moving averages, and support and resistance areas.

Tiverton also relies upon fundamental analysis. Fundamental analysis, in respect to commodities, attempts to estimate equilibrium commodity prices by modeling or estimating supply and demand for individual commodities as well as stocks available to the market. With financial futures and currencies, other fundamental factors, such as inflation rates, interest rates, and current account balances are of primary interest.

Given the emphasis on both technical and fundamental analysis of markets, Tiverton generally only takes large positions when it believes the fundamental outlook is in accord with the major price trend detected by the technical analysis. When its fundamental views indicate a change in the major price trend and it believes this to be confirmed by strong signals of reversal in the price pattern and perhaps other technical indicators; however, Tiverton may take a position that is counter to the major trend then in effect. Given the importance placed on participating in major trends, Tiverton takes an important countertrend position only when clear stop-loss chart points exist to limit losses.

Tiverton will seek to move stop loss exit levels in the direction of the trend, in an attempt to protect a portion of the unrealized profit of the trade. Tiverton may add to existing positions during corrections to the main trend or at other times, such as following break-outs (or breakdowns) from congestion patterns.

It is Tiverton’s belief that the key to success in trading futures markets lies in money management. As part of its money management, the Tiverton will determine when to take losses and when to realize profits, how large positions should be, when to increase regular position size after a period of sustained growth in trading equity, and most difficult, how to deal with losing or “flat” periods. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology. On occasion this may result in Tiverton’s client accounts not being invested in so called “hot” markets undergoing major price trend moves, because Tiverton feels the risk-reward characteristics of the market are no longer favorable.

Tiverton may trade in any commodity or financial futures interest that is now traded, or may be traded in the future, on exchanges and markets located within the United States and abroad. Tiverton invests in futures contracts, both for financial instruments and commodity markets, as well as forward contracts on foreign exchange markets and the London Metal Exchange. Options on futures and forward contracts are also traded. The traditional market groups in which Tiverton invests are: foreign exchange, short and long term Interest rates, equity indices and their sectors, base and precious metals, grains, the soy complex, softs and industrials. It is possible for a client account to have no investment positions at certain times. In times when its investment

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portfolio has a larger number of investment positions, the existing positions will probably be significantly correlated. As stated above Tiverton will invest in options on futures and forward contracts. It will typically use simple options strategies when it believes such strategies offer better risk-reward characteristics than outright long/short futures and forward positions.

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PAST PERFORMANCE OF TIVERTON

The following summary performance information reflects the composite performance results of Tiverton Trading Inc. during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Tiverton Trading, Inc.

Month	2009	2008	2007	2006
January	0.80%	3.27%	-0.32%
February	-0.65%	7.08%	3.39%
March	-1.60%	1.44%	0.26%
April	-1.01%	0.69%	0.98%	4.76%
May	2.20%	0.68%	0.92%	3.59%
June	-3.78%	1.43%	2.57%	-0.17%
July	-0.86%	-1.84%	-0.37%	-1.30%
August	-0.64%	1.47%	0.73%	-0.63%
September	0.97%	2.22%	6.54%	-0.89%
October	0.52%	7.75%	-0.48%	2.09%
November	1.47%	3.52%	0.99%	4.59%
December		4.79%	4.69%	-0.82%
Year	-2.69%	37.20%	21.50%	11.50%

Name of CTA:	Tiverton Trading, Inc.
Name of program:	Discretionary Trading Methodology
Inception of trading by CTA:	April 2006
Inception of trading in program:	April 2006
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds)	$304,261,143
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional funds)	$96,651,276
Total Assets Under Management all Programs (including Notional Funds)	$304,261,143
Total Assets Under Management all Programs (excluding Notional Funds)	$96,651,276
Number of Client Accounts Open	8
Worst Monthly Percentage Draw-down*	-3.78% (June 2009)
Worst Peak-to-Valley Draw-Down	-6.27% (January 2009 to August 2009)
Number of Accounts Using Trading Program Closed with Profits	0
Number of Accounts Using Trading Program Closed with Losses	0

*	“Draw-Down” means losses experienced by the trading program over a specified period.

“Worst Monthly Percentage Draw-Down” is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

Worst Peak-to Valley Draw-down is the greatest cumulative percentage decline in month-net asset value due to losses sustained by the trading pursuant to the program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Monthly Rate of Return is computed by dividing Monthly Performance by Beginning Equity plus Additions. The monthly rates are then compounded to arrive at the annual rate of return.

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WINTON

Background of Winton

Winton Capital Management Ltd., a United Kingdom company, became registered under the CE Act as a CTA in January 1998 and as a CPO in December 1998. It is a member of the NFA. Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom. Winton is also regulated by the United Kingdom’s Financial Services Authority. Winton will conduct trading for the Frontier Diversified Series and Frontier Masters Series through a Trading Company pursuant to Winton’s Diversified Program.

Principals of Winton

David Winton Harding

Mr. Harding, born in 1961, founded Winton in February 1997. Mr. Harding is the Managing Director of Winton. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd., a CFTC-registered CTA located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd., or Brockham, a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services. In February 1987, he left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd., or AHL, a computer-driven, research-based CTA. AHL became registered under the CE Act in February 1987. By 1989, this firm had grown into the UK’s largest CTA, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd., or Man, one of the largest distributors of futures funds internationally. Between 1989 and 1993, when assets under management rose to $300 million, Mr. Harding headed up AHL’s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to AHL’s successful trend-following trading approach. During this time, he was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S. In September 1994, Man bought out the minority shares owned by Mr. Harding and the original partners, and AHL was consolidated into Man’s fund management division. Mr. Harding then formed and headed up a new division of Man, called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by Man’s fund management companies. Mr. Harding left Man in August 1996 and in February 1997 founded Winton together with Martin Hunt and Osman Murgian.

Osman Murgian

Mr. Murgian, born in 1934, is a founding director of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Samur (Jersey) Ltd and Amur (Jersey) Ltd both of which are investment holding companies ultimately owned by Mr. Murgian’s family foundation.

Martin John Hunt

Mr. Hunt, born in 1962, is a director at Winton. He began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined AHL, then a newly established trading advisor, where he was responsible for the company’s trading operations. These trading operations were complex, and Mr. Hunt’s role was to ensure the efficient execution of the firm’s computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide. In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the company’s operations and has responsibility for the firm’s regulatory compliance and finance.

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Anthony Hamilton Daniell

Mr. Daniell, born in 1954, is a director at Winton and leads the sales and marketing team. After 10 years in the British Army, which included gaining a Civil engineering degree, Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following US defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of US Equity sales. From March 1994 to December 2001 Mr. Daniell was co-head of Emerging markets and then Head of Latin American Equities. During this time Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to Managing Director in January 1999. During the period April 1986 to December 2001, as a result of a series of mergers and acquisitions Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he started at Eday Ltd, an FSA registered private limited company which marketed absolute return funds. In 2003, Eday Ltd began to assist Winton’s marketing. In October 2004 Mr. Daniell became a Winton employee and then became a director in October 2006.

Gurpreet Jauhal

Gurpreet Jauhal has been appointed to the Main Board of Directors at Winton. He has also been appointed Chief Administrative Officer (Research). Gurpreet studied Mathematics at Cambridge University from September 1980 to June 1983 before qualifying as an actuary in 1989. He began his career as an actuarial assistant at Swiss Reinsurance in August 1983, leaving in February 1985. He then joined Mercer Human Resources Consulting, again acting as an actuarial assistant until March 1986. He then became an associate at Towers Perrin until April 1991. He was an associate director at Hay Management Consultants until April 2001, a senior consultant at Mercer Human Resources Consulting until March 2002, managing director at Inbucon Consulting until April 2004 and then an associate (HR Consulting) at Hewitt Associates from April 2004 until July 2006. Gurpreet joined Winton as Director of Creativity and Motivation in August 2006. He had been working as a consultant for Winton since April 2004. Gurpreet’s primary role has been organization design and implementing strategies for growth.

Matthew Beddall

Mr. Beddall is the Chief Investment Officer of Winton. He graduated from the University of Southampton with a first class honours degree in Mathematics and Computer Science in 2001. He initially joined Winton in July 2000 as a summer intern, returning in July 2001 after graduation from university as a full-time researcher. Throughout his employment with Winton, Mr. Beddall has been extensively involved in the research process and has lead the development of much of the software that underlies the design and running of Winton’s trading strategy. Mr. Beddall was appointed as Chief Investment Officer in December 2008 and his responsibilities are now principally focused on managing the investment process behind the Fund and the oversight of a large part of Winton’s research department. Mr. Beddall also holds an MSc in Applied Statistics from Birkbeck College University of London which he was awarded in 2003. Mr. Beddall became registered with the NFA as an associate member and listed as an associated person of Winton since February 12, 2009, and listed as a principal since January 28, 2009.

Rajeev Patel

Rajeev Patel graduated from Trinity and All Saints College, Leeds with a degree in Economics and Business Administration. Mr. Patel joined Winton in April 1997. Initially working as an execution trader and settlements analyst, over the last 12 years Mr. Patel has been centrally involved in Winton’s trading and operations functions. He has overseen the development and implementation of a number of automated accounting and reconciliation processes at Winton as the Company has moved from external to proprietary systems. He is currently responsible for the Operations and Trading departments covering operations IT, fund accounting and settlements. Mr. Patel was originally registered with the Securities and Futures Authority and was “grandfathered” into the new regime as a Financial Services Authority approved person in December 2001. He has been listed as an NFA associated person and registered as an associated person since May 1998 and was appointed Associate Director at Winton in April 2007. Mr. Patel became listed with the NFA as a principal of Winton in June 2009.

Amur Jersey Limited and Samur Jersey Limited each became listed as principals of Winton in February 2007.

WINTON TRADING PROGRAM

Winton’s Emphasis on Research

Research has always constituted Winton’s largest internal investment. Winton has in excess of 190 employees, more than half of which are devoted to research and programming. Most of these people hold PhDs and Masters degrees in various fields of science, including operations research, statistics, climatology, actuarial science, physics, astrophysics and financial mathematics. All share a distinct focus on practical application.

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The research cycle is a continuous and multi-faceted venture aimed at maintaining Winton’s edge whilst expanding in innovative directions. All research is proprietary and is not intended for public distribution. Winton’s researchers work in teams to develop creative solutions to complex problems. Winton encourages independence, further education and training and rewards initiative among its researchers and programmers. For this reason, turnover at all levels has been low.

In the early years, research was conducted solely at Winton’s principal office in Kensington, London. In 2005, Winton set up a research “campus” at the Oxford Science Park in Oxford, England, to better pursue its mission of long-term scientific research. In July 2007, Winton opened a second research campus in the London suburb of Hammersmith and more recently established a research office near Cambridge University, England. Another research office was opened in Hong Kong in the last quarter of 2008.

Investment Objective

The investment objective of the Diversified Program is to achieve long-term capital appreciation through compound growth. This goal is achieved by pursuing a diversified trading scheme that does not rely upon favourable conditions in any particular market, nor on market direction.

The Diversified Program seeks to combine highly liquid financial instruments offering positive but low Sharpe ratios (meaning that profits have been achieved with a certain level of risk) and generally low correlation over the long term to other markets such as equities and fixed income.

A Systematic Investment Approach

The Diversified Program employs what is traditionally known as a “systematic” approach to trading financial instruments. In this context, the term “systematic” implies that the vast majority of the trading decisions are executed, without discretion, either electronically or by a team responsible for the placement of orders (the “Trading Team”), based upon the instructions generated by the Winton Computer Trading System (the “Trading System”). A majority of the trades in the Diversified Program are executed electronically. The Diversified Program blends short-term trading with long-term trend following, using multiple time frames in addition to multiple models. As its name implies, the Diversified Program allocates for maximum diversification. A sophisticated system of risk management is evident in all aspects of the Program.

Description of the Trading System.

The Trading System is a proprietary, computer-based system best described as the “output” of a complex schema of numerous computer programs developed by Winton’s research team. The Trading System is maintained by Winton’s Trading Technology Team, the team responsible for encoding and running the computer programs.

The Trading System instructs the Diversified Program on how to respond to unfolding market events in order to profit from price movements. The Trading System tracks the daily price movements and other data from the markets it follows, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall. As a result of its statistical research, Winton believes that each trade executed by the Diversified Program will have a slight statistical advantage leading to sustained profits over time.

A Technical System Employing Both Trend-Following and Non-Directional Trading

The Diversified Program can be thought of as more “technical” than “fundamental” in nature. The term “technical analysis” is generally used to refer to analysis based on data intrinsic to a market, such as price and volume. It is often contrasted with “fundamental” analysis that relies upon analysis of factors external to a market, such as crop conditions or the weather.

One feature of a trend-following system is that it attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions. These exaggerated movements can be thought of as resulting from the influence of crowd psychology, or the herd instinct, amongst market participants.

Trend-following systems are frequently unprofitable for long periods of time in particular markets or market sectors, and sometimes for spells of longer than a year or so, even in large portfolios. However, in Winton’s experience, over a span of years such an approach has shown to be consistently profitable.

The Diversified Program relates the probability of the size and direction of future price movements with certain indicators derived from past price movements to produce algorithms that characterize the degree of trending of each market at any point in time.

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While all trend-following systems function in this way to some degree, the unique edge possessed by the Winton Trading System lies in the quality of the research underlying its algorithms. These enable Winton’s Trading System to suffer smaller losses during the markets’ inevitable whipsaw periods and to take better advantage of significant trends when they occur. As noted below, Winton is continually involved in improving upon its models.

In addition to its trend-following models, the Diversified Program contains certain “non-directional” models that derive their forecasts from factors often excluded by technical analysis. In these quantitative systems the primary input is likely to be information about the yield curve or an economic variable rather than market price. These models work in the same way as those based on technical analysis, except that they use a different set of forecasting variables.

A Trading System Subject to Constant Adaptation

The Trading System instructs and adapts the Diversified Program’s trading exposures automatically and continuously. As is to be expected with any research-driven trading system, the Trading System is dynamic. It is subject to modification over time as new relationships are discovered. This research may result in the development of additional computer models or revisions to existing models.

Examples of research and investigation that might lead to the modification of the Trading System include research pointing to changes in the liquidity or volatility of markets, the interpretation or meaning of data or the long-term expectation of market interrelationships. Another key factor contributing to change is simply the availability of new data.

In short, the Diversified Program relies not just on a Trading System, but a process.

Inevitably, as a result of research developments, Winton must make decisions about the timing, frequency and size of modifications to the Trading System. Certain changes may occur on a daily basis whilst others may involve more significant adjustments and therefore occur less frequently. Generally, non-substantive changes may be carried out at the discretion of Winton’s trading principals. However, material changes require the approval of both Winton’s Investment Committee and Managing Director. Winton’s Investment Committee meets monthly, and its membership comprises all senior heads of Winton’s research team together with David Harding, Matthew Beddall and Peter Jauhal.

Responses to Unusual Circumstances. Occasionally, external, unforeseen or dramatic events may impact the markets. These exceptional market events by their very nature are often difficult to predict and have uncertain consequences. Examples of such exceptional market events include loss of market liquidity, the threat of counterparty risk as presented in the credit default swap debacle of 2008, the closure of an exchange (as occurred after the terrorist attacks of September 2001), the introduction of the Euro, the closure of the tin contract in 1984, the suspension of the Hong Kong Futures Exchange in 1987 and the suspension of trading in the Malaysian Ringgit in 1997.

Winton’s trading principals may decide that such events fall entirely outside the scope of the research upon which the Diversified Program is based and may determine to exercise some discretion rather than follow the dictates of the system. Whilst discretionary inputs are generally not essential to the effectiveness of a “systematic” trading model, it is nonetheless important to recognise that given the often rapid and unpredictable nature of some market events, not every decision to change the Trading System can be conceived as entirely “systematic” and may be more “discretionary” in nature. Examples of discretionary actions might include decreasing the margin-to-equity ratio, liquidating all positions in certain markets or declining to execute an order generated by the Trading System. Such discretionary decision-making would normally only be taken in order to reduce risk and would generally be temporary in nature. It is important to stress that these acts might not enhance the performance of the Diversified Program over what might have otherwise been achieved without the exercise of such discretion.

The Capacity of the Diversified Program

At present, the Diversified Program has no pre-set capacity limit. This is not to suggest Winton’s lack of concern about capacity, indeed, it remains an issue of great importance to Winton’s research team. However, Winton believes that its ability to manage capacity is, to a degree, related to the success of its ongoing research initiatives in this area. For example, part of Winton’s research is focused on the studying of the mechanics of open interest in order to better understand liquidity in global futures markets.

Frontier Diversified App. - 36

THE DIVERSIFIED PROGRAM PORTFOLIO

Composition of the Portfolio

The Diversified Program tracks approximately 120 diversified, highly liquid financial instruments. At any point in time, it may be holding long or short positions or hold no position at all in each of the markets it follows. The Diversified Program’s portfolio consists mainly of positions in the following futures markets: stock indices; bonds; short-term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products. In addition, the Diversified Program may trade in certain OTC instruments, such as, but not limited to, forward contracts on foreign exchange and interest rates and swaps. In addition, the Diversified Program may trade in government securities such as bonds and other similar instruments.

Through its research initiatives, Winton is constantly looking for new opportunities to add eligible markets to the portfolio, thus further increasing the portfolio’s diversification.

An Emphasis on Diversification

The Diversified Program strives to maintain a highly diversified portfolio because holding positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. Research has demonstrated that use of a sophisticated and systematic schema for placing orders in a wide array of markets increases the possibility that an overall profit maybe realized after a sufficient period of time.

An Emphasis on Managing Risk

The management of risk is an integral part of the Trading System. Return and risk are two sides of the same coin. It is impossible to achieve a given level of return without accepting a certain amount of risk. Winton’s focus within risk management is on targeting, measuring and managing risk. Owing to the leverage inherent in futures trading, position sizes are set according to Winton’s expectation of the risk that such positions will provide rather than the amount of capital required to fund such positions.

In the experience of Winton’s management, efforts to preserve capital have a greater effect on rate of return than does the identification of profitable trading opportunities. It is far easier to give back profits than to make them in the first place. The following serve as examples, but do not begin to describe the many efforts Winton makes to attempt to limit risk. However, there is no assurance that any of these efforts will succeed in lessening the possibility or size of a loss.

The Setting of Volatility Estimates and Gearing (Leverage)

Each day, the Trading System sets volatility parameters (known as the “instantaneous forecast standard deviation”) for each position held in the portfolio. The purpose of these parameters is to estimate the likely size of a market shift (whether up or down) over the next 24 hours, in much the same way as the futures exchanges estimate the likely market shift when deciding how to set the initial margin for a future or the daily price limits for a market.

The primary determinant of the daily volatility parameters is the amount of leverage or level of gearing used by the Diversified Program. The leverage or gearing is measured in terms of the Diversified Program’s margin-to-equity ratio. This ratio is calculated by dividing the amount of margin posted with the futures commission merchant by the value of the portfolio.

The level of gearing typically used by the Diversified Program is normally determined by targeting a long-term daily standard deviation of between 0.6 per cent and 0.9 per cent of the value of the portfolio. The long-term standard deviation refers to the long-term average risk that Winton expects over a number of months. However, it should be noted that the Diversified Program’s instantaneous forecast standard deviation (defined as the instantaneous risk Winton expects within the next 24 hours) will still vary outside these limits. In order to maintain a given level of long-term risk, the instantaneous risk is allowed to fluctuate within a range around the long-term risk target.

Additionally, from time to time, the long-term standard deviation may also be above or below these limits, thereby having an impact upon the level of gearing used by the Diversified Program. For example, in the event that exceptional market conditions arise, such as the threat of closure of an exchange or other loss of liquidity, it may be determined to operate the Diversified Program at a lower level of gearing.

Frontier Diversified App. - 37

Monitoring Slippage

Slippage refers to the difference between the market price at the time an order is placed to purchase or sell a contract and the actual price paid to make the purchase or sale. One of the main causes of slippage is attempting to fill an order that is too large to be absorbed easily by the market. Winton monitors slippage primarily to make prompt adjustment in position size and thereby avoid having to give up potential profits.

Use of Stress Testing

Winton conducts frequent stress testing of its models utilizing proprietary simulation software which attempts to measure risk from several perspectives.

The trading methods applied by Winton in its Diversified Program are proprietary, complex and confidential. As a result, the explanation above is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the research and development of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the financial instruments traded and/or the money management principles applied. Such ongoing revisions, unless deemed material, will not be made known to clients.

The trading strategy and account management principles described here are factors upon which Winton may base its trading decisions. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of the Diversified Program or that consideration of any of these factors in a particular situation will lessen a client’s risk of loss or increase the potential for profits.

Execution of Orders and Order Allocation

Winton will select the type of order to be used in executing client trades and may use any type of order permitted by the exchange on which the order is placed.

Winton may place individual orders for each account or a block order for all accounts in which the same financial instrument is being cleared through the same futures commission merchant. In the latter instance, Winton will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible to the mean for each account. This takes the form of an optimization process where the objective is to minimize the variation in the average allocated price for each account. On occasion, it may direct the futures commission merchant for the accounts to apply its own neutral order allocation system to assign trades. Partial fills are allocated in proportion to account size.

Electronic Trading

Winton now executes the majority of its trades automatically via computer rather than using intermediaries such as brokers. The hardware and software needed to effect trades electronically may contain or develop defects that prevent an execution from occurring or cause the wrong execution to take place. In addition, electronic markets may suffer malfunctions for reasons beyond Winton’s control. Winton employs dedicated Information Technology staff to test and monitor its equipment and maintains back-up systems in case of a catastrophe affecting its main system. However, there is no assurance that these efforts will avoid trading errors or failures under all circumstances.

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PAST PERFORMANCE OF WINTON

Winton Diversified Program

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Diversified Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2009		2008	2007	2006	2005	2004
January	0.92%		3.92%	4.03%	3.93%	-5.16%	2.65%
February	-0.32%		8.21%	-6.39%	-2.74%	5.72%	11.93%
March	-1.78%		-0.92%	-4.13%	3.88%	4.70%	-0.50%
April	-3.08%		-0.97%	6.13%	5.68%	-4.03%	-8.27%
May	-2.08%		1.95%	5.04%	-3.21%	6.49%	-0.16%
June	-1.31%		5.22%	1.83%	-1.34%	2.85%	-3.12%
July	-1.55%		-4.66%	-1.38%	-0.62%	-2.15%	0.88%
August	0.31%		-3.09%	-0.96%	4.58%	7.66%	2.64%
September	2.73%		-0.38%	6.83%	-1.43%	-6.50%	4.78%
October	-1.54%		3.65%	2.38%	1.43%	-3.02%	3.37%
November	5.12	% est.	4.48%	2.45%	3.10%	7.05%	6.40%
December			1.93%	0.12%	2.03%	-4.59%	-0.58%
Year	-2.83	% est.	20.25%	16.13%	15.83%	7.66%	20.31%

Name of CTA:	Winton Capital Management
Name of Portfolio:	Winton Diversified Trading Program
Inception of Trading by CTA:	October 1997
Inception of Trading of the Portfolio:	October 1997
Number of Open Accounts at November 30, 2009:	47
Total Assets Managed by CTA:	$12,179,937,000 est.
Total Assets Traded According to the Program:	$12,079,725,000 est. Worst Monthly Percentage
Draw-down past five years and Year-to-Date:	-8.27% (April 2004)
Worst Peak-to-Valley Draw-down past five years and Year-to-Date :	-11.73% (March 2004 to June 2004)
Number of Profitable Closed Accounts past five years and Year-to-Date:	32
Number of Unprofitable Closed Accounts past five years and Year-to-Date:	2

Draw-down means losses experienced by the trading program over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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TRANSTREND

A portion of the Frontier Diversified Series Assets may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps, including a Swap that references a fund traded pursuant to Transtrend’s Diversified Trend Program—Enhanced Risk/USD. The performance of such Swap may differ, positively or negatively, from the performance of Transtrend’s Diversified Trend Program—Enhanced Risk/USD shown, which differences may be material. Such Swaps will be entered into by the Trading Company established primarily for the Frontier Diversified Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by the Trading Company and Transtrend therefore is not and will not be a Trading Advisor to the Frontier Diversified Series by reason of the investment in any such Swap. Accordingly, Transtrend is not required to be registered under the CE Act as a CTA or as a member of the NFA as a result of Transtrend’s program being referenced by the Swap.

Background of Transtrend

Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend has been registered as a CTA and CPO under the CE Act since September 23, 1994, and is a member of the NFA in such capacities. Registration under the CE Act and membership in the NFA in no way imply that the CFTC or the NFA have endorsed Transtrend’s qualifications to provide the commodity trading advisory services described in this Prospectus. Transtrend is also licensed as a portfolio manager, and subject to, among others, regulation by the Autoriteit Financiële Markten (Authority for Financial Markets), or AFM, in the Netherlands. The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands.

TRANSTREND’S INVESTMENT STRATEGY

Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The trading systems participate in Futures markets. (“Futures”, as used in this description of Transtrend’s strategy, means (a) futures, option, option on futures, and forward contracts on currencies, interest rates, interest rate instruments, commodities, individual stocks, stock indices and other indices; and (b) spot currencies, in all cases ((a) and (b)) traded on regulated markets and/or OTC markets. Over time, the underlying values of futures, option, option on futures, and forward contracts traded may also include other economic variables which are now or may hereafter become the subject of organized futures, option or forward trading. Over time, Futures may also include swaps or other derivative, margined instruments, in each case traded on regulated and/or OTC markets.) Current investment portfolios managed pursuant to Transtrend’s “Diversified Trend Program” cover a multitude of Futures on underlying values including but not limited to short-term and long-term interest rates, currencies, cross rates, stock indices and single stocks and a variety of commodities, including agricultural products, energy products and metals. Transtrend’s market approach attempts to benefit from directional price moves in outright Futures and in combinations of Futures. Apart from trading in the OTC market, Transtrend operates on circa fifty different futures and option exchanges in circa twenty-five countries on five continents. Transtrend’s professional expertise is supported by a qualified research team, a sophisticated technical infrastructure, an extensive database and more than 17 years of experience. Transtrend’s innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

Transtrend’s first approved trading system started in October 1991 after four years of in-depth price research and product development. Until October 1993, Transtrend managed substantial proprietary accounts with comparable returns based on (at that time) identical trading systems. As of October 1993 Transtrend has offered its trading advisory services to third parties. Since June 2009, Transtrend has been the majority shareholder of KenTyde B.V. (“KenTyde”), a proprietary trading company located in Rotterdam, The Netherlands. Transtrend and its principals do not participate in any of KenTyde’s trading or research activities.

DESCRIPTION OF APPLIED CONCEPTS AND METHODOLOGY

The applied principles of risk management play a dominant role. Transtrend’s trading program is designed to pursue capital growth within the limits of a defined risk tolerance.

The program is entirely based on quantitative analysis of signaled price behavior of outright Futures and of intra-market and/or inter-market combinations of Futures concerned and therefore not on fundamental analysis.

The program may enter into both long and short positions in any of the Futures involved, or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered.

The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollar under management. A higher degree of

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leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

The program is systematic by nature and requires a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the program. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances Transtrend may use discretion in an attempt to limit risk to a position or account. The use of discretion by Transtrend may have a positive or negative impact on performance of an account.

The portfolio composition and the relative weighting of Futures within each portfolio is defined irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In all trading systems the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, possibly leading to regular adjustments during the lifetime of exposures.

Collectively and over time, Transtrend’s trading systems have generated a significant number of favorable trades, and the average profit per trade has been significantly higher than the average loss per trade. Also, the variance of monthly returns of profitable months has exceeded the variance of the returns of losing months over the course of time.

In most trading systems there are elements which identify and respect the dominant market direction. The trading systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an ‘elevated collective profit expectancy’ over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The trading systems exploit directional price movement of outright prices, of time spreads in one or more time frames and of inter-market and -product combinations.

One of the strengths of Transtrend’s program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (i.e., disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential to realize the pursued returns over the course of time.

The program is designed to be as diversified as possible within the limits of the amount of funds under its management and in the context of the selected portfolio composition based on reasonable minimum transaction sizes in the execution process. The degree of diversification in terms of markets and strategies involved may increase as the account size grows.

The program may hold positions in different Futures, outright or in combinations, with one or more trading systems. A greater degree of diversification of Futures, outright and in combinations, and trading systems generally contributes to a higher stability of returns over the course of time.

Simultaneous application of diverging trading strategies (trading systems), each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system.

DESCRIPTION OF PROGRAM

Transtrend has offered its Diversified Trend Program to clients since October 1993. The Diversified Trend Program has two risk profiles: the Standard Risk Profile and the Enhanced Risk Profile (the latter being approximately 1.5 times the leverage of the Standard Risk Profile), investable in various currencies. The Diversified Trend Program can at any time be (net) long, short or neutral in any given market, and the program may include any known Futures market, including OTC currency positions. Currently,

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Transtrend manages client accounts pursuant to its Diversified Trend Program with portfolio composition, average margin commitment, money management principles and entry/exit tools described below.

Portfolio Composition

In Transtrend’s Diversified Trend Program the composition of a fully diversified portfolio includes Futures on interest instruments, stock indices and single stocks, currencies and commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints, e.g., restrictions imposed by the CFTC on trading certain single stock, non-U.S. stock index and bond Futures for clients qualified as United States Persons, specific client requirements, volume restrictions, limitations as a result of the nominal account size and tax-related market imperfections.

Once the acceptable portfolio components have been defined, Transtrend determines the (relative) proportions of all components within the portfolio on basis of the signaled correlation over the course of time which is re-computed from time to time. Correlation analysis contributes to estimate the risk of coinciding trend reversals on a portfolio level.

Transtrend may use any of approximately 300 (as of December 1, 2009) Futures markets in the Diversified Trend Program. Markets may be removed and additional markets may be added in the future.

Transtrend may trade OTC FX for the accounts it advises under the Diversified Trend Program by means of spot, tom next and forward transactions. Such OTC FX trading is expected to consist of both deliverable and non-deliverable currency pairs. Over time the list of OTC FX currency pairs to be traded may change and may contain currency pairs not currently included in the Diversified Trend Program.

The allocation to Futures, outright or in combinations, can vary over the course of time. As of the date of this Prospectus, (assuming no limitations in market selection), the indicative average allocation to Futures, outright or in combinations, within the various portfolios under the Diversified Trend Program tends to be as follows (rounded numbers/indication only):

Interest Rates	ca.	19%
Stock indices and single stocks	ca.	12%
Currencies	ca.	32%
Metals	ca.	6%
Energies	ca.	11%
Agriculturals	ca.	5%
Hybrids	ca.	15%
Total		100%

The indicative average allocation of individual accounts is likely to deviate from this indicative average for all accounts.

Portfolios solely containing CFTC-approved Futures deviate from portfolios without such restriction and can have a less diversified exposure to global stock index, single stock and bond Futures.

The use of a particular clearing broker may effectively restrict the access to certain markets or exchanges and henceforth have an impact on the net returns.

At specific points in time a portfolio’s composition can deviate significantly from the indicative average, among others because the trading systems are designed to avoid market exposure in (individual) markets that are classified as sideways or as too volatile. Due to their size, small accounts can have a less diversified exposure than large accounts. Certain markets are not liquid enough to be traded for each individual account.

Average Margin Commitment

For fully-funded accounts under the Diversified Trend Program – in its Standard Risk Profile – Transtrend generally commits an average of approximately 10% of the assets in a client account as margin or premium for Futures positions. However, such percentage has varied from approximately 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges.

For partially-funded accounts under the Diversified Trend Program, average margin commitments generally also approximate 10% of the nominal account size based on the Standard Risk Profile. However, such percentage may be significantly higher when expressed as a percentage of the amount of actual funds.

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The Diversified Trend Program’s Enhanced Risk Profile generally means 1.5 times the leverage, and as such the average margin commitments, of the Diversified Trend Program’s Standard Risk Profile.

Money Management Principles

The risk-estimate is trade-based and takes volatility into account. This implies an (internal) risk-evaluation by the applied trading systems, which may lead to adjustments of position sizes during the lifetime thereof. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual addition to or reduction of the initial position. Significantly adverse price behavior may lead to a partial or full exit for the remainder of the position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It cannot be excluded that such reductions, which have the sole intention to reduce risk, will reduce the profitability which could have been achieved otherwise.

Entry/Exit Tools

The entry/exit tools may contain both proprietary trend-following and contra-trend elements and include techniques of (dynamic) profit targets and (dynamic) stops for individual trades. The trading systems act at specific times and upon specific price levels during a market session or during the day.

Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of changes will be based on the conclusions of research by Transtrend. The effects of such changes are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation.

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PAST PERFORMANCE OF TRANSTREND

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Transtrend pursuant to the Diversified Trend Program—Enhanced Risk/USD during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Trend Program

Subset: Enhanced Risk Profile (US Dollar)

Composite Rate of return on aggregate nominal account size

Pro forma fees, estimated interest income

Month	2009	2008	2007	2006	2005	2004
January	-0.27%	-0.48%	1.64%	1.78%	-4.35%	2.08%
February	0.76%	5.55%	-4.07%	–2.26%	2.74%	4.95%
March	-3.34%	1.33%	-3.24%	0.89%	2.03%	-2.18%
April	0.18%	0.59%	5.69%	1.94%	-3.48%	-3.17%
May	1.28%	3.28%	6.84%	-3.78%	1.03%	-0.31%
June	-1.10%	3.03%	3.65%	-1.26%	4.02%	-2.35%
July	-2.30%	-2.38%	-2.50%	-3.69%	3.26%	-1.34%
August	0.23%	-1.38%	-2.44%	4.72%	-0.49%	-0.42%
September	-0.93%	4.95%	7.81%	0.12%	1.80%	1.63%
October	-3.48%	7.12%	9.02%	4.56%	-0.67%	3.20%
November	2.11%	2.57%	-2.16%	3.68%	3.40%	8.97%
December		2.29%	1.32%	5.29%	-3.00%	1.71%
Year	-6.81%	29.38%	22.39%	12.03%	5.98%	12.82%

Referenced Investment:	Transtrend B.V. - Diversified Trend Program
	Subset: Enhanced Risk/USD being the program referred to by the
	fund which is subject of the Swap.
Start Date:	1 October 1993	Client Accounts
	1 January 1995	This Subset
No. of Open Accounts:
In Diversified Trend Program:	62
In this Subset:	33
Assets under Management:
All Accounts:	$8,528,866,127	Aggregate Nominal Account Size
	$3,659,639,818	Actual Funds
	$4,869,226,309	Notional Funds
This Subset (US dollar):	$5,070,049,757	Aggregate Nominal Account Size
	$1,986,659,137	Actual Funds
	$3,083,390,620	Notional Funds
Worst Monthly Draw-down
Since 1 January 2004:	-4.35%	January 2005 (Composite)
	-4.94%	January 2005 (Individual Account)
Worst Peak-to-Valley Draw-down
Since 1 January 2004:	-9.41%	February 2004/August 2004 (Composite)
	-13.11%	February 2009/October 2009
	(Individual Account)
Closed accounts
Since 1 January 2004:
In Diversified Trend Program:
With positive performance:	40	0.68% / 276.88%
With negative performance:	2	(8.09%) / (0.65%)
In this Subset:
With positive performance:	16	0.68% / 97.25%
With negative performance:	2	(8.09%) / (0.65%)
Since 1 January 2004:

Closed accounts

Draw-down means losses experienced by the trading program over a specified period.

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Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above Capsule Performance Table presents the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar.

In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts in practice.

The rate of return reflects the pro forma net performance for the period divided by beginning aggregate nominal account size. Draw-down is expressed as a percentage of the nominal account size.

Up to July 2003, an adjusted beginning nominal account size was calculated in certain months to take account of intra-month additions and/or withdrawals, although in certain instances the pro forma rate of return was calculated by excluding accounts with significant additions or withdrawals which would materially distort the rate of return. As of July 2003, rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly rate of return.

Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage and give-up commissions, mark-ups and prime brokerage fees which currently amount to approximately 0.5% of the nominal account size per annum for the Diversified Trend Program’s Standard Risk Profile and to approximately 0.75% of the nominal account size per annum for the Diversified Trend Program’s Enhanced Risk Profile (on average approximately USD 6 per round-turn trade, worldwide, in case of exchange-traded Futures, and on average approximately USD 20 per USD 1,000,000 of the nominal amount of an OTC FX transaction, which includes a prime brokerage fee of currently USD 7 per USD 1,000,000) (however, such actual brokerage and give-up commissions, mark-ups and prime brokerage fees have been as high as approximately 2% for the Standard Risk Profile and approximately 3% for the Enhanced Risk Profile in the past); (b) less pro forma monthly management fees of 0.25% of beginning nominal account size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new trading profits; and (d) plus pro forma interest income earned on actual funds.

As Transtrend is not privy in all cases to the arrangements between Transtrend’s customers and their brokers, the amount of interest income actually earned by such accounts is estimated at a rate equal to 90% of the prevailing interest rate relevant to the underlying currency subset of the Diversified Trend Program. Before May 1, 2004, pro forma interest income was calculated at a rate equal to 90% of the relevant 3-month interest rate on the Nominal Account Size. As of May 1, 2004, the rate of return includes pro forma interest income at a rate equal to 90% of the relevant 3-month interest rate earned by such accounts on Actual Funds. As of September 1, 2008, pro forma interest income on Actual Funds is calculated at a rate equal to 90% of the relevant overnight interest rate.

A negative monthly rate of return is mitigated by a consistent book entry reversal of the pro forma performance fees accrued, and, before May 1, 2004, by pro forma interest income on the nominal account size instead of actual funds, irrespective whether the book entry reversal was actually effectuated or interest was actually received. Certain accounts managed by Transtrend are subject to a variety of additional third party fees and expenses which are not directly related to Transtrend’s trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses varies on an account by account basis and most accounts do not incur any substantial third party fees or expenses. Since Transtrend neither is paid nor is sharing in these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts shown would not accurately represent Transtrend’s trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend’s performance fees as the advisory agreement between Transtrend and the client does not take such third party expenses into account when determining if an account has experienced net new trading profits for purposes of determining Transtrend’s performance fee. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. In certain circumstances where Transtrend is managing an account for a fund sponsored by a third party, the advisory agreement between Transtrend and the fund may require that the calculation of Transtrend’s performance fee take certain of such third party’s expenses into consideration, which third party expenses would reduce the performance fees otherwise payable to Transtrend.

Frontier Diversified App. - 45

Substantially all of the client accounts are partially-funded accounts. Transtrend believes that the performance of the subset as stated in the Table is reflective for the performance of the individual accounts which are included in the subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

Frontier Diversified App. - 46

FRONTIER MASTERS SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

FRONTIER MASTERS SERIES-1 UNITS

FRONTIER MASTERS SERIES-2 UNITS

Commodity Trading Advisors:

Cantab Capital Partners LLP

Tiverton Trading, Inc.

Winton Capital Management Ltd.

Other Major Reference Programs (Swaps):

Transtrend B.V.

This Frontier Masters Series Appendix is dated February 1, 2010.

THE FRONTIER FUND

FRONTIER MASTERS SERIES-1 UNITS

FRONTIER MASTERS SERIES-2 UNITS

This Frontier Masters Series Appendix to the prospectus, dated February 1, 2010, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Frontier Masters Series Units. Capitalized terms used in this Frontier Masters Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Frontier Masters Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Frontier Masters Series Units will be issued in three (3) Classes. The Frontier Masters Series Units in Class 1 (as described in the Prospectus) are designated as “Frontier Masters Series-1 Units,” the Frontier Masters Series Units in Class 2 (as described in the Prospectus) are designated as “Frontier Masters Series-2 Units,” and the Frontier Masters Series Units in Class 3 (as described in the Prospectus) are designated as “Frontier Masters Series-3 Units.” The Trust is offering Frontier Masters Series-1 Units and Frontier Masters Series-2 Units pursuant to the Prospectus and this Frontier Masters Series Appendix. Frontier Masters Series-3 Units are not being offered for new investment. Instead, Frontier Masters Series-1 Units and Frontier Masters Series-2 Units will be automatically classified as Frontier Masters Series-3 Units for administrative purposes under certain circumstances described in the Prospectus, unless earlier redeemed or exchanged for another Series of Units by the holder thereof. Prospective purchasers of Frontier Masters Series-1 Units and Frontier Masters Series-2 Units should carefully review the Prospectus and this Frontier Masters Series Appendix before determining to purchase such Units.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Frontier Masters Series Units and in return will receive Units designated as General Units in such Series.

TRADING ADVISORS

The Managing Owner will allocate the assets allocable to the Frontier Masters Series Units, or the Frontier Masters Series Assets, among three to five Trading Advisors, at least one of which at any time will be a discretionary trader. The initial Trading Advisors with respect to the Frontier Masters Series Assets are Cantab Capital Partners LLP, or Cantab, a United Kingdom limited liability partnership, Tiverton Trading Inc., or Tiverton, a Washington corporation, and Winton Capital Management Ltd., or Winton, a United Kingdom company.

To employ the trading strategies directed by the Trading Advisors to the Frontier Masters Series, the Managing Owner will allocate a portion of the Frontier Masters Series Assets to one or more trading vehicles, or each, a Trading Company, to be used as margin or its equivalent. A portion of the Frontier Masters Series Assets currently are invested in a Trading Company managed by Tiverton, a Trading Company managed by Cantab and a Trading Company managed by Winton. The particular Trading Companies in which the Frontier Masters Series Assets are invested, and the percentage of the Frontier Masters Series Assets so invested, will vary from time to time. The remainder of the Frontier Masters Series Assets will be held at the Trust level for cash management.

For information regarding each of Cantab, Tiverton and Winton, including each such Trading Advisor’s investment program and past performance, please see the Frontier Diversified Series Appendix which accompanies the Prospectus.

A portion of the Frontier Masters Series Assets may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner, including a Swap that references a fund managed pursuant to the Diversified Trend Program—Enhanced Risk/USD trading program managed by Transtrend B.V., a Dutch limited liability company, or Transtrend. Such Swaps will be entered into by the Trading Company established primarily for the Frontier Masters Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by such Trading Company, and Transtrend will not be a Trading Advisor to the Frontier Masters Series by reason of the investments in any such Swaps. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Frontier Masters Series. Accordingly, neither Transtrend nor any Swap counterparty is required to be registered under the CE Act as a CTA or to be a member of the NFA solely as a result of being referenced by a Swap. For information regarding Transtrend, including Transtrend’s trading program and past performance, please see the Frontier Diversified Series Appendix which accompanies the Prospectus.

In preparing the descriptions of each of Cantab, Tiverton and Winton and their respective trading programs in the Frontier Diversified Series Appendix, the Managing Owner has relied upon information provided to it by such Trading Advisors and may also have relied upon information available on the NFA’s website and other publicly available sources

Frontier Masters App. - 2

believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services. In addition, in preparing the description of Transtrend in the Frontier Diversified Series Appendix, the Managing Owner has relied upon information provided to it. The information received relating to Transtrend may not be identical to the information provided by the CTAs registered under the CE Act which act as Trading Advisors to the Frontier Diversified Series of the Trust.

Frontier Masters App. - 3

FRONTIER MASTERS SERIES UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Frontier Masters Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the Frontier Masters Series’ Net Asset Value (approximately 2.0% annually). The Managing Owner will pay all or a portion of such management fees to the Trading Advisors. Management fees are accrued on a daily basis.

Incentive Fees

The Frontier Masters Series Units will pay to the Managing Owner a monthly or quarterly incentive fee of 20% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. The Managing Owner will pay a portion of such incentive fees to the relevant Trading Advisors. See “RISK FACTORS—Each Series pays substantial fees and expenses regardless of profitability” in the Prospectus.

Initial Allocations

In general, the Managing Owner anticipates that approximately one-quarter of the Frontier Masters Series Assets will be allocated to each of the Trading Advisors and the major reference program. The actual allocation of the Frontier Masters Series Assets will vary based upon the relative trading performance of the Trading Advisors and the major reference program and the Managing Owner’s asset allocation activities and may be tactically rebalanced by the Managing Owner at any time. When tactical re-balancing occurs, it is generally expected to remain within the range of approximately 20% to 35% of the Master Series Assets per advisor although the Managing Owner may, at its sole discretion, exceed these parameters for any reason at any time. The Managing Owner anticipates that the Frontier Masters Series will generally employ notional equity up to 125% of the net asset value of the Frontier Masters Series in allocating to the selected trading programs, although notional equity may exceed this amount from time to time.

The following table sets forth certain of the markets in which the Trading Advisors that will receive allocations of Frontier Masters Series Assets may trade on behalf of client accounts. Not all markets are part of each program. Each Trading Advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice. The diversification summary below is based on long-term averages as of November 30, 2009.

Frontier Masters App. - 4

Diversification Summary

The Frontier Fund—THE FRONTIER MASTERS SERIES

Trading Advisors	Program	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Cantab Capital Partners LLP	CCP Quantitative Fund Aristarchus Program	40%	15%	10%	10%	15%	10%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology	30%	26%	1%	21%	10%	12%	100%
Winton Capital Management, Ltd.	Diversified Program	25%	21%	20%	15%	13%	6%	100%
Other Major Reference Programs	Transtrend B.V. – Diversified Trend Program-Enhanced Risk/USD	22%	38%	14%	7%	13%	6%	100%
Frontier Masters Series Program	N/A	29%	26%	11%	13%	13%	8%	100%

Frontier Masters App. - 5

FRONTIER MASTERS SERIES CLASS 1, CLASS 2 AND CLASS 3 UNITS

PROJECTED TWELVE MONTH BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor who subscribes for Frontier Masters Series-1 Units or Frontier Masters Series-2 Units or by an investor whose Frontier Masters Series-1 Units or Frontier Masters Series-2 Units are classified as Frontier Masters Series-3 Units during the first twelve months following the date of such subscription or classification, as applicable. The total estimated cost and expense load of Frontier Masters Series-1 Units, Frontier Masters Series-2 Units and Frontier Masters Series-3 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust for Frontier Masters Series-1 Units or Frontier Masters Series-2 Units. Although the Managing Owner has used actual data and good faith estimates in preparing this table, the actual expenses associated with an investment in the Frontier Masters Series Units may differ.

	Frontier Masters Series-1		Frontier Masters Series-2		Frontier Masters Series-3
	Amount— $	Amount— %	Amount— $	Amount— %	Amount—$	Amount—%
Initial Selling Price(1)	$1,000	100%	$1,000	100%	$1,000	100%
Syndication and Selling Expense(2)	$0	0%	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%	$0	0%
Management Fee(4)	$20.00	2.00%	$20.00	2.00%	$20.00	2.00%
Service Fee(5)	$20.00	2.00%	$2.50	0.25%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$30.80	3.08%	$30.80	3.08%	$30.80	3.08%
Incentive Fee(7)	$1.90	0.19%	$0	0%	$0	0%
Less Interest income(8)	($18.50)	(1.85%)	($18.50)	(1.85%)	($18.50)	(1.85%)
Due Diligence and Custodial Fees and Expenses	$1.20	0.12%	$1.20	0.12%	$0	0%
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit(9)	$55.40	5.54%	$36.00	3.60%	$33.50	3.35%

Notes

(1)	The initial selling price per Unit for Frontier Masters Series-1 and Frontier Masters Series-2 is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations), and the costs and expenses set forth in the table are the costs and expenses associated with a minimum investment of $1,000. There is no minimum investment for Frontier Masters Series-3 Units, which are not offered for new investment and are issued only when Frontier Masters Series-1 Units or Frontier Masters Series-2 Units are classified as Frontier Masters Series-3 Units for administrative purposes under certain circumstances described in the Prospectus.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Frontier Masters Series-1 Units and Frontier Masters Series-2 Units during the Initial Offering Period will be paid by the Managing Owner without reimbursement.

(3)	The Managing Owner will pay for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the Net Asset Value of the Frontier Masters Series Units, which it will use to pay all management fees payable to the Trading Advisors.

(5)	With respect to Frontier Masters Series-1 Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 2.0% of the subscription amount of each subscription for Frontier Masters Series-1 Units sold by them. The initial service fee will be prepaid by the Managing Owner. If an investor redeems all or a portion of its Frontier Masters Series-1 Units during the first twelve (12) months following the effective date of purchase, it will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Unit at any time equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Unit, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 2.0%. Consequently, the above table does not include a separate entry for the redemption fee. With respect to Frontier Masters Series-2 Units, the Managing Owner may pay certain Selling Agents customary on-going service fees up to 0.25% annually of the Net Asset Value of each Frontier Masters Series-2 Unit sold by them for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services.

(6)

The Trust will pay the Clearing Brokers and the Managing Owner approximately 3.08% of the Net Asset Value of the Frontier Masters Series Units annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up-fees and other investment and trading fees and expenses charged in connection with the Frontier Masters Series’ trading

Frontier Masters App. - 6

activities. The aggregate amount paid by the Trust with respect to the Frontier Masters Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually.

(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 2% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 2% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.

(8)	Interest income allocable to the Frontier Masters Series Units (after payment of a portion thereof to the Managing Owner as hereinafter described) is currently estimated at 1.85%. Twenty percent (20%) of interest income earned per annum by the Trust on the Frontier Masters Series Assets will be paid to the Managing Owner. The remaining eighty percent (80%) of interest income earned per annum by the Trust on such assets will be retained by the Trust.

(9)	A portion of the Frontier Masters Series Assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which will be individually negotiated by the parties and priced by the counterparty and may include fees and expenses that will be accounted for in the pricing under the applicable contract. Such fees and expenses will be indirect and embedded and, accordingly, are not included in the table.

Frontier Masters App. - 7

PAST PERFORMANCE OF MASTERS SERIES-1

The Capsule Performance Table which follows sets forth the actual past performance of the Masters Series-1 Units during the period covered by the table.

Month	2009
January
February
March
April
May
June	(2.03%)
July	(1.64%)
August	(0.30%)
September	2.33%
October	(0.57%)
November	2.52%
December
Year to date	0.22%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Masters Series-1
Inception of Trading of Frontier Masters Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Series-1 as of November 30, 2009:	$11,637,949.56
Net Asset Value of Frontier Masters Series-1 as of November 30, 2009:	$12,842,257.20
Worst Monthly Percentage Draw-down:	-2.03% (June 2009)
Worst peak-to-valley Draw-down:	-3.92% (June 2009 to August 2009)

-2.0

The Frontier Masters Series-1 performance table sets forth the actual performance of the Frontier Masters Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Masters Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Masters App. - 8

PAST PERFORMANCE OF MASTERS SERIES-2

The Capsule Performance Table which follows sets forth the actual past performance of the Masters Series-2 Units during the period covered by the table.

Month	2009
January
February
March
April
May
June	(1.92%)
July	(1.49%)
August	(0.15%)
September	2.49%
October	(0.47%)
November	2.67%
December
Year to date	1.03%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Masters Series-2
Inception of Trading of Frontier Masters Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Series-2 as of November 30, 2009:	$6,337,038.56
Net Asset Value of Frontier Masters Series-2 as of November 30, 2009:	$7,039,057.01
Worst Monthly Percentage Draw-down:	-1.92% (June 2009)
Worst peak-to-valley Draw-down:	-3.53% (June 2009 to August 2009)

The Frontier Masters Series-2 performance table sets forth the actual performance of the Frontier Masters Series-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Masters Series-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.0%

•	On-going service fees: 0.25%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Masters App. - 9

FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

FRONTIER LONG/SHORT COMMODITY SERIES-1A UNITS

FRONTIER LONG/SHORT COMMODITY SERIES-2A UNITS

Major Commodity Trading Advisors:

Beach Horizon LLP

Global Advisors (Jersey) Limited

Mesirow Financial Commodities Management, LLC

Red Oak Commodity Advisors, Inc.

Rosetta Capital Management, LLC

Skyline Management, Inc. d.b.a. Strategic Ag Trading

Non-Major Commodity Trading Advisors

This Frontier Long/Short Commodity Series Appendix is dated February 1, 2010.

THE FRONTIER FUND

FRONTIER LONG/SHORT COMMODITY SERIES-1A UNITS

FRONTIER LONG/SHORT COMMODITY SERIES-2A UNITS

This Frontier Long/Short Commodity Series Appendix to the prospectus, dated February 1, 2010, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Frontier Long/Short Commodity Series Units. Capitalized terms used in this Frontier Long/Short Commodity Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Frontier Long/Short Commodity Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Frontier Long/Short Commodity Series Units are being issued in three (3) Classes. The Frontier Long/Short Commodity Series Units in Class 1a (as described in the Prospectus) are designated as “Frontier Long/Short Commodity Series-1a Units,” the Frontier Long/Short Commodity Series Units of Class 2a (as described in the Prospectus) are designated as “Frontier Long/Short Commodity Series-2a Units,” and the Frontier Long/Short Commodity Series Units of Class 3a (as described in the Prospectus) are designated as “Frontier Long/Short Commodity Series-3a Units.” The Trust is offering the Frontier Long/Short Commodity Series-1a Units and the Frontier Long/Short Commodity Series-2a Units pursuant to the Prospectus and this Frontier Long/Short Commodity Series Appendix. Frontier Long/Short Commodity 3a Units are not being offered for new investment. Instead, Frontier Long/Short Commodity Series-1a Units and Frontier Long/Short Commodity Series-2a Units will be automatically classified as Frontier Long/Short Commodity Series-3a Units for administrative purposes under certain circumstances described in the Prospectus, unless earlier redeemed or exchanged for another Series of Units by the holder thereof. Prospective purchasers of Frontier Long/Short Commodity Series-1a Units and Frontier Long/Short Commodity Series-2a Units should carefully review the Prospectus and this Frontier Long/Short Commodity Series Appendix before determining to purchase such Units.

The Frontier Long/Short Commodity Series was originally designated as the Long/Short Commodity Series and was redesignated as the Frontier Long/Short Commodity Series on May 26, 2009.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Frontier Long/Short Commodity Series Units and in return will receive Units designated as General Units in such Series.

TRADING ADVISORS

The initial Trading Advisors with respect to the assets allocable to the Frontier Long/Short Commodity Series Units, or the Frontier Long/Short Commodity Series Assets, are AIS Futures Management LLC, or AIS, a Delaware limited liability company; Battalion Capital Management, LLC, or Battalion, a New Jersey limited liability company; Beach Horizon LLP, or Beach Horizon, a United Kingdom limited liability partnership; Emil Van Essen LLC, or Emil Van Essen, an Illinois limited liability company; Global Advisors (Jersey) Limited, or Global Advisors, a Jersey limited company; Landmark Trading Company, or Landmark, a Colorado corporation; Mesirow Financial Commodities Management, LLC, or Mesirow, an Illinois limited liability company; Mississippi River Investments, Inc., or Mississippi River, a Tennessee corporation; Quality Capital Management Limited, or Quality Capital, a company incorporated under the laws of England and Wales; Red Oak Commodity Advisors, Inc., or Red Oak, a Delaware corporation; Rosetta Capital Management Inc., or Rosetta, an Illinois corporation; and Skyline Management, Inc. d.b.a. Strategic Ag Trading, or Strategic Ag, a Wyoming corporation. Trading for the Frontier Long/Short Commodity Series will be conducted through Frontier Trading Company VII, LLC, a Trading Company established primarily for such Series and a Trading Company established primarily for the Balanced Series. The particular Trading Companies in which the Frontier Long/Short Commodity Series Assets are invested will vary from time to time. The remainder of the Frontier Long/Short Commodity Series Assets are held at the Trust level for cash management.

The Trust may allocate ten percent (10%) or more of the Frontier Long/Short Commodity Series Assets to Beach Horizon, Global Advisors, Mesirow, Red Oak, Rosetta and Strategic Ag. Each of AIS, Battalion, Emil Van Essen, Landmark, Mississippi River and Quality Capital manages less than 10% of the Frontier Long/Short Commodity Series Assets and, accordingly, is not considered a “major commodity trading advisor.” See Part II of the Prospectus (Statement of Additional Information) for summary information regarding AIS, Battalion, Emil Van Essen, Landmark, Mississippi River and Quality Capital, including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage. Information regarding the remaining Trading Advisors to the Frontier Diversified Series is set forth in this Appendix.

In preparing the descriptions of the Trading Advisors and their respective trading programs in this Frontier Long/Short Commodity Series Appendix, the Managing Owner has relied upon information provided to it by such Trading

Frontier Long/Short Commodity App. - 2

Advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

Frontier Long/Short Commodity App. - 3

FRONTIER LONG/SHORT COMMODITY SERIES UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Frontier Long/Short Commodity Series-1a Units, Frontier Long/Short Commodity Series-2a Units and Frontier Long/Short Commodity Series-3a Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the Net Asset Value of the Frontier Long/Short Commodity Series (approximately 2.00% annually). The Managing Owner will pay a portion of such management fees to the Trading Advisors. Management fees are accrued on a daily basis.

Incentive Fees

The Frontier Long/Short Commodity Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. The Managing Owner will pay a portion of such incentive fees to the relevant Trading Advisors. See “RISK FACTORS—Each Series pays substantial fees and expenses regardless of profitability” in the Prospectus.

Initial Allocations

In general, the Managing Owner anticipates allocating between ten percent (10%) and twenty percent (20%) of the Frontier Long/Short Commodity Series Assets to any Trading Advisor in the Frontier Long/Short Commodity Series designated a “major commodity trading advisor.” The actual allocation of Frontier Long/Short Commodity Series Assets will vary based upon the relative trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. The Frontier Long/Short Commodity Series anticipates employing notional equity up to 140% of the net asset value of the Frontier Long/Short Commodity Series in allocating to the selected trading programs, although notional equity may exceed this amount from time to time.

The following table sets forth certain of the markets in which the Trading Advisors that receive allocations of Frontier Long/Short Commodity Series Assets may trade on behalf of client accounts. Not all markets are part of each Trading Advisor’s program. Each Trading Advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the Trust. The diversification summary below is based on long-term averages as of November 30, 2009.

Frontier Long/Short Commodity App. - 4

Diversification Summary

The Frontier Fund—THE FRONTIER LONG/SHORT COMMODITY SERIES

Frontier Long/Short Commodity Series Trading Advisors	Grains	Livestock	Softs	Energies	Industrial Metals	Precious Metals	Financials	Total
Beach Horizon	10%	10%	10%	10%	10%	10%	40%	100%
Global Advisors	20%	12%	7%	25%	23%	13%	0%	100%
Mesirow	25%	0%	10%	20%	5%	15%	25%	100%
Red Oak	15%	5%	10%	15%	15%	15%	25%	100%
Rosetta	30%	70%	0%	0%	0%	0%	0%	100%
Strategic Ag	100%	0%	0%	0%	0%	0%	0%	100%
Non-Major Advisors	31%	12%	7%	13%	10%	10%	17%	100%
Frontier Long/Short Commodity Series	25%	16%	11%	19%	7%	8%	14%	100%

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Frontier Long/Short Commodity App. - 6

FRONTIER LONG/SHORT COMMODITY SERIES CLASS 1A, CLASS 2A AND CLASS 3A

UNITS PROJECTED TWELVE MONTH BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor who subscribes for Frontier Long/Short Commodity Series-1a Units or Frontier Long/Short Commodity Series-2a Units or by an investor whose Frontier Long/Short Commodity Series-1a Units or Frontier Long/Short Commodity Series-2a are classified as Frontier Long/Short Commodity Series-3a Units during the first twelve months following the date of such subscription or classification, as applicable. The total estimated cost and expense load of Frontier Long/Short Commodity Series-1a Units, Frontier Long/Short Commodity Series-2a Units and Frontier Long/Short Commodity Series-3a Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust for Frontier Long/Short Commodity Series-1a Units and Frontier Long/Short Commodity Series-2a Units. Although the Managing Owner has used actual data and good faith estimates in preparing this table, the actual expenses associated with an investment in the Frontier Long/Short Commodity Series Units may differ.

	Frontier Long/Short Commodity Series-1a		Frontier Long/Short Commodity Series-2a		Frontier Long/Short Commodity Series-3a
	Amount—$	Amount—%	Amount—$	Amount—%	Amount—$	Amount—%
Initial Selling Price (1)	$1,000	100%	$1,000	100%	$1,000	100%
Syndication and Selling Expense (2)	$0	0%	$0	0%	$0	0%
Trust Operating Expenses (3)	$0	0%	$0	0%	$0	0%
Management Fee (4)	$20.00	2.00%	$20.00	2.00%	$20.00	2.00%
Service Fee (5)	$20.00	2.00%	$2.50	0.25%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses (6)	$29.40	2.94%	$29.40	2.94%	$29.40	2.94%
Incentive Fee (7)	$0	0%	$0	0%	$0	0%
Less Interest income (8)	($18.50)	(1.85%)	($18.50)	(1.85%)	($18.50)	(1.85%)
Due Diligence and Custodial Fees and Expenses	$1.20	0.12%	$1.20	0.12%	$0	0%
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$52.10	5.21%	$34.60	3.46%	$32.10	3.21%

Notes

(1)	The initial selling price per Unit for Frontier Long/Short Commodity Series-1a and Frontier Long/Short Commodity Series-2a is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations), and the costs and expenses as set forth in the table are the costs and expenses associated with a minimum investment of $1,000. There is no minimum investment for Frontier Long/Short Commodity Series-3a Units, which are not offered for new investment and are acquired only upon the classification of Frontier Long/Short Commodity Series-1a Units or Frontier Long/Short Commodity Series-2a Units as Frontier Diversified Series-3a Units for administrative purposes under certain circumstances described in the Prospectus.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Frontier Long/Short Commodity Series-1a Units and Frontier Long/Short Commodity Series-2a Units during the Initial Offering Period will be paid by the Managing Owner without reimbursement.

(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the Net Asset Value of the Frontier Long/Short Commodity Series Units, which it will use to pay all management fees payable to the Trading Advisors.

(5)

With respect to Frontier Long/Short Commodity Series-1a Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 2.0% of the subscription amount of each subscription for Frontier Long/Short Commodity Series-1a Units sold by them. The initial service fee will be prepaid by the Managing Owner. If an investor redeems all or a portion of its the Frontier Long/Short Commodity Series-1a Units during the first twelve (12) months following the effective date of purchase, it will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Unit at any time equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Unit, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 2%. Consequently, the table does not include a separate entry for the redemption fee. With respect to Frontier

Frontier Long/Short Commodity App. - 7

Long/Short Commodity Series-2a Units, the Managing Owner may pay certain Selling Agents customary on-going service fees up to 0.25% annually of the Net Asset Value of each Frontier Long/Short Commodity Series-2a Unit sold by them for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services.

(6)	The Trust will pay the Clearing Brokers and the Managing Owner approximately 2.94% of the Net Asset Value of the Frontier Long/Short Commodity Series-1a Units, Long/Short Commodity Series-2a Units and Long/Short Commodity Series-3a Units annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up-fees and other investment and trading fees and expenses charged in connection with the Frontier Long/Short Commodity Series’ trading activities. The aggregate amount paid by the Trust with respect to the Frontier Long/Short Commodity Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually.

(7)	The 2% initial service fee and on-going service fee is deductible on the incentive fee calculation for most of the Trading Advisors to the Frontier Long/Short Commodity Series, thereby resulting in no incentive fee for the purpose of calculating the break-even analysis.

(8)	Interest income allocable to the Frontier Long/Short Commodity Series Units (after payment of a portion thereof to the Managing Owner as hereinafter described) is currently estimated at 1.85%. Twenty percent (20%) of interest income earned per annum by the Trust on the Frontier Long/Short Commodity Series Assets will be paid to the Managing Owner. The remaining eighty percent (80%) of interest income earned per annum by the Trust on such assets will be retained by the Trust.

Frontier Long/Short Commodity App. - 8

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-1A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-1a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2009
January
February
March
April
May
June	(2.47%)
July	0.52%
August	(0.59%)
September	1.14%
October	1.00%
November	3.92%
December
Year	3.46%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Long/Short Commodity Series-1a
Inception of Trading of Frontier Long/Short Commodity Series-1a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-1 as of November 30, 2009:	$752,394.61
Net Asset Value of Frontier Long/Short Commodity Series-1a as of November 30, 2009:	$867,811.21
Worst Monthly Percentage Draw-down:	-2.47% (June 2009)
Worst peak-to-valley Draw-down:	-2.54% (June 2009 to August 2009)

The Frontier Long/Short Commodity Series-1a performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-1a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

•	Initial service fees and on-going service fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-2A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-2a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2009
January
February
March
April
May
June	(2.36%)
July	0.64%
August	(0.45%)
September	1.29%
October	1.17%
November	4.07%
December
Year	4.33%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Long/Short Commodity Series-2a
Inception of Trading of Frontier Long/Short Commodity Series-2a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-2a as of November 30, 2009:	$465,750.00
Net Asset Value of Frontier Long/Short Commodity Series-2a as of November 30, 2009:	$656,718.70
Worst Monthly Percentage Draw-down:	-2.36% (June 2009)
Worst peak-to-valley Draw-down:	-2.36% (June 2009)

The Frontier Long/Short Commodity Series-2a performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-2a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-2a. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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BEACH HORIZON

Background of Beach Horizon

Beach Horizon LLP (“Beach Horizon”) is operated by David Beach, Sanjeev Lakhanpal, Paul Netherwood and Alan Goulding. The firm is owned by David Beach, Sanjeev Lakhanpal and Paul Netherwood, with David Beach being the majority shareholder. Beach Horizon was incorporated in May 2004 as a limited liability partnership (No OC308135) in England. Beach Horizon is authorized and regulated by the Financial Services Authority (“FSA”) in the United Kingdom (Firm Ref. No. 403434). Beach Horizon became a member of the NFA and registered under the CE Act as a CTA and a CPO effective March 24, 2005. Neither Beach Horizon’s registration with the CFTC nor its membership of the NFA should be taken as an indication that the CFTC, NFA, or any other regulatory agency or body has recommended or approved Beach Horizon. Beach Horizon’s main place of business is 6th Floor, 10 Finsbury Square, London EC2A 1AD and its telephone number is 00 44 20 7382 2460. Beach Horizon has been listed as a principal of Beach Horizon, Inc., a CTA and its U.S. subsidiary, since July 2009.

Principals of Beach Horizon

David Beach

Mr. Beach is a founding partner of Beach Horizon LLP with responsibilities for business development and research and has been at Beach Horizon in such capacity since March 2006. He has been listed as a principal of Beach Horizon, Inc. since August 2009 and has been a director since June 2009. Mr. Beach was registered as an associated person of Lehman Brothers Inc., an investment bank, from January 18, 1989 through April 19, 1989 and as an NFA associate member from December 7, 1988 through April 19, 1989. Mr. Beach joined Sabre Fund Management Limited, an asset management business, in May 1989 where, in addition to trading the main Sabre fund, he was in June 1989 allocated the initial capital to begin actively managing money in his own program until May 1994. Mr. Beach was registered as an associate person and an NFA associate member at Sabre Fund Management Limited from May 30, 1990 through March 1, 1994. From May 1994 to June 1998, Mr. Beach worked at GNI Fund Management Limited, an asset management business, to further develop his trading program and manage the assets of the GNI Technical Program and fund. Mr. Beach was registered as an associated person and an NFA associate member of Bright Capital Trading Advisers Limited, an asset management firm, from June 19, 1995 through October 1, 2003 and listed as a principal from December 12, 1998 through October 1, 2003. He established Beach Capital Management Limited, an asset management business, in June 1998, where he operated the Discretionary Program, a managed futures program. Mr. Beach was listed as a principal of Beach Capital Management Limited from April 6, 2000 through August 25, 2006 and registered as an associated person from November 30, 2004 through August 25, 2006 and as an NFA associate member from April 14, 2004 to May 5, 2004 and from November 30, 2004 through August 25, 2005. Mr. Beach has a track record spanning 17 years. He retired from managing the Discretionary Program in March 2006. Mr. Beach is a founding partner in Beach Horizon and has been involved in the program since inception. Mr. Beach has been listed as a principal and registered as an associated person and an NFA member of Beach Horizon since March 24, 2005.

Sanjeev Lakhanpal

Mr. Lakhanpal is a founding partner of Beach Horizon with responsibilities for trading, investment management and research for Horizon and has been at Beach Horizon since May 2005. He has been listed as a principal of Beach Horizon, Inc. since August 2009 and has been a director since June 2009. Mr. Lakhanpal was responsible for the inception, design and building of the Horizon trading system. From November 2000 until May 2005 he was a Senior Trader at Beach Capital Management Limited. Mr. Lakhanpal was between employment from June 2000 to October 2000. From March 1999 until July 2000, Mr. Lakhanpal was the Trading Manager at CA Investment Advisers with additional responsibilities for trading system research, where Mr. Lakhanpal was extremely influential in redesigning their complete systematic approach. He founded Beach Horizon in 2005. Mr. Lakhanpal has a BSc (Hons) in Physics from King’s College London and an MSc in Finance from Brunel University. Mr. Lakhanpal has been listed as a principal and registered as an associated person and an NFA member of Beach Horizon since March 24, 2005.

Dr. Paul Netherwood

Dr. Netherwood is a founding partner of Beach Horizon with responsibilities for investment management and research and has been at Beach Horizon since May 2005. He has been listed as a principal of Beach Horizon, Inc. since August 2009 and has been a director since June 2009. He was responsible for designing and building the Horizon trading system. He has over 12 years experience in designing and building trading systems and large-scale risk management systems in a number of investment banks. Paul started his career at AHL (now Man Investments Limited), an asset management business, in July 1993 where he was involved in automated trading system development until December 1995. He was Head of Business Object Modeling at Nomura from December 1995 to October 1996. From November 1996 to August 2001, he was a Chief Architect at Thales Information Systems Finance, a risk management software house responsible for building Credit Risk Management systems for Deutsche Bank. He joined Beach Capital Management in September 2001 and founded Beach Horizon in May 2005. He has a PhD in Pattern Recognition and a BSc (Hons) in Computer Science from Kingston University. Dr. Netherwood has been listed as a principal and registered as an associated person and an NFA member of Beach Horizon since March 24, 2005.

Frontier Long/Short Commodity App. - 11

Alan Goulding

Mr. Goulding is a principal of Beach Horizon with responsibilities for investment management and research. From July 1993 until April 1996, Mr. Goulding was at AHL (now Man Investments Limited), an asset management business, where his responsibilities included automated trading system development and risk management systems. From April 1996 until April 1997, he was at Credit Suisse First Boston, an investment bank, where he designed and implemented risk management and front office trading systems. From April 1997 until July 2001, he was at Thales Information Systems Finance, a risk management software house, where he was responsible for credit risk system analysis and development. Mr. Goulding was between employment from August 2001 to September 2001. From October 2001 through April 2002, Mr. Goulding was at Zygon Systems Ltd., a software systems business, as a Senior Software Engineer. From May 2002 until May 2005, Mr. Goulding was responsible for the development of in house trading systems at Beach Capital Management, a CTA. In May 2005 he joined Beach Horizon. Mr. Goulding has been listed as a principal and registered as an associated person and an NFA member of Beach Horizon since March 24, 2005.

BEACH HORIZON TRADING APPROACH

The Horizon Program is a systematic, trend following managed futures program that trades a global portfolio of commodity, financial and foreign exchange markets.

The Horizon Program is directional in nature and seeks to take advantage of upward and downward trending markets. The portfolio of markets traded is highly diversified with 97 markets in 10 sectors. The portfolio has a relatively higher exposure to commodities than most managed futures strategies. This is important to investors seeking to increase their exposure to commodities due to the low correlation this sector has to the financial sectors. This is a result of the strategy design goal to be highly diversified and avoid over concentration of risk in any one sector.

Beach Horizon employs a rigorous, systematic trading model that is implemented using a fully automated state-of-the-art computer system. Risk management controls are applied by the system hundreds of times a day to constantly adjust to the targeted level risk.

The founders have an established fund management pedigree with a long track record in trading futures and forward markets. The Horizon Program was developed at Beach Capital Management (“BCM”). BCM ran a managed futures fund with a successful track record spanning 17 years with $1.4 billion in assets under management at its peak in April 2005 The BCM fund produced an average annual return of over 19% per annum from 1989 to 2006 and closed on an all-time high. Beach Horizon continues to build on the experience and established infrastructure developed at BCM.

The Team

The system was designed and developed by Sanjeev Lakhanpal, Dr Paul Netherwood and Alan Goulding. The team has over 40 years of fund management and investment banking experience between them. The team originally met when they were part of the trading, research and development team at AHL (now Man Investments Limited). On joining BCM they set about building a system and a model that was aimed at enhancing the automated systems witnessed from their collective experiences to date. In addition, they were able to draw upon the knowledge and experience of David Beach and his team at BCM. The Horizon Program is the result of that endeavor.

Key Features of the Model

The Horizon Program has a unique, sophisticated and robust model to capture trending behavior whilst managing risk. The model is the result of many years of research and development from the founders that includes many innovative features.

•	Highly diversified, dynamically balanced portfolio

•	Higher allocation to commodities

•	Does not pre-suppose where returns will come from

•	Sophisticated and robust model for an uncertain future

Frontier Long/Short Commodity App. - 12

Investment Methodology

The Horizon Program uses a proprietary portfolio weighting technique called Dynamic Balanced Weighting. The approach results in a highly diversified portfolio that has a relatively higher weighting to commodities. The Horizon Program is therefore a good diversifier for investors with portfolios that are concentrated in financial instruments. Since financial futures dominate many other managed futures portfolios the Horizon Program can also add diversification to portfolios that already have exposure to managed futures strategies.

The model works by repeatedly adjusting positions to rebalance the risk across the whole portfolio. This avoids the problem of over concentration of risk by not over or under allocating to the current winners or losers. Thus all sectors are able to contribute to returns since no one sector is favored over another. Although the risk is dynamically adjusted in the long term the risk is evenly distributed over time. This approach results in a more robust model in an ever-uncertain future in terms of knowing which sector will outperform another.

The model samples each market multiple times a day, making adjustments to the market position to allow for trend strength, risk and liquidity. The model uses proprietary multi-scale frequency filters to capture market behavior in multiple time frames. Each model filters the market price to determine trend strength and direction for a given trading frequency. The filters are configured to capture a broad range of trading time horizons taking advantage of short, medium and long-term trends simultaneously. Time horizons are identified in windows measured in days for the short-term up to a window of roughly 6-9 months for the long-term and a number of frequencies within that range.

BEACH HORIZON MARKETS TRADED

All market sectors have been included in the portfolio construction. The Horizon Model currently contains the following market sectors:

1.	Softs

2.	Grains

3.	Base Metals

4.	Precious Metals

5.	Energies

6.	Meats

7.	Equity Indices

8.	Currencies

9.	Short Rates

10.	Long Rates

Frontier Long/Short Commodity App. - 13

PAST PERFORMANCE OF BEACH HORIZON

The Capsule Performance Table which follows presents the performance results of the Beach Horizon Fund Limited for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Beach Horizon Fund Limited

Month	2009	2008	2007	2006	2005
January	0.66%	9.67%	1.85%	6.25%
February	0.78%	20.07%	-2.91%	-4.08%
March	-3.73%	-2.55%	-2.41%	6.73%
April	-2.93%	-4.04%	5.03%	9.63%
May	-1.43%	2.60%	4.98%	-1.87%	4.66%
June	-2.53%	6.13%	4.20%	-3.75%	3.27%
July	-1.23%	-11.02%	-6.78%	-5.61%	-2.73%
August	3.64%	-4.10%	-9.28%	0.98%	4.15%
September	1.91%	6.84%	7.91%	-2.99%	1.51%
October	-4.39%	17.50%	9.62%	4.31%	-3.10%
November	7.62%	6.30%	-2.36%	0.80%	10.27%
December		4.67%	5.87%	2.06%	0.74%
Year	-2.23%	59.82%	14.65%	11.76%	19.64%

Name of CTA:	Beach Horizon LLP
Name of program:	Beach Horizon Fund Limited
Inception of trading by CTA:	May 2005
Inception of trading in program:	May 2005
Largest monthly drawdown:	-11.02% July 2008
Largest peak-to-valley drawdown:	-15.43% (peak July 2007, valley August 2007)
Total Assets in the Strategy:	$260,000,000
Totals Assets in the Fund:	$15,429,000

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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GLOBAL ADVISORS

Global Advisors (Jersey) Limited (“Global Advisors”) was incorporated on November 27, 2008 in Jersey, Channel Islands as a private company under the Companies (Jersey) Law 1991.

The Directors of Global Advisors are Daniel Masters, Russell Newton and Dwayne Drexler. The primary shareholder of Global Advisors is Global Advisors (Holdings) Limited, also incorporated on November 27, 2008 as a private company under the Companies (Jersey) Law (“GA Holdings”). Daniel Masters and Russell Newton are equal shareholders and the directors of GA Holdings. Daniel Masters, Russell Newton and GA Holdings are the principals of Global Advisors.

Global Advisors’ main office, where its books and records are kept, is located at: Global Advisors (Jersey) Limited, Spectrum, Gloucester Street, St. Helier, Jersey JE2 3DE, Channel Islands.

Business Background

Global Advisors is authorized and regulated by the Jersey Financial Services Commission. Global Advisors is registered under the CE Act as a CTA and has been a member of the NFA since January 6, 2009.

Prior to forming Global Advisors, its principals undertook the same roles and responsibilities which they have with respect to Global Advisors for (i) Global Advisors Limited, a limited liability company incorporated under the laws of England and Wales (“GAL”), which they co-founded in February 1999 and which serves as general partner of Global Advisors L.P., a limited partnership incorporated under the laws of England and Wales and controlled by Mr. Newton and Mr. Masters (“GALP”) and (ii) Global Operations Services Inc., a Delaware corporation (“GOS”) and wholly owned subsidiary of GAL, to which GALP delegated certain portfolio management and administrative services.

The investment program and trading methods that are employed by Global Advisors are substantially similar to those employed by GALP and GOS.

Principals of Global Advisors

Daniel Masters

Mr. Masters is a co-principal, portfolio manager and the director of Trading and Execution of Global Advisors. He is founding director of Global Advisors and GA Holdings, incorporated in Jersey, on December 2008 and is a major shareholder of Global Advisors (Holdings) Limited (“GA Holdings”), the primary shareholder of Global Advisors. He was listed as a principal of Global Advisors in December 2008, and listed as an NFA associate member and registered as an associated person in January 2009 and is approved as a key person of Global Advisors by the Jersey Financial Services Commission (“JFSC”).

Mr. Masters has extensive experience in energy trading including physical markets, forward transactions, swaps, options and exotic derivative products, trading strategies and risk management and was previously involved in establishment of the UK natural gas and electricity markets and the origination of the Contract for Difference (“CFD”) market in Europe. Mr. Masters earned a Bachelor of Science (Honours) in Physics from Exeter University, UK in 1984, and followed that with a Masters in Management Science and Operational Research from Imperial College, London, UK in 1985.

Mr. Masters was appointed as a director of GAL in August 1999 and was listed as a principal in February 1999 and listed as an NFA associate member and registered as an associated person from March 1999. These registrations were withdrawn in October 2007. In addition he was appointed as a Branch Manager from August 1999 to July 2001. GAL acted as the general partner of GALP until GALP was dissolved in December 2009. Mr. Masters was listed as a principal of GALP from October 2008 to July 2009, registered as an associated person and listed an NFA associate member from June 2001 to October 2008 and was approved by the Financial Services Authority (“FSA”) in the United Kingdom as a Customer Function between June 2008 and July 2009.

Mr. Masters was a partner of Radigund Management LLC, an alternative asset management firm, from May 2000 and was listed as a principal and an NFA associate member and registered as an associated person from June 2000 to September 2005.

Mr. Masters became a director of Global Advisors International Limited (“GAIL”) in September 2000 and was listed as a principal and registered as an associated person from December 2000 to March 2008 and listed as an NFA associate member from December 2000 to February 2008. GAIL is 100% owned by GAL and acts as the General Partner to the US feeder fund Global Commodity Systematic LP.

Mr. Masters was a director of GOS from September 2000 to December 2009, when GOS was closed, and listed as a principal and an NFA associate member and registered as an associated person from November 2000 to October 2007. GOS, a Delaware, U.S.A. corporation was a wholly owned subsidiary of GAL, to which GALP delegated certain portfolio management and administrative services.

Frontier Long/Short Commodity App. - 15

Russell Newton

Mr. Newton is a co-principal, portfolio manager and the director of Systematic Model Research & Development of Global Advisors. He became a founding director of Global Advisors and GA Holdings, incorporated in Jersey, in December 2008 and is a major shareholder of GA Holdings, the primary shareholder of Global Advisors. He was listed as a principal of Global Advisors in December 2008 and an NFA associate member and registered an associated person in January 2009 and is approved as a key person and compliance officer of Global Advisors by the JFSC.

Mr. Newton has extensive experience in the development and execution of new derivative trading structures, market analysis (economic, fundamental, statistical and technical) and computer systems analysis, design and programming. He is skilled in several computer languages. Mr. Newton received a Bachelor of Arts (Honours) in Natural Sciences (Experimental Psychology) from Cambridge University, UK, in 1986.

Mr. Newton was appointed as a director of GAL in January 1999 and was listed as a principal from May 1999 until October 2007 and an NFA associate member from April 1999 until October 2007 and registered as an associated person from May 1999 to October 2007. Mr Newton was a limited partner of GALP from March 2001 to December 2009 and listed as principal and an NFA associate member and registered as an associated person of GALP from June 2001 to July 2009 and approved with the FSA in the United Kingdom as the chief executive function and customer function between December 2001 and July 2009, the compliance oversight and money laundering reporting officer functions between December 2001 and March 2003 and May 2008 and July 2009 respectively.

Mr. Newton became a director of GAIL in September 2000 and was listed as a principal and registered as an associated person from December 2000 to March 2008 and an NFA associated person from December 2000 to February 2008.

Mr. Newton was a director of GOS from September 2000 to December 2009, and listed as a principal and NFA associate member and registered an associated person from November 2000 to October 2007.

Dwayne Drexler

Mr. Drexler is the chief operating officer, a director and shareholder, of Global Advisors and was listed as an NFA associated member and registered as an associated person from January 2009 and listed as a principal from December 2009. He is also approved as a key person, the money laundering compliance officer and the money laundering reporting officer by the JFSC.

Mr. Drexler has had extensive operational and risk management experience. Prior to joining Global Advisors, Mr. Drexler performed a middle office role for a large global energy derivatives trading desk where he was responsible for position and profit/loss reconciliation and reporting, maintenance of risk management tools, and resolution of operational problems. He was also heavily involved in the successful implementation of a new trading and risk management system for the energy derivative desk. Prior to this Mr Drexler worked as an internal auditor focusing on risk management, operational controls and technology utilized in the trading businesses. Mr. Drexler graduated with a triple major from Georgetown University in 1995, with a Bachelor of Science/Bachelor of Arts in Accounting, Finance, and International Business.

Mr. Drexler was listed as a principal between April 2000 and May 2001 of GAL and listed as an NFA associate member from May 1999 until October 2007 and registered as an associated person from July 1999 to October 2007. Mr Drexler was a limited partner of GALP from April 2004 to March 2009 and listed as a principal from March 2004 to June 2008 and listed as an NFA associate member and registered as an associated person from June 2001 to February 2009.

Mr. Drexler became a director of GAIL in October 2000 and was listed as a principal and registered as an associated person from December 2000 to March 2008 and listed as an NFA Associated Member from December 2000 to February 2008.

Mr. Drexler was a director of GOS from September 2000 to December 2009 and listed as a principal and NFA associate member and registered as an associated person from November 2000 to October 2007.

Global Advisors Holdings Limited

Global Advisors Holdings Limited was listed as a principal of Global Advisors effective December 5, 2008.

Frontier Long/Short Commodity App. - 16

TRADING PROGRAM

Investment Objective

The objective of Global Advisors’ Global Commodity Systematic strategy (“GCS”) is to seek profits from commodity interest transactions while taking reasonable steps to protect capital relative to the rates of return sought. The investment objective of GCS is long-term appreciation of assets, and that investment horizon is consistent with the long-term, cyclical nature of the underlying commodities which frequently experience volatility during the course of their price cycles. Global Advisors attempts to accomplish this objective by following the trading methods set forth below.

Investment Program

To achieve its investment objective, Global Advisors may invest in, trade, buy (on margin or otherwise), sell (including short sales), and otherwise acquire, hold, dispose of, and deal in futures and commodities interests of all types, forward contracts, futures contracts, derivatives of any type including options, swaps and warrants, (provided these are exchange cleared) and other instruments referred to as futures, derivatives or forwards. Global Advisors will typically seek to gain exposure to the commodity markets by primarily, but not exclusively, investing in commodity futures.

Global Advisors utilizes a fully automated and systematic quantitative trading and portfolio management tool (the “Program”) which trades in 30-35 different commodity instruments designated by the Investment Manager (the “Program Set”) including energies, meats, grains, softs, tropicals and metals (both precious and industrial). The Program has been designed by Global Advisors to offer further diversification within the commodity niche by trading inter- and intra-commodity spreads (such as crack spreads and term structure) in addition to outright commodities. The Program trades only exchange-cleared instruments and does not take positions in options. Under exceptional market circumstances (such a when a market is subject to a lock limit) Global Advisors may use options to create a synthetic futures position for risk management purposes.

The Models

The Program combines separate models which have been developed in part from the underlying premise that ‘solving’ markets is a signal processing challenge: essentially, a chart of commodity prices is a ‘noisy’ signal. The models therefore use various signal processing algorithms as well as other approaches in order to ascertain how rapidly prices are cycling. The models have many common characteristics:

•

The risk budget allocated to each instrument is, by default, equal (so that measured by value, the model will allocate a smaller position to a commodity with a more volatile price history). Differences can arise however, generally as a result of liquidity constraints.

•

All models utilize some form of dynamic portfolio leverage in order to maintain overall expected volatility in a fairly narrow range so that as the general level of volatility rises, positions are trimmed back.

•	All models use the same approach across all the markets traded, and are based on daily data.

•	Information utilized in the models includes price, implied and historical volatility, volume, open interest and various fundamental data.

•	Turnover is quite low – typically, each instrument will change its position direction (i.e. from long to short, or vice versa) around once per month.

Each model currently utilized by the Program is described in greater detail below:

Model 1: this model adopts an approach which is best described as “breakout following”. For each instrument traded, a signal processing algorithm ascertains the dominant frequency of the current market. This drives the look-back period used to determine the amount of noise the model will accept before it comes to the conclusion that a new trade should be initiated. This model always generates positions in every instrument in the Program Set on either a long or short basis.

Model 2: this model utilizes different signal processing algorithms from Model 1 to separate the signal from the noise for each instrument traded. It then applies a break-out following approach to enter those markets which it assesses as having the most favorable risk/reward characteristics. It does not necessarily have positions in all instruments in the Program Set (for example if it has not identified a “breakout” or it assesses the risk/reward ratio to be insufficient).

Model 3: In contrast to the first two models, this model runs a large number of systematic strategies on each instrument traded, and proposes trades only in those strategies which it assesses as currently offering the best risk/reward characteristics. This produces a composite ‘mini-portfolio’ at the instrument level. It then repeats this exercise for all instruments in the Program Set,

Frontier Long/Short Commodity App. - 17

allocating risk only to those commodities which it has assessed as having superior risk/reward characteristics. The model places stops across many price points to reduce the market impact of trades and improve slippage. Model 3 does not necessarily have positions in all instruments in the Program Set.

Risk Overlay

Risk overlay is achieved using Value at Risk (“VAR”). The Program targets volatility of between 8%-12%. This is consistent with a VAR, at one day horizon, 98% confidence in the range 1%-1.5%. VAR is measured using historical data over three sample periods: 50 days, two years and ten years, and at each interval the VAR is capped at 2% at the worst of either model or portfolio level. Should the VAR cap be exceeded, then positions across the entire portfolio are reduced on a pro rata basis. Additionally, under some circumstances (e.g. where liquidity becomes very poor) Global Advisors may intervene on a discretionary basis to reduce risk on a pro rata basis.

Global Advisors trades on United States and non-United States exchanges and markets. Because the particular investments that are made by Global Advisors depend upon the trading opportunities at the time, it is not possible to estimate what portion of a Client’s investments will be in such different markets in the future.

Frontier Long/Short Commodity App. - 18

PAST PERFORMANCE OF GLOBAL ADVISORS

The Capsule Performance Table which follows presents the composite performance results of the Global Commodity Systematic Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Absolute Return Strategy

Month	2009	2008	2007	2006	2005
January	-0.13%	3.09%	0.13%	6.24%
February	0.38%	10.47%	2.55%	-1.16%
March	-1.32%	-3.74%	-0.58%	2.69%
April	-0.12%	1.46%	1.93%	9.67%
May	1.25%	2.60%	-1.33%	0.83%
June	-0.45%	2.12%	0.63%	-0.18%
July	-0.58%	-3.68%	2.32%	-1.51%	-2.21%
August	1.69%	-1.84%	-4.65%	-0.17%	6.98%
September	-0.73%	2.35%	9.40%	2.58%	0.17%
October	-0.24%	5.23%	2.83%	2.09%	0.78%
November	2.83%	0.84%	-1.40%	0.45%	4.66%
December		0.60%	2.75%	-0.97%	0.88%
Year	2.54%	20.39%	14.87%	21.91%	11.50%

Name of CTA:	Global Advisor and Global Advisor (Jersey)Ltd.
Name of Program:	Global Commodity Systematic Program
Inception of trading by CTA:	July 2005
Inception of trading in program:	July 2005
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds)	$328,889,631
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional funds)	$111,191,561
Total Assets Under Management all Programs (including Notional Funds)	$328,889,631
Total Assets Under Management all Programs (excluding Notional Funds)	$111,191,561
Number of Client Accounts Open	14
Worst Monthly Percentage Draw-down*	-4.65% 08/07
Worst Peak-to-Valley Draw-Down	-5.45% 06/08 - 08/08
Number of Accounts Using Trading Program Closed with Profits	0
Number of Accounts Using Trading Program Closed with Losses	0

*	“Draw-Down” means losses experienced by the trading program over a specified period.

“Worst Monthly Percentage Draw-Down” is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

“Worst Peak-to Valley Draw-Down” is greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Monthly Rate of Return is computed by dividing Monthly Performance by Beginning Equity plus Additions. The monthly rates are then compounded to arrive at the annual rate of return.

Frontier Long/Short Commodity App. - 19

The above performance history contains the accounts traded under Global Advisors and Global Advisors (Jersey) Ltd, which are both traded under same trading program.

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MESIROW

Background of Mesirow

Mesirow is an Illinois limited liability company established in March 2006. Mesirow was registered under the CE Act as a CTA and became a member of NFA on May 19, 2006. Mesirow was registered as a CPO on January 5, 2009.

Principals of Mesirow

Gary Klopfenstein

Gary Klopfenstein has been Senior Managing Director of Mesirow Financial Investment Management, Inc. and Chief Investment Officer of the Mesirow Financial Currency Management division since May 2004, and a member of Mesirow Financial Investment Management, Inc.’s Executive Committee since November 2008. He was registered as an associated person and listed as an NFA associate member of Mesirow Financial Inc., a financial services firm, effective August 3, 2004 through August 24, 2005 where he was a Senior Managing Director. Mr. Klopfenstein has been registered as an associated person and listed as a principal and NFA associate member of Mesirow effective May 19, 2006. He has been Mr. Klopfenstein provides general management oversight and strategic direction for Mesirow. Mr. Klopfenstein graduated from Illinois Wesleyan University in May 1985, Summa Cum Laude, with a BA in Business Administration.

James Tyree

James Tyree has been the Chairman and Chief Executive Officer of Mesirow Financial Inc. since 1994 and a listed principal of Mesirow effective October 9, 2009. He was listed as a principal of Mesirow Financial Inc. effective June 14, 1999 through August 24, 2005. He has been listed as a principal of Mesirow Advanced Strategies Inc., a CTA and CPO, since July 1997. Mr. Tyree joined the firm in 1980. During his tenure as CEO, he has led Mesirow Financial to unprecedented levels of growth in all areas of the business. Mr. Tyree received both his bachelor of business administration and master of business administration degrees from Illinois State University.

Mesirow Financial Services, Inc.

Mesirow Financial Services, Inc. was listed as a principal of Mesirow effective May 11, 2006.

THE TRADING APPROACH

Philosophy

Mesirow seeks to offer clients consistent returns with low volatility in various market environments. Mesirow believes significant opportunities exist to generate returns in both rising and falling market environments in the global financial and commodities markets. Mesirow seeks to capitalize on these opportunities by applying discretionary, fundamental evaluation of market drivers and their impact on various sectors.

Through an analysis of capital flows, short term directional opportunities are identified and trades are structured for optimal return and risk characteristics. Portfolio concentration is avoided and risk is managed on multiple levels.

Process

Mesirow has a competitive advantage over peers through our investment process, quality returns and people. Mesirow’s fundamental, macro approach with a focus on commodities is coupled with rigorous risk management to provide differentiation. Expertise is rooted in a clear understanding of price action. Mesirow has the ability to generate potentially consistent returns with low volatility in various market environments utilizing senior level professionals with extensive experience in their respective areas of expertise.

Mesirow differentiates its trading methodology in two ways.

First, using a qualitative evaluation of market drivers and their impact on various sectors allows for the identification of potentially profitable trading opportunities. Correlation between market sectors increases in certain circumstances when market drivers impact multiple markets. This increased correlation causes concentration of risk rather than diversification of risk. Therefore, flexible positioning allows for a reduction of concentrated risk and potential profitable trading in normally unrelated markets.

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Second, Mesirow uses a discretionary approach to position initiation and each position is implemented with the best potential risk/return characteristics. A pre-determined risk tolerance is placed on every trade. A key point of differentiation is the short term horizon used to capitalize on opportunities.

Risk Management

Risk is managed across multiple dimensions including price, concentration, time and trade structure. In terms of price, a disciplined approach to entry and exit levels is employed. Sector correlation is evaluated to limit concentration. The process seeks to capitalize on short term opportunities, thus limiting risk by managing trade length. Finally, each trade is structured to achieve the optimal risk/return profile.

Frontier Long/Short Commodity App. - 22

PAST PERFORMANCE OF MESIROW

The following summary performance information reflects the composite performance of Mesirow’s Absolute Return Strategy Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Absolute Return Strategy

Month	2009	2008	2007	2006	2005
January	0.59%	-1.56%	-0.13%	5.31%
February	0.07%	5.13%	-1.20%	-0.85%
March	-1.10%	2.94%	-0.20%	0.44%
April	-0.14%	0.77%	1.43%	1.24%
May	0.62%	0.77%	0.76%	3.40%
June	-0.28%	1.72%	1.98%	2.47%	0.96%
July	0.05%	0.55%	-0.30%	-0.14%	3.21%
August	0.36%	1.77%	-0.86%	5.02%	0.51%
September	-0.62%	1.54%	3.94%	3.08%	4.86%
October	-0.09%	0.69%	2.33%	1.88%	7.50%
November	1.20%	0.15%	2.00%	2.36%	0.48%
December		-0.85%	1.59%	0.04%	4.11%
Year	0.66%	14.32%	11.81%	26.87%	23.50%

Name of CTA:	Mesirow Financial Commodities Management, LLC
Name of Program:	Absolute Return Strategy
Inception of trading by CTA:	June 2005
Inception of trading in program:	June 2005
Number of open accounts:	78 accounts
Advisor assets under management:	$413 million
Program assets under management:	$395 million
Largest monthly draw-down:	(-1.56%) January 2008
Largest peak-to-valley draw-down:	(-1.56%) December 2007 to January 2008
Number of accounts opened and closed with positive net lifetime performance:	4 accounts
Range of returns for accounts opened and closed with positive net lifetime performance:	0.01% to 0.82%
Number of accounts opened and closed with negative net lifetime performance:	29 accounts
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -1.10%

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Long/Short Commodity App. - 23

RED OAK

Background of Red Oak

Red Oak is a Delaware corporation established in 1989. Red Oak was registered under the CE Act as a CTA effective July 12, 1991. Red Oak offers commodities and futures trading investment services to qualified investors including public and private pension funds, commodity pools and funds, endowment funds, charitable foundations, and other institutional investors.

Red Oak is jointly owned by its two principals, Gary A. Gerstein and Phyllis Weaver. Red Oak has its main offices at 600 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

Red Oak and its principals are members of the NFA. The registration of Red Oak under the CE Act and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved Red Oak or its trading program.

Principals of Red Oak

Gary A. Gerstein

During the last five years and since August 1991, Gary A. Gerstein has been Chief Investment Officer, Managing Director, President, and Secretary of Red Oak and is responsible for all investment aspects of the firm. Mr. Gerstein developed the firm’s fundamental investment approach and methodology and is responsible for the implementation of this strategy. Mr. Gerstein became both a principal and an associated person of Red Oak effective August 27, 1991.

Red Oak was registered as a CTA on July 12, 1991. Red Oak (in its predecessor form) was registered as a CTA on March 7, 1990 and was merged with Red Oak Advisors, Inc., an affiliate which conducted a securities investment advisory business. During the period from incorporation on December 4, 1989 to March 1990, Red Oak (in its predecessor form) was conducting activities in order to prepare for its anticipated launch as a CTA, such as creating its infrastructure and related necessities. The combined company took the name Red Oak Commodity Advisors, Inc. Red Oak no longer provides such securities investment advisory services.

Mr. Gerstein received his M.A. in Economics from Rutgers University and his B.S. in Economics from New York University.

Phyllis Weaver

During the last five years and since August 1991, Phyllis Weaver has been the Director of Marketing and Client Services, Managing Director, and Treasurer of Red Oak and directs all administrative aspects of the firm. She became both a principal and an associated person of Red Oak effective August 27, 1991. Ms. Weaver attended the Stanford University Graduate School of Business. Ms. Weaver was on the faculty of Harvard University, Graduate School of Education, first as an Assistant Professor and finally as an Associate Professor. Ms. Weaver received an MBA from Stanford University; a PhD in Language Communications and an MEd in Higher Education, both from the University of Pittsburgh; she was granted a B.S. in Education from Ohio State University.

Red Oak will conduct its trading for its allocation from the Frontier Long/Short Commodity Series Units through a Trading Company pursuant to Red Oak’s Fundamental Trading Program.

THE TRADING APPROACH

General

Red Oak’s trading strategy is driven by fundamentals: specifically, the firm’s strategy is grounded in Mr. Gerstein’s experience in and knowledge of the different commodity and commodity-related markets and the various fundamental factors which affect each of such markets. Thus, unlike many trading strategies now being employed by managed futures professionals, Red Oak’s approach is neither technically-based nor trend-following.

Fundamental analysis, in general, is based on a study of factors external to the markets in predicting future prices. Such factors might include, among other things, supply and demand factors for a particular commodity, the economy of a particular country, government policies, domestic and foreign political and economic events and changing trade prospects. Fundamental analysis is premised on the concept that market prices frequently may not reflect (on a real time basis) the actual value of a commodity, although such value will eventually determine price levels.

Frontier Long/Short Commodity App. - 24

Technical analysis, on the other hand, is based upon the theory that a study of the markets themselves will provide a means of anticipating the external factors which affect the supply and demand of a particular commodity in order to predict future price trends. Technical analysis of the markets generally includes a study of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest.

The Red Oak Trading Strategy

Red Oak’s fundamental research disciplines attempt to step beyond the near term “noise” of leveraged volatile markets. The firm’s research focus is on significant and somewhat longer-term market forces. Red Oak believes that the fundamental forces driving major price changes can be isolated and anticipated.

The firm trades principally financial, currency, and physical commodity futures on commodity exchanges inside and outside the United States. It may also trade forward contracts through banks. With regard to financial futures, the firm’s research focuses on the macroeconomic trends that affect financial markets, valuation levels, the level and rate of change in “real” interest rates, central bank policy, funding needs, the level and rate of change of profitability, overall financial leverage in the monetary system, and numerous other factors that affect the price level and volatility of equity and fixed income financial instruments.

In the currency markets Red Oak concentrates its fundamental research on such factors as trade and budget levels and trends, political considerations, interest rate differentials and changes in interest rates, changes in marginal rates of return on capital in various countries, central bank policy, and many other factors that affect relative currency values and directional changes. Research regarding physical commodities focuses on macro-and micro-economic trends, supply and demand balances, substitution effects caused by relative price changes, political considerations, and changes in technology, weather, and numerous other factors that affect commodities prices.

In addition to the foregoing, the firm prefers to take positions in futures contracts for commodities that have imputed positive returns, assuming that there are no changes in the cash markets.

The firm employs risk control procedures in an effort to preserve capital and protect against material forecasting errors. To control risk, a predetermined dollar level of acceptable loss per position is calculated based on volatility and risk-reward dynamics. If this predetermined acceptable loss is exceeded, the position is closed.

The firm is grounded in the belief that commodities and futures trading is an art and not an exact science. Therefore, while Red Oak may use computers for analysis or may engage in mathematical measurements or calculations designed to monitor market activity, reliance on entirely systematic or mechanical technical trading models would be inconsistent with the firm’s basic trading approach. Although Red Oak values the necessity of discipline in trading, it believes that success depends ultimately on the use of discretionary investment judgment by its principals. The raw materials that produce successful returns over time are skill, knowledge, timing, and instinct.

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PAST PERFORMANCE OF RED OAK

The following summary performance information reflects the composite performance of Red Oak’s Fundamental Trading Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fundamental Trading Program

Month	2009	2008	2007	2006	2005	2004
January	2.25%	-0.02%	2.41%	7.78%	-10.02%	0.64%
February	0.53%	3.27%	0.40%	-5.33%	3.28%	4.67%
March	0.18%	-12.82%	0.05%	11.26%	-12.57%	4.91%
April	4.84%	-4.32%	4.36%	13.67%	-7.46%	-11.78%
May	7.59%	-2.69%	1.32%	0.14%	5.27%	-5.06%
June	-2.34%	-0.38%	0.70%	-3.48%	2.89%	0.48%
July	2.45%	-3.43%	2.23%	-0.52%	6.48%	-3.83%
August	0.97%	7.17%	-0.01%	2.69%	3.37%	-2.30%
September	3.40%	0.62%	5.44%	-0.22%	18.73%	0.69%
October	-0.66%	13.35%	6.62%	1.77%	-3.05%	-1.51%
November	4.01%	1.58%	1.53%	1.85%	8.87%	7.69%
December		-1.96%	0.84%	-0.84%	7.86%	5.23%
Year	25.37%.	-1.86%	28.92%	30.67%	21.16%	-1.80%

Name of CTA:	Red Oak Commodity Advisors, Inc.
Name of Program:	Fundamental Trading Program
Inception of trading by CTA:	December 1989
Inception of trading in program:	December 1989
Number of open accounts:	3
Aggregate assets (including “notional” funds) at 11/30/09:	$37,582,000 est.
Assets in this trading program (including “notional” funds) at 11/30/09:	$37,582,000 est.
Largest monthly draw-down:
Past five years and year-to-date:	(12.82%) (03/08)
Largest peak-to-valley draw-down:
Past five years and year-to-date:	(33.18%) (4/04–4/05)
Number of accounts opened and closed with Positive Net Lifetime ROR:
Past five years and year-to-date:	0
Number of accounts opened and closed with Negative Net Lifetime ROR:
Past five years and year-to-date:	3 (16.33%) to (0.25%)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

NOTES TO PERFORMANCE INFORMATION

For periods beginning after January 31, 1993, Red Oak has adopted a new method of computing rate-of-return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant monthly rates of return are representative of the trading program. Red Oak has performed these computations for periods subsequent to January 31, 1993. For periods prior to February 1, 1993, there were no notionally

Frontier Long/Short Commodity App. - 26

funded accounts. Subsequent to May 2001, there were no fully-funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds). Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. In reviewing the foregoing description of Red Oak’s performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance record. Such composite performance is not necessarily indicative of any individual account. The fees and charges applicable to individual accounts in the foregoing composite performance records are not specifically described herein. However, the following is a general description of the charges applicable to such accounts.

Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month.

Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis.

Management fees are charged to certain of the accounts managed by Red Oak for trading management services. Management fees range from 0% to 1/3 of 1% (0% to 4% annually) of equity subject to management fees at the end of each month.

Incentive fees are charged to the accounts managed by Red Oak based on the trading profits or losses earned each month. Incentive fees are charged at rates ranging from 15% to 25% of new trading profits, as defined. These fees are accrued monthly and are payable either quarterly, or annually.

In addition, the following terms used in describing all performance information are defined as follows:

“Aggregate assets (including “notional” funds)” is the aggregate amount of equity under management overall as of the end of the period covered by the capsule. “Notional” funds represent an amount in addition to actual assets which Red Oak is instructed by a client to treat as equity in an account, but which is not on deposit in (or available in respect of) such client’s account.

“Aggregate assets in this trading program (excluding “notional” funds)” is the aggregate amount of actual equity under management in the program as of the end of the period covered by the capsule.

“Draw-down” means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in composite records. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end assets only.

“Largest peak-to-valley draw-down” means the greatest percentage decline from any month-end net asset value of the performance of the accounts traded, on a composite basis or in respect of an individual account, due to overall loss sustained by such accounts during any period, which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end. In Dollar terms, for example, if the net asset value of an account declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider the “draw-down” to be still continuing and to be $3 in amount, whereas if such account had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

“Monthly rate of return” for each month subsequent to January 1993 is calculated by dividing the net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return, pursuant to the Fully-Funded Subset method. For each month prior to February 1993, “monthly rate of return” is calculated pursuant to the time-weighting method, dividing the net performance by the beginning equity in each month, except in periods of significant additions or withdrawals of equity to accounts. In such instances, beginning equity has been adjusted by time-weighted additions and withdrawals; i.e., beginning equity has been adjusted upwards (increased) by time-weighted additions and downwards (decreased) by time-weighted withdrawals. Subsequent to May 2001 there were no Fully-Funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds).

Frontier Long/Short Commodity App. - 27

“Compound annual rate of return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For example, the compound rate of return of 21.16% for the year 2005 in Table I was calculated by multiplying 100 by the quantity [[(1-.1002)(1+.0328)(1-.1257)(1-.0746)(1+.0527)(1+.0289)(1+.0648)(1+.0337)(1+.1873)(1-.0305)(1+.0887)(1+.0786)] minus 100]. For periods of less than one year, the results are year-to-date.

Frontier Long/Short Commodity App. - 28

ROSETTA

Background of Rosetta

Rosetta, an Illinois limited liability company, became registered under the CE Act as a CTA in May 1997. Rosetta also is a member of the National Futures Association.

Rosetta’s main business address is 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603.

Rosetta’s principals, James Green and Michael Swinford, are founding members of Rosetta and share 62 years of combined trading experience. They selected the Rosetta name because of its dual significance as Mr. Green’s home township (under the slightly different spelling Rozetta) and because they believe Rosetta holds the key to trading just as the Rosetta Stone, an ancient Egyptian artifact, held the key to modern understanding of ancient hieroglyphic writing.

Principals of Rosetta

James Green

Jim Green is a founding principal of Rosetta. Along with Michael Swinford, Mr. Green is responsible to manage all aspects of Rosetta’s operations and trading decisions. Mr. Green and Mr. Swinford registered Rosetta in May 1997 with themselves as associated persons and principals of Rosetta. Mr. Green became registered as an associated person and listed as a principal and NFA associate member of Rosetta effective May 22, 1997.

In December 1990, Mr. Green and Mr. Swinford, along with a group of colleagues, founded the Livestock Division of Rosenthal Collins Group, now called the Ceres Trading Group Division of Rosenthal Collins Group, or RCG, a Chicago-based futures commission merchant. In February 1991, Livestock Division of Rosenthal Collins Group registered as a branch office of RCG with Mr. Green as its manager and associated person. In addition to his responsibilities with Rosetta, Mr. Green has been the manager of RCG since December 1990. He has been registered as an associated person and listed as a principal and NFA associate member of Ceres Alternative Investments LLC, a commodity pool operator and alternative asset manager, effective April 20, 2009.

Michael Swinford

Mike Swinford is a co-founder of Rosetta and, together with Mr. Green, is jointly responsible for managing all aspects of its operations and trading decisions. Mr. Swinford became registered as an associated person and listed as a principal and NFA associate member of Rosetta effective May 22, 1997.

In December 1990, Mr. Swinford and Mr. Green, along with a group of colleagues, founded RCG. In addition to his association with Rosetta, in April 1991 Mr. Swinford has been registered as an associated person of Rosenthal Collins Group, LLC, a registered CPO, CTA and FCM, effective April 27, 1991 and an NFA associate member effective December 10, 1990. He has been listed as a principal of Ceres Alternative Investments LLC effective January 28, 2009 and registered as an associated person and listed as an NFA associate member effective April 20, 2009. Mr. Swinford has been registered as an associated person and listed as an NFA associate member of Kottke Associates, LLC, or Kottke, since June 5, 2003. By virtue of these affiliations, Mr. Swinford may receive certain financial benefits with respect to clients of Rosetta who elect to use RCG or Kottke as their FCM. In May 1997, Mr. Swinford registered as an associated person and principal of Rosetta.

ROSETTA TRADING APPROACH

The Program primarily relies on fundamental analysis, which considers the various factors that affect the supply and demand of a particular Commodity Interest (as defined below) in order to predict future prices. Fundamental analysis assumes that markets are imperfect and that information is not instantaneously assimilated or disseminated in the marketplace. By monitoring relevant supply and demand factors, a state of disequilibrium of conditions may be identified that has yet to be reflected in the price of that Commodity Interest. Such factors may include weather, the economics of a particular business or commodity, government policies, domestic and foreign political and economic events and changing trade prospects.

However, the Program also utilizes certain technical overlays. Technical analysis is based on the theory that the study of the past price action in a given market, rather than factors that affect the supply and demand of a particular Commodity Interest, provides a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given time reflect all known factors affecting supply and demand for a particular Commodity Interest. Consequently, only a detailed analysis of, among other

Frontier Long/Short Commodity App. - 29

things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest are of predictive value when determining the future course of price movements.

The Program’s technical overlays focus on short- and medium-term price data in search of repetitive patterns that reflect trending markets. In addition to price data, the Program also evaluates volatility, breadth and volume using analytical tools such as oscillators, moving averages and support and resistance levels.

The Program utilizes a number of trading rules, some of which are applied via computer. The computerized rules generally assist in the assessment of when to enter and exit designated markets and the optimum position size for a participating customer’s account.

However, the Program is not fully automated and is not totally mechanical. Rosetta’s trading decisions are aided by computer-generated technical analysis but primarily are discretionary based on its assessment of fundamental factors.

The Program currently trades a varied portfolio of futures contracts and options on United States commodity exchanges and generally follows approximately 40 futures markets within the following general categories: financial instruments, stock indices, currencies, precious metals, grains and energy products. Typically, at any one time, client accounts may be diversified among approximately 10 to 20 markets. However, there are no diversification parameters imposed on the Program. At any time and from time to time, client accounts may be diversified among a larger number of markets, concentrated to one or a few positions or held entirely in cash.

The selection of markets is totally within Rosetta’s discretion and may change without notice to clients. Accordingly, Rosetta may add or delete markets at any time and from time to time as it deems appropriate.

The development of any trading strategy is a continuous process and Rosetta may modify the Trading Program at any time and from time to time without notice to clients unless Rosetta, in its sole discretion, deems such changes material.

Frontier Long/Short Commodity App. - 30

PAST PERFORMANCE OF ROSETTA

The Capsule Performance Table which follows presents the performance results of the Rosetta Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rosetta Trading Program

Month	2009	2008	2007	2006	2005	2004
January	-0.57%	13.85%	-5.22%	10.48%	-0.82%	5.07%
February	0.58%	7.22%	3.09%	1.17%	0.86%	-2.04%
March	-2.59%	3.14%	-7.75%	10.97%	3.18%	22.77%
April	3.29%	-2.92%	-3.41%	-0.13%	1.06%	12.05%
May	-6.07%	-7.12%	-0.09%	0.32%	6.47%	0.38%
June	0.37%	0.45%	12.37%	-5.89%	1.57%	-3.28%
July	1.32%	3.51%	-17.38%	-2.26%	2.25%	-2.73%
August	-0.58%	-2.30%	1.41%	-7.28%	-9.34%	11.26%
September	4.07%	7.07%	8.57%	-1.39%	5.27%	5.30%
October	-4.89%	-2.83%	10.48%	3.35%	7.25%	4.61%
November	-0.48%	-2.27%	-1.20%	14.81%	2.85%	13.80%
December		-1.52%	7.45%	3.40%	0.42%	3.68%
Year	-5.87%	15.48%	4.29%	28.24%	21.93%	93.34%

Name of CTA:	Rosetta Capital Management
Name of Program:	Rosetta Trading Program
Inception of trading by CTA:	February 1998
Inception of trading in program:	February 1998
Number of open accounts:	187
Aggregate assets (including “notional” funds) at 11/30/09:	$82,200,000 est.
Assets in this trading program (including “notional” funds) at 11/30/09:	$82,200,000 est.
Largest monthly draw-down:
Past five years and year-to-date:	-17.38% July 2007
Largest peak-to-valley draw-down:
Past five years and year-to-date:	-19.24% December 2006 to July 2007
Number of accounts opened and closed with Positive Net Lifetime ROR:	84
Range of returns for accounts opened and closed with positive net lifetime performance:	0.07% to 224.10%
Number of accounts opened and closed with Negative Net Lifetime ROR:	167
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -47.60%

Frontier Long/Short Commodity App. - 31

STRATEGIC AG

Background of Strategic Ag

Strategic Ag, is a Wyoming corporation whose principal office is located at 39150 County Road J, Mancos, CO 81328. Strategic Ag maintains two branch offices; 141 West Jackson, Suite 1520A, Chicago, IL 60604 and one at 2206 Eastland Drive, Building 200, Suite 201, Bloomington, IL 61704, phone (217) 493-4676. The books and records of Strategic Ag are maintained at the Mancos office. Its telephone number is (970) 533-9805.

Strategic Ag was registered under the CE Act as a CTA and became an NFA member on February 9, 1999.

Principals of Strategic Ag

Robert Wiedeman

Robert Wiedeman was registered as a floor broker on January 1, 1982 through August 12, 2003, and registered as a floor broker from February 17, 2004 through December 17, 2005. Mr. Wiedeman was listed as a principal of FC Stone Group, Inc., an FCM in West Des Moines, Iowa effective June 19, 1991 through July 1, 2000 and was a branch manager from April 4, 1989 through July 1, 2000. From April 1989 until July 2000, Mr. Wiedeman was the branch manager of the Chicago office of Farmers Commodities Corporation. Effective July 1, 2000 through December 1, 2000 Mr. Wiedeman was a principal and branch manager of FC Stone, LLC, an FCM in West Des Moines, Iowa.

Mr. Wiedeman has been listed as a principal of Strategic Ag effective February 9, 1999, listed as an NFA associate member and branch manager and registered as an associated person effective September 8, 2003.

Mr. Wiedeman is primarily responsible for the trading decisions and strategies employed by Strategic Ag in the Balanced Program.

Karen Sullivan

Ms. Sullivan was registered as an associated person of Futures and Options Trading Group Inc. an investment bank, July 8, 1986 through January 19, 1991 and listed as an NFA associate member from June 11, 1986 through January 19, 1991. Effective September 19, 1988 through December 6, 2002, Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Fundamental Futures Inc. a CTA. Effective July 24, 1991 until March 9, 1993 Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Risk Management Inc., formerly Glen Oak Investments, Inc. a CTA. Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Nessler Futures Trading Company, a CTA, effective March 1, 1996 through June 22, 1998, she was branch manager from March 1996 through June 1998. Ms. Sullivan was registered as an associated person and listed as an NFA associate member of SDK Investments, Inc. a CTA, from September 5, 1995 until January 31, 1999 and a branch manager from October 1995 to January 1999.

Effective February 9, 1999 Ms. Sullivan has been registered as an associated person and listed as a principal and NFA associate member of Strategic Ag Trading.

Ms. Sullivan’s responsibilities with Strategic Ag include the administrative functions of marketing, account operations, and accounting as well as legal compliance.

Jack R. Frymire

Jack R. Frymire has been registered as a floor broker since April 24, 1986. He was listed as a principal of Iowa Grain Co., an FCM, on March 13, 1987 through September 17, 2008. He was listed as a principal of Iowa Grain Fund Management LLC, a CTA and CPO, effective March 5, 1993 through June 23, 2006. Mr. Frymire was also listed as a principal of Prime Investment Services, LLC, a Broker Dealer and investment bank effective May 22, 1997 through December 31, 2008. He has been listed as a principal, NFA associate member, and registered as an associated person of Ehedger LLC, a CTA and investment bank, effective December 15, 1999. He was listed as a principal of Oak Clearing Services LLC, an investment bank effective August 26, 2004 through August 27, 2008. Mr. Frymire was also registered as a principal of Iowa Grain Investment Advisors LLC, a CTA effective December 19, 2005 through July 5, 2009. He has been listed as a principal of Iowa Grain Commodity Management, a CPO, effective April 20, 2006. Effective June 20, 2007 Mr. Frymire became listed as a principal and NFA associate member and registered associated person of Strategic Ag Trading.

Frontier Long/Short Commodity App. - 32

Mr. Frymire is primarily responsible for the trading decisions and strategies employed by the Advisor in the Ceres Program.

Charles Wickens

Mr. Wickens was registered as a floor broker on March 5, 1990 until March 17, 2008. Mr. Wickens joined Strategic Ag in June 2002 and has been registered as an associated person effective June 4, 2002 and listed as an NFA associate member effective May 6, 2002, and listed as a principal effective April 3, 2002.

Mr. Wickens is primarily responsible for the trading decisions and strategies employed by the Advisor in the Grains Program and the Short Term program.

Mike Wanniger

Mr. Wanniger was registered as an associated person of FC Stone Group, Inc. on August 18, 1993 through July 1, 2000 and listed as an NFA associate member effective July 19, 1993 through July 1, 2000, when FC Stone Group. Inc. became FC Stone LLC. He has been registered as an associated person and listed as an NFA associate member of FC Stone LLC effective July 1, 2000 and became a branch manager of FC Stone LLC on April 21, 2003.

Mr. Wanniger joined Strategic Ag in October 2009 and has been registered as an associated person, branch manager and listed as a principal and NFA associate member effective October 14, 2009.

Mr. Wanniger is primarily responsible for the trading decisions and strategies employed by the Advisor in the Premium Program.

STRATEGIC AG TRADING GRAINS TRADING PROGRAM

All of the agricultural programs currently offered by Strategic Ag use fundamentals to help determine trades to one degree or another. Strategic Ag Agricultural Programs trade primarily in the agricultural futures and options, but may trade non-agricultural futures and options on occasion. Factors that affect the supply and demand of a particular commodity in order to predict future prices are looked at. As an example, some of the fundamental factors that affect the supply of a commodity (e.g., corn) include the acreage planted, crop conditions such as drought, flood, and disease; strikes affecting the planting, harvesting, and distribution of the commodity; and the previous year’s crop carryover. The demand for commodities such as corn consists of domestic consumption and exports and is a product of many things, including general world economic conditions, as well as the cost of corn as a feed in relation to the cost of competing products such as soybean meal. In addition, historical and seasonal patterns are reviewed, which may indicate the direction the market may move in the future.

Decisions whether to trade a particular commodity contract are also based upon various factors including liquidity, diversification, and crop potential, both historical and at a given time. The decision not to trade certain commodities for certain periods, or to reduce the number of contracts traded in a particular commodity might result at times in missing a significant profit opportunity which otherwise might be captured by other strategies

The trading guideline and the experience of Strategic Ag traders, are factors upon which decisions concerning the percentage of managed assets to be used for each commodity traded and the size of the positions taken or maintained. Strategic Ag may also decide to increase or decrease the size of a futures position (long or short) from time to time. Such decisions require the exercise of subjective judgment and include consideration of the volatility of the particular futures market, the pattern of price movement, open interest, volume of trading, changes in spread relationships between various contract months and between related commodities, and overall portfolio balance and risk exposure. No assurance is given, however, that consideration of any or all of these items will be made with respect to every trade, or that consideration of any of the above in a particular situation will lessen the risk of loss.

The Strategic Ag Grains Program is traded by Charles Wickens. The trading methods used by Mr. Wickens combine both fundamental and technical analysis with the ultimate determinations made on the basis of fundamental analysis. The Program trades in the agricultural markets. Mr. Wickens’ analysis also looks at certain technical factors, such as the price of a commodity in relation to its price during previous periods, open interest, and volume. These factors are generally used by Mr. Wickens to assist in determining when to liquidate positions.

The trading philosophy is threefold: fundamental, technical and innate. “In the long run, the fundamentals of the grain markets ultimately win.” Mr. Wickens’ cash trading experience, coupled with the constant influx of fundamental contacts, allow him to stay close to the pulse of the market. Mr. Wickens constantly monitors both the short- and long-term technical picture, but he also tries to be aware of the intra-market technical opportunities. The third category of the trading philosophy is defined as innate.

Frontier Long/Short Commodity App. - 33

Consistent, successful trading is not just a chart point or a new fundamental development, but the ability to decipher all of the inputs and determine which is relevant to the market at this juncture.

In summary, Strategic Ag believes that the most important attribute to longevity and profitability in today’s market is the ability to change. Change does not necessarily mean bullish or bearish, but, increasing or decreasing position size; whether to take profits or let them run; to trade or not to trade; an aggressive or a patient posture; an emerging market or the end of the trend; to name a few instances.

Frontier Long/Short Commodity App. - 34

PAST PERFORMANCE OF STRATEGIC AG TRADING

The Capsule Performance Table which follows presents the performance results of the Strategic Ag Grains Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Grains Trading Program

Month	2009	2008	2007	2006	2005	2004
January	2.91%	3.18%	-4.68%	-0.33%	-1.20%	-7.34%
February	2.05%	10.20%	-9.70%	4.80%	-0.19%	23.67%
March	-2.59%	-0.09%	1.28%	2.64%	5.22%	3.00%
April	8.90%	-2.09%	6.36%	-0.06%	4.01%	0.15%
May	2.36%	-2.87%	0.43%	-3.96%	-0.15%	-6.29%
June	1.93%	7.75%	7.91%	-5.81%	12.07%	11.10%
July	-4.48%	-6.09%	1.40%	0.40%	-0.29%	2.99%
August	-1.27%	6.45%	6.86%	-2.20%	-3.41%	-0.76%
September	1.99%	-1.89%	15.03%	-0.41%	5.06%	6.28%
October	-1.09%	-0.27%	-4.87%	7.03%	-5.32%	0.50%
November	-0.77%	1.65%	-1.17%	8.59%	0.91%	-0.31%
December		3.03%	0.86%	-2.92%	-3.06%	1.60%
Year	9.62%	19.25%	18.76%	7.02%	12.99%	36.08%

Name of CTA:	Skyline Management, Inc. d.b.a. Strategic Ag Trading
Name of Trading Principal:	Charles Wickens
Inception of Trading by SAT:	April, 1999
Inception of Trading Pursuant to Program:	April 1, 2002
Number of Accounts Traded Pursuant to Program:	20
Total Actual Assets in Program:	$11,788,952 (November 30, 2009)
Total Assets (including notional) in Program:	$24,652,952 (November 30, 2009)
Total Actual Assets under Strategic Ag Trading’s Management:	$16,732,476 (November 30, 2009)
Total Assets (including notional) under Strategic Ag Trading’s Management:	$32,639,925 (November 30, 2009)
Largest Monthly % Drawdown in Program Past Five Years:	-9.70% (February, 2007)
Worst Peak-to-Valley Drawdown in Program Past Five Years*:	-20.27% (October, 2003-January, 2004)
Number of Accounts Closed Profitable:	48 (0.16% to 125.27%)
Number of Accounts Closed Unprofitable:	43 (-0.01% to -21.55%) est.

Frontier Long/Short Commodity App. - 35

FRONTIER DYNAMIC SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

FRONTIER DYNAMIC SERIES-1 UNITS

FRONTIER DYNAMIC SERIES-2 UNITS

Major Reference Programs (Swaps):

FX Concepts Inc.

Graham Capital Management, L.P.

Harmonic Capital Partners LLP

Quantitative Investment Management, LLC

Transtrend B.V.

Winton Capital Management Ltd.

Other Non-Major Reference Programs (Swaps)

This Frontier Dynamic Series Appendix is dated February 1, 2010.

THE FRONTIER FUND

FRONTIER DYNAMIC SERIES-1 UNITS

FRONTIER DYNAMIC SERIES-2 UNITS

This Frontier Dynamic Series Appendix to the prospectus, dated February 1, 2010, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Frontier Dynamic Series Units. Capitalized terms used in this Frontier Dynamic Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Frontier Dynamic Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Frontier Dynamic Series Units will be issued in three (3) Classes. The Frontier Dynamic Series Units in Class 1 (as described in the Prospectus) are designated as “Frontier Dynamic Series-1 Units,” the Frontier Dynamic Series Units in Class 2 (as described in the Prospectus) are designated as “Frontier Dynamic Series-2 Units,” and the Frontier Dynamic Series Units in Class 3 (as described in the Prospectus) are designated as “Frontier Dynamic Series-3 Units.” The Trust is offering Frontier Dynamic Series-1 Units and Frontier Dynamic Series-2 Units pursuant to the Prospectus and this Frontier Dynamic Series Appendix. Frontier Dynamic Series-3 Units are not being offered for new investment. Instead, Frontier Dynamic Series-1 Units and Frontier Dynamic Series-2 Units will be automatically classified as Frontier Dynamic Series-3 Units for administrative purposes under certain circumstances described in the Prospectus, unless earlier redeemed or exchanged for another Series of Units by the holder thereof. Prospective purchasers of Frontier Dynamic Series-1 Units and Frontier Dynamic Series-2 Units should carefully review the Prospectus and this Frontier Dynamic Series Appendix before determining to purchase such Units.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Frontier Dynamic Series Units and in return will receive Units designated as General Units in such Series.

TRADING ADVISORS

A portion of the assets allocable to the Frontier Dynamic Series Units, or the Dynamic Series Assets, may be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner, including Swaps that reference funds managed by Altis Partners (Jersey) Ltd, or Altis, Amplitude Capital LLP, or Amplitude, Armajaro Asset Management LLP, or Armajaro, Aspect Capital Limited, or Aspect, Augustus Asset Managers Limited, or Augustus, Bridgewater Associates, Inc., or Bridgewater, Campbell & Company, Inc., or Campbell, Capital Fund Management, S.A., or CFM, Chesapeake Capital Corporation, or Chesapeake, Eagle Trading Systems Inc., or Eagle, Fall River Capital, LLC, or Fall River, FX Concepts Inc., or FX Concepts, Global Advisors (Jersey) Limited, or Global Advisors, Graham Capital Management, L.P., or Graham, Harmonic Capital Partners LLP, or Harmonic, IKOS CIF Limited, or IKOS, Mount Lucas Management Corporation, or MLM, NuWave Investment Corp., or NuWave, PJM Capital, or PJM, Quantitative Investment Management, LLC, or QIM, Quest Partners, LLC, or Quest, Ramsey Quantitative Systems Inc., or RQSI, Rotella Capital Management, Inc., or Rotella, TG Capital Management LLC, or TGC, Transtrend B.V., or Transtrend, Trigon Investment Advisors, LLC, or Trigon, TT International Investment Management, or TTI, Tudor Investment Corporation, or Tudor, and Winton Capital Management Ltd., or Winton. Such Swaps will be entered into by the Trading Company established primarily for the Frontier Dynamic Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by such Trading Company. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Frontier Dynamic Series. Accordingly, no Swap counterparty is required to be registered under the CE Act as a CTA or to be a member of the NFA solely as a result of being referenced by a Swap.

The Managing Owner will allocate a portion of the Frontier Dynamic Series Assets to one or more trading vehicles, or each, a Trading Company, to be used as margin or its equivalent. A portion of the Frontier Dynamic Series Assets is currently invested in a Trading Company established primarily for the Frontier Dynamic Series. The particular Trading Companies in which the Frontier Dynamic Series Assets are invested, and the percentage of the Frontier Dynamic Series Assets so invested, will vary from time to time. The remainder of the Frontier Dynamic Series Assets will be held at the Trust level for cash management.

The Frontier Dynamic Series may commit ten percent (10%) or more of its assets as initial margin, or its equivalent, to obtain exposure to reference funds managed by each of FX Concepts, Graham, Harmonic, QIM, Transtrend and Winton through a Swap that references such programs. The Frontier Dynamic Series may commit less than 10% of its assets as initial margin, or its equivalent, to obtain exposure to reference funds managed by each of Altis, Amplitude, Armajaro, Aspect, Augustus, Bridgewater, Campbell, CFM, Chesapeake, Eagle, Fall River, Global Advisors, IKOS, MLM, NuWave, PJM, Quest, RQSI, Rotella, TGC, Trigon, TTI and Tudor through a Swap that references such programs. See Part II of the Prospectus for summary information regarding Altis, Amplitude, AAM, Aspect Capital, Augustus, Bridgewater, Campbell, CFM, Chesapeake, ETS, Fall River, Global Advisors, IKOS, MLM,

Frontier Dynamic Series App - 2

NuWave, PJM, Quest, RQSI, Rotella, TGC, Trigon, TTI and Tudor including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage.

For information regarding Graham, QIM, Transtrend and Winton, including their trading programs and past performance; please see the Frontier Diversified Series Appendix which accompanies the Prospectus. Information regarding the remaining underlying investments linked to the Swaps of the Frontier Dynamic Series is set forth in this Appendix.

In preparing the descriptions of FX Concepts and Harmonic and their respective trading programs in this Frontier Dynamic Series Appendix, the Managing Owner has relied upon information provided to it by such Trading Advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services. In addition, in preparing the descriptions of Graham, QIM, Transtrend and Winton in the Frontier Diversified Series Appendix, the Managing Owner has relied upon information provided to it. The information received relating to Transtrend, FX Concepts and Harmonic may not be identical to the information provided by the other CTAs registered under the CE Act which act as Trading Advisors to a Series of the Trust.

Frontier Dynamic Series App. - 3

FRONTIER DYNAMIC SERIES UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Frontier Dynamic Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00 % of the Net Asset Value of the Frontier Dynamic Series (approximately 2.00% annually). The Managing Owner may pay a portion of such management fees to the Trading Advisors. Management fees are accrued on a daily basis.

Incentive Fees

The Frontier Dynamic Series Units will pay to the Managing Owner a monthly or quarterly incentive fee of 20% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. The Managing Owner may pay a portion of such incentive fees to the relevant Trading Advisors. See “RISK FACTORS—Each Series pays substantial fees and expenses regardless of profitability” in the Prospectus.

Initial Allocations

The assets allocable to the Frontier Dynamic Series Units may be committed as initial margin, or its equivalent, for strategic investment in one or more Swaps which reference one or more managed futures programs selected by the Managing Owner and a proprietary trading platform. The allocations among the managed futures programs referenced by the Swaps will be reviewed, and may be modified, on a monthly basis, utilizing a constrained optimization procedure intending to maximize the expected rate of return and minimize drawdowns on the portfolio. In general, the Managing Owner anticipates that the exposure of the Frontier Dynamic Series Assets to any one reference program typically will not exceed twenty-five percent (25%) of the Frontier Dynamic Series Assets. The actual allocation of the Frontier Dynamic Series Assets will vary based upon the relative trading performance of the Trading Advisors and the optimization procedure. The Frontier Dynamic Series anticipates employing notional equity of up to 150% of the net asset value of the Frontier Dynamic Series in allocating to Swaps that reference the selected trading programs, although notional equity may exceed this amount from time to time. Depending upon the algorithms that direct the allocations among the managed futures programs in the Frontier Dynamic Series, de-levering could occur down to 67% of the assets allocable to the Frontier Dynamic Series Assets.

The following table sets forth certain of the markets in which the client assets invested in managed futures programs referenced by the Swaps may trade on behalf of client accounts. Not all markets are part of each program. The markets and types of instruments traded may be varied without prior notice to the Trust. The table is estimated based on the anticipated allocations among Swaps and the Managing Owner’s understanding of the relevant trading program allocations among the markets as of November 30, 2009.

Frontier Dynamic Series App. - 4

Diversification Summary

The Frontier Fund—THE FRONTIER DYNAMIC SERIES

	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Frontier Dynamic Series	24%	28%	21%	8%	9%	10%	100%

Frontier Dynamic Series App. - 5

FRONTIER DYNAMIC SERIES CLASS 1, CLASS 2 AND CLASS 3 UNITS

PROJECTED TWELVE MONTH BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor who subscribes for Frontier Dynamic Series-1 Units or Frontier Dynamic Series-2 Units or by an investor whose Frontier Dynamic Series-1 Units or Frontier Dynamic Series-2 Units are classified as Frontier Dynamic Series-3 Units during the first twelve months following the date of such subscription or classification, as applicable. The total estimated cost and expense load of Frontier Dynamic Series-1 Units, Frontier Dynamic Series-2 Units and Frontier Dynamic Series-3 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust for Frontier Dynamic Series-1 Units and Frontier Dynamic Series-2 Units. Although the Managing Owner has used actual data and good faith estimates in preparing this table, the actual expenses associated with an investment in the Frontier Dynamic Series Units may differ.

	Frontier Dynamic Series-1		Frontier Dynamic Series-2		Frontier Dynamic Series-3
	Amount— $	Amount— %	Amount— $	Amount— %	Amount— $	Amount— %
Initial Selling Price(1)	$1,000	100%	$1,000	100%	$1,000	100%
Syndication and Selling Expense(2)	$0	0%	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%	$0	0%
Management Fee(4)	$20.00	2.00%	$20.00	2.00%	$20.00	2.00%
Service Fee(5)	$20.00	2.00%	$2.50	0.25%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$32.10	3.21%	$32.10	3.21%	$32.10	3.21%
Incentive Fee(7)	$0.50	0.05%	$0	0%	$0	0%
Less Interest income(8)	($18.50)	(1.85%)	($18.50)	(1.85%)	($18.50)	(1.85%)
Due Diligence and Custodial Fees and Expenses	$1.20	0.12%	$1.20	0.12%	$0	0%
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit(9)	$55.30	5.53%	$37.30	3.73%	$34.80	3.48%

Notes

(1)	The initial selling price per Unit for Frontier Dynamic Series-1 and Frontier Dynamic Series-2 is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations), and the costs and expenses set forth in the table are the costs and expenses associated with a minimum investment of $1,000. There is no minimum investment for Frontier Dynamic Series-3 Units, which are not offered for new investment and are acquired upon the classification of Frontier Dynamic Series-1 Units or Frontier Dynamic Series-2 Units as Frontier Dynamic Series-3 Units for administrative purposes under certain circumstances described in the Prospectus.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Frontier Dynamic Series-1 Units and Frontier Dynamic Series-2 Units during the Initial Offering Period will be paid by the Managing Owner without reimbursement.

(3)	The Managing Owner will pay for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the Net Asset Value of the Frontier Dynamic Series Units, which it may use to pay all management fees payable to the Trading Advisors.

(5)	With respect to Frontier Dynamic Series-1 Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 2.0% of the subscription amount of each subscription for Frontier Dynamic Series-1 Units sold by them. The initial service fee will be prepaid by the Managing Owner. If an investor redeems all or a portion of its Frontier Dynamic Series-1 Units during the first twelve (12) months following the effective date of purchase, it will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Unit at any time equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Unit, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 2.0%. Consequently, the table does not include a separate entry for the redemption fee. With respect to Frontier Dynamic Series-2 Units, the Managing Owner may pay certain Selling Agents customary on-going service fees up to 0.25% annually of the Net Asset Value of each Frontier Dynamic Series-2 Unit sold by them for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services.

Frontier Dynamic Series App. - 6

(6)	The Trust will pay the Managing Owner approximately 3.21% of the Net Asset Value of the Frontier Dynamic Series Units annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up-fees and other investment and trading fees and expenses charged in connection with the Frontier Dynamic Series’ trading activities. The aggregate amount paid by the Trust with respect to the Frontier Dynamic Series includes a fee to the Managing Owner of up to 2.25% of such Series’ Net Asset Value annually.

(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 2% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 2% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.

(8)	Interest income allocable to the Frontier Dynamic Series Units (after payment of a portion thereof to the Managing Owner as hereinafter described) is currently estimated at 1.85%. Twenty percent (20%) of interest income earned per annum by the Trust on the Frontier Dynamic Series Assets will be paid to the Managing Owner. The remaining eighty percent (80%) of interest income earned per annum by the Trust on such assets will be retained by the Trust.

(9)	A portion of the Frontier Dynamic Series Assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which will be individually negotiated by the parties and priced by the counterparty and may include fees and expenses that will be accounted for in the pricing under the applicable contract. Such fees and expenses will be indirect and embedded and, accordingly, are not included in the table.

Frontier Dynamic Series App. - 7

PAST PERFORMANCE OF FRONTIER DYNAMIC SERIES-1

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Dynamic Series-1 during the period covered by the table.

Month	2009
January
February
March
April
May
June	-2.93%
July	-0.16%
August	0.55%
September	-0.91%
October	-0.49%
November	-2.17%
December
Year	-6.00%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Dynamic Series-1
Inception of Trading of Frontier Dynamic Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Dynamic Series-1 as of November 30, 2009:	$354,768.49
Net Asset Value of Frontier Dynamic Series-1 as of November 30, 2009:	$429,956.74
Worst Monthly Percentage Draw-down:	-2.93% (June 2009)
Worst peak-to-valley Draw-down:	-6.00% (June 2009 to November 2009)

The Frontier Dynamic Series-1 performance table sets forth the actual performance of the Frontier Dynamic Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Dynamic Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

• Management fees:	2.00%

• Initial service fees and on-going service fees:	2.00%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Dynamic Series App. - 8

PAST PERFORMANCE OF FRONTIER DYNAMIC SERIES-2

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Dynamic Series-2 during the period covered by the table.

Month	2009
January
February
March
April
May
June	-2.82%
July	-0.01%
August	0.70%
September	-0.77%
October	-0.43%
November	-2.02%
December
Year	-5.29%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Frontier Dynamic Series-2
Inception of Trading of Frontier Dynamic Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Dynamic Series-2 as of November 30, 2009:	$277,300.00
Net Asset Value of Frontier Dynamic Series-2 as of November 30, 2009:	$293,066.47
Worst Monthly Percentage Draw-down:	-2.82% (June 2009)
Worst peak-to-valley Draw-down:	-5.29% (June 2009 to November 2009)

The Frontier Dynamic Series-2 performance table sets forth the actual performance of the Frontier Dynamic Series-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Dynamic Series-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

• Management fees:	2.00%

• On-going service fees:	0.25%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Dynamic Series App. - 9

FX CONCEPTS

The Dynamic Series will strategically invest assets in one or more Swaps that reference FX Concepts’ Global Currency Program. The Trading Company in which the assets of the Dynamic Series will be invested will not own any of the investments or indices referenced by any Swap entered into by the Dynamic Series, and FX Concepts therefore is not and will not be a Trading Advisor to the Dynamic Series. FX Concepts is not required to be registered under the CE Act as a CTA or as a member of the NFA as a result of being referenced by any Swap, however, it has registered as a CTA for unrelated reasons.

Background of FX Concepts

FX Concepts is a New York corporation and currently offers two foreign exchange trading programs, one of which is the Global Currency Program.

FX CONCEPTS’ INVESTMENT STRATEGY AND TRADING PROGRAM

Global Currency Program (GCP)

GCP is FX Concepts’ unique systematic strategy that seeks to generate superior risk-adjusted returns using a large selection of over 30 currencies, including those of the major, minor and emerging markets. FX Concepts uses a dynamic allocation process that focuses on the best market opportunities and builds diverse portfolios by incorporating a large number of currencies.

This allocation process systematically analyzes over 500 potential currency pairings daily and controls risk by diversifying over a large number of positions. GCP’s key feature is its ability to quickly transition between positions in major and emerging markets, different market regimes (divergent versus convergent), and different trading styles (directional, carry, relative value).

The investment process occurs in three stages:

Stage 1: Individual Currency Forecasts

First, FX Concepts’ proprietary models generate currency risk and return forecasts using multi-layered, statistical analyses of historical price data and short-term interest rates. To measure risk, FX Concepts uses a proprietary GARCH-based technique, i.e., an analysis of historical volatility, and non-normal distribution models, particularly for emerging market currencies.

Stage 2: “Lensing” Process

In the next stage, which FX Concepts calls “lensing”, each of these forecasts are then cross-referenced with one another and adjusted to take into account the inter-relationship and behavior of other currencies and interest rate differentials. The model considers the relationship between simple currency pairs and more complicated relationships such as those between different baskets of related currencies. The resulting forecasts can be significantly different from those that are generated in Stage 1.

Stage 3: Portfolio Construction

In the final stage FX Concepts constructs a dynamic portfolio by using a mean variance optimizer, which takes into account the risk/return currency forecasts, portfolio volatility, currency liquidity, and the market’s risk appetite. For example, the model will penalize markets with high event risk. The CIO reviews the model signals daily and has the ability to override one or more of the factors in the model under exceptional circumstances.

Frontier Dynamic Series App. - 10

PAST PERFORMANCE OF FX CONCEPTS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FX Concepts

Global Currency Program – Funded Composite

Month	2009	2008	2007	2006	2005	2004
January	-2.05%	-0.92%	1.27%	1.96%	0.74%	-2.11%
February	1.45%	2.39%	-1.99%	0.81%	0.45%	0.83%
March	-3.48%	2.05%	1.15%	0.76%	-5.95%	-4.18%
April	-3.35%	1.36%	4.75%	1.03%	1.30%	-3.30%
May	2.08%	2.89%	3.01%	-5.48%	5.51%	-1.21%
June	0.61%	0.86%	1.24%	4.45%	3.22%	0.63%
July	-6.89%	2.15%	-0.62%	1.32%	0.37%	2.62%
August	-3.72%	-1.57%	0.31%	4.74%	-2.01%	-8.37%
September	3.21%	-1.78%	1.70%	-0.04%	2.31%	1.35%
October	-4.84%	2.88%	4.08%	1.20%	1.23%	4.04%
November	0.74%	0.25%	-1.49%	3.55%	2.71%	6.06%
December		0.52%	-1.82%	3.27%	-2.37%	2.75%
YEAR	-15.56%	11.49%	11.92%	18.58%	7.24%	-1.76%

Name of CTA:	FX Concepts Trading Advisor, Inc.
Name of Trading Program:	Global Currency Program
Current Total Assets in this Program as of November 30, 2009:	$ 3.142 billion

Note: the returns reflect GIPS compliant returns, which are slightly different from the returns submitted in the past (see below).

FX Concepts has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). The GIPS standards are a set of ethical standards for investment performance presentation created and administered by CFA Institute in conjunction with local sponsors in 22 other countries. CFA Institute is a global, not-for-profit membership association of investment professionals that is based in the United States and awards the CFA (Chartered Financial Analyst) designation; the local sponsors are similar types of non-governmental associations based in other countries.

FX Concepts is an independent investment adviser registered with the SEC. The firm maintains a complete list and description of composites, which is available upon request.

Results are based on fully discretionary accounts under management, including those accounts no longer with the firm. Composite performance is presented gross of foreign withholding taxes on dividends, interest income, and capital gains. Withholding taxes may vary according to the investor’s domicile. Past performance is not indicative of future results. The inclusion of a benchmark is not necessary as this is an absolute return strategy where performance is not correlated to a particular benchmark.

The U.S. Dollar is the currency used to express performance. Returns are presented gross and net of management fees and incentive fees and include the reinvestment of all income. Net of fee performance was calculated using actual fees. Additional information regarding the policies for calculating and reporting returns is available upon request.

The investment management fee schedule for the composite is 1.75% of assets under management per annum. The Incentive fee is 20% on new net profits. Actual investment advisory fees incurred by clients may vary.

The GCP Funded Composite was created February 1, 2002. FX Concepts, LLC’s compliance with the GIPS standards has been verified for the period January 1, 2002 through September 30, 2008 by Ashland Partners & Company LLP. A copy of the verification report is available upon request.

Frontier Dynamic Series App. - 11

HARMONIC

The Dynamic Series will strategically invest assets in one or more Swaps that reference Harmonic’s Currency Program. The Trading Company in which the assets of the Dynamic Series will be invested will not own any of the investments or indices referenced by any Swap entered into by the Dynamic Series, and Harmonic therefore is not and will not be a Trading Advisor to the Dynamic Series. Accordingly, Harmonic is not required to be registered under the CE Act as a CTA or as a member of the NFA as a result of being referenced by any Swap.

Background of Harmonic

Harmonic Capital Partners LLP is a limited liability partnership organized under the laws of England and Wales and currently offers one foreign exchange trading program, the Currency Program.

HARMONIC’S INVESTMENT STRATEGY AND TRADING PROGRAM

Currency Program

Harmonic’s investment approach seeks to exploit market inefficiencies in the pricing of individual or groups of securities. ‘Relative Value’ and ‘Directional’ trading strategies are employed to deliver strong and consistent performance for hedge fund investors. These strategies are:

•	independent

•	individually profitable

•	uncorrelated

Relative Value : The relative value of a broad range of fixed income and currency markets are determined using a range of financial and economic variables. Long positions are taken in undervalued markets and short positions in overvalued markets, according to our views.

Directional : ‘Directional Trading’ is implemented using a range of technical indicators across a wide range of markets including fixed income, currencies, equity indices and commodities. By setting parameters for these indicators over a range of time horizons, Harmonic establishes a picture of short, medium and long term trends in price for each of these markets.

Risk Management : Combining the signals from Relative Value and Directional analysis an overall strength of view is established and the risk to be allocated to each position. Risk management is highly disciplined and is controlled at a portfolio, market and operational level. Portfolio and market risk is measured using Value at Risk (VaR) with target levels of risk being set and monitored for the overall portfolio and individual positions.

Frontier Dynamic Series App. - 12

PAST PERFORMANCE OF HARMONIC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Harmonic Currency Program

Month	2009	2008	2007	2006	2005	2004
January	0.80%	-2.12%	-4.01%	0.61%	3.93%	0.48%
February	-1.80%	1.04%	2.33%	2.63%	2.34%	0.35%
March	-2.07%	-0.11%	6.09%	-3.23%	-2.35%	0.53%
April	1.83%	1.75%	9.74%	-0.01%	3.65%	-8.30%
May	1.84%	2.60%	0.85%	-6.05%	-0.27%	-0.77%
June	(2.13)%	3.17%	3.33%	-5.79%	4.40%	0.42%
July	3.43%	3.41%	-6.31%	-0.63%	-2.24%	-0.67%
August	1.59%	-1.04%	-9.77%	4.34%	-4.00%	-1.28%
September	4.66%	0.32%	5.59%	-4.03%	4.79%	3.21%
October	1.76%	-3.21%	3.95%	3.78%	1.01%	1.40%
November	0.31%	0.24%	-5.27%	7.42%	4.02%	7.01%
December		-3.55%	2.11%	4.75%	-2.99%	1.88%
YEAR	10.44%	2.22%	6.96%	2.75%	12.36%	3.63%

Name of CTA:	Harmonic Capital Partners LLP
Name of Trading Program:	Currency Program
Current Total Assets in this Program as of November 30, 2009:	$230,000,000

Frontier Dynamic Series App. - 13

THE FRONTIER FUND

STATEMENT OF ADDITIONAL INFORMATION

This statement of additional information (the “Statement of Additional Information”) is not a prospectus and should be read in conjunction with the prospectus dated February 1, 2010 (the “Prospectus”), of The Frontier Fund (the “Trust”). This Statement of Additional Information is incorporated by reference into the Prospectus. A copy of the Prospectus may be obtained free of charge by contacting Equinox Fund Management, LLC, the Trust’s managing owner (the “Managing Owner”). The Managing Owner’s main business office is located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264. The Managing Owner’s telephone number is (303) 837-0600, and its facsimile number is (303) 832-9354. Capitalized terms used in this Statement of Additional Information and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus or the appendices attached thereto.

The date of this Statement of Additional Information is February 1, 2010.

THE FRONTIER FUND

STATEMENT OF ADDITIONAL INFORMATION

THE NON-MAJOR COMMODITY TRADING ADVISORS	SAI – 1
THE NON-MAJOR REFERENCE PROGRAMS	SAI – 5
THE FUTURES MARKETS	SAI – 11
GLOSSARY OF TERMS	SAI – 14
BENEFITS TO INVESTING IN THE TRUST	SAI – 18
VALUE-ADDED MONTHLY INDICES	SAI – 19
SUMMARY PERFORMANCE COMPARISONS	SAI – 25
CORRELATION	SAI – 44
MANAGED FUTURES INDUSTRY INFORMATION	SAI – 47
DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION	SAI – 62

THE NON-MAJOR COMMODITY TRADING ADVISORS

Frontier Diversified Series Non-Major Commodity Trading Advisors

Each of Battalion Capital Management, LLC, or Battalion, a New Jersey limited liability company, Beach Horizon LLP, or Beach Horizon, a United Kingdom limited liability partnership, Campbell & Company, Inc., or Campbell, a Maryland corporation, Dighton Capital CTA Limited, or Dighton, a Cayman Islands company, Doherty Advisors, LLC, or Doherty, a Delaware limited liability company, Emil Van Essen LLC, or Van Essen, an Illinois limited liability company, Mesirow Financial Commodities Management, LLC, or Mesirow, an Illinois limited liability company, and Revolution Capital Management, LLC, or Revolution, a Colorado limited liability company, is considered a non-major commodity trading advisor to the Frontier Diversified Series because each will manage less than 10% of the assets allocable to the Frontier Diversified Series Units through a Trading Company.

In preparing the description of the Frontier Diversified Series’ non-major commodity trading advisors and their respective trading programs in this Statement of Additional Information, the Managing Owner has relied upon information provided to it by each non-major commodity trading advisor and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

Battalion Capital Management, LLC

Battalion is a New Jersey limited liability company formed in June 2007. In May 2009, Battalion registered as a CTA under the CE Act and became a member of the NFA. Battalion’s main business office is located at 101 Morgan Lane, Suite 190, Plainsboro, NJ 08536.

Lawrence Roche and Colleen Flanagan are the principals of Battalion.

Battalion will conduct its trading for its allocations from the Frontier Diversified Series and the Frontier Long/Short Commodity Series through a Trading Company pursuant to Battalion’s Energy Relative Value Program. The annual rates of return with respect to the Battalion’s Energy Relative Value Program since inception are: 5.6% in 2009 (eleven months), 14.9% in 2008 and 13.5% in 2007 (three months). The Worst Monthly Percentage Draw-Down of the Energy Relative Value Program is -1.4% in September 2009. The Worst Peak-to-Valley Draw-Down of the Energy Relative Value Program is -1.4% from August 2009 to September 2009. The amount of leverage employed by Battalion is approximately 20% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Beach Horizon LLP

For information regarding Beach Horizon, including Beach Horizon’s trading program and past performance, please see the Frontier Long/Short Commodity Series Appendix which accompanies the Prospectus.

Campbell & Company, Inc.

Campbell is a Maryland corporation incorporated in April 1978. In July 1982, Campbell registered as a CTA under the CE Act and became a member of the NFA. In September 1982, Campbell registered as a CPO under the CE Act. Campbell’s main business office is located at 2850 Quarry Lake Drive, Baltimore, MD 21209.

Will Andrews, Theresa Becks, Keith Campbell, Bruce Cleland, Gregory Donovan, Michael Harris, Michael Hebrank, Kevin Heerdt, Thomas Lloyd, and Tracy Wills-Zapata are the principals of Campbell.

Campbell will conduct its trading for its allocations from the Frontier Diversified Series through a Trading Company pursuant to Campbell’s FME Large Program. The annual rates of return with respect to the FME Large Program for the past five years and year-to-date are: -3.68% in 2009 (eleven months), -0.28% in 2008, -13.35% in 2007, 5.48% in 2006, 11.01% in 2005 and 6.93% in 2004. The Worst Monthly Percentage Draw-Down of the FME Large Program is -10.81% in July 2007. The Worst Peak-to-Valley Draw-Down of the FME Large Program is -25.48% from June 2007 to August 2009. The amount of leverage employed by Campbell is 10.7% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-1

Dighton Capital CTA Limited

Dighton is a company incorporated under the laws of the Cayman Islands in June 2008. On October 3, 2008, Dighton registered as a CTA under the CE Act. Dighton became a member of the NFA on October 6, 2008. Dighton’s main business office is located at Rock Hole Road, Yellow Bird Studios #14, George Town, Grand Cayman KY1-1104, Cayman Islands.

The principals of Dighton are Alexander Moiseyev, Jakob Schneider and Guerman Teitelbaoum.

Dighton will conduct its trading for its allocation from the Frontier Diversified Series through a Trading Company pursuant to Dighton’s Aggressive Program. The annual rates of return with respect to the Aggressive Program for the past five years and year-to-date are: -24.64% in 2009 (eleven months), 24.54% in 2008, 32.89% in 2007, 42.55% in 2006, 43.79% in 2005 and 95.44% in 2004. The Worst Monthly Percentage Draw-Down of the Aggressive Program is -33.56% in April 2007. The Worst Peak-to-Valley Draw-Down of the Aggressive Program is -37.52% from November 2008 to March 2009. The amount of leverage employed by Dighton is approximately 20% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Doherty Advisors, LLC

Doherty is a Delaware limited liability company formed in May 2003. In July 2004, Doherty registered as a CTA and CPO under the CE Act and became a member of the NFA. Doherty’s main business office is located at 400 Madison Avenue, Suite 6A, New York, NY 10017.

Robert William Doherty is the sole principal of Doherty.

Doherty will conduct its trading for its allocations from the Frontier Diversified Series through a Trading Company pursuant to Doherty’s Discretionary Relative Value Program. The annual rates of return with respect to the KBD Capital Partners, Class A LP fund (trading pursuant to Doherty’s Discretionary Relative Value Program) for the past five years and year-to-date are: 6.09% in 2009 (eleven months), -3.34% in 2008, 8.87% in 2007, 5.84% in 2006, 7.51% in 2005 and 19.55% in 2004. The Worst Monthly Percentage Draw-Down of the KBD Capital Partners, Class A LP program is -8.34% in October 2008. The Worst Peak-to-Valley Draw-Down of the KBD Capital Partners, Class A LP program is -11.48% from August 2008 to October 2008. The amount of leverage employed by Doherty is 12% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Emil Van Essen LLC

Van Essen, an Illinois limited liability company, registered as a CTA under the CE Act on October 15, 2008, and is a member of NFA. Van Essen’s main business office is located at 20 W. Kinzie, Suite 1210, Chicago, IL 60654.

Emil Van Essen is the sole principal of Van Essen, and is responsible for all of Van Essen’s trading decisions. Emil Van Essen was registered as a sole proprietor CTA under the CE Act from October 17, 1997 until November 21, 2008.

Van Essen will conduct its trading for its allocations from the Frontier Diversified Series and the Frontier Long/Short Commodity Series through a Trading Company pursuant to its Spread Trading Program. Van Essen’s Spread Trading Program began trading on December 29, 2006. The annual rates of return with respect to the Spread Trading Program since inception are 28.88% in 2009 (eleven months), 86.58% in 2008, and 32.31% in 2007. The Worst Monthly Percentage Draw-Down of the Spread Trading Program is -25.00% in September 2007. The Worst Peak-to-Valley Draw-Down of the Spread Trading Program is -35.90% from May 2007 to October 2007. The amount of leverage employed by Van Essen is 10% (approximate average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Mesirow Financial Commodities Management, LLC

For information regarding Mesirow, including Mesirow’s trading program and past performance, please see the Frontier Long/Short Commodity Series Appendix which accompanies the Prospectus.

Revolution Capital Management, LLC

Revolution is a Colorado limited liability company formed in March 2004. In December 2004, Revolution registered as a CTA and CPO under the CE Act and became a member of the NFA. Revolution’s main business office is located at 520 Zang Street, Suite 209, Broomfield, CO 80021.

SAI-2

Mark Chapin, Michael Mundt and Theodore Olson are the principals of Revolution.

Revolution will conduct its trading for its allocations from the Frontier Diversified Series through a Trading Company pursuant to Revolution’s Mosaic Program. The annual rates of return with respect to the Mosaic Program since inception are: -13.27% in 2009 (eleven months), 92.95% in 2008, 80.47% in 2007, and -7.86% in 2006 (3 months). The Worst Monthly Percentage Draw-Down of the Mosaic Program is -15.86% in July 2009. The Worst Peak-to-Valley Draw-Down of the Mosaic Program is -22.46% from May 2009 to July 2009. The amount of leverage employed by Revolution is 15% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series Non-Major Commodity Trading Advisors

Each of AIS Futures Management LLC, or AIS, a Delaware limited liability company, Battalion Capital Management, LLC, or Battalion, a New Jersey limited liability company, Emil Van Essen LLC, or Van Essen, an Illinois limited liability company, Landmark Trading Company, or Landmark, a Colorado corporation, Mississippi River Investments, Inc., or Mississippi River, a Tennessee corporation, and Quality Capital Management Ltd., or Quality Capital, a company incorporated under the laws of England and Wales, is considered a non-major commodity trading advisor to the Frontier Long/Short Commodity Series because each will manage less than 10% of the assets allocable to the Frontier Long/Short Commodity Series Units through a Trading Company.

In preparing the description of the Frontier Long/Short Commodity Series’ non-major commodity trading advisors and their respective trading programs in this Statement of Additional Information, the Managing Owner has relied upon information provided to it by each non-major commodity trading advisor and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

AIS Futures Management LLC

AIS is a Delaware limited liability company formed in September 1987. In May 1990, AIS registered as a CPO under the CE Act and became a member of the NFA. In August 1992, AIS registered as a CTA under the CE Act. AIS’s main business office is located at 187 Danbury Rd., Suite 201, Wilton, CT 06897.

John Hummel, Bradley Stern and Robert Ward are the principals of AIS.

AIS will conduct its trading for its allocations from the Frontier Long/Short Commodity Series through a Trading Company pursuant to AIS’s MAAP 2X-4X Program. The annual rates of return with respect to the MAAP 2X-4X Program for the past five years and year-to-date are: 67.69% in 2009 (eleven months), -52.39% in 2008, 54.03% in 2007, 1.31% in 2006, 28.49% in 2005 and 23.92% in 2004. The Worst Monthly Percentage Draw-Down of the MAAP 2X-4X Program is -33.82% in September 2008. The Worst Peak-to-Valley Draw-Down of the MAAP 2X-4X Program is -74.76% from June 2008 to February 2009. The amount of leverage employed by AIS is 20% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Battalion Capital Management, LLC

For information regarding Battalion, please see “Frontier Diversified Series Non-Major Commodity Trading Advisors,” above.

Emil Van Essen LLC

For information regarding Van Essen, please see “Frontier Diversified Series Non-Major Commodity Trading Advisors,” above.

Landmark Trading Company

Landmark, a Colorado corporation, became active in the managed futures industry in 1998. Landmark has been registered under the CE Act as an introducing broker since October 1998 and as a CTA since September 2005. Landmark has been a member of the NFA since September 1998. Landmark’ main business office is located at 12698 E. Vassar Drive, Aurora, CO 80014.

Art Van Dyck is the sole principal, President and sole officer of Landmark.

SAI-3

Landmark will conduct the trading for its allocations from the Frontier Long/Short Commodity Series through a Trading Company pursuant to Landmark’s Landmark Trading Program. The annual rates of return with respect to the Landmark Program for the past five years and year-to-date are 30.14% in 2009 (eleven months) 32.75% in 2008, 29.99% in 2007, 18.59% in 2006, -1.38% in 2005 and 208.16% in 2004. The Worst Monthly Percentage Draw-Down of the Landmark Program is 18.50% in August 2004. The Worst Peak-to-Valley Draw-Down of the Landmark Program is -30.08% from February 2005 through July 2005. The amount of leverage employed by Landmark ranges from 15% to 30% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Mississippi River Investments, Inc.

Mississippi River is a Tennessee corporation formed in 1978. In July 1985, Mississippi River registered as a CTA under the CE Act and became a member of the NFA. In June 2001, Mississippi River registered as a CPO under the CE Act. Mississippi River’s main business office is located at 65 Union Ave., Suite 1100, Memphis, TN 38103.

John Bondurant and Carlisle Page are the principals of Mississippi River.

Mississippi River will conduct its trading for its allocations from the Frontier Long/Short Commodity Series through a Trading Company pursuant to Mississippi River’s Bondurant Program. The annual rates of return with respect to the Bondurant Program for the past five years and year-to-date are: -4.32% in 2009 (eleven months), 15.94% in 2008, 3.96% in 2007, 2.56% in 2006, 5.25% in 2005 and 35.06% in 2004. The Worst Monthly Percentage Draw-Down of the Bondurant Program is -4.40% in May 2005. The Worst Peak-to-Valley Draw-Down of the Bondurant Program is -10.00% from December 2004 to August 2006. The amount of leverage employed by Mississippi River is approximately 5% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quality Capital Management Ltd.

Quality Capital is a company incorporated under the laws of England and Wales whose main business office is located at QCM House, Horizon Business Village, 1 Brooklands Road, Weybridge, Surrey KT13 0TJ, United Kingdom. Quality Capital has been registered under the CE Act as a CTA and a member of the NFA in such capacity since April 1996.

Aref Karim is the sole principal of Quality Capital and is responsible for all of Quality Capital’s trading decisions.

Quality Capital will conduct the trading for its allocations from the Frontier Long/Short Commodity Series through a Trading Company pursuant to its Enhanced Commodity Beta Program. The annual rates of return with respect to the Enhanced Commodity Beta Program since inception are 4.16% in 2009 (eleven months), -20.84 in 2008, 31.56% in 2007, 49.90% in 2006 and 33.30% in 2005 (nine months). The Worst Monthly Percentage Draw-Down of the Enhanced Commodity Beta Program is -24.07% in July 2008. The Worst Peak-to-Valley Draw-Down of the Enhanced Commodity Beta Program is -53.30% from June 2008 to November 2009. The amount of leverage employed by Quality Capital ranges from 3% to 8% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-4

THE NON-MAJOR REFERENCE PROGRAMS

Frontier Diversified Series Non-Major Reference Programs

The Frontier Diversified Series may commit a portion of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner. Less than 10% of such assets will be committed as initial margin, or its equivalent, for each of a Swap that references a fund managed pursuant to the Dynamic Trading program managed by Amplitude Capital LLP, or Amplitude, a limited liability partnership organized under the laws of England and Wales, a Swap that references a fund managed pursuant to the Discus Managed Futures Program managed by Capital Fund Management, S.A., or CFM, a French corporation, and a Swap that references a fund managed pursuant to the TG Capital Program managed by TG Capital Management LLC, or TGC. Such Swaps will be entered into by the Trading Company established primarily for the Frontier Diversified Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by it, and therefore Amplitude, CFM and TGC will not be Trading Advisors to the Frontier Diversified Series. In addition, Swap counterparties to the Trading Company of the Frontier Diversified Series are not Trading Advisors to the Frontier Diversified Series.

Amplitude, CFM, TGC and the Swap counterparties are not required to be registered under the CE Act as CTAs or to be members of the NFA solely as a result of managing programs referenced by, or being the counterparties to, the Swaps.

In preparing the descriptions of Amplitude, CFM and TGC in this Statement of Additional Information, the Managing Owner has relied upon information provided to it and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services. The information relating to Amplitude, CFM and TGC may not be identical to the information provided by the registered CTAs acting as Trading Advisors to the Frontier Diversified Series. Furthermore, the CFTC has not verified or approved the information relating to Amplitude, CFM or TGC.

Amplitude Capital LLP

Amplitude’s main business office is located at Tower 2, Turmstrasse 28 6300, Zug, Switzerland. Amplitude is not registered under the CE Act in any capacity.

Each of the Frontier Diversified Series and the Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Amplitude’s Dynamic Trading Program through a Swap that references such program. The annual rates of return with respect to the Dynamic Trading Program since inception are: -6.33% in 2009 (eleven months), 14.32% in 2008, 46.79% in 2007, 6.43% in 2006 and 11.87% in 2005 (seven months). The Worst Monthly Percentage Draw-Down of the Dynamic Trading Program is -11.60% in December 2008. The Worst Peak-to-Valley Draw-Down of the Dynamic Trading Program is -18.42% from September 2008 to November 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capital Fund Management, S.A.

CFM’s main business office is located at 6, blvd Haussmann, 75009 Paris, France. CFM became registered as a CTA under the CE Act and a member of NFA on May 5, 1992.

Each of the Frontier Diversified Series and the Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to CFM’s Discus Managed Futures Program through a Swap that references such program. The annual rates of return with respect to the Discus Managed Futures Program for the past five years and year-to-date are: 9.21% in 2009 (eleven months), 8.95% in 2008, 21.92% in 2007, 10.10% in 2006, 32.52% in 2005 and 0.05% in 2004. The Worst Monthly Percentage Draw-Down of the Discus Managed Futures Program is -7.28% in April 2009. The Worst Peak-to-Valley Draw-Down of the Discus Managed Futures Program is -15.02% from June 2003 to July 2004. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

TG Capital Management LLC

TGC’s main business office is located at 1230 Avenue of the Americas, New York, NY 10020.

SAI-5

Each of the Frontier Diversified Series and the Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to TGC’s TG Capital Program through a Swap that references such program. The annual rates of return with respect to the TG Capital Program for the past five years and year-to-date are: -10.11% in 2009 (eleven months), 9.43% in 2008, 7.29% in 2007, 7.16% in 2006, 12.51% in 2005 and 12.67% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -4.69% in November 2009. The Worst Peak-to-Valley Draw-Down of the Program is -12.05% from June 2009 to November 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Dynamic Series Non-Major Reference Programs

The Frontier Dynamic Series may commit a portion of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner. Less than 10% of such assets will be committed as initial margin, or its equivalent, to obtain exposure to reference funds managed by Altis Partners (Jersey) Ltd, or Altis, Amplitude Capital LLP, or Amplitude, Armajaro Asset Management LLP, or Armajaro, Aspect Capital Limited, or Aspect, Augustus Asset Managers Limited, or Augustus, Bridgewater Associates, Inc., or Bridgewater, Campbell & Company, Inc., or Campbell, Capital Fund Management, S.A., or CFM, Chesapeake Capital Corporation, or Chesapeake, Eagle Trading Systems Inc., or Eagle, Fall River Capital, LLC, or Fall River, Global Advisors (Jersey) Limited, or Global Advisors, IKOS CIF Limited, or IKOS, Mount Lucas Management Corporation, or MLM, NuWave Investment Corp., or NuWave, PJM Capital, or PJM, Quest Partners, LLC, or Quest, Ramsey Quantitative Systems Inc., or RQSI, Rotella Capital Management, Inc., or Rotella, TG Capital Management, LLC, or TGC, Trigon Investment Advisors, LLC, or Trigon, TT International Investment Management, or TTI, and Tudor Investment Corporation, or Tudor, through a Swap that references such programs. Such Swap will be entered into by the Trading Company established primarily for the Frontier Dynamic Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by it, and therefore Altis, Amplitude, Armajaro, Aspect, Augustus, Bridgewater, Campbell, CFM, Chesapeake, Eagle, Fall River, Global Advisors, IKOS, MLM, NuWave, PJM, Quest, RQSI, Rotella, TGC, Trigon, TTI and Tudor will not be Trading Advisors to the Frontier Dynamic Series. In addition, Swap counterparties to the Trading Company of the Frontier Dynamic Series are not Trading Advisors to the Frontier Dynamic Series.

Altis, Amplitude, Armajaro, Aspect, Augustus, Bridgewater, Campbell, CFM, Chesapeake, Eagle, Fall River, Global Advisors, IKOS, MLM, NuWave, PJM, Quest, RQSI, Rotella, TGC, Trigon, TTI, Tudor and the Swap counterparties are not required to be registered under the CE Act as CTAs or to be members of the NFA solely as a result of managing programs referenced by, or being the counterparties to, by the Swap.

In preparing the descriptions of Altis, Amplitude, Armajaro, Aspect, Augustus, Bridgewater, Campbell, CFM, Chesapeake, Eagle, Fall River, Global Advisors, IKOS, MLM, NuWave, PJM, Quest, RQSI, Rotella, TGC, Trigon, TTI and Tudor in this Statement of Additional Information, the Managing Owner has relied upon information provided to it and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services. The information relating to Altis, Amplitude, Armajaro, Aspect, Augustus, Bridgewater, Campbell, CFM, Chesapeake, Eagle, Fall River, Global Advisors, IKOS, MLM, NuWave, PJM, Quest, RQSI, TGC, Trigon, TTI and Tudor may not be identical to the information provided by the registered CTAs acting as Trading Advisors to the Frontier Dynamic Series. Furthermore, the CFTC has not verified or approved the information relating to Altis, Amplitude, Armajaro, Aspect, Augustus, Bridgewater, Campbell, CFM, Chesapeake, Eagle, Fall River, Global Advisors, IKOS, MLM, NuWave, PJM, Quest, RQSI, Rotella, TGC, Trigon, TTI or Tudor.

Altis Partners (Jersey) Ltd.

Altis’ main business office is located at 2 Hill Street, St. Helier, Channel Islands, Jersey JE2 4UA, United Kingdom. Altis became registered as a CTA and CPO under the CE Act and a member of the NFA on September 21, 2005.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Altis’ Global Futures Portfolio Program through a Swap that references such program. The annual rates of return with respect to the Global Futures Program for the past five years and year-to-date are: -5.72% in 2009 (eleven months), 51.93% in 2008, 19.85% in 2007, 28.90% in 2006, 28.02% in 2005 and -1.38% in 2004. The Worst Monthly Percentage Draw-Down of the Global Futures Portfolio Program is -17.45% in July 2008. The Worst Peak-to-Valley Draw-Down of the Global Futures Portfolio Program is -24.68% from February 2004 to April 2005. The amount of leverage employed by Altis is 25% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-6

Amplitude Capital LLP

For information regarding Amplitude, please see “Frontier Diversified Series Non-Major Reference Programs,” above.

Armajaro Asset Management, LLP.

Armajaro’s main business office is located at 16 Charles Street, London W1J 5DS, United Kingdom.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Armajaro’s Commodity Program through a Swap that references such program. The annual rates of return with respect to the Commodity Program for the past five years and year-to-date are: 22.10% in 2009 (eleven months), 5.59% in 2008, 21.49% in 2007, 18.70% in 2006, 6.62% in 2005 and 12.98% in 2004 (8 months). The Worst Monthly Percentage Draw-Down of the Program is -6.91% in July 2008. The Worst Peak-to-Valley Draw-Down of the Program is -15.58% from February 2008 to December 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Aspect Capital, Ltd.

Aspect’s main business office is located at 8th Floor, Nations House, 103 Wigmore Street, London W1U 1QS, United Kingdom.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Aspect’s Diversified Program through a Swap that references such program. The annual rates of return with respect to the Diversified Program for the past five years and year-to-date are: -7.09% in 2009 (eleven months), 25.42% in 2008, 8.18% in 2007, 12.85% in 2006, 12.01% in 2005 and -7.72% in 2004. The Worst Monthly Percentage Draw-Down of the Diversified Program is -9.33% in July 2008. The Worst Peak-to-Valley Draw-Down of the Diversified Program is -21.53% from February 2004 to January 2005. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Augustus Asset Managers Limited

Augustus’ main business office is located at 12 St James Place, London EC3A 7NR, United Kingdom.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Augustus’s JB Global Rates Program through a Swap that references such program. The annual rates of return with respect to the JB Global Rates Program for the past five years and year-to-date are: 17.01% in 2009 (eleven months), 0.14% in 2008, 9.58% in 2007, -3.77% in 2006, 14.22% in 2005 and 2.98% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -6.16% in August 2006. The Worst Peak-to-Valley Draw-Down of the Program is -8.77% from April 2006 to April 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Bridgewater Associates Inc.

Bridgewater’s main business office is located at One Glendinning Place, Westport, CT 06880.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Bridgewater’s Pure Alpha Program through a Swap that references such program. The annual rates of return with respect to the Pure Alpha Program for the past five years and year-to-date are: 5.63% in 2009 (eleven months), 8.72% in 2008, 9.65% in 2007, 3.42% in 2006, 3.46% in 2005 and 13.76% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -7.09% in April 2008. The Worst Peak-to-Valley Draw-Down of the Program is -13.13% from June 2008 to September 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Campbell & Company, Inc.

For information regarding Campbell, please see “Frontier Diversified Series Non-Major Commodity Trading Advisors,” above.

Capital Fund Management, S.A.

For information regarding CFM, please see “Frontier Diversified Series Non-Major Reference Programs,” above.

SAI-7

Chesapeake Capital Corporation

Chesapeake’s main business office is located at Richmond Federal Reserve Building, 14th Floor, 701 East Byrd Street, Richmond, VA 23219.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Chesapeake’s Diversified Program through a Swap that references such program. The annual rates of return with respect to the Diversified Program for the past five years and year-to-date are: -2.36% in 2009 (eleven months), 15.43% in 2008, 2.33% in 2007, 10.85% in 2006, -0.70% in 2005 and 4.84% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -16.42% in August 2007. The Worst Peak-to-Valley Draw-Down of the Program is -23.36% from June 2007 to August 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT.

Eagle Trading Systems Inc.

Eagle’s main business office is located at 47 Hulfish Street, Suite 410, Princeton, NJ 08542.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Eagle’s Eagle Yield Program through a Swap that references such program. The annual rates of return with respect to the Eagle Yield Program for the past five years and year-to-date are: -3.91% in 2009 (eleven months), 9.72% in 2008, 2.63% in 2007, 5.82% in 2006, 7.25% in 2005 and -0.67% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -4.67% in June 2009. The Worst Peak-to-Valley Draw-Down of the Program is -10.62% from May 2003 to September 2004. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fall River Capital, LLC

Fall River’s main business office is located at 11740 N. Port Washington Road, Mequon, WI 53092.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Fall River’s Global Strategies HL Program through a Swap that references such program. The annual rates of return with respect to the Global Strategies HL Program for the past five years and year-to-date are: -11.75% in 2009 (eleven months), 27.41% in 2008, 29.15% in 2007, 18.22% in 2006, -11.08% in 2005 and 5.08% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -10.23% in January 2005. The Worst Peak-to-Valley Draw-Down of the Program is -33.42% from February 2004 to May 2005. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Advisors (Jersey) Limited

For information regarding Global Advisors, including Global Advisors’ trading program and past performance, please see the Frontier Long/Short Commodity Series Appendix which accompanies the Prospectus.

IKOS CIF, Ltd.

IKOS’ main business office is located at 1 Iacovou Tombazi Street, 201 Vashiotis Business Centre, Limassol, Cyprus 3107.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to IKOS’s Financial (USD) Program through a Swap that references such program. The annual rates of return with respect to the Financial (USD) Program for the past five years and year-to-date are: 6.40% in 2009 (eleven months), 1.70% in 2008, 2.16% in 2007, 6.30% in 2006, 19.31% in 2005 and -1.57% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -5.67% in July 2007. The Worst Peak-to-Valley Draw-Down of the Program is -16.02% from June 2007 to August 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Mount Lucas Management Corporation

MLM’s main business office is located at 405 South State Street, Newtown, PA 18940.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to MLM’s Macro Program through a Swap that references such program. The annual rates of return with respect to the Macro Program for the past five years and year-to-date are: -5.16% in 2009 (eleven months), 25.06% in 2008, 22.30% in 2007, 5.92% in 2006, 11.58% in 2005 and 7.63% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -9.68% in March 2008. The Worst Peak-to-Valley Draw-Down of the

SAI-8

Program is -21.65% from March 2004 to August 2004. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Nuwave Investment Corp.

Nuwave’s main business office is located at 1099 Mt. Kemble Avenue, Morristown, NJ 07960.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Nuwave’s Combined Futures Program through a Swap that references such program. The annual rates of return with respect to the Combined Futures Program for the past five years and year-to-date are: -7.39% in 2009 (eleven months), 51.34% in 2008, 0.69% in 2007, 12.65% in 2006, 16.92% in 2005 and 25.23% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -11.38% in August 2007. The Worst Peak-to-Valley Draw-Down of the Program is -13.50% from June 2007 to August 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PJM Capital

PJM’s main business office is located at 46175 West Lake Drive, Suite 100, Potomac Falls, VA 20165.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to a trading program of PJM Capital through a Swap that references such program. The annual rates of return with respect to PJM Capital’s program for the past five years and year-to-date are: -5.16% in 2009 (eleven months) and 15.63% in 2008 (five months). The Worst Monthly Percentage Draw-Down of PJM Capital’s program is -1.75% in October 2009. The Worst Peak-to-Valley Draw-Down of PJM Capital’s program is -5.16% from December 2008 to November 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quest Partners, LLC.

Quest Partners’ main business office is located at 126 East 56th Street, 19th Floor, New York, NY 10022.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Quest Partners’ Alphaquest Short Term Program through a Swap that references such program. The annual rates of return with respect to the Alphaquest Short Term Program for the past five years and year-to-date are: -2.70% in 2009 (eleven months), 21.55% in 2008, 26.99% in 2007, 27.54% in 2006, 8.77% in 2005 and -13.22% in 2004. The Worst Monthly Percentage Draw-Down of the Alphaquest Short Term Program is -10.00% in May 2007. The Worst Peak-to-Valley Draw-Down of the Alphaquest Short Term Program is -22.62% from September 2003 to January 2005. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Ramsey Quantitative Systems, Inc.

RQSI’s main business office is located at 1515 Ormsby Station Court, Louisville, KY 40223.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to RQSI’s Managed Futures Program through a Swap that references such program. The annual rates of return with respect to the RQSI Managed Futures Program for the past five years and year-to-date are: 12.40% in 2009 (eleven months), -2.26% in 2008, 13.06% in 2007, 4.11% in 2006, 0.21% in 2005 and 14.26% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -10.02% in August 2008. The Worst Peak-to-Valley Draw-Down of the Program is -24.70% from March 2008 to September 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rotella Capital Management, Inc.

Rotella’s main business office is located at 800 Bellevue Way NE, Suite 200, Bellevue, WA 98004.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Rotella’s Polaris Program through a Swap that references such program. The annual rates of return with respect to the Polaris Program for the past five years and year-to-date are: -3.69% in 2009 (eleven months), 16.56% in 2008, 4.80% in 2007, 10.25% in 2006, 8.82% in 2005 and -4.10% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -10.67% in September 2008. The Worst Peak-to-Valley Draw-Down of the Program is -14.13% from June 2008 to September 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-9

TG Capital Management LLC.

For information regarding TGC, please see “Frontier Diversified Series Non-Major Reference Programs,” above.

Trigon Investment Advisors, LLC.

Trigon’s main business office is located at 88 Pine Street, 21st Floor, New York, NY 10005.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Trigon’s Macro Program through a Swap that references such program. The annual rates of return with respect to the Macro Program for the past five years and year-to-date are: 1.08% in 2009 (eleven months), 14.68% in 2008, -2.41% in 2007, 6.57% in 2006, -0.91% in 2005 and -2.69% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -3.63% in August 2004. The Worst Peak-to-Valley Draw-Down of the Program is -8.07% from June 2004 to June 2005. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

TT International Investment Management

TTI’s main business office is located at Moor House, 120 London Wall, London EC2Y 5ET, United Kingdom.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to TTI’s TT Europe Program through a Swap that references such program. The annual rates of return with respect to the TT Europe Program for the past five years and year-to-date are: 7.20% in 2009 (eleven months), -6.54% in 2008, 2.72% in 2007, 7.05% in 2006, 15.94% in 2005 and 5.59% in 2004. The Worst Monthly Percentage Draw-Down of the Program is -7.69% in September 2008. The Worst Peak-to-Valley Draw-Down of the Program is -15.09% from May 2007 to October 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Tudor Investment Corporation

Tudor’s main business office is located at 1275 King Street, Greenwich, CT 06831.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Tudor’s Momentum Program through a Swap that references such program. The annual rates of return with respect to the Momentum Program for the past five years and year-to-date are: 11.28% in 2009 (eleven months) and 0.73% in 2008 (one month). The Worst Monthly Percentage Draw-Down of the Program is -4.54% in October 2009. The Worst Peak-to-Valley Draw-Down of the Program is -4.54% from September 2009 to October 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-10

THE FUTURES MARKETS

Futures and Forward Contracts

Futures contracts in the United States can be traded only on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement.

Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads.

Futures and forward trading is a “zero-sum” risk transfer economic activity. For every gain, there is an equal and offsetting loss.

Options on Futures Contracts

An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the “striking,” “strike” or “exercise” price) in a futures contract. A “call” option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a “put” option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

A call option on a futures contract is said to be “in-the-money” if the strike price is below current market levels and “out-of-the-money” if that price is above market. Similarly, a put option on a futures contract is said to be “in-the-money” if the strike price is above current market levels and “out-of-the-money” if the strike price is below current market levels.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.” Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the commodity exchanges in the United States has an associated “clearinghouse.” Once trades made between members of an exchange have been cleared, each Clearing Broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that each Trading Advisor may hold or control in futures contracts on certain commodities.

Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the “daily limit” has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day, “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

We expect each Series to trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their Unites States counterparts.

SAI-11

No United States agency regulates futures trading on exchanges outside of the United States, which generally involve forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any Series engages in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, the Clearing Brokers may be subject to daily margin calls in foreign markets.

Trading Methods

Managed futures strategies are generally classified as either (i) technical or fundamental or (ii) systematic or discretionary.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions of the basis of their own judgment.

Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Trend Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have big losses.

Risk Control Techniques

Trading managers often adopt risk management principles. Such principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

The Programs used by each Series’ Trading Advisors are technical, systematic and trend-following. See the Appendix for each Series attached to this Prospectus.

Managed Futures

A review of the above alerts an investor to the fact that futures trading requires knowledge and expertise. It is for this reason that Managed Futures have increased significantly over time.

SAI-12

Regulation of Markets

Commodity Exchange Act

The United States Congress enacted the CE Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the United States.

Commodity Futures Trading Commission

The CFTC is an independent governmental agency that administers the CE Act and is authorized to promulgate rules thereunder. A function of the CFTC is to implement the objectives of the CE Act in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (a) the designation of contract markets; (b) the monitoring of United States commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, CTAs, CPOs and their principal employees engaged in non-clerical commodities activities (“associated persons”); and (e) the segregation of customers’ funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the CE Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a Limited Owner) against all individuals and firms registered or subject to registration under the CE Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings, (v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The CE Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

The CFTC has adopted extensive regulations affecting CPOs (such as the Managing Owner) and CTAs (such as the Trading Advisors) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the Managing Owner also will furnish the CFTC with the names and addresses of the Limited Owners, along with copies of all transactions with, and reports and other communications to, the Limited Owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting CPOs. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

United States Commodity Exchanges

United States commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

National Futures Association

Substantially all CPOs, CTAs, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA. The NFA’s principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, CPOs and CTAs; (ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, CPOs, CTAs, introducing brokers and their respective associated persons, and floor brokers.

The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.

SAI-13

GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding the terms used in this Prospectus:

Affiliate of the Managing Owner.    (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

Benefit Plan Investor.    A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity.

Business Day.    A day other than Saturday, Sunday or other day when banks and/or commodities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law or executive order to close.

Clearing Broker.    Any person who engages in the business of effecting transactions in commodities contracts or over-the-counter foreign exchange currency transactions for the account of a Trading Company.

Code.    The Internal Revenue Code of 1986, as amended.

Commodity.    Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

Commodity Futures Trading Commission.    An independent regulatory commission of the United States Government empowered to regulate commodity futures transactions and other commodity transactions under the CE Act, as amended.

Continuous Offering Period.    The period following the conclusion of the Initial Offering Period for each Series and ending on the date when the number of Units permitted to be sold pursuant to Section 3.2(f) of the Trust Agreement are sold, but in no event later than December 31, 2053.

Contract Month.    The month in which a futures contract may be satisfied by making or accepting delivery of the underlying commodity.

Contract round-turn.    The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

Correlation Coefficient (r).    The correlation coefficient is determined as follows:

Where S XY = Sample Covariance

Where S X = Standard deviation of independent variable

Where S Y = Standard deviation of dependent variable

N
SXY	=	(S (R I - M R ) (RD I - M RD) ) ¸ (N - 1 ) )
I=1
N
SX	=	( S ( R I - M R)[2] ¸ (N - 1) )1/2
I = 1
N
SY	=	( S ( RD I - M RD)[2] ¸ (N - 1) )1/2
I = 1

Correlation Coefficient = S XY ¸ (S X ´ S Y )

Where R I = The return of the independent variable for period I

Where RD I = The return of the dependent variable for period I

SAI-14

Where M R = The mean return of the independent variable

Where M RD = The mean return of the dependent variable

Where N = Number of Periods

Counter-trend liquidations. Closing out a position after significant price move on the assumption that the market is due for a correction.

Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the United States these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the United States.

Delivery. The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

DOL. The United States Department of Labor.

Extraordinary Expenses. Pursuant to Section 4.7(a) of the Trust Agreement, Extraordinary Expenses of the Trust and each Series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan. A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code.

Forward contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

Futures contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a “cash commodity.” It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

Incentive Measurement Date. The close of business on the last day of each calendar month or quarter.

Incentive Measurement Period. The most recent preceding calendar month or quarter for which an incentive fee was earned (or, with respect to the first incentive fee, as of the commencement of operations)

Limited Owner. A Limited Owner is any person or entity acting in his, her or its capacity as a Unitholder in one or more Series of the Trust, and may include the Managing Owner with respect to Units purchased by it.

Limit order. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

Long contract. A contract to accept delivery of (buy) a specified amount of a commodity at a future date at a specified price.

Market order. A trading order to execute a trade at the most favorable price as soon as possible.

Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

Managing Owner. Equinox Fund Management, LLC or any substitute therefor as provided in the Trust Agreement.

SAI-15

Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

Net Asset Value. See Section 1.1 of the Trust Agreement attached as Exhibit A to the Statement of Additional Information.

New High Net Trading Profits. See “Charges to Be Paid by the Trust—Incentive Fee “ in Part 1 of this Prospectus for the definition of New High Net Trading Profits.

Net Worth. See Section 4.3(i) of the Trust Agreement for the definition of “Net Worth.” Insofar as Net Worth relates to investor suitability, see the heading entitled “State Suitability Requirements” in the Subscription Agreement (Exhibit B to the Statement of Additional Information).

Open Position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Organization and offering expenses. Those expenses incurred in connection with the formation, qualification and initial registration of the Trust and the Units and in initially offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the Units. See Section 4.7(a) of the Trust Agreement attached as Exhibit A to the Statement of Additional Information for a more particular enumeration of such expenses, all of which have been or will be paid by the Managing Owner.

Parameters. A value which can be freely assigned in a trading system in order to vary the timing of signals.

Pattern recognition. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage clearing fees, NFA fees, and exchange fees.

Plan. A pension, profit-sharing, stock bonus, individual retirement account, Keogh plan, welfare benefit plan and other employee benefit plan, whether or not subject to ERISA or Section 4975 of the Code.

Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

Redemption Date. Means the day of the week after the date the Managing Owner is in receipt of a redemption request for a least one (1) Business Day to be received by the Managing Owner no later than 4:00 PM NYT in order for the redemption to be effective as of the next Business Day.

Secular trend. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

Series. Means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

Short contract. A contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

Special Redemption Date. The twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day.

Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

Spreads or straddles. A transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

SAI-16

Stop-loss order. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

Stop order. An order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

Support. A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

Resistance. A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

Systematic technical charting systems. A system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Trading Approach. See the Appendix for each Series of Units.

Trading Advisor. Any entity or entities acting in its capacity as a CTA to the Trust and any substitute(s) therefor as provided herein.

Trust Estate. See Section 1.1 of the Trust Agreement attached as Exhibit A to the Statement of Additional Information.

Trustee. Wilmington Trust Company or any substitute therefor as provided in the Trust Agreement.

Units. Means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units will not be represented by certificates.

Unrealized profit or loss. The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

Valuation Point. The close of business on each Business Day of each day, or such other day as may be determined by the Managing Owner.

SAI-17

BENEFITS TO INVESTING IN THE TRUST

Investment Diversification

The Trust provides investors with the opportunity to participate in the commodities markets and to diversify an overall portfolio. The Managing Owner believes that portfolio diversification through an investment in the Trust may be advantageous because the profit potential of the Trust does not depend upon favorable general economic conditions and that it may be as profitable during periods of declining stock, bond and real estate markets as at any other time.

Market Diversification

Each Series of the Trust will generally trade a diverse portfolio of commodities. Each Limited Owner should be able to participate in a greater number of commodities markets than would be possible if the Trust’s minimum investment were traded on an individual investor basis. This market diversification may reduce the risk of loss.

Access to Trading Advisors

Through an investment in the Trust, an investor is able to access some of the leading CTAs, which the investor otherwise might not be able to access. Because the minimum investment amount generally required by the Trust is $1,000, investors can access the Trading Advisors for far less than the minimum account size of such Trading Advisors, which typically would be $1,000,000 or more.

SAI-18

VALUE-ADDED MONTHLY INDICES

Each Value-Added Monthly Index included in this Statement of Additional Information, or VAMI, is an index that tracks the actual monthly performance of a $1,000 investment in each trading program to be traded for the Frontier Long/Short Commodity Series, with performance adjustments to reflect the fees and expenses to be incurred by the Frontier Long/Short Commodity Series. The calculation for the current month’s VAMI is the previous VAMI x (1 + Current Monthly Rate of Return). The VAMI charts the total return gained from reinvestment through compounding. Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-62 for descriptions of third-party indices referenced herein.

Value of $1,000 Investment in Frontier Long/Short Commodity Series-1a

and Major Commodity Trading Advisors Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) pro forma monthly performance from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 Units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a, and actual monthly performance of the Frontier Long/Short Commodity Series-1a from July 1, 2009 through November 30, 2009 and (ii) the pro forma quarterly performance of each Trading Advisor for the Frontier Long/Short Commodity Series that is currently designated as a “major commodity trading advisor,” taking into account the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a Units. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. No representation is made that the Frontier Long/Short Commodity Series-1a will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-19

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-1a from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 Units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a, and actual monthly performance of the Frontier Long/Short Commodity Series-1a from July 1, 2009 through November 30, 2009 and (ii) the performance of the CASAM CISDM CTA Asset Weighted Physicals Index and RJ-CRB Total Return Index minus 5.5% (annually), respectively, reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions and www.jefferies.com

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-20

Value of $1,000 Investment in Frontier Long/Short Commodity Series-2a

and Major Commodity Trading Advisors Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) pro forma monthly performance from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 Units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a, and actual monthly performance of the Frontier Long/Short Commodity Series-2a from July 1, 2009 through November 30, 2009 and (ii) the pro forma quarterly performance of each Trading Advisor for the Frontier Long/Short Commodity Series that is currently designated as a “major commodity trading advisor,” taking into account the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a Units. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. No representation is made that the Frontier Long/Short Commodity Series-2a will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-21

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-2a from March 6, 2006 through June 30, 2009, calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 Units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a, and actual monthly performance of the Frontier Long/Short Commodity Series-2a from July 1, 2009 through November 30, 2009 and (ii) the performance of the CASAM CISDM CTA Asset Weighted Physicals Index and RJ-CRB Total Return Index minus 2.5% (annually), respectively, reflecting typical wrap-fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions and www.jefferies.com

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-22

Frontier Dynamic Series

Historical Allocations Among Trading Advisors

June 2009 – November 2009

The chart displayed above illustrates the allocations of the Frontier Dynamic Series’ assets over the past 6 months to various trading programs, based on the proprietary model pursuant to which the Frontier Dynamic Series is managed as such model is currently configured.

SAI-23

Frontier Dynamic Series

Proprietary Trading Model

The chart above illustrates the proprietary model pursuant to which the Frontier Dynamic Series is managed.

SAI-24

SUMMARY PERFORMANCE COMPARISONS

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-62 for descriptions of third-party indices referenced herein.

Frontier Diversified Series-1 Summary Performance Comparison: June 2009 – November 2009

The comparative chart which follows sets forth (i) the rate of return for the Frontier Diversified Series-1 Units from June 2009 through November 2009, (ii) the pro forma annualized performance of each Trading Advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Frontier Diversified Series Assets will be committed as initial margin or its equivalent), in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-1 Units and (iii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2004 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Diversified Series-1 Program June 9, 2009 - November 30, 2009
	Program	Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Diversified Series-1	N/A	0.43%	-2.62%	4.34%

Frontier Diversified Series-1 Trading Advisors and Other Programs January 1, 2004 – November 30, 2009
	Program	Pro Forma Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Cantab Capital Partners LLP[3]	Aristarchus	17.98%	-14.68%	14.17%
Graham Capital Management, L.P.	K4 Program at 150% leverage	5.53%	-30.69%	16.64%
Quantitative Investment Management	Global Program	16.21%	-9.75%	11.52%
Quantmetrics Capital Management	QM Futures Program	12.19%	-1.70%	4.69%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	18.43%	-5.88%	9.24%
Winton Capital Management Ltd.	Diversified Program	10.48%	-12.33%	13.88%
Other Major Reference Programs
Other Reference Programs	Transtrend B.V.’s Diversified Trend Program - Enhanced Risk/USD [5]	11.28%	-10.33%	11.58%

SAI-25

Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[6]	N/A	15.05%	-3.28%	5.68%
Benchmark Comparisons January 1, 2004 – November 30, 2009
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	4.66%	-15.63%	10.46%
U.S. Stocks	N/A	1.79%	-50.95%	15.03%
U.S. Bonds	N/A	5.21%	-3.82%	3.66%
Hedge Funds	N/A	1.64%	-28.41%	7.47%

Additional information concerning this Series and the Trading Advisors for this Series is contained in the Frontier Diversified Series Appendix to the Prospectus

Managed Futures: Credit Suisse/Tremont Managed Futures Sector Invest Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2004 through November 2009, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The rate of return is calculated using the actual trading results for the Frontier Diversified Series-1 Units from June 9, 2009 (when the Frontier Diversified Series began trading) through November 30, 2009.

2.

The actual trading composite results of the Frontier Diversified Series major commodity trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Diversified Series-1 Units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix. The pro forma annualized rate of return of the Frontier Diversified Series-2 Units will be commensurately higher than that of the Frontier Diversified Series-1 Units to the extent that the Frontier Diversified Series-2 expenses are lower than the Frontier Diversified Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Diversified Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.

The actual performance of the Frontier Diversified Series non-major commodity trading advisors and other non-major reference programs (Swaps) adjusted for Frontier Diversified Series-1 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2009. Not all of the Frontier Diversified Series non-major commodity trading advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such non-major commodity trading advisors’ program allocations were prorated to the other non-major commodity trading advisors during the months preceding the commencement of their track records.

SAI-26

The chart above was prepared using the pro forma annualized performance of each Trading Advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend, in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-1 Units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

SAI-27

Frontier Diversified Series-2 Summary Performance Comparison: June 2009 – November 2009

The comparative chart which follows sets forth (i) the actual rate of return for the Frontier Diversified Series-2 Units from June 2009 through November 2009, (ii) the pro forma annualized performance of each Trading Advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Frontier Diversified Series Assets will be committed as initial margin or its equivalent), in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-2 Units and (iii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2004 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Diversified Series-2 Program June 9, 2009 – November 30, 2009
	Program	Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Diversified Series-2	N/A	1.28%	-2.37%	4.40%
Frontier Diversified Series-2 Trading Advisors and Other Programs January 1, 2004 – November 30, 2009
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Cantab Capital Partners LLP[3]	Aristarchus	20.16%	-13.65%	14.18%
Graham Capital Management, L.P.	K4 Program at 150% leverage	7.38%	-29.28%	16.66%
Quantitative Investment Management	Global Program	18.29%	-9.49%	11.53%
Quantmetrics Capital Management	QM Futures Program	14.14%	-1.42%	4.69%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	20.60%	-4.83%	9.27%
Winton Capital Management Ltd.	Diversified Program	12.07%	-11.87%	13.77%
Other Major Reference Programs
Other Major Reference Programs	Transtrend’s Diversified Trend Program - Enhanced Risk/USD[5]	13.02%	-9.69%	11.59%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[6]	N/A	17.03%	-3.00%	5.64%

SAI-28

Benchmark Comparisons January 1, 2004 – November 30, 2009
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	4.66%	-15.63%	10.46%
U.S. Stocks	N/A	1.79%	-50.95%	15.03%
U.S. Bonds	N/A	5.21%	-3.82%	3.66%
Hedge Funds	N/A	1.64%	-28.41%	7.47%

Additional information concerning this Series and the Trading Advisors for this Series is contained in the Frontier Diversified Series Appendix to the Prospectus.

Managed Futures: Credit Suisse/Tremont Managed Futures Sector Invest Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2004 through November 2009 unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The rate of return is calculated using the actual trading results for the Frontier Diversified Series-2 Units from June 9, 2009 (when the Frontier Diversified Series began trading) through November 30, 2009.

2.

The actual trading composite results of the Frontier Diversified Series major commodity trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Diversified Series-2 Units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix. The pro forma annualized rate of return of the Frontier Diversified Series-2 Units will be commensurately higher than that of the Frontier Diversified Series-1 Units to the extent that the Frontier Diversified Series-2 expenses are lower than the Frontier Diversified Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Diversified Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.

The actual performance of the Frontier Diversified Series non-major commodity trading advisors and other non-major reference programs (Swaps) adjusted for Frontier Diversified Series-2 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2009. Not all of the Frontier Diversified Series non-major commodity trading advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such non-major commodity advisors’ program allocations were prorated to the other non-major commodity trading advisors during the months preceding the commencement of their track records.

SAI-29

Advisor pro forma annualized rate of return

and worst historical loss

January 2004 - November 2009

The chart above was prepared using the pro forma annualized performance of each Trading Advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend, in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-2 Units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

SAI-30

Frontier Masters Series-1 Summary Performance Comparison: June 2009 – November 2009

The comparative chart which follows sets forth the actual rate of return for the Frontier Masters Series-1 Units from June 2009 through November 2009 and the pro forma annualized rate of return for the trading program to be used for the Frontier Masters Series-1 Units as well as the comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2004 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Masters Series-1 Program June 9, 2009 – November 30, 2009
	Program	Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Masters Series-1	N/A	0.22%	-3.92%	6.75%
Frontier Masters Series-1 Commodity Trading Advisors January 1, 2004 – November 30, 2009
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Cantab Capital Partners LLP[3]	CCP Quantitative Fund Aristarchus Program	17.84%	-14.85%	14.26%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	18.65%	-5.70%	9.65%
Winton Capital Management Ltd.	Diversified Program	9.36%	-12.72%	14.08%
Other Major Reference Programs
Other Reference Programs	Transtrend B.V.’s Diversified Trend Program - Enhanced Risk/USD [5]	11.39%	-10.60%	11.71%
Benchmark Comparisons January 1, 2004 – November 30, 2009
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	4.66%	-15.63%	10.46%
U.S. Stocks	N/A	1.79%	-50.95%	15.03%
U.S. Bonds	N/A	5.21%	-3.82%	3.66%
Hedge Funds	N/A	1.64%	-28.41%	7.47%

SAI-31

Additional information concerning this Series and the Trading Advisors for this Series is contained in the Frontier Masters Series Appendix to the Prospectus.

Managed Futures: Credit Suisse/Tremont Managed Futures Sector Invest Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2004 through November 2009, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The rate of return is calculated using the actual trading results for the Frontier Masters Series-1 Units from June 9, 2009 (when the Frontier Masters Series began trading) through November 30, 2009.
2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Frontier Masters Series-1 Units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix. The pro forma annualized rate of return of the Frontier Masters Series-2 Units will be commensurately higher than that of the Frontier Masters Series-1 Units shown above to the extent that the Frontier Masters Series-2 expenses are lower than the Frontier Masters Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Masters Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

SAI-32

The chart above was prepared using the pro forma annualized performance of each Trading Advisor for the Frontier Masters Series that is currently designated as a “major commodity trading advisor” adjusted for the fees and expenses associated with an investment in Frontier Masters Series-1 Units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

SAI-33

Frontier Masters Series-2 Summary Performance Comparison: June 2009 – November 2009

The comparative chart which follows sets forth the actual rate of return for the Frontier Masters Series-2 Units from June 2009 through November 2009 and the pro forma annualized rate of return for the trading program to be used for the Frontier Masters Series-2 Units as well as the comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2004 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Masters Series-2 Program June 9, 2009 – November 30, 2009
	Program	Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Masters Series-2	N/A	1.03%	-3.53%	6.81%
Frontier Masters Series-2 Commodity Trading Advisors January 1, 2004 – November 30, 2009
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Cantab Capital Partners LLP[3]	CCP Quantitative Fund Aristarchus Program	19.99%	-13.79%	14.27%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	20.80%	-4.75%	9.66%
Winton Capital Management Ltd.	Diversified Program	10.97%	-12.22%	13.96%
Other Major Reference Programs
Other Reference Programs	Transtrend B.V.’s Diversified Trend Program - Enhanced Risk/USD[5]	13.39%	-9.79%	11.72%
Benchmark Comparisons January 1, 2004 – November 30, 2009
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	4.66%	-15.63%	10.46%
U.S. Stocks	N/A	1.79%	-50.95%	15.03%
U.S. Bonds	N/A	5.21%	-3.82%	3.66%
Hedge Funds	N/A	1.64%	-28.41%	7.47%

Additional information concerning this Series and the Trading Advisors for this Series is contained in the Frontier Masters Series Appendix to the Prospectus.

SAI-34

Managed Futures: Credit Suisse/Tremont Managed Futures Sector Invest Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2004 through November 2009, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The rate of return is calculated using the actual trading results for the Frontier Masters Series-2 Units from June 9, 2009 (when the Frontier Masters Series began trading) through November 30, 2009.
2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Frontier Masters Series-2 Units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix. The pro forma annualized rate of return of the Frontier Masters Series-2 Units will be commensurately higher than that of the Frontier Masters Series-1 Units shown above to the extent that the Frontier Masters Series-2 expenses are lower than the Frontier Masters Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Masters Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

SAI-35

The chart above was prepared using the pro forma annualized performance of each Trading Advisor for the Frontier Masters Series that is currently designated as a “major commodity trading advisor” adjusted for the fees and expenses associated with an investment in Frontier Masters Series-2 Units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

SAI-36

Frontier Long/Short Commodity Series-1a Summary Performance Comparison: March 2006 – November 2009

The comparative chart which follows sets forth a combination of pro forma and actual annualized rate of return for the Frontier Long/Short Commodity Series-1a from March 6, 2006 through November 2009, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Frontier Long/Short Commodity Series-1a from January 2004 through November 2009, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from March 2006 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series-1a Program March 6, 2006 – November 30, 2009
	Program	Pro Forma Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Long/Short Commodity Series-1a	N/A	3.77%	-12.09%	7.88%

Frontier Long/Short Commodity Series-1a Commodity Trading Advisors January 1, 2004 – November 30, 2009
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
AIS Futures Management LLC	MAAP 2X-4X	6.90%	-77.85%	38.88%
Beach Horizon LLP[3]	Beach Horizon Fund Limited	17.04%	-15.64%	20.55%
Battalion[3]	Energy Relative Value	14.76%	-1.90%	6.17%
Emil Van Essen LLC[3]	Spread Trading	56.86%	-44.20%	44.22%
Global Advisors Limited[3]	Global Commodity Systematic	13.15%	-6.43%	11.30%
Landmark Trading Company	Landmark	21.54%	-22.99%	22.13%
Mesirow[3]	Absolute Return Strategy	12.06%	-5.94%	6.53%
Mississippi River Investments, Inc.	Managed Accounts	4.43%	-12.34%	7.21%
Quality Capital Management, Ltd[3]	Enhanced Commodity Beta	15.23%	-56.78%	38.93%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	10.30%	-36.68%	18.82%
Rosetta	Rosetta Trading Program	24.98%	-18.95%	23.16%
Strategic Ag Trading	Grains	14.16%	-16.28%	19.41%

Benchmark Comparisons January 1, 2004 – November 30, 2009
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	-3.16%	-28.99%	13.06%
U.S. Stocks	N/A	1.79%	-50.95%	15.03%
U.S. Bonds	N/A	5.21%	-3.82%	3.66%
Hedge Funds	N/A	1.64%	-28.41%	7.47%

SAI-37

Additional information, including monthly rates of return, concerning this Series and the Trading Advisors for this Series is contained in the Frontier Long/Short Commodity Series Appendix to the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Physicals Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. November 2009 is an estimate. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2004 - November 2009, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The pro forma annualized rate of return is calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 Units from March 6, 2006 through June 30, 2009, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a Units, and actual trading results for the Long/Short Commodity Series-1a Units from July 1, 2009 through November 30, 2009.

2.

The actual trading composite results of the Frontier Long/Short Commodity Series Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Long/Short Commodity Series 1a Units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix. The actual annualized rate of return of the Frontier Long/Short Commodity Series 2a Units will be commensurately higher than that of the Frontier Long/Short Commodity Series 1a Units shown above to the extent that the Frontier Long/Short Commodity Series 2a expenses are lower than the Frontier Long/Short Commodity Series 1a expenses as set forth in the Break-Even Analysis table.

3.

The Beach Horizon program, the Battalion Energy Relative Value program, the Emil Van Essen Spread Trading program, the Global Advisors Global Commodity Systematic program, the Mesirow Absolute Return Strategy program and the Quality Capital Management Enhanced Commodity Beta program have shorter track records than the time period indicated. The Beach Horizon program began trading in May 2005. Battalion began trading pursuant to its Energy Relative Value program in October 2007. Emil Van Essen began trading pursuant to its Spread Trading program in December 2006. Global Advisors began trading pursuant to its Global Commodity Systematic program in July 2005. Mesirow began trading pursuant to its Absolute Return Strategy program in June 2005. Quality Capital Management began trading pursuant to its Enhanced Commodity Beta program in April 2005.

SAI-38

Frontier Long/Short Commodity Series-2a Summary Performance Comparison: March 2006 – November 2009

The comparative chart which follows sets forth a combination of pro forma and actual annualized rate of return for the Frontier Long/Short Commodity Series-2a from March 6, 2006 through November 2009, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Frontier Long/Short Commodity Series-2a from January 2004 through November 2009, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from January 2004 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series-2a Program March 6, 2006 – November 30, 2009
	Program	Pro Forma Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Long/Short Commodity Series-2a	N/A	6.64%	-11.03%	7.87%

Frontier Long/Short Commodity Series-2a Commodity Trading Advisors January 1, 2004 – November 30, 2009:
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
AIS Futures Management LLC	MAAP 2X-4X	9.02%	-77.36%	38.75%
Battalion [3]	Energy Relative Value	16.76%	-1.75%	6.17%
Beach Horizon LLP[3]	Beach Horizon Fund Limited	18.86%	-15.43%	20.58%
Emil Van Essen LLC[3]	Spread Trading	60.86%	-43.46%	44.22%
Global Advisors Limited[3]	Global Commodity Systematic	14.96%	-6.19%	11.29%
Landmark Trading Company	Landmark	25.28%	-19.44%	22.02%
Mesirow[3]	Absolute Return Strategy	14.04%	-4.29%	6.54%
Mississippi River Investments, Inc.	Managed Accounts	7.27%	-8.72%	7.23%
Quality Capital Management, Ltd[3]	Enhanced Commodity Beta	18.32%	-55.33%	38.96%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	11.92%	-34.76%	18.41%
Rosetta	Rosetta Trading Program	26.95%	-17.90%	23.19%
Strategic Ag Trading	Grains	17.41%	-14.25%	19.44%

Benchmark Comparisons January 1, 2004 – November 30, 2009
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	-0.20%	-22.75%	13.06%
U.S. Stocks	N/A	1.79%	-50.95%	15.03%
U.S. Bonds	N/A	5.21%	-3.82%	3.66%
Hedge Funds	N/A	1.64%	-28.41%	7.47%

SAI-39

Additional information, including monthly rates of return, concerning this Series and the Trading Advisors for this Series is contained in the Frontier Long/Short Commodity Series Appendix in the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Physicals Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. November 2009 is an estimate. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2004 - November 2009, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The pro forma annualized rate of return is calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 Units from March 6, 2006 through June 30, 2009, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a Units, and actual trading results for the Long/Short Commodity Series-2a Units from July 1, 2009 through November 30, 2009.
2.	The actual trading composite results of the Frontier Long/Short Commodity Series Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Long/Short Commodity Series 2a Units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix. The actual annualized rate of return of the Frontier Long/Short Commodity Series 2a Units will be commensurately higher than that of the Frontier Long/Short Commodity Series 1a Units shown above to the extent that the Frontier Long/Short Commodity Series 2a expenses are lower than the Frontier Long/Short Commodity Series 1a expenses as set forth in the Break-Even Analysis table.
3.	The Beach Horizon program, the Battalion Energy Relative Value program, the Emil Van Essen Spread Trading program, the Global Advisors Global Commodity Systematic program, the Mesirow Absolute Return Strategy program and Quality Capital Management Enhanced Commodity Beta program have shorter track records than the time period indicated. The Beach Horizon program began trading in May 2005. Battalion began trading pursuant to its Energy Relative Value program in October 2007. Emil Van Essen began trading pursuant to its Spread Trading program in December 2006. Global Advisors began trading pursuant to its Global Commodity Systematic program in July 2005. Mesirow began trading pursuant to its Absolute Return Strategy program in June 2005. Quality Capital Management began trading pursuant to its Enhanced Commodity Beta program in April 2005.

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Frontier Dynamic Series-1 Summary Performance Comparison: June 2009 – November 2009

The comparative chart which follows sets forth (i) the actual rate of return for the Frontier Dynamic Series-1 Units from June 2009 through November 2009 and (ii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2004 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Dynamic Series-1 Program June 9, 2009 - November 30, 2009
	Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Dynamic Series-1	-6.00%	-6.00%	4.50%
Benchmark Comparisons January 1, 2004 - November 30, 2009
Managed Futures	4.66%	-15.63%	10.46%
U.S. Stocks	1.79%	-50.95%	15.03%
U.S. Bonds	5.21%	-3.82%	3.66%
Hedge Funds	1.64%	-28.41%	7.47%

Additional information concerning this Series and the Trading Advisors for this Series is contained in the Frontier Dynamic Series Appendix to the Prospectus.

Managed Futures: Credit Suisse/Tremont Managed Futures Sector Invest Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2004 through November 2009 unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The rate of return is calculated using the actual trading results for the Frontier Dynamic Series-1 Units from June 9, 2009 (when the Frontier Dynamic Series began trading) through November 30, 2009.

SAI-41

Frontier Dynamic Series-2 Summary Performance Comparison: June 2009 – November 2009

The comparative chart which follows sets forth (i) the actual rate of return for the Frontier Dynamic Series-2 Units from June 2009 through November 2009 and (ii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2004 through November 2009. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Dynamic Series-2 Program June 9, 2009 - November 30, 2009
	Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Dynamic Series-2	-5.29%	-5.29%	4.53%
Benchmark Comparisons January 1, 2004 - November 30, 2009
Managed Futures	4.66%	-15.63%	10.46%
U.S. Stocks	1.79%	-50.95%	15.03%
U.S. Bonds	5.21%	-3.82%	3.66%
Hedge Funds	1.64%	-28.41	7.47%

Additional information concerning this Series and the Trading Advisors for this Series is contained in the Frontier Dynamic Series Appendix to the Prospectus.

Managed Futures: Credit Suisse/Tremont Managed Futures Sector Invest Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2004 through November 2009, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The rate of return is calculated using the actual trading results for the Frontier Dynamic Series-2 Units from June 9, 2009 (when the Frontier Dynamic Series began trading) through November 30, 2009.

SAI-42

Managed Futures: Credit Suisse/Tremont Managed Futures Sector Invest Index. November 2009 is an estimate. Source: www.hedgeindex.com.

U.S. Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

U.S. Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Hedge Funds: Credit Suisse/Tremont Allhedge Index. November 2009 is an estimate. Source: www.hedgeindex.com.

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CORRELATIONS

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-62 for descriptions of third-party indices referenced herein.

Frontier Diversified Series-2 Correlation Table: January 2004 – November 2009

The correlation table displayed above was prepared using the pro forma performance of each Trading Advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” taking into account the fees associated with an investment in Frontier Diversified Series-2 Units as set forth in the Frontier Diversified Series Appendix. The correlation table for the Frontier Diversified Series-1 Units is not materially different from the correlation table above.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r=0, there is no relationship between variables x and y. The time period of analysis is January 2004 - November 2009, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.
3.	10% or more of the Frontier Diversified Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

SAI-44

Frontier Masters Series-2 Correlation table: January 2004 – November 2009

The correlation table displayed above was prepared using the pro forma performance of each Trading Advisor for the Frontier Masters Series that is currently designated as a “major commodity trading advisor” taking into account the fees associated with an investment in Frontier Masters Series-2 as set forth in the Frontier Masters Series Appendix. The correlation table for Frontier Masters Series-1 is not materially different from the correlation table above.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r=0, there is no relationship between variables x and y. The time period of analysis is January 2004 - November 2009, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.
3.	10% or more of the Frontier Masters Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program - Enhanced Risk/USD.

SAI-45

Frontier Long/Short Commodity Series-2a Correlation Table: January 2004 – November 2009

The correlation table displayed above was prepared using the pro forma performance of each Trading Advisor for the Frontier Long/Short Commodity Series that is currently designated as a “major commodity trading advisor” taking into account the fees associated with an investment in Frontier Long/Short Commodity Series-2a as set forth in the Frontier Long/Short Commodity Series Appendix. The correlation table for Frontier Long/Short Commodity Series-1a is not materially different from the correlation table above.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r=0, there is no relationship between variables x and y. The time period of analysis is January 2004 - November 2009, unless otherwise noted.

1.	Beach Horizon’s track record begins in May 2005.
2.	Global Advisor’s track record begins in July 2005.
3.	Mesirow’s track record begins in June 2005.

SAI-46

MANAGED FUTURES INDUSTRY INFORMATION

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-62 for descriptions of third-party indices referenced herein.

Sample of Markets Traded

Many Trading Advisors mitigate risk by operating in six sectors. Three sectors are related to financial instruments: Interest Rates, Currencies and Stock Indices. The other three sectors are based on non-financial instruments, including: Metals, Energy and Agriculturals. Within these six global sectors, as well as the underlying markets traded which are illustrated below, another layer of diversification is added and the potential to further reduce risk.

Please note that not every Trading Advisor trades within all or some of these sectors or markets. These markets have inherent risks and you should read the prospectus. There is no guarantee that managed futures or The Frontier Fund will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

Financials	Interest Rates	Currencies	Stock Indices
	• Eurodollar	• Australian Dollar	• S&P 500
	• U.S. T-Bonds	• British Pound	• Russell 2000
	• U.S. T-Notes	• Canadian Dollar	• Dow Jones Industrial
	• Australian T-Bonds	• Euro	• Nikkei
	• Japanese Government Bonds	• Japanese Yen	• CAC 40
		• Swiss Franc	• Hang Seng

Non-Financials	Metals	Energy	Agricultural
	• Gold	• Heating Oil	• Soybeans
	• Silver	• Gasoline	• Live Cattle
	• Copper	• Crude Oil	• Corn
	• Lead	• Brent Crude Oil	• Cocoa
	• Aluminum	• Natural Gas	• Coffee

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Various Trading Strategies

Trading Advisors work within the parameters of certain trading strategies. Below is an illustration of the different types of research, trading approaches, trading methodologies, duration of trades and markets traded that Trading Advisors may utilized. These various trading styles offer the opportunity to diversify across trading approaches, methodology and duration, thus potentially reducing risk.

Please note that not every Trading Advisor utilized all or some of these trading strategies. These strategies have inherent risks and you should read the prospectus. There is no guarantee that managed futures or The Frontier Fund will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

SAI-48

Summary of Managed Futures Performance and Correlation

Correlation is the statistical measure of how closely two investments move in unison, with the range of coefficients ranging from -1 to 1. A score of 1 indicates that two investments are 100% correlated, while -1 indicates the maximum negative or non-correlation.

Typically due to the diversified sector exposure and various trading strategies employed, managed futures can be non- to negatively correlated to stocks and bonds.

There is no guarantee that managed futures or the Trust will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

MANAGED FUTURES AND EQUITIES: FIVE-YEAR AND TEN-YEAR ROLLING CORRELATION

Over the past twenty-five years, the correlation coefficient between equities and managed futures is 0.02, demonstrating strong non-correlation over the long term. A diversified portfolio, whose underlying asset classes are able to perform independently of one another, can lead to less volatility and higher returns.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

CASAM CISDM CTA Asset Weighted Index vs. S&P 500 Total Return Index Correlation December 1984 - December 2008

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-49

MANAGED FUTURES AND EQUITIES: TWELVE–MONTH ROLLING CORRELATION

In certain situations, managed futures will appear to be correlated to equities in the short term, as has been demonstrated in many asset classes. Negative news events in the marketplace, such as 9/11, the collapse of the subprime market, and the war in Iraq have a negative effect on equities. Because managed futures can hold either long or short positions, event risk can cause either short-term gains or losses, dependent on whether an existing trend is accelerated or reversed. If a trend is accelerated, whether that trend had been down or up, profits are seen. If the trend is sharply reversed, then managed futures will incur losses, at least in the short term, as CTAs adjust their positions.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

CASAM CISDM CTA Asset Weighted Index vs. S&P 500 Total Return Index Correlation December 1980 - December 2008

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

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PERFORMANCE COMPARISON A:

CORRELATION OF MANAGED FUTURES VS. VARIOUS ASSET CLASSES

Among the various asset classes, managed futures demonstrate one of the lowest correlations over the long term. Through this non-to-negative correlation, managed futures have the potential to increase returns and reduce risk.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Correlation of Managed Futures vs. Various Asset Classes

(January 1987 - December 2008)

All correlation coefficients are calculated from Jan. 1987 to December 2008, except REITs, which start July 1998, and Hedge Funds and Equity Long/Short, which start Jan. 1994.

Managed Futures: Barclay BTOP 50 Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Commodities: RJ/CRB Excess Return Index. Source: www.jefferies.com.

Currency: US Dollar Index. Source: CQG, Inc.

REITs: DJ Composite REIT Total Return Index. Source: CQG, Inc.

Hedge Funds: Credit Suisse—Tremont Hedge Fund Index. Source: Pertrac Financial Solutions.

Equity Long/Short: Credit Suisse—Tremont HFI Long-Short Equity. Source: Pertrac Financial Solutions.

International Equity: MSCI EAFE—Price Index. Source: Pertrac Financial Solutions.

S&P 500: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

Cash: 3-month T-Bills. Source: http://www.federalreserve.gov.

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PERFORMANCE COMPARISON B:

MANAGED FUTURES CORRELATION IN BULL AND BEAR MARKETS

Years of statistical research and analysis proves that when stock markets are rising, managed futures tend to be positively correlated to that movement – they go up as well. When stocks are falling, managed futures tend to be negatively correlated and are inclined to rise. What this means for investors is that managed futures offer the possibility of good returns during rising stock markets, so that a portfolio diversified among equities and managed futures will grow overall in bull markets. Correspondingly, when stock markets are in decline, managed futures tend to rise. The potential to benefit from bullish or bearish markets is a strong reason to include managed futures as market environments change. An investor in managed futures may realize less (or more) favorable results than those of the index depicted in the chart below. Managed futures are volatile and highly leveraged, and an investor may lose its entire investment in managed futures.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Correlation of Managed Futures in Bull and Bear Markets

(January 2000 – December 2008)

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-52

PERFORMANCE COMPARISON OF MANAGED FUTURES AND STOCKS

Managed Futures: The CASAM CISDM CTA Asset Weighted Index reflects the dollar-weighted performance of Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. CTAs trade a wide variety of OTC and exchange traded forward, futures and options markets (e.g., physicals, currency, financial) based on a wide variety of trading models. In order to be included in the asset weighted index universe, a CTA must have at least $500,000 under management and at least a 12-month track record. The Frontier Fund trading advisor programs are a small subset of this index, and therefore the Trust’s results may be less favorable and deviate substantially from the index results shown above. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

Correlation Coefficient Jan-2004 to Nov-2009	Managed Futures	Hedge Funds	U.S. Stocks	U.S. Bonds
Managed Futures	1.00
Hedge Funds	0.05	1.00
U.S. Stocks	-0.08	0.76	1.00
U.S. Bonds	-0.05	0.20	0.24	1.00

Managed Futures: Credit Suisse/Tremont Managed Futures Sectorinvest Index.

Hedge Funds: Credit Suisse/Tremont Allhedge Index

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

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MANAGED FUTURES RETURNS DURING SIGNIFICANT FINANCIAL MARKET DISRUPTIONS

16 of the Worst Events Driving Declines in the S&P 500 from January 1986 through November 2009

Managed Futures performance was positive during periods of disruption in 13 of these last 16 events.

Event Risk and Correlation Managed Futures Returns During Significant Financial Market Disruptions
Period	Event	Stocks	Managed Futures
September 1986	West Germany and Japan unwillingness to cut interest rates	-8.23%	-4.17%
Fourth Quarter 1987	U.S. Stock Market Crash	-22.53%	20.10%
Third Quarter 1990	Invasion of Kuwait by Iraq	-13.75%	15.72%
Third Quarter 1998	Russian Debt Default, LTCM Crisis	-9.95%	9.22%
November 2000-December 2000	U.S. Presidential Election Uncertainty	-7.43%	11.31%
September 2001 – October 2001	Terrorist Attacks on U.S. Soil	-6.32%	5.64%
October 2001-July 2002	Enron & WorldCom Bankruptcies	-11.37%	8.43%
April 2002	General Disappointment in Market Recovery	-6.06%	-1.09%
August 2002-September 2002	Bear Market Bottom & High Yield Bond Market Turbulence	-10.28%	4.16%
January 2000-December 2002	Technology Bubble Bursts, U.S. Recession	-37.60%	23.84%
January 2003-March 2003	War in Iraq, SARS Crisis, Geopolitical Uncertainty	-3.15%	3.88%
June 2007-August 2007	Subprime Mortgage Problems Deepen, Bedlam in Financial Markets	-3.28%	-1.77%
November 2007-June 2008	Widespread Fear of the U.S. Sliding into a Recession	-16.18%	12.17%
January 2008	Widespread Fear of the U.S. Sliding into a Recession	-6.00%	2.13%
June 2008	Skyrocketing food and energy prices, inflation fears	-8.43%	3.62%
September 2008 –February 2009	Lehman Brothers Bankruptcy, U.S. Federal Government takeover of AIG, Fannie Mae and Freddie Mac, Worldwide Recession	-41.82%	10.47%

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

These selected periods are used for illustrative purposes and may not correspond with the precise starting and ending dates surrounding the suggested events or period of perceived crisis.

SAI-54

MANAGED FUTURES PERFORMANCE DURING STOCK MARKET DOWN MARKETS

Managed Futures have historically performed independently of stocks and bonds. The potential to benefit from bullish or bearish markets is a strong reason to include managed futures as market environments change.

Managed Futures Performance during Stock Market Down Markets

(with declines of at least 5%) January 1980 – November 2009)

Managed Futures: The CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-55

MANAGED FUTURES PERFORMANCE DURING STOCK MARKET UP MARKETS

Managed Futures Performance during Stock Market Up Markets

(with increases of at least 5%) January 1980 – November 2009)

Managed Futures: The CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-56

MANAGED FUTURES 10 LARGEST DECLINES AND SUBSEQUENT 12 MONTH RETURN

The below data is a representation of the following 12 months of Managed Futures performance following a significant draw-down in performance. It is evident that following challenging market conditions, historically, managed futures have experienced a positive recovery.

There is no guarantee that managed futures or the Trust will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

Managed Futures 10 Largest Declines & Subsequent 12 Month Return
	Drawdown Performance	Peak	Trough	Succeeding 12 Month Return
	-20.39%	Sep-82	Jul-83	21.92%
	-15.92%	Mar-86	Dec-86	57.78%
	-13.28%	Jan-81	Apr-81	23.25%
	-10.69%	Dec-91	Apr-92	35.37%
	-10.34%	Jun-81	Oct-81	24.05%
	-10.17%	Jul-89	Oct-89	35.44%
	-9.67%	Jun-82	Jul-82	-9.82%
	-8.25%	Mar-04	Aug-04	10.18%
	-7.78%	Dec-87	Apr-88	25.97%
	-7.33%	Nov-81	Dec-81	5.09%
Average	-11.38%			22.92%

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

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Managed Futures vs. Conventional Portfolio, January 1980 – December 2008

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

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Bonds: Barclays Capital U.S. Aggregate Bond Index. Source: Pertrac Financial Solutions.

Annualized Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

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Barclay BTOP 50 Index VAMI, Monthly, December 1994—December 2008

Managed Futures: Barclay BTOP50 Index. Source: Pertrac Financial Solutions.

Historical Performance of Managed Futures vs. Stocks, January 1980 – November 2009

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

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Modern Portfolio Theory In Action

This chart compares returns across various asset classes, using leading indices as benchmarks. This quilt-like pattern reveals some essential lessons of investing. First, the importance of holding a diversified portfolio of investments is brought home by the varying rates of return among asset classes from year to year. Second, the effectiveness of a “buy-and-hold” strategy comes through in the overall fluctuation – a bad year for any given asset class can follow several years of strong performance, just as surely as a recovery can follow a downturn. Finally, the rotation of the top-performing asset class, year to year, points to the ability of a well-diversified portfolio to mitigate the volatility inherent to most markets over the long term.

Disclaimers

The performance of the indices noted above, including that of the Barclay BTOP 50 Index, does not include fund expenses, such as service fees, sponsor fees, fund organizational and operating fees, fund operating expenses, etc.

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DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION

Barclay BTOP50 Index

The BTOP50 Index seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure. The BTOP50 employs a top-down approach in selecting its constituents. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisors represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe. To be included in the BTOP50, the following criteria must be met:

•	Program must have at least two years of trading activity

•	Program’s advisor must have at least three years of operating history

•	The BTOP50’s portfolio will be equally weighted among the selected programs at the beginning of each calendar year and will be rebalanced annually.

Source: www.barclayhedge.com

Barclay CTA Index

The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 494 programs included in the calculation of the Barclay CTA Index for the year 2009, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index.

Source: www.barclayhedge.com

CASAM CISDM CTA Asset Weighted Index

The CASAM CISDM CTA Asset Weighted Index reflects the dollar-weighted performance of Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. CTAs trade a wide variety of OTC and exchange traded forward, futures and options markets (e.g., physicals, currency, financial) based on a wide variety of trading models. In order to be included in the asset weighted index universe, a CTA must have at least $500,000 under management and at least a 12-month track record. The index goes back historically to January 1980.

Source: www.casamhedge.com

CASAM CISDM CTA Asset Weighted Physicals Index

The CASAM CISDM CTA Asset Weighted Physicals Index reflects the dollar weighted performance of physicals Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. Physicals CTAs trade a wide variety of OTC and exchanged traded commodity futures/options within the energy, agricultural and metals complex and use a wide variety of trading models including those based on systematic models, fundamental economic data and/or individual trader’s beliefs. In order to be included in the physicals index universe, a physicals CTA must have at least $500,000 under management and at least a 12-month track record. The index goes back historically to January 2001.

Source: www.casamhedge.com

Credit Suisse/Tremont AllHedge Index

The Credit Suisse/Tremont AllHedge Index is an asset-weighted hedge fund index derived from the market leading Credit Suisse/Tremont Hedge Fund Index. The Credit Suisse/Tremont AllHedge Index provides a rules-based and fully investable index. Index performance data is published monthly and constituents are rebalanced semi-annually according to the sector weights of the Credit Suisse/Tremont Hedge Fund Index.

SAI-62

Note: The period from January 2003 to September 2004 is the performance of the CSFB/Tremont Allhedge Index pro forma for the historical differences between the Credit Suisse/Tremont Hedge Fund Index and The Credit Suisse/Tremont AllHedge Index. Actual performance begins in October 2004.

Source: www.hedgeindex.com

The Credit Suisse/Tremont Hedge Fund Index

Credit Suisse/Tremont Hedge Fund Index is compiled by Credit Suisse Tremont Index LLC. It is an asset-weighted hedge fund index and includes only funds, as opposed to separate accounts. The Index uses the Credit Suisse/Tremont database, which tracks over 5,000 funds, and consists only of funds with a minimum of $50 million under management, a 12-month track record, and audited financial statements. It is calculated and rebalanced on a monthly basis, and shown net of all performance fees and expenses. It is the exclusive property of Credit Suisse Tremont Index LLC.

Source: www.hedgeindex.com

The Credit Suisse/Tremont Managed Futures Sector Invest Index

The Credit Suisse/Tremont Managed Futures Sector Invest Index is an asset-weighted hedge fund index derived from the market leading Credit Suisse/Tremont Hedge Fund Index. The Credit Suisse/Tremont Managed Futures Sector Invest Index provides a rules-based and fully investable index, enabling investors to construct their portfolios according to their risk/return preferences and actively participate in the tactical asset allocation process. Index performance data is published monthly and constituents are rebalanced annually. The Credit Suisse/Tremont Managed Futures Sector Invest Index adheres to the following criteria:

•	Faithful representation of the universe of funds

•	Rules-based index selection criteria

•	Transparency, including disclosure of the index members and all selection criteria

•	Oversight by an index committee that approves all changes to rules governing construction and calculation

Source: www.hedgeindex.com

Dow Jones Wilshire REIT Index

The Dow Jones Wilshire REIT Index provides measures of real estate securities that serve as proxies for direct real estate investing.

To be included in the real estate indices, an issuer must meet all of the following criteria:

•

The company must be both an equity owner and operator of commercial and/or residential real estate. Security types excluded from these more focused indices include mortgage REITs, net-lease REITs, real estate finance companies, mortgage brokers and bankers, commercial and residential real estate brokers and estate agents, home builders, large landowners and subdividers of unimproved land, hybrid REITS, and timber REITs, as well as companies that have more than 25% of their assets in direct mortgage investments.

•	The company must have a total market capitalization of at least $200 million at the time of its inclusion.

•	At least 75% of the company’s total revenue must be derived from the ownership and operation of real estate assets.

•	The liquidity of the company’s stock must be commensurate with that of other institutionally held real estate securities.

Source: www.wilshire.com

Barclays Capital U.S. Aggregate Bond Index

The U.S. Aggregate Index covers the USD-denominated, investment-grade, fixed-rate, taxable bond market of SEC-registered securities. The index includes bonds from the Treasury, Government-Related, Corporate, MBS (agency fixed-rate and hybrid ARM pass-throughs), ABS, and CMBS sectors. The U.S. Aggregate Index is a component of the U.S. Universal Index in its entirety. The index was created in 1986, with index history backfilled to January 1, 1976.

Source: www.barcap.com

SAI-63

MSCI EAFE Index

The MSCI EAFE Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada. As of June 2007 the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Source: www.mscibarra.com

S&P 500 Total Return Index

Widely regarded as the best single gauge of the U.S. equities market, this world-renowned index includes 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with approximately 75% coverage of U.S. equities, it is also an ideal proxy for the total market.

Source: www.standardandpoors.com

Thomson Reuters/Jefferies CRB Index

For more than 50 years, this world-renowned index has served as the most widely recognized measure of global commodities markets. As a benchmark, the Thomson Reuters/Jefferies CRB Index is designed to provide timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology. The history of the Thomson Reuters/Jefferies CRB Index dates back to 1957, when the Commodity Research Bureau constructed an index comprised of 28 commodities that made its inaugural appearance in the 1958 CRB Commodity Year Book.

Source: www.Jefferies.com

US Dollar Index

The ICE Futures U.S. Dollar Index (USDX®), is a leading benchmark for the international value of the U.S. dollar and the world’s most widely recognized, publicly traded currency index.

Source: www.theice.com

SAI-64

EXHIBIT A

AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

THE FRONTIER FUND

Dated as of April 21, 2009

By and Among

EQUINOX FUND MANAGEMENT, LLC

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

i

ii

iii

THE FRONTIER FUND

AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This amended and restated declaration of trust and trust agreement of The Frontier Fund (the “Trust Agreement”) is made and entered into as of the 21st day of April, 2009, by and among Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”), Wilmington Trust Company, a Delaware company, as trustee (the “Trustee”), and the Unitholders from time to time hereunder.

WHEREAS, the parties hereto desire to amend and restate the declaration of trust and trust agreement of the Trust as of the above date as set forth herein to provide for the governance of the Trust and set forth in detail their respective rights and duties relating to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1    Definitions.    These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Affiliate of the Managing Owner” means: (i) any officer, director or partner of the Managing Owner, (ii) any corporation, partnership, trust or other entity controlling, controlled by or under common control with the Managing Owner or any Person described in clause (i) above, (iii) any officer, director, trustee or general partner of any Person who is a member, other than as limited partner, with any Person described in clause (i) or (ii) above, in a relationship of joint venture, general partnership or similar form of unincorporated business association. For purposes of this definition the term “control” shall also mean the control or ownership of ten percent (10%) or more of the beneficial interest in the Person referred to.

“Benefit Plan Investor” means any ERISA Plan and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity.

“Business Day” means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contribution” means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A-1, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Statutory Trust Act.

“CFTC” means the Commodity Futures Trading Commission.

“Class” means any separate class within any Series of Units of the Trust as provided in Sections 3806(b)(1) of the Delaware Statutory Trust Act, the Units of which will have the rights, duties and privileges with respect to the Trust Estate of such Series as are set forth in this Trust Agreement, any document creating such Class or any Prospectus relating thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

“Commodity Contract” means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

“Continuous Offering Period” means, with respect to each Series, the period following the conclusion of the Initial Offering Period for such Series and ending on the date when the number of Units of such Series permitted to be sold pursuant to Section 3.2 are sold, but in no event later than December 31, 2053.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.

“Disposition Gain” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

“Disposition Loss” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

“DOL” means the United States Department of Labor.

“Eastern Time” means Eastern Standard Time or Eastern Daylight Time, as applicable, on the relevant day.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code. “Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

“Initial Offering Period” means (i) with respect to each Series in which Units have not been issued as of the date on the cover page of this Agreement, the period commencing upon the effectiveness of the first Registration Statement covering Units of such Series and terminating no later than the date stated in the Prospectus filed as part of such Registration Statement, in each case unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner, and (ii) with respect to each Series in which Units have been issued as of the date on the cover page of this Agreement, the period specified as the Initial Offering Period for such Series in the first Registration Statement covering Units of such Series.

“Limited Owner” means any person or entity who becomes a holder of Limited Units (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

“IRS” means the Internal Revenue Service.

“Losses” means, with respect to each Series, for each Fiscal Year, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Managing Owner” means Equinox Fund Management, LLC or any substitute therefor as provided herein.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Multi-Advisor Series” means any Series that will or may employ multiple Trading Advisors from time to time.

“NASAA Guidelines” means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of GAAP, including, but not limited to, the extent specifically set forth below:

(a)    Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities and Swap positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b)    All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract or option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c)    Interest earned on a Series commodity brokerage account shall be accrued at least daily.

(d)    The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value of a Series per Unit” means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

“NFA” means the National Futures Association.

“Organization and Offering Expenses” shall have the meaning set forth in Section 4.7 of this Trust Agreement.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, business trust, association, Benefit Plan Investor or other legal entity.

“Plan” means pension, profit-sharing, stock bonus, individual retirement accounts, Keogh plans, welfare benefit plans and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

“Profits” means, with respect to each Series for each Fiscal Year, the income of the Series, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Series thereof, constituting a part of the Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

“Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

“Redemption Date” means the Business Day falling one (1) Business Day after the Managing Owner’s receipt of a request for redemption; provided, that a request for redemption received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing.

“Registration Statement” means each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented.

“Series” means a separate series of the Units in the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Statutory Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

“Series Maximum” means, with respect to each Series, the maximum number of Limited Units of such Series to be offered during the Initial Offering Period and Continuous Offering Period for such Series as set forth in the applicable Prospectus.

“Series Subscription Minimum” means, with respect to each Series, the minimum amount of subscription proceeds which must be received for such Series during the Initial Offering Period for such Series as set forth in the applicable Prospectus.

“Sponsor” means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner who pays any portion of the

Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

“Subscription Agreement” means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

“Swap” means a swap contract, including a swap contract designed to provide investment returns linked to those produced by one or more investment products or indices.

“Trading Advisor” means any person or entity, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

“Trust” means The Frontier Fund formed pursuant to this Trust Agreement.

“Trust Agreement” means this Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series’ accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

“Units” means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of a Series. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units need not be represented by certificates.

“Valuation Date” means the date as of which the Net Asset Value of a Series is determined.

“Valuation Period” means a regular period of time between Valuation Dates.

“Valuation Point” means the close of business on each day, or such other day as may be determined by the Managing Owner.

SECTION 1.2    Name.

(a)    The name of the Trust is “The Frontier Fund.” The Trustee and the Managing Owner may, in such name, engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3    Delaware Trustee; Business Offices.

(a)    The sole trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event the Trustee resigns or is removed as the trustee, the Trustee of the Trust in the State of Delaware shall be the successor trustee.

(b)    The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o Equinox Fund Management, LLC, 1660 Lincoln Street, Suite 100, Denver, Colorado 80264.

(c)    The Managing Owner, as grantor of the Trust, hereby contributes, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust constitutes a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties that the Trust be treated as a partnership under the Code and applicable state and local tax laws. In furtherance of the foregoing, the Trust shall not elect to be treated as an association taxable as a corporation for federal income tax purposes. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Statutory Trust Act in connection with the formation of the Trust under the Delaware Statutory Trust Act.

SECTION 1.4    Purposes and Powers.    The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Statutory Trust Act. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.5    Tax Treatment.

(a)    The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust shall initially be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of any tax items; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder in this Section 1.5(a) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, the Trust shall indemnify, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(b)    Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Unitholder’s Units.

SECTION 1.6    General Liability of the Managing Owner.

(a)    Subject to the restrictions set forth in Section 4.6 hereof, the Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.6 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Statutory Trust Act, will be deemed to be a separate Class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.6, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof.

(b)    Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

SECTION 1.7    Legal Title    Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

SECTION 1.8    Series Trust.    The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Statutory Trust Act. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Statutory Trust Act, and each reference to the term Trust in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms Trust or Series in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Statutory Trust Act.

ARTICLE II

THE TRUSTEE

SECTION 2.1    Term; Resignation.

(a)    Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b)    The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

SECTION 2.2    Powers.    Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Delaware Statutory Trust Act and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Delaware Statutory Trust Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Statutory Trust Act. Notwithstanding anything set forth herein to the contrary, the Trustee shall have no power, duty or authority to execute in connection with the Trust any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002.

SECTION 2.3    Compensation and Expenses of the Trustee.    The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4    Indemnification.    The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

SECTION 2.5    Successor Trustee.    Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6    Liability of Trustee.    Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.6 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own negligence or willful misconduct. In particular, but not by way of limitation:

(a)    The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b)    The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(c)    The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(d)    The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

(e)    No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f)    Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(h)    Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

SECTION 2.7    Reliance; Advice of Counsel.

(a)    In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)    In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS

SECTION 3.1    General.

(a)    The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.4, and to fix and determine the relative rights, duties and preferences as between the Units of the separate Series as to right of redemption, management fees, incentive fees, trading advisors, leverage, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

(b)    The Managing Owner may, without Limited Owner approval, divide Units of any Series into two or more Classes, Units of each such Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Series shall have been initially established and designated without any specific establishment or designation of Classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate Classes thereof.

(c)    The Managing Owner may, without Limited Owner approval, divide Units of any Class into two or more Sub-Classes, Units of each such Sub-Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Class shall have been initially established and designated without any specific establishment or designation of Sub-Classes, shall not limit the authority of the Managing Owner to divide a Class and establish and designate separate Sub-Classes thereof.

(d)    The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units of up to five (5) decimal places. All Units will be held in book-entry form and will not be certificated. From time to time, the Managing Owner may divide or combine the Units of any Series, Class or Sub-Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series, Class or Sub-Class. The Managing Owner may issue Units of any Series, Class or Sub-Class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series, Class or Sub-Class thereof into one or more Series, Classes or Sub-Classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series, Class or Sub-Class thereof reacquired by the Trust. The Units of each Series shall initially be divided into two Classes: General Units and Limited Units. Furthermore, the Limited Units of each Class shall initially be divided into three Sub-Classes—Class 1, Class 2 and Class 3 (as described in the Prospectus).

(e)    By virtue of the initial contribution by the Managing Owner to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive, if the applicable conditions of Section 3.2 are met, additional General Units (or fractions thereof) in each Series in consideration for the required contributions made to the Trust as of such time by the Managing Owner pursuant to Section 3.3. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Units (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.3 on any Business Day during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Unit calculated as of the close of business on the Business Day on which such contributions were made.

(f)    No certificates or other evidence of beneficial ownership of the Units will be issued.

(g)    Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2    Limited Units.

(a)    Offering of Limited Units of Each Series.

(i)    Maximum Offering Size.    During the Initial Offering Period and Continuous Offering Period for each Series, the Trust shall offer up to the Series Maximum for such Series.

(ii)    Initial Offering Period.    During the Initial Offering Period for each Series, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Limited Unit of such Series, up to the Series Maximum for such Series. The offering shall be made pursuant to and on the terms and conditions set forth in the applicable Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units of each Series as it deems appropriate.

(iii)    Series Subscription Minimum.    In the event that the Series Subscription Minimum is achieved for a Series, the Managing Owner will admit all accepted subscribers for Limited Units of such Series pursuant to the Prospectus into the Trust as Limited Owners of such Series, by causing such Limited Owners to execute this Trust Agreement pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of such Series reflecting that such subscribers have been admitted as Limited Owners of Limited Units of such Series, as soon as practicable after the termination of the Initial Offering Period for such Series. Such accepted subscribers will be deemed Limited Owners of such Series at such time as such admission is reflected on the books and records of such Series.

(iv)    Failure to Meet the Series Subscription Minimum.    In the event that the Series Subscription Minimum is not achieved for a Series, all proceeds of the sale of Limited Units of such Series will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for such Series (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Limited Units of a Series After the Initial Offering Period for such Series.    In the event that the Series Subscription Minimum for a Series is achieved during the Initial Offering Period for such Series, the Trust may continue to offer Limited Units of such Series and admit additional Limited Owners of such Series and/or accept additional Capital Contributions from existing Limited Owners of such Series pursuant to the Prospectus. Each additional Capital Contribution to a Series during the Continuous Offering Period for such Series by an existing Limited Owner of such Series must be in a denomination which is an even multiple of $100; provided, however, that existing Limited Owners of such Series who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Continuous Offering Period for a Series, each newly admitted Limited Owner of such Series, and each existing Limited Owner of such Series that makes an additional Capital Contribution to such Series, shall receive Limited Units of such Series in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective. A Subscriber for Limited Units of a Series (including existing Limited Owners of such Series contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for such Series shall generally be admitted to the Trust and deemed a Limited Owner of such Series with respect to that subscription on the date two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner; provided, that a Subscription Agreement or Exchange Request received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Limited Owner who purchases Limited Units of any Series offered pursuant to the Prospectus shall contribute to the capital of such Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Limited Units of any Series offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for such Series. In the event that the Series Subscription Minimum for such Series is achieved during the Initial Offering Period for such Series, all interest earned on the proceeds of subscriptions from accepted subscribers for Limited Units of such Series during such Initial Offering Period will be contributed to such Series, for which the Limited Owners of such Series will receive additional Limited Units of such Series and allocations of income relating to such interest on a pro rata basis (taking into account the time and amount of deposit).

(viii)    Optional Purchase of Limited Units of each Series by Managing Owner and Others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Limited Units of each Series and will be treated as Limited Owners of such Series with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Limited Units of each Series as it determines in its discretion.

(b)    Termination of a Series.    If the minimum number of Units in any Series being offered are not sold during the Initial Offering Period for such Series, then such Series shall be terminated.

SECTION 3.3    Managing Owner’s Required Contribution.    The Managing Owner shall be required to contribute in cash to the Trust an amount, which, when added to the total aggregate contributions to all Series of the Trust by Unitholders in all Series, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than that required by the NASAA Guidelines. Such contribution shall be made by the Managing Owner before trading commences and shall be maintained throughout the existence of the Trust. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Initial Offering Period or the Continuous Offering Period. The Managing Owner will receive General Units in each Series to which it allocates a portion of its capital contribution as provided in 3.1(e). The Managing Owner shall, with respect to any Limited Units owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Units of the Managing Owner in any Series) in each material item of Series income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

SECTION 3.4    Establishment of Series of Units.

(a)    Without limiting the authority of the Managing Owner set forth in Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby (i) establishes and designates the following new Series (with the relative rights and preferences described herein and in the Registration Statement) as of the date hereof: Frontier Diversified Series; Frontier Dynamic Series; and Frontier Masters Series and (ii) redesignates the existing Long/Short Commodity Series as the Frontier Long/Short Commodity Series; provided, that such redesgination is effective upon the effectiveness of the first Registration Statement covering the Units of such Series under such redesignated name. As of the date hereof, the Series of the Trust are as follows:

Balanced Series—Multi-Advisor Series

Winton/Graham Series—Multi-Advisor Series (originally designated as “Graham Series”; redesignated as “Winton/Graham Series” in May 2008)

Winton Series—Winton Capital Management Limited (originally designated as “Beach Series”; redesignated as “Winton Series” in May 2006)

Campbell/Graham/Tiverton Series—Multi-Advisor Series (originally designated as “Campbell/Graham Series”; redesignated as “Campbell/Graham/Tiverton Series” in May 2008)

Currency Series—Multi-Advisor Series (originally designated as “C-View Currency Series”; redesignated as “Currency Series” in November 2005)

Long Only Commodity Series—Multi-Index Series

Frontier Long/Short Commodity Series—Multi-Advisor Series (originally designated as “Long/Short Commodity Series”; redesignated as “Frontier Long/Short Commodity Series” in November 2008, to be effective upon the effectiveness of the first Registration Statement covering the Units of such Series under such redesignated name)

Managed Futures Index Series—Conquest Capital, LLC

Frontier Diversified Series—Multi-Advisor Series

Frontier Dynamic Series—Multi-Advisor Series

Frontier Masters Series—Multi-Advisor Series

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

(b)    The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.5    Establishment of Classes and Sub-Classes.    The division of any Series into two or more Classes or two or more Sub-Classes and the establishment and designation of such Classes or Sub-Classes shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such division, and the establishment, designation and relative rights and preferences of such Classes or Sub-Classes, or as otherwise provided in such instrument. The relative rights and preferences of the Classes of any Series and the Sub-Classes of any Class may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument and that such differences do not alter the allocations described in Article VI. At any time that there are no Units outstanding of any particular Class or Sub-Class previously established and designated, the Managing Owner may by an instrument executed by it abolish that Class or Sub-Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement. Without limiting the authority of the Managing Owner set forth in this Section 3.5 to establish and designate any further Classes or Sub-Classes, the Managing Owner hereby establishes and designates the following new Sub-Classes (with the relative rights and preferences described herein and in the Registration Statement) as of the date hereof: (i) a Class 1, Class 2 and Class 3 of each of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series; (ii) a Class 1a, Class 2a and Class 3a of the Frontier Long/Short Series; (iii) a Class 3a of the Balanced Series; and (iv) a Class 3 of each of the other outstanding Series of the Trust. As of the date hereof, the Sub-Classes of the respective Series of the Trust are as follows:

Balanced Series—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a

Winton/Graham Series—Class 1, Class 2 and Class 3

Winton Series—Class 1, Class 2 and Class 3

Campbell/Graham/Tiverton Series—Class 1, Class 2 and Class 3

Currency Series—Class 1, Class 2 and Class 3

Long Only Commodity Series—Class 1, Class 2 and Class 3

Frontier Long/Short Commodity Series—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a

Managed Futures Index Series—Class 1, Class 2 and Class 3

Frontier Diversified Series—Class 1, Class 2 and Class 3

Frontier Dynamic Series—Class 1, Class 2 and Class 3

Frontier Masters Series—Class 1, Class 2 and Class 3

SECTION 3.6    Assets of Series.    All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole and absolute discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.7    Liabilities of Series.

(a)    The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole and absolute discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

(b)    Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or (ii) of any other Series, and, except as otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to the assets of that Series.

(c)    (i)    Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, “Claims and Interests”), if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the assets of the Applicable Series and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(ii)    The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against the assets of any other Series or the Trust generally;

(iii)    If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

(iv)    In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(v)    The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(d)    Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.7(c).

SECTION 3.8    Series Distributions.

(a)    Distributions with respect to Units of a particular Series or any Class or Sub-Class thereof shall be made in accordance with Section 6.4 and may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series, Class or Sub-Class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, or in the case of a Sub-Class, belonging to that Class and allocable to that Sub-Class, as the Managing Owner may determine, in its sole and absolute discretion, after providing for actual and accrued liabilities belonging to that Series. Such distributions may be made in cash or Units of that Series, Class or Sub-Class or a combination thereof as determined by the Managing Owner, in its sole and absolute discretion, or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

(b)    The Units in a Series, a Class or a Sub-Class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class. Each Unitholder in a Series, Class or Sub-Class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series, Class or Sub-Class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series, Class or Sub-Class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a Class, the funds and property of such Series and allocable to such Class of the Trust or in the case of a Sub-Class, the funds and property of such Class and allocable to such Sub-Class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series, Class or Sub-Class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class, or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class.

SECTION 3.9    Voting Rights.    Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

SECTION 3.10    Equality.    Except as provided herein or in the instrument designating and establishing any Class, Sub-Class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series, Classes or Sub-Class shall be equal to each other Unit of that Series, Class or Sub-Class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to dividends and distributions on Units of the same Series, Class or Sub-Class. The Managing Owner may from time to time divide or combine the Units of any particular Series, Class or Sub-Class into a greater or lesser number of Units of that Series, Class or Sub-Class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series, Class or Sub-Class.

SECTION 3.11    Authority of the Managing Owner to Provide for the Exchange of Units.    Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Class of a particular Series shall have the right to exchange said Units into one or more other Classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall have the right to exchange said Units into one or more other Sub-Class of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall be required to exchange said Units into one or more other Sub-Class of that particular Series under such circumstances as may be established by the Managing Owner. Any such exchange shall be treated as a redemption of the Units in one Series or Class followed by an immediate purchase of Units in a second Series or Class.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1    Management of the Trust.    Pursuant to Section 3806 of the Delaware Statutory Trust Act, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2    Authority of Managing Owner.    In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Statutory Trust Act, the Managing Owner shall have and may exercise on behalf of the Trust all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a)    To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

(i)    commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust; and

(ii)    commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience or who can otherwise demonstrate to the Managing Owner that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust’s commodity brokers, if any.

(b)    To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c)    To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d)    To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e)    To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

(f)    To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

(g)    To make any elections on behalf of the Trust or any Series thereof under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust or any Series thereof;

(h)    To redeem mandatorily any Limited Units upon at least two (2) days prior written notice acknowledged by the Limited Owner, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Unitholder to be deemed to be holding “plan assets” under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or regulation or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

(i)    In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a

Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained;

(j)    To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; and (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions) or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; provided, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

(k)    Monitor the trading activities of the Trading Advisor so that:

(i)    Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

(ii)    Any Series does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit its assets as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

SECTION 4.3    Obligations of the Managing Owner.    In addition to the obligations expressly provided by the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall:

(a)    Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b)    Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c)    Retain independent public accountants to audit the accounts of each Series in the Trust;

(d)    Employ attorneys to represent the Trust or a Series thereof;

(e)    Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a partnership that is not a publicly traded partnership for federal income tax purposes;

(f)    Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust’s Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

(g)    Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each

Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon twenty (20) Business Days prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof, and no increase in such fees shall take effect except at the beginning of a Fiscal Quarter following the consent of Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Units held by the Managing Owner);

(h)    Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Statutory Trust Act. Subject to the restrictions set forth in Section 4.6 hereof, to the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the “Covered Persons”), has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any other Unitholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Trust, any other Unitholder or Covered Person or the Trustee for such Covered Person’s good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.

(i)    Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum “net worth” (as defined below) and not take any affirmative action to reduce its “net worth” below an amount imposed by the NASAA Guidelines as they may be amended from time to time. “Net Worth” is defined in the NASAA Guidelines as requiring the financial condition of the sponsor of an issuance of securities to be in no case less than $50,000 nor be in excess of $1,000,000;

(j)    Admit substituted Limited Owners in accordance with this Trust Agreement;

(k)    Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

(l)    Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder and the other Trust documents described in Section 9.6 at the Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

SECTION 4.4    General Prohibitions.    The Trust shall not:

(a)    Borrow money from or loan money to any Unitholder or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin (or its equivalent) with respect to the initiation and maintenance of the Trust’s Commodities and Swap positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non- recourse basis;

(b)    Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series’ account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c)    Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(d)    Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

(e)    Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series’ open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

(f)    Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g)    Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to a Series with respect to its commodity trading activities;

(h)    Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units, subscription agreements for the purchase of Units and this Trust Agreement) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(i)    Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

(j)    Enter into any exclusive brokerage contract;

(k)    Operate the Trust in any manner so as to contravene section 3804 of the Delaware Statutory Trust Act; and

(l)    Cause the Trust to elect to be treated as an association taxable as a corporation for federal income tax purposes.

SECTION 4.5    Liability of Covered Persons.    A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6    Indemnification of the Managing Owner.

(a)    To the fullest extent permitted by applicable law, the Managing Owner shall be indemnified and held harmless by the Trust against any liability or loss suffered by the Managing Owner in connection with its activities for each Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate.

(b)    Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust or any Series thereof shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c)    In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Tennessee Securities Division, the position of the Securities Division of the Commonwealth of Massachusetts and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(d)    The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(e)    Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with the applicable legal rate of interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

(f)    The term “Managing Owner” as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(g)    The payment of any amount pursuant to this Section shall be subject to Section 3.7 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

SECTION 4.7    Expenses.

(a)    The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Units, except for the initial service fee, if any. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and on-going registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

(b)    All on-going charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All on-going expenses associated with (i) the fixed fee to be paid to the Trust’s commodity brokers, if any, (ii) required payments to the Trust’s Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid out of the assets of the appropriate Series of the Trust subject to such other limitations as are set forth herein concerning the limitations on the Series’ liability for the liabilities of another Series. In connection with the establishment of a Series pursuant to Section 3.4 or the establishment of a Sub-Class of a Class of Limited Units pursuant to Section 3.5, the Managing Owner may provide in the Registration Statement or other relevant instrument that due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such Series shall be billed to and/or paid out of the assets of such Series.

(c)    The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d)    The Trust shall pay any extraordinary fees and expenses affecting the Trust generally (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto). Except as otherwise set forth in this Trust Agreement, all Trust expenses which are specific to a particular Series or Sub-Class of Units will be allocated to such Series or Sub-Class. All general expenses of the Trust will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

SECTION 4.8    Compensation to the Managing Owner.

(a)    Management Fee.

(i)    The assets attributable to each Series of Units shall be used to pay to the Managing Owner a monthly management fee equal to the following percentage of such Series’ assets:

(A)    the assets attributable to the Balanced Series Class 1 Units, the Balanced Series Class 2 Units and Balanced Series Class 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.50% of the assets attributable to the Balanced Series Class 1 Units, Class 2 Units and Class 3 Units (approximately 0.50% annually), respectively, and the assets attributable to the Balanced Series Class 1a Units, the Balanced Series Class 2a Units and Balanced Series Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 1.00% of the assets attributable to the Balanced Series Class 1a Units, Class 2a Units and Class 3a Units (approximately 1.00% annually), respectively;

(B)    the assets attributable to the Winton/Graham Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Winton/Graham Series Units (approximately 2.50% annually);

(C)    the assets attributable to the Winton Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Winton Series Units (approximately 2.0% annually);

(D)    the assets attributable to the Campbell/Graham/Tiverton Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Campbell/Graham/Tiverton Series Units (approximately 2.50% annually);

(E)    the assets attributable to the Currency Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Currency Series Units (approximately 2.0% annually);

(F)    the assets attributable to the Long Only Commodity Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 1.25% of the assets attributable to the Long Only Commodity Series Units (approximately1.25% annually);

(G)    the assets attributable to the Frontier Long/Short Commodity Series Class 1 Units, Frontier Long/Short Commodity Series 2 Units and Frontier Long/Short Commodity Series 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 3.50% of the assets attributable to the Frontier Long/Short Commodity Series Class 1 Units, Class 2 Units and Class 3 Units (approximately 3.50% annually), respectively, and the assets attributable to the Frontier Long/Short Commodity Series Class 1a Units, the Frontier Long/Short Commodity Series Class 2a Units and Frontier Long/Short Commodity Series Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Frontier Long/Short Commodity Series Class 1a Units, Class 2a Units and Class 3a Units (approximately 2.00% annually), respectively;

(H)    the assets attributable to the Managed Futures Index Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Managed Futures Series Units (approximately 2.00% annually);

(I)    the assets attributable to the Frontier Diversified Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.75% of the assets attributable to the Frontier Diversified Series Units (approximately 0.75% annually);

(J)    the assets attributable to the Frontier Masters Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Frontier Masters Series Units (approximately 2.00% annually); and

(K)    the assets attributable to the Frontier Dynamic Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Frontier Dynamic Series Units (approximately 2.00% annually).

(ii)    For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series shall be determined before reduction for any management fees accrued or paid, incentive fees paid or payable or extraordinary fees and expenses accrued or paid as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued or paid as of such day-end.

(iii)    The Managing Owner shall pay each Trading Advisor’s management fees out of such management fee.

(iv)    Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged management fees at reduced rates.

(b)    Incentive Fee.

(i)    Each Series (other than the Multi-Advisor Series) shall pay to the Managing Owner an incentive fee of a certain percentage of “New High Net Trading Profits” (as hereinafter defined) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter (the “Incentive Measurement Date”). Because the Multi-Advisor Series will each employ, or may employ, multiple Trading Advisors, such Series may pay the Managing Owner an incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period any Multi-Advisor Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while such Series as a whole experiences losses. The fee shall accrue monthly. The percentage of New High Net Trading Profits that each Series shall pay to the Managing Owner is as follows:

(A)    the Balanced Series Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

(B)    the Winton/Graham Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(C)    the Winton Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(D)    the Campbell/Graham/Tiverton Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(E)    the Currency Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(F)    the Long Only Commodity Series Units shall pay to the Managing Owner no incentive fee;

(G)    the Frontier Long/Short Commodity Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(H)    the Managed Futures Index Series Units shall pay to the Managing Owner no incentive fee;

(I)    the Frontier Diversified Series Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

(J)    the Frontier Masters Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits; and

(K)    the Frontier Dynamic Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits.

(ii)    “New High Net Trading Profits” (for purposes of calculating the Managing Owner’s incentive fees) shall be computed for each Series (or in the case of any Multi-Advisor Series, for each Trading Advisor) as of each Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such Series (or Trading Advisor, as applicable) or, with respect to the first Incentive Fee payable for such Series (or Trading Advisor, as applicable), since the commencement of operations by such Series (or Trading Advisor, as applicable) (the “Incentive Measurement Period”). New High Net Trading Profits for any Incentive Measurement Period shall be the net profits, if any, from the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of any Multi-Advisor Series, such Trading Advisor) by the

Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Series’ (or in the case of any Multi-Advisor Series, such Trading Advisor’s) trading activities and on-going service fees for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the “Carryforward Loss” (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor(s) bears to the then current amount of Allocated Assets managed by the Trading Advisor(s) prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits shall be generated only to the extent that the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of any Multi-Advisor Series, such Trading Advisor) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date in respect of the withdrawn assets, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

(iii)    The Managing Owner shall pay each Trading Advisor’s incentive fees out of such fees.

(iv)    Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged incentive fees at reduced rates.

(c)    With respect to the Winton/Graham Series, Winton Series, Currency Series, Campbell/Graham/Tiverton Series, the Class 1, Class 2 and Class 3 of the Balanced Series, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series shall be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each Series’ Net Asset Value), the Managing Owner shall be paid the difference between the Trust’s annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) shall be retained by the Trust. With respect to the Long Only Commodity Series, Frontier Long/Short Commodity Series, Managed Futures Index Series, Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and the Class 1a, Class 2a and 3a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust shall be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust shall be retained by the Trust.

(d)    The Trust, with respect to each Series, will pay to the Managing Owner a fee of a certain percentage, as determined by the Managing Owner, from time to time, in its sole and absolute discretion, of the Series’ Net Asset Value annually which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with each Series’ trading activities and service fees payable to Selling Agents selling Class 1 Units, Class 1a Units, Class 2 Units or Class 2a Units of any Series.

(e)    With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Balanced Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Balanced Series, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

(f)    With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Campbell/Graham/Tiverton Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Campbell/Graham/Tiverton Series, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

SECTION 4.9    Other Business of Unitholders.    Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

SECTION 4.10    Voluntary Withdrawal of the Managing Owner.    The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred twenty (120) days’ prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Units held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

SECTION 4.11    Authorization of Registration Statements.    Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements or any securities laws on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Statutory Trust Act or any applicable law, rule or regulation.

SECTION 4.12    Litigation.    The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1    General Prohibition.    A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2    Transfer of Managing Owner’s General Units.

(a)    Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b)    To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

(c)    Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.6 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3    Transfer of Limited Units.

(a)    Permitted assignees of the Limited Owners shall be admitted as substituted Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequence to the Trust. There will be no restrictions on transferability other than the restrictions necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership, and to avoid adverse legal consequences to the Trust.

(i)    A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

(ii)    A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series’ transactions or to inspect the Trust’s or Series’ books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii)    A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

(b)    No permitted assignee of the whole or any portion of a Limited Owner’s Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i)    The written consent of the Managing Owner to such substitution shall be obtained.

(ii)    A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(iii)    The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv)    Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Statutory Trust Act.

(c)    Any Person admitted to any Series as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d)    (i)    Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series’ income or loss. The Managing Owner shall withhold its consent to assignments made under the foregoing circumstance, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii)    Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions from the Series attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The “effective date” of an assignment of a Limited Unit for purposes of this subparagraph (ii) shall be the Business Day for admission of the assignee as provided in Section 3.2(a)(v). If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first Business Day immediately following the Business Day in which the written instrument of assignment is received by the Managing Owner.

(iii)    Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(e)    (i)    No assignment or transfer of a Unit may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

(ii)    No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to Affiliates), which would result in either the assignee or the assignor holding Units in any combination of Series valued at less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations), and $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations); provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

(iii)    Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the total interest in the Trust’s capital and profits, as determined by the Managing Owner. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

(f)    The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g)    The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V) of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(h)    Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each other Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

ARTICLE VI

DISTRIBUTION AND ALLOCATIONS

SECTION 6.1    Capital Accounts.    A capital account shall be established for each Unitholder on the books of the Series in which a Unit is owned (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Unitholder’s book capital account with respect to any Series shall be the amount of his initial Capital Contribution to that Series.

SECTION 6.2    Book Capital Account Allocations.    As of the close of business (as determined by the Managing Owner) on each Business Day during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

(a)    First, any increase or decrease in the Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Unitholders in the ratio that the balance of each Unitholder’s book capital account bears to the balance of all Unitholders’ book capital accounts; and

(b)    Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder’s book capital account as of the applicable record date and Redemption Date, respectively.

SECTION 6.3    Allocation of Profit and Loss for United States Federal Income Tax Purposes.    As of the end of each Fiscal Year, the recognized profit and loss of a Series shall be allocated among the Unitholders of that Series (and among Classes of a Series as appropriate) pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

(a)    First, the Profits or Losses of the Trust shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the end of any Business Day.

(b)    Next, Disposition Gain or Disposition Loss from the Trust’s trading activities for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

(i)    There shall be established a tax capital account with respect to each outstanding Unit. The initial balance of each tax capital account shall be the amount paid by the Unitholder to the Trust for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii), 6.3(b)(iii) and 6.3(b)(iv) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(v), 6.3(b)(vi) and 6.3(b)(vii) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(ii)    Disposition Gain shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange over the portion of the balance of such Unitholder’s tax capital account attributable to such redeemed or exchanged Units (the “Gain Disparity”); provided, however, that if such Disposition Gain is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Gain Disparity of each such Unitholder bears to the sum of the Gain Disparities of all such Unitholders.

(iii)    Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated first among all Unitholders whose book capital accounts shall be in excess of their Units’ tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iii), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholder’s excesses.

(iv)    Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(iii) above shall be allocated to the Unitholders in the ratio that each Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(v)    Disposition Loss shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the portion of the balance of such Unitholder’s tax capital account attributable to the redeemed or exchanged Units over the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange (the “Loss Disparity”); provided, however, that if such Disposition Loss is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Loss Disparity of each such Unitholder bears to the sum of the Loss Disparities of all such Unitholders.

(vi)    Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(v) above shall be allocated first among all Unitholders whose Units’ tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(vi), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholders’ excesses.

(vii)    Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(vi) above shall be allocated to the Unitholders in the ratio that Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(c)    The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.

(d)    The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c) of the Code. Notwithstanding Section 6.3(b), if the allocations in Section 6.3(b)(ii) and 6.3(b)(v) fail to allocate Disposition Gain or Disposition Loss sufficient to eliminate the relevant Gain Disparity or Loss Disparity, the Managing Owner shall first allocate Disposition Gain or Disposition Loss in later periods to eliminate such Gain Disparity or Loss Disparity.

(e)    Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Units held by the same Unitholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Unitholders (subject to the same limitation).

SECTION 6.4    Allocation of Distributions.    Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Units; provided, however, that the Trust shall not make any distribution that violates the Delaware Statutory Trust Act. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Section 13.2) shall be made to the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.5    Admissions of Unitholders; Transfers.    For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of (i) the Business Day for admission of the Unitholder as provided in Section 3.2(a)(v), (ii) in the case of Exchanges for Class 3 or Class 3a Units, the Business Day as of which the Managing Owner makes a determination with respect to the Service Fee Limit applicable to the Units being exchanged pursuant to Section 7.4(b) or (iii) the Business Day in which the transfer of Units to such Unitholder is recognized, as applicable, except that persons accepted as subscribers to the Trust pursuant to Section 3.2 shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder shall provide the Managing Owner with a Subscription Agreement or Exchange Request, as the case may be, by 4:00 PM Eastern Time. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Unitholder. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

SECTION 6.6    Liability for State and Local and Other Taxes.    In the event that the Trust or any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust or the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of Trust income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by U.S. Bank National Association. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

ARTICLE VII

REDEMPTIONS

SECTION 7.1    Redemption of Units.    The Unitholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

(a)    Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on any Redemption Date. The Managing Owner, in its sole and absolute discretion, may change the notice requirement pursuant to Section 7.1(c) upon written notice to such redeeming Unitholder. Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

(b)    The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of a Series of such Units upon redemption.

(c)    The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within seven (7) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Unitholders on account of their Capital

Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least one (1) Business Day; provided, however, that the Managing Owner must receive such written notice by 4:00 PM Eastern Time in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to such Limited Owner.

(d)    A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that seven (7) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

(e)    The Managing Owner may suspend temporarily any redemption for up to 30 days if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives. The Managing Owner may also suspend temporarily any redemption for up to 30 days in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. In addition, the Managing Owner may mandatorily redeem Units pursuant to Section 4.2(h).

(f)    Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

(g)    Except as discussed above, all requests for redemption in proper form will be honored, and the Series’ positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

SECTION 7.2    Redemption by the Managing Owner.    Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust’s Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the aggregate of all Series of the Trust.

SECTION 7.3    Redemption Fee.    Limited Owners who redeem all or a portion of their Units in the Class 1 or Class 1a of any Series during the first twelve (12) months following the effective date of their purchase shall be subject to a redemption fee of up to (i) 2.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of Units sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units or Class 3a Units of the respective Series, or (ii) 3.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of any other Class 1 Units of any Series or Class 1a Units of the Balanced Series; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which the Limited Owner purchased such Units.

This redemption fee will not be charged if a Limited Owner simultaneously exchanges the redeemed Units thereof for Units of aggregate equal value in another Series. Such redemption fees shall be payable to the Managing Owner.

SECTION 7.4    Exchange of Units.

(a)    Inter-Series Exchanges.    Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an “Exchange”) on any Business Day, subject to (i) the conditions on redemptions in this Article VII, (ii) the availability of a sufficient number of registered Units of the Series being exchanged into and (iii) the registration for sale in such Unitholders’ state(s) of residence of such Units of the Series being exchanged into; provided, however, that (x) Units in the Class 1 or Class 2, as applicable, of a Series may only be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series. With respect to Limited Owners who Exchange all or a portion of their Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or their Class 1a Units of the Balanced Series, on the one hand, for Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series, on the other hand, on or before the end of twelve (12) full months following the effective date of the purchase of the Units being Exchanged, the Long Only Commodity Series or the Managed Futures Index Series, as applicable, shall charge such Limited Owners an exchange equalization fee for switching into the Long Only Commodity Series or the Managed Futures Index Series of 1.0% of the Net Asset Value at which such Units are Exchanged. Such exchange equalization fee shall be payable to the Managing Owner. The Managing Owner may provide for other exchange equalization fees applicable to Exchanges into a particular Series in the instrument pursuant to which such Series established and designated by the Managing Owner as provided in Section 3.4(b).

(b)    Intra-Series Exchanges for Class 3 Units and Class 3a Units.    Class 3 Units of any Series, or Class 3a Units of the Frontier Long/Short Commodity Series or Balanced Series, shall be issued in exchange for a Limited Owner’s Class 1 Units or Class 2 Units of such Series, or Class 1a Units or Class 2a Units of the Frontier Long/ Short Commodity Series or Balanced Series, as applicable, as of any Business Day when the Managing Owner determines that the Service Fee Limit with respect to such Class 1 Units, Class 2 Units, Class 1a Units or Class 2a Units has been reached as of such Business Day, or it anticipates that the Service Fee Limit applicable to such Units will be reached during the following Business Day; provided, however, that no Legacy Unit shall be exchanged for a Class 3 Unit. The “Service Fee Limit” applicable to each Unit is reached when (i) the aggregate underwriting compensation (determined in accordance with NASD Rule 2810 of the Financial Industry Regulatory Authority, Inc.) paid in respect of such Unit totals 10% of the purchase price of such Unit or (ii) in the case of each Unit of any Class of any Series sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series, when the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit, if that occurs earlier. A “Legacy Unit” is any Class 1 or Class 2 Unit of the Balanced Series, Campbell/Graham/Tiverton Series, Currency Series, Winton Series or Winton/Graham Series that was registered, or was in the process of registration, for sale under a Registration Statement filed with the NASD Corporate Financing Department before October 12, 2004. These provisions of this Section 7.4(b) shall become effective upon the effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1    No Management or Control; Limited Liability.    The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns a Unit and profits remaining in the Series, if any. Except as provided herein, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2    Rights and Duties.    The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a)    Each Limited Owner shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds a Unit), provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

(b)    The Limited Owners shall receive from the assets of the Series in which they hold Units, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c)    Except for the Limited Owners’ redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Units and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series, Class or Sub-Class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

(d)    Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

SECTION 8.3    Limitation on Liability.

(a)    Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution to the Trust and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b)    The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series’ Units (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c)    Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section 3.6 and 3.7 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1    Books of Account.    Proper books of account for the Trust and each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2    Annual Reports and Monthly Statements.

(a)    Each Limited Owner shall be furnished with an annual report within 120 days after the close of the fiscal year containing the following information: (i) a balance sheet as of the end of the Fiscal Year and statements of income and Limited Owners’ equity and cash flows for the year then ended, all of which shall be prepared in accordance with GAAP and accompanied by an auditor’s report containing an opinion of an independent certified public accountant or independent public accountant, (ii) a statement showing the total fees, compensation, brokerage commissions and expenses paid by the Trust, segregated as to type and stated both in aggregate dollar terms and as a percentage of Net Asset Value, and (iii) the average round turn rate for the Fiscal Year.

(b)    Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (ii) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(c)    The Managing Owner shall ensure the calculation of the Net Asset Value of the Trust daily and shall make available upon the request of a Limited Owner, the Net Asset Value per Series per Unit.

SECTION 9.3    Tax Information.    Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4    Calculation of Net Asset Value of a Series.    Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Unit to less than 50% of the Net Asset Value of a Series per Unit as of the preceding Valuation Point within seven (7) Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof.

SECTION 9.5    Other Reports.    The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

SECTION 9.6    Maintenance of Records.    The Managing Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series’ federal, state and local income tax returns and reports, if any, and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

SECTION 9.7    Certificate of Trust.    Except as otherwise provided in the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner. Each such Certificate of Trust shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Statutory Trust Act.

SECTION 9.8    Registration of Units.    Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust’s principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1    Fiscal Year.    The fiscal year of the Trust (“Fiscal Year”) shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year shall commence on August 8, 2003, and end on the 31st day of December, 2003.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1    Amendments to the Trust Agreement.

(a)    Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b)    Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

(c)    Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

(d)    Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Statutory Trust Act, to reflect such change.

(e)    No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f)    No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2    Meetings of the Trust.    Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3    Action Without a Meeting.    Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1    Term.    The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2053, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1    Events Requiring Dissolution of the Trust or any Series.    The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

(a)    The expiration of the Trust term as provided in Article XII hereof.

(b)    The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust thereof by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(c)    The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

(d)    With respect to the Trust, the failure to sell the Subscription Minimums of all Series or, with respect to a Series, the failure to sell the Subscription Minimum during the Initial Offering Period.

(e)    In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(f)    The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

(g)    The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series’ termination.

(h)    The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

(i)    The decline of the Net Asset Value of a Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

(j)    The determination of the Managing Owner that the Series’ aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

The death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own a Unit and any right to an audit or examination of the books of the Series in which they own a Unit, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

SECTION 13.2    Distributions on Dissolution.    Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust’s or Series’ assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Trust or Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust or Series, the Managing Owner will contribute to the Trust or Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust or Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Trust or Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3    Termination; Certificate of Cancellation.    Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1    Power of Attorney Executed Concurrently.    Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a)    Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b)    Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c)    This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2    Effect of Power of Attorney.    The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

(a)    Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b)    May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c)    Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution. Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3    Limitation on Power of Attorney.    The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1    Governing Law.    The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2    Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Statutory Trust Act or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3    Construction.    In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4    Notices.    All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5    Counterparts.    This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6    Binding Nature of Trust Agreement.    The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7    No Legal Title to Trust Estate.    The Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8    Creditors.    No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9    Integration.    This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC, as Managing Owner

By:
Name:

Title:
All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner

By:
Attorney-in fact

THE FRONTIER FUND

AMENDMENT TO THE AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This amendment (“Amendment”) to the amended and restated declaration of trust and trust agreement of The Frontier Fund (the “Trust”), dated as of April 21, 2009 (the “Trust Agreement”), is made and entered into as of the 29th day of June, 2009, by Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”).

1.	Inter-Series Exchanges

Pursuant to Section 11(b)(ii) of the Trust Agreement, the Managing Owner hereby amends Section 7.4(a) of the Trust Agreement by adding the following sentence at the end of Section 7.4(a):

“For the avoidance of doubt, the provisions of this Section 7.4(a) shall not apply to any Class 3 or Class 3a Units of any Series.”

2.	Governing Law

This validity and construction of this Amendment shall be governed the laws of the State of Delaware, and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

3.	Effective Date

This Amendment shall become effective as of the date hereof. Except as amended hereby, all other provisions of the Trust Agreement remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered for and on behalf of the undersigned as of the day and year first above written.

EQUINOX FUND MANAGEMENT, LLC,
as Managing Owner

By:
Name:
Title:

Exhibit A-1

CERTIFICATE OF TRUST

OF

THE FRONTIER FUND

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:

FIRST: The name of the trust is The Frontier Fund (the “Trust”).

SECOND: The name and the business address of the Delaware trustee is Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

THIRD: Pursuant to Section 3806(b)(2) of the Delaware Statutory Trust Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the Declaration of Trust and Trust Agreement of the Trust dated August 8, 2003, as the same may be amended from time to time (each a “Series”).

FOURTH: Notice of Limitation of Liability of each Series: Pursuant to Section 3804 of the Delaware Statutory Trust Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

WILMINGTON TRUST COMPANY, Trustee

By:

EXHIBIT B

THE FRONTIER FUND

SUBSCRIPTION INFORMATION

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of The Frontier Fund (the “Trust”) and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

1.	REPRESENTATIONS AND WARRANTIES

I (we) hereby represent and warrant to the Managing Owner and the Trust as follows:

(1)	I (we) satisfy one of the following financial standards outlined below for subscription in the Trust. I (we) am (are) not acting on behalf of a Plan and I (we) have either (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $250,000 or (B) a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000 and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of a Plan that is an IRA or a Keogh Plan which covers no common law employees or a Plan that is not subject to ERISA, each Participant meets and, if I (we) am (are) a participant in such a Plan, it meets the net worth and gross income requirement in (A) or (B) above, and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of a Plan subject to ERISA, the assets of the Plan are at least $250,000 and its investment in the Trust does not exceed 10% of the assets of such Plan at the time of investment. If I (we) am (are) a resident(s) of one of those states listed under “State Suitability Requirements”, I (we) meet the more restrictive or additional suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

(2)	The address set forth on the signature page of this Subscription Agreement is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

(3)	If I (we) am (are) an individual(s), I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

(4)	If I (we) am (are) a trust or custodian under a Benefit Plan Investor (or otherwise is an entity which holds plan assets), none of the Trustee, Managing Owner, the Trading Advisors, any Selling Agent, or Clearing Broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the trust. The purchase, holding and disposition of Units will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(5)	To my (our) best knowledge, I (we) am (are) independent of the Trust and any of the parties identified in paragraph 4 above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(6)	I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document, which I (we) consented to receive in electronic form, including in the form of a CD-Rom; or, at my (our) election, in hard-copy, printed form.

(7)	I (we) am (are) purchasing the Units for our own account.

(8)	If trading for the applicable Series has commenced, I (we) have received a copy of its most recent monthly report as required by the CFTC.

(9)	I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

(10)	I (we) represent that all of the information which I (we) has (have) provided to the Trust in connection with this Subscription Agreement and Power of Attorney is true and correct.

(11)	I (we) agree to provide any information deemed necessary by the Trust to comply with its anti-money laundering program and related responsibilities from time to time.

(12)	I (we) represent that I (we) and each beneficial owner of the me (us), am (are) (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and do not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(13)

I (we) represent that I (we) am (are) not, and no beneficial owner of me (us) is, a senior foreign political figure,[1] an immediate family member of a senior foreign political figure[2] or a close associate of a senior foreign political figure.[3]

(14)	I (we) represent that the funds to be invested in the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(15)	I (we) am (are) acquiring the Units for which I (we) has (have) subscribed for my (our) own account, as principal, for investment and not with a view to the resale or distribution of all or a portion of such Units or, if I (we) am (are) an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners (“Owners”), I (we) agree that the representations made in items (10)–(14) herein are made by me (us) on behalf of and with respect to both me (us) and all such Owners.

(16)	I (we) acknowledge that, if, following my (our) investment in the Trust, the Trust or the Managing Owner reasonably believes that I (we) am (are) a Prohibited Investor or have otherwise breached my (our) representations and covenants hereunder, the Trust may be obligated to freeze my (our) investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or my (our) investment may immediately be redeemed by the Trust, and I (we) shall have no claim against the Trust or the Managing Owner for any form of damages as a result of any of the aforementioned actions.

(17)	I (we) acknowledge and agree that any redemption proceeds paid to me (us) will be paid to the same account from which my (our) investment in the Trust was originally remitted, unless the Trust agrees otherwise.

(18)	At least five (5) Business Days prior to the date of my (our) subscription, I (we) have received a copy of the final Prospectus of The Frontier Fund, including the accompanying appendices, dated February 1, 2010 (the “Prospectus”), which I (we) have consented to receive in electronic form, including in the form of a CD-ROM; or at my (our) election, in hard copy, printed form, and the Prospectus supplement, if any, accompanying the Prospectus.

By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers

[1]	A “senior foreign political figure” is defined as a official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

2.	CONSENT TO ELECTRONIC DELIVERY OF REPORTS

If you have checked the box under Item 10 of the preceding signature page, you are consenting to the delivery of periodic reports by the Trust to you electronically. These reports include:

•	annual reports that contain audited financial statements; and

•	monthly reports containing unaudited condensed financial statements.

You agree to download these reports from our website once you have notified by e-mail that they have been posted. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 10 of the preceding signature page. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Managing Owner in writing at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264. Furthermore, if your e-mail address changes, you must immediately advise the Trust at the address above.

3.	SUBSCRIBER’S CONSENT AND SUBORDINATION AGREEMENT

I (we), a Subscriber(s) who is(are) purchasing Units in the Series that is the subject of this agreement (the “Contracting Series”), agrees and consents (the “Consent”) to look solely to the assets (the “Contracting Series Assets”) of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series.

In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, “Units”), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a)	Subordination of certain claims and rights. (i) except as set forth below, the Claims and Units, if any, of the Subscriber (collectively, the “Subordinated Claims and Units”) shall be expressly subordinate and junior in right of payment to any and all other Claims against and Units in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber’s Claims (if any) against and Units (if any) in the Contracting Series shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber’s valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber’s Units, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Units in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

(b)	the Claims and Units of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c)	if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives {under section 1111(b) of the Bankruptcy Code [11 U.S.C. S 1111(b)]} any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d)

in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Units from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series

Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e)	the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

4.	STATE SUITABILITY REQUIREMENTS

All states except as listed below.

The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 or, failing that standard, have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000. In addition, the minimum aggregate purchase is $1,000, no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations or $5,000 in the case of subscribers who are residents of Texas or $1,000 in the case of subscribers who are residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations.

Higher Suitability Requirement.

The States listed below have more restrictive or additional suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, “NW” means net worth exclusive of home, home furnishings and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes).

Alabama	Investors must also have a liquid net worth of at least ten times their investment in the Trust and similar programs.

Kansas	The Office of the Kansas Securities Commissioner recommends that Kansas residents should limit their aggregate investment in the Trust and similar investments to not more than ten percent (10%) of their liquid net worth. Liquid net worth is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Kentucky	(a) $300,000 NW, or (b) $85,000 NW and $85,000 AI

Maine	(a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.

Minnesota	Must be an “accredited investor” as defined by Rule 501(a) of the Securities Act. All residents of Minnesota must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

New York	All residents of New York must also complete, notarize and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

Texas	Minimum subscription for investors is $5,000 (with a minimum subscription of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations). All residents of Texas must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW.

FOR USE WITH CLASS 1

THE FRONTIER FUND

SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated February 1, 2010. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

Existing Owner(s) of Units purchasing Units:

(i)     If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued to five (5) decimal places.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor (or otherwise an entity which holds plan assets).

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, and telephone number of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.

Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 14	To be completed and signed by the Financial Advisor (“F.A.”).

Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

THE FRONTIER FUND CLASS 1

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

The Frontier Fund

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of The Frontier Fund (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised February 1, 2010

Exhibit B

Signature Page

FOR USE WITH CLASS 1

THE FRONTIER FUND CLASS 1

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O The Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number
☐ New Subscriber(s)
☐ Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar

Amount of Subscription: [THIS ITEM 3 MAY BE MODIFIED TO

REFLECT THOSE SERIES WHICH THE SELLING AGENT

FURNISHING THIS FORM IS AUTHORIZED TO SELL]

☐ Frontier Diversified Series—1	$		$
☐ Frontier Masters Series—1	$		$
☐ Frontier Long/Short Commodity Series—1a	$
☐ Frontier Dynamic Series—1	$
TOTAL

4) Social Security # — — and/or Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐ Profit Sharing* ☐ Pension* ☐ Other (specify)
*The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.
*The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6 )
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different)
Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:

11)

☐ In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

12)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

13)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐

14)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated February 1, 2010, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

15)

Broker/Dealer (Selling Agent)	F.A. Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	FA. Number
F.A. Address
(for confirmations) Street Address City		State Zip Code

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

B-8

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the Managing Owner; or

Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name

Individual Signature (if applicable)

Entity Name:

By:

Name:

Title:

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR INDIVIDUALS WHO ARE RESIDENTS OF NEW YORK ONLY)

LIMITED POWER OF ATTORNEY

If you are an individual signing the subscription agreement (the “Subscription Agreement”) of The Frontier Fund (the “Trust”) either for your own account or as a trustee on behalf of a trust, and you are signing the Subscription Agreement in the State of New York, please execute and notarize this Limited Partner of Attorney, which conforms to certain requirements mandated by New York law.

The New York Legislature recently enacted changes to Title 15 of Article 5 of the New York State General Obligations Law which require this additional document to be signed and notarized by any individual who is (i) (A) a subscriber investing for his or her own account or (B) a trustee signing the Subscription Agreement for the benefit of a trust and (ii) executing the Subscription Agreement in the State of New York on or after September 1, 2009. The limited power of attorney contained herein (this “Power of Attorney”) replaces the power of attorney contained in Section 3 of the Subscription Agreement. Initially capitalized terms used but not defined herein have the meanings ascribed to them in the Subscription Agreement.

New York State Limited Power of Attorney

The undersigned subscriber (the “Principal”) hereby irrevocably constitutes and appoints Equinox Fund Management, LLC, a Delaware limited liability company and the managing owner of the Trust and its successors and assigns (collectively, the “Agent”), as the Principal’s true and lawful attorney-in-fact, with full power of substitution, in the Principal’s name, place and stead, to (a) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (b) make, execute, sign, acknowledge, swear to, deliver, record, file and publish any documents or instruments which may be considered necessary or desirable by the Agent to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Agent of the management fees and incentive fees provided for therein.

The appointment by the Principal of the Agent as attorney-in-fact in this Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of the Principal or any delivery by the Principal of an assignment of the whole or any portion of my Units. The Principal agrees to be bound by the representations made by the Agent and by any successor thereto, acting in good faith pursuant to this Power of Attorney. In addition to this Power of Attorney, the Subscriber agree, upon the request of the Agent, to execute one or more Special Powers of Attorney to the foregoing effect, in form and substance satisfactory to the Agent, on documents separate from this Power of Attorney. In the event of any conflict between such Special Power of Attorney and this Power of Attorney or between documents filed pursuant to such Special Power of Attorney and this Power of Attorney, this Power of Attorney shall control.

The Principal hereby consents to the designation of the Agent as the “Tax Matters Partner” of the Trust and agrees the Agent may also make such tax elections as the Agent determines, in its sole discretion, are in the best interests of the Trust. The Principal hereby authorizes the Agent, as the Principal’s attorney-in-fact, to subscribe the Principal’s name to the Declaration of Trust and Trust Agreement of the Trust pursuant to this Power of Attorney.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any powers of attorney previously executed by the Principal. The Principal hereby represents and warrants to the Agent and agrees that, so long as the Principal holds an interest in the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney.

In the event of a conflict between this Power of Attorney and the Subscription Agreement, this Power of Attorney shall control. Without limiting the generality of the foregoing, the Principal further agrees that this Power of Attorney shall supersede and replace the power of attorney contained in Section 3 of the Subscription Agreement. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

CAUTIONARY LEGENDS

The following cautionary legends are required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York General Obligations Law. Accordingly, the following cautionary legends are included solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law and, except for ensuring the validity of this Power of Attorney, shall not form a part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

* * *

PRINCIPAL’S SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on the          day of                         ,         .

Signature of the Principal

(Print Name of the Principal)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

AGENT’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the Principal and the Agent sign at the same time.

I,                                                  , as an authorized person of the Agent and on behalf of the Agent, have read this Power of Attorney.

The Agent is the person identified in this Power of Attorney as the agent for the principal named in this Power of Attorney.

I, on behalf of the Agent, acknowledge the Agent’s legal responsibilities under this Power of Attorney.

EQUINOX FUND MANAGEMENT, LLC

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the

Subscription Information and Subscription Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

I (we) am (are) purchasing Class 1 Units for my (our) own account.

I (we) have received a current copy of the Prospectus.

I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:

Name of Subscriber:

Date:

FOR USE WITH CLASS 2 FEE BASED ACCOUNTS

THE FRONTIER FUND

SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated February 1, 2010. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

Existing Owner(s) of Units purchasing Units:

(iii)     If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(iv) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued to five (5) decimal places.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor.

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, telephone number, and e-mail address of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.

Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 14	To be completed and signed by the Financial Advisor (“F.A.”).

Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

THE FRONTIER FUND CLASS 2

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

The Frontier Fund

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of The Frontier Fund (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised February 1, 2010 Exhibit B Signature Page	THE FRONTIER FUND CLASS 2 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ REVERSE SIDE BEFORE SIGNING	FOR USE WITH CLASS 2 FEE BASED ACCOUNTS

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O The Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number
☐ New Subscriber(s)
☐ Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription: [THIS ITEM 3 MAY BE MODIFIED TO REFLECT THOSE SERIES WHICH THE SELLING AGENT FURNISHING THIS FORM IS AUTHORIZED TO SELL]
☐ Frontier Diversified Series-2	$
☐ Frontier Masters Series-2	$
☐ Frontier Long/Short Commodity Series-2a	$
☐ Frontier Dynamic Series-2	$

TOTAL

4) Social Security # — — and/or		Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐ Profit Sharing* ☐ Pension* ☐ Other (specify)

            *The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

            *The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6)
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:

11)

☐ In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

12)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

13)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐
14)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated February 1, 2010, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

15)

Broker/Dealer (Selling Agent)	F.A. / Registered Investment Adviser Name
(print clearly for proper credit)

F.A. Phone F.A. Fax
	F.A. Email Address Branch ID	FA. Number

F.A. Address
(for confirmations) Street Address City	State Zip Code

For office use only. Please do not write below this line                         Date Received:                     Trade Date:                 Reviewed and Validated

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the Managing Owner; or

Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name
Individual Signature (if applicable)
Entity Name:

By:

Name:

Title:

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR INDIVIDUALS WHO ARE RESIDENTS OF NEW YORK ONLY)

LIMITED POWER OF ATTORNEY

If you are an individual signing the subscription agreement (the “Subscription Agreement”) of The Frontier Fund (the “Trust”) either for your own account or as a trustee on behalf of a trust, and you are signing the Subscription Agreement in the State of New York, please execute and notarize this Limited Partner of Attorney, which conforms to certain requirements mandated by New York law.

The New York Legislature recently enacted changes to Title 15 of Article 5 of the New York State General Obligations Law which require this additional document to be signed and notarized by any individual who is (i) (A) a subscriber investing for his or her own account or (B) a trustee signing the Subscription Agreement for the benefit of a trust and (ii) executing the Subscription Agreement in the State of New York on or after September 1, 2009. The limited power of attorney contained herein (this “Power of Attorney”) replaces the power of attorney contained in Section 3 of the Subscription Agreement. Initially capitalized terms used but not defined herein have the meanings ascribed to them in the Subscription Agreement.

New York State Limited Power of Attorney

The undersigned subscriber (the “Principal”) hereby irrevocably constitutes and appoints Equinox Fund Management, LLC, a Delaware limited liability company and the managing owner of the Trust and its successors and assigns (collectively, the “Agent”), as the Principal’s true and lawful attorney-in-fact, with full power of substitution, in the Principal’s name, place and stead, to (a) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (b) make, execute, sign, acknowledge, swear to, deliver, record, file and publish any documents or instruments which may be considered necessary or desirable by the Agent to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Agent of the management fees and incentive fees provided for therein.

The appointment by the Principal of the Agent as attorney-in-fact in this Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of the Principal or any delivery by the Principal of an assignment of the whole or any portion of my Units. The Principal agrees to be bound by the representations made by the Agent and by any successor thereto, acting in good faith pursuant to this Power of Attorney. In addition to this Power of Attorney, the Subscriber agree, upon the request of the Agent, to execute one or more Special Powers of Attorney to the foregoing effect, in form and substance satisfactory to the Agent, on documents separate from this Power of Attorney. In the event of any conflict between such Special Power of Attorney and this Power of Attorney or between documents filed pursuant to such Special Power of Attorney and this Power of Attorney, this Power of Attorney shall control.

The Principal hereby consents to the designation of the Agent as the “Tax Matters Partner” of the Trust and agrees the Agent may also make such tax elections as the Agent determines, in its sole discretion, are in the best interests of the Trust. The Principal hereby authorizes the Agent, as the Principal’s attorney-in-fact, to subscribe the Principal’s name to the Declaration of Trust and Trust Agreement of the Trust pursuant to this Power of Attorney.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any powers of attorney previously executed by the Principal. The Principal hereby represents and warrants to the Agent and agrees that, so long as the Principal holds an interest in the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney.

In the event of a conflict between this Power of Attorney and the Subscription Agreement, this Power of Attorney shall control. Without limiting the generality of the foregoing, the Principal further agrees that this Power of Attorney shall supersede and replace the power of attorney contained in Section 3 of the Subscription Agreement. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

CAUTIONARY LEGENDS

The following cautionary legends are required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York General Obligations Law. Accordingly, the following cautionary legends are included solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law and, except for ensuring the validity of this Power of Attorney, shall not form a part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

* * *

PRINCIPAL’S SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on the          day of                         ,         .

Signature of the Principal

(Print Name of the Principal)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

AGENT’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the Principal and the Agent sign at the same time.

I,                                                  , as an authorized person of the Agent and on behalf of the Agent, have read this Power of Attorney.

The Agent is the person identified in this Power of Attorney as the agent for the principal named in this Power of Attorney.

I, on behalf of the Agent, acknowledge the Agent’s legal responsibilities under this Power of Attorney.

EQUINOX FUND MANAGEMENT, LLC

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the

Subscription Information and Subscription Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

I (we) am (are) purchasing Class 2 Units for my (our) own account.

I (we) have received a current copy of the Prospectus.

I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:

Name of Subscriber:

Date:

EXHIBIT C

EXCHANGE REQUEST FOR

CLASS 1 UNITS OF BENEFICIAL INTEREST

To:	THE FRONTIER FUND	20
	c/o Equinox Fund Management, LLC	(Please date	)
	1660 Lincoln Street, Suite 100
	Denver, Colorado 80264

Dear Sir/Madam:	B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (✓) Series to be Purchased Upon Exchange*:
$/Units or All Units of – Frontier Diversified Series – 1	Frontier Diversified Series – 1
$/Units or All Units of – Frontier Masters Series – 1	Frontier Masters Series – 1
$/Units or All Units of – Frontier Long/Short Commodity Series – 1a	Frontier Long/Short Commodity Series – 1a
$/Units or All Units of – Frontier Dynamic Series – 1	Frontier Dynamic Series – 1
$/Units or All Units of – Balanced Series – 1
$/Units or All Units of – Balanced Series – 1a Balanced Series - 1a (for MA, MI, OH residents only)
$/Units or All Units of – Campbell/Graham/Tiverton Series – 1
$/Units or All Units of – Winton/Graham Series – 1
$/Units or All Units of – Winton Series – 1
$/Units or All Units of – Currency Series – 1
$/Units or All Units of – Long Only Commodity Series – 1
$/Units or All Units of – Frontier Long/Short Commodity Series – 1
$/Units or All Units of – Managed Futures Index Series – 1

(Specify number of $ / Units / % to be exchanged; if no dollar amount, number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to exchange ALL of your units.)

*	If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.

Type or Print Full Registration Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker-Dealer / Selling Agent	FA Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

For office use only. Please do not write below this line         Date Received:         Trade Date:         Reviewed and Validated:

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for The Frontier Fund dated February 1, 2010. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units which are being purchased in connection with this Exchange Request. I hereby acknowledge that by exchanging my Units for Units of another Series, the Units purchased by me in the exchange will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to my redeemed (exchanged out of) Units, which could result in additional service fee charges that I would not have borne if I had not exchanged my Units. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

FOR USE WITH CLASS 2 WRAP ACCOUNTS	EXCHANGE REQUEST FOR CLASS 2 UNITS OF BENEFICIAL INTEREST

To:	THE FRONTIER FUND	20
	c/o Equinox Fund Management, LLC	(Please date	)
	1660 Lincoln Street, Suite 100
	Denver, Colorado 80264

Dear Sir/Madam:	B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (✓) Series to be Purchased Upon Exchange*:
$/Units or All Units of – Frontier Diversified Series – 2	Frontier Diversified Series – 2
$/Units or All Units of – Frontier Masters Series – 2	Frontier Masters Series – 2
$/Units or All Units of – Frontier Long/Short Commodity Series – 2a	Frontier Long/Short Commodity Series – 2a
$/Units or All Units of – Frontier Dynamic Series – 2	Frontier Dynamic Series – 2
$/Units or All Units of – Balanced Series – 2a (Balanced Series - 1a for MA, MI, OH residents only)
$/Units or All Units of – Campbell/Graham/Tiverton Series – 2
$/Units or All Units of – Winton/Graham Series – 2
$/Units or All Units of – Winton Series – 2
$/Units or All Units of – Currency Series – 2
$/Units or All Units of – Long Only Commodity Series – 2
$/Units or All Units of – Frontier Long/Short Commodity Series – 2
$/Units or All Units of – Managed Futures Index Series – 2

(Specify number of $ / Units / % to be exchanged; if no dollar amount, number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to exchange ALL of your units.)

*	If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.

Type or Print Full Registration Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker-Dealer / Selling Agent	FA / Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S): SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for The Frontier Fund dated February 1, 2010. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units which are being purchased in connection with this Exchange Request. I hereby acknowledge that by exchanging my Units for Units of another Series, the Units purchased by me in the exchange will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to my redeemed (exchanged out of) Units, which could result in additional service fee charges that I would not have borne if I had not exchanged my Units. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

EXHIBIT D

THE FRONTIER FUND

CLASS 1 UNITS REQUEST FOR REDEMPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

Dear Sir/Madam: B/D Investor Account #:

Please accept my request for redemption from the indicated Frontier Fund Series.

$ / Units / % in Frontier Diversified Series-1	$ / Units / % in Campbell/Graham/Tiverton Series-1

$ / Units / % in Frontier Masters Series-1	$ / Units / % in Winton/Graham Series-1

$ / Units / % in Frontier Long/Short Commodity Series-1a	$ / Units / % in Winton Series-1

$ / Units / % in Frontier Dynamic Series-1	$ / Units / % in Currency Series-1

$ / Units / % in Balanced Series-1	$ / Units / % in Long Only Commodity Series-1

$ / Units / % in Balanced Series-1a (MA, MI, OH residents only)	$ / Units / % in Frontier Long/Short Commodity Series-1

$ / Units / % in Managed Futures Index Series-1

(Specify number of $ / Units / % to be redeemed in each Series; if no dollar amount or number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to redeem ALL of your Units.)

Type or Print Current Account Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA Name	Branch ID	FA Number

SIGNATURE(S): SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAY AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

☐     IRA                  ☐  Individual/Joint

☐    Corporation      ☐  Trust

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated February 1, 2010.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner no later than 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”). I understand if I am redeeming all or a portion of my Units in the Class 1 of any Series during the first twelve (12) months following the effective date of their purchase, I will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are being redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which I purchased such Units. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

EXHIBIT D

THE FRONTIER FUND

CLASS 2 UNITS REQUEST FOR REDEMPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

Dear Sir/Madam: B/D Investor Account #:

Please accept my request for redemption from the indicated Frontier Fund Series.

$ / Units / % in Frontier Diversified Series-2	$ / Units / % in Campbell/Graham/Tiverton Series-2

$ / Units / % in Frontier Masters Series-2	$ / Units / % in Winton/Graham Series-2

$ / Units / % in Frontier Long/Short Commodity Series-2a	$ / Units / % in Winton Series-2

$ / Units / % in Frontier Dynamic Series-2	$ / Units / % in Currency Series-2

$ / Units / % in Balanced Series-2	$ / Units / % in Long Only Commodity Series-2

$ / Units / % in Balanced Series-2a (MA, MI, OH residents only)	$ / Units / % in Frontier Long/Short Commodity Series-2

$ / Units / % in Managed Futures Index Series-2

Type or Print Full Registration Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA / Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S) : SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAY AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line Date Received: Trade Date: Reviewed and Validated:

☐     IRA                  ☐   Individual/Joint

☐    Corporation      ☐   Trust

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated February 2, 2010.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner no later than 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”).

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

EXHIBIT E

THE FRONTIER FUND CLASS 1

REQUEST FOR ADDITIONAL SUBSCRIPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:
$ in Frontier Diversified Series-1	$ in Frontier Long/Short Commodity Series-1a

$ in Frontier Masters Series-1	$ in Frontier Dynamic Series-1

Total

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID

Street (if different)	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S): SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

E-1

THE FRONTIER FUND CLASS 2

REQUEST FOR ADDITIONAL SUBSCRIPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:
$ in Frontier Diversified Series-2	$ in Frontier Long/Short Commodity Series-2a

$ in Frontier Masters Series-2	$ in Frontier Dynamic Series-2

Total

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID

Street (if different)	City	State	Zip Code

Selling Firm	FA / Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S): SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

E-2

EXHIBIT F

THE FRONTIER FUND

CLASS 1 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of the amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of The Frontier Fund (the “Trust”), Equinox Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION

Full Registration Name Account number:
Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:

☐ Frontier Diversified Series-1	$/Units/%	☐ Balanced Series-1	$/Units/%	☐ Winton Series -1	$/Units/%
☐ Frontier Masters Series-1	$/Units/%	☐ Balanced Series-1a (MA, MI, OH residents only)	$/Units/%	☐ Currency Series -1	$/Units/%
☐ Frontier Long/Short Commodity Series-1a	$/Units/%	☐ Campbell/Graham/Tiverton Series -1	$/Units/%	☐ Long Only Series -1	$/Units/%
☐ Frontier Dynamic Series-1	$/Units/%	☐ Winton/Graham Series -1	$/Units/%	☐ Frontier Long/Short Commodity Series -1	$/Units/%
				☐ Managed Futures Index Series -1	$/Units/%

Current F.A. Name                                                                                 Branch ID                                 FA. Number

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

        ☐ Change of Financial Advisor          ☐ Re-registration          ☐ Death**          ☐ Gift          ☐ Account change          ☐ Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

Signature Guaranteed by:             DATE

(Not necessary if only changing Financial Advisor)

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investor Signature	Date
Current Joint Investor Signature	Date
Custodian Signature	Date
Current Selling Firm Signature	Date

NEW ACCOUNT INFORMATION                    ☐ New Subscriber(s)                ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

Account Number	Social Security # — — and/or
Taxpayer ID#

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber _________________________________________________________________________________________________________
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Mailing Address _____________________________________________________________________________________________________________________
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

Taxable Investors (check one): As you want it to appear in the partnership record (check one)
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Trust	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth	☐ Defined Benefit ☐ Profit Sharing	☐ Pension	☐ Other (specify)

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investor Signature	Date
Custodian Signature	Date
New Joint Investor Signature	Date

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Broker Dealer New F.A. Name (print clearly for proper credit) F.A. Signature
F.A. Phone F.A. Fax F.A. Email Address Branch ID FA. Number
F.A. Address (for confirmations) Street Address City State Zip Code

For office use only. Please do not write below this line                 Date Received:                  Trade Date:                     Reviewed and Validated:

F-1

**The Original Form must be Completed Entirely and Returned to Equinox Fund Management, LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a) the written consent of the Managing Owner to such substitution is obtained;

(b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d) upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

F-2

THE FRONTIER FUND

CLASS 2 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of the amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of The Frontier Fund (the “Trust”), Equinox Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION

Full Registration Name                                                                                           Account number:

Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:

☐ Frontier Diversified Series-2	$/Units/%	☐ Balanced Series-2	$/Units/%	☐ Winton Series -2	$/Units/%
☐ Frontier Masters Series--2	$/Units/%	☐ Balanced Series-2 (MA, MI, OH residents only)	$/Units/%	☐ Currency Series -2	$/Units/%
☐ Frontier Long/Short Commodity Series-2a	$/Units/%	☐ Campbell/Graham/Tiverton Series -2	$/Units/%	☐ Long Only Series -2	$/Units/%
☐ Frontier Dynamic Series-2	$/Units/%	☐ Winton/Graham Series -2	$/Units/%	☐ Frontier Long/Short Commodity Series -2	$/Units/%
				☐ Managed Futures Index Series -2	$/Units/%

Current F.A. Name	Branch ID	FA. Number

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

        ☐ Change of Financial Advisor        ☐ Re-registration         ☐ Death**         ☐ Gift         ☐ Account change         ☐ Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

Signature Guaranteed by:        DATE

(Not necessary if only changing Financial Advisor)

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investor Signature	Date
Current Joint Investor Signature	Date
Custodian Signature	Date
Current Selling Firm Signature	Date

NEW ACCOUNT INFORMATION                    ☐ New Subscriber(s)                        ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

Account Number	Social Security # — — and/or
Taxpayer ID#

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber ____________________________________________________________________________________________________________
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Mailing Address ________________________________________________________________________________________________________________________
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

Taxable Investors (check one): As you want it to appear in the partnership record (check one)
☐ Individual Ownership	☐Tenants in Common/Entirety	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Trust	☐ Corporation
Non-Taxable Investors (check one)

☐ IRA/SEP/Roth	☐ Defined Benefit	☐ Profit Sharing	☐ Pension	☐ Other (specify)

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investor Signature	Date	New Joint Investor Signature Date
Custodian Signature	Date

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Broker Dealer	New F.A. /Registered Investment Adviser Name (print clearly for proper credit)	F.A. Signature

F.A. Phone F.A. Fax F.A. Email Address Branch ID FA. Number

F.A. Address (for confirmations) Street Address City State Zip Code

For office use only. Please do not write below this line Date Received: Trade Date: Reviewed and Validated:

F-3

**The Original Form must be Completed Entirely and Returned to Equinox Fund Management, LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a)	the written consent of the Managing Owner to such substitution is obtained;

(b)    a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(c)    the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d)    upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

F-4

EXHIBIT G

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by The Frontier Fund (the “Trust”) and Equinox Fund Management, LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Trust who are natural persons:

•	Information provided in the Subscription Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Trust or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Trust by such an investor in the Subscription Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, Clearing Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the former Limited Owners.

For questions about this privacy policy, please contact the Trust.

G-1

Until                         , 2010 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a Prospectus. This requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

THE FRONTIER FUND

The date of this Part II is February 1, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the offering are as follows:

Description	Amount
Securities and Exchange Commission filing fee	$105,782.02
FINRA filing fee	$75,500
Printing	$913,412.07
Legal fees and expenses	$1,150,385.90
Accounting fees	$844,718.64
Blue Sky registration fees and expenses	$698,834.60
Total	$3,788,633.23

The Managing Owner is responsible for the payment of all of the ordinary expenses associated with the offering of each Series of Units (including those set forth in the table above), except for the initial service fee, if any, and no Series will be required to reimburse these expenses.

Item 14.	Indemnification of Directors and Officers.

Reference is made to Section 4.6 of Article IV at page 18 of the Registrant’s Amended and Restated Declaration of Trust and Trust Agreement dated April 21, 2009, annexed to the Prospectus as Exhibit A, which provides for indemnification of the Managing Owner and Affiliates of the Managing Owner under certain circumstances.

Item 15.	Recent Sales of Unregistered Securities.

The following table provides information regarding the sale of unregistered Units by the Registrant within the past three years. The number of Units listed below for each transaction is the aggregate number of Units in the particular Series of the Trust purchased in such transaction. The consideration listed below for each transaction is, except as otherwise noted, the aggregate amount of cash paid for the Units purchased. For each transaction reported below, the price per Unit was the Net Asset Value per Unit at the time of the transaction and the Managing Owner of the Trust was the purchaser of the Units. No underwriting discount or sales commission was paid or received with respect to any of the transactions reported below. The Registrant claims an exemption from registration for each of the transactions listed below under Section 4(2) of the Securities Act of 1933, as amended, as a sale by an issuer not involving a public offering.

Series	Date	Units	Consideration
Frontier Diversified Series-1	June 8, 2009	275.00000		$27,500
Frontier Diversified Series-2	June 8, 2009 September 29, 2009 December 30, 2009	275.00000 1,506.90580 3,779.8183	$ $ $	27,500 150,000 370,000
Frontier Masters Series-1	June 8, 2009	275.00000		$27,500
Frontier Masters Series-2	June 8, 2009 September 29, 2009 December 30, 2009	275.00000 152.15850 1,778.3933	$ $ $	27,500 15,000 170,000
Frontier Dynamic Series-1	June 8, 2009	275.00000		$27,500

Frontier Dynamic Series-2	June 8, 2009	275.00000		$27,500
Frontier Long/Short Commodity Series-2	March 29, 2007 June 27, 2007 October 25, 2007 September 20, 2008* November 17, 2008	287.26255 771.15259 9.49316 1,924.14753 108.40	$ $ $ $ $	30,000 80,000 1,000 217,000 140,000
Frontier Long/Short Commodity Series-1a	June 8, 2009	275.00000		$27,500
Frontier Long/Short Commodity Series-2a	June 8, 2009	275.00000		$27,500
Balanced Series-2	June 27, 2007* June 27, 2007* October 25, 2007* October 25, 2007* March 12, 2009	8,536.42754 3,414.57101 4,487.70154 2,692.62092 3,175.75246	$ $ $ $ $	1,000,000 400,000 500,000 300,000 460,000
Balanced Series-2a	March 29,2007 November 17, 2008 December 30, 2008 March 12, 2009 June 8, 2009	323.80405 115.71 82.1960 162.3875 82.54888	$ $ $ $ $	30,000 10,000 10,000 20,000 10,000
Winton Series-2	March 29, 2007	4,209.92864		$410,000
Currency Series-2	June 27, 2007* June 27, 2007* November 17, 2008 November 17, 2008*	4,412.35667 4,412.35667 109.03 109.03	$ $ $ $	500,000 500,000 300,000 300,000
Long Only Commodity Series-2	March 29, 2007 December 30, 2008	988.21907 1,838.8356	$ $	100,000 200,000
Managed Futures Index Series-2	April 30, 2007 October 25, 2007* November 17, 2008 May 5, 2009	320.25726 1,991.30952 132.40 1582.13668	$ $ $ $	30,000 200,000 300,000 200,000
*	Each of the transactions identified by an asterisk involved an exchange of Units of one Series for Units of another Series. In each such exchange, the number of Units exchanged was based upon the then-current Net Asset Value per Unit of the applicable Series.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

1.1	Form of Selling Agent Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents

1.2	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents**

1.3	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.4	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.5	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.6	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.7	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.8	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents*****

1.9	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents*****

1.10	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agent

4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)

4.2	Form of Subscription Agreement (annexed to the Prospectus as Exhibit B)

4.3	Form of Exchange Request (annexed to the Prospectus as Exhibit C)

4.4	Form of Request for Redemption (annexed to the Prospectus as Exhibit D)

4.5	Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)

4.6	Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)

4.7	Form of Privacy Notice (annexed to the Prospectus as Exhibit G)

5.1	Opinion of Arnold & Porter LLP as to legality

5.2	Opinion of Richards, Layton & Finger as to legality and inter-Series liability

8.1	Opinion of Arnold & Porter LLP as to income tax matters

10.1	Form of Amended and Restated Escrow Agreement among the Registrant, Equinox Fund Management, LLC, Bornhoft Group Securities Corporation and the U.S. Bank National Association, Denver Colorado*****

10.2	Form of Brokerage Agreement between each Trading Company and UBS Securities, LLC*

10.21	Form of Brokerage Agreement between each Trading Company and Banc of America Futures Incorporated*

10.22	Form of Brokerage Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London**

10.23	Form of Brokerage Agreement between each Trading Company and Man Financial Inc. ***

10.24	Form of Amendment Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London***

10.25	Form of Brokerage Agreement between each Trading Company and Fimat USA, LLC+

10.26	Form of Guaranty made by The Frontier Fund, in favor of UBS Securities, LLC +++

10.3	Form of Advisory Agreement among the Registrant, the Trading Company, Equinox Fund Management, LLC, and each Trading Advisor

10.31	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Long Only Commodity Series of the Registrant***

10.32	Form of License Agreement among Jefferies Financial Products, LLC, Reuters America LLC, the Registrant and Equinox Fund Management, LLC***

10.33	Form of License Agreement among Jefferies Financial Products, the Registrant and Equinox Fund Management, LLC***

10.34	Form of Guaranty made by Jefferies Group, Inc. in favor of Frontier Trading Company VIII, LLC***

10.35	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Currency Series of the Registrant***

10.36	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Managed Futures Index Series of the Registrant***

10.37	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Balanced Series of the Registrant ++

10.38	Form of Advisory Agreement between the Trading Company and certain Trading Advisors*****

10.4	Form of Cash Management Agreement between Equinox Fund Management, LLC and Merrill Lynch**

10.41	Form of Cash Management Agreement between Equinox Fund Management, LLC and STW Fixed Income Management Ltd.***

10.5	Form of single-member limited liability company operating agreement governing each Trading Company***

10.51	Form of amended and restated limited liability company operating agreement+++

10.52	Form of third amended and restated limited liability company agreement*****

10.53	Form of Lower Tier Trading Company limited liability company agreement*****

23.1	The consent of Arnold & Porter LLP is included as part of the Registration Statement

23.2	The tax consent of Arnold & Porter LLP is included as part of the Registration Statement

23.3	The consent of McGladrey & Pullen, LLP is included as part of the Registration Statement

23.4	The consent of McGladrey & Pullen, LLP is included as part of the Registration Statement

23.5	The consent of McGladrey & Pullen, LLP is included as part of the Registration Statement

*	Previously filed as like-numbered exhibit to the initial filing or the first, second, third or fourth pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-108397 and incorporated by reference herein.
**	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-119596 and incorporated by reference herein.
***	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first post-effective amendment to Registration Statement No. 333-129701 and incorporated by reference herein.
****	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first, second or fifth post-effective amendment to Registration Statement No. 333-140240 and incorporated by reference herein.
*****	Previously filed as like-numbered exhibit to the initial filing or the first post-effective amendment to Registration Statement No. 333-155800 and incorporated by reference herein.
+	Previously filed as like-numbered exhibit to Form 10-Q for the period ended September 30, 2007.
++	Previously filed as like-numbered exhibit to Form 10-Q for the period ended June 30, 2008.
+++	Previously filed as like-numbered exhibit on Form 10-Q for the period ended September 30, 2009.

+++	Previously filed as like-numbered exhibit to Form 10-Q for the period ended September 30, 2009.

(b) The following financial statements are included in the Prospectus:

1.	The Frontier Fund

(i)	Statements of Financial Condition, September 30, 2009 (Unaudited) and December 31, 2008

(ii)	Condensed Schedule of Investments as of September 30, 2009 (Unaudited) and December 31, 2008

(iii)	Statements of Operations for the Three and Nine Months Ended September 30, 2009 and 2008 (Unaudited)

(iv)	Statements of Changes in Owners’ Capital for the Nine Months Ended September 30, 2009 (Unaudited)

(v)	Report of Independent Registered Public Accounting Firm

(vi)	Statements of Financial Condition as of December 31, 2008 and 2007

(vii)	Condensed Schedule of Investments as of December 31, 2008

(viii)	Condensed Schedule of Investments as of December 31, 2007

(ix)	Statements of Operations For the Years Ended December 31, 2008, 2007 and 2006

(x)	Statements of Changes in Owners’ Capital for the years ended December 31, 2008, 2007 and 2006

(xi)	Notes to Financial Statements as of December 31, 2008, and December 31, 2007

2.	EQUINOX FUND MANAGEMENT, LLC

(i)	Statements of Financial Condition as of September 30, 2008 (Unaudited) and December 31, 2008

(ii)	Notes to Financial Statements (Unaudited)

(iii)	Report of Independent Registered Public Accounting Firm

(iv)	Statements of Financial Condition as of December 31, 2008 and 2007

(v)	Notes to Statements of Financial Condition as of December 31, 2008 and 2007

3.	TRADING COMPANIES OF THE FRONTIER FUND

(i)	Report of Independent Registered Public Accounting Firm

(ii)	Statements of Financial Condition as of December 31, 2008 and 2007

(iii)	Condensed Schedule of Investments as of December 31, 2008

(iv)	Condensed Schedule of Investments as of December 31, 2007

(v)	Statements of Operations for the Years Ended December 31, 2008, 2007 and 2006

(vi)	Statements of Changes in Members’ Equity for the Years Ended December 31, 2008, 2007 and 2006

(vii)	Notes to Financial Statements

All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

Item 17.	Undertakings.

Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (d) that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use; and (e) that, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Act may be permitted to the Managing Owner of Registrant, including its directors, officers and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the Managing Owner under the Declaration of Trust and Trust Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 1st day of February, 2010.

THE FRONTIER FUND

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 1, 2010

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	February 1, 2010

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 1, 2010

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 1, 2010

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 1, 2010

/s/ AJAY R. DRAVID Ajay R. Dravid	Member of Executive Committee	February 1, 2010

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 1st day of February, 2010.

FRONTIER DIVERSIFIED SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 1, 2010

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	February 1, 2010

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 1, 2010

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 1, 2010

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 1, 2010

/s/ AJAY R. DRAVID Ajay R. Dravid	Member of Executive Committee	February 1, 2010

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 1st day of February, 2010.

FRONTIER DYNAMIC SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 1, 2010

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	February 1, 2010

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 1, 2010

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 1, 2010

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 1, 2010

/s/ AJAY R. DRAVID Ajay R. Dravid	Member of Executive Committee	February 1, 2010

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 1st day of February, 2010.

FRONTIER LONG/SHORT COMMODITY SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 1, 2010

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	February 1, 2010

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 1, 2010

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 1, 2010

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 1, 2010

/s/ AJAY R. DRAVID Ajay R. Dravid	Member of Executive Committee	February 1, 2010

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 1st day of February, 2010.

FRONTIER MASTERS SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 1, 2010

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	February 1, 2010

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 1, 2010

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 1, 2010

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 1, 2010

/s/ AJAY R. DRAVID Ajay R. Dravid	Member of Executive Committee	February 1, 2010

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)